As filed with the Securities and Exchange Commission on January 8, 2010
Registration No. 333-163620
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OVERTURE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	6311	98-0576724
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Maples Corporate Services Limited
Ugland House, Grand Cayman   KY1-1104, Cayman Islands
(646) 736-1376
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
1133 Avenue of the Americas
Suite 3100
New York, New York 10036-6710
Telephone: (212) 299-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Kathleen L. Cerveny, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, NY 10017 (212) 370-1300 (212) 370-7889 — Facsimile	John F. W. Hunt
Chief Executive Officer
Overture Acquisition Corp.
c/o Maples Corporate Services
Limited
PO Box 309
Ugland House
Grand Cayman KY1-1104
Cayman Islands
(646) 736-1376
(646) 224-8971 — Facsimile	Ira J. Schacter, Esq. Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 (212) 504-6000 (212) 504-6666 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the Master Agreement described in the included proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price Per Security	Offering Price	Fee(2)
Ordinary Shares, par value $0.0001 per share	19,380,000	$9.96(3)	$193,024,800	$10,770.79
Warrants exercisable for one Ordinary Share par value $0.0001 per share	19,380,000	$0.22(4)	$4,263,600	$237.91
Total		—	$197,288,400	$11,008.70 (5)

(1)	In accordance with Rule 416, Ordinary Shares offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution pursuant to stock splits, stock dividends or similar transactions.

(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.

(3)	Estimated pursuant to Rule 457(f)(1) solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices of the Ordinary Shares, par value $0.0001 per share, of Overture Acquisition Corp. on the NYSE Amex on December 8, 2009.

(4)	Estimated pursuant to Rule 457(f)(1) solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices of the of the warrants exercisable for Ordinary Shares, par value $0.0001 per share, of Overture Acquisition Corp. on the NYSE Amex on December 4, 2009.

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO AMENDMENT AND COMPLETION, DATED JANUARY 8, 2010

OVERTURE ACQUISITION CORP.
c/o Maples Corporate Services Limited
Ugland House
Grand Cayman, KY1-1104
Cayman Islands

To the Shareholders and Warrantholders of Overture Acquisition Corp.:

You are cordially invited to attend the extraordinary general meeting of the shareholders of Overture Acquisition Corp. (the “Company”) at 10:00 a.m., Eastern time, and special meeting of the warrantholders of the Company at 10:30 a.m., Eastern time, on January 27, 2010, at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, New York 10017.

The Company is pleased to report that our Board of Directors has approved the Master Agreement dated December 10, 2009 (the “Master Agreement”) by and among the Company, Overture Re Holdings Ltd., the Company’s newly formed, wholly owned Bermuda holding company (“Overture Re Holdings”), Jefferson National Financial Corp., a Delaware corporation (“JNF”), Jefferson National Life Insurance Company, a Texas insurance company and a wholly owned subsidiary of JNF (“JNL”), and JNL Bermuda LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of JNL (“JNL Bermuda”), JNF Asset Management LLC, a Delaware limited liability company (“JNFAM”) and the founders of the Company (the “Founders”) pursuant to which, among other things, following a future closing and amalgamation (term for merger under Bermuda law) with JNL Bermuda, Overture Re Ltd., a to-be-formed wholly owned Bermuda subsidiary of Overture Re Holdings (“Overture Re”) will reinsure blocks of annuities and acquire a portfolio of securities, among other things, in consideration for up to $120,000,000 and Overture Re will be a long term reinsurer domiciled in Bermuda.

At the extraordinary general meeting of the Company’s shareholders (the “Extraordinary General Meeting”), the Company’s shareholders will be asked to consider and vote on proposals: (i) to approve a business combination and the transactions contemplated by the Master Agreement (the “Transaction”) which, among other things, provides for the amalgamation of JNL Bermuda and Overture Re, pursuant to which the amalgamated company shall be a long term reinsurer domiciled in Bermuda (the “Business Combination” and the proposal, the “Business Combination Proposal”); (ii) to approve by special resolution the change of name of the Company from “Overture Acquisition Corp.” to “Overture Capital Corp.” (the “Name Change Proposal”); (iii) to approve by special resolution an amendment to the Company’s amended and restated memorandum and articles of association (the “Articles”) to add provisions to allow the Company to repurchase its own ordinary shares (“Ordinary Shares”) without shareholder approval in certain limited circumstances (the “Repurchase Amendment Proposal”); (iv) to approve by special resolution an amendment to the Articles to eliminate the staggered board provision in the Articles (the “Staggered Board Elimination Proposal”; (v) to approve the repurchase by the Company of the Ordinary Shares issued to the Company’s Founders (the “Founder Shares”) prior to the Company’s initial public offering (the “IPO”) (the “Share Repurchase Proposal”); (vi) to elect seven Directors to the Board of Directors to serve until the 2010 Annual General Meeting of Shareholders or until their successors have been duly elected or appointed and qualified (the “Board of Directors Proposal”); (vii) to approve the adoption of the 2010 Stock Incentive Plan (the “Incentive Plan Proposal”); and (viii) to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting, it appears we cannot consummate the transactions contemplated by the Master Agreement (the “Shareholder Adjournment Proposal”).

At the special meeting of the Company’s warrantholders (the “Special Meeting of Warrantholders”), warrantholders will be asked to consider and vote upon a proposal to amend the terms of the warrant agreement governing the Company’s 15,000,000 warrants issued in its IPO (the “Public Warrants”) and the 4,380,000 warrants issued to the Company’s Founders, in a private placement immediately prior to the Company’s IPO, which we refer to as the founder warrants and, collectively with the Public Warrants, the “Company Warrants”) to provide that (i) the exercise price of our warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the Company Warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our Ordinary Shares must trade before we are able to redeem the warrants we issued in our IPO will be increased from $14.25 to $20.00 (the “Warrant Amendment Proposal”). In addition, warrantholders will be asked to approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the Special Meeting of Warrantholders it appears the Warrant Amendment Proposal will not be approved (the “Warrantholder Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement/prospectus.

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the Ordinary Shares issued in our IPO (the “Public Shares”), present and entitled to vote at the Extraordinary General Meeting or at an adjourned meeting. If the holders of 30% or more of the Public Shares vote against the Business Combination Proposal and demand that their Public Shares be redeemed for a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Company’s IPO are held, the Company will not, pursuant to the terms of its Articles, be permitted to consummate the Transaction. See the section entitled “The Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders — Redemption Rights” for additional information.

The approval of each of the Name Change Proposal, the Repurchase Amendment Proposal, and the Staggered Board Elimination Proposal requires the affirmative vote of not less than two-thirds of the votes cast by such shareholders as being entitled to do so, voting in person or by proxy at the Extraordinary General Meeting. Pursuant to the Company’s Articles, the Name Change Proposal, the Repurchase Amendment Proposal and the Staggered Board Elimination Proposal cannot be approved at an adjourned meeting.

The approval of each of the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal and the Shareholder Adjournment Proposal requires the affirmative vote of a majority of the shareholders as being entitled to do so, voting in person or by proxy at the Extraordinary General Meeting or at an adjourned meeting.

After careful consideration, the Board of Directors of the Company has unanimously approved the Master Agreement and the Transaction and recommends that shareholders vote or give instruction to vote “FOR” the approval of the Business Combination Proposal, “FOR” the Name Change Proposal, “FOR” the Repurchase Amendment Proposal, “FOR” the Staggered Board Elimination Proposal, “FOR” the “Share Repurchase Proposal, “FOR” each of the nominees in the Board of Directors Proposal, “FOR” the Incentive Plan Proposal and, if required, “FOR” the Shareholder Adjournment Proposal to be presented at the Extraordinary General Meeting of Shareholders.

In connection with the closing of the Transaction, JNL has agreed to, on the Closing Date, beneficially own or have commitments to acquire up to 24.5% of the Company’s Ordinary Shares, taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement, in (i) open market purchases (the “Open Market Purchases”) prior to the record date (the “Record Date”) of the Extraordinary General Meeting, (ii) in privately negotiated share purchase transactions (the “JNL Private Share Purchases”) with record holders of the Company’s Ordinary Shares subsequent to the Record Date but prior to the Extraordinary General Meeting, and/or (iii) through the purchase of such number of Ordinary Shares from the Company in a private placement, not to exceed 19.9% of the Ordinary Shares (collectively, the “Share Issuance”) such that it will on the Closing Date beneficially own or have commitments to acquire in the aggregate 24.5% of the Company’s Ordinary Shares outstanding as of the closing date of the Transaction (the “Closing Date”). Accordingly, upon consummation of the Transaction, JNL will hold approximately 24.5% of the Company’s Ordinary Shares taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement.

Abstentions, while considered present for the purposes of establishing a quorum at the Extraordinary General Meeting, will have no effect on the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal or the Shareholder Adjournment Proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the

Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal or the Shareholder Adjournment Proposal.

Abstentions are considered present for purposes of establishing a quorum at the Special Meeting but will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal. A broker non-vote, while considered present for purposes of establishing a quorum, will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal.

You may vote against the Transaction and elect to have the Company redeem your Public Shares for a pro rata portion of the trust account into which a substantial portion of the net proceeds of the Company’s initial public offering were deposited. You should be aware that because the Company’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares other than from holders who have voted against the Business Combination Proposal and demanded that their Public Shares be redeemed for cash or that the Company may seek to amend the Warrant Agreement, each holder of Public Shares at the time of the Transaction who purchased shares in the IPO may bring securities law claims against the Company for rescission or damages. No appraisal rights are available under the Companies Law (2009 Revision) of the Cayman Islands to the shareholders of the Company in connection with the proposed Transaction.

Pursuant to the Master Agreement, the Company has agreed to repurchase from the Founders of the Company 3,750,000 Founder Shares that the Founders purchased prior the Company’s IPO.

In consideration of the repurchase of such Founder Shares at their initial purchase price of $0.006 per share, or an aggregate of $25,000, the Founders will receive (i) Class A warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $75.00 per share, subject to a floating strike price adjustment, and (ii) Class B warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $125.00 per share, subject to a floating strike price adjustment, and (iii) the right to the issuance of 2,812,500 of the Company’s Ordinary Shares issuable in three equal tranches in the event the volume weighted average price of the Company’s Ordinary Shares for any ten days during a 30 day period equals or exceeds $12, $16 and $20, respectively.

Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of a majority of the Company Warrants outstanding as of the record date for the Special Meeting of Warrantholders. The approval of the Warrantholder Adjournment Proposal requires the affirmative vote of a majority of the Company Warrants issued and outstanding as of the record date voted at the Special Meeting of Warrantholders.

After careful consideration, the Board of Directors of the Company unanimously recommends that warrantholders vote or give instruction to vote “FOR” the approval of the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal to be presented at the Special Meeting of Warrantholders.

Enclosed are (i) the notice of the Special Meeting of Warrantholders, (ii) the notice of Extraordinary General Meeting of Shareholders, and (iii) a proxy statement/prospectus containing detailed information concerning the Warrant Amendment Proposal, the Warrantholder Adjournment Proposal, the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal and the Shareholder Adjournment Proposal. Whether or not you plan to attend the Special Meeting and the Extraordinary General Meeting, we urge you to read these materials carefully.

Your vote is important. Whether or not you plan to attend the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders, as the case may be, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. The Company cannot consummate the Transaction unless (i) the Warrant Amendment Proposal is approved; (ii) the Business Combination Proposal is approved and holders of no more than one share less than 30% of the Public Shares elect to vote against the Business Combination Proposal and redeem their Public Shares for a pro rata portion of the trust account; (iii) the Repurchase Amendment Proposal, the Share Repurchase Proposal, the Board of Directors Proposal and the Incentive Plan Proposal are each approved by shareholders, and (iv) the closing conditions set forth in the Master Agreement are met.

Only Company warrantholders who held Company Warrants and Company shareholders who held Ordinary Shares on January 7, 2010, the record date, will be entitled to vote at the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders, as the case may be. A signed proxy card that is returned without an indication of how to vote on a particular matter will be voted “FOR” the proposals to be presented at the Special Meeting of Warrantholders and “FOR” each proposal to be presented at the Extraordinary General Meeting of Shareholders. If your warrants or shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your warrants or shares, as the case may be, or, if you wish to attend the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders and vote in person, you must obtain a proxy from your bank or broker. If you do not submit your proxy or vote in person at the Special Meeting of Warrantholders, or, if you hold your warrants through a broker or bank and if you do not instruct your broker how to vote your warrants, or obtain a proxy from your broker or bank to vote in person at the Special Meeting of Warrantholders, it will have the same effect as a vote against the Warrant Amendment Proposal to be presented to the warrantholders, as more fully described in the attached proxy statement/prospectus. If you do not submit your proxy or vote in person at the Extraordinary General Meeting of Shareholders or, if you hold your shares through a broker or bank and if you do not instruct your broker how to vote your shares or obtain a proxy from your broker or bank to vote in person at the Extraordinary General Meeting of Shareholders, then you will have not voted in respect of your shares at the Extraordinary General Meeting of Shareholders.

The existence of the financial and personal interests of the Founders and directors of the Company may result in a conflict of interest. Pursuant to the Master Agreement, it is anticipated that Messrs. Hunt, Blazer and Lufkin will continue to serve as directors of the Company. In addition, Founders will receive warrants to purchase common stock of JNF, the parent of JNL and JNFAM, that would on a fully diluted basis represent approximately 10% of JNF. In addition, subsequent to the closing of the Transaction, the Company will be required to issue 2,812,500 Ordinary Shares to the Founders in three tranches if the average closing price of the Company’s Ordinary Shares equals or exceeds $12, $16 or $20, respectively. If the Transaction is not consummated, the 3,750,000 Founders Shares that were acquired before the Company’s IPO for an aggregate purchase price of $25,000 would be worthless because the Founders are not entitled to receive any of the proceeds of the Company’s trust account with respect to such shares. In addition, if the Transaction is not consummated, the 4,380,000 founder warrants which were purchased by the Founders for an aggregate purchase price of $4,380,000 would expire worthless. Furthermore, if the Company liquidates and dissolves, Messrs. Hunt and Blazer will be liable to pay debts and obligations to vendors and other entities that are owed money by the Company for services rendered or products sold to the extent such creditors bring claims which would otherwise require payment from the trust account, but only if such vendors or entities did not execute a waiver. If the Company goes into liquidation and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Company’s Founders have agreed to advance the Company the funds necessary to pay such costs and expenses and not to seek reimbursement for such expenses.

Please see the section titled “Risk Factors” beginning on page 39 of the proxy statement/prospectus to read about certain risk factors to be considered in connection with your decision to vote to adopt the proposals set forth herein. You are encouraged to read carefully the proxy statement/prospectus in its entirety.

Thank you for your consideration of these matters.

Sincerely,

John F. Hunt Chairman
Chief Executive Officer
Director
Secretary

          , 2010

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR WARRANTS OR SHARES, AS APPLICABLE, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. IN THAT EVENT, YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES REDEEMED FOR A PRO RATA PORTION OF THE TRUST ACCOUNT INTO WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF THE COMPANY’S INITIAL PUBLIC OFFERING WERE DEPOSITED. IN ORDER TO EXERCISE REDEMPTION RIGHTS, YOU MUST VOTE AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT THE COMPANY REDEEM YOUR PUBLIC SHARES FOR A PRO RATA PORTION OF THE TRUST ACCOUNT NO LATER THAN THE CLOSE OF THE VOTE ON THE BUSINESS COMBINATION. IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT PRIOR TO THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS. YOU MAY TENDER SHARES BY EITHER DELIVERING THE SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING THE SHARES ELECTRONICALLY THROUGH THE DEPOSITORY TRUST COMPANY. GIVEN THE RELATIVELY SHORT SOLICITATION PERIOD, IT IS ADVISABLE FOR SHAREHOLDERS TO USE ELECTRONIC DELIVERY OF THE PUBLIC SHARES. IF THE TRANSACTION IS NOT CONSUMMATED, THEN THESE SHARES WILL NOT BE REDEEMED FOR A PRO RATA PORTION OF THE TRUST ACCOUNT. IF YOU HOLD THE SHARES THROUGH A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND THE SPECIAL MEETING OF WARRANTHOLDERS — REDEMPTION RIGHTS” BEGINNING ON PAGE 75 OF THE PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

Neither the Securities and Exchange Commission nor any state regulatory agency has approved or disapproved of the Transaction, passed upon the merits or fairness of the Transaction or passed upon the adequacy or accuracy of the disclosure in the attached proxy statement/prospectus. Any representation to the contrary is a criminal offense.

OVERTURE ACQUISITION CORP.
c/o Maples Corporate Services Limited
Ugland House
Grand Cayman KY1-1104
Cayman Islands

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF OVERTURE ACQUISITION CORP.
TO BE HELD ON JANUARY 27, 2010

To the Shareholders of Overture Acquisition Corp.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of the shareholders (the “Extraordinary General Meeting”) of Overture Acquisition Corp. (the “Company”), a Cayman Islands exempted company, will be held at 10:00 a.m. New York time, on January 27, 2010, at the offices of Ellenoff Grossman & Schole LLP, the Company’s counsel, at 150 East 42nd Street, 11th Floor, New York, New York 10017. You are cordially invited to attend the Extraordinary General Meeting, at which meeting shareholders will be asked to consider and vote upon the following resolutions, which are more fully described in the accompanying proxy statement/prospectus:

(1) The Business Combination Proposal — to approve a business combination and the transactions contemplated by the Master Agreement (the “Transaction”), dated as of December 10, 2009 (the “Master Agreement”), by and among the Company, Overture Re Holdings Ltd., the Company’s newly formed, wholly owned Bermuda holding company (“Overture Re Holdings”), Jefferson National Financial Corp., a Delaware corporation (“JNF”), Jefferson National Life Insurance Company, a Texas insurance company and a wholly owned subsidiary of JNF (“JNL”), and JNL Bermuda LLC, a Delaware limited liability company and a newly formed wholly owned subsidiary of JNL (“JNL Bermuda”), JNF Asset Management LLC, a Delaware limited liability company (“JNFAM”) and the founders of the Company (the “Founders”) which, among other things, provides for the amalgamation of JNL Bermuda and Overture Re Ltd., a to be formed, wholly owned Bermuda subsidiary of Overture Re Holdings (“Overture Re”), pursuant to which the amalgamated company shall be a long term reinsurer domiciled in Bermuda (the “Business Combination” and the proposal, the “Business Combination Proposal”);

(2) The Name Change Proposal — to approve by special resolution the change of name of the Company from “Overture Acquisition Corp.” to “Overture Capital Corp.” (the “Name Change Proposal”);

(3) The Repurchase Amendment Proposal — to approve by special resolution an amendment to the Company’s amended and restated memorandum and articles of association (the “Articles”) to add provisions which allow the Company to purchase its own ordinary shares (“Ordinary Shares”) without shareholder approval in certain limited circumstances (the “Repurchase Amendment Proposal”);

(4) The Staggered Board Elimination Proposal — to approve by special resolution an amendment to the Company’s Articles to eliminate the staggered board provision in the Articles (the “Staggered Board Elimination Proposal”);

(5) The Share Repurchase Proposal — to approve the repurchase by the Company of the Ordinary Shares issued to the Company’s Founders (the “Founders Shares”) prior to the Company’s initial public offering (the “IPO”) (the “Share Repurchase Proposal”);

(6) The Board of Directors Proposal — to elect seven directors (the “Directors”) to the Company’s board of directors (the “Board of Directors”) upon consummation of the Transaction to serve until the 2010 annual general meeting of shareholders or until their successors have been duly elected or appointed and qualified (the “Board of Directors Proposal”);

(7) The Incentive Plan Proposal — to approve the adoption of the 2010 Stock Incentive Plan (the “Incentive Plan”) pursuant to which the Company may issue up to the lesser of (i) 1.5 million Ordinary

Shares or (ii) 10% of the outstanding Ordinary Shares at the closing of the Transaction (the “Incentive Plan Proposal”);

(8) The Shareholder Adjournment Proposal — to consider and vote upon the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting of Shareholders, it appears we cannot consummate the transactions contemplated by the Master Agreement and the other proposals to be considered by shareholders (the “Shareholder Adjournment Proposal”); and

(9) Such other procedural matters as may properly come before the Extraordinary General Meeting of Shareholders or any adjournment or postponement thereof.

After careful consideration, the Board of Directors of the Company has unanimously approved the Master Agreement and the Transaction and recommends that shareholders vote or give instruction to vote “FOR” the approval of the Business Combination Proposal, “FOR” the Name Change Proposal, “FOR” the Repurchase Amendment Proposal, “FOR” the Staggered Board Elimination Proposal, “FOR” the “Share Repurchase Proposal, “FOR” each of the nominees in the Board of Directors Proposal, “FOR” the Incentive Plan Proposal and, if required, “FOR” the Shareholder Adjournment Proposal to be presented at the Extraordinary General Meeting of Shareholders.

The existence of the financial and personal interests of the Founders and directors of the Company may result in a conflict of interest. Pursuant to the Master Agreement, it is anticipated that Messrs. Hunt, Blazer and Lufkin will continue to serve as directors of the Company. In addition, founders will receive warrants to purchase common stock of JNF, the parent of JNL and JNFAM, that would on a fully diluted basis represent approximately 10% of JNF. In addition, subsequent to the closing of the Transaction, the Company will be required to issue 2,812,500 Ordinary Shares to the Founders in three tranches if the average closing price of the Company’s Ordinary Shares equals or exceeds $12, $16 or $20, respectively. If the Transaction is not consummated, the 3,750,000 Founders Shares that were acquired before the Company’s IPO for an aggregate purchase price of $25,000 would be worth a nominal value because the Founders are not entitled to receive any of the proceeds of the Company’s trust account with respect to such shares. In addition, if the Transaction is not consummated, the 4,380,000 Founder warrants which were purchased by the Founders for an aggregate purchase price of $4,380,000 would expire worthless. Furthermore, if the Company liquidates and dissolves, Messrs. Hunt and Blazer will be liable to pay debts and obligations to vendors and other entities that are owed money by the Company for services rendered or products sold to the extent such creditors bring claims which would otherwise require payment from the trust account, but only if such vendors or entities did not execute a waiver. If the Company goes into liquidation and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Company’s Founders have agreed to advance the Company the funds necessary to pay such costs and expenses and not to seek reimbursement for such expenses.

These proposals are described in the attached proxy statement/prospectus which the Company urges you to read in its entirety before voting.

All Company shareholders are cordially invited to attend the Extraordinary General Meeting in person. To ensure your representation at the Extraordinary General Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. You may also cast your vote in person at the Extraordinary General Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person, you must obtain a proxy from your broker or bank. If you do not submit your proxy or vote in person at the Extraordinary General Meeting of Shareholders or, if you hold your shares through a broker or bank and if you do not instruct your broker how to vote your shares or obtain a proxy from your broker or bank to vote in person at the Extraordinary General Meeting of Shareholders, then you will have not voted in respect of your shares at the Extraordinary General Meeting.

The Board of Directors of the Company has fixed the close of business on January 7, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Extraordinary General Meeting and at any adjournment or postponement thereof. On the record date, there were 18,750,000 Ordinary Shares issued and outstanding and entitled to vote at the Extraordinary General Meeting.

Each holder of Ordinary Shares issued in the Company’s IPO (the “Public Shares”) has the right to vote against the Business Combination Proposal and demand the Company redeem such Public Shares for a pro rata portion of the funds held in the Company’s trust account into which a substantial portion of the net proceeds of the Company’s IPO were deposited. These Public Shares will be redeemed for cash only if the Transaction is consummated. If the holders of 30% or more of the Public Shares vote against the Transaction and demand redemption of their Public Shares, the Company will not consummate the Transaction.

On the record date for the Extraordinary General Meeting, the Company’s Founders held an aggregate of 3,750,000 Ordinary Shares that were issued prior to the IPO, which we refer to as the Founder Shares, which means the Company’s Founders own an aggregate of approximately 20.0% of the Ordinary Shares issued and outstanding on the record date. In connection with the IPO, the Company and the representatives of the underwriters of the IPO entered into agreements with the Founders, pursuant to which the Founders agreed to vote the Founder Shares in accordance with the majority of the votes cast by the holders of Public Shares with respect to the Business Combination Proposal. In addition, in connection with the IPO, the Founders of the Company agreed to vote any Ordinary Shares purchased in the open market in favor of the Business Combination Proposal. The Founders of the Company have indicated that they intend to vote such Ordinary Shares they hold in favor of all other proposals presented at the Extraordinary General Meeting.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary General Meeting. You may also cast your vote in person at the Extraordinary General Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. The Company’s board of directors hereby directs that all proxies be deposited no later than the time for holding the meeting or any adjourned meeting at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, NY 10017.

You should be aware that because the Company’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares other than from holders who may vote against the Business Combination Proposal and demanded that their Public Shares be redeemed for cash or that the Company may seek to amend the Warrant Agreement, each holder of Public Shares at the time of the Transaction who purchased Public Shares in the IPO may bring securities law claims against the Company for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages.

If the Company is unable to complete the Transaction or fails to complete an initial business combination by January 30, 2010, the Company will automatically go into liquidation and, as part of this process, will distribute to the holders of Public Shares the amount in its trust account plus any remaining non-trust account funds after payment of all of its liabilities. In the event of the Company’s liquidation, the Company’s warrants will expire worthless.

BY ORDER OF THE BOARD OF DIRECTORS,

John F. Hunt
Chairman, Chief Executive Officer, Director and
Secretary

[     ], 2010

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE APPLICABLE PROPOSALS. IN THAT EVENT, YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES REDEEMED FOR A PRO RATA PORTION OF THE TRUST ACCOUNT INTO WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF THE COMPANY’S INITIAL PUBLIC OFFERING WERE DEPOSITED. IN ORDER TO EXERCISE REDEMPTION RIGHTS, YOU MUST VOTE AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT THE COMPANY REDEEM YOUR PUBLIC SHARES FOR A PRO RATA PORTION OF THE TRUST ACCOUNT NO LATER THAN THE CLOSE OF THE VOTE ON THE BUSINESS COMBINATION PROPOSAL. IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT PRIOR TO THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS. YOU MAY TENDER SHARES BY EITHER DELIVERING THE SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING THE SHARES ELECTRONICALLY THROUGH THE DEPOSITORY TRUST COMPANY. GIVEN THE RELATIVELY SHORT SOLICITATION PERIOD, IT IS ADVISABLE FOR SHAREHOLDERS TO USE ELECTRONIC DELIVERY OF THE PUBLIC SHARES. IF THE TRANSACTION IS NOT CONSUMMATED, THEN THESE SHARES WILL NOT BE REDEEMED FOR A PRO RATA PORTION OF THE TRUST ACCOUNT. IF YOU HOLD THE SHARES THROUGH A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND SPECIAL MEETING OF WARRANTHOLDERS — REDEMPTION RIGHTS” BEGINNING ON PAGE 75 OF THE PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

OVERTURE ACQUISITION CORP.
c/o Maples Corporate Services Limited
Ugland House
Grand Cayman, KY1-1104
Cayman Islands

NOTICE OF SPECIAL MEETING OF WARRANTHOLDERS
OF OVERTURE ACQUISITION CORP.
TO BE HELD ON January 27, 2010

To the Warrantholders of Overture Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of warrantholders (the “Special Meeting of Warrantholders”) of Overture Acquisition Corp. (the “Company”), a Cayman Islands exempted company, will be held at 10:30 a.m. New York time, on January 27, 2010, at the offices of Ellenoff Grossman & Schole LLP, the Company’s counsel, at 150 East 42nd Street, New York, New York 10017. You are cordially invited to attend the Special Meeting of Warrantholders, at which meeting warrantholders will be asked to consider and vote upon the following proposals, which are more fully described in the accompanying proxy statement/prospectus:

(1) The Warrant Amendment Proposal — to consider and vote upon a proposal to amend the warrant agreement, dated January 30, 2008 (the “Warrant Agreement”), by and between the Company and American Stock Transfer & Trust Company, as warrant agent, which governs the Company’s 15,000,000 warrants issued in the Company’s initial public offering (the “Public Warrants”) and the 4,380,000 warrants issued to the founders of the Company (“Founders”), in a private placement immediately prior to the Company’s initial public offering (which we refer to as the founder warrants and, collectively with the Public Warrants, the “Company Warrants”), to provide that (i) the exercise price of our warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our Ordinary Shares must trade before we are able to redeem the warrants we issued in our initial public offering (“IPO”) will be increased from $14.25 to $20.00 (the “Warrant Amendment Proposal”);

(2) The Warrantholder Adjournment Proposal — to consider and vote upon a proposal to adjourn the Special Meeting of Warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting of Warrantholders, there are not sufficient votes to approve the Warrant Amendment Proposal; and

(3) Such other procedural matters as may properly come before the Special Meeting of Warrantholders or any adjournment or postponement thereof.

After careful consideration, the Company’s Board of Directors has unanimously determined that the Warrant Amendment Proposal is fair to and in the best interests of the Company and unanimously recommends that Company warrantholders vote “FOR” the Warrant Amendment Proposal and if required “FOR” the Warrantholder Adjournment proposal.

The existence of the financial and personal interests of the Founders and directors of the Company may result in a conflict of interest. Pursuant to the Master Agreement, it is anticipated that Messrs. Hunt, Blazer and Lufkin will continue to serve as directors of the Company. In addition, Founders will receive warrants to purchase common stock of JNF, the parent of JNL and JNFAM, that would on a fully diluted basis represent approximately 10% of JNF. In addition, subsequent to the closing of the Transaction, the Company will be required to issue 2,812,500 Ordinary Shares to the Founders in three tranches if the average closing price of the Company’s Ordinary Shares equals or exceeds $12, $16 or $20, respectively. If the Transaction is not consummated, the 3,750,000 Founders Shares that were acquired before the Company’s IPO for an aggregate purchase price of $25,000 would be worth a nominal value because the Founders are not entitled to receive any of the proceeds of the Company’s trust account with respect to such shares. In addition, if the Transaction is not consummated, the 4,380,000 Founder warrants which were purchased by the Founders for an aggregate purchase price of $4,380,000 would expire worthless. Furthermore, if the Company liquidates and dissolves,

Messrs. Hunt and Blazer will be liable to pay debts and obligations to vendors and other entities that are owed money by the Company for services rendered or products sold to the extent such creditors bring claims which would otherwise require payment from the trust account, but only if such vendors or entities did not execute a waiver. If the Company goes into liquidation and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Company’s Founders have agreed to advance the Company the funds necessary to pay such costs and expenses and not to seek reimbursement for such expenses.

These proposals are described in the attached proxy statement/prospectus, which the Company urges you to read in its entirety before voting.

All Company warrantholders are cordially invited to attend the Special Meeting of Warrantholders. To ensure your representation at the Special Meeting of Warrantholders, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a warrantholder of record, you may also cast your vote in person at the Special Meeting of Warrantholders. If your warrants are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your warrants or, if you wish to attend the Special Meeting of Warrantholders and vote in person, you must obtain a proxy from your broker or bank. If you do not submit your proxy or vote in person at the Special Meeting of Warrantholders or, if you hold your warrants through a broker or bank and you do not instruct your broker how to vote your warrants or obtain a proxy from your broker or bank to vote in person at the Special Meeting of Warrantholders, it will have the same effect as a vote against the approval of the Warrant Amendment Proposal.

The Board of Directors of the Company has fixed the close of business on January 7, 2010 as the record date for the determination of warrantholders entitled to notice of and to vote at the Special Meeting of Warrantholders and at any adjournment thereof. As of the record date, there were 19,380,000 Company Warrants issued and outstanding and entitled to vote at the Special Meeting of Warrantholders.

As of the record date for the Special Meeting of Warrantholders, our Founders owned the 4,380,000 founder warrants which means the Company’s Founders, directors and officers own an aggregate of approximately 23.0% of the outstanding Company Warrants. The Founders, directors and officers of the Company have indicated that they intend to vote the Company Warrants they hold in favor of the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal.

Your vote is important regardless of the number of Company Warrants you own. Whether you plan to attend the Special Meeting of Warrantholders or not, please read the enclosed proxy statement/prospectus carefully, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your warrants are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the Company Warrants you beneficially own are properly counted. The Company’s board of directors hereby directs that all proxies be deposited no later than the time for holding the meeting or any adjourned meeting at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, NY 10017.

If the Company is unable to complete the Transaction or fails to complete an initial business combination by January 30, 2010, the Company will automatically go into liquidation and, as part of this process, will distribute to the holders of Public Shares the amount in its trust account plus any remaining non-trust account funds after payment of all of its liabilities. In the event of the Company’s liquidation, the Company’s warrants will expire worthless.

Thank you for your participation. We look forward to your continued support.

BY ORDER OF THE BOARD OF DIRECTORS,

John F. Hunt
Chairman, Chief Executive Officer, Director and
Secretary

[          ], 2010

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR WARRANTS WILL BE VOTED IN FAVOR OF THE WARRANT AMENDMENT PROPOSAL AND THE WARRANTHOLDER ADJOURNMENT PROPOSAL. IF THE TRANSACTION IS NOT COMPLETED AND THE COMPANY DOES NOT COMPLETE A BUSINESS COMBINATION BY JANUARY 30, 2010, YOUR WARRANTS WILL EXPIRE WORTHLESS.

PROXY STATEMENT/PROSPECTUS FOR SPECIAL MEETING
OF WARRANTHOLDERS AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
AND PROSPECTUS FOR WARRANTS AND ORDINARY SHARES OF
OVERTURE ACQUISITION CORP.

We are pleased to announce that the Board of Directors of Overture Acquisition Corp. (“Overture” or the “Company”) and the Company’s wholly owned subsidiary, Overture Re Holdings Ltd., a newly formed Bermuda holding company (“Overture Re Holdings”), have agreed to the amalgamation of JNL Bermuda LLC, a Delaware limited liability company (“JNL Bermuda”) with Overture Re Holdings’ to-be-formed Bermuda subsidiary, Overture Re Ltd. (“Overture Re”), which will be a Bermuda long term reinsurer.

Summary of the Material Terms of the Master Agreement

•	The Company is a special purpose acquisition company incorporated as an exempted company under the laws of the Cayman Islands on September 25, 2007. The Company was incorporated for the purpose of acquiring, through a merger, share capital exchange, asset acquisition, share purchase, reorganization or other similar business combination, an operating business having a fair market value of at least 80% of the balance held in the Company’s trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of such business combination and resulting in ownership by the Company of at least 51% of the voting equity interests of the operating business. For more information about the Company, see the section entitled “Business of the Company” beginning on page 156.

•	On December 10, 2009, the Company entered into a Master Agreement (the “Master Agreement”) with Overture Re Holdings, Jefferson National Financial Corp. (“JNF”), Jefferson National Life Insurance Company, a wholly owned subsidiary of JNF (“JNL”), JNL Bermuda, a newly formed wholly owned subsidiary of JNL and John F. W. Hunt, Lawton W. Fitt, Paul S. Pressler, Marc J. Blazer (and certain entities controlled by Marc J. Blazer), Domenico DeSole and Mark Booth (the “Founders”). The Master Agreement sets forth terms and conditions on which the parties will enter into the transactions described therein to effect the amalgamation of JNL Bermuda with Overture Re. For further information concerning the Master Agreement, see “Proposals To Be Considered By Shareholders — The Master Agreement” beginning on page 94. The preceding description of the Master Agreement is not complete and is qualified in its entirety by reference to such later section of this proxy statement/prospectus and to the complete text of the Master Agreement.

•	JNL Bermuda is a Delaware limited liability company. For more information about JNL Bermuda, see the sections entitled “Proposals to be Considered by Shareholders — Unaudited Pro Forma Condensed Combined Financial Information,” “Business of Overture Re,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of JNL Carve-Out” beginning on pages 38, 198, and 175, respectively. JNL’s carve out financial statements begin on page F-25.

•	At the extraordinary general meeting of the Company’s shareholders (the “Extraordinary General Meeting”), the Company’s shareholders will be asked to consider and vote on proposals: (i) to approve a business combination and the transactions contemplated by the Master Agreement (the “Transaction”) which, among other things, provides for the amalgamation of JNL Bermuda with Overture Re, pursuant to which the amalgamated company shall be a long term reinsurer domiciled in Bermuda (the “Business Combination” and the proposal, the “Business Combination Proposal”); (ii) to approve by special resolution the change of name of the Company from “Overture Acquisition Corp.” to “Overture Capital Corp.” (the “Name Change Proposal”); (iii) to approve by special resolution an amendment to the Company’s amended and restated memorandum and articles of association (the “Articles”) to add provisions to allow the Company to repurchase its own ordinary shares (“Ordinary Shares”) without shareholder approval in certain limited circumstances (the “Repurchase Amendment Proposal”); (iv) to approve by special resolution an amendment to the Articles to eliminate the staggered board provision in the Articles (the “Staggered Board Elimination Proposal”); (v) to approve the repurchase by the Company of the Ordinary Shares issued to the Company’s Founders (the “Founders Shares”) prior to the Company’s initial public offering (the “IPO”) the (“Share Repurchase Proposal”); (vi) to

elect seven Directors to the Board of Directors to serve until the 2010 Annual General Meeting of Shareholders or until their successors have been duly elected or appointed and qualified (the “Board of Directors Proposal”); (vii) to approve the adoption of the 2010 Stock Incentive Plan (the “Incentive Plan Proposal”); and (viii) to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting, it appears we cannot consummate the transactions contemplated by the Master Agreement (the “Shareholder Adjournment Proposal”). For more information about the Extraordinary General Meeting, see the section entitled “and the Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders” beginning on page 73.

•	In connection with the Transaction, at the Special Meeting of Warrantholders, the Company’s warrantholders will be asked to approve a proposal to amend the terms of the Warrant Agreement, which governs the Company’s 15,000,000 warrants issued in its IPO (the “Public Warrants”) and the 4,380,000 warrants issued to the Company’s Founders, in a private placement immediately prior to the Company’s IPO, which we refer to as the founder warrants (collectively with the Public Warrants, the “Company Warrants”), to provide that (i) the exercise price of the Company Warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the Company Warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our ordinary shares (“Ordinary Shares”) must trade before we are able to redeem the Company Warrants we issued in our initial public offering (“IPO”) will be increased from $14.25 to $20.00. For more information about the Warrant Amendment, see the section entitled “Proposals to be Considered by the Warrantholders — The Warrant Amendment Proposal” beginning on page 153.

The Company and JNF plan to consummate the Transaction as promptly as practicable after the Special Meeting of Warrantholders and the Extraordinary General Meeting of Shareholders, and in any event prior to January 30, 2010, provided that:

•	The holders of Company Warrants have approved the Warrant Amendment Proposal;

•	The Company’s shareholders have approved the Business Combination Proposal;

•	The Company’s shareholders have approved the Repurchase Amendment Proposal;

•	The Company’s shareholders have approved the Share Repurchase Proposal;

•	The Company’s shareholders have approved the Board of Directors Proposal;

•	The Company’s shareholders have approved the Incentive Plan Proposal;

•	Holders of no more than one share less than 30% of the Company’s Ordinary Shares included in the units sold in the Company’s IPO, referred to herein as the “Public Shares,” vote against the Business Combination Proposal and demand redemption of their Public Shares for a pro rata portion of the trust account into which a substantial portion of the net proceeds of the IPO were deposited; and

•	The conditions specified in the Master Agreement, as the same may be amended, have been satisfied or waived.

See the description of the Master Agreement in the section entitled “Proposals to be Considered by Shareholders — The Master Agreement” beginning on page 94. The Master Agreement is attached as Annex I to this proxy statement/prospectus. We encourage you to read the Master Agreement in its entirety. The form of Amendment No. 1 to the Warrant Agreement is attached as Annex II to this proxy statement/prospectus. The text of the resolutions to be approved by shareholders is attached as Annex III. Following shareholder approval of the Repurchase Amendment Proposal and the Staggered Board Elimination Proposal and the consummation of the Transaction, the amendments to the Company’s amended and restated memorandum and articles of association (the “Articles”) described above will be effective. A copy of the proposed 2010 Stock Incentive Plan is attached as Annex IV to this proxy statement/prospectus. A copy of the fairness opinion issued by Houlihan Smith & Co. Inc. with respect to the Transaction is attached as Annex V.

Under the Articles, the Company may not proceed with the Transaction if holders of 30% or more of the Public Shares (4,499,999 shares) vote against the Transaction and elect to have the Company redeem their Public Shares for a pro rata portion of the trust account into which a substantial portion of the net proceeds of the IPO were deposited. Additionally, in order for the funds held in the trust account to be released to the Company for general corporate purposes, the Company must complete a business combination with an operating business having a fair market value of at least 80% of the balance held in the Company’s trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of such business combination and resulting in ownership by the Company of at least 51% of the voting equity interests of the operating business. As the Company’s management and its Board of Directors believe the fair market value of the operating business of JNL Bermuda is approximately $120,000,000, and since the Company’s Board of Directors received a fairness opinion as to the equity value from Houlihan Smith & Company, Inc. (“Houlihan Smith”), which is annexed to this proxy statement/prospectus as Annex V, the Company believes the operating business and 80% threshold required will be met and the funds held in trust will be released to the Company for general corporate purposes upon the closing of the Transaction. See the section entitled “Proposals to be Considered by Shareholders — The Master Agreement.”

You may vote against the Transaction and elect to have the Company redeem your Public Shares for a pro rata portion of the trust account into which a substantial portion of the net proceeds of the Company’s initial public offering were deposited. You should be aware that because the Company’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares other than from holders who have voted against the Business Combination Proposal and demanded that their Public Shares be redeemed for cash or that the Company may seek to amend the Warrant Agreement, each holder of Public Shares at the time of the Transaction who purchased shares in the IPO may bring securities law or common law claims against the Company for rescission or damages. No appraisal rights are available under the Companies Law (2009 Revision) of the Cayman Islands to the shareholders of the Company in connection with the proposed Transaction.

The Company’s units, Ordinary Shares and Public Warrants are listed on the NYSE Amex under the symbols “NLX” and “NLX -WS,” respectively. On December 28, 2009, the units, Ordinary Shares and Public Warrants had a closing price of $10.20, $9.99 and $0.25, respectively.

The Company believes that, for United States federal income tax purposes, the Transaction will have no direct tax effect on shareholders of the Company. However, if you vote against the Business Combination Proposal and elect to redeem your Public Shares for cash, there may be certain tax consequences, such as realizing a loss or gain on your investment in the Company’s Public Shares. A Company warrantholder whose warrants have appreciated in value may be required to recognize gain for federal income tax purposes in connection with the Warrant Amendment and may suffer adverse tax consequences under the passive foreign investment company rules. See “United States Taxation” below for further discussion on material federal income tax consequences for shareholders and warrantholders. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

This proxy statement/prospectus provides you with detailed information about the Warrant Amendment Proposal, the Transaction, the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal, the proposed Incentive Plan, the Special Meeting of Warrantholders and the Extraordinary General Meeting of Shareholders. The Company encourages you to carefully read this entire document and the documents annexed hereto, including the Master Agreement, the form of Amendment No. 1 to the Warrant Agreement, the shareholder resolutions, the proposed Incentive Plan, and the Fairness Opinion, which are attached hereto as Annexes I, II, III, IV and V, respectively.

YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE [  ], TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS BEFORE YOU DECIDE WHETHER TO VOTE OR INSTRUCT YOUR VOTE TO BE CAST TO ADOPT THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS.

The Company is soliciting the enclosed proxy cards on behalf of the Board of Directors of the Company, and it will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, the Company’s officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. The Company has requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of the Company’s Ordinary Shares and Public Warrants. The Company has also retained the proxy soliciting firm of Morrow & Co., LLC to solicit proxies on our behalf.

Neither the Securities and Exchange Commission nor any state securities commission has determined if the attached proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company consummated its IPO, on February 2, 2008. JP Morgan Securities Inc. (“JP Morgan”) acted as bookrunning manager of the IPO and as the representative of the underwriters of the IPO. JP Morgan and the other underwriters may provide assistance to the Company and its directors and executive officers, and may be deemed to be participants in the solicitation of proxies. $7,500,000 of the underwriters’ discounts and commissions relating to the Company’s IPO were deferred pending shareholder approval of the Company’s business combination. Management has reached an agreement with each of the underwriters, pursuant to which such deferred underwriters’ compensation has been reduced to up to $1,000,000 to the extent there is between $100,000,000 and $150,000,000 in trust at the consummation of the Transaction. The amendment to the underwriters agreement provides that to the extent there is at least $100 million in the trust at the consummation of the Transaction, the underwriters shall receive $20,000, pro rata, for each $1 million in excess of $100 million. If there is less than $100 million in the trust at the consummation of the Transaction, the underwriters are not entitled to any compensation. Pursuant to a financial advisory agreement by and between the Company and Credit Suisse, the Company agreed to pay Credit Suisse a transaction fee (the “Transaction Fee”), payable upon the first closing in connection with a Transaction, equal to 1.5% of the aggregate value of the Transaction; provided, however, in no event shall the Transaction Fee payable by the Company to Credit Suisse in connection with a Transaction be less than $2 million. In addition, pursuant to a financial advisory agreement by and between the Company and JP Morgan, the Company has agreed to pay JP Morgan a financial advisory fee of $500,000 upon the consummation of the Transaction. If the Transaction is not consummated and the Company is required to be liquidated and dissolved, neither Credit Suisse nor the underwriters will receive any such fees. Warrantholders and Shareholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation.

This proxy statement/prospectus is dated [          ], 2010 and is first being mailed to the Company’s warrantholders and shareholders on or about [          ], 2010.

TRADEMARKS, TRADENAMES, SERVICE MARKS AND SERVICE NAMES

This proxy statement/prospectus contains trademarks, tradenames, service marks and service names of Overture Acquisition Corp., Overture Capital Corp., Overture Re Holdings Ltd., Overture Re Ltd., Jefferson National Life Insurance Company, Monument Advisor and Jefferson National Financial Corp. and other companies.

v

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
FOR COMPANY WARRANTHOLDERS AND SHAREHOLDERS

Q.	Why am I receiving this proxy statement/prospectus?

A.	The Company, Overture Re Holdings, JNF, JNL, JNFAM, JNL Bermuda and the Founders of the Company have entered into a Master Agreement, as of December 10, 2009. The agreement is referred to as the Master Agreement.

The Company’s shareholders are being asked to consider and vote upon a proposal to approve the Master Agreement and the Transaction. A copy of the Master Agreement is attached to this proxy statement/prospectus as Annex I. You are encouraged to read this proxy statement/prospectus, including all the annexes hereto.

Shareholders are also being asked to consider and approve (i) the Name Change Proposal, (ii) the Repurchase Amendment Proposal, (iii) the Staggered Board Elimination Proposal, (iv) the Share Repurchase Proposal, (v) the Board of Directors Proposal, and (vi) the Incentive Plan Proposal.

A copy of the form of the proposed resolutions to be approved are attached to this proxy statement/prospectus as Annex III. The form of the Incentive Plan is attached hereto as Annex IV.

Shareholders are also being asked to, if necessary, approve an adjournment of the Extraordinary General Meeting to a later date or dates, to permit further solicitation and voting of proxies if, at the time of the Extraordinary General Meeting, it appears we cannot consummate the transactions contemplated by the Master Agreement or approve the other proposals.

Warrantholders are being asked to consider and vote upon a proposal to amend the Warrant Agreement, which governs the Company Warrants to provide that (i) the exercise price of our warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the Company Warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our Ordinary Shares must trade before we are able to redeem the Company Warrants we issued in our IPO will be increased from $14.25 to $20.00 (the “Warrant Amendment Proposal”). The form of the Amendment to the Warrant Agreement is attached hereto as Annex II.

Warrantholders are also being asked to approve an adjournment of the Special Meeting of Warrantholders to a later date or dates, if necessary, to permit further solicitation and voting of proxies if, at the time of the Special Meeting, it appears the Warrant Amendment Proposal will not be approved.

You should read this proxy statement/prospectus carefully. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes.

Q.	What is being voted on?

A.	The proposals on which the Company’s shareholders are being asked to vote and the proposals on which the Company’s warrantholders are being asked to vote are as follows:

Shareholder Proposals:

The proposals on which the Company’s shareholders are being asked to vote and the proposals on which the Company’s warrantholders are being asked to vote are as follows:

The Business Combination Proposal. To adopt the Master Agreement and approve the Transaction.

The Name Change Proposal. To approve by special resolution the change of name of the Company from “Overture Acquisition Corp.” to “Overture Capital Corp.”

The Repurchase Amendment Proposal. To approve by special resolution an amendment to the Company’s Articles to add provisions to allow the Company to repurchase its own Ordinary Shares without shareholder approval in certain limited circumstances.

The Staggered Board Elimination Proposal. To approve by special resolution an amendment to the Articles to eliminate the staggered board provisions in the Articles.

The Share Repurchase Proposal. To approve the repurchase by the Company of the Ordinary Shares issued to the Company’s Founders (the “Founder Shares”) prior to the Company’s initial public offering (the “IPO”).

The Board of Directors Proposal. To elect seven Directors to the Board of Directors to serve until the 2010 annual general meeting of shareholders or until their successors have been duly elected or appointed and qualified.

The Incentive Plan Proposal. To approve the adoption of the 2010 Stock Incentive Plan, pursuant to which the Company may issue up to the lesser of (i) 1.5 million Ordinary Shares, or (ii) 10% of the outstanding Ordinary Shares at the closing of the Transaction.

The Shareholder Adjournment Proposal. To adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting, it appears we cannot consummate the transactions contemplated by the Master Agreement or approve the other proposals.

It is important for you to note that in the event the Business Combination Proposal does not receive the requisite vote for approval, then the Company will not consummate the Transaction, effect the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal or the Incentive Plan Proposal. If the Company does not consummate the Transaction and fails to complete a business combination by January 30, 2010, the Company will be required to liquidate and dissolve and the warrants will expire worthless.

Warrantholder Proposals:

The Warrant Amendment Proposal. To approve an amendment to the Warrant Agreement, which governs the Company Warrants so that (i) the exercise price of the Company Warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the Company Warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our Ordinary Shares must trade before we are able to redeem the Company Warrants we issued in our IPO will be increased from $14.25 to $20.00.

The Warrantholder Adjournment Proposal. To approve an adjournment of the Special Meeting of Warrantholders to a later date or dates, if necessary.

It is important for you to note that the approval of the Warrant Amendment Proposal is a condition to the consummation of the Transaction and the Warrant Amendment will not be consummated unless the Transaction is consummated.

Q.	Are the proposals conditioned on one another?

A.	Yes. The effectiveness of the Warrant Amendment Proposal, the Share Repurchase Proposal, the Board of Directors Proposal and the Incentive Plan Proposal are conditioned upon approval of the Business Combination Proposal. The approval of the Warrant Amendment Proposal, the Share Repurchase Proposal, the Board of Directors Proposal and the Incentive Plan Proposal are conditions to the consummation of the Transaction. The Business Combination Proposal will be presented at the Extraordinary General Meeting of Shareholders only if the Share Repurchase Proposal, the Board of Directors Proposal and the Incentive Plan Proposal are approved.

Q.	Why is the Company proposing the Transaction?

A.	The Company was formed for the purpose of acquiring, through a merger, share capital exchange, asset acquisition, share purchase, reorganization or any other similar business combination, an operating business, which the Company refers to as its initial business combination, with a fair market value of at least 80% of the balance held in the Company’s trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of such business combination and resulting in ownership by the Company of at least 51% of the voting equity interests of the operating business.

The Company consummated its IPO on January 30, 2008, raising gross proceeds of approximately $154,380,000 (which includes the proceeds of a private placement of 4,380,000 warrants for $4,380,000 to our Founders), of which $150,530,000 was placed in a trust account immediately following the IPO and, in accordance with the Articles, will be released upon the consummation of a business combination. As of September 30, 2009, $150,530,000 was held on deposit in the trust account, which includes $7.5 million in deferred underwriting compensation. Management has reached an agreement with each of the underwriters pursuant to which, such deferred underwriters’ compensation has been reduced to up to $1,000,000 to the extent there is between $100,000,000 and $150,000,000 in trust at the consummation of the Transaction. The amendment to the underwriters agreement provides that to the extent there is at least $100 million in the trust at the consummation of the Transaction, the underwriters shall receive $20,000, pro rata, for each $1 million in excess of $100 million. If there is less than $100 million in the trust at the consummation of the Transaction, the underwriters are not entitled to any compensation. Pursuant to a financial advisory agreement by and between the Company and Credit Suisse, the Company agreed to pay Credit Suisse a transaction fee (the “Transaction Fee”), payable upon the first closing in connection with a Transaction, equal to 1.5% of the aggregate value of the Transaction; provided, however, in no event shall the Transaction Fee payable by the Company to Credit Suisse in connection with a Transaction be less than $2 million. In addition, pursuant to a financial advisory agreement by and between the Company and JP Morgan, the Company has agreed to pay JP Morgan a financial advisory fee of $500,000 upon the consummation of the Transaction. If the Transaction is not consummated and the Company is required to be liquidated and dissolved, none of JP Morgan, Credit Suisse nor the underwriters will be entitled to any such fees.

In addition, the funds released to the Company from the trust account subsequent to the closing of the Transaction may be used to purchase Public Shares in privately negotiated transactions.

We believe that this transaction generates a compelling investment opportunity for our shareholders given the dislocation in the capital markets and the insurance industry, the opportunity to accumulate long dated liabilities and lock in attractive yields on matched duration assets, and the experienced management team we are partnering with.

The demand for capital relief among insurance companies, particularly among smaller writers who have fewer options to raise capital, is greater than ever, yet the Reinsurance industry is highly concentrated and many incumbent providers have impaired balance sheets in their own right. As a result, many small insurance companies are underserved by existing reinsurers. Given this backdrop, we believe that Overture Re will have significant opportunities to acquire blocks from distressed seller at attractive valuations.

Similar to the opportunity to acquire deposits at attractive valuations as a result of the savings and loan crises in the 1980’s, we believe that the economic environment offers reinsurance providers similarly attractive pricing on acquiring long dated liabilities. When you combine this opportunity to aggregate significant liabilities at a low cost of capital, and at the same time can capture attractive yields on a portfolio of both liquid fixed income instruments of highly rated issuers, and higher yields on less liquid long dated securities, there is a unique opportunity to lock in attractive spreads for a long period of time. So not only do we see a client base in need of capital, we see a market opportunity to generate attractive yields for our investors.

Most importantly, we are pleased to partner with a management team that has significant experience in fixed income asset management, heavily regulated financial institutions, and what management believes to be a track record of identifying market opportunities before they became commonplace.

See the section entitled “Proposals to be Considered by Shareholders — The Business Combination Proposal — The Company’s Board of Directors’ Reasons for the Approval of the Transaction (page 87)” for additional information.

Q.	Do the Founders and Directors of the Company have any conflicts on interests in the Transaction?

A.	The existence of the financial and personal interests of the Founders and directors of the Company may result in a conflict of interest. Pursuant to the Master Agreement, it is anticipated that Messrs. Hunt, Blazer and Lufkin will continue to serve as directors of the Company. In addition, the Founders will receive warrants to purchase common stock of JNF, the parent of JNL and JNFAM, which would on a fully diluted basis represent approximately 10% of JNF. In addition, subsequent to the closing of the Transaction, the Company will be required to issue 2,812,500 Ordinary Shares to the Founders in three tranches if the average closing price of the Company’s Ordinary Shares equals or exceeds $12, $16 or $20, respectively. If the Transaction is not consummated, the 3,750,000 Founders’ shares that were acquired before the Company’s IPO for an aggregate purchase price of $25,000 would be worth a nominal value because the Founders are not entitled to receive any of the proceeds of the Company’s trust account with respect to such shares. In addition, if the Transaction is not consummated, the 4,380,000 Founder warrants which were purchased by the Founders for an aggregate purchase price of $4,380,000 would expire worthless. Furthermore, if the Company liquidates and dissolves, Messrs. Hunt and Blazer will be liable to pay debts and obligations to vendors and other entities that are owed money by the Company for services rendered or products sold to the extent such creditors bring claims which would otherwise require payment from the trust account, but only if such vendors or entities did not execute a waiver. If the Company goes into liquidation and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Company’s Founders have agreed to advance the Company the funds necessary to pay such costs and expenses and not to seek reimbursement for such expenses.

Q.	Why is the Company proposing the Warrant Amendment Proposal?

A.	Warrantholders are being asked to approve the Warrant Amendment Proposal because the approval of the Warrant Amendment Proposal is a condition to the consummation of the Transaction and the Company’s Board of Directors believes that this proposal is in the best interests of the Company following the consummation of the Transaction. Based upon a review of other special purpose acquisition corporation business combination structures, the Company’s management believes that the terms of the public warrants must be restructured in order to obtain shareholder approval of the Transaction will result in a transaction that is less dilutive to our shareholders in that we will receive more consideration per share than the net asset value per share immediately following the consummation of the transactions contemplated by the Master Agreement.

Q.	Why is the Company proposing the Name Change Proposal?

A.	The Name Change Proposal is being presented because the Company’s Board of Directors believes that this proposal is in the best interests of the Company following the consummation of the Transaction.

Q.	Why is the Company proposing the Repurchase Amendment Proposal?

A.	The Board has determined that adopting the Repurchase Amendment Proposal in connection with the consummation of the Transaction and from time to time will provide the Company flexibility that is commonly afforded to publicly traded entities with respect to opportunities which may arise to repurchase its shares and is in the best interests of the Company. The adoption of the Repurchase Amendment Proposal would eliminate the need for specific shareholder approval of any repurchase of its outstanding Ordinary Shares in certain limited circumstances, including purchases of Public Shares contemplated in the section entitled “Proposals to be Considered by Shareholders — The Business Combination Proposal — Actions that May Be Taken to Secure Approval of the Company’s Shareholders.” (page 91)

Q.	Why is the Company proposing the Staggered Board Elimination Proposal?

A.	The Staggered Board Elimination Proposal is being presented because the Company’s Board of Directors believes that this proposal is in the best interests of the Company following the consummation of the Transaction.

The Company believes that the elimination of the staggered board is in the shareholders’ best interests for the following reasons:

•	The election of the members of the Board of Directors is among the most fundamental rights of the Company’s shareholders. This weighs in favor of permitted the shareholders to vote with respect to each director on an annual basis and not be required to wait up to three years to express a view on a particular director.

•	Allowing the shareholders to vote annually on the performance of the entire Board of Directors, as well as individual directors, would increase the directors’ accountability to the shareholders, causing an attendant increase in management’s accountability.

•	A classified Board of Directors structure can diminish Board of Director accountability because shareholders are able to vote against only those directors whose terms expire in a given year. Thus, if in a given year shareholders desire to vote against a director whose term does not expire until a future year, they will be unable to express their dissatisfaction and remove the director promptly through the board election process.

•	Classified Boards of Directors may facilitate management and board entrenchment even if a majority of shareholders are dissatisfied with management or Board of Director performance. This would be a particularly important consideration if a company’s management and Board of Directors failed to respond to stockholder concerns arising from sustained poor performance, excessive compensation practices or similar issues.

•	Classified Boards of Directors may prevent or hinder bidders from acquiring a company even at a price that is acceptable to a majority of shareholders.

Q.	Why is the Company proposing the Share Repurchase Proposal?

A.	The Share Repurchase Proposal is being presented because the repurchase of the Founder Shares is a condition to the Transaction. The parties to the Master Agreement negotiated the forfeiture of the Founders’ shares to eliminate the dilutive affect of such shares. Because Cayman Islands law does not permit forfeiture of such shares, the shares must be repurchased which must be approved by a separate proposal at the Extraordinary General Meeting of Shareholders.

Q.	Why is the Company proposing the Incentive Plan Proposal?

A.	The approval of the adoption of the Incentive Plan is being proposed to aid the Company in recruiting and retaining directors, officers, employees and consultants capable of assuring the future success of the Company. There has been no agreement or determination with respect to the issuance of shares under the Incentive Plan after the consummation of the Transaction. In addition, the approval of the Incentive Plan Proposal is a condition to the Transaction.

Q.	What vote is required to approve the proposals presented at the Special Meeting of Warrantholders?

A.	Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of a majority of the Company Warrants outstanding as of the record date. Broker non-votes and abstentions will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal. The approval of the Warrantholder Adjournment Proposal requires the affirmative vote of a majority of the Company Warrants issued and outstanding as of the record date voted at the Special Meeting of Warrantholders.

Q.	What votes are required to approve the proposals presented at the Extraordinary General Meeting of Shareholders?

A.	The approval of the Business Combination Proposal requires the affirmative vote of a majority of the Public Shares voted at the Extraordinary General Meeting or at an adjourned meeting. If the holders of 30% or more of the Public Shares vote against the Transaction and demand that their Public Shares be redeemed for a pro rata portion of the trust account, the Company will not, pursuant to the terms of the Articles, be permitted to consummate the Transaction. See the section entitled “The Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders — Redemption Rights (page 77)” for additional information.

The approval of each of the Name Change Proposal, the Repurchase Amendment Proposal and the Staggered Board Elimination Proposal requires the affirmative vote of not less than two-thirds of the votes cast by such shareholders as being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting. Pursuant to the Company’s Articles, none of these proposals can be approved at an adjourned meeting.

The approval of each of the Share Repurchase Proposal, Board of Directors Proposal, the Incentive Plan Proposal and the Shareholder Adjournment Proposal requires the affirmative vote of a majority of the shareholders as being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting or at an adjourned meeting.

Q.	How will the Founders of the Company vote?

A.	In connection with the Company’s IPO, the Company, JP Morgan and the Company’s Founders entered into an agreement pursuant to which the Founders agreed to vote their 3,750,000 Founder Shares, in accordance with the majority of votes cast by the holders of Public Shares with respect to the Business Combination Proposal. In addition, in connection with the IPO, the Founders, directors and officers of the Company agreed to vote any Ordinary Shares purchased subsequent to the IPO in favor of the Business Combination Proposal. The Founders of the Company have indicated that they intend to vote any such shares acquired subsequent to the IPO in favor of all of the proposals presented at the Extraordinary General Meeting. Provided the Share Repurchase Proposal is approved, the Founders Share Repurchase shall be consummated after the closing of the Business Combination.

Q.	What happens if I vote against the Business Combination Proposal?

A.	If you are a holder of Public Shares and you vote against the Business Combination Proposal, you have the right to demand that the Company redeem your shares for a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Company’s IPO were deposited. This right is referred to herein as the redemption right.

If holders of 30% or more of the Public Shares vote against the Business Combination Proposal and properly demand redemption, the Company will not consummate the Transaction and your Public Shares will not be redeemed for a pro rata portion of the trust account. If the Company fails to complete an initial business combination by January 30, 2010, the Company will be required to liquidate and dissolve and the warrants will expire worthless.

Q.	How do I exercise my redemption rights?

A.	If you are a holder of Public Shares and wish to exercise your redemption rights, you must do all of the following:

(i) deliver your Public Shares to the Company’s transfer agent physically or electronically through the Depository Trust Company (“DTC”) prior to the Extraordinary General Meeting; (Given the relatively short solicitation period, it is advisable for shareholders to use electronic delivery of the Public Shares.)

(ii) vote against the Business Combination Proposal; and

(iii) prior to the vote on the Business Combination Proposal, demand that the Company redeem your Public Shares for a pro rata portion of the trust account.

Any action that does not include a vote against the Business Combination Proposal will prevent you from exercising your redemption rights. Your vote on any proposal other than the Business Combination Proposal will have no impact on your right to redeem your Public Shares, provided that the Transaction is consummated.

You may exercise your redemption rights either by checking the box on the proxy card or by submitting your request in writing to Felix Orihuela of American Stock Transfer & Trust Company, the Company’s transfer agent, at the address listed at the end of this section. Warrantholders and shareholders who hold their securities in “street name” through a broker or bank will have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone. As of the date of this proxy statement/prospectus substantially all outstanding Public Shares and Public Warrants are held in street name. If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods.

If you (i) initially vote for the Business Combination Proposal but then wish to vote against it and exercise your redemption rights, or (ii) initially vote against the Business Combination Proposal and wish to exercise your redemption rights but do not check the box on the proxy card providing for the exercise of your redemption rights or do not send a written request to the Company to exercise your redemption rights, or (iii) initially vote against the Business Combination Proposal but later wish to vote for it, you may request the Company to send you another proxy card on which you may indicate your intended vote. You may make such request by contacting the Company at the phone number or address listed at the end of this section.

Any request for redemption, once made, may be withdrawn at any time up to the vote taken with respect to the Business Combination Proposal at the Extraordinary General Meeting. If you delivered your shares for redemption physically or electronically to the Company’s transfer agent and decide prior to the vote not to elect redemption, you may request that the Company’s transfer agent return the shares (physically or electronically). You may make such request by contacting the Company’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card must be received by the Company prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s Public Shares have been delivered (physically or electronically) to the transfer agent prior to the Extraordinary General Meeting. Given the relatively short solicitation period, it is advisable for shareholders to use electronic delivery of the Public Shares to our transfer agent through the DTC by contacting the shareholder’s broker, bank or nominee. The Company’s transfer agent will receive the Public Shares on the same day that electronic delivery instructions are made.

Q.	Do I have appraisal rights if I object to the Transaction?

A.	No appraisal rights are available under the Companies Law (2009 Revision) of the Cayman Islands to the shareholders of the Company in connection with the proposed Transaction.

Q.	What happens to the funds deposited in the trust account after consummation of the Transaction?

A.	Pursuant to the Master Agreement, $120,000,000 of the funds held in the trust account will be paid at closing to JNL as consideration in the Transaction. In addition, the remaining funds held in the trust account will be released (i) to pay transaction fees and expenses; (ii) to pay the Company’s tax obligations and deferred underwriting discounts and commissions; (iii) to pay those holders of Public Shares who properly exercised their redemption rights; and (iv) for working capital and general corporate purposes of the Company and its subsidiaries. In addition, the funds released to the Company from the trust account subsequent to the closing of the Transaction may be used to purchase Public Shares in privately negotiated transactions.

If no shareholder exercises their redemption rights, we estimate that the amount available for working capital and general corporate purposes in Overture Re will be approximately $125,237,000 consisting of $26,737,000 of cash and $98,500,000 of liquid securities after consummation of the transaction ($26,737,000 + 98,500,000 = 125,237,000). If shareholders holding one share less than 30% of the public shares exercise their redemption rights, we estimate that the amount available for working capital and general corporate purposes in Overture Re will be approximately $81,228,000 consisting of $0.00 cash, $98,500,000 of liquid securities which is partially offset by $17,272,000 on borrowing against the portfolio reflected on the liability side of the Unaudited Pro Forma Combined Balance Sheet (98,500,000 - 17,272,000 = $81,228,000). These working capital amounts reflect the fact that $98,500,000 of securities will be purchased as part of the $120,000,000 purchase price and portions of such securities can be sold/liquidated to meet any necessary capital requirements on an ongoing basis. In connection with consummation of the Transaction, the trust account itself will be terminated as its purpose, to fund the acquisition of a business combination, will have been completed.

Q.	When is the Transaction expected to be completed?

A.	It is currently anticipated that the Transaction will be consummated promptly following the Special Meeting of Warrantholders and the Extraordinary General Meeting of Shareholders to be held on January 27, 2010, provided that all conditions to the consummation of the Transaction have been satisfied or waived.

Q.	Since the Company’s IPO prospectus did not disclose that funds in the trust account might be used, directly or indirectly, to purchase Public Shares or that the Company might seek to amend the Warrant Agreement, what are my legal rights?

A.	You should be aware that because the Company’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares other than from holders who have voted against the Business Combination Proposal and demanded that their Public Shares be redeemed for cash or that the Company may seek to amend the Warrant Agreement, each holder of Public Shares at the time of the Transaction who purchased Public Shares in the IPO may bring securities law claims against the Company for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Other than the Company’s IPO prospectus not disclosing that funds in its trust account might be used, directly or indirectly, to purchase Public Shares in order to secure approval of the Company’s shareholders for the Transaction or that the Company may seek to amend the Warrant Agreement, we are not aware of any other differences between the information provided in our IPO prospectus and this prospectus/proxy statement. Such claims may entitle shareholders asserting them to up to $10.00 per share, based on the initial offering price of the units in the IPO, comprised of shares and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of the IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on redemption or liquidation). Such claims could further diminish the amount of funds available following the Transaction for working capital and general corporate purposes. See “Proposals to be Considered by Shareholders — The Business Combination Proposal — Rescission Rights.” (page 92)

Q.	What do I need to do now?

A.	You are urged to carefully read and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Warrant Amendment Proposal will affect you as a warrantholder and how the Transaction will affect you as a shareholder of the Company, as the case may be. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q.	How do I vote?

A.	If you are a holder of record of Company Warrants or Ordinary Shares on the record date of January 7, 2010, you may vote with respect to the applicable proposals in person at the Special Meeting of Warrantholders or the Extraordinary General Meeting, as the case may be, or by submitting a proxy for the Special Meeting of Warrantholders or the Extraordinary General Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed warrantholder and/or shareholder proxy card in the accompanying pre-addressed postage paid envelope. The Company’s board of directors has directed that all proxies be deposited no later than the time for holding the meeting or any adjourned meeting, at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, NY 10017.

If you hold your Company Warrants or Ordinary Shares in “street name,” which means your Company Warrants or Ordinary Shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the Company Warrants or Ordinary Shares you beneficially own are properly counted. In this regard, you must provide the record holder of your Company Warrants or Ordinary Shares with instructions on how to vote your Company Warrants or Ordinary Shares, as applicable. Warrantholders and shareholders who hold their securities in “street name” through a broker or bank will have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone. As of the date of this proxy statement/prospectus substantially all outstanding Public Shares and Public Warrants are held in street name. If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods. Votes submitted at any time prior to the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders, as the case may be, will be accepted. However, to ensure that your vote is properly counted and to avoid any problems or unforeseen delays, you should submit your vote as early as possible and prior to midnight on the day before the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders, as the case may be. After such time, a holder will need to contact his bank, broker or nominee directly to vote or change his vote.

If you wish to attend the Special Meeting of Warrantholders or the Extraordinary General Meeting and vote in person, you must obtain a proxy from your broker, bank or nominee to vote your Company Warrants or Ordinary Shares at the Special Meeting of Warrantholders or the Extraordinary General Meeting, as the case may be.

Q.	What will happen if I abstain from voting at the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders?

A.	The Company will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal, whether presented at the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders, as present for purposes of determining whether a quorum is present.

An abstention from voting on the Warrant Amendment Proposal to be presented to the warrantholders will have same effect as a vote “AGAINST” this proposal.

An abstention from voting on the Warrantholder Adjournment Proposal will have the same effect as a vote “AGAINST” on such proposal.

Abstentions, while considered present for the purposes of establishing a quorum at the Extraordinary General Meeting, will have no effect on the Business Combination Proposal. An abstention on the Business

Combination Proposal will preclude you from having your Public Shares redeemed for a pro rata portion of the trust account. In order to exercise your redemption rights, you must cast a vote against the Business Combination Proposal, make an election on the proxy card to redeem such Public Shares or submit a request in writing to the Company’s transfer agent at the address listed at the end of this section and deliver your shares to the Company’s transfer agent physically or electronically through DTC prior to the Extraordinary General Meeting. Given the relatively short solicitation period, it is advisable for shareholders to use electronic delivery of the Public Shares to our transfer agent through the DTC by contacting the shareholder’s broker, bank or nominee. The Company’s transfer agent will receive the Public Shares on the same day that electronic delivery instructions are made.

Abstentions are not treated as votes under Cayman Islands law and the Company’s Articles and will not have any effect on any of the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal or the Shareholder Adjournment Proposal.

Q.	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.	Signed and dated proxies received by the Company without an indication of how the warrantholder or shareholder intends to vote on a proposal will be voted in favor of each proposal presented to warrantholders or shareholders, as the case may be.

Holders of Public Shares will not be entitled to exercise their redemption rights if such shareholders return a proxy card to the Company without an indication of how they desire to vote with respect to the Business Combination Proposal or, for shareholders holding their Public Shares in street name, if such shareholders fail to provide voting instructions to their brokers, banks or other nominees.

Q.	If I am not going to attend the Special Meeting of Warrantholders or the Extraordinary General Meeting in person, should I return my proxy card instead?

A.	Yes. Whether or not you plan to attend the Special Meeting of Warrantholders or the Extraordinary General Meeting, after carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, to ensure your warrants or shares are represented at the Special Meeting of Warrantholders or the Extraordinary General Meeting, as the case may be.

Q.	If my warrants or shares are held in “street name,” will my broker, bank or nominee automatically vote my warrants or shares for me?

A.	No. Under the rules of various U.S national and regional securities exchanges, your broker, bank or nominee cannot vote your warrants or shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. The Company believes the proposals presented to the warrantholders and shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your warrants or shares without your instructions.

If you do not provide instructions with your proxy or sign your proxy card your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your warrants or shares; this indication that a bank or broker is not voting your warrants or shares is referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not count for purpose of determining the number of votes cast at the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders. Your bank, broker or other nominee can vote your warrants or shares only if you provide instructions on how to vote. You should instruct your broker to vote your warrants or shares in accordance with directions you provide.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. You may change your vote by sending a later-dated, signed proxy card to the Company at the address set forth below so that it is received by the Company, at the offices of Ellenoff Grossman & Schole LLP, the location of the meetings, prior to the Special Meeting of Warrantholders or the Extraordinary General Meeting, as applicable, or attend the Special Meeting of Warrantholders or the Extraordinary General Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to the Company, which must be received prior to the Special Meeting of Warrantholders or the Extraordinary General Meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your warrants or shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold warrants or shares. If you are a holder of record and your warrants or shares are registered in more than one name, you will receive more than one proxy card. If you are a holder of Public Warrants and Public Shares, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your warrants or shares.

Q.	Who can help answer my questions?

A.	If you have questions about the Transaction or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Marc Blazer, President c/o Maples Corporate Services Limited Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (646) 736-1376 Fax: (646) 224-8971

or

You may also contact Morrow & Co., LLC, the Company’s proxy solicitor at:

470 West Avenue Stamford, Connecticut 06902 Telephone: (800) 662-5200

To obtain timely delivery, warrantholders and shareholders must request the materials no later than [ ], 2010. You may also obtain additional information about the Company from documents filed with the Securities and Exchange Commission, or SEC, by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to vote against the Transaction and seek redemption of your Public Shares, you will need to deliver your Public Shares (either physically or electronically) to the Company’s transfer agent prior to the Extraordinary General Meeting. Given the relatively short solicitation period, it is advisable for shareholders to use electronic delivery of the Public Shares to our transfer agent through the DTC by contacting the shareholder’s broker, bank or nominee. The Company’s transfer agent will receive the Public Shares on the same day that electronic delivery instructions are made. If you have questions regarding the certification of your position or delivery of your Public Shares, please contact:

Felix Orihuela American Stock Transfer & Trust Company 59 Maiden Lane, Plaza Level New York, New York 10038 Tel: (718) 921-8210 Fax: (718) 921-8355

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and is qualified in its entirety by the more detailed information included elsewhere in this proxy statement/prospectus. Because this is a summary, it may not contain all of the information that is material or important to you. Accordingly, you should read this entire proxy statement/prospectus carefully, including the annexes. Please also see the section entitled “Where You Can Find More Information.”

INFORMATION ABOUT THE PARTIES TO THE TRANSACTION

Overture Acquisition Corp.

The Company is an exempted company incorporated under the laws of the Cayman Islands on September 25, 2007 for the purpose of acquiring, through a merger, share capital exchange, asset acquisition, share purchase, reorganization or any other similar business combination, an operating business which the Company refers to as its initial business combination, with a fair market value of at least 80% of the balance held in the Company’s trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of such business combination and resulting in ownership by the Company of at least 51% of the voting equity interests of the operating business. To date, the Company’s efforts have been limited to organizational activities, its IPO and the search for a suitable business combination.

If the Company is unable to complete the Transaction or fails to complete an initial business combination by January 30, 2010, the Company will automatically go into liquidation and, as part of this process, will distribute to the holders of Public Shares the amount in its trust account plus any remaining non-trust account funds after payment of all of its liabilities. In the event of the Company’s liquidation, the Company’s warrants will expire worthless.

The Company’s Ordinary Shares and Public Warrants are currently listed on the NYSE Amex under the symbols “NLX” and “NLX-WS,” respectively. Following the Transaction, the Company anticipates that the Ordinary Shares and Public Warrants will continue to be listed on the NYSE Amex.

The mailing address of the Company’s registered office is c/o Maples Corporate Services Limited, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Its telephone number is (646) 736-1376.

Overture Re Holdings and Overture Re

Overture Re Holdings was recently incorporated and Overture Re will be incorporated by the Company to consummate the Transaction. In the Transaction, JNL Bermuda will be amalgamated with Overture Re and the amalgamated company will be a long term reinsurer domiciled in Bermuda.

JNL Bermuda

JNL Bermuda is a recently formed Delaware limited liability company. JNL Bermuda is a wholly owned subsidiary of JNL. While JNL Bermuda is a newly-formed entity, its business will be a continuation of a portion of JNL’s current operating business. JNL Bermuda and JNL will enter into a Reinsurance Option and Contribution Agreement pursuant to which JNL Bermuda, or its permitted successor or assign, may exercise the option to reinsure fixed and variable annuity blocks of JNL (the “Reinsurance Option and Contribution Agreement”) — upon meeting certain conditions, including that JNL Bermuda, or its permitted successor or assign, obtains all necessary licenses for operation as a reinsurer in Bermuda, as required pursuant to the terms and conditions set forth in the form of Quota Share Reinsurance Agreement attached to the Master Agreement. Also JNL will contribute certain employees and other assets, including a portfolio of securities, to JNL Bermuda pursuant to the Reinsurance Option and Contribution Agreement.

JNL Bermuda intends to employ up to three executive officers. JNL Bermuda will enter into the Investment Management Agreement with its affiliate JNF Asset Management, LLC (“JNFAM”) for investment services with respect to a portion of JNL Bermuda’s asset portfolio. JNL Bermuda’s asset portfolio consists of approximately $98,500,000 (valued as of December 10, 2009 and subject to adjustment) of liquid, fixed-income securities. If the Transaction is consummated, JNL Bermuda will be amalgamated with Overture Re. Overture Re would then exercise the option under the Reinsurance Option and Contribution Agreement, enter into the Quota Share Reinsurance Agreement with JNL and assume the Investment Management Agreement.

The block that is subject to the Reinsurance Option and Contribution Agreement is currently an operating business by itself. Until the consummation of the Transaction, the block will be an operating business that is being operated as a part of JNL. JNL is awaiting approval from the Texas Department of Insurance before consummating the Transaction which includes entering into the Reinsurance Option and Contribution Agreement with JNL Bermuda. JNL hopes to receive approval by mid-January, 2010. Assuming all such approvals are received, and assuming Overture Re is licensed in Bermuda as a reinsurer (anticipated to occur by the Closing Date), then at the time of the closing of the Transaction, JNL Bermuda and JNL will enter into the Reinsurance Option and Contribution Agreement and the securities portfolio will be transferred to JNL Bermuda, and the Company will acquire an operating business through its subsidiary Overture Re — which will have the authority to conduct the business of reinsurance as to the block and future reinsurance business as Overture Re may determine to undertake.

JNL Bermuda’s address is Emporium Building, 4th Floor, 69 Front Street, Hamilton HM12, P.O. Box HM3352, Hamilton, HMPX, Bermuda.

Master Agreement

On December 10, 2009, the Company entered into the Master Agreement with Overture Re Holdings, JNF, JNL and JNL Bermuda and the Founders of the Company. Pursuant to the Master Agreement, certain steps will be implemented to effectuate the Transaction.

STEP 1

•	JNL on the Closing Date will beneficially own or have commitments to acquire 24.5% of the Ordinary Shares of Overture Acquisition Corp., taking into account the Public Share redemptions, the obligation of the Company to repurchase the Founder Shares and any obligation to issue Ordinary Shares to JNL pursuant to the Master Agreement, by (a) open market purchases, (b) negotiated purchases or (c) private placement.

•	JNL Bermuda will have an option to reinsure 90% of the fixed annuities and 50% of the variable annuities of JNL ($21.5M) pursuant to Reinsurance Option and Contribution Agreement, plus a securities portfolio ($98.5M), certain other assets and will enter into an Investment Management Agreement with JNFAM. JNL Bermuda will dividend a portion of the securities back to JNL to reflect any decreases in the purchase price of JNL Bermuda.

•	Overture Re and JNL Bermuda will amalgamate with Overture Re being the surviving entity — and will obtain the option, securities portfolio, certain other assets and the Investment Management Agreement.

•	Overture Acquisition Corp. will have an option to acquire JNFAM.

•	JNL hopes to receive approval from the Texas Department of Insurance for the Transaction in mid-January 2010. JNL Bermuda and JNL will execute the Reinsurance Option and Contribution Agreement and JNL Bermuda will acquire the asset portfolio from JNL.

STEP 2

•	Overture Re will exercise option and enter into Quota Share Reinsurance Agreement with JNL pursuant to which an annuity life insurance block of JNL is to be quota share reinsured by Overture Re on a modified coinsurance basis.

•	Overture Re will assume the Investment Management Agreement with JNFAM. Pursuant to this agreement, initially JNFAM will manage 20% of the regulatory capital of Overture Re and going forward, will also manage 20% of any additional reinsurance assets acquired by Overture Re.

•	Directors, management and Founders of Overture Acquisition Corp. to acquire warrants in JNF pursuant to Warrant Subscription Agreement.

•	Overture Acquisition Corp. may exercise the option to acquire JNFAM.

THE SHAREHOLDER PROPOSALS

THE BUSINESS COMBINATION PROPOSAL (Page 81)

The Master Agreement (Page 92)

The following summary describes the material provisions of the Master Agreement. The provisions of the Master Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Master Agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Master Agreement. The Master Agreement is attached to this proxy statement/prospectus as Annex I and is incorporated by reference into this proxy statement/prospectus, and we encourage you to read it carefully in its entirety for a more complete understanding of the Master Agreement and the Transaction.

The Master Agreement was entered into by JNL, JNF, JNL Bermuda, JNFAM, the Company, Overture Re Holdings and the Founders, on December 10, 2009. The Master Agreement sets forth, among other things:

•	representation and warranties of the parties as to, among other things, due organization, corporate power and authority, authorization and validity of the Master Agreement and, as relevant, the other agreements contemplated therein, the receipt of any necessary consents, approvals and permits, the accuracy of certain information, and other matters;

•	conditions to be satisfied or waived on or before the Closing Date (as defined above), to each party’s obligation to consummate the Transaction (as defined above) on the Closing Date;

•	covenants regarding conduct of business prior to the Closing Date and other matters; and

•	circumstances under which the Master Agreement may be terminated prior to the Closing Date.

The following additional agreements, (together with certain other agreements the “Transaction Agreements”) are contemplated in connection with the Transaction and forms of such agreements are attached to the Master Agreement attached hereto as Annex I, except as otherwise indicated:

•	Agreement and Plan of Amalgamation;

•	Reinsurance Option and Contribution Agreement;

•	Quota Share Reinsurance Agreement;

•	Investment Management Agreement;

•	Securities Purchase Agreement;

•	Registration Rights Agreement;

•	Amended and Restated Registration Rights Agreement;

•	Shareholders Agreement;

•	Sponsors’ Agreement;

•	Warrant Purchase Agreement; and

•	Incentive Plan (as defined above with respect to the Incentive Plan Proposal, and attached as Annex IV).

Under the Master Agreement, on or before the Closing Date, the following actions shall occur:

•	Overture Re Holdings will form Overture Re and Overture Re will become licensed to operate as a reinsurer in Bermuda;

•	Overture Re and JNL Bermuda will execute and deliver the Agreement and Plan of Amalgamation;

•	JNL Bermuda and JNFAM will execute and deliver the Investment Management Agreement;

•	JNL Bermuda and JNL will execute and deliver the Reinsurance Option and Contribution Agreement;

•	The Company and its financial advisors and underwriters of the Company will execute and deliver the Compensation Amendment Agreements;

•	The Company and the Founders will execute and deliver the Sponsors’ Agreement;

•	JNL and the Company will execute and deliver the Registration Rights Agreement; and

•	The Founders and the Company will execute and deliver the Amended and Restated Registration Rights Agreement.

On the Closing Date and subject to the satisfaction or waiver of all conditions set forth therein, the following actions shall occur simultaneously:

•	Overture Re and JNL Bermuda will consummate the amalgamation and other transactions contemplated by the Agreement and Plan of Amalgamation;

•	all other necessary filings will be made to give effect to the amalgamation; and

•	if necessary, JNL and the Company shall execute and deliver the Securities Purchase Agreement. JNL and the Company will only enter into the Securities Purchase Agreement if JNL has not obtained 24.5% of the Ordinary Shares of the Company taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement, through open market purchases or privately negotiated transfers.

Immediately following the amalgamation of JNL Bermuda with Overture Re, the following actions shall occur simultaneously:

•	Overture Re, as successor by amalgamation to JNL Bermuda, will exercise the option to execute the Quota Share Reinsurance Agreement with JNL, and Overture Re and JNL will execute and deliver the Quota Share Reinsurance Agreement;

•	Overture Re, as successor by amalgamation to JNL Bermuda, will assume the Investment Management Agreement with JNFAM;

•	JNF and the Founders will execute and deliver the Warrant Purchase Agreement and related warrant certificates;

•	The Founders and Overture Re will execute and deliver the Sponsors’ Agreement;

•	JNL and the Company will execute and deliver the Shareholder Agreement; and

•	The Incentive Plan will become effective.

The Closing will be held in New York, New York or such other location as the parties may agree, except that the amalgamation will be consummated in Hamilton, Bermuda.

Conditions to the obligations of each party to consummate the Transaction on the Closing Date include:

•	no law shall have been issued by any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Transaction or making all or any portion of the Transaction illegal;

•	all parties shall have received the authorizations, approvals and consents of third parties and Governmental Authorities identified on disclosure schedules to the Master Agreement, with limited exceptions set forth therein;

•	the Business Combination Proposal is approved in accordance with the requirements set forth above;

•	the Warrant Amendment Proposal is approved in accordance with the requirements set forth above;

•	the Share Repurchase Proposal, the Board of Directors Proposal and the Incentive Plan Proposal are approved in accordance with the requirements set forth above;

•	the Company and its underwriters and financial advisors have entered into the Compensation Amendment Agreements;

•	Overture Re has received all necessary licenses, permits and approvals from all governmental authorities and has taken all actions required to be duly registered, licensed, or admitted as an insurer under applicable insurance laws in each jurisdiction where it is or will be required to be so licensed or admitted to conduct its business as it relates to the reinsured policies after the Closing Date, including Bermuda;

•	all Transaction Agreements shall have been fully executed and delivered by the parties thereto; and

•	the combination of the expected redemptions by shareholders and payments under forward purchase contracts by the Company are not to be in excess of $50,000,000.

The conditions to the obligations of each party may only be waived by the party entitled to benefit from such condition and may only be waived by written instrument signed by the party granting the waiver.

Conditions to the obligations of JNF, JNL, JNL Bermuda and JNFAM to consummate the Transaction on the Closing Date include, but are not limited to:

•	accuracy of representations and warranties made by each of the Company, Overture Re Holdings, Overture Re and the Founders under the Master Agreement and any Transaction Agreement;

•	each of the Company, Overture Re Holdings, Overture Re and the Founders shall have performed in all material respects all agreements and complied with all covenants contained in the Master Agreement and any Transaction Agreement to be performed or complied with by it prior to or at the Closing;

•	receipt of certificates certifying that specified conditions have been fulfilled;

•	each of the Company, Overture Re Holdings, Overture Re and the Founders shall not be subject to any material adverse effect since the date of the Master Agreement;

•	JNF shall have received the Escrow Amendment Agreement which has been executed by the Founders, the Company and American Stock Transfer and Trust Company; and

•	the Company has duly established the Incentive Plan, which becomes effective immediately after the closing of the Transaction.

Non-compliance with the conditions to the obligations of JNF, JNL, JNL Bermuda and JNFAM, may only be waived by written instrument signed by JNF on behalf of JNF, JNL, JNL Bermuda, and JNFAM.

Conditions to the obligations of the Company, Overture Re Holdings, Overture Re and the Founders to consummate the Transaction on the Closing Date include, but are not limited to:

•	accuracy of representations and warranties made by each of JNF, JNL, JNL Bermuda and JNFAM under the Master Agreement and Transaction Agreements;

•	each of JNF, JNL, JNL Bermuda and JNFAM shall have performed in all material respects all agreements and complied with all covenants contained in the Master Agreement and the Transaction Agreements to be performed or complied with by it prior to or at the Closing;

•	receipt of certificates certifying that specified conditions have been fulfilled;

•	each of JNF, JNL, JNFAM and JNL Bermuda shall not be subject to any material adverse effect since the date of the Master Agreement;

•	JNL shall beneficially own or have made commitments to acquire on the Closing Date 24.5% of the Ordinary Shares of the Company, taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founder Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement; and

•	The Company and the Founders shall have enter into an Amended and Restated Registration Rights Agreement in connection with the registration rights granted to the Founders at the time of the IPO.

Non-compliance with the conditions to the obligations of the Company, Overture Re Holdings, Overture Re and the Founders, may only be waived by written instrument signed by the Company, Overture Re Holdings, Overture Re and the Founders. No party to the Master Agreement may rely on the failure of a condition, if such failure was caused by the failure of a party or its affiliates to comply with its or its affiliates obligations or any other provision under the Master Agreement.

The Master Agreement may be terminated and the Transaction abandoned in the following circumstances:

•	by mutual written consent of the parties thereto;

•	by either JNF, JNL, JNL Bermuda and JNFAM, on the one hand, or the Company, Overture Re Holdings, Overture Re and the Founders, on the other hand, if it becomes impossible to satisfy certain of the closing conditions;

•	by either JNF, JNL, JNL Bermuda and JNFAM, on the one hand, or the Company, Overture Re Holdings, Overture Re and the Founders, on the other hand, if the Closing has not occurred on or before 5:00 p.m. New York City time on January 30, 2010, or such later date as may be agreed in writing by the parties (such date, the “Outside Date”); provided, however, that the right to terminate the Master Agreement in such circumstance will not be available to any party whose failure (or failure of its affiliates) to fulfill any of its (or its affiliates’) obligations contained in the Master Agreement has been the cause of, resulted in, or contributed to such failure of the Closing to have occurred;

•	by JNF, JNL, JNL Bermuda and JNFAM if any of the Company, Overture Re Holdings, Overture Re or the Founders breach any representation, warranty, or covenant contained in the Master Agreement such that the conditions set forth in the Master Agreement cannot be satisfied and such breach cannot be cured by the Outside Date;

•	by the Company, Overture Re Holdings, Overture Re and the Founders, if any of JNF, JNL, JNL Bermuda or JNFAM breach any representation, warranty, or covenant contained in the Master Agreement such that the conditions set forth in the Master Agreement cannot be satisfied and such breach cannot be cured by the Outside Date; or

•	by the Company or JNF if any of the Transaction Agreements are terminated.

The Master Agreement is governed by the laws of the State of New York (without regard to conflict of laws principles).

The Master Agreement may be amended, modified, or supplemented or changed, and any provision can be waived, only in writing signed by the party against whom enforcement thereof is sought.

If the Closing does not occur, each party agrees to bear all costs and expenses it, and its affiliates, agents, attorney and advisers incur relating to the authorization, preparation, negotiation, execution and performance of the Master Agreement and the Transaction Agreements. If the Closing does occur, the Company shall reimburse JNF, JNL, JNFAM and JNL Bermuda for all of the costs and expenses incurred by them, including without limitation the costs and expenses of their affiliates, agents, attorneys, advisers, accountants, actuaries, recruiters and employee benefit consultants relating to the authorization, preparation, negotiation, execution, and performance of the Master Agreement, the Transaction Agreements, the Proxy Statement/Prospectus and the Transaction, subject to a cap of $2,000,000.

The parties to the Master Agreement intend to consummate the Transaction as promptly as practicable following the Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders, provided that:

•	the holders of Company Warrants have approved the Warrant Amendment Proposal;

•	the Company’s shareholders have approved and adopted the Business Combination Proposal and the Transaction;

•	holders of no more than one share less than 30% of the Public Shares vote against the Business Combination Proposal and demand redemption of their Public Shares into a pro rata portion of the trust account;

•	the Company’s shareholders have approved each of the Repurchase Amendment Proposal, the Share Repurchase Proposal, the Board of Directors Proposal and the Incentive Plan Proposal; and

•	the other conditions specified in the Master Agreement have been satisfied or waived.

For more information, see the description of the Master Agreement in the section entitled “Proposals to be Considered by Shareholders — The Master Agreement.” (page 94) The Master Agreement is included as Annex I to this proxy statement/prospectus. We encourage you to read the Master Agreement in its entirety.

Board of Directors of the Company Following the Consummation of the Transaction (Page 195)

Pursuant to the Master Agreement, all of the directors of the Company as of immediately prior to the Closing will resign from all of their positions effective as of the Closing Date, and at and after the Closing Date, the Company shall cause the board of directors to consist of seven (7) members of which (i) four (4) members shall be designated as nominees by JNL and (ii) three (3) members shall be designated as nominees by Overture and the Founders. See “Directors and Management of the Company Following the Transaction” (page 195) and “Proposals to be Considered by Shareholders — The Board of Directors Proposal” (page 141) for more information.

Tax Considerations (Page 115)

The Company does not expect the shareholders of the Company to have United States federal income tax consequences resulting from the Transaction, except to the extent holders of Public Shares exercise their redemption rights.

A holder of Public Shares who exercises redemption rights will generally be required to recognize capital gain or loss upon the redemption, if such shares were held as a capital asset on the date of the Transaction. This gain or loss will be measured by the difference between the amount of cash received and the shareholder’s tax basis in the redeemed shares.

All shareholders are urged to consult their own tax advisors to determine their particular tax consequences. The discussion contained in this proxy statement/prospectus is based on the provisions of the Internal Revenue Code of 1986, as amended, applicable current United States Treasury Regulations, judicial authority, and administrative rulings and practice, in each case as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis.

For a description of the material federal income tax consequences of the Transaction, please see the information set forth in “Proposals to be Considered by Shareholders — The Master Agreement — Material Income Tax Consequences of the Transaction to the Company’s Securityholders.” (page 115)

Anticipated Accounting Treatment (Page 124)

The Business Combination will be accounted for under the purchase method of accounting in accordance with U.S. GAAP. The assets and liabilities of JNL Bermuda will be stated at fair value. JNL Bermuda’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Overture after consummation. The Overture shareholders will have a controlling voting interest in JNL Bermuda. Overture will effect this acquisition through the distribution of cash. Upon acquisition, JNL Bermuda will be amalgamated with and into Overture Re. a wholly owned subsidiary of Overture Re Holdings, which is a wholly owned subsidiary of Overture Acquisition Corp. Accordingly, the shareholders of Overture shall own 100% of the successor entity to JNL Bermuda.

Appraisal Rights (Page 228)

No appraisal rights are available under the Companies Law (2009 Revision) of the Cayman Islands to the shareholders of the Company in connection with the consummation of the Transaction.

Redemption Rights (Page 77)

Pursuant to the Company’s Articles, a holder of Public Shares may, if the shareholder affirmatively votes against the Business Combination Proposal, also demand that the Company redeem such Public Shares for a pro rata portion of the trust account if the Transaction is consummated. Provided that holders of no more than one share less than 30% of the Public Shares exercise their redemption rights (in which case the Company will not be permitted to consummate the Transaction), Public Shares with respect to which redemption has been properly demanded will be redeemed and subsequently cancelled following completion of the payment of the redemption amount in respect of each Public Share and upon the appropriate entries being made on the Company’s Register of Members (Shareholders) by the Company’s transfer agent. As of September 30, 2009, this would amount to approximately $10.04 per Public Share. You will be entitled to receive cash for your Public Shares only if you vote against the Business Combination Proposal, properly demand redemption and deliver your shares (either physically or electronically) to the Company’s transfer agent prior to the Extraordinary General Meeting of Shareholders and the Transaction is consummated. Given the relatively short solicitation period, it is advisable for shareholders to use electronic delivery of the Public Shares to our transfer agent through the DTC by contacting the shareholder’s broker, bank or nominee. The Company’s transfer agent will receive the Public Shares on the same day that electronic delivery instructions are made. See the section entitled “Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders — Redemption Rights” for the procedure to be followed if you wish to redeem your Public Shares for cash.

Proxies

Proxies may be solicited by mail, telephone or in person. The Company’s proxy solicitor is Morrow & Co. LLC, which can be reached at 470 West Avenue, Stamford, Connecticut. Its telephone number is (800) 662-5200.

If you grant a proxy, you may still vote your warrants or shares, as the case may be, in person if you revoke your proxy before the Special Meeting of Warrantholders or the Extraordinary General Meeting. You may also change your vote by submitting a later-dated proxy as described in the section entitled “The Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders — Revoking Your Proxy.”

Reasons for the Approval of the Transaction (Page 87)

In considering the Transaction, the Company’s Board of Directors gave considerable weight to the following favorable factors:

•	Experienced management team — Proven entrepreneurial management team with strong track record of launching, growing, and operating innovative financial institutions in highly regulated environments, with over 20 years insurance and fixed income investing experience;

•	Historic entry point — Management believes historic dislocation and capital constraints in the industry create unprecedented opportunity to providers of capital through reinsurance products;

•	Favorable long term growth characteristic — Steady long-term growth trajectory of life insurance policies in force creates opportunities to re-insure additional blocks of policies as global insurance companies remain capital constrained to underwrite new policies;

•	Immediate accretive use of proceeds — Overture Re will reinsure fixed and variable blocks of JNL annuities enabling Overture Re to be an active reinsurer at the closing of the Transaction;

•	Operational leverage through turnkey reinsurance platform — Overture Re will contract with its affiliates JNL and JNFAM and leverage their platform and their proven management team, database,

proprietary technology and other infrastructure to provide a cost effective corporate, policy administration, and investment management platform;

•	Middle-market focus — Although concentrated at the top end of the market, the annuity market consists of many small writers. The extremely fragmented variable annuity market creates an opportunity to provide reinsurance to many underserved and capital constrained middle-market insurance companies;

•	Favorable financial and industry analysis — Financial analysis, presentation and oral opinion of Houlihan Smith confirmed by a written opinion dated December 6, 2009, that indicates the Transaction is fair, from a financial point of view, to the Company’s shareholders;

•	Barriers to entry — Considerable regulatory compliance requirements and highly specialized skill sets required, provide significant obstacles to entry and competition; and

•	Favorable domicile; tax advantages — Domicile in Bermuda and tax advantages from offshore income-producing activities.

The Company’s Board of Directors believes the above factors strongly supported its determination and recommendation to approve the Transaction. The Company’s Board of Directors did, however, consider the following potentially negative factors, among others, including the risk factors set forth elsewhere in this proxy statement/prospectus, in its deliberations concerning the Transaction:

•	Shareholder redemptions and reduction of trust funds — The potential for current holders of Public Shares of the Company to vote against the Transaction and demand to redeem their shares for cash upon consummation of the Transaction, reducing the amount of cash available to the Company following the Closing;

•	Uncertain regulatory environment — The potential for industry scrutiny or increased regulation;

•	Interests of officers and directors — Interests in the Transaction that certain officers and directors of the Company may have which are different from, or in addition to, the interests of the Company shareholders generally, including the matters described under “Proposals to be Considered by Shareholders — The Business Combination Proposal — Certain Benefits of the Company’s Directors and Officers and Others in the Transaction;”

•	Limitations on indemnification — The limitations on indemnification set forth in the Master Agreement described in “Proposals to be Considered by Shareholders — The Master Agreement”;

•	Dilution to interests of shareholders — Control of JNF’s current shareholders, including David Smilow and his affiliates, of a significant percentage of the Company’s issued shares after the Transaction; After consummation of the Transaction, JNL will hold 24.5% of the Company’s issued and outstanding shares. Ownership of JNF, the parent entity of JNL, is as follows:

JNF Holding Company, Inc. (entity controlled by D. Smilow)	32.16%

Inviva, LLC (entity controlled by D. Smilow)	16.71%

Trimaran Inviva TRPS, LLC (Private Equity Firm)	16.71%

Jefferson National Financial Corp. Employee Stock Ownership Plan	11.41%

Inviva, Inc. (entity controlled by D Smilow)	10.72%

Mitchell Caplan	4.76%

Others	7.43%

Total	100%

Through voting power of JNF Holding Company, Inc., Inviva, LLC and Inviva, Inc. David Smilow controls 62.5% of the outstanding stock of JNF;

•	Regulatory issues — The impact of changes in or additional Bermuda or U.S. registration, licensing or other regulations affecting the reinsurance business or hedging activities related thereto;

•	Offshore operational risks — Potential for tax law changes, currency fluctuations, and difficulties enforcing legal rights;

•	Actuarial and mortality risk — Differences in mortality rates, policyholder behavior, claims and lapse rates from those assumed;

•	Competitive climate — Adverse changes in pricing and capacity through unexpected reduction of barriers to entry or favorable changes in regulatory climate and availability of capital;

•	Reliance on JNL — Potential inability to replace managerial, actuarial and administrative services provided in the event of capitalization, liquidity, financial or other difficulties experienced by JNL; and

•	Potential liquidation — The fact that if the Company is unable to obtain shareholder or warrrantholder approvals or if the parties are unable to obtain regulatory approvals on a timely basis, the Company will be required to liquidate.

The Company’s Board of Directors concluded that the Transaction is fair to, and in the best interests of, the Company and that the consideration to be paid in the Transaction is fair to the Company. The Company’s management conducted a due diligence review of JNL Bermuda that included an industry analysis, an evaluation of JNL Bermuda’s existing business, a valuation analysis and financial projections in order to enable the Board of Directors to evaluate JNL Bermuda’s business and financial condition and prospects.

Certain Benefits of the Company’s Directors and Officers and Others in the Transaction (Page 90)

When you consider the recommendation of the Company’s Board of Directors in favor of approval of the Transaction, you should keep in mind that the Company’s directors and officers have interests in the Transaction that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•	If the Company is unable to complete the Transaction or fails to complete an initial business combination by January 30, 2010, the Company’s Articles provide that the Company will go into automatic liquidation and be dissolved. In such event, the 3,750,000 Founder Shares held by our Founders that were acquired before the IPO for an aggregate purchase price of $25,000 would be worthless because the Company’s Founders are not entitled to receive any of the proceeds of the Company’s trust account with respect to such Founder Shares. Such Founder Shares had an aggregate market value of $37,537,500 based upon the closing price of $10.01 on the NYSE Amex on the record date.

•	The Company’s Founders purchased an aggregate of 4,380,000 Founder warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $4,380,000 in a private placement prior to the Company’s IPO, which we refer to as the Founder warrants. All of the proceeds the Company received from this private placement were deposited into the Company’s trust account. The Founder warrants, like the Public Warrants, are subject to and the holder thereof is being asked to consider and vote upon, the Warrant Amendment Proposal. The Company’s Founders have indicated that they intend to vote the Company Warrants they hold in favor of the Warrant Amendment Proposal. The Founder warrants had an aggregate market value of $1,445,400 based on the closing price of $0.33 on the NYSE Amex on the record date.

•	The Company has agreed to repurchase from the Company’s Founders the 3,750,000 Ordinary Shares purchased by the Founders prior the Company’s IPO, which we refer to as the Founder Shares, for an aggregate purchase price of $25,000, subject to shareholder approval. In consideration of the repurchase of such Founder Shares at their initial purchase price of $0.006 per share, or an aggregate of $25,000, the Founders will receive (i) Class A warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $75.00 per share, subject to adjustment per floating strike price, and (ii) Class B warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $125.00 per share, subject to adjustment per floating strike price, and (iii) 2,812,500 of the Company’s Ordinary Shares issuable in three equal tranches in the event the volume weighted average price of the Company’s Ordinary Shares for any ten days during a 30 day period equals or exceeds $12, $16 and $20, respectively.

•	If the Company liquidates and dissolves without consummating a business combination, the 4,380,000 founder warrants held by the Company’s Founders would expire worthless. Such founder warrants had an aggregate market value of $1,445,400 based upon the closing price of $0.33 on the NYSE Amex on the record date.

•	It is currently anticipated that John F. Hunt, the Company’s Chairman, Chief Executive Officer and Secretary, and Marc Blazer, the Company’s President and Treasurer, and Andrew Lufkin, one of the Company’s directors, will each continue to serve as directors of the Company following the Transaction.

•	If the Company liquidates and dissolves without consummating a business combination, Messrs. Hunt and Blazer will be liable to pay debts and obligations to vendors and other entities that are owed money by the Company for services rendered or products sold to the Company, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account, but only if such entities did not execute a valid and binding waiver. Based on the Company’s estimated debts and obligations, it is not currently expected that the Founders will have any exposure under this arrangement in the event of its liquidation.

•	If the Company goes into liquidation and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Company’s Founders have agreed to advance the Company the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

In addition to the interests of the Company’s directors and officers in the Transaction, certain individuals promoting the Transaction and/or soliciting proxies on behalf of the Company have interests in the Transaction that are different from, or in addition to, the interests of the Company.

JP Morgan and the other underwriters of the IPO may provide assistance to the Company and its directors and executive officers and may be deemed to be participants in the solicitation of proxies. $7,500,000 of the underwriters’ discounts and commissions relating to the Company’s IPO were deferred pending shareholder approval of the Company’s initial business combination and were to be released to the underwriters upon consummation of the Transaction. Management has reached an agreement with each of the underwriters, pursuant to which such deferred underwriters’ compensation has been reduced to up to $1,000,000 to the extent there is between $100,000,000 and $150,000,000 in trust at the consummation of the Transaction. The amendment to the underwriters agreement provides that to the extent there is at least $100 million in the trust at the consummation of the Transaction, the underwriters shall receive $20,000, pro rata, for each $1 million in excess of $100 million. If there is less than $100 million in the trust at the consummation of the Transaction, the underwriters are not entitled to any compensation. Pursuant to a financial advisory agreement by and between the Company and Credit Suisse, the Company agreed to pay Credit Suisse a transaction fee (the “Transaction Fee”), payable upon the first closing in connection with a Transaction, equal to 1.5% of the aggregate value of the Transaction; provided, however, in no event shall the Transaction Fee payable by the Company to Credit Suisse in connection with a Transaction be less than $2 million. In addition, pursuant to a financial advisory agreement by and between the Company and JP Morgan, the Company has agreed to pay JP Morgan a financial advisory fee of $500,000 upon the consummation of the Transaction. If the Transaction is not consummated and the Company is required to be liquidated and dissolved, the underwriters will not receive any such fees. Warrantholders and shareholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation.

Actions That May Be Taken to Secure Approval of the Company’s Shareholders (Page 91)

Pursuant to the Master Agreement, JNF shall beneficially own or have made commitments to acquire on the Closing Date 24.5% of the Company’s Ordinary Shares, taking into account the Public Share redemptions, the obligation of the Company to repurchase the Founder Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement. Such purchases may either be made in the open market prior to the record date of the Extraordinary General Meeting, in privately negotiated transactions prior to the Extraordinary General Meeting, in a private placement subsequent to the closing of the Transaction or a combination thereof.

Certain principals of JNF will oversee the business operations of Overture Re subsequent to the business combination. In addition, certain principals of JNF will sit on the board of directors of Overture. In addition to securing the approval of Overture shareholders to the Transaction, JNF agreed to acquire 24.5% of Overture’s Ordinary Shares as the parties believe that JNF’s substantial ownership in Overture reinforces JNL’s commitment to the business. In fact such purchase allows JNL to execute on its overall enterprise management strategy for its business to establish a Bermuda reinsurer, reinsure blocks of business and utilize the favorable reinsurance climate of Bermuda where so many reinsurance companies are headquartered.

At any time prior to the Special Meeting of Warrantholders or Extraordinary General Meeting, as the case may be, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the Company, the Company’s Founders, JNF, JNF ’s directors and officers and/or their respective affiliates may negotiate arrangements to purchase Public Shares from institutional and other investors, or execute agreements to purchase such shares from them in the future, or they or the Company may enter into transactions with such persons and others to provide them incentives for acquiring Public Shares and/or voting such Public Shares in favor of the Business Combination Proposal. Funds released from the trust account upon consummation of the Transaction may be used to purchase the Public Shares or provide such incentives, although the Company would require shareholder approval of the Repurchase Amendment Proposal to do so. The purpose of such purchases and other transactions would be to increase the likelihood that the holders of a majority of the Public Shares entitled to vote on the Business Combination Proposal vote in its favor and that holders of fewer than one share less than 30% of the Public Shares vote against the Business Combination Proposal and demand redemption of their Public Shares for a pro rata portion of the trust account where it appears that such requirements would otherwise not be met.

If shareholders approve the Repurchase Amendment Proposal and such transactions are effected, the consequences could be to cause the Business Combination Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Public Shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that the Transaction would be approved. Moreover, any such purchases may make it less likely that holders of more than one share less than 30% of the Public Shares will vote against the Business Combination Proposal and exercise their redemption rights.

On the date of this proxy statement/prospectus, no agreements to such effect have been entered into with respect to the Company’s securities. The Company will file a Current Report on Form 8-K with the SEC to disclose agreements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on any proposals presented at the Special Meeting and the Extraordinary General Meeting. Any such report will include descriptions of the agreements entered into or significant purchases by any of the aforementioned persons.

Rescission Rights (Page 92)

If you are a shareholder at the time of the Transaction and you purchased your shares in the Company’s IPO, you may have securities claims against the Company for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security) on the basis of the Company’s IPO prospectus not disclosing that funds in its trust account might be used, directly or indirectly, to purchase Public Shares in order to secure approval of the Company’s shareholders for the Transaction or that the Company may seek to amend the Warrant Agreement. We are not aware of any other differences between the information provided in our IPO prospectus and this prospectus/proxy statement.

Such claims may entitle shareholders asserting them to up to $10.00 per share, based on the initial offering price of the units sold in the Company’s IPO, less any amount received from the sale or fair market value of the warrants purchased as part of the units, plus interest from the date of the Company’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on redemption or liquidation). See “Proposals to be Considered by Shareholders — The Business Combination Proposal — Rescission Rights” (page 91) for additional information about rescission rights.

Regulatory Matters (Page 124)

The Business Combination and Transaction contemplated by the Master Agreement are subject to federal or state regulatory requirements or approvals, including addressing comments raised by the SEC with respect to this proxy statement/prospectus, obtaining regulatory approvals required by the Texas Insurance Department and the Bermuda Monetary Authority and any approvals required from the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Transaction is subject to additional Cayman Islands regulatory requirements and/or approvals, including notifying the Cayman Islands Registrar of Companies if certain of the proposals are approved at the Extraordinary General Meeting.

The Transaction is not subject to any additional Cayman Islands regulatory requirements and/or approvals, including notifying the Cayman Islands Registrar of Companies if certain of the proposals are approved at the Extraordinary General Meeting.

The Transaction is not subject to any additional Bermuda regulatory requirements or approvals, except for obtaining the regulatory approval from the Bermuda Monetary Authority as discussed below.

JNL is an insurance company primarily regulated by the Texas Department of Insurance (“TX DOI”). JNL is required to obtain approval from the TX DOI for various elements of the Transaction.

Overture Re is seeking approval from the Bermuda Monetary Authority for approval as a Long Term Life Insurer and a Segregated Account Company under the Segregated Accounts Companies Act of 2000, as amended.

The Master Agreement is attached as Annex I to this proxy statement/prospectus. You are encouraged to read the Master Agreement in its entirety.

THE NAME CHANGE PROPOSAL (Page 136)

Shareholders are being asked to approve a special resolution to change the Company’s name from “Overture Acquisition Corp.” to “Overture Capital Corp.”

If the Business Combination Proposal is not approved at the Extraordinary General Meeting of Shareholders, the Name Change Proposal will not be presented at the Extraordinary General Meeting for a vote.

THE REPURCHASE AMENDMENT PROPOSAL (Page 137)

Shareholders are being asked to approve a special resolution to amend the Articles to add provisions to allow the repurchase by the Company of its shares, whether listed on a Designated Stock Exchange or otherwise, without shareholder approval in certain limited circumstances. See “Proposals to be Considered by Shareholders — The Business Combination Proposal — Actions that May be Taken to Secure Approval of the Company’s Shareholders”. At any time prior to the Special Meeting of Warrantholders or Extraordinary General Meeting, as the case may be, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the Company, the Company’s Founders, JNF, JNF ’s directors and officers and/or their respective affiliates may negotiate arrangements to purchase Public Shares from institutional and other investors, or execute agreements to purchase such shares from them in the future, or they or the Company may enter into transactions with such persons and others to provide them incentives for acquiring Public Shares and/or voting such Public Shares in favor of the Business Combination Proposal. If the Business Combination Proposal is not approved at the Extraordinary General Meeting of Shareholders, the Repurchase Amendment Proposal will not be presented at the Extraordinary General Meeting for a vote.

If the Business Combination Proposal is not approved at the Extraordinary General Meeting of Shareholders, the Repurchase Amendment Proposal will not be presented at the Extraordinary General Meeting for a vote.

THE STAGGERED BOARD ELIMINATION PROPOSAL (Page 139)

Shareholders are being asked to approve a special resolution to amend the Articles to eliminate the staggered board provisions in the Articles. If the Business Combination Proposal is not approved at the Extraordinary General Meeting of Shareholders, the Staggered Board Elimination Proposal will not be presented at the Extraordinary General Meeting for a vote.

THE SHARE REPURCHASE PROPOSAL (Page 140)

Shareholders are being asked to consider and vote upon the approval of the Share Repurchase Proposal. The repurchase of the Founder Shares is a condition precedent to the Master Agreement. See “Proposals to be Considered by Shareholders — The Share Repurchase Proposal.” (page 140)

If the Business Combination Proposal is not approved at the Extraordinary General Meeting of Shareholders, the Share Repurchase Proposal will not be presented at the Extraordinary General Meeting for a vote.

THE BOARD OF DIRECTORS PROPOSAL (Page 141)

Shareholders are being asked to consider and elect seven directors to the Company’s Board of Directors to hold office until the 2010 annual meeting of shareholders and until their successors are elected and qualified. This proposal to elect seven directors to our Board of Directors is conditioned upon and subject to the approval of the Business Combination Proposal. See the section entitled “Proposals to be Considered by Shareholders — The Board of Directors Proposal.” (page 141)

THE INCENTIVE PLAN PROPOSAL (Page 150)

The Company’s Board of Directors has approved, and is seeking shareholder approval of, the adoption of the Incentive Plan pursuant to which up to the lesser of (i) 1.5 million Ordinary Shares or (ii) 10% of the outstanding Ordinary Shares at the closing of the Transaction may be issued to directors, executive officers, employees and consultants in accordance with the Incentive Plan’s terms. The purpose of the Incentive Plan is to aid the Company in recruiting and retaining employees, officers, directors and consultants capable of assuring the future success of the Company.

The Incentive Plan is attached as Annex IV to this proxy statement/prospectus. You are encouraged to read the Incentive Plan in its entirety. If the Business Combination Proposal is not approved at the Extraordinary General Meeting, the Incentive Plan Proposal will not be presented at the Extraordinary General Meeting of Shareholders for a vote.

THE SHAREHOLDER ADJOURNMENT PROPOSAL (Page 152)

If, based on the tabulated vote, there are not sufficient votes at the time of the Extraordinary General Meeting approving the Business Combination Proposal or the other proposals to be considered by shareholders, the Company’s Board of Directors may submit a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

THE WARRANTHOLDER PROPOSALS

THE WARRANT AMENDMENT PROPOSAL (Page 153)

The Company proposes to amend the Warrant Agreement, which governs the terms of the Company Warrants to provide that (i) the exercise price of the Company Warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the Company Warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our Ordinary Shares must trade before we are able to redeem the warrants we issued in our IPO will be increased from $14.25 to $20.00. The approval of the Warrant Amendment Proposal is a condition to the consummation of the Transaction. Moreover, the consummation of the Warrant Amendment is conditioned upon the consummation of the Transaction. Based upon a review of other special purpose acquisition corporation business combination structures, the Company’s management believes that the terms of the public warrants must be restructured in order to obtain shareholder approval of the Transaction.

We believe the amendment to the Company Warrants is appropriate given the proposed change in our structure following completion of the transactions contemplated by the Master Agreement. We believe one of the effects of increasing the exercise price of the warrants is that the exercise of the Company Warrants will result in a transaction that is less dilutive to our shareholders in that we will receive more consideration per share than the net asset value per share immediately following the consummation of the transactions contemplated by the Master Agreement. Additionally, if the transactions contemplated by the Master Agreement are not consummated and we do not complete a business combination by January 30, 2010, the Company Warrants will expire worthless. If the Warrant Amendment Proposal is approved, all other terms of the Company Warrants will remain the same. It is anticipated that one of the likely effects of increasing the prices at which our Ordinary Shares must trade before we are able to redeem our warrants is that the amount of time we would have to wait before we can redeem the Company Warrants will increase, thereby giving our warrantholders more time to exercise their Company Warrants.

The form of Amendment No. 1 to the Warrant Agreement is attached as Annex II to this proxy statement/prospectus. You are encouraged to read the amendment in its entirety. See the section entitled “Proposals to be Considered by Warrantholders — The Warrant Amendment Proposal” for further information.

THE WARRANTHOLDER ADJOURNMENT PROPOSAL (Page 155)

If, based on the tabulated vote, there are not sufficient votes at the time of the Special Meeting of Warrantholders approving the Warrant Amendment Proposal, the Company’s Board of Directors may submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “Proposals to be Considered by Warrantholders — The Warrantholder Adjournment Proposal,” beginning on page 155.

If the Transaction is not consummated and the Company does not consummate an initial business combination by January 30, 2010, the Company will be required to go into automatic liquidation and dissolve and all the Company Warrants will expire worthless.

THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND THE SPECIAL MEETING OF WARRANTHOLDERS

Date, Time and Place of the Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders (Page 73)

The Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders will be held at 10:00 a.m. and 10:30 a.m., respectively, Eastern time, on January 27, 2010, at the offices of Ellenoff Grossman & Schole LLP, the Company’s counsel, at 150 East 42nd Street, New York, New York 10017, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Record Date; Who is Entitled to Vote (Page 75)

You will be entitled to vote or direct votes to be cast at the Special Meeting of Warrantholders and the Extraordinary General Meeting if you owned Company Warrants or Ordinary Shares, respectively, at the close of business on January 7, 2010, 2009, which is the record date for the Special Meeting of Warrantholders and the Extraordinary General Meeting. You are entitled to one vote for each Company Warrant and one vote for each Ordinary Share you owned at the close of business on the record date. If your warrants or shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the warrants or shares you beneficially own are properly counted. On the record date, there were 19,380,000 Company Warrants outstanding, of which 15,000,000 are Public Warrants and 4,380,000 are Founder warrants, and there were 18,750,000 Ordinary Shares issued and outstanding, of which 15,000,000 are Public Shares and 3,750,000 are Founder Shares.

Quorum and Vote for Shareholder Proposals (Page 75)

A quorum of shareholders is necessary to hold a valid Extraordinary General Meeting of the Company’s Shareholders. For the purposes of voting on all of the Proposals except the Business Combination Proposal, a quorum will be present at the Extraordinary General Meeting if more than 50% of the holders of the Company’s Ordinary Shares issued and outstanding on the record date and entitled to vote at the Extraordinary General Meeting are present in person or by proxy. A quorum will be present for the purpose of the Business Combination Proposal if 100% of the holders of the Company’s Ordinary Shares issued and outstanding on the record date and entitled to vote at the Extraordinary General Meeting are present in person or by proxy. Pursuant to the Company’s Articles, if this quorum is not present within half an hour from the time appointed at an adjourned meeting, then the shareholders present at the adjourned meeting shall be a quorum provided that the Name Change Proposal, the Repurchase Amendment Proposal and the Staggered Board Elimination Proposal may not be adopted with a reduced quorum in any adjourned meeting. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal requires that the majority of the Public Shares present and entitled to vote at the Extraordinary General Meeting are voted in favor of the Business Combination Proposal at the Extraordinary General Meeting or at an adjourned meeting and that the holders of 30% or more of the Public Shares do not vote against the Business Combination Proposal and exercise their redemption rights in respect of their Public Shares. If holders of 30% or more of the Public Shares vote against the Business Combination Proposal and demand that their Public Shares be redeemed for a pro rata portion of the trust account, the Company will not, pursuant to the terms of the Articles, be permitted to consummate the Transaction. Please note you cannot seek redemption of your Public Shares unless you vote against the Business Combination Proposal and affirmatively elect to have your Public Shares redeemed.

The approval of each of the Name Change Proposal, the Repurchase Amendment Proposal, and the Staggered Board Elimination Proposal requires the affirmative vote of not less than two-thirds of the votes cast by such shareholders as being entitled to do so, voting in person or by proxy at the Extraordinary General Meeting. Pursuant to the Company’s Articles, the Name Change Proposal, the Repurchase Amendment Proposal, and the Staggered Board Elimination Proposal cannot be approved at an adjourned meeting.

The approval of each of the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal and the Shareholder Adjournment Proposal requires the affirmative vote of a majority of the shareholders as being entitled to do so, voting in person or by proxy at the Extraordinary General Meeting or at an adjourned meeting.

Abstentions, while considered present for the purposes of establishing a quorum, will have no effect on the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Board of Directors Proposal, the Share Repurchase Proposal, the Incentive Plan Proposal or the Shareholder Adjournment Proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the Business Combination Proposal, Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share

Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal or the Shareholder Adjournment Proposal.

Quorum and Required Vote for Warrantholder Proposals (Page 75)

A quorum of warrantholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting of Warrantholders if a majority of the outstanding Company Warrants is represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the Warrant Amendment Proposal will require the affirmative vote of the holders of a majority of the Company Warrants outstanding as of the record date. The approval of the Warrantholder Adjournment Proposal requires the affirmative vote of a majority of the Company Warrants issued and outstanding as of the record date voted at the Special Meeting of the Warrantholders.

Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the same affect as a vote “AGAINST” the Warrant Amendment Proposal.

Vote of the Founders and Management (Page 80)

As of the record date for the Special Meeting of Warrantholders, the Company’s Founders own the 4,380,000 founder warrants, approximately 22.6% of the outstanding Company Warrants. The Founders have indicated that they intend to vote in favor of the Warrant Amendment Proposal.

On the record date for the Extraordinary General Meeting, the Company’s Founders beneficially owned and were entitled to vote an aggregate of 3,750,000 Founder Shares, an aggregate of approximately 20.0% of the Company’s outstanding Ordinary Shares. In connection with the IPO, the Company entered into an agreement with the Company’s Founders pursuant to which the Founders agreed to vote the Founder Shares on the Business Combination Proposal in accordance with the majority of the votes cast by the holders of Public Shares. In addition, in connection with the IPO, the Founders and our directors and officers agreed to vote any Ordinary Shares purchased subsequent to the IPO in favor of the Business Combination Proposal. The Founders of the Company have indicated that they intend to vote in favor of all other proposals presented at the Extraordinary General Meeting.

Recommendation to Shareholders (Page 74)

After careful consideration of the terms and conditions of the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal and the Incentive Plan Proposal, the Company’s Board of Directors has determined unanimously that each of them is fair to, and in the best interests of, the Company and unanimously recommends that the shareholders vote or instruct their vote to be cast “FOR” each of these proposals.

Recommendation to Warrantholders (Page 74)

After careful consideration of the Warrant Amendment Proposal, the Company’s Board of Directors has determined unanimously that the Warrant Amendment Proposal is fair to, and in the best interests of, the Company and unanimously recommends that the warrantholders vote or instruct their vote to be cast “FOR” the Warrant Amendment Proposal and “FOR” the Warrantholder Adjournment Proposal.

Risk Factors (Page 41)

In evaluating the proposals described herein, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” These risks include the following:

•	The Company may not be able to consummate an initial business combination within the required time frame, in which case, it would be forced to liquidate and dissolve and its warrants will expire worthless.

•	Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking shareholder redemption rights with respect to more than 10% of the Public Shares.

•	If the Company is forced to liquidate before the completion of a business combination and distribute the trust account, the holders of Public Shares may receive less than $10.04 per share.

•	Public shareholders who wish to have their shares redeemed into a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising redemption rights.

•	The Company’s shareholders may be held liable for claims by third parties against it to the extent of distributions received by them.

•	The Company’s directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Transaction and adoption of the Master Agreement.

•	The Company’s officers and directors and certain affiliates may have a conflict of interest in recommending that shareholders vote in favor of the Transaction.

•	The financial statements included in this proxy statement/prospectus do not take into account the consequences to the Company of a failure to complete a business combination by January 30, 2010.

•	The NYSE Amex may delist the Company’s securities from quotation on its exchange which could limit investors’ ability to make transactions in the Company securities and subject it to additional trading restrictions.

•	Public shareholders at the time of the Transaction who purchased their units in the IPO and do not exercise their redemption rights may have rescission rights and related claims.

•	The Company’s shareholders may not have as much control of the Company as they do now as a consequence of the acquisition of 24.5% of the Ordinary Shares by JNL. Having a minority share position may reduce the influence that the Company’s current shareholders have on the management of the Company.

•	If the Transaction is completed, a large portion of the funds in the trust account established by the Company in connection with its IPO for the benefit of public shareholders may be used for the purchase, directly or indirectly, of Public Shares held by public shareholders. As a consequence, if the Transaction is completed, such funds will not be available to the Company for working capital and general corporate purposes.

•	The Company’s outstanding warrants may have an adverse effect on the market price of our Ordinary Shares and make it more difficult to effect an initial business combination.

•	Compliance with the Sarbanes-Oxley Act will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

•	Completion of the Transaction is subject to a number of conditions.

•	The opinion obtained by the Company from its financial advisor will not reflect changes in circumstances prior to the Transaction.

•	Pursuant to the Master Agreement, JNL will acquire 24.5% of the Company’s issued and outstanding Ordinary Shares, and to the extent JNL is unable to purchase such shares in the open market or in privately negotiated transactions with record shareholders of the Company prior to the Extraordinary General Meeting or a combination thereof, it will acquire, not to exceed 19.9% of such shares, through a private placement and will be given registration rights with respect to all such shares acquired.

•	If the Company is unable to obtain expedited clearance from the SEC of its registration statement, of which this proxy statement/prospectus is a part, the Company’s delivery of the final proxy statement/prospectus to shareholders and warrantholders may be delayed or may not be able to be delivered at all. In the event the registration statement is declared effective, the Company may be required to take additional costly steps to deliver its final proxy statement/prospectus to its shareholders and warrantholders.

•	Concentration of ownership after the Transaction may have the effect of delaying or preventing a change in control.

•	The exercise of the Company’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of the Company.

•	If the Transaction’s benefits do not meet the expectations of financial or industry analysts, the market price of the Company’s securities following the Transaction may decline.

•	Uncertainties in management’s assessment of JNL Bermuda could cause the Company not to realize the benefits anticipated to result from the Transaction.

•	Future sales of the Company’s shares may cause the market price of its securities to drop significantly even if its business is doing well.

•	The price of the Company’s securities will be subject to market factors, and your investment in our securities could decline in value.

•	Overture has no operating history and its future performance cannot be predicted based on the financial information included in this Proxy Statement/Prospectus.

•	If Overture Re fails to obtain sufficient reinsurance business, Overture Re’s ability to transact reinsurance operations would be significantly and adversely affected.

•	Annuity contracts Overture Re may reinsure in the future may expose Overture Re to mortality risk.

•	Interest rate fluctuations could negatively affect the income we derive from the difference between the interest rates Overture Re may earn on its investments and the interest Overture Re may pay under its reinsurance contracts.

•	Policyholders may voluntarily terminate the policies in numbers different than priced for, causing Overture Re to pay greater than expected death benefits or to fail to recoup costs or a statutory surplus strain.

•	Policyholders may cease paying premium on the policies, causing the termination of such policies, in numbers different than priced for, causing Overture Re to fail to recoup costs or a statutory surplus strain.

•	Actual expenses relating to reinsurance coverage provided by Overture Re may be higher than expected.

•	The invested assets supporting the business of Overture Re may decrease in value if the assets default or decrease in earning power.

•	If interest rates fall, funds reinvested will earn less than expected.

•	If interest rates rise, policyholders may seek withdrawal of funds.

•	Overture Re may develop a hedging program which may prove to be deficient or in need of alterations.

•	Overture Re’s risk management, pricing and other models may prove to be deficient or in need of significant alterations.

•	Even if Overture Re’s models are adequately designed, errors in data collection, dissemination and input as applied to the program and models could generate erroneous results and adversely affect Overture Re’s business.

•	If Overture Re’s investment strategy is not successful, it could suffer unexpected losses.

•	Changes in the capital markets, interest rates or volatility affect the market for products with variable annuity guarantees.

•	Claims may exceed Overture Re’s reserves, which could adversely affect its business.

•	Overture Re may not achieve the results shown in the financial projections.

•	Overture Re may be dependent on a small number of large transactions, which, if any of them has an unfavorable outcome or fails to materialize as expected, could adversely affect Overture Re.

•	Competition in the insurance industry could reduce Overture Re’s risk margins.

•	The insurance and reinsurance business is historically cyclical, and we can expect to experience periods with excess capacity and unfavorable premium rates.

•	Overture Re depends on the performance of others and their failure to perform in a satisfactory manner could negatively affect it.

•	Investment management services to be provided to Overture Re by JNFAM are essential for Overture Re’s business operations, and replacing JNFAM, if necessary, could be time consuming and disruptive.

•	Counterparties’ failure to perform their obligations to Overture Re or JNL could adversely affect Overture Re.

•	Overture Re’s or JNL’s failure to establish and maintain necessary information technology and risk management systems could adversely affect Overture Re.

•	Interruption or loss of Overture Re’s information processing systems or failure to maintain secure information systems could have a material adverse effect on its business.

•	Overture Re could incur substantial losses if financial institutions in which it maintains its cash, securities or other investment assets fail.

•	Overture Re’s business, results of operations, financial condition or liquidity may be materially adversely affected by errors and omissions and the outcome of claims, lawsuits and proceedings.

•	Comparisons of JNL’s carve-out underwriting results to Overture Re’s expected results going forward may not be meaningful due to the fact that JNL’s historical carve-out financial statements relate only to the JNL carve-out block, while Overture Re’s business going forward will expand beyond the JNL carve-out block.

•	Overture Re’s failure to raise additional capital could adversely affect Overture Re.

•	There may be potential conflicts of interest between Overture Re and shareholders and affiliates of Overture Re which could adversely affect Overture Re.

•	Overture Re’s business will rely on JNL, and if JNL experiences capitalization, liquidity, financial or other difficulties, Overture Re may not be able to replace the managerial, actuarial, administrative and investment management services provided by JNL in a timely manner.

•	Overture Re will be dependent on its key personnel and may not be able to retain or hire key employees or successfully integrate its new management team to fully implement its newly formulated business strategy.

•	Emerging claim issues could adversely affect the business of Overture Re.

•	Natural disasters, catastrophes and disasters caused by humans, including the threat of terrorist attacks and related events, epidemics and pandemics may adversely affect Overture Re’s business and results of operations.

•	The Transaction involves a business combination with a company located in Bermuda and will expose the Company to certain risks that may negatively impact our operations.

•	Following the Transaction, the exemption of the Company’s subsidiaries, Overture Re Holdings and Overture Re from certain Bermuda taxes will be effective until March 28, 2016, and if such exemption is not extended the Company’s results of operations could be adversely affected.

•	The Company’s subsidiaries, Overture Re Holdings is and Overture Re will be incorporated in Bermuda, and a majority of their directors and all of their and the Company’s assets will be located outside the United States. As a result, it may not be possible for security holders to enforce civil liability provisions of the U.S. federal or state securities laws.

•	In the event of a change or adverse interpretation of relevant income tax law, regulation or treaty, Overture Re’s overall tax rate may be substantially higher than the rate used for purposes of its consolidated financial statements.

•	Overture Re’s business in Bermuda could be adversely affected by Bermuda employment restrictions.

•	Operating as a foreign corporation could adversely affect Overture Re’s ability to conduct business in the U.S.

•	Bermuda insurance regulations may adversely affect Overture Re’s ability to write reinsurance policies.

•	Overture Re’s ability to pay dividends may be limited by Bermuda law.

•	If Overture Re becomes subject to insurance statutes and regulations other than those of Bermuda, or there is a change to a Bermuda law or application of Bermuda law, there could be a significant and adverse impact on the Company’s business and profitability.

•	If Overture Re chooses to attempt, or deems it necessary, to become licensed in a jurisdiction other than Bermuda, Overture Re may have to modify its operations and business in manner that could be adverse to Overture Re.

•	Overture Re may be unable to provide adequate collateral for reinsurance treaties, which would adversely affect Overture Re and its operations.

•	While the Company does not currently intend to pay dividends, its ability to pay dividends, now or in the future, may be constrained by its lack of direct revenues and limitations on the payment of dividends which Bermuda law imposes on Overture Re.

•	Overture Re Holdings and Overture Re may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on their financial condition and operating results and on an investment in the Securities.

•	The impact of the Organization for Economic Cooperation and Development’s directive to eliminate harmful tax practices is uncertain and could adversely affect Overture Re and Overture Re Holdings’ tax status in Bermuda.

•	Risks related to Cayman Islands Taxation.

•	Overture Re could be treated as engaged in a trade or business in the United States for federal income tax purposes and subject to U.S. federal corporate income tax, a 30% branch profits tax, and possibly state and local taxes.

•	Potential Application of the Federal Insurance Excise Tax.

•	Potential Application of the “Controlled Foreign Corporation” Rules.

•	U.S. Holders may be subject to current U.S. federal income taxation at ordinary income rates on their proportionate share of Overture Re’s related person insurance income, even if that income is not distributed.

•	U.S. Holders that dispose of the Company’s shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains.

•	U.S. Holders that hold the Company’s securities will be subject to adverse U.S. federal income tax consequences if the Company, Overture Re Holdings or Overture Re are treated as a passive foreign investment company.

•	U.S. tax-exempt organizations that own the Company’s shares may recognize unrelated business taxable income.

•	Changes in U.S. federal income tax law could materially adversely affect an investment in the Shares.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The Company is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Transaction.

The following selected historical financial information of the Company as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 are derived from the Company’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus. The following selected historical financial information of the Company as of December 31, 2008 and 2007 and for the year ended December 31, 2008 and for the period from September 25, 2007 (inception) through December 31, 2008 are derived from the Company’s audited financial statements, which are included elsewhere in this proxy statement/prospectus. The results of operations for interim periods are not necessarily indicative of the results of operations which might be expected for the entire year.

The following information is only a summary and should be read in conjunction with the unaudited interim financial statements of the Company for the nine months ended September 30, 2009 and 2008 and the notes thereto and the audited financial statements of the Company for the year ended December 31, 2008 for the period from September 25, 2007 (inception) through December 31, 2008 and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company” contained elsewhere in this proxy statement/prospectus.

	For the Period from				For the Period from
	September 25, 2007		For the Nine	For the Nine	September 25, 2007
	(inception) to	Year Ended	Months Ended	Months Ended	(inception) to
	December 31,	December 31,	September 30,	September 30,	September 30,
	2007	2008	2008	2009	2009
			(Unaudited)	(Unaudited)

Statement of Operations Data:
Interest and dividend income	$—	$1,719,077	$1,633,542	$76,522	$1,795,600
Formation and operating costs	4,500	421,229	352,523	371,901	797,631
Net income (loss)	$(4,500)	$1,297,848	$1,281,019	$(295,379)	$997,969
Earnings per share data:
Weighted average number of ordinary shares outstanding excluding ordinary shares subject to redemption — basic and diluted	4,312,500	13,479,453	13,223,541	14,250,001
Net income (loss) per share attributable to ordinary shareholders excluding ordinary shares subject to possible redemption	$(.00)	$.10	$.10	$(.02)

	December 31,	December 31,	September 30,	September 30,
	2007	2008	2008	2009
			(Unaudited)	(Unaudited)

Selected Balance Sheet Data:
Cash	$76,954	$1,112,952	$736,305	$800,943
Cash held in Trust Account, interest and dividend income available for working capital and taxes	—	62,148	523,453	73,522
Cash held in Trust Account, restricted	—	150,530,000	150,530,000	150,530,000
Total assets	525,573	151,788,668	151,894,849	151,436,006
Ordinary shares subject to possible redemption	—	45,158,990	45,158,990	45,158,990
Total shareholders’ equity	20,500	106,527,884	106,511,055	106,232,505

SELECTED HISTORICAL FINANCIAL INFORMATION OF JNL CARVE OUT

JNL is providing the following selected historical financial information for its fixed and variable annuity block that will be subject to reinsurance effected by the Transaction (the “Block,” the “JNL carve-out” or the “JNL carve-out block,” to assist you in your analysis of the financial aspects of the Transaction.

The following selected historical financial information of JNL carve-out as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008 are derived from JNL’s carve-out unaudited financial statements, which are included elsewhere in this proxy statement/prospectus. The following selected historical financial information of JNL carve-out as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 are derived from JNL’s carve-out audited financial statements, which are included elsewhere in this proxy statement/prospectus. The results of operations for interim periods are not necessarily indicative of the results of operations which might be expected for the entire year.

The following information is only a summary and should be read in conjunction with the unaudited interim financial statements of JNL carve-out for the nine months ended September 30, 2009 and 2008 and the notes thereto and the audited financial statements of JNL carve-out for the years ended December 31, 2008, 2007 and 2006 and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of JNL Carve-Out” contained elsewhere in this proxy statement/prospectus.

The Company believes that the most relevant presentation of the historical financial information is on the carve-out basis presented in this prospectus/proxy statement. The Company has discrete historical financial information for the Reinsurance Block that can be easily segregated for years 2006 through the present. The Company did not maintain a segregated block in 2005 or 2004 on a basis consistent with years 2006 through the present and the Company had a different product mix and additional, unrelated lines of business in 2005 and 2004. Therefore the Company did not provide such selected financial information for 2005 and 2004.

	9 Months Ended	9 Months Ended	Year Ended	Year Ended	Year Ended
	9/30/09	9/30/08	12/31/08	12/31/07	12/31/06
	(Unaudited)	(Unaudited)
	(Dollars in thousands)

Statement of Operations Data:
Total revenues	22,392	21,083	25,515	33,232	32,869

Benefits and expenses:
Total benefits and expenses	18,355	20,944	28,555	30,040	34,863

Income (loss) before Federal income tax (benefit) expense	4,037	139	(3,040)	3,192	(1,994)
Federal income tax (benefit) expense	1,413	49	(1,064)	1,117	(698)

Net income (loss)	$2,624	$90	$(1,976)	$2,075	$(1,296)

	9/30/09	12/31/08	12/31/07
	(Unaudited)
	(Dollars in thousands)

Selected Balance Sheet Data:
Receivable from JNL	$401,668	$410,914	$409,268
Reinsurance recoverable	52,961	55,803	53,859
Separate account assets	839,401	679,220	889,616
Total assets	1,322,213	1,176,855	1,386,870
Policy and contract reserves	438,147	455,594	453,237
Separate account liabilities	839,401	679,220	889,616
Total liabilities	1,277,548	1,134,814	1,342,853
Block equity	44,665	42,041	44,017

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The pro forma financial statements included below are being provided to assist you in your analysis of the financial aspects of the Transaction.

The unaudited pro forma combined balance sheet combines the historical carve-out balance sheets of JNL and the Company as of September 30, 2009 giving effect to the Business Combination as if it had occurred on September 30, 2009.

The unaudited pro forma combined statements of operations and comprehensive income (loss) combine the historical carve-out statements of operations of JNL for the nine months ended September 30, 2009 and for the year ended December 31, 2008 with those of the Company for the nine months ended September 30, 2009 and for the year ended December 31, 2008, giving effect to the Business Combination as if it had occurred at the beginning of the period on January 1, 2009 and January 1, 2008, respectively.

The Transaction is being consummated pursuant to the Master Agreement the Company, Overture Re Holdings, JNF, JNL, a wholly owned subsidiary of JNF, and JNL Bermuda, a newly formed wholly owned subsidiary of JNL.

Pursuant to the Master Agreement Overture Re and JNL Bermuda will amalgamate and Overture Re will be the successor entity acquiring the (i) option to reinsure 90% of JNL’s fixed annuities and 50% of JNL’s variable annuities (the “Reinsurance Option”); (ii) employees of JNL Bermuda; and (iii) fixed income securities and other assets of JNL Bermuda. The value of these elements contained in JNL Bermuda and purchased by Overture Re is anticipated to meet or exceed $120 million, thus satisfying the Company’s business combination requirement of an operating business having a fair market value of at least 80% of the balance held in the Company’s trust account at the time of such business combination. Following the amalgamation, Overture Re will exercise the Reinsurance Option and enter into a Reinsurance Agreement with JNL.

The pro forma adjustments give effect to events that are directly attributable to the Transactions discussed above that have a continuing impact on the operations of the Company and are based on available data and certain assumptions that management believes are factually supportable.

The unaudited pro forma combined financial statements described above should be read in conjunction with the Company’s historical financial statements and the carve-out historical financial statements of JNL and the related notes thereto. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or of continuing entity’s future financial position or operating results.

The following unaudited pro forma financial statements have been prepared using two different assumptions with respect to the number of outstanding shares of the Company immediately following the Business Combination, as follows:

•	assuming no redemption — this presentation assumes that no Public Shares of the Company are redeemed as part of the Business Combination

•	assuming maximum redemption — this presentation assumes the maximum number of Public Shares are redeemed as part of the Business Combination resulting in the redemption of 4,499,999 shares.

In the case of both assumptions, the data is based on (a) information and projections currently available to the parties, including the estimated adjusted Company trust value of $150.4 million, and (b) approximately 15 million shares of the Company Ordinary Shares outstanding following the repurchase of Founders’ shares of 3.75 million Founder Shares.

Detailed information as to the weighted average shares for each period presented are provided in Note l to the Unaudited Pro Forma Combined Statements of Operations and Comprehensive Income (Loss).

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

				For the Nine
		Year Ended	For the Nine	Months Ended
	Year Ended	December 31, 2008	Months Ended	September 30, 2009
	December 31, 2008	Pro Forma —	September 30, 2009	Pro Forma —
	Pro Forma —	Maximum	Pro Forma —	Maximum
	No Redemption	Redemption	No Redemption	Redemption

Statement of Operations Data:
Net investment income	$15,060	$14,751	$15,143	$15,129
Policyholder fee income	4,256	4,256	2,591	2,591
Surrender charges	307	307	200	200

Total revenue	19,623	19,314	17,934	17,920

Changes in policy and contract reserves	14,015	14,015	10,201	10,201
Commissions	728	728	231	231
General and administrative	5,365	5,365	4,024	4,024
Interest expense	—	561	—	420
Amortization of ceding commission	2,946	2,946	2,210	2,210
Administrative and marketing allowance	2,286	2,286	1,649	1,649

Total expenses	25,340	25,901	18,315	18,735

Net loss	$(5,717)	$(6,587)	$(381)	$(815)

Earnings per share data:
Weighted average number of ordinary shares outstanding excluding ordinary shares subject to redemption — basic and diluted	15,000,000	10,500,001	15,000,000	10,500,001
Net income (loss) per share attributable to ordinary shareholders excluding ordinary shares subject to possible redemption	$(0.38)	$(0.63)	$(0.03)	$(0.08)

		September 30, 2009
	September 30, 2009	Pro Forma —
	Pro Forma —	Maximum
	No Redemption	Redemption

Selected Balance Sheet Data:
Cash	$26,737	$—
Total assets	493,435	466,698
Total liabilities	346,712	363,984
Total shareholders’ equity	$146,723	$102,714

UNAUDITED COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for the Company and Overture Re Holdings and unaudited pro forma combined per share ownership information after giving effect to the Transaction, assuming (i) that no holders of Public Shares have exercised their redemption rights and (ii) that holders of 30% less one share of the Public Shares have exercised their redemption rights. The Company is providing this information to aid you in your analysis of the financial aspects of the Transaction. The historical information should be read in conjunction with “Selected Historical Consolidated Financial Information of Overture Re Holdings,” and “Selected Historical Financial Information of the Company” included elsewhere in this proxy statement/prospectus and the historical consolidated and combined financial statements of the Company and Overture Re Holdings and the related notes thereto included elsewhere in this proxy statement/prospectus. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the unaudited condensed combined pro forma financial data and related notes included elsewhere in this proxy statement/prospectus.

The unaudited condensed combined pro forma share information are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of the Company and Overture Re Holdings would have been had the Transaction been completed or to project the Company’s or Overture Re Holdings’ results of operations that may be achieved after the Transaction. The unaudited pro forma book value per share information below does not purport to represent what the value of the Company and Overture Re Holdings would have been had the Transaction been completed nor the book value per share for any future date or period.

				Pro Forma
			Pro Forma	Assuming
	The	Overture Re	Assuming No	Maximum
	Company	Holdings	Redemptions	Redemptions

Nine Months ended September 30, 2009
Basic earning (loss) per share	$(0.02)	$—	$(0.03)	$(0.08)
Diluted earnings (loss) per share	(0.02)	—	(0.03)	(0.08)
Book value per share at September 30, 2009(1)	8.07	—	9.78	9.78
Year Ended December 31, 2008		—
Basic earnings (loss) per share	0.10	—	(0.38)	(0.63)
Diluted earnings (loss) per share	0.10	—	(0.38)	(0.63)

(1)	Book value per share of the Company is computed by dividing the sum of total shareholders’ equity plus Ordinary Shares subject to possible redemption by the 18,750,000 shares outstanding at the balance sheet date. Book value per share for the pro forma columns is computed by dividing the total shareholders’ equity by15,000,000 shares outstanding assuming no redemption and 10,500,001 shares outstanding assuming maximum redemption.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to adopt proposals described in this proxy statement/prospectus. As the Company’s operations will primarily be those relating to JNL Bermuda upon consummation of the Transaction, a number of the following risk factors relate to such business and operations of JNL Bermuda.

Risks Related to the Company

The Company may not be able to consummate an initial business combination within the required time frame, in which case, it would be forced to liquidate and dissolve and its warrants will expire worthless.

Pursuant to the Company’s Articles, it will have until January 30, 2010 in which to complete an initial business combination. If the Company fails to consummate the Transaction, it will likely be unable to consummate an initial business combination with a different target within the required time frame and the Company will go into automatic liquidation. In that event, the liquidator will distribute to all of the holders of Public Shares, in proportion to the number of shares held by them, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets, less expenses or reserves for obligations and claims of creditors. In such event, there will be no distribution with respect to the Company’s outstanding warrants. Accordingly, the warrants will expire worthless.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking shareholder redemption rights with respect to more than 10% of the Public Shares.

Public shareholders, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking shareholder redemption rights with respect to more than 10% of the Public Shares. Accordingly, if you own more than 10% of the Public Shares, vote all of your shares against a proposed initial business combination and such proposed initial business combination is approved, you will not be able to seek shareholder redemption rights with respect to the full amount of your Public Shares and may be forced to hold such additional Public Shares or sell them in the open market. The Company cannot assure you that the value of such additional Public Shares will appreciate over time following an initial business combination or that the market price of such Public Shares will exceed the per-share redemption price.

If the Company is forced to liquidate before the completion of a business combination and distribute the trust account, the holders of Public Shares may receive less than $10.04 per share.

If the Company is unable to complete an initial business combination by January 30, 2010, and is automatically liquidated, the per-share liquidation distribution may be less than $10.04 because of the expenses incurred subsequent to the IPO and in seeking an initial business combination or due to amounts reserved for claims or potential claims of creditors. Furthermore, there will be no distribution with respect to the Company’s outstanding warrants, which will expire worthless if it liquidates without consummating a business combination.

The placing of funds in trust may not protect those funds from third party claims against the Company. Although the Company has and will continue to seek to have all vendors (other than its independent accountants) it engages and prospective target businesses with which it negotiates, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of its public shareholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with the Company, they will not seek recourse against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Further, the Company could be subject to claims from parties not in contract with it who have not executed a waiver, such as a third party claiming tortious interference as a result of its initial business combination.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of the Company’s public shareholders and, as a result, the per-share liquidation price could be less than approximately $10.04 due to claims of such creditors. If the Company automatically liquidates without consummating a business combination, John F. W. Hunt and Marc J. Blazer have agreed that they will be personally liable, by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses, claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company or lenders for borrowed money. However, the agreement entered into by Messrs. Hunt and Blazer specifically provides there will be no liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from Messrs. Hunt and Blazer, such as shareholders and other claimants who are not parties in contract with the Company who file a claim for damages against the Company. The measures described above are the only actions the Company will take to ensure that the funds in the trust account are not depleted by claims against the trust. Because the Company will seek to have all vendors (other than our independent accountants) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Messrs. Hunt and Blazer having any such obligations is minimal. Based upon representations from Messrs. Hunt and Blazer as to their accredited investor status (as such term is defined in Regulation D under the United States Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations to the Company, management believes they will be able to satisfy any indemnification obligations that may arise. However, in the event Messrs. Hunt and Blazer have liability to the Company under these indemnification arrangements, management cannot assure you that they will have the assets necessary to satisfy those obligations. Therefore, the Company cannot assure you that the per-share distribution from the trust account, if it liquidates, will not be less than approximately $10.04, plus interest, due to such claims.

Additionally, if the Company becomes insolvent and/or is required to seek court supervision of its liquidation or a petition to wind up the company is filed against the Company which is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands insolvency law and may be included in its insolvent estate and subject to the claims of third parties with priority over the claims of the Company’s shareholders. To the extent any such claims deplete the trust account, the Company cannot assure you it will be able to return to the Company’s public shareholders at least $10.04 per share.

Public shareholders who wish to have their shares redeemed into a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising redemption rights.

The holders of Public Shares who wish to have their Public Shares redeemed into a pro rata portion of the funds held in the Company’s trust account must tender their certificates to the Company’s transfer agent prior to the Extraordinary General Meeting of Shareholders or deliver their shares to the transfer agent electronically through the DTC. In order to obtain a physical share certificate, a stockholder’s broker and/or clearing broker, DTC and the Company’s transfer agent will need to act to facilitate this request. Given the relatively short solicitation period, it is advisable for shareholders to use electronic delivery of the Public Shares to our transfer agent through the DTC by contacting the shareholder’s broker, bank or nominee. The Company’s transfer agent will receive the Public Shares on the same day that electronic delivery instructions are made.

The Company’s shareholders may be held liable for claims by third parties against it to the extent of distributions received by them.

The Company’s Articles provide that if by January 30, 2010 it has not consummated an initial business combination it will immediately go into a voluntary liquidation procedure under the Companies Law (2009 Revision) of the Cayman Islands. Upon the appointment of the liquidator, the directors’ powers will be suspended. The liquidator will give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the Cayman Islands Official Gazette and taking any other steps he considers appropriate, after which the assets of the Company would be distributed. As soon as the affairs of the Company are fully wound-up, the liquidator must present his final report and accounts before a final general meeting which must be called by a public notice at least 21 days before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing, the Company will be dissolved. However, the liquidator will instruct the trustee to liquidate the trust account to the Company’s public shareholders as soon as reasonably possible after the end of the 21 days’ notice period to creditors referenced above and the Company’s directors and officers have agreed to assist the liquidator in taking any action necessary to liquidate the trust account as soon as reasonably practicable if it does not complete an initial business combination by January 30, 2010.

In certain limited circumstances, the Company’s shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of the Company’s shareholders may extend beyond the date of such dissolution. Accordingly, the Company cannot assure you that third parties or a future liquidator of the Company will not seek to recover from our shareholders amounts paid to them by the Company. If the Company becomes insolvent and/or it is forced to seek court supervision in respect of its liquidation, or a petition to wind up the Company is filed against it which is not dismissed, any distributions received by shareholders could, in certain circumstances, be viewed under applicable debtor/creditor and/or insolvency laws as either a “preferential payment” or a “fraudulent transfer” or may otherwise be regarded as an improper distribution to shareholders. As a result, a liquidator of the Company or defrauded creditor of the Company may apply to the Cayman Islands court seeking to recover amounts improperly received by the Company’s shareholders. The Company cannot assure you that claims will not be brought against public shareholders for these reasons.

The Company’s directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Transaction and adoption of the Master Agreement.

When considering the Company’s Board of Directors’ recommendation that the shareholders vote in favor of the approval of the Transaction and the adoption of the Master Agreement, the Company’s shareholders should be aware that directors and executive officers of the Company have interests in the Transaction that may be different from, or in addition to, the interests of the Company. These interests include:

•	the continued indemnification of the Company under the Master Agreement and the continuation of directors’ and officers’ liability insurance after the Transaction; If the Transaction is not approved, the Company and the current officers and directors will not be entitled to such indemnification;

•	the Company’s officers and directors will only be reimbursed for out of pocket expenses incurred in operating the Company, including the expenses of searching for, negotiating and consummating the Transaction in excess of the amount of allotted for such purposes from the trust upon consummation of the Transaction;

•	the retention of some of the directors and officers of the Company as directors and officers of the Company;

•	the continued right of the Company’s Founders to hold Ordinary Shares in the Company; The financial interest of the Company’s Founders as a result of such ownership may give rise to a conflict of interest in determining whether the terms and conditions of the Transaction are appropriate and in the Company’s shareholders’ best interest;

•	the continued right of the Company’s Founders to hold founder warrants in the Company; The financial interest of the Founders as a result of such ownership may give rise to a conflict of interest in determining whether the terms and conditions of the Transaction are appropriate and in the Company’s shareholders’ best interest; and

•	the right of the Company’s Founders to hold warrants in JNF and to receive up to 2,812,500 of the Company’s Ordinary Shares upon the occurrence of certain events.

These personal and financial interests may influence the Company’s directors in determining whether the terms and conditions of the Transaction are appropriate and in the Company’s shareholders’ best interest and in making their recommendation that you vote in favor of the approval of the Transaction and the adoption of the Master Agreement.

The Company’s officers and directors and certain affiliates may have a conflict of interest in recommending that shareholders vote in favor of the Transaction.

The Company’s Founders and entities affiliated with certain of its Founders, own Ordinary Shares that were issued prior to the Company’s IPO in consideration for an aggregate purchase price of $25,000. Additionally, the Company’s Founders purchased an aggregate of 4,380,000 founder warrants, each at a purchase price of $1.00 per warrant, immediately prior to the consummation of the Company’s IPO. Such purchasers waived their right to receive distributions from the Company’s trust account with respect to the Founders Shares upon the Company’s liquidation if it is unable to consummate an initial business combination. Accordingly, the Founders Shares as well as the founder warrants will be worthless if the Company does not consummate the Transaction as it is unlikely to find a substitute target for an initial business combination. The personal and financial interests of the Company’s Founders may influence their motivation in timely identifying and selecting a target business and completing an initial business combination. See “Proposals to be Considered by Shareholders — The Business Combination Proposal — Certain Benefits of the Company’s Directors and Officers and Others in the Transaction.”

In addition, pursuant to the Master Agreement, the Company has agreed to repurchase all of the 3,750,000 Founder Shares. In consideration of the repurchase of the Founder Shares, the Founders will receive: (i) warrants to purchase 46,875 shares of JNF common stock at an exercise price of $75.00 per share (ii) warrants to purchase 46,875 shares of JNF common stock at an exercise price of $125.00 per share subject to the floating strike price adjustments, and (iii) a right to receive up to 2,812,500 of the Company’s Ordinary Shares issuable in three equal tranches in the event the volume weighted average price of the Company’s Ordinary Shares for any ten days during a 30 day period equals or exceeds $12, $16 and $20, respectively.

The approximate value of the Founder’s warrants in JNF is $365,428. The valuation was derived using the Black Scholes model using the following assumptions:

Class A Warrants Value: $270,899

Warrants exercisable for	46,875 JNF Common Shares
Approximate Book Value of JNF	$55 Per share
Exercise Price of Warrant	$75
Term	3 years
Volatility of JNF Common Stock	30%
Dividend Yield	0%

Class B Warrants Value: $94,529

Warrants exercisable for	46,875 JNF Common Shares
Approximate Book Value of JNF	$55 Per share
Exercise Price of Warrant	$125
Term	4 years
Volatility of JNF Common Stock	30%
Dividend Yield	0%

The exercise price of the Class A and B Warrants was determined in negotiations for the overall transaction and the structure reflects anticipation of future growth and value creation in the strategic business which would cause additional value to the warrantholders.

Consequently, the Company’s Founders’ discretion when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the Company’s best interests may result in a conflict of interest. See “Certain Relationships and Related Transactions” for a discussion of other potential conflicts of interests, such as the option to purchase JNFAM.

The financial statements included in this proxy statement/prospectus do not take into account the consequences to the Company of a failure to complete a business combination by January 30, 2010.

The financial statements included in this proxy statement/prospectus have been prepared assuming that the Company would continue as a going concern. As discussed in Note 1 to the Notes to the Company’s Financial Statements for the year ended December 31, 2008, the Company is required to complete the Transaction pursuant to the Company’s Articles by January 30, 2010. The possibility of the Transaction not being consummated raises substantial doubt as to the Company’s ability to continue as a going concern and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The NYSE Amex may delist the Company’s securities from quotation on its exchange which could limit investors’ ability to make transactions in the Company securities and subject it to additional trading restrictions.

The Company’s securities are listed on the NYSE Amex, a U.S. national securities exchange. Although the Company expects to continue to meet the minimum continued listing standards, the Company cannot assure you that its securities will continue to be listed on the NYSE Amex in the future prior to an initial business combination. Additionally, in connection with the Transaction, the Company will file a new initial listing application and must meet its initial listing requirements as opposed to its more lenient continued listing requirements. The Company cannot assure you that it will be able to meet those initial listing requirements at that time. Although the Company seeks to continue the listing of its Ordinary Shares and Warrants on the NYSE Amex or another national securities exchange following consummation of the Transaction, there can be no assurance that its securities will be listed or, if listed, that the Company will be able to comply with the continued listing standards of the NYSE Amex or the listing standards of another national securities exchange.

If the NYSE Amex delists the Company’s securities from trading on its exchange and the Company is unable to list its securities on another exchange, the Company could face significant material adverse consequences, including:

•	a limited availability for market quotations for the Company’s securities;

•	reduced liquidity with respect to the Company’s securities;

•	a determination that the Ordinary Shares are a “penny stock,” which will require brokers trading in the Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Ordinary Shares;

•	limited amount of news and analyst coverage for the Company’s securities; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, the Company would no longer be subject to stock exchange rules, including rules requiring the Company to have a certain number of independent directors and to meet other corporate governance standards.

Public shareholders at the time of the Transaction who purchased their units in the IPO and do not exercise their redemption rights may have rescission rights.

There are two aspects of the Transaction as described in this proxy statement/prospectus which was not described in the prospectus issued by the Company in connection with its IPO. First, that the funds in the trust account might be used to purchase shares from shareholders of the Company who have indicated their intention to vote against the Transaction and redeem their shares for cash, and second, the amendment of the Warrant Agreement. Consequently, the Company’s use of funds in the trust account to purchase shares of shareholders who have indicated their intention to vote against the Transaction or the Company’s amendment of the Warrant Agreement might be grounds for a shareholder who purchased shares in the IPO, excluding the Company’s Founders, and still held them at the time of the Transaction without seeking to redeem them for cash, to seek rescission of the purchase of the units he acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. The rescission right and corresponding liability will continue against the Company after the Transaction. If the Company is required to pay damages, its results of operations could be adversely affected. These differences between this proxy statement/prospectus and the prospectus issued by the Company in connection with its IPO are the only differences which we are aware of.

The Company’s shareholders may not have as much control of the Company as they do now as a consequence of the acquisition of 24.5% of the Ordinary Shares by JNL. Having a minority share position may reduce the influence that the Company’s current shareholders have on the management of the Company.

In connection with the closing of the Transaction, JNL has agreed to beneficially own or have made commitments to acquire on the Closing Date 24.5% of the Company’s Ordinary Shares, taking into account the Public Shares redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement, by (i) Open Market Purchases prior to the record date of the Extraordinary General Meeting, (ii) privately negotiated share purchase transactions with record holders of the Company’s Ordinary Shares subsequent to the record date but prior to the Extraordinary General Meeting and/or (iii) purchase of such number of Ordinary Shares from the Company, not to exceed 19.9%, such that it will on the Closing Date beneficially own or have commitments to acquire in the aggregate 24.5% of the Company’s outstanding Ordinary Shares following the closing date of the Transaction. Accordingly, following consummation of the Transaction, JNL will hold approximately 24.5% of the issued and outstanding Ordinary Shares, taking into account the Public Shares redemptions, the obligation of the Company to repurchase the Founder Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement. In addition, subsequent to the closing of the Transaction, the Company will be required to issue 2,812,500 Ordinary Shares to the Founders in three tranches if the volume weighted average price of the Company’s Ordinary Shares for any ten days during a 30 day period equals or exceeds $12, $16 and $20, respectively. Consequently, the ability of the current Company shareholders following the Transaction to influence management of the Company through the election of directors will be substantially reduced.

If the Transaction is completed, a large portion of the funds in the trust account established by the Company in connection with its IPO for the benefit of public shareholders may be used for the purchase, directly or indirectly, of Public Shares held by public shareholders. As a consequence, if the Transaction is completed, such funds will not be available to the Company for working capital and general corporate purposes.

After the payment of the consideration to JNL and expenses associated with the Transaction, including deferred underwriting commissions, the balance of funds in the Company’s trust account will be available to the Company for working capital and general corporate purposes. However, up to approximately $5 million of the funds in the trust account may be used to acquire Public Shares, either from holders thereof who vote against the Business Combination Proposal and elect to convert their Public Shares into cash or from holders thereof who have indicated their intention to vote against the Business Combination Proposal but sell their shares to the Company or its affiliates so that such Public Shares will be voted in favor of the Business Combination Proposal. As a result of such purchases, the amount of funds from the Company’s trust account that will be released to the Company following the Transaction for working capital and general corporate purposes will be diminished.

The Company’s outstanding warrants may have an adverse effect on the market price of our Ordinary Shares and make it more difficult to effect an initial business combination.

The Company has issued warrants to purchase 15,000,000 Ordinary Shares as part of the units sold in its IPO and the founder warrants to purchase 4,380,000 Ordinary Shares (an aggregate of 19,380,000 warrants). The potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make the Company a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding Ordinary Shares. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for the Company’s securities or on its ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings. Shareholders will be asked to vote on an amendment to the exercise price, expiration date and redemption price of the issued and outstanding Company warrants.

Compliance with the Sarbanes-Oxley Act will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that the Company evaluate and report on its system of internal controls beginning with its Annual Report on Form 10-K for the year ending December 31, 2008. If the Company fails to maintain the adequacy of its internal controls, the Company could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm the Company’s business. Section 404 of the Sarbanes-Oxley Act also requires that the Company’s independent registered public accounting firm report on management’s evaluation of its system of internal controls beginning with its Annual Report on Form 10-K for the year ending December 31, 2010. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over the Company’s financial processes and reporting in the future, could harm its operating results or cause the Company to fail to meet its reporting obligations. Inferior internal controls could also cause investors to lose confidence in the Company’s reported financial information, which could have a negative effect on the trading price of its shares.

Risks Related to the Transaction

Completion of the Transaction is subject to a number of conditions.

The obligations of the parties to consummate the Transaction are subject to the satisfaction or waiver of specified conditions set forth in the Master Agreement. Such conditions include satisfaction by all parties of covenants and obligations contained in the Master Agreement, the accuracy in all material respects on the date of the Master Agreement and the closing date of all of the parties’ representations and warranties, obtaining material consents, approval of the regulatory agencies, redemption of not more than one share less than 30% of the Public Shares, warrantholder and shareholder approval of the proposals contained herein, execution of ancillary agreements and the exchange of certain securities of the Founders for securities of Overture Re and JNF, as set forth in the Master Agreement. It is possible some or all of these conditions will not be satisfied or waived by the parties to the Master Agreement, and therefore, the Transaction may not be consummated.

The opinion obtained by the Company from its financial advisor will not reflect changes in circumstances prior to the Transaction.

The Company has obtained a fairness opinion, dated as of December 6, 2009, from its financial advisor, Houlihan Smith. The Company has not obtained nor will obtain an additional updated fairness opinion prior to completion of the Transaction. Changes in the proposed operations and prospects of Overture Re, general market and economic conditions and other factors that may be beyond the control of the Company and Overture Re, and on which the fairness opinion was based, may alter the value of the Company or Overture Re or the price of the Company’s securities by the time the Transaction is completed. The fairness opinion does not speak to any date other than the date of such opinion, and as such, the opinion will not address the fairness of the Transaction consideration, from a financial point of view, at any date after the date of such opinion, including at the time the Transaction is completed. For a description of the opinion, see “Proposals to be Considered by Shareholders — The Master Agreement — Opinion of Houlihan Smith & Company Inc.”

Pursuant to the Master Agreement, JNL will acquire 24.5% of the Company’s issued and outstanding Ordinary Shares, and to the extent JNL is unable to purchase such shares in the open market or in privately negotiated transactions with record shareholders of the Company prior to the Extraordinary General Meeting or a combination thereof, it will acquire, not to exceed 19.9% of such shares, through a private placement and will be given registration rights with respect to all such shares acquired.

Following consummation of the Transaction, JNL will on the Closing Date beneficially own or have commitments to acquire 24.5% of the issued and outstanding shares of the Company, taking into account the Public Shares redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement. Because JNL will be deemed to be an affiliate of the Company, shares so acquired will be restricted securities and accordingly, JNL will be entitled, pursuant to a registration rights agreement, to require the Company to register the resale of such shares. If JNL exercises its registration rights with respect to such shares, there will be additional securities eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our Ordinary Shares.

If the Company is unable to obtain expedited clearance from the SEC of its registration statement, of which this proxy statement/prospectus is a part, the Company’s delivery of the final proxy statement/prospectus to shareholders and warrantholders may be delayed or may not be able to be delivered at all. In the event the registration statement is declared effective, the Company may be required to take additional costly steps to deliver its final proxy statement/prospectus to its shareholders and warrantholders.

The Company must close the Transaction by January 30, 2010 or, pursuant to the Company’s Articles, will go into automatic liquidation. Due to the short period of time between execution of the Master Agreement (delaying the filing of the registration statement with the SEC) and January 30, 2010, there may be insufficient time for SEC review and finalization and mailing of the proxy statement/prospectus. In the event the SEC is unable or unwilling to provide expedited review or the Company is unable to sufficiently address any comments received in a timely manner, the Company may be required to mail a summary notice of the meeting to shareholders prior to the completion of the final proxy statement/prospectus, furnish the proxy statement/prospectus to its shareholders and warrantholders via overnight delivery or, if insufficient time remains in which to conduct the Extraordinary Meeting of Shareholders and Special Meeting of Warrantholders prior to January 30, 2010, abandon the Transaction and liquidate.

In the event SEC approval of the registration statement is obtained, the Company expects to incur additional costs for additional mailings, overnight delivery costs and services of its proxy solicitation firm. Consequently, shareholders and warrantholders may lose the entire value of their warrants due to any such delays and the liquidation of the Company. In addition, shareholders and warrantholders may have a relatively short period to review the proxy statement/prospectus and consider the Transaction and the expenses of the Transaction may increase, reducing the funds released to the Company for working capital in the event the Transaction is closed.

Concentration of ownership after the Transaction may have the effect of delaying or preventing a change in control.

If a business combination with JNL Bermuda is consummated, JNL Bermuda’s current sole member, JNL, will on the Closing Date beneficially own or have commitments to acquire up to 24.5% of the issued and outstanding Ordinary Shares, taking into account any Public Share redemptions, the obligation of the Company to repurchase the Founder Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement. As a result, JNL may have the ability to significantly influence the outcome of corporate actions requiring shareholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Ordinary Shares.

The exercise of the Company’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of the Company.

In the period leading up to the closing of the Transaction, events may occur which would require the Company to agree to amend the Master Agreement, to consent to certain actions taken by the parties thereto or to waive rights that the Company is entitled to under the Master Agreement. In any circumstances, it would be discretionary on the Company, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for the Company and what he may believe is best for himself in determining whether or not to take the requested action. On the date of this proxy statement/prospectus, the Company does not believe there will be any changes or waivers that its directors and officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, the Company intends to circulate a new or amended proxy statement/prospectus and resolicit its shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the shareholder vote on the Business Combination Proposal.

The existence of the financial and personal interests of the Founders and directors of the Company may result in a conflict of interest. Pursuant to the Master Agreement, it is anticipated that Messrs. Hunt, Blazer and Lufkin will continue to serve as directors of the Company. In addition, the Founders will receive warrants to purchase common stock of JNF, the parent of JNL and JNFAM, which would on a fully diluted basis represent approximately 10% of JNF. In addition, subsequent to the closing of the Transaction, the Company will be required to issue 2,812,500 Ordinary Shares to the Founders in three tranches if the average closing price of the Company’s Ordinary Shares equals or exceeds $12, $16 or $20, respectively. If the Transaction is not consummated, the 3,750,000 Founders’ shares that were acquired before the Company’s IPO for an aggregate purchase price of $25,000 would be worth a nominal value because the founders are not entitled to receive any of the proceeds of the Company’s trust account with respect to such shares. In addition, if the Transaction is not consummated, the 4,380,000 Founder warrants which were purchased by the Founders for an aggregate purchase price of $4,380,000 would expire worthless. Furthermore, if the Company liquidates and dissolves, Messrs. Hunt and Blazer will be liable to pay debts and obligations to vendors and other entities that are owed money by the Company for services rendered or products sold to the extent such creditors bring claims which would otherwise require payment from the trust account, but only if such vendors or entities did not execute a waiver. If the Company goes into liquidation and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Company’s Founders have agreed to advance the Company the funds necessary to pay such costs and expenses and not to seek reimbursement for such expenses.

If the Transaction’s benefits do not meet the expectations of financial or industry analysts, the market price of the Company’s securities following the Transaction may decline.

The market price of the Company’s securities following the Transaction may decline as a result of the Transaction if:

•	the Company does not achieve the perceived benefits of the Transaction as rapidly, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the Transaction on the Company’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decline in the market price of the Company’s securities following the Transaction. A decline in the market price of the Company’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Uncertainties in management’s assessment of JNL Bermuda could cause the Company not to realize the benefits anticipated to result from the Transaction.

It is possible that, following the Transaction, uncertainties in assessing the value, strengths and potential profitability of, and indentifying the extent of all weaknesses, risks, contingent and other liabilities of JNL Bermuda could cause the Company not to realize the benefits anticipated to result from the Transaction.

Future sales of the Company’s shares may cause the market price of its securities to drop significantly even if its business is doing well.

Our Founders or their permitted transferees are entitled to demand that we register the resale of their founder warrants and underlying Ordinary Shares at any time after the Lock-Up Period. In addition, JNL will have demand and piggy-back registration rights as to the 24.5% of the Ordinary Shares it will own following the consummation of the Transaction. We will bear the expenses in connection with the filing of any such registration statements. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 4,380,000 founder warrants (as well as 4,380,000 Ordinary Shares underlying the warrants) and the 24.5% of the outstanding Ordinary Shares which will be owned by JNL eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate the Transaction.

The price of the Company’s securities will be subject to market factors, and your investment in our securities could decline in value.

Following the Transaction, there is a risk that an active trading market in the Company’s securities may not develop or be adequately maintained. In addition, the overall market for securities in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. These fluctuations have been extremely volatile and are often unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could result in extreme fluctuations in the price of the Company’s securities, which could cause a decline in the value of your securities.

Risks Related to Overture’s Business, Operations and Industry upon Completion of the Transaction

If any of the following risks were actually to occur, Overture’s business, financial condition or results of operations could be materially adversely affected.

Overture has no operating history and its future performance cannot be predicted based on the financial information included in this proxy statement/prospectus.

The Company’s subsidiary, Overture Re, will not commence operations until this Transaction has been completed. Therefore, there is no historical information upon which to evaluate its performance. The Company based its projections of Overture Re’s performance on publicly available information and the industry knowledge, experience and judgment of its board of directors. This may not be indicative of Overture Re’s future performance.

In general, companies in the initial stages of development present substantial business and financial risks and may suffer significant losses. There can be no assurance that Overture Re will be able to generate sufficient revenue from operations to pay its operating expenses. Overture Re also will be subject to risks generally associated with the formation of any new business. It must successfully develop business relationships, establish operating procedures, acquire property, obtain regulatory approvals, hire management and other staff and complete other tasks appropriate for the conduct of its intended business activities. In particular, Overture Re’s success depends on, among other things, its ability to:

•	attract and retain personnel with underwriting, actuarial and hedging expertise;

•	model and accurately price its reinsurance;

•	capitalize on new business opportunities; and

•	evaluate effectively the risks that it assumes under the reinsurance policies that it writes and manage such risks in volatile or down markets.

Failure to achieve any of these business objectives would have a material adverse effect on Overture Re and the Company.

If Overture Re fails to obtain sufficient reinsurance business, Overture Re’s ability to transact reinsurance operations would be significantly and adversely affected.

The Company believes that demand for reinsurance of life insurance products is now increasing due to favorable market conditions, among other factors. However, the Company cannot predict how long these conditions will persist and inability to obtain sufficient reinsurance of blocks of insurance could adversely affect earnings results.

Annuity contracts Overture Re may reinsure in the future may expose Overture Re to mortality risk.

Adverse mortality risk is the risk that death claims may differ from the timing or amount assumed in pricing reinsurance contracts. Mortality experience that is less favorable could negatively affect our net income, if we reinsure annuities with guaranteed death benefits. The Quota Share Reinsurance Agreement coverage excludes such death benefits, but there is no assurance that Overture Re will not seek to provide such coverage in the future, and its evaluation of the risk may prove incorrect.

Interest rate fluctuations could negatively affect the income we derive from the difference between the interest rates Overture Re may earn on its investments and the interest Overture Re may pay under its reinsurance contracts.

Significant changes in interest rates expose reinsurance companies to the risk of not earning income on investments, or experiencing losses based on the difference between the interest rates earned on investments and the credited interest rates paid out under outstanding reinsurance contracts. Both rising and declining interest rates could negatively affect the income Overture Re may derive from these interest rate spreads. During periods of falling interest rates, our investment earnings will be lower because interest earnings on some of the variable interest rate investments of Overture Re will likely have declined in parallel with market interest rates. Additionally, new investments in fixed or variable interest rate investments will likely bear lower interest rates. Overture Re may not be able to fully offset the decline in investment earnings with lower crediting rates on its reinsurance contracts that have cash values. During periods of rising interest rates,

Overture Re may be contractually obligated to increase the crediting rates on its reinsurance contracts that have cash values. However, Overture Re may not have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates on its reinsurance contracts. While Overture Re develops and maintains asset/liability management programs and procedures designed to reduce the volatility of its income when interest rates are rising or falling, we cannot assure you that changes in interest rates will not affect Overture Re’s interest rate spreads.

Changes in interest rates may also affect Overture Re’s business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of JNL or Overture Re’s other customers, which would reduce the demand for Overture Re’s reinsurance of these products.

Policyholders may voluntarily terminate the policies in numbers different than priced for, causing Overture Re to pay greater than expected death benefits or to fail to recoup costs or a statutory surplus strain.

The policyholders of the policies that Overture Re may reinsure may voluntary terminate the policies (such voluntary termination by a policyholder is called a “surrender”). Surrenders usually involve the return of the policy’s cash surrender value to the policyholder. The actual amount of surrenders may be significantly different from the amount of surrenders that Overture Re assumed in pricing. If the actual amount of surrenders is significantly less than the amount that Overture Re priced for, Overture Re may have to pay greater than expected death benefits in future years, adversely impacting its profitability. If the actual amount of surrenders is significantly higher than priced for, the premiums that Overture Re receives may decrease, Overture Re’s deferred acquisition costs may be unrecoverable, and Overture Re may not be able to recoup the amount of free surplus that may have been used if premiums were insufficient to cover expenses and policyholder liability that was set up at the commencement of the reinsurance of the policies, possibly triggering loss recognition that would adversely impact its profitability. Furthermore, for policies with cash surrender benefits, surrenders significantly greater than expected may constrain Overture Re’s liquidity. Overture Re may experience increased surrenders due to the recent volatility and disruption in the global financial markets, which has caused higher unemployment and lower family income affecting policyholders. Historically surrenders have averaged per year between 10% and 16% of account value annually from 2006 to present.

Policyholders may cease paying premium on the policies, causing the termination of such policies, in numbers different than priced for, causing Overture Re to fail to recoup costs or a statutory surplus strain.

The policyholders of the policies that Overture Re may reinsure may defer paying premiums or may cease paying the premium due under such policies altogether, thereby bringing about the termination of such policies (such termination of a policy due to the policyholder’s nonpayment of premium is called a “lapse”). The actual amount of lapses may be significantly different from the amount of lapses that Overture Re assumed in pricing. If the actual amount of lapses is significantly less than the amount that Overture Re priced for, Overture Re may have to pay greater than expected death benefits in future years, adversely impacting its profitability. If the actual amount of lapses is significantly higher than priced for, the premiums that Overture Re receives may decrease, Overture Re’s deferred acquisition costs may be unrecoverable, and Overture Re may not be able to recoup the amount of free surplus that may have been used if premiums were insufficient to cover expenses and policyholder liability that was set up at the commencement of the reinsurance of the policies, possibly triggering loss recognition that would adversely impact its profitability. Overture Re may experience increased lapses due to the recent volatility and disruption in the global financial markets, which has caused higher unemployment and lower family income affecting policyholders. Historically lapses and surrenders have averaged per year between 10% and 16% of account value annually from 2006 to present. Future lapses and surrender rates are anticipated to be in a similar range.

Actual expenses relating to reinsurance coverage provided by Overture Re may be higher than expected.

Actual expenses relating to reinsurance coverage provided by Overture Re may be higher than those that Overture Re priced for. Expenses per policy reinsured may be higher as a result of a lower number of policies reinsured than anticipated, or as a result of Overture Re’s operations being less efficient than anticipated. A significant increase in expenses may impact Overture Re’s profitability.

The invested assets supporting the business of Overture Re may decrease in value if the assets default or decrease in earning power.

The invested assets of Overture Re that will support its reserve liabilities will consist of available-for-sale (AFS) fixed maturity securities of various holdings, types and maturities. These investments are subject to general credit, liquidity, market and interest rate risks, and Overture Re is exposed to such risks on its portfolio. Beginning in the latter half of 2007 and continuing into 2008 and 2009, the capital and credit markets have experienced an unusually high degree of volatility. As a result, the market for fixed income securities has experienced illiquidity, increased price volatility, credit downgrade events and increased expected probability of default. Securities that are less liquid are more difficult to value and may be hard to sell, if desired. Due to the current reduced liquidity in capital markets, Overture Re may be unable to sell or buy significant volumes of assets at quoted prices. Some issuers have defaulted on their financial obligations for various reasons, including bankruptcy, lack of liquidity, downturns in the economy, downturns in real estate values, operational failure and fraud. These market disruptions in the current weak economic environment have led to increased impairments of, and lower earnings on, securities which will support the reserve liabilities of Overture Re. Lower earnings on the invested assets of Overture Re constrain the growth of Overture Re’s capital, in turn constraining the payment of dividends and advances or repayment of funds to the Company. Further excessive defaults or other reductions in the value of securities could have a material adverse effect on Overture Re’s business, results of operations and financial condition, which in turn may affect the Company. In particular, if there is an unexpected increase in the volume or severity of claims that may force Overture Re to liquidate securities, or if Overture Re does not structure the duration of investments to match its reinsurance liabilities, Overture Re may be forced to liquidate investments prior to maturity at a time of such market volatility and disruptions, when the sale of such assets will incur a significant loss. Investment losses could significantly decrease Overture Re’s asset base and statutory surplus, thereby affecting its ability to conduct business.

If interest rates fall, funds reinvested will earn less than expected.

If interest rates fall, funds reinvested (coupon payments or monies received upon asset maturity or call) will earn less than expected, because rates on such new investments are likely to have declined with the market interest rates. If asset durations are less than liability durations, the mismatch will increase. Certain investments like mortgages and redeemable bonds that may be in the investment portfolio of Overture Re are more likely to be repaid as borrowers seek to refinance at lower interest rates, and Overture Re may be required to reinvest the proceeds in securities bearing lower interest rates. Risk is heightened in the current market and economic environment in which certain securities may be unavailable. Accordingly, net income may decline as a result of a decrease in the spread between returns on the investment portfolio and the interest rates either credited to policyholders or assumed in reserves.

If interest rates rise, policyholders may seek withdrawal of funds.

If interest rates rise, policyholders may increasingly request loans from Overture Re, request withdrawals or voluntarily terminate the policies, enabling the policyholders to invest their funds in new products offering higher interest rates. This activity may result in cash payments by Overture Re, and Overture Re may have to sell assets to provide for these withdrawals at a time when the prices of those assets are affected adversely by the increase in market interest rates, which may result in realized investment losses. If asset durations are less than liability durations, the mismatch will increase. Furthermore, when rising interest rates are coupled with volatility in interest rates and credit spreads, it is often more difficult to sell certain fixed income securities, leading to a risk that Overture Re will find it difficult to raise the cash necessary to fund a very large amount of withdrawal activity. Cash payments to policyholders also result in a decrease in total invested assets and net income. Early withdrawals may also require accelerated amortization of deferred policy acquisition costs, which in turn reduces net income. Furthermore, maturing reinsurance contracts may not renew at anticipated levels of renewal.

Overture Re may develop a hedging program which may prove to be deficient or in need of alterations.

Overture Re may develop a hedging program, and such program would be untested and may prove to be deficient, lack important functions or otherwise not provide the utility intended. The program may need to be further calibrated or developed and it may take a significant amount of time and further resources before it will function as intended, if at all. Overture Re could be adversely affected during periods when the hedging program is not properly functioning or is otherwise deficient, including, but not limited to, as a result of actual experience differing from assumptions, which could have a material adverse effect on the Company’s financial performance.

Overture Re’s risk management, pricing and other models may prove to be deficient or in need of significant alterations.

Although Overture Re’s administrative services provider has spent a substantial amount of resources to develop risk management, pricing and other models appropriate for the blocks of annuities Overture Re expects to reinsure, they are still untested and may prove to be deficient, lack important functions or otherwise not provide the utility intended. The models may need to be further calibrated or developed and it may take a significant amount of time and further resources before they will function as intended, if at all. Overture Re could be adversely affected during periods when the models are not properly functioning or are otherwise deficient.

Even if Overture Re’s models are adequately designed, errors in data collection, dissemination and input as applied to the program and models could generate erroneous results and adversely affect Overture Re’s business.

Any models any administrative services provider may use may necessarily involve collection and dissemination of large amounts of data. Examples of data collected and analyzed include market indices, performances of reinsured variable annuity contracts, risk statistics, annuity contract information, rates, expenses and mortality experience. To the extent that errors in data collection, dissemination and input or other data handling errors occur and are not identified and corrected by Overture Re’s internal controls, the information generated by such program and models and supplied to its employees, affiliates, business partners and others, may be incorrect and may produce a deficient basis on which underwriting decisions, pricing, hedging arrangements, financial reporting and other material business decisions are made.

If Overture Re’s investment strategy is not successful, it could suffer unexpected losses.

Overture Re expects to derive a portion of its income from assets invested by Overture Re’s investment management service providers pursuant to Overture Re’s investment strategy. Overture Re’s operating results will therefore depend in part on the performance of the investment portfolio, as well as the ability of the investment management services providers to effectively manage the portfolio and to implement Overture Re’s investment strategy. The success of Overture Re’s investment strategy is crucial to the success of its business. In particular, Overture Re will structure its investments to match its anticipated liabilities under reinsurance treaties to the extent it believes necessary. If Overture Re’s calculations with respect to these reinsurance liabilities are incorrect, or if it improperly structures its investments to match such liabilities, it could be forced to liquidate investments prior to maturity at a significant loss.

Changes in the capital markets, interest rates or volatility affect the market for products with variable annuity guarantees.

A prolonged general economic downturn or poor performance of the equity and other capital markets, such as that which the U.S. economy has recently experienced, or similar conditions in the future, could adversely affect the market for many annuity products. Because Overture Re will obtain substantially all of its revenues through reinsurance arrangements that cover a portfolio of annuity products, Overture Re’s business would be harmed if the market for annuities were adversely affected.

As with all financial services companies, Overture Re’s ability to conduct business will depend on consumer confidence in the industry and its financial strength. Actions of competitors and financial difficulties of other companies in the industry and related adverse publicity could undermine consumer confidence and harm the industry’s reputation, which may in turn have an adverse effect on Overture Re’s business.

Claims may exceed Overture Re’s reserves, which could adversely affect its business.

Overture Re’s success will be dependent upon its ability to assess, model and price accurately the risks associated with the business that Overture Re reinsures. If Overture Re fails to assess the risks it assumes accurately or if events or circumstances cause Overture Re’s estimates to be incorrect, Overture Re may not establish appropriate premium rates and Overture Re’s reserves may be inadequate to cover claims, which could harm Overture Re’s business or reduce Overture Re’s net income. Overture Re will rely heavily on its administrative services provider to properly assess such risks, although Overture Re cannot guarantee it will do so.

Estimating claim reserves involves actuarial and capital markets projections at a given point in time of what the insurer ultimately expects to pay out based on facts and circumstances then known, predictions of future events, estimates of future trends in market fluctuations, policy utilization of benefits, mortality, policyholder terminations and other variable factors such as inflation. Overture Re is required to rely on information received from the ceding insurer for many of these assumptions. If such information turns out to be inaccurate, Overture Re’s business could be adversely affected.

Overture Re may not achieve the results shown in the financial projections.

Overture Re’s financial projections are based on assumptions. Although such assumptions are believed to be reasonable, many of such assumptions do not have an empirical basis and may not be accurate. Unanticipated events and circumstances are likely to occur. Actual results realized during any future period are likely to vary from the projections and the variations may be material and adverse. There can be no assurance that Overture Re will be able to achieve the results shown in such projected financial statements.

Reinsurance claims are inherently unpredictable and the projected financial statements, therefore, have limited value as a projection of future claims or operating results. No representation is made as to the reasonableness of the model or the underlying assumptions or calculations and Overture Re assumes no responsibility therefore.

Overture Re will use various tools to analyze and manage the reinsurance exposures it will assume from variable annuity underwriters and the risks from adverse investment markets that could impact Overture Re’s overall reinsurance and investment portfolio. Inadequacies in these tools, such as inaccurate estimates and assumptions in Overture Re’s risk modeling software, defects in the modeling logic or software code or unenforceability of loss limitation provisions in policies, could result in losses. Overture Re may not be able to achieve the market penetration assumed in the projected financial statements (either as to the number of ceding companies or as to the amount of premium from each ceding company) due to a number of reasons, including, without limitation, general market conditions, competition, creditworthiness concerns of ceding companies or regulatory constraints relating to the acceptability of Overture Re as a reinsurer. Average premium rate levels are based on estimates of rates for reinsurance in which Overture Re expects to participate. The actual rates that Overture Re will receive may differ significantly. Furthermore, actual acquisition costs, overhead expenses and investment yields could vary substantially from assumed levels.

Actual cash flows may also deviate significantly from assumptions. Because there is currently no active market for the reinsurance of variable annuity guarantees, actual rates may be different from those used in the assumptions set forth in this proxy statement/prospectus.

Overture Re may be dependent on a small number of large transactions, which, if any of them has an unfavorable outcome or fails to materialize as expected, could adversely affect Overture Re.

Overture Re’s business may rely on a small number of transactions and ceding companies. Thus, Overture Re would be more sensitive to the underwriting and actuarial errors made in connection with a particular transaction and to an adverse change in the financial condition of a particular transaction or cedant, the occurrence of which could have a material adverse effect on Overture Re.

Competition in the insurance industry could reduce Overture Re’s risk margins.

The insurance and reinsurance industry is highly competitive. Overture Re expects to compete on an international and regional basis with major U.S., Bermuda, European and other international insurers and reinsurers and underwriting syndicates, some of which have greater financial, marketing and management resources than Overture Re. Overture Re expects to compete with new companies that continue to be formed to enter the insurance and reinsurance markets. In addition, capital market participants have created alternative products that are intended to compete with reinsurance products. Increased competition could result in fewer clients, smaller blocks of business, lower policy premium rates and less favorable policy or treaty terms and conditions, which could have a material adverse effect on Overture Re’s growth and profitability. The U.S. annuity and life reinsurance markets are served by numerous international and domestic reinsurance companies. Overture Re will focus on the smaller policy block market where competition is less intense and it can leverage its capabilities more fully. The Company believes that its primary competitors in the North American annuity and life reinsurance market are currently the following, or their affiliates: Athene Re, Max Capital and Wilton Re. However, within the reinsurance industry, this can change from year to year.

The insurance and reinsurance business is historically cyclical, and we can expect to experience periods with excess capacity and unfavorable premium rates.

The insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive capacity as well as periods when shortages of capacity permitted favorable premium levels. An increase in premium levels is often offset by an increasing supply of insurance and reinsurance capacity, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to a significant reduction in policy premium rates, less favorable policy or treaty terms and conditions and fewer clients or smaller blocks of business. In addition to these considerations, changes in the frequency of claims may affect the cycles of the insurance and reinsurance business significantly.

Overture Re depends on the performance of others and their failure to perform in a satisfactory manner could negatively affect it.

Overture Re will rely upon its insurance clients to provide timely, accurate information. Overture Re may experience volatility in its earnings as a result of erroneous or untimely reporting from its clients. Overture Re will work closely with its clients and monitor their reporting to minimize this risk. Overture Re also will rely on original underwriting decisions made by its clients. Overture Re cannot assure you that these processes or those of its clients will adequately control business quality or establish appropriate pricing.

Investment management services to be provided to Overture Re by JNFAM are essential for Overture Re’s business operations, and replacing JNFAM, if necessary, could be time consuming and disruptive.

JNFAM will provide investment management services to Overture Re in connection with its general business operations and its specific blocks of reinsured annuities, which will be necessary for Overture Re’s anticipated business activities. Overture Re will use the services of JNFAM to manage certain assets. Overture

Re will rely on JNFAM to provide investment advice and execute investment transactions that are within its investment policy guidelines with respect to these assets. Poor performance on the part of JNFAM could negatively affect Overture Re’s financial performance. Although JNFAM will agree to abide by performance standards in the provision of its services, JNFAM may default in its compliance with such standards. In the event that JNFAM fails to comply with such standards or is inefficient or deficient in performing its obligations, such noncompliance may have a material and adverse impact on the conduct of Overture Re’s business and its financial condition.

JNFAM will depend on the managerial, actuarial and other skills and expertise of its employees in providing investment advice to Overture Re. There is no assurance that JNFAM will be able to retain management or other key employees or replace them to the extent they leave JNFAM. The loss of any such individual’s services and expertise could adversely affect JNFAM’s operations, and in turn an adverse impact on Overture Re. Similarly, the bankruptcy, business discontinuation, change of control or adverse change in the financial condition of JNFAM could have a material and adverse effect on its performance and result in an adverse effect on Overture Re.

In the event that JNFAM’s performance is unacceptable and Overture Re seeks to replace JNFAM, it may be difficult to find another organization with a comparable level of expertise ready, willing and able to provide such services to Overture Re. If a replacement were able to be found, transitioning of data and records from JNL to the replacement services provider, and integrating Overture Re’s then-existing business with such replacement services provider’s organization could take time and entail substantial expense for Overture Re, including but not limited to the expense of converting Overture Re’s records from JNFAM’s information technology system to a system that may be significantly different. The delay, inefficiencies, expense and potential for error inherent in replacing JNFAM may have a material and adverse effect on Overture Re’s business, financial condition and results of operations.

Counterparties’ failure to perform their obligations to Overture Re or JNL could adversely affect Overture Re.

JNL entered into a reinsurance agreement with Scottish Re US, Inc. (“SRUS”) effective January 1, 2005, whereby it ceded 30% of its reserves on select annuity contracts. The reinsurance on the fixed account portion of these contracts is on a coinsurance basis. The reinsurance on the separate account portion of these contracts is on a modified coinsurance basis upon which the JNL maintains possession of the assets which support the reserves ceded. In January 2005, JNL transferred reserves of approximately $54,600, under the coinsurance portion of the contract, to SRUS. On January 5, 2009, the Delaware Department of Insurance (“Delaware Department”) issued an order of supervision against SRUS which, among other things, requires the Delaware Department’s consent to any transaction outside the ordinary course of business and formalized certain reporting and processes already informally in place between SRUS and the Delaware Department. As of December 31, 2008, the balance of the Block’s annuity business ceded to SRUS was approximately $56,000, under coinsurance, and is included in reinsurance recoverable on paid losses and ceded reserves. SRUS continues to maintain the capital ratios required by the reinsurance agreement. JNL continues to evaluate the financial condition of SRUS with respect to JNL’s existing exposure. SRUS continues to perform under its contractual obligations to JNL. However, it cannot predict what changes in the status of SRUS’s financial condition may have on its ability to take the reserve credit for the business of SRUS in the future. If JNL were unable to take the reserve credit for the business ceded to SRUS, it could have a material adverse impact on JNL’s financial condition.

Overture Re’s or JNL’s failure to establish and maintain necessary information technology and risk management systems could adversely affect Overture Re.

Overture Re does not currently have any proven information technology or risk management systems of its own and may encounter difficulties establishing the information technology and risk management systems necessary to run its business, which could result in a loss or delay of revenues, higher than expected claim levels, diversion of management resources and harm to Overture Re’s reputation or an increase in costs.

Overture Re will rely upon the availability to it of information and technology systems necessary to run Overture Re’s business, including processing and servicing policies, evaluating risk and determining hedging requirements, through its administrative services and investment management agreements and affiliation with JNL. If JNL were to cease to have necessary rights, through ownership or licensing, to all or any portion of the software platforms and systems with which it will provide such services to Overture Re, or we are rendered unable to provide such services in an effective manner, and Overture Re were unable to develop or obtain replacement technology and systems, Overture Re’s business would be materially adversely affected. The performance of Overture Re’s information technology and risk management systems is critical to its business and its ability to process transactions, provide customer service, perform its underwriting process and manage its risk mitigation and claim management process.

Interruption or loss of Overture Re’s information processing systems or failure to maintain secure information systems could have a material adverse effect on its business.

Overture Re’s business will depend on readily available systems, secure information and the ability of its employees to process transactions. Overture Re’s capacity to service its clients will rely on storing, retrieving, processing and managing information. Interruption or loss of its information processing capabilities through loss of stored data, the failure of computer equipment or software systems, telecommunications failure or other disruption could have a material adverse effect on its business, financial condition and results of operations. Despite the business contingency plans Overture Re will adopt, its ability to conduct business may be adversely affected by a disruption in the infrastructure that supports its business and its physical locations. This may include a disruption involving physical site access, terrorist activities, disease pandemics, electrical, communications or other services used by Overture Re, its employees or third parties with whom Overture Re will conduct business. Although Overture Re will have certain disaster recovery procedures in place and insurance to protect against such contingencies, such procedures may not be effective and any insurance or recovery procedures may not continue to be available at reasonable prices and may not address all such losses or compensate Overture Re for the possible loss of clients occurring during any period that it is unable to provide services.

Furthermore, Overture Re will depend on computer systems to store information about its clients and parties associated with the underlying policies, some of which is private. Database privacy, identity theft, and related computer and internet issues are matters of growing public concern and are subject to frequently changing rules and regulations. A growing body of United States and non-United States laws designed to protect the privacy of personally-identifiable information, as well as to protect against its misuse, and the judicial interpretations of such laws, may adversely affect Overture Re’s business. The evolving nature of all of these laws and regulations, as well as the evolving nature of various governmental bodies’ enforcement efforts, and the possibility of new laws in this area, may adversely affect Overture Re’s ability to collect and disseminate or share certain information and may negatively affect the ability of Overture Re or its administrative services providers to make use of that information. Overture Re’s failure to adhere to or successfully implement processes in response to changing regulatory requirements in this area could result in legal liability or harm to its reputation. Overture Re and its service providers will take reasonable and appropriate security measures to prevent unauthorized access to information in its databases. However, Overture Re’s technology and systems may fail to adequately secure the private information it will maintain in its databases and protect it from theft or inadvertent loss. In such circumstances, Overture Re may incur liability to its clients or underlying policyholders, which could result in litigation or adverse publicity that could have a material adverse effect on its business.

Overture Re could incur substantial losses if financial institutions in which it maintains its cash, securities or other investment assets fail.

The recent deterioration of the global credit and financial markets has created challenging conditions for financial institutions, including depositories, trustees and custodial institutions. As the fallout from the credit crisis persists, the financial strength of these institutions may continue to decline. Overture Re will maintain cash balances at various United States depository institutions that are significantly in excess of the United

States Federal Deposit Insurance Corporation insurance limits. Overture Re will also maintain cash balances in foreign financial institutions. Overture Re will also maintain securities and other investment assets accounts and facilities at varied financial institutions. If one or more of the institutions in which Overture Re maintains significant cash balances, securities or other investment assets were to fail, its ability to access these funds or other assets might be temporarily or permanently limited, or delayed for an indeterminate period of time, and it may incur expense in obtaining access to such funds or assets. Overture Re could face a material liquidity problem and potentially material financial losses from any such limitation or delay.

Overture Re’s business, results of operations, financial condition or liquidity may be materially adversely affected by errors and omissions and the outcome of claims, lawsuits and proceedings.

In the ordinary course of Overture Re’s business it may become subject to actual or potential claims, lawsuits and other proceedings relating to alleged errors and omissions in connection with the management of reinsured risks. Because the handling of claims may involve substantial amounts of money, errors and omissions claims against it may arise which allege its potential liability for all or part of the amounts in question. Claimants may seek large damage awards and these claims may involve potentially significant defense costs. Such claims, lawsuits and other proceedings could, for example, include allegations of damages for its employees’ or agents’ improperly failing to appropriately apply funds that it or its administrative services providers hold for its clients on a fiduciary basis. Errors and omissions claims, lawsuits and other proceedings arising in the ordinary course of business will be covered in part by professional indemnity or other appropriate insurance. The terms of this insurance will vary by policy year. In respect of self-insured risks, Overture Re will establish provisions against these items which it believes to be adequate in the light of current information and legal advice, and it will adjust such provisions from time to time according to developments. Overture Re’s business, results of operations, financial condition and liquidity may be adversely affected if in the future its insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which it self-insures. Overture Re’s ability to obtain professional indemnity insurance in the amounts and with the deductibles it desires in the future may be adversely impacted by general developments in the market for such insurance or its own claims experience. In addition, claims, lawsuits and other proceedings may harm its reputation or divert management resources away from operating its business.

Comparisons of JNL’s carve-out underwriting results to Overture Re’s expected results going forward may not be meaningful due to the fact that JNL’s historical carve-out financial statements relate only to the JNL carve-out block, while Overture Re’s business going forward will expand beyond the JNL carve-out block.

Overture Re intends to reinsure the Block as well as to reinsure blocks of annuity and life insurance policies from third parties and to reinsure additional blocks of policies from JNL. There can be no assurance that JNL will continue to write insurance in the future at the level it has historically done. For example, many insurance companies, including JNL, experienced increased capital needs in 2008 that caused them to write fewer policies. In addition, investors may desire segregated accounts focused on discrete reinsurance opportunities. These additional areas of business that Overture Re currently intends to pursue will make period-to-period comparisons of JNL’s historical underwriting results on the Block less meaningful or not meaningful at all.

Overture Re’s failure to raise additional capital could adversely affect Overture Re.

Overture Re’s future capital requirements will depend on many factors, including Overture Re’s ability to successfully write new business and to establish premium rates and reserves at levels sufficient to cover losses. To the extent that the funds generated by Overture Re’s ongoing operations and initial capitalization are insufficient to fund future operating requirements and cover claim payments, Overture Re may need to raise additional funds through financings or curtail its growth and reduce its assets. If Overture Re cannot obtain adequate capital, or obtain capital on unfavorable terms, its business, operating results and financial condition could be adversely affected.

There may be potential conflicts of interest between Overture Re and shareholders and affiliates of Overture Re which could adversely affect Overture Re.

Overture Re’s executive officers, directors, shareholders, underwriters and affiliates may engage in commercial activities and enter into transactions or agreements with Overture Re or compete with Overture Re, which may give rise to conflicts of interest and which could adversely affect Overture Re.

Our policy with respect to related-party transactions is that material matters be discussed and voted upon by disinterested directors. For example, if there were a material amendment to the agreements with JNFAM or JNL, the interested directors would recuse themselves.

There are a number of existing transactions or arrangements that may give rise to a potential conflict of interest between Overture Re and its shareholders and affiliates, which may or may not adversely affect Overture Re. Pursuant to the terms of the Master Agreement, the Company will be granted an option to purchase JNFAM six months after the Closing of the Transaction. In addition, the Company has the right to terminate the services provided by JNL pursuant to the Quota Share Reinsurance Agreement. The Founders will have an economic interest in both the Company and JNF. JNF is the ultimate parent entity of JNL and JNFAM. Two of the Founders and two of the directors of JNL will be on the board of directors of the Company.

Overture Re’s officers’ and directors’ ability to compete with Overture Re will be circumscribed by their fiduciary duties under corporate law.

The Shareholders’ Agreement includes a corporate opportunities provision that provides that the representatives that JNL nominates to the board of directors of the Company shall be obliged to present corporate opportunities relating to reinsurance which they encounter to the board of directors of the Company first for consideration. If any officer or director of Overture who also serves as an officer or director of JNL becomes aware of any other potential transaction outside of the reinsurance business and/or related to JNL’s current lines of business, such officer or director shall present such opportunity to JNL first for consideration.

Overture Re’s business will rely on JNL, and if JNL experiences capitalization, liquidity, financial or other difficulties, Overture Re may not be able to replace the managerial, actuarial, administrative and investment management services provided by JNL in a timely manner.

Pursuant to the Quota Share Reinsurance Agreement, Overture Re will rely on JNL to provide managerial, actuarial, administrative and investment management services to Overture Re in connection with the blocks reinsured from JNL. More specifically these services will include the servicing of policy holders including call center support, processing customer trades, sending customer statements, preparing financial summary data and associated actuarial analysis and similar services. Investment management services will be provided in connection with the assets supporting the blocks being reinsured by JNL to Overture Re. Such services will include investment advice and execution of investment transactions.

In the event that JNL is unable to provide these services it may be difficult to find another organization with a comparable level of expertise, ready, willing and able to provide such services to Overture Re. If a replacement were able to be found, transitioning of data and records from JNL to the replacement services provider could take time and entail substantial expense for Overture Re, including but not limited to the expense of converting records from JNL’s system to another service provider. The delay, inefficiencies, expense and potential for error inherent in replacing JNL may have a material and adverse effect on Overture Re’s business, financial condition and results of operations.

Overture Re will be dependent on its key personnel and may not be able to retain or hire key employees or successfully integrate its new management team to fully implement its newly formulated business strategy.

While Overture Re expects to retain Messrs. Girouard and Heaphy upon consummation of the Transaction, each of whom is presently employed by JNL, Overture Re will still need to attract additional personnel in order to fully implement its business strategy. After Overture Re’s management team and other personnel are assembled, Overture Re’s ability to implement its business strategy will depend on the successful integration of the management team and other personnel. The number of available, qualified persons in the insurance and reinsurance industry to fill these positions may be limited. Overture Re’s inability to attract and retain key employees could delay or prevent Overture Re from fully implementing its business strategy and could significantly and negatively affect Overture Re’s business.

Emerging claim issues could adversely affect the business of Overture Re.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect Overture Re’s business, for instance, by extending coverage beyond its underwriting intent, by increasing the number or size of claims or change contract holders’ and insurance carriers’ behavior inconsistent with Overture Re’s assumptions and models. In some instances, these changes may not become apparent until some time after Overture Re has issued reinsurance or retrocession contracts that are affected by the changes. As a result, the full extent of liability under Overture Re’s reinsurance and retrocession contracts may not be known for many years after a contract is issued.

Natural disasters, catastrophes and disasters caused by humans, including the threat of terrorist attacks and related events, epidemics and pandemics may adversely affect Overture Re’s business and results of operations.

Natural disasters and terrorist attacks, as well as epidemics and pandemics, can adversely affect Overture Re’s business and results of operations because they accelerate mortality risk. Terrorist attacks in the United States and in other parts of the world and the threat of future attacks could have a negative effect on Overture Re’s business. The consequences of further natural disasters, terrorist attacks, armed conflicts, epidemics and pandemics are unpredictable and Overture Re may not be able to foresee events that could have an adverse effect on its business.

Risks Related to Being a Bermuda Company

The Transaction involves a business combination with a company located in Bermuda and will expose the Company to certain risks that may negatively impact our operations.

The proposed Transaction involves a Bermuda company, and will subject the Company to risks associated with companies operating in Bermuda, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	the expiration of the tax treaty in 2016;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

The Company cannot assure you that it would be able to adequately address these additional risks. If the Company were unable to do so, its operations might suffer. Additionally, the Company will acquire a company located outside of the United States, therefore it is likely that substantially all of its assets will be located outside of the United States and some of the Company’s executive officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon the Company’s directors or executive officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of the Company’s directors and executive officers under U.S., federal securities laws.

Following the Transaction, the exemption of the Company’s subsidiaries, Overture Re Holdings and Overture Re from certain Bermuda taxes will be effective until March 28, 2016, and if such exemption is not extended the Company’s results of operations could be adversely affected.

The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, has given Overture Re Holdings and Overture Re an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to them or any of their operations, shares, debentures or other obligations, except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by either of them in respect of real property leased to either of them in Bermuda. This assurance by the Bermuda Minister of Finance expires on March 28, 2016. There is no guarantee that Overture Re Holdings and Overture Re will receive a renewed assurance from the Bermuda Minister of Finance, or that the Bermuda Government will not take action to impose taxes on their businesses. If the Bermuda Government imposed significant taxes on Overture Re Holdings or Overture Re business, their earnings could decline significantly and the Company’s results of operations could be adversely affected.

The Company’s subsidiaries, Overture Re Holdings and Overture Re are incorporated in Bermuda, and a majority of their directors and all of their and the Company’s assets will be located outside the United States. As a result, it may not be possible for security holders to enforce civil liability provisions of the U.S. federal or state securities laws.

Overture Re Holdings and Overture Re are incorporated under the laws of Bermuda and all of the Company’s assets represented by such subsidiaries are and will be located outside the United States. In addition, a majority of the subsidiaries directors are not (and some future directors may not be) citizens or residents of the United States. In addition, a significant portion of the assets of non-U.S. directors are (and for new directors may be) located outside the United States. Consequently, it may be difficult to serve legal process within the United States upon any of the non-U.S. directors. In addition, it may not be possible to enforce court judgments obtained in the United States against the subsidiaries in Bermuda or against their non-U.S. directors in their home countries, or in countries other than the United States where the subsidiaries or they have assets, particularly if the judgments are based on the civil liability provisions of the federal or state securities laws of the United States. There is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of U.S. courts obtained against the subsidiaries or the Company’s directors or officers based on the civil liabilities provisions of the federal or state securities laws of the United States or would hear actions against the subsidiaries or those persons based on those laws. The Company has been advised by its legal advisors in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries, other than the United States, where the subsidiaries or the subsidiaries’ non-U.S. directors have assets.

In the event of a change or adverse interpretation of relevant income tax law, regulation or treaty, Overture Re’s overall tax rate may be substantially higher than the rate used for purposes of its consolidated financial statements.

Overture Re’s effective tax rate will be based upon the application of currently applicable income tax laws, regulations and treaties, as well as current judicial and administrative interpretations of these income tax laws, regulations and treaties. These income tax laws, regulations and treaties, and the administrative and judicial authorities interpreting them, are subject to change at any time, and any such change may be retrospective. Presently, a number of countries are considering changes to their tax laws that have the potential to affect negatively the tax expense of our subsidiaries, including those that operate within and outside those countries. At present, certain pieces of proposed legislation could, if enacted in their current form, adversely impact Overture Re’s tax rate and the amount of tax that it pays. However, it is unclear whether these proposals will be enacted in their current form and the Company does not believe it is possible at this time to predict whether and how future proposals may affect Overture Re and the Company’s results on a consolidated basis.

Overture Re’s business in Bermuda could be adversely affected by Bermuda employment restrictions.

Overture Re will employ a number of non-Bermudians in its Bermuda office including its Chief Executive Officer, its Chief Financial Officer and its General Counsel. It may hire additional non-Bermudians as its business grows. Under Bermuda law, non-Bermudians (other than spouses of Bermudians, holders of permanent residents’ certificates and holders of working residents’ certificates) may not engage in any gainful occupation in Bermuda without a valid government work permit. A work permit may be granted or renewed upon showing that, after proper public advertisement, no Bermudian, spouse of a Bermudian, or holder of a permanent resident’s or working resident’s certificate who meets the minimum standards reasonably required by the employer has applied for the job. The Bermuda government’s policy places a six year term limit on individuals with work permits, subject to certain exemptions for key employees. A work permit is issued with an expiry date (up to five years) and no assurances can be given that any work permit will be issued or, if issued, renewed upon the expiration of the relevant term. Overture Re may not be able to use the services of one or more of its non-Bermudian employees if it is unable to obtain work permits for them, which in turn could have a material adverse effect on Overture Re’s business, financial condition and results of operations.

Operating as a foreign corporation could adversely affect Overture Re’s ability to conduct business in the U.S.

Overture Re will not maintain an office or solicit reinsurance business, advertise, settle claims or conduct other reinsurance activities in any jurisdiction other than Bermuda where the conduct of such activities would require it to be so authorized or admitted. The Company believes Overture Re will conduct its U.S. business in a manner similar to that employed by other non-admitted reinsurers that provide reinsurance to U.S. primary insurers. The Company believes that, to the extent that these operating guidelines are followed, Overture Re’s activities comply with the current applicable insurance laws and regulations. While Overture Re will not be admitted to do business in any jurisdiction except Bermuda, insurance departments in the U.S. or elsewhere might take the position that its activities violate the prohibitions on the transaction of insurance by a non-admitted insurer. The insurance laws of each state of the U.S. and of many non-U.S. jurisdictions regulate the sale of insurance and reinsurance within that jurisdiction by alien insurers and reinsurers, such as Overture Re, which is not authorized or admitted to do business within such jurisdiction. If a state insurance department were to raise this issue and prevail, it could argue further that Overture Re is operating in that state without appropriate licenses or approvals. In that event, the insurance department could attempt to take any of several actions, including imposing fines or penalties on Overture Re. There can be no assurance that Overture Re’s location, regulatory status or restrictions on its activities resulting from its regulatory status would not adversely affect its ability to conduct its business. In the event such issues or disputes arise, Overture Re may be required to consider various alternatives to its operations, including modifying or restricting the manner of conducting its business or, with respect to cessions by primary insurers in the U.S., applying to conduct business as an admitted or approved reinsurer, establishing trust funds to secure its reinsurance performance or having to comply with the various financial and other requirements necessary to operate on an admitted or approved basis, either directly or by subjecting Overture Re to U.S. taxation. Furthermore, the applicable insurance laws and regulations are subject to change. Two bills, the Nonadmitted and Reinsurance Reform Act of 2009 and the Reinsurance Regulatory Modernization Act of 2009, purporting to regulate insurance and reinsurance, are currently pending in Congress which may adversely affect the cost, manner or feasibility of doing business if enacted.

Bermuda insurance regulations may adversely affect Overture Re’s ability to write reinsurance policies.

Overture Re will be registered and licensed to conduct reinsurance from within Bermuda, and the statutes, regulations and policies of Bermuda may affect its ability to write reinsurance policies and to make certain investments or distributions. Bermuda statutes and regulations applicable to Overture require that it, among other things: (i) maintain minimum levels of capital and surplus, satisfy solvency standards, restrict dividends and distributions (including returns of capital), and (ii) cooperate with certain periodic and other examinations by the Bermuda Monetary Authority (“BMA”) of its financial condition. The Company is unable to predict what additional government regulations, if any, affecting Overture Re’s business may be promulgated in Bermuda in the future or how such regulations may be interpreted. In addition, no assurances can be given that, if Overture Re were to become subject to any insurance laws of the U.S. or any state thereof or of any other country at any time in the future, Overture Re would be in compliance with such laws.

Overture Re’s ability to pay dividends may be limited by Bermuda law.

Any dividends paid on Overture Re’s Ordinary Shares will be subject to limitations imposed on dividends under Bermuda law and regulations. Under the Bermuda Insurance Act 1978, as amended, which we refer to as the Bermuda Insurance Act, and related regulations, Overture Re is required to maintain certain minimum solvency levels and Overture Re will be prohibited from declaring or paying dividends that would result in noncompliance with such requirement. In addition, under the Bermuda Insurance Act, Overture Re Holdings is prohibited from declaring or paying any dividends of more than 25% of its total statutory capital and surplus, as shown on its previous financial year statutory balance sheet, unless at least seven days before payment of the dividends it files with the BMA an affidavit that it will continue to meet its required solvency margins. The BMA requires that the loss and loss expense provision reflect the present value of future cash flows associated with all financial guaranty contracts (which, for statutory reporting purposes, includes those contracts written as credit default swaps) attaching prior to the balance sheet date where anticipated losses are estimated over the lifetime of contracts, with appropriate probabilistic allowance for potential adverse scenarios. As such, estimated losses on insured credit derivatives contracts reduce statutory capital. In addition, under the Bermuda Companies Act, each subsidiary may only declare or pay dividends if, among other matters, there are reasonable grounds for believing it is and will be after any such payment, able to pay its liabilities as they become due and that the realizable value of its assets will not thereby be less than the sum of its aggregate liabilities and its issued share capital and share premium accounts. These restrictions may limit the amount of funds available for distribution to holders of the Company’s Ordinary Shares.

  Regulatory Risks

If Overture Re becomes subject to insurance statutes and regulations other than those of Bermuda, or there is a change to a Bermuda law or application of Bermuda law, there could be a significant and adverse impact on the Company’s business and profitability.

Overture Re will be a registered Bermuda insurance company and subject to regulation and supervision in Bermuda. Overture Re will be subject to Bermuda insurance statutes, regulations and policies of the BMA which will require Overture Re, among other things, to:

•	Maintain minimum levels of capital, surplus and liquidity;

•	Satisfy solvency standards;

•	Restrict dividends and distributions;

•	Obtain prior approval of ownership of shares;

•	Maintain a principal office and appoint and maintain a principal representative in Bermuda; and

•	Provide for the performance of certain periodic examinations of us and our financial condition.

These statutes and regulations may, in effect, restrict Overture Re’s ability to write reinsurance policies, to distribute funds and to pursue its investment strategy. It is not possible to predict the future impact of changing law or regulation on the operations of Overture Re. Such changes, if any, could have an adverse effect on Overture Re. Overture Re intends to conduct its business so that it will not be subject to licensing requirements or insurance regulations in the United States. The insurance laws of each U.S. state and many non-U.S. jurisdictions regulate the sale of insurance within that jurisdiction by alien insurers, such as Overture Re, which are not authorized or admitted to do business in that jurisdiction. Overture Re does not intend to maintain an office or to solicit, advertise, settle claims or conduct other insurance activities in any jurisdiction other than Bermuda where its activities would require it to be so authorized or admitted. Overture Re believes that so long as it follows its operating guidelines, it will conduct its activities in compliance with applicable insurance statutes and regulations. However, it cannot assure you that insurance regulators in the United States or elsewhere will not review its activities or, that if there were such a review, that they would not be successful in claiming that Overture Re is subject to the jurisdiction’s licensing requirements.

If Overture Re chooses to attempt, or deems it necessary, to become licensed in a jurisdiction other than Bermuda, Overture Re may have to modify its operations and business in a manner that could be adverse to Overture Re.

The modification of the conduct of Overture Re’s business resulting from Overture Re becoming licensed in certain jurisdictions could significantly and negatively affect its business, including subjecting it to risk-based capital and other regulations which could substantially affect the composition of its hedge portfolio and the returns on the portfolio. In addition, Overture Re’s failure to comply with insurance statutes and regulations could significantly and adversely affect Overture Re’s business by limiting its ability to conduct business as well as subjecting it to penalties and fines.

Generally, Bermuda insurance statutes and regulations applicable to Overture Re are less restrictive than those that would be applicable to Overture Re if it were subject to the insurance laws of any state in the United States. In the past, there have been congressional and other initiatives in the United States regarding proposals to supervise and regulate insurers domiciled outside the United States. If in the future Overture Re would become subject to any insurance laws of the United States or any state thereof or of any other jurisdiction, Overture Re cannot assure that it would be in compliance with those laws or that coming into compliance with those laws would not have a significant and negative effect on its business.

The offshore insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including in the United States and in various states within the United States. Overture Re is not able to predict the future impact on its operations of changes in the laws and regulation to which it is or may become subject.

Overture Re may be unable to provide adequate collateral for reinsurance treaties, which would adversely affect Overture Re and its operations.

Many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place. Accordingly, for each reinsurance treaty, Overture Re intends to create a trust to hold sufficient assets as collateral, establish a letter of credit, enter into a funds withheld arrangement, or other arrangement that will provide the ceding insurer credit for reinsurance. There is no assurance that Overture Re will be able to put such arrangements in place. If Overture Re were to be unable to provide collateral sufficient to provide the required security for its reinsurance treaties, Overture Re’s ability to operate its business would be severely limited. In addition, Overture Re may not be able to obtain such collateral on favorable terms, which could adversely affect its financial condition, operating costs and new business volume.

While the Company does not currently intend to pay dividends, its ability to pay dividends, now or in the future, may be constrained by its lack of direct revenues and limitations on the payment of dividends which Bermuda law imposes on Overture Re.

The Company does not expect to have any significant operations or assets other than its ownership of the shares of Overture Re Holdings and Overture Re (the “Subsidiaries”). Dividends and other permitted distributions from its Subsidiaries are expected to be the Company’s sole source of funds to meet ongoing cash requirements, including debt service payments and other expenses and to pay dividends to the Company’s shareholders if it were to decide to pay such dividends. Overture Re does not intend to pay dividends to its shareholders in the foreseeable future. In addition, Bermuda law regulations limit the declaration and payment of dividends and the making of distributions by Overture Re and Overture Re Holdings to the Company. The inability of Overture Re and Overture Re Holdings to pay dividends in an amount sufficient to enable the Company to meet its cash requirements at the holding company level could have a material adverse effect on the Company’s operations.

  Taxation

Overture Re Holdings and Overture Re may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on their financial condition and operating results and on an investment in the Securities.

Overture Re Holdings and Overture Re will seek an assurance from the Bermuda Minister of Finance, under the Bermuda Exempted Undertakings Tax Protection Act 1966, as amended, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to Overture Re Holdings and Overture Re or any of its operations or shares, debentures or other obligations (except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by them in respect of real property or leasehold interests in Bermuda held by them) until March 28, 2016.

Because the Minister of Finance’s expected assurance extends only until March 28, 2016, Overture Re Holdings and Overture Re cannot be certain that they will not be subject to any Bermuda tax after March 28, 2016. Because Overture Re Holdings and Overture Re are Bermuda companies, each will be subject to changes of law or regulation in Bermuda that may have an adverse impact on its operations, including the imposition of tax. See “Proposals to be Considered by Shareholders — The Master Agreement — Material Tax Consequences of the Transaction to the Company’s Securityholders.”

The impact of the Organization for Economic Cooperation and Development’s directive to eliminate harmful tax practices is uncertain and could adversely affect Overture Re and Overture Re Holdings’ tax status in Bermuda.

The Organization for Economic Cooperation and Development (the “OECD”) has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002 and periodically updated, Bermuda was not listed as a uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. The Company is not able to predict what changes will arise from the commitment or whether such changes will subject Overture Re to additional taxes.

Risks Related to Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or the

Company’s shareholders. The Cayman Islands are not party to a double tax treaty with any country that is applicable to any payments made to or by the Company.

The Company has applied for and has received an undertaking dated October 9, 2007 from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of the Company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the Company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the Company.

Risks Related to U.S. Taxation

Overture Re could be treated as engaged in a trade or business in the United States for federal income tax purposes and subject to U.S. federal corporate income tax, a 30% branch profits tax, and possibly state and local taxes.

The Company, Overture Re Holdings, and Overture Re intend to take the position that they are not engaged in a trade or business in the United States and that they are therefore not subject to U.S. federal income tax on a net income basis (or branch profits tax or state and local tax). However, because the determination of whether Overture Re is engaged in a trade or business is essentially factual, there can be no assurance that Overture Re will not be treated as engaged in a trade or business in the United States for federal income tax purposes and subject to U.S. federal income tax (and possibly a 30% branch profits) on its income that is effectively connected to its trade or business in the United States, and possibly additional state an local taxes. Any such taxes could materially affect an investor’s return.

Potential Application of the Federal Insurance Excise Tax.

The IRS has held that the U.S. federal insurance excise tax (“FET”) is applicable at a 1% rate on reinsurance cessions or retrocessions of “U.S. risk” by U.S. insurers or reinsurers to non-U.S. reinsurers, as well as to all reinsurance cessions or retrocessions of U.S. risks by non-U.S. insurers or reinsurers to non-U.S. reinsurers, even if the FET has been paid on prior cessions of the same risks. The liability for the FET may be imposed on either the ceding party or the cedant. Therefore, Overture Re expects that a 1% excise tax will be imposed on any U.S. risk that is ceded to Overture Re under a reinsurance cession or retrocession and on any U.S. risk that is ceded by Overture Re to a non-U.S. reinsurance company.

Potential Application of the “Controlled Foreign Corporation” Rules

If the Company, Overture Re Holdings, or Overture Re is treated as a “controlled foreign corporation” (a “CFC”) for 30 days or more in its taxable year, a U.S. Holder (as defined below under “United States Taxation”) that owns (directly, indirectly, including through non-U.S. corporations, or constructively) at least 10% of the total combined voting power of the Company, Overture Re Holdings, or Overture Re, respectively (such a shareholder, a “10% U.S. shareholder”) would be subject to tax on its pro rata share of Overture Re’s, Overture Re Holdings’, and Overture Re’s “subpart F income”, as the case may be (which could be all or substantially all of their income), even if the income is not distributed.

The Company and Overture Re Holdings will each be CFCs if 10% U.S. shareholders own in the aggregate more than 50% of the combined voting power or value of the shares of the Company or Overture Re Holdings (taking in to account direct and indirect ownership, including Overture Re Holdings through the Company, and certain attribution rules). Overture Re will be a CFC if 10% U.S. shareholders own in the aggregate 25% or more of the combined voting power or value of the shares of Overture Re (taking in to account direct and indirect ownership, including through Overture Re or Overture Re Holdings, and certain attribution rules). Nevertheless, U.S. Holders should generally not be subject to tax on Overture’s, Overture Re

Holdings’, or Overture Re’s income so long as the U.S. Holder does not own and is not treated as owning securities entitled to more than 9.9% of the total voting power of all classes of Overture’s shares at any time. However, as summarized immediately below, U.S. Holders may be required to report a portion of Overture Re’s “related party insurance income.” Prospective U.S. Holders should consult their tax advisors on the application of the indirect and constructive ownership rules that may apply to them and the consequences of being a 10% U.S. shareholder of the Company, Overture Re Holdings, or Overture Re subject to current tax on some or all of the Company’s, Overture Re Holdings’, or Overture Re’s income.

U.S. Holders may be subject to current U.S. federal income taxation at ordinary income rates on their proportionate share of Overture Re’s related person insurance income, even if that income is not distributed.

If (i) United States persons own 25% or more of the Company’s shares (by vote or by value), (ii) Overture Re’s related person insurance income (or “RPII”) (described below under “U.S. Taxation”), determined on a gross basis, is equal to or exceeds 20% of Overture Re’s gross insurance income in any taxable year, and (iii) persons that are directly or indirectly insured by Overture Re own directly or indirectly 20% or more of Overture Re’s voting power or value, then any U.S. Holder that owns shares of the Company directly, indirectly, or constructively on the last day of Overture Re’s taxable year would be required to include the U.S. Holder’s pro rata share of Overture Re’s RPII for the entire taxable year, determined as if Overture Re’s RPII were distributed proportionately only to U.S. Holders that hold interests in the Company on that date, even if the income is not distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization generally will be treated as “unrelated business taxable income” of that U.S. tax-exempt organization.

The Company and Overture Re intend to monitor the amount of RPII that Overture Re earns in any year and use commercially reasonable methods to attempt to ensure that Overture Re’s RPII does not equal or exceed 20% of Overture Re’s gross insurance income for any taxable year. However, Overture Re may not be able to determine whether its insureds are related persons for these purposes. Moreover, because JNL is a related person who is an insured, RPII includes the investment income from reserves associated with ensuring JNL’s risks, and the amount of that income may be difficult to predict, the amount of Overture Re’s RPII may not be capable of being accurately predicted. Therefore, the Company may not be able to avoid earning RPII equal to or in excess of 20% of its gross insurance income. Accordingly, the Company and Overture Re cannot offer any assurances that its RPII will be less than 20% of Overture Re’s gross income in any year.

U.S. Holders that dispose of the Company’s shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains.

The RPII rules provide that if a U.S. Holder disposes of shares in a non-U.S. insurance company (such as Overture Re) in which United States persons own 25% or more of the shares and the insurance company earns any RPII in that year, any gain from the disposition will generally be treated as a dividend to the extent of the holder’s share of the insurance company’s undistributed earnings and profits that were accumulated during the period that the U.S. Holder owned the shares. In addition, the U.S. Holder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the holder.

Overture Re will earn RPII in each year and it is expected that United States persons will own 25% or more of the interest in Overture Re (through the ownership of the Company’s shares). It is unclear whether this rule applies to the disposition of the Company’s shares because the Company will not be directly engaged in the insurance business and will not directly earn RPII. If these rules do apply to gain on the sale of the Company’s shares, any gain recognized by a U.S. Holder on a sale of the Company’s shares may be treated as ordinary income to the extent of Overture Re’s current and accumulated earnings and profits. Prospective U.S. Holders should consult with their tax advisor on the character of any gain on the sale of shares.

U.S. Holders that hold the Company’s securities will be subject to adverse U.S. federal income tax consequences if the Company, Overture Re Holdings or Overture Re are treated as a passive foreign investment company.

If the Company, Overture Re Holdings, or Overture Re is treated as a “passive foreign investment company” (or a “PFIC”) for U.S. federal income tax purposes, a U.S. Holder who owns any of the Company’s shares directly or indirectly will be subject to adverse U.S. federal income tax consequences, including taxation of any gain and certain “excess distributions” at ordinary income rates and an additional penalty tax in the nature of an interest charge. In addition, if the Company, Overture Re Holdings or Overture Re is a PFIC, upon the death of any U.S. Holder who is an individual and owns the Company’s shares directly or indirectly, the individual’s heirs or estate will not be entitled to a “step-up” in the basis of the shares which might otherwise be available under U.S. federal income tax laws. The Company intends to take the position that the Company, Overture Re Holdings and Overture Re are not PFICs for federal income tax purposes, and the Company currently does not expect them to become PFICs. However, there is no authority regarding the application of the PFIC provisions to reinsurance companies and therefore we cannot assure you that the Company, Overture Re Holdings and Overture Re will not be treated as a PFIC.

U.S. tax-exempt organizations that own the Company’s shares may recognize unrelated business taxable income.

U.S. tax-exempt organizations may recognize unrelated business taxable income if the tax-exempt organization is deemed to earn insurance income. In general, a U.S. tax-exempt organization will earn insurance income if the Company is a CFC and the tax exempt shareholder is a 10% U.S. shareholder, or if the tax-exempt organization is required to report Overture Re’s RPII. Although we will undertake to take commercially reasonable efforts to attempt to ensure that tax-exempt organizations are not required to report RPII, we are not certain that we will be successful.

Changes in U.S. federal income tax law could materially adversely affect an investment in the Shares.

It is possible that legislation could be introduced and enacted by Congress, or U.S. Treasury regulations could be issued, that could have an adverse effect on the Company, Overture Re Holdings, or Overture Re or its U.S. Holders. In particular, a bill was introduced in Congress on October 27, 2009 that would require certain foreign corporations (such as the Company, Overture Re Holdings, and Overture Re) to enter into an agreement with the IRS to disclose to the IRS the name, address, and tax identification number of any U.S. person who owns an interest in the Company, Overture Re Holdings or Overture Re, and impose a 30% withholding tax on certain payments of income or capital gains to the Company, Overture Re Holdings or Overture Re if it fails to enter into the agreement or satisfy its obligations under the agreement. If this or similar legislation is enacted, the Company, Overture Re Holdings and Overture Re intend to satisfy any obligations imposed on it to avoid the imposition of a withholding tax. However, if the Company, Overture Re Holdings or Overture Re is unable to do so (because, for example, investors fail to provide it with information), payments to it may be subject to a withholding tax, which could reduce the cash available for investors. Additionally, existing U.S. federal income tax laws are unclear on several aspects relating to the Company, Overture Re Holdings, Overture Re, and its U.S. Holders, and interpretations of current law could have an adverse effect on the Company, Overture Re Holdings, Overture Re, and U.S. Holders of the Company’s shares, particularly with respect to whether Overture Re is engaged in a trade or business within the United States, whether the Company, Overture Re Holdings, or Overture Re is a PFIC, whether U.S. Holders are subject to current tax on the Company’s or Overture Re’s “subpart F income,” and whether gain on the Company’s shares is treated as ordinary income. These interpretations could possibly have a retroactive effect. Prospective investors should consult their tax advisors regarding possible legislative and administrative changes and their effect on the federal tax treatment of the Company, Overture Re Holdings and Overture Re and their investment in the Company, Overture Re Holdings and Overture Re.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement/prospectus that are not purely historical are forward-looking statements. The forward-looking statements include, but are not limited to, statements regarding the Company’s, JNL Bermuda’s or their respective management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about the Company’s and JNL Bermuda’s:

•	ability to complete the Transaction;

•	the benefits of the Transaction;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the adverse change in mortality, morbidity, lapsation or claims experience; determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the stability of and actions by governments and economies in the markets in which we operate;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance businesses that JNL Bermuda acquires;

•	regulatory action that may be taken by state Departments of Insurance with respect to JNL Bermuda, or any of its subsidiaries;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to JNL Bermuda, its subsidiaries, or its business;

•	the effect of our status as an holding company and regulatory restrictions on our ability to pay principal of and interest on its debt obligations; and

•	other risks and uncertainties described in this proxy statement/prospectus, including under the caption “Risk Factors” and in our other filings with the SEC.

The forward-looking statements contained in this proxy statement/prospectus are based on the Company’s and Overture Re’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company or Overture Re will be those that they have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s or Overture Re’s control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described under the heading “Risk Factors.” Specifically, some factors that could cause actual results to differ include:

•	the Company’s ability to complete its initial business combination within the specified time limits;

•	officers and directors allocating their time to other businesses or potentially having conflicts of interest with the Company’s business or in approving the Transaction;

•	success in retaining or recruiting, or changes required in, the Company’s officers, key employees or directors following the Transaction;

•	delisting of the Company’s securities from the NYSE Amex following the Transaction;

•	the potential liquidity and trading of the Company’s public securities;

•	the Company’s revenues and operating performance;

•	changes in overall economic conditions;

•	changes in insurance or tax regulations;

•	anticipated business development activities of the Company following the Transaction;

•	risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and

•	other risks referenced from time to time in the Company’s filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Neither the Company nor Overture Re undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Except to the extent required by applicable laws and regulations, neither the Company nor Overture Re undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

All forward-looking statements included herein attributable to the Company, Overture Re or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, neither the Company nor Overture Re undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the Transaction, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus could have a material adverse effect on the Company and Overture Re, now or upon completion of the Transaction.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND SPECIAL MEETING OF WARRANTHOLDERS

General

The Company is furnishing this proxy statement/prospectus to its shareholders and warrantholders as part of the solicitation of proxies by its board of directors for use at the Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders, each to be held on January 27, 2010, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Company warrantholders and shareholders on or about [          ], 2010. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders.

Date, Time and Place

The Extraordinary General Meeting of Shareholders will be held at the same location, at 10:00 a.m., Eastern time, on January 27, 2010 or such other date, time and place to which such meetings may be adjourned or postponed. The Special Meeting of Warrantholders will be held at 10:30 a.m., Eastern time, on January 27, 2010, at the offices of Ellenoff Grossman & Schole LLP, the Company’s counsel, at 150 East 42nd Street, 11th Floor, New York, New York 10017, or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Extraordinary General Meeting of Shareholders

At the Extraordinary General Meeting of Shareholders, the Company will ask holders of its Ordinary Shares to consider and vote upon the following resolutions:

(1) The Business Combination Proposal — to approve a business combination and the transactions contemplated by the Master Agreement (the “Transaction”), dated as of December 10, 2009 (the “Master Agreement”), by and among the Company, Overture Re Holdings Ltd., the Company’s newly formed, wholly owned Bermuda holding company (“Overture Re Holdings”), Jefferson National Financial Corp., a Delaware corporation (“JNF”), Jefferson National Life Insurance Company, a Texas insurance company and a wholly owned subsidiary of JNF (“JNL”), and JNL Bermuda LLC, a Delaware limited liability company and a newly formed wholly owned subsidiary of JNL (“JNL Bermuda”), JNF Asset Management LLC, a Delaware limited liability company (“JNFAM”) the Founders of the Company (the “Founders”) which, among other things, provides for the amalgamation of JNL Bermuda with Overture Re Ltd., a to be formed, wholly owned subsidiary of Overture Re Holdings (“Overture Re”), pursuant to which the amalgamated company shall be a long term reinsurer domiciled in Bermuda (the “Business Combination” and the proposal, the “Business Combination Proposal”)

(2) The Name Change Proposal — to approve a special resolution to change the name of the Company from “Overture Acquisition Corp.” to “Overture Capital Corp.” (the “Name Change Proposal”)

(3) The Repurchase Amendment Proposal — to approve a special resolution to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to add provisions to allow the Company to purchase its own ordinary shares (“Ordinary Shares”) without shareholder approval in certain limited circumstances (the “Repurchase Amendment Proposal”);

(4) The Staggered Board Elimination Proposal — to approve a special resolution to amend the Company’s Articles to eliminate the staggered board provision in the Articles (the “Staggered Board Elimination Proposal”;

(5) The Share Repurchase Proposal — to approve the repurchase by the Company of the Ordinary Shares issued to the Company’s Founders (the “Founders Shares”) prior to the Company’s initial public offering (the “IPO”) the “Share Repurchase Proposal”);

(6) The Board of Directors Proposal — to elect seven directors (the “Directors”) to the Company’s board of directors (the “Board of Directors”) upon consummation of the Transaction to serve until the 2010 annual general meeting of Shareholders or until their successors have been duly elected or appointed and qualified (the “Board of Directors Proposal”);

(7) The Incentive Plan Proposal — to consider and vote upon a proposal to approve the adoption of the 2010 Stock Incentive Plan (the “Incentive Plan”) pursuant to which the Company may issue up to the lesser of (i) 1.5 million Ordinary Shares or (ii) 10% of the outstanding Ordinary Shares at the closing of the Transaction (the “Incentive Plan Proposal”);

(8) The Shareholder Adjournment Proposal — to consider and vote upon the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting of Shareholders, it appears we cannot consummate the transactions contemplated by the Master Agreement (the “Shareholder Adjournment Proposal”); and

(9) Such other procedural matters as may properly come before the Extraordinary General Meeting of Shareholders or any adjournment or postponement thereof.

Purpose of the Special Meeting of Warrantholders

At the Special Meeting of Warrantholders, the Company will ask holders of its Company Warrants to consider and vote upon the following proposals:

(1) The Warrant Amendment Proposal  — to consider and vote upon a proposal to amend the Warrant Agreement, which governs the Company Warrants to provide that (i) the exercise price of the Company Warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the Company Warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our Ordinary Shares must trade before we are able to redeem the Company Warrants will be increased from $14.25 to $20.00 (the “Warrant Amendment Proposal”);

(2) The Warrantholder Adjournment Proposal — to consider and vote upon a proposal to adjourn the Special Meeting of Warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting of Warrantholders, there are not sufficient votes to approve the Warrant Amendment Proposal; and

(3) Such other procedural matters as may properly come before the Special Meeting of Warrantholders or any adjournment or postponement thereof.

Recommendation of the Company’s Board of Directors to Shareholders

After careful consideration of each of the proposals, the Company’s Board of Directors has determined unanimously that each of them is fair to, and in the best interests of, the Company and unanimously recommends that the shareholders vote or instruct their vote to be cast “FOR” the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal the Incentive Plan Proposal, and the Shareholder Adjournment Proposal.

Recommendation of the Company’s Board of Directors to Warrantholders

After careful consideration of the Warrant Amendment Proposal, the Company’s Board of Directors has determined unanimously that the Warrant Amendment is fair to, and in the best interests of, the Company and unanimously recommends that the warrantholders vote or instruct their vote to be cast “FOR” the Warrant Amendment Proposal and “FOR” the Warrantholder Adjournment Proposal.

Record Date; Who is Entitled to Vote

You will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting or Special Meeting of Warrantholders if you owned Ordinary Shares or Company Warrants, respectively, at the close of business on January 7, 2010, which the Company has fixed as the record date for the Extraordinary General Meeting and the Special Meeting of Warrantholders. You are entitled to one vote for each Ordinary Shares and one vote for each Company Warrant you owned at the close of business on the record date. On the record date, there were 18,750,000 Ordinary Shares outstanding, of which 15,000,000 are Public Shares and 3,750,000 are Founder Shares and there were 19,380,000 Company Warrants outstanding, of which 15,000,000 are Public Warrants and 4,380,000 are founder warrants.

Quorum and Required Vote for Shareholder Proposals

A quorum of shareholders is necessary to hold a valid Extraordinary General Meeting of the Company’s Shareholders. For the purposes of voting on all of the Proposals except the Business Combination Proposal, a quorum will be present at the Extraordinary General Meeting if more than 50%of the holders of the Company’s Ordinary Shares issued and outstanding on the record date and entitled to vote at the Extraordinary General Meeting are present in person or by proxy. A quorum will be present for the purpose of the Business Combination Proposal if 100% of the holders of the Company’s Ordinary Shares issued and outstanding on the record date and entitled to vote at the Extraordinary General Meeting are present in person or by proxy. Pursuant to the Company’s Articles, if this quorum is not present within half an hour from the time appointed at an adjourned meeting, then the shareholders present at the adjourned meeting shall be a quorum provided that the Name Change Proposal, the Repurchase Amendment Proposal and the Staggered Board Elimination Proposal may not be adopted with a reduced quorum in any adjourned meeting. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal requires that the majority of the Public Shares present and entitled to vote at the Extraordinary General Meeting are voted in favor of the Business Combination Proposal at the Extraordinary General Meeting or at an adjourned meeting and that the holders of 30% or more of the Public Shares do not vote against the Business Combination Proposal and exercise their redemption rights in respect of their Public Shares. If holders of 30% or more of the Public Shares vote against the Business Combination Proposal and demand that their Public Shares be redeemed for a pro rata portion of the trust account, the Company will not, pursuant to the terms of the Articles, be permitted to consummate the Transaction. Please note you cannot seek redemption of your Public Shares unless you vote against the Business Combination Proposal and affirmatively elect to have your Public Shares redeemed.

The approval of each of the Name Change Proposal, the Repurchase Amendment Proposal, and the Staggered Board Elimination Proposal requires the affirmative vote of not less than two-thirds of the votes cast by such shareholders as being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting. Pursuant to the Company’s Articles, the Name Change Proposal, the Repurchase Amendment Proposal and the Staggered Board Elimination Proposal cannot be approved at an adjourned meeting.

The approval of each of the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal and the Shareholder Adjournment Proposal requires the affirmative vote of a majority of the shareholders as being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting or at an adjourned meeting.

Quorum and Required Vote for Warrantholder Proposals

A quorum of warrantholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting of Warrantholders if a majority of the outstanding Company Warrants is represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the Warrant Amendment Proposal will require the affirmative vote of the holders of a majority of the Company Warrants outstanding as of the record date.

The approval of the Warrantholder Adjournment Proposal requires the affirmative vote of a majority of the Company Warrants issued and outstanding as of the record date voted at the Special Meeting of Warrantholders.

Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the same affect as a vote “AGAINST” the Warrant Amendment Proposal.

As of the record date for the Special Meeting of Warrantholders, the Company’s Founders own the 4,380,000 founder warrants, which means the Company’s Founders, directors and officers own an aggregate of approximately 23.0% of the outstanding Company Warrants. The Founders, directors and officers of the Company have indicated that they intend to vote in favor of the Warrant Amendment Proposal.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your warrants or shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. The Company believes the proposals presented to warrantholders and shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your broker, bank or nominee may deliver a proxy card expressly indicating that it is NOT voting your shares, as the case may be. This indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions, while considered present for the purposes of establishing a quorum at the Extraordinary General Meeting, will have no effect on the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal or the Shareholder Adjournment Proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal or the Shareholder Adjournment Proposal.

Abstentions are considered present for purposes of establishing a quorum at the Special Meeting but will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal. A broker non-vote, while considered present for purposes of establishing a quorum, will have the same effect as a vote “AGAINST” the Warrant Amendment Proposal.

Voting Your Warrants or Shares

Each Company Warrant and each Ordinary Share you own in your name entitles you to one vote on the applicable proposals. Your one or more proxy cards show the number of warrants or Ordinary Shares, as the case may be, you own. There are two ways to vote your warrants or Ordinary Shares:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your warrants or shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instruction on how to vote your warrants, your warrants will be voted, as recommended by the Company’s Board of Directors, “FOR” the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Board of Directors, “FOR” the Business Combination Proposal, “FOR” the Name Change Proposal, “FOR” the Repurchase Amendment Proposal, “FOR” the Staggered Board Elimination Proposal, “FOR” the Share Repurchase Proposal, “FOR” the Board of Directors Proposal, “FOR” the Incentive Plan Proposal and, if required, “FOR” the Shareholder Adjournment Proposal.

•	You can attend the Special Meeting of Warrantholders and/or the Extraordinary General Meeting, as the case may be, and vote in person. We will give you a ballot when you arrive. However, if your warrants or shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee in order to vote your warrants or shares, at the Special Meeting of Warrantholders or the Extraordinary General Meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your Public Warrants or Ordinary Shares.

•	Warrantholders and shareholders who hold their securities in “street name” through a broker or bank will have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone. As of the date of this proxy statement/prospectus substantially all outstanding Public Shares and Public Warrants are held in street name. If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods. Votes submitted at any time prior to the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders, as the case may be, will be accepted. However, to ensure that your vote is properly counted and to avoid any problems or unforeseen delays, you should submit your vote as early as possible and prior to midnight on the day before the Special Meeting of Warrantholders or the Extraordinary General Meeting of Shareholders, as the case may be. After such time, a holder will need to contact his bank, broker or nominee directly to vote or change his vote.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting of Warrantholders or the Extraordinary General Meeting, or at the Special Meeting of Warrantholders or the Extraordinary General Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Marc Blazer, the Company’s President, in writing before the Special Meeting of Warrantholders or the Extraordinary General Meeting, as applicable, that you have revoked your proxy; or

•	you may attend the Special Meeting of Warrantholders or the Extraordinary General Meeting, as applicable, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting or Extraordinary General Meeting

The Special Meeting of Warrantholders has been called only to consider the approval of the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal. The Extraordinary General Meeting has been called only to consider the Business Combination Proposal, the Name Change Proposal, the Repurchase Amendment Proposal, the Staggered Board Elimination Proposal, the Share Repurchase Proposal, the Board of Directors Proposal, the Incentive Plan Proposal and, if required, the Shareholder Adjournment Proposal. Under the Company’s Articles, other than procedural matters incidental to the conduct of the Extraordinary General Meeting, no other matters may be considered if they are not included in the notice of the Extraordinary General Meeting.

Who Can Answer Your Questions About Voting Your Warrants or Ordinary Shares

If you have any questions about how to vote or direct a vote in respect of your Company Warrants or Ordinary Shares, you may call the Company’s President, Marc Blazer, at (646) 736-1376.

Redemption Rights

Pursuant to the Company’s Articles, any of the Company’s holders of Public Shares on the record date who vote their Public Shares against the Business Combination Proposal may also demand such shares be redeemed for a pro rata portion of the trust account calculated as of two business days prior to the consummation of the Transaction. If the redemption request is properly made and the Transaction is consummated, these Public Shares will be cancelled following payment of the redemption proceeds from the Company’s trust account and the appropriate entries being made on the Company’s Register of Members (Shareholders).

Company shareholders who seek to exercise this redemption right must vote against the Business Combination Proposal and affirmatively elect redemption of their Public Shares. Abstentions and broker non-votes do not satisfy this requirement. Shareholders seeking to exercise their redemption rights must also either check the box on the proxy card providing for the exercise of redemption rights or submit a request in writing to American Stock Transfer & Trust Company, the Company’s transfer agent, at the following address:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038
Telephone: 718-921-8210
Fax: 718-921-8355
Attention: Felix Orihuela

Warrantholders and shareholders who hold their securities in “street name” through a broker or bank will have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone. As of the date of this proxy statement/prospectus substantially all outstanding Public Shares and Public Warrants are held in street name. If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods.

Additionally, shareholders demanding redemption must deliver their Public Share certificates (either physically or electronically) through the DTC to the Company’s transfer agent prior to the Extraordinary General Meeting. Given the relatively short solicitation period, it is advisable for shareholders to use electronic delivery of the Public Shares to our transfer agent through the DTC by contacting the shareholder’s broker, bank or nominee. The Company’s transfer agent will receive the Public Shares on the same day that electronic delivery instructions are made.

If a shareholder (i) initially votes for the Business Combination Proposal but then wishes to vote against it and exercise its redemption rights, or (ii) initially votes against the Business Combination Proposal and wishes to exercise its redemption rights but does not check the box on the proxy card providing for the exercise of its redemption rights or does not send a written request to the Company’s transfer agent to exercise its redemption rights or (iii) initially votes against the Business Combination Proposal but later wishes to vote for it, the shareholder may request the Company to send to the shareholder another proxy card on which the shareholder may indicate the shareholder’s intended vote. The shareholder may make such request by contacting the Company at the following telephone number or address:

Overture Acquisition Corp.
c/o Maples Corporate Services Limited
Ugland House
South Church Street
Georgetown
Grand Cayman KY1-1104
Cayman Islands
Telephone: (646) 736-1376
Fax: (646) 224-8971
Attention: Marc Blazer, President

You may also contact Morrow & Co., LLC, the Company’s proxy solicitor, at:

Morrow & Co., LLC
470 West Avenue

Stamford, Connecticut 06902
Telephone: (800) 662-5200

Any request for redemption, once made, may be withdrawn at any time until the vote is taken with respect to the Business Combination Proposal at the Extraordinary General Meeting. Any corrected or changed proxy card must be received by the Company prior to the Extraordinary General Meeting. Shareholders who have delivered their shares physically or electronically to the Company’s transfer agent but decided prior to the Extraordinary General Meeting not to exercise their redemption rights may request that the Company’s transfer agent return the share physically or electronically. Shareholders may make such request by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, at the telephone number or address set forth above.

If the holders of more than 4,499,999 Public Shares (an amount equal to one share less than 30% of the Public Shares) vote against the Business Combination Proposal and properly demand redemption of their Public Shares, the Company will not be able to consummate the Transaction.

The closing price as reported by NYSE Amex of the Company’s Ordinary Shares on the record date was $[     ]. The cash held in the trust account, restricted on September 30, 2009 was approximately $150,530,000 ($10.04 per Public Share). Prior to exercising redemption rights, shareholders should verify the market price of the Ordinary Shares as they may receive higher proceeds from the sale of their Ordinary Shares in the open market than from exercising their redemption rights if the market price per share is higher than the redemption price. The Company cannot assure its shareholders they will be able to sell their Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Company’s securities when the Company’s shareholders wish to sell their shares.

If you properly exercise your redemption rights and the Transaction is consummated, your Public Shares will be cancelled following payment of the redemption proceeds from the Company’s trust account and the appropriate entries being made on the Company’s Register of Members (Shareholders).

Warrantholders have no right to receive funds held in the trust account as to the Company Warrants they hold. If the Company does not consummate the Transaction and fails to complete an initial business by January 30, 2010, the Company will go into automatic liquidation and be dissolved and the Company Warrants and the founder warrants will expire worthless.

Appraisal Rights

No appraisal rights are available under the Companies Law (2009 Revision) of the Cayman Islands to the shareholders of the Company in connection with the proposals set forth herein.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board of Directors. All solicitation costs will be paid by the Company. This solicitation is being made by mail but also may be made by telephone or in person. The Company and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

The Company has hired Morrow & Co., LLC to assist in the proxy solicitation process. It will pay that firm a fee of $12,500 plus disbursements. Such payments will be made from non-trust account funds. If the Transaction is successfully closed, the Company will pay Morrow & Co, LLC an additional contingent fee of $22,500.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses. The Company, JNF and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies. The underwriters of the Company’s IPO may provide assistance to the Company, JNF and their respective directors and executive officers and may be deemed to be participants in the solicitation of proxies. Approximately $7,500,000 of the underwriters’ fees relating to the IPO were deferred, pending shareholder approval of the Company’s initial business combination. Management has reached an agreement with each of the underwriters, pursuant to which such deferred underwriters’ compensation has been reduced to up to $1,000,000 to the extent there is between $100,000,000 and $150,000,000 in trust at the consummation of the Transaction. The amendment to the underwriters agreement provides that to the extent there is at least $100 million in the trust at the consummation of the Transaction, the underwriters shall receive $20,000, pro rata, for each $1 million in excess of $100 million. If there is less than $100 million in the trust at the consummation of the Transaction, the underwriters are not entitled to any compensation. Pursuant to a financial advisory agreement by and between the Company and Credit Suisse, the Company agreed to pay Credit Suisse a transaction fee (the “Transaction Fee”), payable upon the first closing in connection with a Transaction, equal to 1.5% of the aggregate value of the Transaction; provided, however, in no event shall the Transaction Fee payable by the Company to Credit Suisse in connection with a Transaction be less than $2 million. In addition, pursuant to a financial advisory agreement by and between the Company and JP Morgan, the Company has agreed to pay JP Morgan a financial advisory fee of $500,000 upon the consummation of the Transaction. If the Transaction is not consummated and the Company is required to be liquidated and dissolved, the underwriters will not receive any such fees.

Warrantholders and shareholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation.

Vote of the Founders and Management of the Company

On the record date for the Extraordinary General Meeting, the Company’s Founders beneficially owned and were entitled to vote an aggregate of 3,750,000 Founder Shares, which means the Company’s Founders own an aggregate of approximately 20.0% of the Company’s issued and outstanding Ordinary Shares. In connection with the IPO, the Company entered into agreements with the Founders pursuant to which the Founders agreed to vote the Founder Shares on the Business Combination Proposal in accordance with the majority of the votes cast by the holders of Public Shares. In addition, in connection with the IPO, the Founders agreed to vote any Ordinary Shares purchased subsequent to the IPO in favor of the Business Combination Proposal. The Founders of the Company have indicated that they intend to vote such shares in favor of all other proposals presented at the Extraordinary General Meeting of Shareholders.

As of the record date for the Special Meeting of Warrantholders, the Company’s Founders own the 4,380,000 founder warrants, which means the Company’s Founders own an aggregate of approximately 23% of the outstanding Company Warrants. The Founders of the Company have indicated that they intend to vote in favor of the Warrant Amendment Proposal.

PROPOSALS TO BE CONSIDERED BY SHAREHOLDERS

THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination Proposal and the principal terms of the Master Agreement are subject to, and is qualified in its entirety by reference to, the Master Agreement, which is attached as Annex I to this proxy statement/prospectus.

General Description of the Transaction

Pursuant to the Master Agreement, a wholly-owned subsidiary of the Company will acquire a recently formed Delaware limited liability company with financial assets, key employees and an option to reinsure fixed and variable annuities ceded by JNL.

Under the terms of the Company’s Articles, the Company may proceed with the Transaction notwithstanding that holders of one share less than 30% of the Public Shares vote against the Transaction and exercise their redemption rights.

The parties to the Master Agreement intend to consummate the Transaction as promptly as practicable following the Extraordinary General Meeting of Shareholders and the Special Meeting of Warrantholders, provided that:

•	the holders of Company Warrants have approved the Warrant Amendment Proposal;

•	the Company’s shareholders have adopted the Master Agreement and approved the Transaction;

•	holders of no more than one share less than 30% of the Public Shares vote against the Business Combination Proposal and demand redemption of their Public Shares for a pro rata portion of the trust account; and

•	the other conditions specified in the Master Agreement have been satisfied or waived.

Background of the Transaction

The terms of the Master Agreement are the result of arms-length negotiations between representatives of the Company, JNF and Overture Re. The following is a discussion of the background of these negotiations, the Transaction and related transactions.

The Company is a special purpose acquisition company incorporated as an exempted company under the laws of the Cayman Islands on September 25, 2007. The Company was incorporated for the purpose of acquiring, through a merger, share capital exchange, asset acquisition, share purchase, reorganization or other similar business combination, an operating business having a fair market value of at least 80% of the balance held in the Company’s trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of such business combination and resulting in ownership by the Company of at least 51% of the voting equity interests of the operating business.

The registration statement for the Company’s IPO was declared effective on January 30, 2008 the Company consummated its IPO of 15,000,000 units. Each unit consists of one Ordinary Share and one Public Warrant. Each Public Warrant expires on January 30, 2013, or earlier upon redemption, and entitles the holder to purchase one Ordinary Share at an exercise price of $7.50 per share. The Ordinary Shares and the Public Warrants started trading separately beginning on March 3, 2008.

The gross proceeds from the sale of the Company units were approximately $150,000,000, not including proceeds of $4,380,000 from the private placement of 4,380,000 founder warrants to the Company’s Founders. Of these amounts, approximately $150.5 million of proceeds from the IPO and the Private Placement, including approximately $7.5 million of deferred underwriting discounts and commissions, were deposited in trust and, in accordance with the Company’s Articles, will be released either upon the consummation of a business combination or upon the automatic liquidation of the Company. Management has reached an agreement with each of the underwriters, pursuant to which such deferred underwriters’ compensation has been reduced to up to $1,000,000 to the extent there is between $100,000,000 and $150,000,000 in trust at the consummation of the Transaction. The amendment to the underwriters agreement provides that to the extent there is at least $100 million in the trust at the consummation of the Transaction, the underwriters shall receive $20,000, pro rata, for each $1 million in excess of $100 million. If there is less than $100 million in the trust at the consummation of the Transaction, the underwriters are not entitled to any compensation. Pursuant to a financial advisory agreement by and between the Company and Credit Suisse, the Company agreed to pay Credit Suisse a transaction fee (the “Transaction Fee”), payable upon the first closing in connection with a Transaction, equal to 1.5% of the aggregate value of the Transaction; provided, however, in no event shall the Transaction Fee payable by the Company to Credit Suisse in connection with a Transaction be less than $2 million. Pursuant to the agreement between Credit Suisse and the Company, Credit Suisse agreed to assist the Company in: (a) identifying and introducing the Company to a management team to execute a reinsurance strategy, (b) developing a strategy to effect a transaction, including financing alternatives, and (c) coordinating and preparing for meetings with investors, including assistance in identifying potential investors, and assistance in the preparation and review of materials for investor meetings. In addition, Credit Suisse agreed to, at the Company request, meet with its board of directors to discuss a proposed transaction and its financial implications and provide such other assistance as the Company and Credit Suisse may from time-to-time reasonably agree. Please be advised that Credit Suisse did not provide any supplementary materials to the board of directors of Overture in connection with its presentation at the December 6, 2009 meeting.

In addition, pursuant to a financial advisory agreement by and between the Company and JP Morgan, the Company has agreed to pay JP Morgan a financial advisory fee of $500,000 upon the consummation of the Transaction.

Pursuant to the Company’s Articles, the Company must consummate a business combination on or before January 30, 2010, or it must automatically liquidate and dissolve.

Subsequent to the consummation of the IPO, the Company commenced efforts to identify and evaluate potential acquisitions with the objective of consummating a business combination. The Company screened potential targets based upon the following characteristics:

•	Established businesses. The Company sought to acquire established businesses with sound historical financial performance. The Company typically focused on companies with a history of strong operating and financial results.

•	Companies with sound business models. The Company targeted acquisition candidates with sound business models that offer opportunities for growth.

•	Companies with a strong competitive industry position. For each potential acquisition, the Company reviewed growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. The Company focused on companies that have a leading market position or that the Company believed had an opportunity to develop such a position. The Company analyzed the strengths and weaknesses of target businesses relative to its competitors, focusing on brand strength, product quality, customer loyalty, cost impediments associated with customers switching to competitors, trademark protection and brand positioning. The Company sought to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•	Experienced management team. The Company sought to acquire businesses that have strong, experienced management teams. The Company focused on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. The Company believes that Mr. John F.W. Hunt’s operating experience of growing businesses will complement, not replace, the target’s management team. The Company also sought to supplement target businesses’ management teams with seasoned and experienced executives or directors recruited through the extensive professional network of its officers, directors and special advisors. While certain of our officers and directors will remain associated with the Company following the Transaction, it is unlikely that any of them will devote their full efforts to the Company’s affairs subsequent to the Transaction.

•	Diversified customer and supplier base. The Company sought to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively influence their customers, suppliers and competitors.

In addition, the Company’s management attempted to identify potential targets by initiating conversations with (i) management’s own network of business associates and friends, (ii) third-party companies that management believed could make attractive business combination partners and (iii) professional service providers (lawyers, accountants, consultants and investment bankers). The Company educated these parties on its structure as a special purpose acquisition company and its criteria for an acquisition. The Company also responded to inquiries from investment bankers and other similar professionals representing companies engaged in sale or financing processes.

The Company’s board of directors was updated on a regular basis with respect to the status of the business combination search. Input received from the Company’s board of directors was material to management’s evaluation of potential business combinations. Opportunities were evaluated based on the Company’s stated criteria. Many targets did not fit the Company’s screening criteria, while some were eliminated due to an insufficient enterprise value or indications that the target’s valuation expectations were too high.

As a result of these efforts, the Company identified and screened several hundred companies, and continued to narrow its focus to a select number of viable and actionable targets that met its criteria. The Company held discussions and negotiations with approximately 100 companies and financial sponsors, executed 31 confidentiality agreements, extended seventeen indications of interest, and entered into one other letter of intent prior to the current transaction. Broadly speaking, these indications were submitted after initial discussions with the targets as exploratory documents outlining potential transaction structures and valuations. Subsequent to submitting these indications of interest, management had continued discussions with some targets, and some indications of interest were unacceptable to the targets, resulting in a cessation of further substantive discussions and negotiations. The most frequent reason given by the targets to cease further negotiations was a result of disagreement on valuation. Management had extensive discussions subsequent to initial indications of interests with nine targets, which resulted in draft letters of intent with four targets, and executed letters of intent with two, including JNF.

On August 14, 2009, the Company and a target agreed to terminate their Letter of Intent which had been entered into on April 10, 2009. After extensive due diligence from April through August, and a careful evaluation of the target’s business prospects and financial condition, and consultation with JP Morgan, the Company arrived at a valuation range that would be accepted by the Company’s shareholders. The target was unable to reach an agreement with respect to the valuation which led to the cessation of further negotiations and the withdrawal of the Letter of Intent.

The Company declined to move forward on some opportunities because it did not believe the financial characteristics, industry profile and/or position, management teams, attainable valuations and/or deal structures were suitable in light of the screening criteria detailed above. There were also companies that were not interested in pursuing a deal with the Company based on its publicly-traded status, capital structure or questions regarding the Company’s ability to timely consummate a transaction. Other companies accepted competitive bids from other acquirers or attempted their own initial public offerings. On September 29, 2009, the Overture board met to discuss three of the targets which were subject to the draft letters of intent indicated above. While the Overture board believed that each of these targets were likely to have entered into the letters of intent, Overture decided at that meeting to exclusively pursue the transaction with JNF.

On August 9, 2009, Marc Blazer, President of the Company, was contacted by a Credit Suisse representative to discuss a number of opportunities in the real estate and insurance industries. Mr. Blazer had a longstanding relationship with Credit Suisse, and the Credit Suisse representative had been aware of the Company and Mr. Blazer’s interests in reviewing potential deals for the Company, and had after the IPO presented other potential targets for the Company to Mr. Blazer and the Company.

On August 12, 2009, Mr. Blazer met at the offices of Credit Suisse with representatives of the real estate banking group and the financial institutions group to discuss a number of opportunities in the homebuilders sector, the mortgage REIT sector, and JNF. Mr. Blazer requested additional information on a number of ideas discussed during the meeting, and agreed to schedule a meeting with Mr. David Smilow, an officer of JNF.

On August 25, 2009, Mr. Blazer met with Mr. Smilow and representatives of Credit Suisse at the offices of Credit Suisse. Mr. Smilow presented information on JNF, the reinsurance industry, and the idea of merging Overture with JNF. Mr. Blazer asked both Mr. Smilow and the Credit Suisse representative for further background information on JNF and the industry so that he could familiarize himself with the company and the industry and weigh the viability of a potential transaction with JNF. Later that day, Mr. Smilow emailed Mr. Blazer various documents relating to JNF and the industry.

On August 26, 2009 Mr. Blazer followed up with representatives of Credit Suisse to discuss various possible transaction structures, including a merger with JNF or the reinsurance business as a stand-alone listed company. That same day, Mr. Blazer updated the board of directors of Overture via email on four opportunities he was currently analyzing and negotiating, including an update of the meeting he held with Mr. Smilow on August 25.

On August 28, 2009, Mr. Blazer suggested to Mr. Smilow to continue discussions, and to weigh various transaction structures, including an analysis of whether a transaction at the holding company level, or the reinsurance company as a stand-alone was more attractive. He further suggested that they meet after Labor Day to continue discussions. Later that day, Mr. Smilow replied that he would give further thought to the Hold Co. versus Reinsurance Co. idea, and would prepare updated financial information and details on the blocks of policies JNF would contribute to a business combination, and agreed to meet after Labor Day.

On September 9, 2009, Mr. Blazer had a conference call with representatives of Credit Suisse to discuss the opportunity, and JNF’s projections and financial model. Mr. Blazer asked the Credit Suisse representatives to suggest some alternative transaction structures that the Company could explore given the Company’s current capital structure, or to suggest possible changes to the capital that could improve prospects for obtaining shareholder approval. Later that day Mr. Blazer and Mr. Smilow agreed to schedule a meeting for September 18th, and Mr. Blazer suggested to both Mr. John Hunt the Company’s CEO and Mr. Smilow that they meet while Mr. Smilow was in London on September 16th.

On September 9, 2009, Mr. Blazer had a discussion with representatives from JP Morgan to update them on various opportunities he was pursuing on behalf of the Company to solicit their feedback and advise. A representative of JP Morgan suggested a follow up conversation with bankers in the financial institutions group to discuss the opportunity with JNF.

On September 15, 2009, in preparation for a meeting between Mr. Smilow and Mr. Blazer on September 18th, at the request of the Company, Credit Suisse emailed a summary of a possible transaction between JNF and the Company. Mr. Blazer forwarded this summary to Messrs. Pressler a director of the Company and Hunt for their review.

On September 16, 2009, Mr. Pressler emailed Mr. Blazer to express his initially favorable impression of the potential transaction, and agreed to join the meeting with Mr. Smilow on the 18th. In addition, Mr. Smilow and Mr. Hunt met at the residence of Mr. Hunt in London. There they discussed the opportunity of a potential business combination between the Company and JNF, or its affiliates.

On September 17, 2009, Mr. Blazer again provided the board of directors via email with an update on recent developments in the transactions he was currently pursuing, and made the board of directors aware of his scheduled meeting with Mr. Smilow the next day.

On September 18, 2009, after the meeting with Mr. Smilow at Credit Suisse’s offices, Mr. Blazer via email informed the board of directors of the discussions regarding alternative deal structures discussed during the meeting. He also updated the board of directors on three other opportunities then under consideration.

On September 18, 2009, Mr. Blazer and Mr. Pressler met with Mr. Smilow and representatives of Credit Suisse to further review some financial analysis with respect to a possible business combination between the

Company and JNF. After some discussion and further analysis, Messrs. Blazer, Pressler and Smilow agreed in principle that the more compelling alternative to a business combination between the Company and JNF was a transaction that resulted in a business combination of only the proposed reinsurance company JNF was in the process of forming. Mr. Smilow agreed to revise the financial projections of JNF to carve out the operations of the reinsurance company only, and to give further thought on valuation and other business combination issues.

Messrs. Blazer, Pressler and Smilow concluded that the acquisition of the reinsurance subsidiary, as a pure play reinsurance company based in Bermuda, would be perceived as a more compelling transaction by Overture’s shareholders than a merger between JNF in its entirety and Overture for the following reasons: (a) a transaction with JNF in its entirety would encumber Overture with significant fixed costs and overhead in certain business lines which did not contribute significantly to revenues; (b) a combination of onshore insurance and offshore reinsurance businesses would be confusing to analysts and less attractive to Overture shareholders; and (c) we believe Overture would compare favorably on a book value multiple as a small cap reinsurance company, along the lines of Enstar Group and Greenlight Re rather than a business that had both insurance and reinsurance business lines.

On September 21, 2009, Mr. Smilow sent an email to Mr. Blazer to express his interest in ways the Company’s domicile could create immediate shareholder value given the favorable tax and regulatory capital requirements for the reinsurance business if it were domiciled in Bermuda. Mr. Smilow further volunteered that the valuation of the assets to be contributed to the Company had materially improved since year end 2008. The valuation of JNF’s assets improved as a result of it being valued on the mark-to-market basis (having no unrealized losses) as compared to mark-to-market (with unrealized losses) at the end of 2008. The change in valuation of JNF’s assets which Mr. Smilow indicated is the $13 million increase in book value reflected in the GAAP equity increase from $37 million on December 31, 2008 to $50 million on September 30, 2009. The primary driver for this increase in value was the change in accumulated other comprehensive (loss) income on balance sheet which went from an unrealized loss of $15 million on December 31, 2008 to an unrealized loss of $1 million on September 30, 2009 resulting from the improved market value of JNL’s fixed income portfolio. Later that evening Mr. Blazer responded to Mr. Smilow that the Company was interested in the opportunity, and looking forward to receiving updated pro forma analysis and appraisals of the insurance blocks being contributed to the reinsurance company. Further, Mr. Blazer requested Mr. Smilow’s perspective on the scalability of the opportunity, his views on the duration of the current dislocation in the market, the impact of a more “normalized” market on the growth prospects of the business, expected targeted returns, and future liquidity/exit scenarios.

On September 22, 2009, Mr. Blazer and Mr. Smilow discussed telephonically a transaction that combined a transaction for the reinsurance business, which exhibited greater profitability margins than JNF in its entirety, with a right to the Company to acquire JNL and affiliated entities in the future should the historic dislocation in the market normalize. Further, Mr. Blazer and Mr. Smilow agreed to arrive at terms of a possible letter of intent by the end of the week in advance of a board meeting Mr. Blazer expected to schedule the following week in Toronto and London. Later that afternoon Mr. Blazer informed the board via email of his discussion with Mr. Smilow, and instructed Ellenoff Grossman & Schole LLP (EG&S), the Company’s counsel, to draft a letter of intent for a possible transaction with JNF.

On September 23, 2009, Mr. Blazer informed Credit Suisse of his conversation of the previous day with Mr. Smilow, and explained the broad strokes of a transaction. He requested additional background information, including the size of the market opportunity, competitive analysis of JNF versus competitors, prospective demand for the opportunity among financial institute group investors, deal dynamics of other financial sector transactions being marketed at the time, and the value creation opportunity for Overture shareholders. That evening, Mr. Brian Heaphy Director of M&A of JNF, forwarded Mr. Blazer a confidentiality agreement and a release necessary for Mr. Blazer to obtain an independent appraisal of the assets to be acquired by the Company. Later that evening, Mr. Pressler further expressed his interest to Mr. Blazer in the opportunity relative to the other transactions the Company was currently reviewing. Mr. Smilow emailed Mr. Blazer, and copied Mr. Pressler, Mr. Heaphy and EG&S his thoughts on contents of a potential letter of intent.

On September 25, 2009, Ms. Sarah Williams of EG&S and Mr. Heaphy, Director of M&A of JNF, agreed upon a non-disclosure agreement and waiver against the trust.

On September 25, 2009, Mr. Blazer emailed a first draft of a letter of intent to Mr. Smilow for discussion purposes.

On September 28, 2009, Mr. Heaphy emailed a revised letter of intent.

On September 29, 2009 the board of directors of the Company held a meeting and discussed three potential opportunities to pursue. At the meeting, Mr. Smilow and representatives from Credit Suisse gave a presentation with respect to the potential transaction with JNF.

On October 4, 2009, Mr. Blazer emailed a revised letter of intent to Mr. Heaphy.

On October 9, 2009, Mr. Douglas S. Ellenoff of EG&S, Ms. Williams and Mr. Heaphy held a conference call to review the steps required with respect to obtaining approval from the Bermuda Monetary Authority.

On October 12, 2009, the letter of intent was executed.

On October 15, 2009, Mr. Blazer and Mr. Pressler, representatives of the Company, Mr. Ellenoff and Ms. Williams, representatives of EG&S, Mr. Ira Schacter and Mr. David Miller, representatives of Cadwalader Wickersham & Taft LLP (“CWT”), certain representatives of Credit Suisse, Mr. Heaphy, Mr. Mitchell Caplan, a special advisor of JNF, Mr. Smilow and Mr. Michael Girouard, an officer of JNF met at the offices of Credit Suisse for purposes of exchanging data and discussing whether a proposed transaction with JNF would be feasible.

On October 19, 2009, Mr. Blazer met with Bermuda counsel, and the management team of JNF at the JNF offices to discuss the transaction, Bermuda regulatory requirements, and to continue diligence. The teams also agreed to begin a process of thrice weekly calls at this stage to work toward the launch of the transaction.

On October 22, 2009, Mr. Blazer had an initial conversation with Mr. John McGonegal, Managing Director of Houlihan Smith to discuss the potential retainer of the firm to assist the Company with its financial analysis and obtain a fairness opinion.

On November 3, 2009, Mr. Blazer, Mr. Pressler, Mr. Smilow and Mr. Caplan met with representatives of JP Morgan to discuss the impending transaction.

On November 10, 2009, Mr. Blazer and Michael Girouard of JNF held a conference call with BDO Seidman and Marcum LLP to discuss the accounting treatment of the proposed transaction, and discuss a potential pre-filing conference call with the SEC staff to seek guidance on appropriate disclosure of the transaction. As a result, the parties agreed to prepare a memo for the SEC with respect to carve out accounting of the blocks being acquired (the “SEC Accounting Memo”).

On November 13, 2009, Mr. Blazer, the Company’s President, Ms. Williams, Mr. Phi Nguyen and Ms. Kathleen Cerveny, each of EG&S, Ms. Adele Hogan, Mr. Steven Lenkowsky, each of CWT and Mr. Heaphy met in Toronto, Canada to discuss organizational issues and requisite business issues related to the Transaction.

On November 20, 2009, Mr. Heaphy, Mr. Caplan, Mr. Girouard, Mr. Blazer, Ms. Williams, Mr. Nguyen, Mr. Ellenoff, Ms. Hogan, Mr. Lenkowsky and Mr. Schacter met in Toronto to discuss issues related to the Master Agreement, the Transaction and the ancillary agreements.

On December 1, 2009, Mr. Blazer and Mr. Caplan met in Toronto to discuss issues related to the Master Agreement, the Transaction, and the ancillary agreements.

On December 6, 2009, the Board of Directors of Overture met to discuss the proposed Master Agreement and the Transaction. At the meeting, Mr. Blazer provided an overview of the proposed Transaction, including the material terms of the Transaction. Houlihan Smith & Company, Inc. then gave a presentation to the Board of Directors with respect to their opinion that the consideration to be paid in the Transaction is fair to the shareholders of the Company from a financial point of view and that it meets the 80% test set forth in the

Company’s Amended and Restated Memorandum and Articles of Association. The Board of Directors discussed the various components of the proposed Transaction. Representatives from Credit Suisse gave an overview of the market opportunity as it relates to the Transaction and the Company. Mr. Ellenoff then discussed certain relevant issues, including but not limited to the regulatory approval process, the accounting treatment, Caymand Island law considerations and tax issues, for consideration with respect to the Transaction. Ms. Williams gave an overview of the various shareholder and warrantholder proposals to be included in the proxy statement with respect to the shareholders meeting and warrantholder meeting. Members of senior management and the Board of Directors discussed the benefits and various transaction risks related to the proposed Transaction. The Board of Directors then resolved to approve the execution and delivery of the Master Agreement and the Transaction.

On December 6, 2009, the Board of Directors of JNF met to discuss the proposed Master Agreement and the Transaction. At the meeting, members of senior management provided an overview of the proposed Transaction, including the material terms of the Transaction. The Board of Directors discussed the various components of the proposed Transaction. Mr. Ira Schacter discussed the material terms of the Master Agreement and the related Transaction Agreements. Members of senior management and the Board of Directors discussed the benefits and various transaction risks related to the proposed Transaction. The Board of Directors then resolved to approve the execution and delivery of the Master Agreement and the Transaction.

The Company’s Board of Directors’ Reasons for the Approval of the Transaction

The Company’s Board of Directors concluded that the Transaction is fair to, and in the best interests of, the Company and that the consideration to be paid in the Transaction is fair to the Company. The board of directors made an assessment as to whether the Transaction and the consideration to be paid were fair, from a financial point of view, to the shareholders of the Company. The Company’s management conducted a due diligence review of JNL Bermuda that included an industry analysis, an evaluation of JNF’s existing business, a valuation analysis and financial projections in order to enable the Board of Directors to evaluate JNL Bermuda’s business and financial condition and prospects.

The Company’s Board of Directors considered various industry and financial data, including certain financial analyses developed by the Company and metrics compiled by the Company’s management in evaluating the consideration to be paid by the Company in the Transaction.

The Company’s Board of Directors considered a wide variety of factors in connection with its evaluation of the Transaction. In light of the complexity of those factors, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual members of the board may have given different weight to different factors.

In considering the Transaction, the Company’s Board of Directors gave considerable weight to the following favorable factors:

•	Experienced management team — proven entrepreneurial management team with strong track record of launching, growing, and operating innovative financial institutions in highly regulated environments, with over 20 years insurance and fixed income investing experience;

•	Historic entry point — historic dislocation and capital constraints in the industry create unprecedented opportunity to providers of capital through reinsurance products;

•	Favorable long term growth characteristics — steady long-term growth trajectory of life insurance policies in force creates opportunities to re-insure additional blocks of policies as global insurance companies remain capital constrained to underwrite new policies;

•	Immediate accretive use of proceeds — Overture Re will reinsure fixed and variable blocks of JNL annuities enabling Overture Re to be an active reinsurer at the closing of the transaction;

•	Operational leverage through turnkey reinsurance platform — Overture Re will use JNL and JNFAM platform and their proven management team, database, proprietary technology and other infrastructure to provide a cost effective corporate, policy administration, and investment management platform;

•	Middle-Market focus — although concentrated at the top end of the market, the annuity market consists of many small writers. The extremely fragmented variable annuity market creates an opportunity to provide reinsurance to many underserved and capital constrained middle-market insurance companies;

•	Favorable financial and industry analysis — financial analysis, presentation and oral opinion of Houlihan Smith confirmed by a written opinion dated December 6, 2009, favorable, from a financial point of view, to the Company’s shareholders;

•	Barriers to entry — considerable regulatory compliance requirements and highly specialized skill sets required, provide significant obstacles to entry and competition; and

•	Favorable domicile; tax advantages — domicile in Bermuda and tax advantages from offshore income-producing activities.

Further, Management of Overture conducted diligence on JNF, and compared its findings to similar companies in the industry. In its analysis, management determined that the most appropriate metrics to judge the merit of the transaction would be both a discounted cash flow analysis based on the blocks being acquired, and a pro forma book value multiple comparison to its peers. In its efforts to determine that the consideration to be paid was fair, and in the best interests of the Company and its shareholders, management analyzed both the historical performance characteristics of the assets to be acquired and the projected cash flows of the blocks to be reinsured. Based on their own analysis, information and analysis available to the Company, and in consultation with Credit Suisse, Overture management determined that a 15% discount to cash flow was a fair price to be paid, and would generate an attractive return to Overture shareholders. The 15% discount to cash flow was at the high end of the range of discounts (11-15%) set forth in the information and analysis made available to the Company’s management during their due diligence review.

In addition, based on the proposed transaction structure, Overture management believed that the book value per share of the Overture pro forma of the transaction compared favorably to the book value per share multiples of the Company’s two closest publicly traded peers: Greenlight Re (“Greenlight”) and Enstar Group (“Enstar”). Both Enstar and Greenlight, while more active in property and casualty reinsurance, predominantly rely on a business model of acquiring blocks of policies from cedants, rather than underwriting new flows of policies from cedants which forms the primary revenue source of larger cap reinsurers. Management believes that as a result of the similarity of its business model to that of Enstar and Greenlight, that it will more closely follow the book value multiples of Enstar, and Greenlight, rather than its large cap competitors. Given the range of 1.38-1.41 price to book value of its closest competitors, management believed that its pro forma price to book value would compare favorably to its competitors.

In addition, to gain an independent viewpoint of the valuation, Overture engaged Houlihan Smith to conduct an analysis of the Company, and perform additional due diligence to arrive at their own conclusion with respect to the valuation of the Company, and the fairness of consideration being paid. Houlihan Smith employed similar methods of analysis, although used a larger group of publicly traded reinsurance and insurance companies in their own analysis. Notwithstanding their own methodology, the conclusion that both management and Houlihan Smith reached, independent of each other’s efforts, was the same.

The Company’s Board of Directors believes the above factors strongly supported its determination and recommendation to approve the Transaction. The Company’s Board of Directors did, however, consider the following potentially negative factors, among others, including the risk factors set forth elsewhere in this proxy statement, in its deliberations concerning the Transaction:

•	Shareholder redemptions and reduction of trust funds — the potential for current holders of Public Shares of the Company to vote against the Transaction and demand to redeem their shares for cash upon consummation of the Transaction, reducing the amount of cash available to the Company following the Closing;

•	Uncertain regulatory environment — the potential for industry scrutiny or increased regulation including hedging activity regulation;

•	Interests of officers and directors — interests in the Transaction that certain officers and directors of the Company may have which are different from, or in addition to, the interests of the Company shareholders generally, including the matters described under “Proposals to be Considered by Shareholders — The Business Combination Proposal — Certain Benefits of the Directors and Officers and Others in the Transaction;”

•	Limitations on indemnification — the limitations on indemnification set forth in the Master Agreement described in “Proposals to be Considered by Shareholders — The Master Agreement;”

•	Dilution to interests of shareholders — control of JNF’s current shareholders, including David Smilow and his affiliates, of a significant percentage of the Company’s issued shares after the Transaction;

•	Regulatory issues — the impact of changes in or additional Bermuda or U.S. registration, licensing or other regulations affecting the reinsurance business or hedging activities related thereto;

•	Offshore operational risks — potential for tax law changes, currency fluctuations, and difficulties enforcing legal rights;

•	Actuarial and mortality risk — the effect of differences in mortality rates, policyholder behavior, claims and lapse rates from those assumed;

•	Competitive climate — potential adverse changes in pricing and capacity through unexpected reduction of barriers to entry or favorable changes in regulatory climate and availability of capital;

•	Reliance on JNL — potential inability to replace managerial, actuarial and administrative services provided in the event of capitalization, liquidity or financial difficulties experienced by JNL; and

•	Potential liquidation — the fact that if the Company is unable to obtain shareholder or warrrantholder approvals or if the parties are unable to obtain regulatory approvals on a timely basis, the Company will be required to liquidate.

The Company’s Board of Directors concluded that the Transaction is fair to, and in the best interests of, the Company and that the consideration to be paid in the Transaction is fair to the Company. The Company’s management conducted a due diligence review of JNL Bermuda that included an industry analysis, an evaluation of JNL Bermuda’s existing business, a valuation analysis and financial projections in order to enable the Board of Directors to evaluate JNL Bermuda’s business and financial condition and prospects.

Opinion of Houlihan Smith & Company, Inc.

Pursuant to an engagement letter dated October 27, 2009, we engaged Houlihan Smith & Company, Inc. (“Houlihan Smith”) to render an opinion that the consideration to be paid for the Transaction on the terms and conditions set forth in the Master Agreement was fair to the Company from a financial point of view and that the fair market value of JNL Bermuda is at least equal to 80% of the Company’s net assets. Overture engaged Houlihan Smith to conduct an analysis of the Company, perform additional due diligence to arrive at their own conclusion with respect to the valuation of the Company, and opine on the fairness of consideration being paid. Houlihan Smith employed similar methods of analysis to that used by Company management, although it used a larger group of publicly traded reinsurance and insurance companies in its own analysis. Notwithstanding its own methodology, the conclusion that both management and Houlihan Smith reached, independent of each other’s efforts, was the same. Our Board of Directors determined to utilize the services of Houlihan Smith because it is an investment banking firm that regularly evaluates businesses in connection with acquisitions, corporate restructuring, private placements and for other purposes. Pursuant to the engagement agreement, the Company agreed to pay Houlihan Smith a fee of $95,000 and will reimburse Houlihan Smith for its reasonable out-of-pocket expenses, up to $2,500. We have also agreed to indemnify Houlihan Smith against certain liabilities that may arise out of the rendering of the opinions. See “Proposals to be Considered by Shareholders — The Business Combination Proposal — Opinion of Houlihan Smith & Co., Inc.”

Interest of Company Shareholders in the Transaction

Upon consummation of the Transaction, the current Company shareholders will hold approximately 75.5% of the Company’s Ordinary Shares (assuming (i) no holders of Public Shares elect to exercise their redemption rights, (ii) the Founder Shares are redeemed by the Company, and (iii) an aggregate of up to 3,747,657 shares (or 19.99% of the outstanding) are issued to JNL in a private placement and 845,519 shares are purchased by JNL from third parties) or 80.01% (assuming (i) holders of one share less than 30% of the Public Shares elect to exercise their redemption rights, (ii) the Founder Shares are redeemed by the Company, and (iii) an aggregate of up to 2,623,360 shares (or 19.99% of the outstanding) are issued to JNL in a private placement and JNL purchases no shares from third parties), in each case assuming none of the Warrants are exercised and the Company purchases no Public Shares. The Company’s Founders have agreed to the repurchase by the Company of the 3,750,000 Founder Shares in connection with the Transaction. In consideration of the repurchase, the Founders will receive: (i) Class A warrants to purchase 46,875 shares of JNF common stock at an exercise price of $75.00 per share (subject to floating strike price adjustments), (ii) Class B warrants to purchase 46,875 shares of JNF common stock at an exercise price of $125.00 per share (subject to floating strike price adjustments), and (iii) a right to receive up to 2,812,500 Ordinary Shares issuable in three tranches in the event the volume weighted average price of the Company’s Ordinary Shares for any ten days during a 30 day period equals or exceeds $12, $16 and $20, respectively.

Certain Benefits of the Company’s Directors and Officers and Others in the Transaction

When you consider the recommendation of the Company’s board of directors in favor of approval of the Transaction, you should keep in mind that the Company’s directors and officers have interests in the Transaction that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•	If the Company is unable to complete the Transaction or fails to complete an initial business combination by January 30, 2010, the Company’s Articles provide that the Company will go into automatic liquidation be dissolved. In such event, the 3,750,000 Founder Shares held by the Company’s Founders that were acquired before the IPO for an aggregate purchase price of $25,000 would be worthless because the Company’s Founders are not entitled to receive any of the proceeds from the Company’s trust account with respect to such shares. Such shares had an aggregate market value of $[37,537,500] based upon the closing price of $[10.01] on the NYSE Amex on the record date.

•	The Company’s Founders have agreed to the repurchase by the Company of the 3,750,000 Founder Shares in connection with the Transaction. In consideration of the repurchase of such Founder Shares at their initial purchase price of $0.006 per share, or an aggregate of $25,000, the Founders will receive (i) Class A warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $75.00 per share, subject to adjustment per floating strike price, and (ii) Class B warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $125.00 per share, subject to adjustment per floating strike price, and (iii) a right to receive up to 2,812,500 of the Company’s Ordinary Shares issuable in three equal tranches in the event the volume weighted average price of the Company’s Ordinary Shares for any ten days during a 30 day period equals or exceeds $12, $16 and $20, respectively.

•	Our Founders purchased an aggregate of 4,380,000 founder warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $4,380,000 in a private placement prior to the Company’s IPO. All of the proceeds the Company received from this private placement were placed in the Company’s trust account. The founder warrants, like the Public Warrants, are subject to and the holder thereof is being asked to consider and vote upon, the Warrant Amendment Proposal. The Company’s Founders have indicated that they intend to vote the Company Warrants they hold in favor of the Warrant Amendment Proposal. If the Company is unable to complete the Transaction or fails to complete an initial business combination by January 30, 2010 and is liquidated, all the Company’s warrants, including the founder warrants, will expire worthless. The founder warrants had an aggregate market value of $[1,445,400] based on the closing price of $[0.33] on the NYSE Amex on the record date.

•	It is currently anticipated that John F. Hunt, the Company’s Chairman, Chief Executive Officer and Secretary, and Marc Blazer, the Company’s President and Treasurer, will each continue to be directors of the Company following the Transaction.

•	If the Company is unable to consummate a business combination and goes into automatic liquidation, Messrs. Hunt and Blazer will be liable to pay debts and obligations to vendors and other entities that are owed money by the Company for services rendered or products sold to the Company, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account, but only if such entities did not execute a valid and binding waiver. Based on the Company’s estimated debts and obligations, it is not currently expected that the Company will have any exposure under this arrangement in the event of a liquidation.

•	If the Company is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, our Founders have agreed to advance the Company the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Management has reached an agreement with each of the underwriters, pursuant to which, such deferred underwriters’ compensation has been reduced to up to $1,000,000 to the extent there is between $100,000,000 and $150,000,000 in trust at the consummation of the Transaction. The amendment to the underwriters agreement provides that to the extent there is at least $100 million in the trust at the consummation of the Transaction, the underwriters shall receive $20,000, pro rata, for each $1 million in excess of $100 million. If there is less than $100 million in the trust at the consummation of the Transaction, the underwriters are not entitled to any compensation. Pursuant to a financial advisory agreement by and between the Company and Credit Suisse, the Company agreed to pay Credit Suisse a transaction fee (the ‘Transaction Fee‘), payable upon the first closing in connection with a Transaction, equal to 1.5% of the aggregate value of the Transaction; provided, however, in no event shall the Transaction Fee payable by the Company to Credit Suisse in connection with a Transaction be less than $2 million. In addition, pursuant to a financial advisory agreement by and between the Company and JP Morgan, the Company has agreed to pay JP Morgan a financial advisory fee of $500,000 upon the consummation of the Transaction.

Satisfaction of 80% Test

The Company’s Board of Directors determined that the fair market value of JNL Bermuda in the transaction contemplated by the Master Agreement met the 80% threshold based upon financial standards generally accepted by the financial community, such as actual and potential gross margins, the value of comparable businesses, earnings and cash flow and book value and based upon a fairness opinion as to the equity value from Houlihan Smith.

As of September 30, 2009, the Company’s trust account, restricted balance was $150,530,000. The Company does not anticipate the trust account balance at the time the Transaction is completed will be materially greater than the funds held in trust as of September 30, 2009.

Actions That May Be Taken to Secure Approval of the Company’s Shareholders

If holders of 30% or more of the Public Shares vote against the Transaction and seek to exercise their redemption rights, the Company would not be permitted to consummate the Transaction even if the required vote for the Business Combination Proposal is received. To preclude such possibility, JNL has agreed to on the Closing Date beneficially own or have commitments to acquire 24.5% of the Public Shares of the Company either in the public market, pursuant to privately negotiated transactions or from the Company pursuant to a private placement. In addition, the Company’s Founders, JNL, JNL’s directors and officers and their respective affiliates may negotiate agreements to provide for the purchase of Public Shares from certain holders who indicate their intention to vote against the Transaction and seek redemption or otherwise wish to sell their

Public Shares. These agreements may also include agreements to provide such holders of Public Shares with incentive to vote in favor of the Transaction.

Agreements of such nature would only be entered into and effected at a time when the Company’s Founders, directors and officers, JNF, JNF’s directors and officers and their respective affiliates are not aware of any material nonpublic information regarding the Company or its securities. Definitive agreements have not yet been determined but may include:

•	Agreements between the Company and certain holders of Public Shares pursuant to which the Company would agree to purchase Public Shares from such holders immediately after the closing of the Transaction for the price and fees specified in the agreements;

•	Agreements with third parties to be identified pursuant to which the third parties would purchase Public Shares. Such agreements would also provide for the Company, immediately after the closing of the Transaction, to purchase from such third parties all of the Public Shares purchased by them for the price and fees specified in the agreements; or

•	Agreements with third parties pursuant to which the Company would borrow funds to make purchases of Public Shares for its own account. The Company would repay such borrowings with funds released from the trust account following the consummation of the Transaction.

As a result of the purchases that may be effected through such agreements, it is likely that the number of Ordinary Shares of the Company in its public float will be reduced and that the number of beneficial holders of the Company’s securities also will be reduced from what it would have been if the Company did not purchase Public Shares in this manner. This may inhibit the Company’s ability to continue its listing of its Ordinary Shares on the NYSE Amex or any other U.S. national securities exchange due to minimum holder requirements.

The purpose of such agreements would be to increase the likelihood of obtaining approval of the Business Combination Proposal and decrease the likelihood that holders of more than one share less than 30% of the Public Shares vote against the Business Proposal and demand redemption of their Public Shares for a pro rata portion of the trust account. All shares purchased pursuant to such agreements would be voted in favor of the Transaction and all other proposals presented at the Extraordinary General Meeting. If the Transaction is not consummated, the purchasers, other than the Company, would be entitled to participate in liquidation distributions from the Company’s trust account with respect to such Public Shares.

Purchases pursuant to such agreements ultimately paid for with funds originating from the Company’s trust account would reduce the funds available to the Company after the Transaction for working capital and general corporate purposes. Nevertheless, in all events there will be sufficient funds available to the Company from the trust account to pay the holders of all Public Shares that are properly redeemed.

If shareholders approve the Repurchase Amendment Proposal and such transactions are effected, the consequences could be to cause the Business Combination Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposal would be approved. Moreover, any such purchases may make it less likely that holders of more than one share less than 30% of the Public Shares will vote against the Business Combination Proposal and exercise their redemption rights.

As of the date of this proxy statement/prospectus, no agreements to such effect have been entered into with any such investor or holder. In the event that any purchases of Ordinary Shares are made by JNF or any of their respective affiliates after the mailing of this proxy statement/prospectus to shareholders but prior to the Extraordinary General Meeting of Shareholders, the Company will file a Current Report on Form 8-K with the SEC to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the redemption threshold. Any such report will include descriptions of the arrangements entered into or significant purchases by any of the aforementioned persons. If members of the Company’s Founders, board of directors or officers make purchases pursuant to such agreements, they will be required to report these purchases on beneficial ownership reports filed within two business days of such transactions with the SEC.

It is possible that the Extraordinary General Meeting of Shareholders could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meeting, it appears that the requisite vote will not be obtained or that the limitations on redemptions will be exceeded.

Rescission Rights

The prospectus issued by the Company in its IPO did not disclose that funds in the trust account might be used to purchase Public Shares from holders thereof who have indicated their intention to vote against the Transaction and redeem their shares for cash or that the Company may seek to amend the terms of the Warrant Agreement. Accordingly, if the Transaction is consummated, each holder of Public Shares at the time of the Transaction who purchased his or her Public Shares in the IPO and still held such shares upon learning of these facts may have securities and common law claims against the Company for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle shareholders asserting them to up to $10.00 per share, based on the initial offering price of the units sold in the IPO, less any amount received from the sale or fair market value of the warrants purchased as part of the units, plus interest from the date of the IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on redemption or liquidation).

In general, a person who purchased a security pursuant to a prospectus which contains a material misstatement or omission must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. The limitation period for a claim in tort (for example, for negligent misstatement) under the laws of the Cayman Islands is 6 years from the date on which the cause of action accrued. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than fives years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Transaction is consummated, and such claims would not be extinguished by consummation of the Transaction.

Even if you do not pursue such claims, others, who may include all other holders of Public Shares, may do so. The Company cannot predict whether shareholders will bring such claims or whether such claims would be successful. We make no representations or admissions as to the availability or strength of any such claims.

THE MASTER AGREEMENT

The following summary describes the material provisions of the Master Agreement. The provisions of the Master Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Master Agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Master Agreement. The Master Agreement is attached to this proxy statement/prospectus as Annex I and is incorporated by reference into this proxy statement, and we encourage you to read it carefully in its entirety for a more complete understanding of the Master Agreement and the Transaction.

The Master Agreement has been included to provide information regarding the terms of the Transaction. Except for its status as the contractual document that establishes and governs the legal relations among the Company, Overture Re Holdings, JNF, JNL, JNFAM, JNL Bermuda and the Founders of the Company with respect to the Transaction, the Master Agreement is not intended to be a source of factual, business or operational information about the parties.

The Master Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Master Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Master Agreement. The representations, warranties and covenants in the Master Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders, and were used for the purpose of allocating risk among the parties rather than establishing matters of fact. The Company does not believe that these schedules contain information that is material to the vote on the proposals at the Special Meeting and Extraordinary General Meeting.

On December 10, 2009, the Company entered into a Master Agreement (the “Master Agreement”) with Overture Re Holdings, Jefferson National Financial Corp. (“JNF”), Jefferson National Life Insurance Company (“JNL”), a wholly owned subsidiary of JNF, JNL Bermuda, a newly formed wholly owned subsidiary of JNL and the Founders of the Company. The Master Agreement sets forth terms and conditions on which the parties will enter into the transactions described therein to effect the amalgamation of JNL Bermuda with Overture Re.

Overview of the Transaction

The Master Agreement provides for the amalgamation of JNL Bermuda with Overture Re, pursuant to which the amalgamated company will be the Company’s wholly owned subsidiary and, pursuant to the Master Agreement, JNL will be paid $120,000,000 in cash as consideration for the Transaction.

Structure of the Transaction

The Transaction is structured as a tax-free reorganization to the Company, Overture Re, Overture Re Holdings Ltd. and their affiliates and that there will be no tax effects to the Company’s shareholders arising from the Transaction. As part of the Transaction and pursuant to the Master Agreement, a series of procedural steps will occur to consummate the Transaction. These steps are described in the paragraph below titled “Overview of the Transaction. Pursuant to the Name Change Proposal discussed elsewhere in this proxy statement/prospectus, the Company will change its name to “Overture Capital Corp.” If the Transaction is consummated, $120,000,000 of the funds held in the trust account will be paid at closing to JNL as consideration in the Transaction. In addition, the remaining funds held in the trust account will be released (i) to pay transaction fees and expenses; (ii) to pay the Company’s tax obligations and deferred underwriting discounts and commissions; (iii) to pay those holders of Public Shares who properly exercised their redemption rights; and (iv) for working capital and general corporate purposes of the Company and its subsidiaries. In addition, the funds held in the trust account may be used to purchase Public Shares in privately negotiated transactions if the Share Repurchase Proposal is approved at the Extraordinary General Meeting.

The Master Agreement has been or will be entered into by JNL, JNF, JNL Bermuda, JNFAM, the Company, Overture Re Holdings and the Founders of the Company (the “Founders”), on or about the date hereof. The Master Agreement sets forth, among other things:

•	representation and warranties of the parties as to, among other things, due organization, corporate power and authority, authorization and validity of the Master Agreement and, as relevant, the other agreements contemplated therein, the receipt of any necessary consents, approvals and permits, the accuracy of certain information, and other matters;

•	conditions to be satisfied or waived on or before the Closing Date (as defined above), to each party’s obligation to consummate the Transaction on the Closing Date;

•	covenants regarding conduct of business prior to the Closing Date and other matters; and

•	circumstances under which the Master Agreement may be terminated prior to the Closing Date.

Forms of the following additional agreements (the “Transaction Agreements”) contemplated in connection with the Transaction are attached to the form of the Master Agreement attached hereto and are summarized below or are summarized where indicated:

•	Agreement and Plan of Amalgamation;

•	Reinsurance Option and Contribution Agreement (See Reinsurance and Contribution Agreement Summary on page );

•	Quota Share Reinsurance Agreement (See Quota Share Reinsurance Agreement Summary on page 205);

•	Investment Management Agreement (See Investment Management Agreement Summary on page 203);

•	Securities Purchase Agreement;

•	Registration Rights Agreement;

•	Amended and Restated Registration Rights Agreement;

•	Shareholders Agreement;

•	Sponsors’ Agreement;

•	Warrant Purchase Agreement; and

•	The Company’s 2010 Stock Incentive Plan (See Incentive Plan Proposal on page 149).

Actions to be Taken

Under the Master Agreement, on the Closing Date and subject to the satisfaction or waiver of all conditions set forth therein, the following actions shall occur in the sequence set forth below:

On or before the Closing Date, the following actions shall occur:

•	Overture Re Holdings will form Overture Re and Overture Re will become licensed to operate as a reinsurer in Bermuda;

•	Overture Re and JNL Bermuda will execute and deliver the Agreement and Plan of Amalgamation;

•	JNL Bermuda and JNFAM will execute and deliver the Investment Management Agreement;

•	JNL Bermuda and JNL will execute and deliver the Reinsurance Option and Contribution Agreement;

•	The Company and its financial advisors and underwriters of the Company will execute and deliver the Compensation Amendment Agreements;

•	The Company and the Founders will execute and deliver the Sponsors’ Agreement;

•	JNL and the Company will execute and deliver the Registration Rights Agreement; and

•	The Founders and the Company will execute and deliver the Amended and Restated Registration Rights Agreement.

The following actions shall occur simultaneously:

•	Overture Re and JNL Bermuda will execute and deliver the Agreement and Plan of Amalgamation; and

•	all other necessary filings will be made to give effect to the amalgamation; and

•	if necessary, JNL and the Company shall execute and deliver the Securities Purchase Agreement; then

Immediately following the amalgamation of JNL Bermuda with Overture Re, the following actions shall occur simultaneously:

•	Overture Re, as successor by amalgamation to JNL Bermuda, will exercise the option to execute the Quota Share Reinsurance Agreement with JNL, and Overture Re and JNL will execute and deliver the Quota Share Reinsurance Agreement;

•	Overture Re, as successor by amalgamation to JNL Bermuda, will assume the Investment Management Agreement with JNFAM;

•	JNF and the Founders will execute and deliver the Warrant Purchase Agreement and related warrant certificates;

•	The Founders and the Company will execute and deliver the Sponsors’ Agreement;

•	JNL and the Company will execute and deliver the Shareholder Agreement; and

•	The Incentive Plan will become effective.

Closing of the Transaction

The closing of the Transaction will take place promptly following the satisfaction of the conditions described below under the subsection entitled “Proposals to be Considered by Shareholders — The Master Agreement — Conditions to the Closing of the Transaction,” unless the Company and JNF agree to hold the closing at another time but in no event will such time be later than January 30, 2010.

The Transaction Closing will be held at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY, 10017, while certain closing activities and the amalgamation itself, will be conducted in Bermuda or such other location as the parties agree.

Conditions to the Closing of the Transaction

Conditions to the obligations of each party to consummate the Transaction on the Closing Date include:

•	no law shall have been issued by any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Transaction or making all or any portion of the Transaction illegal;

•	all parties shall have received the authorizations, approvals and consents of third parties and Governmental Authorities identified on disclosure schedules to the Master Agreement, with limited exceptions set forth therein;

•	the Business Combination is approved in accordance with the requirements set forth above;

•	the Warrant Amendment Proposal is approved in accordance with the requirements set forth above;

•	the Company and its underwriters and financial advisors have entered into the Compensation Amendment Agreements;

•	Overture Re has received all necessary licenses, permits and approvals from all governmental authorities and has taken all actions required to be duly registered, licensed, or admitted as an insurer under applicable Insurance Laws in each jurisdiction where it is or will be required to be so licensed or admitted to conduct its business as it relates to the reinsured policies after the Closing Date, including Bermuda;

•	all Transaction Agreements shall have been fully executed and delivered by the parties thereto; and

•	the combination of the expected redemptions by shareholders and payments under forward purchase contracts by the Company are not to be in excess of $50,000,000.

The conditions to the obligations of each party may only be waived by the party entitled to benefit from such condition and may only be waived by written instrument signed by the party granting the waiver.

Conditions to the obligations of JNF, JNL, JNL Bermuda and JNFAM to consummate the Transaction on the Closing Date include, but are not limited to:

•	accuracy of representations and warranties made by each of the Company, Overture Re Holdings, Overture Re and the Founders under the Master Agreement and any Transaction Agreement;

•	each of the Company, Overture Re Holdings, Overture Re and the Founders shall have performed in all material respects all agreements and complied with all covenants contained in the Master Agreement and any Transaction Agreement to be performed or complied with by it prior to or at the Closing;

•	receipt of certificates certifying that specified conditions have been fulfilled;

•	each of the Company, Overture Re Holdings, Overture Re and the Founders shall not be subject to any material adverse effect since the date of the Master Agreement;

•	the Company has entered into definitive written agreements in a form reasonably acceptable to JNF, JNL, JNL Bermuda and JNFAM to amend its compensation agreements with its financial advisors and underwriters effective as of the effectiveness of the amalgamation of JNL Bermuda with and into Overture Re;

•	the Company has entered into definitive written agreements with the Founders to be effective immediately after effectiveness of amalgamation of JNL Bermuda with and into Overture Re, to exchange or cancel certain warrants and repurchase certain shares owned by the Founders so that after all such exchanges or repurchases, the Founders retain warrants to purchase 4,380,000 shares at a strike price of $11.00; and

•	Overture has duly established the Equity Incentive Plan, which becomes effective immediately upon the effectiveness of the amalgamation of JNL Bermuda with and into Overture Re.

Non-compliance with the conditions to the obligations of JNF, JNL, JNL Bermuda and JNFAM, may only be waived by written instrument signed by JNF on behalf of the JNF Parties.

Conditions to the obligations of the Company, Overture Re Holdings, Overture Re and the Founders to consummate the Transaction on the Closing Date include, but are not limited to:

•	accuracy of representations and warranties made by each of JNF, JNL, JNL Bermuda and JNFAM under the Master Agreement and Transaction Agreements;

•	each of JNF, JNL, JNL Bermuda and JNFAM shall have performed in all material respects all agreements and complied with all covenants contained in the Master Agreement and the Transaction Agreements to be performed or complied with by it prior to or at the Closing;

•	receipt of certificates certifying that specified conditions have been fulfilled;

•	each of JNF, JNL, JNFAM and JNL Bermuda shall not be subject to any material adverse effect since the date of the Master Agreement;

•	JNL shall beneficially own or have made commitments to acquire on the Closing Date 24.5% of the Ordinary Shares of the Company, taking into accounts any redemptions by shareholders, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement; and

•	The Company and the Founders shall have entered into an Amended and Restated Registration Rights Agreement in connection with the registration rights granted to the Founders at the time of the IPO.

Non-compliance with the conditions to the obligations of the Company, Overture Re Holdings, Overture Re and the Founders, may only be waived by written instrument signed by the Company, Overture Re Holdings, Overture Re and the Founders. No party to the Master Agreement may rely on the failure of a condition, if such failure was caused by the failure of a party or its affiliates to comply with its or its affiliates obligations or any other provision under the Master Agreement.

The Master Agreement may be terminated and the Transaction abandoned in the following circumstances:

•	by mutual written consent of the parties thereto;

•	by either JNF, JNL, JNL Bermuda and JNFAM, on the one hand, and the Company, Overture Re Holdings, Overture Re and the Founders, on the other hand, if it becomes impossible to satisfy certain of the closing conditions;

•	by either JNF, JNL, JNL Bermuda and JNFAM, on the one hand, and the Company, Overture Re Holdings, Overture Re and the Founders, on the other hand, if the Closing has not occurred on or before 5:00 p.m. New York City time on January 30, 2010, or such later date as may be agreed in writing to by the parties (such date, the “Outside Date”); provided, however, that the right to terminate the Master Agreement pursuant in such circumstance will not be available to any party whose failure (or failure of its Affiliates) to fulfill any of its (or its Affiliates’) obligations contained in the Master Agreement has been the cause of, resulted in, or contributed to such failure of the Closing to have occurred;

•	by JNF, JNL, JNL Bermuda and JNFAM if any of the Company, Overture Re Holdings, Overture Re or the Founders breach any representation, warranty, or covenant contained in the Master Agreement such that the conditions set forth in the Master Agreement cannot be satisfied and such breach cannot be cured by the Outside Date;

•	by the Company, Overture Re Holdings, Overture Re and the Founders, if any of JNF, JNL, JNL Bermuda or JNFAM breach any representation, warranty, or covenant contained in the Master Agreement such that the conditions set forth in the Master Agreement cannot be satisfied and such breach cannot be cured by the Outside Date; or

•	by the Company or JNF is any of the Transaction Agreements are terminated.

The Master Agreement is governed by the laws of the State of New York (without regard to conflict of laws principles).

The Master Agreement may be amended, modified, or supplemented or changed, and any provision can be waived, only in writing signed by the party against whom enforcement thereof is sought.

If the Closing does not occur, each party agrees to bear all costs and expenses it, and its affiliates, agents, attorney and advisers incur relating to the authorization, preparation, negotiation, execution and performance of the Master Agreement, the Transaction Agreements. If the Closing does occur, the Company shall reimburse JNF, JNL, JNFAM and JNL Bermuda for all of the costs and expenses incurred by them directly related to this Transaction, including without limitation the costs and expenses of their Affiliates, agents, attorneys, advisers, accountants, actuaries, recruiters and employee benefit consultants relating to the authorization, preparation, negotiation, execution, and performance of this Agreement, the Transaction Agreements, the proxy statement/prospectus and the Transaction subject to a cap of $2,000,000.

The parties to the Master Agreement intend to consummate the Transaction as promptly as practicable following the Special Meeting of Warrantholders and Extraordinary General Meeting of Shareholders, provided that:

•	the holders of Company Warrants have approved the Warrant Amendment Proposal;

•	the Company’s shareholders have approved and adopted the Business Combination Proposal and the Transaction;

•	holders of no more than one share less than 30% of the Public Shares vote against the Business Combination Proposal and demand redemption of their Public Shares into a pro rata portion of the trust account; and

•	the other conditions specified in the Master Agreement have been satisfied or waived.

The Master Agreement is included as Annex I to this proxy statement. We encourage you to read the Master Agreement in its entirety.

Representations and Warranties of the Company, JNF and Overture Re in the Master Agreement

The Master Agreement contains a number of representations of the Company, JNF and Overture Re to each other. The representations and warranties contained in the Master Agreement are made for purposes of the Master Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Master Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Further, the representation and warranties are qualified by information in confidential disclosure schedules delivered by the respective parties together with the Master Agreement. While the Company, JNF and Overture Re do not believe these schedules contain information for which the securities laws require public disclosure, other than information that has already been so disclosed, the disclosure schedules do contain information that modify, qualify and create exceptions to the representations, warranties and covenants set forth in the Master Agreement.

This description of the representations and warranties, and their reproduction in the copy of the Master Agreement attached to this proxy statement/prospectus as Annex I, are included solely to provide investors with information regarding the terms of the Master Agreement. Accordingly, the representations and warranties and other provisions of the Master Agreement should not be read alone and should not be relied on as statements of true fact, but instead should only be read together with the information provided elsewhere in this proxy statement. See “Where You Can Find More Information.”

Materiality and Material Adverse Effect

Certain of the representations and warranties are qualified by materiality or Material Adverse Effect. For the purposes of the Master Agreement, Material Adverse Effect means with respect to JNF, JNL, JNFAM and JNL Bermuda, any circumstance, change in or effect on such parties that, individually or in the aggregate with all other circumstances, is or is reasonably likely to be materially adverse to (a) the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer relationships, results of operations or the condition (financial or otherwise) of any of JNF, JNL, JNFAM and JNL Bermuda, or (b) the ability of JNF, JNL, JNFAM and JNL Bermuda to consummate the Transaction; other than any effect resulting from (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which JNF, JNL, JNFAM and JNL Bermuda operate except to the extent such change has a disproportionate effect on JNF, JNL, JNFAM and JNL Bermuda; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (iv) the execution, performance or compliance by JNF, JNL, JNFAM and JNL Bermuda with the Master Agreement and the Transaction Agreements; (v) the effect of any changes in applicable Laws or accounting rules; or (vi) any effect resulting from the public announcement of this Agreement or the consummation of the Transaction and with respect to the Company, Overture Re Holdings and Overture Re, any circumstance, change in or effect on the Company, Overture Re Holdings and Overture Re that, individually or in the aggregate with all other circumstances, is or is reasonably likely to be materially adverse to (a) the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer relationships, results of operations or the condition (financial or otherwise) of the Company, Overture Re Holdings and Overture Re taken as a whole, or (b) the ability of the Company, Overture Re Holdings and Overture Re to consummate the Transaction; other than any effect resulting from (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Company, Overture Re Holdings and Overture Re operate except to the extent such change has a disproportionate effect on the Company, Overture Re Holdings and Overture Re; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (iv) the execution, performance or compliance by the Company, Overture Re Holdings and Overture Re with the Master Agreement and the Transaction Agreements; (v) the effect of any changes in applicable Laws or accounting rules; or (vi) any effect resulting from the public announcement of the Master Agreement or the consummation of the Transaction.

Covenants of the Parties

The parties have agreed to perform their respective obligations under the Master Agreement and the other transaction agreements and to enter into, deliver and perform the agreements, instruments, documents or certificates contemplated by the Master Agreement and the other transaction agreements or necessary to be executed in connection with the consummation of the Transaction.

Board of Directors of the Company

Overture and Overture Re Holdings shall cause the persons constituting all of the directors of the Company as of immediately prior to the Closing to resign from all of their positions effective as of the Closing Date, and at and after the Closing Date, shall cause the board of directors of the Company to consist of seven (7) members of which (i) four (4) members shall be designated as nominees by JNL and (ii) three (3) members shall be designated as nominees by Overture and the Founders.

See “Directors and Management of the Company Following the Transaction — Directors and Executive Officers.”

Waiver

The failure by any person to comply with any obligation, covenant or condition under the Master Agreement may be waived by the person entitled to the benefit thereof only by a written instrument signed by the person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver or continuing waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any person to enforce at any time any of the provisions of the Master Agreement will in no way be construed to be a waiver or continuing waiver of any such provision, nor in any way to affect the validity of the Master Agreement or any part thereof or the right of any person thereafter to enforce each and every such provision. No failure on the part of any party to the Master Agreement to exercise, and no delay in exercising, any right, power or remedy under the Master Agreement will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Amendment

The Master Agreement may be amended pursuant to a written agreement signed by each of the parties to the Master Agreement.

Termination

The Master Agreement may be terminated and the Transaction and the other transactions contemplated by the Master Agreement may be abandoned at any time, but not later than the Closing, as follows:

(a) by mutual written consent of the parties to the Master Agreement;

(b) by JNF, JNL, JNL Bermuda or JNFAM, on the one hand, or the Company, Overture Re, Overture Re Holdings or the Founders, on the other hand, if the closing conditions set forth in the Master Agreement cannot be satisfied by 5:00 p.m. New York City time on January 30, 2010;

(c) by JNF, JNL, JNL Bermuda or JNFAM, on the one hand, or the Company, Overture Re, Overture Re Holdings or the Founders, on the other hand, if the execution of the Master Agreement and the Transaction Agreements and the consummation of the transactions contemplated thereby has not occurred on or before 5:00 p.m. New York City time on January 30, 2010 (or such later date as may be agreed in writing to by the parties to the Master Agreement); provided, however, that the right to terminate the Master Agreement pursuant to this clause will not be available to any party to the Master Agreement whose failure (or failure of its affiliates) to fulfill any of its (or its affiliates’) obligations contained in the Master Agreement has been the cause of, resulted in, or contributed to the failure of the consummation of such transactions to have occurred on or prior to 5:00 p.m. New York City time on January 30, 2010;

(d) by JNF, JNL, JNL Bermuda or JNFAM if any of the Company, Overture Re or Overture Re Holdings materially breaches any representation, warranty, or covenant contained in the Master Agreement such that the closing conditions in the Master Agreement that (x) the representations and warranties of the Company, Overture Re and Overture Re Holdings be true and correct or (y) the Company, Overture Re and Overture Re Holdings have performed in all material respects all agreements and complied with all covenants, would not be satisfied, such breach cannot be cured by 5:00 p.m. New York City time on January 30, 2010 and such breach results in a material adverse effect to the Company, Overture Re and Overture Re Holdings taken as a whole;

(e) by JNF, JNL, JNL Bermuda or JNFAM if any of the Founders materially breaches any representation, warranty, or covenant contained in the Master Agreement such that the closing conditions in the Master Agreement that (x) the representations and warranties of the Founders be true and correct or (y) the Founders have performed in all material respects all agreements and complied with all covenants, would not be satisfied, and such breach cannot be cured by 5:00 p.m. New York City time on January 30, 2010;

(f) by the Company, Overture Re or Overture Re Holdings, if any of JNF, JNL, JNL Bermuda or JNFAM materially breach any representation, warranty, or covenant contained in the Master Agreement such that the closing conditions in the Master Agreement that (x) the representations and warranties of JNF, JNL, JNL Bermuda and JNFAM be true and correct or (y) JNF, JNL, JNL Bermuda and JNFAM have performed in all material respects all agreements and complied with all covenants, would not be satisfied, such breach cannot be cured by 5:00 p.m. New York City time on January 30, 2010 and such breach results in a material adverse effect to JNF, JNL, JNL Bermuda and JNFAM taken as a whole; or

(g) by the Company or JNF if any Transaction Agreement is terminated.

Effect of Termination

In the event of termination of the Master Agreement as described above, the Master Agreement and all Transaction Agreements will forthwith become void and there will be no liability under the Master Agreement or any Transaction Agreement on the part of any party to the Master Agreement, except to the extent that such termination results from the willful and material breach by a party to the Master Agreement (provided, however, that certain specified provisions of the Master Agreement will remain in full force and effect and will survive any such termination of the Master Agreement). In the event of termination of the Master Agreement, none of the parties to the Master Agreement will be obligated to proceed with the transactions contemplated by the Master Agreement and the Transaction Agreements. If the closing of the transactions contemplated by the Master Agreement and the Transaction Agreements does not occur, and such transactions are not consummated by 5:00 p.m. New York City time on January 30, 2010, any and all of the Transaction Agreements that have been executed and delivered will terminate and become forthwith void. If the closing of the transactions contemplated by the Master Agreement and the Transaction Agreement does not occur, JNL or any of its affiliates that may hold ordinary shares of the Company purchased in the open market will be entitled to liquidation rights.

Indemnification

The Master Agreement sets forth certain indemnification provisions. Each of JNF, JNL, JNL Bermuda and JNFAM agree to indemnify each of the Company, Overture Re and Overture Re Holdings, their respective affiliates, successors and permitted assigns, officers, directors, managers, employees and agents from and against any liabilities whatsoever that such indemnified party may sustain and that result from, arise out of or relate to any material breach by JNF, JNL, JNL Bermuda or JNFAM of any of their respective representations, warranties, covenants or agreements contained in the Master Agreement or the Transaction Agreements. Similarly, the Company, Overture Re and Overture Re Holdings agree under the Master Agreement to indemnify JNF, JNL, JNL Bermuda and JNFAM and their respective affiliates, successors and permitted assigns, officers, directors, managers, employees and agents from and against any liabilities whatsoever that such indemnified party may sustain and that result from, arise out of or relate to any breach by the Company, Overture Re or Overture Re Holdings of any of their respective representations, warranties, covenants or agreements contained in the Master Agreement or the Transaction Agreements.

In addition, JNF agrees under the Master Agreement to indemnify each Founder from and against any liabilities whatsoever that such Founder may sustain and that result from, arise out of or relate to any material breach by JNF of any of its representations, warranties, covenants or agreements contained in the Master Agreement or the Transaction Agreements. Similarly, each Founder agrees under the Master Agreement to indemnify JNF from and against any liabilities whatsoever that JNF may sustain and that result from, arise out of or relate to any breach by such Founder of any of his or her representations, warranties, covenants or agreements contained in the Master Agreement or the Transaction Agreements.

Notwithstanding the foregoing, JNF, JNL, JNL Bermuda and JNFAM, on the one hand, and the Company, Overture Re and Overture Re Holdings, on the other hand, in connection with the Master Agreement, the Transaction Agreements, this Proxy statement/prospectus or the transactions contemplated by the Master Agreement and the Transaction Agreements, (1) will not have any liability until the aggregate amount of any such liability incurred exceeds $300,000 (and then only the extent of such excess) and (2) will not have any liability if the aggregate amount of any such liability incurred exceeds $1,000,000, such that the maximum amount of aggregate liability that may be incurred by either JNF, JNL, JNL Bermuda and JNFAM, on the one hand, or the Company, Overture Re and Overture Re Holdings, on the other hand, is $1,000,000 less the $300,000 liability basket.

The Master Agreement also sets forth certain provisions relating to indemnification rights and obligations with respect to actions brought against an indemnified party by a person that is not a party to the Master Agreement.

Fees and Expenses

If the Closing does not occur, each party agrees to bear all costs and expenses it, and its affiliates, agents, attorney and advisers incur relating to the authorization, preparation, negotiation, execution and performance of the Master Agreement and the Transaction Agreements. If the Closing does occur, the Company shall reimburse JNF, JNL, JNFAM and JNL Bermuda for all of the costs and expenses incurred by them, including without limitation the costs and expenses of their affiliates, agents, attorneys, advisers, accountants, actuaries, recruiters and employee benefit consultants relating to the authorization, preparation, negotiation, execution, and performance of the Master Agreement, the Transaction Agreements, the Proxy statement/prospectus and the Transaction, up to an amount of $2,000,000.

Employment Agreements

Overture Re expects to enter into employment agreements with its officers, including its CEO, Chief Actuary and Underwriting Officer and Michael Girouard, its Chief Financial Officer and Chief Risk Officer and Brian Heaphy, the General Counsel and Secretary, and certain other employees upon terms to be agreed to between Overture Re and such persons. It is anticipated that the employment agreements will, among other things, provide for employment for a specified term; specified levels of annual base salary and target bonus opportunity; monthly housing allowances; participation in employee benefit plans and insurance programs; designated severance payments in the event of termination without cause or for good reason; and post-termination non-competition and non-solicitation restrictions, in addition to perpetual confidentiality and non-disparagement requirements.

Agreement and Plan of Amalgamation

On or as of the Closing Date, JNL Bermuda and Overture Re will execute and deliver the Agreement and Plan of Amalgamation, pursuant to which JNL Bermuda and Overture Re will amalgamate in accordance with Bermuda law. Overture Re will be the surviving entity and will assume all of the properties, rights and privileges, powers and obligations of JNL Bermuda, including the Investment Management Agreement, the option to enter into the Quota Share Reinsurance Agreement with JNL, the securities portfolio worth approximately 98,500,000 and the other employees and assets of JNL Bermuda. The amalgamation of JNL Bermuda and Overture Re is subject to the satisfaction or waiver of each of the conditions to Closing set forth in the Master Agreement. In addition, to effect the amalgamation, the parties will need to file a Certificate of Amalgamation with the Registrar of Companies in Bermuda and a Certificate of Merger with the office of the Secretary of State of the State of Delaware. This agreement may be terminated at anytime prior to the Closing, if the Master Agreement is terminated.

Securities Purchase Agreement

If JNL does not as of the Closing Date beneficially own or have commitments to acquire 24.5% of the Ordinary Shares of the Company pursuant to open market purchases or privately negotiated transfers as of the Closing Date, taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement, on the Closing Date, JNL and the Company will execute and deliver the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company will issue to JNL by a private placement issuance, the amount of Ordinary Shares of the Company that JNL requires to on the Closing Date beneficially own or have commitments to acquire a 24.5% of the Ordinary Shares of the Company as of the Closing Date, taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement. The purchase price for each Ordinary Share issued pursuant to the Securities Purchase Agreement shall be $10.04 per share.

Registration Rights Agreement

On the Closing Date, the Company will enter into a registration rights agreement with JNL with respect to securities of the Company held by JNL from time to time. The registration rights agreement will provide that, in certain instances, JNL may require the Company to register any of its securities held by JNL on a registration statement filed under the Securities Act, provided that such registration statement can not become effective until termination of the applicable lock-up period as set forth in the Shareholders Agreement. The Company will bear the expenses incurred in connection with filing any such registration statement. In an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

JNL will be entitled to demand that the Company register of the securities of the Company that JNL may purchase on the open market, in privately negotiated transfers or that are issued to JNL pursuant to the Securities Purchase Agreement (described above). JNL is entitled to make up to two demands that the Company register such securities. In addition, JNL has certain “piggy-back” registration rights with respect to registration statements filed by the Company subsequent to the date on which the lock-up period terminates. In addition, JNL may have the option to receive or assign its option to receive, an additional issuance equal to 2 percent of JNL’s current holding of the Company’s Ordinary Shares if the Company does not use reasonable best efforts to file a registration statement within 45 days of a demand, or to make such registration statement effective within 120 days of a demand, or to maintain the effectiveness of such registration statement for 180 days, subject to the right of the Company to defer the filing or effectiveness, or suspend the use of, a registration statement for a total of 90 days in any consecutive 12 month period as more fully set forth in the Registration Rights Agreement.

Shareholders Agreement

JNL shall have the right to designate as nominees four (4) members of the board of directors of the Company, pursuant to a shareholders agreement to be entered into by JNL, the Founders of the Company, and the Company after the Closing Date. The Company and the Founders of the Company shall have the right to designate as nominees three (3) members to the board of directors of the Company. The representatives that JNL nominates to the board of directors of the Company shall be obliged to present corporate opportunities relating to reinsurance which they encounter to the board of directors of the Company first for consideration. If any officer or director of Overture who also serves as an officer or director of JNL becomes aware of any other potential transaction outside of the reinsurance business and/or related to JNL’s current lines of business, such officer or director shall present such opportunity to JNL first for consideration. The Shareholders Agreement also sets forth a lock-up period of one year from the closing which is to apply to ordinary shares of the Company owned by JNL. (Similar lock-up provisions are set forth in separate agreements with the Founders.) The shareholders agreement may terminate at any time that JNL’s or the Founders’ holdings in the Company are less than 10% of the Company’s securities on a fully diluted basis.

Sponsors’ Agreement

On or as of the Closing Date, the Sponsors’ and the Company will execute and deliver the Sponsors’ Agreement. Pursuant to this agreement the Company will repurchase the ordinary shares of the Company issued to the Founders at the time of the Company’s IPO at the initial purchase price for such shares of $25,000 in the aggregate. In addition, pursuant to the agreement, the Founders will receive, in the aggregate, (a) 937,500 ordinary shares of the Company upon the closing price of such shares equaling or exceeding $12.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period, (b) 937,500 ordinary shares of the Company upon the closing price of such shares equaling or exceeding $16.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period, and (c) 937,500 ordinary shares of the Company upon the closing price of such shares equaling or exceeding $20.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period. Such shares issued to the Founders will be subject to the terms of the Shareholders Agreement and the Amended and Restated Registration Rights Agreement.

Warrant Purchase Agreement

Upon the consummation of the Transaction, JNF and the Founders will execute and deliver the Warrant Purchase Agreement and related warrant certificates to issue the Class A Warrants and Class B Warrants to the Founders. Such warrants will entitled the Founders to purchase an aggregate of 46,875 shares of common stock of JNF at an exercise price of $75.00, subject to a floating strike price adjustment, and an aggregate of 46,875 shares of common stock of JNF at an exercise price of $125.00, also subject to a floating strike price adjustment. The Class A Warrants are to have an exercise period of three years and the Class B Warrants are to have an exercise period of four years. Such warrants may only be exercised by cashless exercise. The number of common stock that each Founder may be entitled to purchase pursuant to the warrants may be adjusted from time to time upon the occurrence of a merger or reorganization of JNF, a reclassification, subdivision, combination or redemption of the common stock of JNF. The exercise price of such warrants may be adjusted upon the payment of a stock dividend by JNF.

Amendment to Escrow Agreement

In connection with the execution of the Master Agreement, the Founders will enter into Amendment No. 1 to the Escrow Agreement, dated as of January 30, 2008, by and among the Company, each of the Founders and American Stock Transfer & Trust Company, as escrow agent (“Amended Securities Escrow Agreement”). Pursuant to the Amended Securities Escrow Agreement, the Founder Shares will be released from escrow upon the repurchase thereof by the Company.

Amended and Restated Registration Rights Agreement

The Company and the Founders have agreed to amend and restate the registration rights agreement applicable to the Founder Shares and the Sponsor Warrants to provide that the demand and piggy-back registration rights set forth therein commence at any time and from time to time on or after the expiration of the Lock up Period pursuant to the certain agreements in place between the Company and the Founders and to otherwise conform the terms to the terms set forth in the Registration Rights Agreement with JNL described above. In addition, a Founder may have the option to receive or assign its option to receive, an additional issuance equal to 2 percent of such Founders current holding of the Company’s Ordinary Shares if the Company does not use reasonable best efforts to file a registration statement within 45 days of a demand, or to make such registration statement effective within 120 days of a demand, or to maintain the effectiveness of such registration statement for 180 days, subject to the right of the Company to defer the filing or effectiveness, or suspend the use of, a registration statement for a total of 90 days in any consecutive 12 month period as more fully set forth in the Registration Rights Agreement. See “Certain Relationships and Related Transactions — Certain Relationships and Related Transactions of the Company — Registration Rights” for a description of the registration rights agreement between the Company and the Founders.

Trust Account Waiver

The Company may only disburse monies from the trust account only: (i) to pay Transaction fees and expenses; (ii) to pay the Company’s tax obligations and deferred underwriting discounts and commissions; (iii) to pay holders of issued and outstanding Public Shares who properly exercise their redemption rights; (iv) for working capital and general corporate purposes of the Company and its subsidiaries, including, but not limited to, payment of the Purchase Price; and (v) the funds held in the Trust Account may be used to purchase Public Shares in privately negotiated transactions. JNF acknowledged and agreed it does not have at any time any claim against the funds held in the trust account and waived any claims it may have against the trust account at any time; provided, however, JNF will be entitled to its pro rata portion of the trust account with respect to any Public Shares it acquires in the open market or in privately negotiated transactions if the Transaction is not consummated and the trust fund goes into liquidation.

Access to Information

Each of JNF and the Company has agreed to give the other, its counsel, accountants and other representatives, reasonable access during normal business hours during the period prior to the closing, to the properties, books, records and personnel of the other to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the other, as such party may reasonably request.

Public Announcements

The Company and JNF agreed that no public release or announcement concerning the Master Agreement or the Transaction shall be issued by either party or any of their affiliates without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except such release or announcement as may be required by applicable law or the rules or regulations of any securities exchange, in which case the applicable party shall use commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Name; Headquarters

After completion of the Transaction, the Company anticipates:

•	the name of the Company will be “Overture Capital Corp.” and

•	the corporate headquarters and principal executive offices of the Company will be located at Emporium Building, 4th Floor, 69 Front Street, Hamilton HM12, Bermuda.

OPINION OF HOULIHAN SMITH & COMPANY, INC., FINANCIAL ADVISOR TO OVERTURE

On December 6, 2009 Houlihan Smith made a presentation to the board of directors of the Company, and delivered a written opinion dated December 6, 2009, stating that, as of that date, based upon and subject to the assumptions made, matters considered, and limitations on Houlihan Smith’s review as set forth in Houlihan Smith’s opinion (i) the fair market value of JNL Bermuda in the Transaction contemplated by the Master Agreement was equal to at least 80% of the balance in the trust account excluding deferred underwriting discounts and commissions, and (ii) the total consideration to be paid by the Company for JNL Bermuda in conjunction with the Transaction was fair, from a financial point of view, to the shareholders of the Company.

The full text of Houlihan Smith’s opinion is attached as Annex V to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Houlihan Smith in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. The Company’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the Transaction.

Houlihan Smith’s opinion speaks only as of the date of the opinion and was necessarily based upon financial, economic, market and other conditions as they existed, and could be evaluated, on that date as well as the consideration to be paid in connection with the Transaction contemplated by the Master Agreement. Events occurring after that date could materially affect its opinion. Houlihan Smith has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of the opinion. Houlihan Smith received neither specific instructions nor any scope limitations from the Board of Directors. The Company has not obtained nor will it obtain an updated fairness opinion from Houlihan Smith to reflect any amendment to the terms of the Transaction.

Process

In arriving at its opinion, Houlihan Smith reviewed and analyzed all the information it deemed necessary and appropriate including:

•	a draft dated December 5, 2009 of the Master Agreement prepared by the Company, including publicly available information concerning JNF that Houlihan Smith believes to be relevant to its inquiry;

•	financial and operating information with respect to the business operations and prospects of JNL Bermuda furnished to Houlihan Smith by JNF’s management;

•	financial and operating information with respect to the business operations and prospects of the Company furnished to Houlihan Smith by the Company’s management;

•	a comparison of the financial condition and valuations of other companies that are similar to JNL Bermuda that Houlihan Smith deemed relevant and comparable as described below;

•	a comparison of the financial terms of the Transaction contemplated by the Master Agreement with the terms of certain other recent transactions which Houlihan Smith deemed relevant and comparable; and

•	such other financial, strategic and market information that Houlihan Smith deemed relevant.

In addition, Houlihan Smith held discussions with the management and staff of the Company and JNF and their respective advisors concerning the business and operations, assets, present condition and future prospects of JNL Bermuda and the Company, and undertook such other studies, analyses and investigations as Houlihan Smith deemed relevant and appropriate.

In preparing its opinion, Houlihan Smith assumed and relied upon the accuracy and completeness of, and did not independently verify, the information (including without limitation the representations and warranties contained in the Master Agreement) supplied or otherwise made available to Houlihan Smith by the Company and JNF and their advisors, discussed or reviewed by or for Houlihan Smith or publicly available, and did not assume any responsibility for, nor make any, independent verification of any such information. Houlihan Smith further relied on the assurance of management and staff of the Company and JNF and their advisors that they were unaware of any facts that would make such information incomplete or misleading.

Houlihan Smith did not subject such information to either (i) any independent review by Houlihan Smith or a third party of any kind, or (ii) an audit in accordance with generally accepted auditing standards or the Statement on Standards for Prospective Financial Information issued by the American Institute of Certified Public Accountants. Further, the preparation of Houlihan Smith’s opinion did not include a detailed review of any JNF or the Company transactions, and cannot be expected to identify errors, irregularities or illegal acts, including fraud or defalcations, that may exist. In addition, Houlihan Smith assumed and relied upon the reasonableness and accuracy of any of JNL Bermuda’s and the Company’s financial projections, forecasts and analyses provided to Houlihan Smith, and assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on a basis reflecting the best available judgments and estimates of JNF’s or the Company’s respective management. Accordingly, Houlihan Smith did not express an opinion or any other form of assurance on, and assumed no responsibility for, the accuracy, completeness or correctness (or, in the case of projections, forecasts and analyses or the assumptions upon which they may be based, the achievability) of such information.

Houlihan Smith’s opinion was necessarily based upon economic, market and other conditions and circumstances as they existed and could be evaluated as of the date thereof. Although such conditions and circumstances have changed or may change in the future, Houlihan Smith neither has nor had any obligation to update, revise or reaffirm its opinion. Further, Houlihan Smith expressed no opinion as to the fairness of any consideration paid in connection with any other agreements ancillary to the Transaction contemplated by the Master Agreement between the Company and JNF. In addition, Houlihan Smith expressed no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees relative to the consideration to be received from the Company.

In arriving at its opinion, Houlihan Smith did not conduct a physical inspection of the properties and facilities of JNF nor the Company, and did not review any of the books and records of JNF nor the Company. Houlihan Smith neither made nor obtained any evaluations or appraisals from a third party of the assets of either JNF or the Company. Houlihan Smith’s opinion assumed that the Transaction contemplated by the Master Agreement would be consummated without waiver or modification, by any party thereto, of any of the material terms or conditions contained in the Master Agreement and that the final form of the Master Agreement would be substantially similar in all material respects to the draft reviewed by Houlihan Smith.

Houlihan Smith did not provide advice concerning the structure of the Transaction. Houlihan Smith assumed without independent investigation that the terms of the Transaction contemplated by the Master Agreement and related transactions were the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to such transactions, and Houlihan Smith expressed no opinion as to whether any alternative transaction might have resulted in terms and conditions more favorable to the Company or its shareholders than those contemplated by the Master Agreement.

In connection with rendering its opinion, Houlihan Smith performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Houlihan Smith was carried out to provide a different perspective on the Transaction contemplated by the Master Agreement and to enhance the total mix of information available. Houlihan Smith did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the total consideration to the Company shareholders, but rather consider such analyses in the aggregate. Further, the summary of Houlihan Smith’s analyses described below is not a complete description of the analyses underlying Houlihan Smith’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Houlihan Smith made qualitative judgments as to the relevance of each analysis and factor that it considered.

In addition, Houlihan Smith may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Houlihan Smith’s view of the value of JNL Bermuda’s assets. The estimates contained in Houlihan Smith’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Houlihan Smith’s analyses and estimates are inherently subject to substantial uncertainty. Houlihan Smith’s analyses must be considered as a whole. Selecting portions of these analyses or the factors considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Houlihan Smith in connection with the preparation of its opinion.

The summaries of the financial reviews and analyses include information presented in tabular format. In order to fully understand Houlihan Smith’s financial reviews and analyses, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and, if viewed in isolation, could create a misleading or incomplete view of the financial analyses performed by Houlihan Smith.

The opinion of Houlihan Smith was just one of the many factors taken into account by the Company’s board of directors in making its determination to approve the Transaction, including those described elsewhere in this proxy statement.

80% Test

Pursuant to the Company’s amended and restated memorandum and articles of association, the Company was required to complete an acquisition of a target business or businesses, whether through a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination, whose collective fair market value is equal to at least 80% of the balance in the trust account excluding deferred underwriting discounts and commissions. As at September 30, 2009, 80% of such amount was $114.4 million. Pursuant to its engagement letter with the Company, Houlihan Smith rendered its opinion on December 6, 2009, that the fair market value of JNL Bermuda in the Transaction contemplated by the Master Agreement exceeded $114.4 million. Such opinion has not and will not be amended to reflect the subsequent amendment of the Master Agreement.

Houlihan Smith compared this amount to the valuation ranges achieved by application of a comparable company analysis, a comparable transaction analysis and a discounted cash flow analysis (as each of these analyses is described below).

	114.4
80% of net assets held in trust (as at 09/30/09)	Minimum	Maximum
	($ in millions)

Indicative Equity Value ranges of JNL Bermuda:
Comparable Company Analysis	114.2	141.0
Comparable Transaction Analysis	129.1	157.0
Discounted Cash Flow Analysis	124.1	177.2

Houlihan Smith noted that the amount of $114.4 million was within the valuation range produced by the Comparable Company Analysis. The amount of $114.4 million was lower than the valuation ranges created by the Comparable Transaction Analysis and the Discounted Cash Flow Analysis. On this basis, Houlihan Smith was of the opinion that the fair market value of JNL Bermuda on a standalone basis was equal to at least $114.4 million, which represents 80% of the balance in the trust account excluding deferred underwriting discounts and commissions.

Fairness to Shareholders of the Company

In arriving at its fairness opinion, Houlihan Smith generated valuation ranges for JNL Bermuda based on a comparable company analysis, a comparable transaction analysis and a discounted cash flow analysis, each as more fully discussed below. Houlihan Smith compared the total consideration which was proposed for the Transaction contemplated by the Master Agreement at the time that Houlihan Smith rendered its opinion of $120.0 million (as described below) with each of the three distinct valuation ranges described below under “Comparable Company Analysis”, “Comparable Transaction Analysis” and “Discounted Cash Flow Analysis”. Houlihan Smith noted that the transaction value, as contemplated by the Master Agreement, was within the valuation range created by the Comparable Company Analysis described below and less than each of the three higher valuation ranges created by the Comparable Company Analysis, Comparable Transaction Analysis, and Discounted Cash Flow Analysis. On this basis, Houlihan Smith was of the opinion that the total consideration to be paid in the Transaction contemplated by the Master Agreement was fair, from a financial point of view, to the shareholders of the Company.

Consideration Analysis

Houlihan Smith noted that the total indicated value of the consideration payable at the closing of the Transaction contemplated by the Master Agreement, is approximately $120.0 million in cash.

Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to JNL Bermuda with respect to business and revenue model, operating sector and size. In selecting companies comparable to JNL Bermuda, Houlihan Smith sought organizations whose businesses were concerned primarily with providing life and health insurance, reinsurance, or similar services. Public companies that met these criteria were included without exception. Houlihan Smith excluded private companies on the basis that adequate financial information was not available to conduct analyses of such companies.

Houlihan Smith identified the eighteen public companies listed below as being comparable to JNL Bermuda with respect to their industry sector and operating model. The companies selected had market capitalization values between $11.7 million and $28.0 billion. The median market capitalization was $4.2 billion and the mean market capitalization was $7.5 billion. Houlihan Smith determined the revenue composition by type of insurance to be the primary determinant in choosing the comparable companies. Furthermore, given the low barriers to entry and ability to scale up to a larger size relatively easily compared to other industries, Houlihan Smith judged that size is not necessarily a significant competitive advantage in the insurance industry, therefore leading to a range of companies with varying market capitalizations. For the most recent twelve months, the comparable companies generated earnings of between $1.9 million and $1.5 billion.

Ticker	Name

NYSE:RGA	Reinsurance Group of America Inc.
JKSE:MREI	Maskapai Reasuransi Indonesia
DB:HNR1	Hannover Rückversicherung AG
TSEC:2851	Central Reinsurance Corporation
KOSE:A003690	Korean Reinsurance Co. Ltd.
NYSE:VR	Validus Holdings, Ltd.
NasdaqGS:MXGL	Max Capital Group Ltd.
NYSE:PRE	PartnerRe Ltd.
NYSE:ACE	ACE Limited
ENXTPA:SCR	SCOR SE
NYSE:TRH	Transatlantic Holdings Inc.
NYSE:LNC	Lincoln National Corp.
NYSE:UNM	Unum Group
NYSE:TMK	Torchmark Corp.
TSX:GWO	Great-West Lifeco Inc.
TSX:PWF	Power Financial Corporation
TSX:MFC	Manulife Financial Corporation
NasdaqGS:ACGL	Arch Capital Group Ltd.

Houlihan Smith generated multiples with respect to the comparable companies by, in each case, dividing the market capitalization by the book value and forward 2011 earnings which the comparable company reported or forecasted. Houlihan Smith selected the median of the resulting multiples, which were as follows:

	Price/Book Value	Price/Earnings
	Last Twelve Months	2011

Median	0.9x	6.8x

Houlihan Smith calculated the product of JNL Bermuda’s projected book value of 150.0 million and year two earnings of 24.0 million and the respective median multiples stated above and created a range of equity values for JNL Bermuda based on the projected book value and forward 2011 earnings multiples. Houlihan Smith utilized the forecasts provided by JNF’s management in its Discounted Cash Flow Analysis. Houlihan Smith then subtracted the capital contributed to Overture Re from the Company to calculate the indicated equity values of JNL Bermuda on a standalone basis. The capital contributed to Overture Re from the Company of $23.0 million was calculated as the Company’s trust account balance excluding deferred underwriting discounts and commissions less the purchase price paid to acquire JNL Bermuda. It is customary for financial advisors to develop a range for valuations in this manner to account for the fact that it is not possible to put an exact value on a company. The resulting range was:

	Implied Equity Value Range
	Price/Book Value	Price/Earnings
	Latest Twelve Months	2011
	($ in millions)

Fair Market Value — Equity Value (Standalone)	$114.2	$141.0

Please be advised that none of the comparable companies have characteristics identical to JNL Bermuda. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies. For purposes of Houlihan Smith’s analyses, projected book value means total shareholders’ equity of JNL Bermuda at consummation of the transaction.

Comparable Transaction Analysis

A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to JNL Bermuda with respect to business and revenue model, operating sector and size. Houlihan Smith also ensured that the selected transactions were similar in nature in terms of structure. In selecting transactions comparable to the Transaction, Houlihan Smith sought organizations whose businesses were concerned primarily with providing life and health insurance, reinsurance, or similar services. Each transaction was strategic in nature and completed by an operating company within the industry. Fairfax Financial Holdings, Ltd.’s acquisition of Odyssey Re Holdings Corp. represents a strategic transaction whereby Fairfax Financial Holdings, Ltd., an insurance and reinsurance company, expanded its property and casualty reinsurance business by acquiring the remaining 27% stake in Odyssey Re Holdings Corp., a property and casualty reinsurance company. SCOR SE’s acquisition of Converium Holding AG represents a strategic transaction whereby SCOR Se, a reinsurance company, expanded its international position by acquiring the remaining 67.1% stake in Converium Holding AG, a worldwide multi-line reinsurer. Americo Life Inc.’s acquisition of Financial Industries Corp. represents a strategic transaction whereby Americo Life Inc. expanded its portfolio of life insurance and annuity products and marketing and underwriting business through its acquisition of Financial Industries Corp, which markets and underwrites individual life insurance and annuity products. All transactions that met the criteria above were included without exception.

Houlihan Smith considered the following comparable transactions for its analysis:

		Implied
		Enterprise
Buyer/Investor	Target/Issuer	Value
		($ in millions)

Fairfax Financial Holdings, Ltd.	Odyssey Re Holdings Corp.	3,432.4
SCOR SE	Converium Holding AG (nka:SCOR Holding (Switzerland) Ltd.)	2,136.8
Americo Life Inc.	Financial Industries Corp.	40.0

Mean		$1,869.7
Median		$2,136.8

The multiple implied by the selected transactions was 1.2x price to book value and 10.7x price to earnings. Houlihan Smith developed a range of equity values for JNL Bermuda by applying a 1.2x book value multiple on JNL Bermuda’s projected book value and 10.7x earnings multiple on JNL Bermuda’s projected year two earnings. Houlihan Smith discounted the implied equity value derived from JNL Bermuda’s projected year two earnings based on JNL Bermuda’s cost of equity of 30.0%. Houlihan Smith then subtracted the capital contributed to Overture Re from the Company to calculate the indicated equity values of JNL Bermuda on a standalone basis. The capital contributed to Overture Re from the Company of $23.0 million was calculated as the Company’s trust account balance excluding deferred underwriting discounts and commissions less the purchase price paid to acquire JNL Bermuda. It is customary for financial advisors to develop a range for valuations in this manner to account for the fact that it is not possible to put an exact value on a company. The resulting range was:

	Implied Equity Value Range
		Price/
	Price/Earnings	Book Value
	($ in millions)

Fair Market Value — Equity Value (Standalone)	$129.1	$157.0

Please be advised that none of the target companies in the comparable transactions have characteristics identical to JNL Bermuda. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow, discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. The discounted cash flow analysis is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors. Houlihan Smith utilized the forecasts provided by JNF’s management which set forth projected future free cash flow. The financial projections provided by JNF are provided in the following table:

Target Discounted Cash Flow Analysis

	Pro Forma Period(1)
	Year 1	Year 2	Year 3	Year 4	Year 5
	($ in thousands)

REVENUE
Total Variable Annuity Revenues	5,372	5,688	6,526	8,028	10,466
Total Reinsurance Revenues	13,402	22,512	32,614	43,235	53,875
Total Interest / Other Income	8,250	8,854	10,175	12,050	14,660

Total Revenue	27,024	37,054	49,315	63,313	79,000
Revenue Growth %	NM	37.1%	33.1%	28.4%	24.8%

OPERATING EXPENSES
Operating Expenses	13,795	11,027	13,217	13,872	8,786

Operating Income	13,228	26,026	36,098	49,442	70,214
EBIT Margin %	49.0%	70.2%	73.2%	78.1%	88.9%
EBIT Margin Growth %	NM	96.7%	38.7%	37.0%	42.0%
Total Other Expenses	2,253	2,000	2,000	2,000	2,000
Net Income	10,975	24,026	34,098	47,442	68,214

(1)	Projections are as of Target’s first year of operations.

In order to arrive at a present value, Houlihan Smith began by applying the build-up method to estimate the cost of equity. The build-up method is a widely-recognized method of determining the after-tax net cash flow discount rate, performed by summing the individual risks such as, the risk-free rate, equity risk premium, size premium, and company specific risk premium associated with a particular equity investment. Specifically, the cost of equity is the rate of return required by holders of an equity investment to compensate investors for the risks associated with that particular investment. Within its application of the build-up method, Houlihan Smith included a company-specific premium in its analysis to account for the fact the Target is a division of an existing business that has no stand-alone historical publicly disclosed track record or financial results. On this basis, and consistent with a conservative view, Houlihan Smith arrived at 30.0% as JNL Bermuda’s cost of equity, otherwise referred to as discount rate. The cost of equity was then applied as a discount rate and adjusted plus and minus 5.0% to generate a range of implied equity values for JNL Bermuda.

Based on guidance from JNF’s management, no dividends would be issued within the first five years of the business. Therefore, Houlihan Smith assumed all cash flows would be reinvested in statutory capital for the projected period. Utilizing a terminal earnings multiple (a multiple used to capitalize earnings into perpetuity in the final year of the projected period) of 7.2x (based on the median forward 2010 price to earnings multiple of the comparable companies) and a range of discount rates of between 25.0% and 35.0%, Houlihan Smith calculated the implied equity values. Houlihan Smith then subtracted the capital contributed to Overture Re from the Company to calculate the indicated equity values of JNL Bermuda on a standalone basis. The capital contributed to Overture Re from the Company of $23.0 million was calculated as the

Company’s trust account balance excluding deferred underwriting discounts and commissions less the purchase price paid to acquire JNL Bermuda and resulted in the following range of implied equity values:

	Implied Equity
	Value Range
	Price/Book	Price/
	Value	Earnings
	($ in millions)

Fair Market Value — Equity Value (Standalone)	$124.1	$177.2

Houlihan Smith & Company, Inc.

Houlihan Smith is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. The Company’s board of directors determined to use the services of Houlihan Smith because it is a recognized investment banking firm that has substantial experience in similar matters. Houlihan Smith’s fee for providing the opinion was $95,000. Houlihan Smith will be reimbursed for its reasonable out-of-pocket expenses, including attorneys’ fees. In addition, the Company has agreed to indemnify Houlihan Smith for certain liabilities that may arise out of Houlihan Smith’s engagement.

MATERIAL TAX CONSEQUENCES OF THE
TRANSACTION TO THE COMPANY’S SECURITYHOLDERS

THIS SUMMARY IS OF A GENERAL NATURE ONLY, IS LIMITED IN SCOPE, IS NOT EXHAUSTIVE OF ALL U.S. FEDERAL INCOME TAX CONSIDERATIONS, AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR SECURITYHOLDER. EACH SHAREHOLDER AND WARRANTHOLDER IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE TRANSACTION CONTEMPLATED BY THIS PROXY STATEMENT/PROSPECTUS AND THE OWNERSHIP AND DISPOSITION OF THE SHARES AND/OR WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS IN HIS OR HER PARTICULAR CIRCUMSTANCES.

Set forth below is a summary of certain U.S. federal income tax considerations relevant to the Company, Overture Re Holdings, and Overture Re, and to the purchase, beneficial ownership and disposition of Ordinary Shares, and of the Bermuda and Cayman Islands taxation of the Company, Overture Re Holdings, and Overture Re and of the initial purchasers of Ordinary Shares.

The following discussion of the tax considerations under (i) “Taxation of Overture Re — Bermuda” and “Taxation of Shareholders — Bermuda Taxation” is based upon the advice of Appleby, our special Bermuda counsel, under (ii) “United States Taxation” is based upon the advice of our special United States tax counsel, Cadwalader, Wickersham & Taft LLP, and under (iii) “Cayman Islands Taxation” is based upon the advice of Maples and Calder, our Cayman Islands counsel.

The following summary was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. The following summary was written in connection with the promotion or marketing by Overture Re and/or underwriters of the Shares. Each holder should seek advice based on its particular circumstances from an independent tax advisor.

Bermuda

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. Overture Re and Overture Re Holdings will apply for and expect to receive from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to Overture Re, Overture Re Holdings or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. Overture Re Holdings and Overture Re could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to Overture Re or Overture Re Holdings. Overture Re and Overture Re Holdings will pay annual Bermuda government fees and Overture Re will pay annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Bermuda Taxation

Currently, there is no Bermuda income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax or other tax payable by holders of Overture Re Holdings or Overture Re’s shares, other than shareholders ordinarily resident in Bermuda, if any.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or the Company’s shareholders. The Cayman Islands are not party to a double tax treaty with any country that is applicable to any payments made to or by the Company.

The Company has received an undertaking dated October 9, 2007 from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of the Company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the Company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the Company.

United States Taxation

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Share that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the ‘‘Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only U.S. Holders that purchased shares prior to or contemporaneously with the Closing Date, and that beneficially own shares as capital assets and not as part of a “straddle,” “hedge,” “synthetic security,” or a “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment. This summary does not discuss tax consequences of an investor that is not a U.S. Holder, or all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for U.S. federal income tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or persons holding the Shares in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership, or disposition of the Shares. The following discussion does not address the taxation of investors in the Shares by any jurisdiction other than the United States, and such tax consequences may be significantly different from the tax consequences discussed herein.

PROSPECTIVE PURCHASERS AND HOLDERS OF SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF SHARES AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION TO WHICH THEY MAY BE SUBJECT.

U.S. Federal Income Tax Treatment of the Company, Overture Re Holdings, and Overture Re

Trade or Business in the United States.  The Company, Overture Re Holdings, and Overture Re intend to take the position that they are not engaged in a trade or business in the United States and that they are therefore not subject to U.S. federal income tax on a net income basis.

Overture Re Holdings will elect to be disregarded from Overture for U.S. federal income tax purposes.

Overture (including Overture Re Holdings as a disregarded entity of Overture) intends to limit its activities to making investments in subsidiaries and therefore does not intend to be engaged in a trade or business for U.S. federal income tax purposes.

Overture Re intends to take the position that it is not engaged in a trade or business in the United States for federal income tax purposes and therefore is not subject to U.S. federal income tax on a net income basis. However, no Treasury regulation, revenue ruling, or judicial decision has considered whether a foreign insurance company, such as Overture Re, is engaged in a trade or business in the United States, and the determination is highly factual. Therefore, there can be no assurance that Overture Re will not be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes.

An insurance enterprise resident in Bermuda generally is entitled to the benefits of the income tax treaty between the United States and Bermuda (the “U.S.-Bermuda tax treaty”) if (i) more than 50% of its shares are owned beneficially, directly, or indirectly, by U.S. citizens or by individuals who are residents of the United States or Bermuda under their respective tax laws, (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens, and (iii) its income is not derived from a permanent establishment located in the United States.

If Overture Re is entitled to benefits under the U.S.-Bermuda tax treaty, Overture Re would not be subject to U.S. federal income tax on its insurance income unless that income is determined to be effectively connected with a U.S. trade or business that is conducted through a permanent establishment in the United States. However, because Overture Re is wholly owned by the Company and the Company’s shares are publicly-traded, it is uncertain whether 50% of Overture Re’s shares will be beneficially owned by U.S. citizens, U.S. residents, and Bermuda residents, and it is uncertain whether Overture Re could demonstrate the identity of the beneficial ownership of its shares to the IRS if the IRS were to challenge its entitlement to benefits under the U.S.-Bermuda tax treaty. Accordingly, no assurance can be given that Overture Re will be entitled to the benefits of the U.S.-Bermuda treaty. Moreover, no assurance can be given that Overture Re will not be treated as having a permanent establishment in the United States.

If it is determined that Overture Re is engaged in a trade or business in the United States for U.S. federal income tax purposes and does not qualify for the benefits of the U.S.-Bermuda tax treaty or has a permanent establishment in the United States, then Overture Re would be subject to U.S. federal income tax on a net income basis (and possibly a 30% branch profits tax, and even if Overture Re does not qualify for the U.S.-Bermuda tax treaty, to state and local taxes) on all or a substantial portion of its income.

The balance of this summary assumes that the Company, Overture Re Holdings, and Overture Re are not engaged in a trade or business in the United States and therefore are not subject to U.S. federal income tax on their net income.

U.S. Withholding Tax.  Non-U.S. corporations not engaged in a trade or business in the United States are generally subject to a 30% U.S. income tax imposed by withholding on certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments). However, most capital gains are exempt from U.S. withholding tax, and most U.S.-source interest income is exempt from U.S. withholding tax under a broad “portfolio interest exemption.” If Overture Re is not engaged in a trade or business in the United States for federal income tax purposes, it would still potentially be subject to this 30% U.S. withholding tax. However, Overture Re expects that substantially all of Overture Re’s investment income will consist of capital gains that are exempt from U.S. federal withholding tax or interest income that qualifies for the portfolio interest exemption (and therefore are not subject to the 30% U.S. federal withholding tax).

Federal Excise Tax.  The United States imposes a federal excise tax at a 1% rate on reinsurance premiums (the “FET”) that are paid to non-U.S. reinsurers with respect to “U.S. risk.” For this purpose, “U.S. risk” refers to (i) risks of a U.S. entity or individual located wholly or partly within the United States or (ii) risks of a non-U.S. entity or individual engaged in a trade or business in the United States which are located within the United States. The IRS has held that the FET is applicable to all to reinsurance cessions or retrocessions of U.S. risk by U.S. insurers or reinsurers to non-U.S. insurers or reinsurers, as well as to all reinsurance cessions or retrocessions of U.S. risks by non-U.S. insurers or reinsurers to non-U.S. reinsurers, even if the FET has been paid on prior cessions or retrocessions of the same risks. The liability for the FET may be imposed on either the ceding party or the cedant. Overture Re expects to be liable for a 1% excise tax on any U.S. risk that is either ceded to Overture Re, or ceded by Overture Re to a non-U.S. insurance or reinsurance company.

Taxation of the Company, Overture Re Holdings, Overture Re and U.S. Holders

The Company believes that the consummation of the Transaction will not give rise to any U.S. federal income tax liability for the Company, Overture Re Holdings, Overture Re, or on shareholders of the Company. However, if a U.S. Holders votes against the Business Combination Proposal and elects to redeem its Public Shares for cash, the U.S. Holder will generally recognize a gain or loss on its investment in the Company’s Public Shares for federal income tax purposes. All shareholders are urged to consult their tax advisors to determine their particular tax consequences as a result of the Transaction.

Taxation of U.S. Holders

Treatment of the Company, Overture Re Holdings, and/or Overture Re as Passive Foreign Investment Companies.  In general, a PFIC is a non-U.S. corporation 75% or more of the income of which consists of passive income or 50% of the assets of which produce passive income. For these purposes, income that is treated as derived in the active conduct of an insurance business is not treated as passive income. However, if a non-U.S. insurance company has reserves that are excessive in proportion to the insurance risks it has undertaken, it may be treated as not engaged in the active conduct of an insurance business. Finally, a foreign corporation is not a PFIC for its first taxable year in which it has gross income if (i) it has no predecessor that was a PFIC, (ii) it demonstrates to the satisfaction of the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year, and (iii) it is in fact not a PFIC corporation for either of the first two taxable years following the start-up year. We refer to this exception from the definition of a PFIC as the “start-up exception”.

Overture is a PFIC in 2009 and, as described below, may be a PFIC in future years. Overture Re intends to take the position that (i) it will not be a PFIC for 2010 under the start-up exception and (ii) it will not be a PFIC for subsequent years because it will be engaged in the active conduct of an insurance business and will not have excessive reserves. However, no Treasury regulation, revenue ruling, or judicial decision defines the “active conduct” of an insurance business or the meaning of “excessive reserves” for the purposes of the PFIC rules, and therefore no assurance can be given that Overture Re will be treated as engaged in the active conduct of an insurance business and that it will not be deemed to have excessive reserves. Accordingly, no assurance can be given that Overture Re will not be treated as a PFIC for U.S. federal income tax purposes.

The PFIC provisions contain a look-through rule under which a non-U.S. corporation (such as Overture Re) is treated as if it earns directly its proportionate share of the income, and holds directly its proportionate share of the assets, of any other corporation in which it owns at least 25% of the value of the stock. Because, as noted above, Overture Re Holdings will elect to be disregarded from Overture for U.S. federal income tax purposes, Overture will be treated as owning 100% of Overture Re and therefore Overture will be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of Overture Re. However, it is unclear whether the look-through rule treats a holding company (such as Overture) as conducting the insurance business of its subsidiary or otherwise preserves the active nature of the subsidiary’s income or assets for the holding company. Accordingly, Overture expects that it will be a PFIC at least through 2010 and may continue to be a PFIC in future years. Potential investors should consult with their tax advisor as to the application of the PFIC rules to them.

If a U.S. Holder holds the shares while Overture is a PFIC, the U.S. Holder is not subject to the CFC rules described below for each such year, and the U.S. Holder does not make the “qualified electing fund” (“QEF”) election described below for the U.S. Holder’s first taxable year it held the Shares (or, with respect to Overture Re, the first taxable year Overture Re is a PFIC) or otherwise make the “purging election” described below, the U.S. Holder will be required to report (i) any gain on the disposition of any Shares and (ii) any distribution to the extent it exceeds 125% of the average amount of distributions in respect thereof during the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Shares (an “excess distribution”) as if the gain or excess distribution had been earned ratably over each day in the U.S. Holder’s holding period for the Shares. A U.S. Holder will be subject to tax on the gain or excess distribution at its applicable tax rate on ordinary income for the portion of the gain or excess distribution that is treated as having been earned in the current year, and at the highest ordinary income tax rate for the items that are treated as having been earned in prior taxable years, regardless of the rate otherwise applicable to the U.S. Holder. Further, the U.S. Holder will also be subject to a nondeductible interest charge (at the “underpayment rate”) as if the income tax liabilities had been due with respect to gain or excess distributions allocable to prior years in each such prior year. For purposes of these rules, gifts, exchanges pursuant to corporate reorganizations, and the use of the Shares as security for a loan, are generally treated as a taxable disposition of Shares. In addition, if Overture and/or Overture Re is a PFIC, a stepped-up basis in the Shares will not be available upon the death of an individual U.S. Holder. These adverse consequences of owning shares in a PFIC may be avoided by making a QEF election described below. TO AVOID THESE ADVERSE CONSEQUENCES OF OWNING STOCK IN A PFIC, ALL U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT MAKING A QEF ELECTION WITH RESPECT TO OVERTURE.

If a U.S. Holder makes a timely QEF election with respect to a PFIC, the electing U.S. Holder is required in each taxable year to include in gross income (i) as ordinary income, such U.S. Holder’s pro rata share of the PFIC’s ordinary earnings and (ii) as long term capital gain, such U.S. Holder’s pro rata share of the PFIC’s net capital gain, whether or not distributed. However, a U.S. Holder that makes a timely QEF election with respect to Overture will not be subject to the nondeductible interest charge described above, may be entitled to capital gains treatment upon a sale, and the Shares will potentially qualify for a stepped-up basis upon the death of the individual U.S. Holder. Regardless of whether a QEF election is made, a U.S. Holder will not be eligible for the dividends received deduction or, for as long as Overture is a PFIC, the reduced 15% rate for certain qualifying dividends with respect to the shares. If a QEF election is made for Overture, any losses in a taxable year will not be available to a U.S. Holder and may not be carried back or forward in computing Overture’s ordinary earnings and net capital gain in other taxable years.

In general, a U.S. Holder makes a QEF election on IRS Form 8621 by attaching a copy of such form to its U.S. federal income tax return for the first taxable year for which it held shares in the PFIC. Thus, new investors in the Shares would make a QEF election with respect to Overture for the taxable year in which the Shares are purchased.

If a U.S. Holder currently owns shares in Overture, is not a “10% U.S. shareholder” subject to the CFC rules described below, and the U.S. Holder did not make a timely QEF election for Overture for the first taxable year in which it held Shares, the U.S. Holder would be subject to the adverse consequences described above with respect to Overture (even for subsequent periods in which Overture is no longer treated as a PFIC) unless the U.S. Holder makes a “purging” election by filing an IRS Form 8621 with the U.S. Holder’s tax return for the last year in which Overture qualified as a PFIC. The purging election causes the U.S. Holder to be treated as if it sold its shares for fair market value on the last day of the last taxable year in which Overture qualified as a PFIC, and to report any gain on the deemed sale as an excess distribution subject to the punitive PFIC regime described above. However, a purging election does not permit the U.S. Holder to recognize a loss at that time. TO AVOID THE ADVERSE CONSEQUENCES OF OWNING STOCK IN A PFIC, ALL U.S. HOLDERS THAT CURRENTLY OWN SHARES ARE STRONGLY URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT MAKING A QEF ELECTION OR A PURGING ELECTION WITH RESPECT TO OVERTURE.

We intend to provide, upon request, all information and documentation that a U.S. Holder making a QEF election with respect to Overture is required to obtain for U.S. federal income tax purposes.

Because of the uncertainty as to whether Overture Re will be a PFIC in any taxable year, U.S. Holders are strongly urged to consult with their tax advisors about filing a “protective QEF election” with respect to Overture Re. If a protective QEF election is made with respect to Overture Re and Overture Re is determined to have been a PFIC, the U.S. Holder is permitted to file a retroactive QEF election on or before the due date for the U.S. Holder’s tax return for the tax year in which the U.S. Holder determines or reasonably should have determined that Overture Re was a PFIC. In this case, the U.S. Holder would be subject to the QEF regime described above with respect to the taxable years for which the retroactive election is made.

In general, a protective QEF election must be attached to the U.S. Holder’s federal income tax return for the U.S. Holder’s first tax year to which the protective election will apply. Accordingly, U.S. Holders that make the protective QEF election should file the protective QEF election in 2010. The U.S. Holder must file its return and a copy of the protective election by the due date, with extensions, for the return. The protective election is executed under penalties of perjury, and must contain a statement by the U.S. Holder that it reasonably believes that the foreign corporation is not a PFIC and that the U.S. Holder agrees to extend the statute of limitations period on the assessment of “PFIC related taxes” for all tax years to which the protective election applies. The protective election must also provide the U.S. Holder’s name, address, and taxpayer identification number, the U.S. Holder’s first tax year to which the protective election applies, Overture Re’s name, address, and taxpayer identification number, if any, and the highest percentage of Shares held directly or indirectly by the U.S. Holder during the U.S. Holder’s first tax year to which the protective election applies. The protective election applies to the U.S. Holder’s first tax year for which it was filed and to each subsequent tax year, so long as the U.S. Holder continues to hold an interest in Overture Re. The protective election is treated as if it were never made if the U.S. Holder subsequently has reason to believe that Overture Re was a PFIC and fails to timely make a retroactive QEF election, or if certain other conditions are satisfied. The filing of a protective QEF election is complex and the agreement to extend the limitations period on the assessment of “PFIC related taxes” may be detrimental to a U.S. Holder. WE URGE U.S. HOLDERS TO CONSULT WITH THEIR ADVISORS WITH RESPECT TO WHETHER TO FILE AND HOW TO FILE A PROTECTIVE QEF ELECTION WITH RESPECT TO OVERTURE RE.

Application of the PFIC Rules to Warrantholders.  U.S. Holders may not make a QEF election with respect to warrants. As a result, if Overture is treated as a PFIC during the period, a U.S. Holder holds Public warrants, and the U.S. Holder sells the Public warrants, any gain would be subject to the adverse consequences described above with respect to any gain. If the U.S. Holder exercises the Public warrants and properly makes a QEF election with respect to the newly acquired Ordinary Shares, the adverse tax consequences relating to PFIC shares will continue to apply with respect to the pre-QEF election period, unless the U.S. Holder makes a purging election as described above. In general, the purging election will result in a deemed sale of the Ordinary Shares acquired upon exercising the Public warrants, on the first day of the company’s first taxable year as a QEF with respect to the U.S. Holder, but the purging election is available only if the U.S. Holder holds the Ordinary Shares received from exercising the Public warrants on that day. The gain recognized as a result of the purging election would be subject the adverse consequences described above, as if the gain as were an excess distribution. As a result of the purging election, the U.S. Holder will have a new tax basis and holding period in the Ordinary Shares acquired upon the exercise of the Public warrants for the purposes of the PFIC rules. U.S. Holders of Public warrants should consult with their own advisors as to the advisability and consequences of, and the procedures for, making a purging election with respect to Shares acquired through the exercise of the Public warrants.

Classification of Overture, Overture Re Holdings, and/or Overture Re as Controlled Foreign Corporations.  A non-U.S. corporation (such as Overture and Overture Re) will constitute a “controlled foreign corporation” (a “CFC”) if more than 50% of the voting power or value of the equity interests in the non-U.S. corporation (or more than 25% if the non-U.S. corporation is an insurance company) is owned directly, indirectly (including through non-U.S. entities), or constructively by any U.S. Holder that possesses directly, indirectly, or constructively 10% or more of the combined voting power of all classes of equity in the non-U.S. corporation (such a shareholder, a “10% U.S. shareholder”).

If, for any given taxable year, Overture and/or Overture Re is treated as a CFC for an uninterrupted period of 30 days or more, a 10% U.S. shareholder in Overture and/or Overture Re would be required to include as ordinary income an amount equal to that person’s pro rata share of Overture and/or Overture Re’s

“subpart F income” at the end of such taxable year, even if the subpart F income is not distributed. It is generally expected that all or substantially all of Overture’s and Overture Re’s income will consist of subpart F income.

If Overture or Overture Re is treated as a CFC and a U.S. Holder is treated as a 10% U.S. shareholder of such company, then the company will not be treated as a PFIC with respect to the U.S. Holder for the period during which it remains a CFC and the U.S. Holder is a 10% U.S. shareholder of it.

Related Person Insurance Income Rules.  Special rules may apply to require any U.S. Holder (i.e., even a U.S. Holder that owns and is treated as owning less than 10% of the voting stock of Overture Re) to include in income the U.S. Holder’s pro rata share of any “related person insurance income” (“RPII”) of Overture Re.

These special RPII rules will not apply unless (i) 25% or more of the value or voting power of Overture Re is held by U.S. Holders directly, indirectly, or through attribution, (ii) at least 20% of Overture Re’s gross insurance income consists of RPII, and (iii) 20% or more of either the voting power or value of Overture Re’s equity (as determined for U.S. federal income tax purposes) is owned directly (or indirectly through foreign entities) by persons that are directly or indirectly insured or reinsured by Overture Re or that are related to such insureds or reinsureds. For these purposes, RPII is income (including investment income and premium income) from the direct or indirect insurance or reinsurance of any U.S. Holder (such as JNL) or a person related to such U.S. Holder.

We expect that conditions (i) and (iii) above will be satisfied. However, Overture Re intends to operate in a manner so that less than 20% of Overture Re’s gross insurance income consists of RPII. However, because (1) Overture Re intends to earn a significant amount of premium from risks ceded to Overture Re by JNL, (2) JNL is a “related person” with respect to Overture Re, (3) RPII includes the investment income from reserves associated with reinsuring JNL’s risks, and (4) the amount of this income may not be capable of being accurately predicted, no assurance can be given that Overture Re will not earn RPII income in any taxable year.

In general, if Overture Re earns RPII, each U.S. Holder that owns an equity interest in Overture Re (including indirectly through Overture) will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of Overture Re, determined as if all such RPII were distributed proportionately only to such U.S. Holders at that date, but limited by each such U.S. Holder’s share of Overture Re’s current-year earnings and profits as reduced by the U.S. Holder’s share of certain prior-year deficits in earnings and profits.

Computation of RPII.  In order to determine the amount of RPII that Overture Re has earned in each taxable year, Overture Re may obtain and rely upon information from its insureds and reinsureds to determine whether any of the insureds, reinsureds, or persons related to them are U.S. Holders (directly or indirectly through non-U.S. entities). However, Overture Re may not be able to determine the extent to which any of its direct or indirect insureds are U.S. Holders or related persons to such U.S. Holders. Consequently, Overture Re may not be able to determine accurately the gross amount of RPII it earns in a given taxable year or whether it qualifies for one of the exceptions to the RPII rules listed above under “Related Person Insurance Income Rules.” If Overture Re determines that it does not satisfy an exception to the RPII rules, it may seek information from its shareholders as to whether beneficial owners of Overture Re shares at the end of the year are U.S. Holders so that the RPII may be determined and apportioned among those United States persons. If Overture Re is unable to determine whether a beneficial owner of Overture Re shares is a U.S. Holder, it may assume that such owner is not a U.S. Holder, and therefore increase the per share RPII amount for all known RPII shareholders.

Apportionment of RPII to U.S. Holders.  Every U.S. Holder that directly or indirectly owns shares of Overture Re on the last day of any taxable year of Overture Re in which the RPII rules apply will be required to include in gross income its share of Overture Re’s RPII for the portion of the taxable year it held Overture Re shares, whether or not the income is distributed, and even though the U.S. Holder may not have owned the shares throughout such period. A U.S. Holder that owns Overture shares during the taxable year but not on the last day of the taxable year is not required to include in gross income any part of Overture Re’s RPII.

Uncertainty as to the Application of the RPII Rules.  The application of the RPII provisions to Overture Re is uncertain, and we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular U.S. Holder, if any, could not be challenged upon subsequent IRS examination. Potential U.S. Holders should consult with their tax advisors as to the application and effect of the RPII rules.

Taxation of Distributions.  If (i) Overture and Overture Re are not CFCs, (ii) Overture is not a PFIC, (iii) U.S. Holders make QEF elections or purging elections with respect to Overture, (iv) Overture and Overture Re Holdings own only stock in Overture Re, and (v) U.S. Holders are not required to report their share of Overture Re’s RPII (all as discussed above), then distributions to U.S. Holders should be taxable only to the extent that Overture Re makes a distribution. Any such distribution would be treated as a dividend to the extent paid out of Overture Re’s current or accumulated earnings and profits (as computed using U.S. tax principles). To the extent those distributions exceed Overture Re’s earnings and profits, the distributions will be treated first as a return of Overture’s basis in its shares to the extent thereof and then as gain from the sale of a capital asset. Dividends paid by Overture Re to corporate holders (or, for so long as Overture is a PFIC, QEF inclusions reported by them) will not be eligible for the dividends received deduction and QEF inclusions reported by individuals (for so long as Overture is a PFIC) will not qualify for the reduced 15% rate available for certain qualified dividend income.

Dispositions of Shares.  A U.S. Holder will generally recognize gain or loss upon the sale, redemption, or other disposition of a Share equal to the difference between the amount realized and such U.S. Holder’s adjusted tax basis in the Share. Initially, a U.S. Holder’s tax basis will equal the amount paid for their Share. A U.S. Holder’s basis will be increased by amounts previously taxable to such U.S. Holder (including by reason of the CFC, QEF, and RPII rules, as applicable) and decreased by actual distributions from Overture that are deemed to consist of such previously taxed amounts or are treated as a nontaxable return of capital that reduces the U.S. Holder’s tax basis for the Share.

Code section 1248 provides that if a United States person (i) sells or exchanges stock in a non-U.S. corporation, (ii) the United States person owned, directly, indirectly, or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition, and (iii) the corporation was a CFC during that period, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and the corporation was a CFC.

Code section 953(c)(7) provides that section 1248 also applies to the sale or exchange of shares by any shareholder in a non-U.S. insurance company, regardless of whether the shareholder is a 10% U.S. shareholder or whether the 20% gross income exception or the 20% ownership exception from the RPII rules apply. It is unclear whether sections 953(c)(7) and 1248 apply to a non-U.S. holding corporation (such as Overture) that is not a CFC and does not earn RPII but has a subsidiary (such as Overture Re) that is an insurance company and earns RPII. If Code sections 953(c)(7) and 1248 do apply to the sale of shares in Overture and Overture is not otherwise a CFC, then any gain on the sale would appear to be treated as ordinary income to the extent of Overture Re’s accumulated earnings and profits, as reduced by certain deficits from prior years; the balance would be treated as capital gain. Prospective U.S. Holders should consult with their tax advisors regarding the effects of these rules on a disposition of Overture’s shares.

Source of Ordinary Income for U.S. Foreign Tax Credit Purposes.  If U.S. Holders in the aggregate own at least 50% of the Shares, then only a portion of the dividends paid by Overture and any other current income inclusions, if any, under the CFC, RPII, and PFIC rules (including gain upon the sale of Ordinary Shares that is treated as a dividend under Code section 1248) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitation. U.S. Holders should assume that any foreign source income will constitute passive category income for foreign tax credit limitation purposes.

Tax-Exempt Shareholders

U.S. tax-exempt organizations may recognize unrelated business taxable income if the tax-exempt organization is deemed to earn insurance income. In general, a U.S. tax-exempt organization will earn insurance income if Overture is a CFC and the tax-exempt organization is a 10% or greater U.S. shareholder. In addition, as mentioned above, Overture Re intends to operate in a manner so that less than 20% of Overture

Re’s gross insurance income consists of RPII, and therefore does not intend for tax-exempt U.S. Holders to be taxable under the RPII rules. However, as further mentioned above, no assurance can be given that Overture Re will not earn income taxable under the RPII rules in any taxable year. If Overture Re does earn RPII in any taxable year, tax-exempt entities will generally be required to treat the RPII as unrelated business taxable income. Potential investors that are tax-exempt entities should consult with their tax advisors as to the potential impact of the unrelated business taxable income provisions.

Warrantholders

Warrantholders whose warrants have appreciated in value may be required to recognize gain and may suffer adverse tax consequences under the passive foreign investment company rules described above, in connection with the Warrant Agreement. Warrantholders should consult with their tax advisors as to the potential tax consequences to them in connection with the Warrant Agreement.

Transfer and Other Reporting Requirements

A U.S. Holder (including a tax-exempt organization) that purchases Shares for cash is required to file an IRS Form 926 or similar form with the IRS, if (i) the U.S. Holder owns or is treated as owning, directly or by attribution, immediately after the transfer at least 10% of the voting stock vote or value of Overture Re or (ii) the amount of cash transferred by such person (or any related person) to Overture Re during the 12-month period ending on the date of such transfer, exceeds $100,000. Additionally, if Overture Re is treated as a CFC, a 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares in Overture Re by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. If a 10% U.S. shareholder is required to file an IRS Form 5471, Overture Re Holdings will provide the relevant information necessary to complete the form. A U.S. Holder that (i) is treated as owning (actually or constructively) at least 10% by vote or value of the equity of Overture Re for U.S. federal income tax purposes or (ii) includes RPII in income as a result of its ownership of an interest in Overture Re may be required to file an information return on IRS Form 5471. Holders should consult with their tax advisors with respect to these and any other reporting requirements that may apply with respect to their acquisition of the Shares.

Information Reporting and Backup Withholding

Under certain circumstances, the Code requires “information reporting” annually to the IRS and to each U.S. Holder, and “backup withholding” with respect to certain payments made on or with respect to the Shares. Backup withholding generally does not apply with respect to certain shareholders, such as corporations. Backup withholding will apply to a U.S. Holder only if the U.S. Holder (i) fails to furnish its taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The application for exemption is available by providing a properly completed IRS Form W-9.

Information reporting and backup withholding may apply to the proceeds of a sale of a Share made within the United States or conducted through certain U.S. related financial intermediaries unless the payor receives the statement described above. Backup withholding is not an additional tax and may be refunded (or credited against the U.S. Holder’s U.S. federal income tax liability, if any), provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required.

Future U.S. Tax Legislation or Regulations

It is possible that legislation could be introduced and enacted by Congress, or U.S. Treasury regulations could be issued, that could have an adverse effect on the Company, Overture Re Holdings, or Overture Re or its U.S. Holders. In particular, a bill was introduced in Congress on October 27, 2009 that would require certain foreign corporations, (such as the Company, Overture Re Holdings, and Overture Re) to enter into an agreement with the IRS to disclose to the IRS the name, address, and tax identification number of any U.S. person who owns an interest in the Company, Overture Re Holdings or Overture Re, and impose a 30%

withholding tax on certain payments of income or capital gains to the Company, Overture Re Holdings or Overture Re if it fails to enter into the agreement or satisfy its obligations under the agreement. If this or similar legislation is enacted, the Company, Overture Re Holdings and Overture Re intend to satisfy any obligations imposed on it to avoid the imposition of a withholding tax. However, if the Company, Overture Re Holdings or Overture Re is unable to do so (because, for example, investors fail to provide it with information), payments to it may be subject to a withholding tax, which could reduce the cash available for investors.

Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States, is a PFIC, or whether U.S. Holders would be required to include in their gross income the subpart F income or the RPII of a CFC are subject to change, possibly on a retroactive basis.

FBAR Reporting

U.S. Holders should consider their possible obligation to file a Form TD F 90-22.1 — Foreign Bank and Financial Accounts Report — with respect to the Shares. Holders should consult with their tax advisors with respect to these and any other reporting requirements that may apply with respect to their acquisition of the Shares.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN SHARES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

Anticipated Accounting Treatment

The Business Combination will be accounted for under the purchase method of accounting as a forward acquisition (term indicates which merged entity is the surviving entity upon the consummation of the transaction, in this case Overture Re) in accordance with U.S. GAAP. The assets and liabilities of JNL Bermuda will be stated at fair value. JNL Bermuda’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Overture after consummation. The Overture shareholders will have a controlling voting interest in JNL Bermuda. Overture will effect this acquisition through the distribution of cash. Upon acquisition, JNL Bermuda will be amalgamated (term for merger under Bermuda law) with and into Overture Re.

Regulatory Matters

The Transaction is subject to additional United States federal or state regulatory requirements and approvals, including addressing comments raised by the SEC with respect to this proxy statement/prospectus, obtaining approval from the Texas Department of Insurance and the Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), as discussed below.

The Transaction is subject to the HSR Act. The HSR Act and related rules prohibit the completion of transactions, such as the Transaction, unless the parties notify the FTC and the Antitrust Division of the DOJ, in advance. The Company and JNF have filed the HSR notification and report form on December 24, 2009 that was amended on December 28, 2009. The HSR Act further provides that a transaction that is notifiable under the Act, such as the Transaction, may not be consummated until the expiration of a 30 calendar-day waiting period, or the early termination of that waiting period, following the parties’ filing of their respective HSR Act notification forms. The Company has requested that the Transaction will be granted early termination of that waiting period. The Transaction is subject to additional Cayman Islands regulatory requirements or approvals, including for notifying the Cayman Islands Registrar of Companies if certain of the proposals are approved at the Extraordinary General Meeting.

The Transaction is not subject to any additional Bermuda regulatory requirements or approvals, including obtaining the regulatory approval from the Bermuda Monetary Authority as discussed below.

JNL is an insurance company primarily regulated by the Texas Department of Insurance (“TX DOI”). JNL is required to obtain approval from the TX DOI for various elements of the Transaction.

Overture Re is seeking approval from the Bermuda Monetary Authority for approval as a Long Term Life Insurer and a Segregated Account Company under the Segregated Accounts Companies Act of 2000, as amended.

The Master Agreement is attached as Annex I to this proxy statement/prospectus. You are encouraged to read the Master Agreement in its entirety.

Contact Information for the Company

Any request for information from the Company may be sent to:

John F. Hunt, Secretary
Overture Acquisition Corp.
c/o Maples Corporate Services Limited
Ugland House
South Church Street
Georgetown
Grand Cayman KY1-1104
Cayman Islands
Facsimile: (646) 224-8971

Contact Information for Overture Re

Any request for information from Overture Re may be sent to:

Marc Blazer, President
Overture Acquisition Corp.
c/o Maples Corporate Services Limited
Ugland House
Grand Cayman KY1-1104
Cayman Islands
Telephone: (646) 736-1376

Required Vote

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the Public Shares voted at the Extraordinary General Meeting or at an adjourned meeting. If the holders of 30% or more of the Public Shares vote against the Transaction and demand that their Public Shares be redeemed for a pro rata portion of the trust account, the Company will not, pursuant to the terms of the Articles, be permitted to consummate the Transaction. The text of the Business Combination Proposal to be considered at the Extraordinary General Meeting is set forth in Annex III.

Recommendation of the Company’s Board of Directors

After careful consideration, the Company’s Board of Directors has determined unanimously that the Business Combination Proposal is fair to, and in the best interests of, the Company. The Company’s Board of Directors has approved and declared advisable the Business Combination Proposal and unanimously recommends that you vote or give instructions to vote “FOR” the Business Combination Proposal.

The foregoing discussion of the information and factors considered by the Company Board of Directors is not meant to be exhaustive, but includes the material information and factors considered by the Company’s Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

OVERTURE ACQUISITION CORP. /CARVE-OUT FIXED AND VARIABLE ANNUITY BLOCK OF
JEFFERSON NATIONAL LIFE INSURANCE COMPANY
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

The pro forma financial statements included below are being provided to assist you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet combines the historical carve-out balance sheets of the fixed and variable annuity block of Jefferson National Life Insurance Company (“JNL carve-out” or the “Block”) and Overture Acquisition Corp. (the “Company”) as of September 30, 2009 giving effect to the Business Combination as if it had occurred on September 30, 2009.

The unaudited pro forma combined statements of operations and comprehensive income (loss) combine JNL carve out historical statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008 with those of the Company for the nine months ended September 30, 2009 and for the year ended December 31, 2008, giving effect to the Business Combination as if it had occurred at the beginning of the period on January 1, 2009 and January 1, 2008, respectively.

The Business Combination is being consummated pursuant to the Master Agreement (the “Master Agreement”) among Overture Acquisition Corp., Overture Re Holdings, Jefferson National Financial Corp. (“JNF”), JNL, a wholly owned subsidiary of JNF, and JNL Bermuda, a newly formed wholly owned subsidiary of JNL.

Pursuant to the Master Agreement Overture Re and JNL Bermuda will amalgamate and Overture Re will be the successor entity acquiring the (i) the option to reinsure 90% of JNL’s fixed annuities and 50% of JNL’s variable annuities (the “Reinsurance Option”); (ii) employees of JNL Bermuda; and (iii) fixed income securities and other assets of JNL Bermuda. The value of these elements contained in JNL Bermuda and purchased by Overture Re is anticipated to meet or exceed $120 million, thus satisfying the Company’s business combination requirement of an operating business having a fair market value of at least 80% of the balance held in the Company’s trust account at the time of such business combination. Following the amalgamation, Overture Re will exercise the Reinsurance Option and enter into a Reinsurance Agreement with JNL.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed above that have a continuing impact on the operations of the Company and are based on available data and certain assumptions that management believes are factually supportable.

The unaudited pro forma combined financial statements described above should be read in conjunction with the Company’s historical financial statements and the JNL carve-out historical financial statements and the related notes thereto. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or of continuing entity’s future financial position or operating results.

The following unaudited pro forma financial statements have been prepared using two different assumptions with respect to the number of outstanding shares of the Company immediately following the Business Combination, as follows:

•	assuming no redemption — this presentation assumes that no shares of the Company are redeemed as part of the Business Combination

•	assuming maximum redemption — this presentation assumes the maximum number of shares are redeemed as part of the Business Combination resulting in the redemption of 4,499,999 shares.

In the case of both assumptions, the data is based on (a) information and projections currently available to the parties, including the estimated adjusted Company trust value of $150.4 million, and (b) approximately 15 million shares of the Company common stock outstanding following the repurchase of Founders’ shares of 3.75 million shares.

Detailed information as to the weighted average shares for each period presented are provided in Note l to the Unaudited Pro Forma Combined Statements of Operations and Comprehensive Income (Loss).

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
September 30, 2009

									Additional
						Proforma		Combined	Pro Forma		Combined
	JNL				Overture	Adjustments		Pro Forma-	Adjustments		Proforma-
	Carve Out-/Block			Adjusted JNL	Acquisition	no		no	-Maximum		Maximum
	100%	Adjustments	Notes	Carve Out(a)	Corp.	Redemption	Notes	Redemption	Redemption	Notes	Redemption
	(In thousands)

Assets
Cash	$—	$—		$—	$801	$25,936	F	$26,737	(26,737)	K, L	$—
Cash held in trust	—			—	150,604	(150,604)	G	—			—
Investment in securities						98,500	M	98,500			98,500
Prepaid expenses	—			—	31			31			31
Due from JNL	401,668	(55,001)	A	346,667	—			346,667			346,667
Reinsurance recoverable on paid losses and ceded reserves	52,961	(52,961)	B	—				—			—
Deferred policy acquisition costs	4,573	(4,573)	C	—				—			—
Value of business acquired	19,489	(19,489)	C	—				—			—
Deferred Ceding Commission				—		21,500	H	21,500			21,500
Deferred tax asset	4,121	(4,121)	D	—				—			—
Separate account assets	839,401	(839,401)	E	—				—			—
								—			—

Total assets	$1,322,213	$(975,546)		$346,667	$151,436	$(4,668)		$493,435	$(26,737)		$466,698

(a)	Adjusted JNL Carve-out column reflects the effects of proposed reinsurance transaction between JNL and Overture as described in Notes 1 and 2 to the unaudited pro forma combined financial statements.

See Notes to the Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
September 30, 2009

									Additional
						Proforma		Combined	Pro Forma		Combined
					Overture	Adjustments		Pro Forma-	Adjustments-		Proforma-
	JNL Carve Out			Adjusted JNL	Acquisition	no		no	Maximum		Maximum
	/Block	Adjustments	Notes	Carve Out	Corp.	Redemption	Notes	Redemption	Redemption	Notes	Redemption
	(In thousands)

Liabilities
Accounts payable and accrued expenses	$—	$—		$—	$45			$45			$45
Borrowing on portfolio									17,272	L	17,272
Policy and contract reserves	385,186	(38,519)	A	346,667	—			346,667			346,667
Reinsurance reserves	52,961	(52,961)	B
Separate account liabilities	839,401	(839,401)	E	—	—			—			—

Total liabilities	$1,277,548	$(930,881)		$346,667	$45	$—		$346,712	$17,272		$363,984
Ordinary shares subject to redemption	$—	$—		$—	$45,159	$(45,159)	I	$—			$—
Shareholders’ Equity
Block equity	$44,665	$(44,665)		$—	$—	$—		$—	$—		$—
Ordinary shares	—	—		—	1			1			1
Paid in capital	—	—		—	105,233	45,134	I	150,367	(45,159)	K	105,208
Retained earnings/Accumulated deficit	—	—		—	998	(4,643)	J	(3,645)	1,150	X	(2,495)

Total shareholders’ equity	44,665	(44,665)		—	106,232	40,491		146,723	(44,009)		102,714

Total liabilities and shareholders’ equity	$1,322,213	$(975,546)		$346,667	$151,436	$(4,668)		$493,435	(26,737)		$466,698

See Notes to the Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year to Date September 30, 2009

									Additional
						Proforma		Combined	Pro Forma		Combined
	JNL			Adjusted	Overture	Adjustments		Pro Forma-	Adjustments-		Proforma-
	Carve Out/			JNL Carve	Acquisition	no		no	Maximum		Maximum
	Block	Adjustments	Notes	Out(a)	Corp.	Redemption	Notes	Redemption	Redemption	Notes	Redemption
	(In thousands, except share and per share data)

Revenues
Net investment income	$16,810	$(1,681)	N	$15,129	$77	$(63)	S	$15,143	(14)	S	$15,129
Policyholder fee income	5,181	(2,590)	O	2,591				2,591			2,591
Surrender charges	401	(201)	O	200				200			200

Total revenue	22,392	(4,472)		17,920	77	(63)		17,934	(14)		17,920

Benefits and expenses
Change in policy and contract reserves	11,334	(1,133)	P	10,201				10,201			10,201
Commissions	462	(231)	Q	231				231			231
General and administrative	4,654	(4,654)	BB		372	3,652	T	4,024			4,024
Interest expense									420	AA	420
Amortization of value of business acquired	1,556	(1,556)	R	—				—			—
Net capitalization of deferred policy acquisition cost	349	(349)	R	—				—			—
Amortization of ceding commission				—		2,210	U	2,210			2,210
Administrative and marketing allowance				—		1,649	V	1,649			1,649

Total benefits and expenses	18,355	(7,923)	—	10,432	372	7,511		18,315	420		18,735

Income (loss) before federal income taxes	4,037	3,451	—	7,488	(295)	(7,574)		(381)	(434)		(815)
Federal income tax expense (benefit)	1,413	—		1,413	—	(1,413)	W	—			—

Net Income (Loss)	$2,624	$3,451		$6,075	$(295)	$(6,161)		(381)	$(434)		$(815)

Weighted average number of ordinary shares outstanding — basic and diluted					14,250,001		Y	15,000,000		Z	10,500,001

Basic and diluted net income (loss) per share attributable to ordinary shares					$(0.02)			$(0.03)			$(0.08)

(a)	Adjusted JNL Carve-out column reflects the effects of proposed reinsurance transaction between JNL and Overture as described in Notes 1 and 2 to the unaudited pro forma combined financial statements.

See Notes to the Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008

									Additional
						Proforma		Combined	Pro Forma		Combined
				Adjusted	Overture	Adjustments		Pro Forma	Adjustments		Proforma-
	JNL Carve			JNL Carve	Acquisition	no		-no	-Maximum		Maximum
	Out/Block	Adjustments	Notes	Out(a)	Corp.	Redemption	Notes	Redemption	Redemption	Notes	Redemption
	(In thousands, except share and per share data)

Revenues
Net investment income	$16,390	$(1,639)	N	$14,751	$1,719	$(1,410)	S	$15,060	(309)	S	$14,751
Policyholder fee income	8,511	(4,255)	O	4,256				4,256			4,256
Surrender charges	614	(307)	O	307				307			307

Total revenue	25,515	(6,201)		19,314	1,719	(1,410)		19,623	(309)		19,314

Benefits and expenses
Change in policy and contract reserves	15,572	(1,557)	P	14,015	—			14,015			14,015
Commissions	1,456	(728)	Q	728				728			728
General and administrative	8,353	(8,353)	BB		421	4,944	T	5,365			5,365
Interest Expense									561	AA	561
Amortization of value of business acquired	2,979	(2,979)	R	—				—			—
Net capitalization of deferred policy acquisition cost	195	(195)	R	—				—			—
Amortization of ceding commission				—		2,946	U	2,946			2,946
Administrative and marketing allowance	—			—		2,286	V	2,286			2,286

Total benefits and expenses	28,555	(13,812)		14,743	421	10,176		25,340	561		25,901

Income (loss) before federal income taxes	(3,040)	7,611	—	4,571	1,298	(11,586)		(5,717)	(870)		(6,587)
Federal income tax expense (benefit)	(1,064)			(1,064)	—	1,064	W	—

Net Income (Loss)	$(1,976)	$7,611		$5,635	$1,298	$(12,650)		$(5,717)	$(870)		$(6,587)

Weighted average number of ordinary shares outstanding — basic and diluted					13,479,453		Y	15,000,000		Z	10,500,001

Basic and diluted net income (loss) per share attributable to ordinary shares					$0.10			$(0.38)			$(0.63)

(a)	Adjusted JNL Carve-out column reflects the effects of proposed reinsurance transaction between JNL and Overture as described in Notes 1 and 2 to the unaudited pro forma combined financial statements.

See Notes to the Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

1.	Description of Business Combination and Basis of Presentation

The Business Combination is being consummated pursuant to the Master Agreement (the “Master Agreement”) among Overture Acquisition Corp., Overture Re Holdings, Jefferson National Financial Corp. (“JNF”), Jefferson National Life Insurance Company (“JNL”), a wholly owned subsidiary of JNF, and JNL Bermuda, a newly formed wholly owned subsidiary of JNL.

Pursuant to the Master Agreement Overture Re and JNL Bermuda will amalgamate and Overture Re will be the successor entity acquiring the (i) the option to reinsure 90% of JNL’s fixed annuities and 50% of JNL’s variable annuities (the “Reinsurance Option”); (ii) employees of JNL Bermuda; and (iii) fixed income securities and other assets of JNL Bermuda. Following the amalgamation, Overture Re will exercise the Reinsurance Option and enter into a Reinsurance Agreement with JNL.

The adoption of the Master Agreement and the transactions contemplated by the Master Agreement will require (a) the affirmative vote of a majority of the shares of Company common stock issued in the Company’s initial public offering present at the meeting (or an adjournment thereof held for voting on such approval), and (b) less than 30%, or 4.5 million shares, of the Company’s shares voting in the negative.

The unaudited pro forma combined financial statements contemplate two scenarios: 1) The requirements above are met and, hence, none of the Company’s shares are redeemed; and 2) the Company redeems 4.5 million shares in order to meet the requirements above.

2.	Pro Forma Adjustments

Descriptions of the adjustments included in the unaudited pro forma balance sheet and statements of operations are as follows:

Note A —

Adjustments to reflect Overture reinsuring 90% of the fixed reserves of JNL and eliminating JNL’s equity from past activity on the proposed reinsured business.

Pro Forma Adjustments —
Adjustment related to policy reserves retained by JNL	(38,519)
Adjustment related to removal of remaining JNL Carve-out block equity	(16,482)

$(55,001)

Note B —

Adjustment to exclude existing reinsurance treaty present on the carved-out block of business not applicable to the proposed reinsurance deal between JNL and Overture Re.

Note C —

Adjustment to exclude deferred acquisition costs (“DAC”) and value of business acquired (“VOBA”), which will not be transferred under the proposed reinsurance transaction between JNL and Overture Re, and therefore is being removed from the pro forma financial statements with an offsetting adjustment to the block equity

Note D —

Deferred income taxes as calculated on JNL’s carve-out business is being removed from the pro forma financial statements due to Overture being exempt from taxes under Cayman Island law until October 9, 2027.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)

Note E —

Reinsurance related to variable annuity block will be under a modified coinsurance basis in which JNL will continue to hold the assets and liabilities which will be reported at JNL. Therefore, the assets and liabilities are excluded from pro forma financial statements.

Note F —

The following table reflects all of the pro forma cash activity assuming none of the shareholders exercise their redemption right.

Beginning Cash Balance — Overture	$		$801
Pro Forma Adjustments —
Cash transferred from Trust Account (see note G)		150,604
Repurchase of founders’ shares		(25)
Purchase of securities (see note M)		(98,500)
Ceding commission (see note H)		(21,500)
Financial advisory fees		(2,750)
Underwriter fee — Overture		(1,000)
Transaction costs		(893)

Subtotal			25,936

Ending Cash Balance — Pro Forma No Redemption			$26,737

Note G —

Reflects the transfer of the funds held in the trust account to the cash operating account as a result of the proposed business acquisition of JNL Bermuda under the Master Agreement.

Note H —

Represents the $21.5 million ceding commission paid by Overture to JNL.

Note I —

Represents the reclassification of the ordinary shares subject to redemption to paid-in capital. (4,499,999 shares at $10.04 per share) and the repurchase of the founders’ shares for $25,000.

Note J —

Reflects the effects of the following pro forma adjustments on Overture’s retained earnings.

Beginning retained earnings — Overture		$998
Pro Forma Adjustments —
Underwriter fee	(1,000)
Financial advisory fees	(2,750)
Transaction costs	(893)

Subtotal		(4,643)

Ending accumulated deficit — Overture — No Redemption		$(3,645)

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)

Note K —

Reflects the assumption that the maximum number of shareholders will exercise their right to redemption (4,499,999 shares at $10.04 per share) and a reduction in the underwriter fee and financial advisory fees based on the transaction size.

Redemption of shares (4,499,999 at $10.04 per share)	$(45,159)
Reduction in underwriter fee and financial advisory fees	1,150

$(44,009)

Note L —

Reflects borrowing $17,272 against the securities portfolio to satisfy the cash requirements if the maximum shareholders exercise their right to redeem their shares.

Note M —

Represents the acquisition of JNL Bermuda, a newly formed wholly owned subsidiary of JNL which will be holding the investment in securities of $98.5 million.

Note N —

Proposed reinsurance treaty is on a modified coinsurance basis and investment income is credited in a quarterly net settlement capturing net investment income received. Pro forma shows crediting at a rate equal to JNL’s yield on its historical portfolio including gains and losses and applied to the amount of fixed annuity reserve ceded to Overture (90% of JNL’s fixed annuity block).

Note O —

Policy fee income and surrender charges adjusted to allocate 50% of the activity of variable annuity blocks to be ceded to Overture Re.

Note P —

Change in policy reserves adjusted to reflect 90% of the interest credited to the fixed annuity policies incurred by JNL

Note Q —

Commissions paid by JNL on new and existing variable annuity adjusted to reflect 50% of activity of variable annuity blocks to be ceded to Overture Re.

Note R —

DAC and VOBA amortization are removed from pro forma financial statements as these items relate to historical JNL activities and will not be a part of the reinsurance transaction between Overture Re and JNL.

Note S —

To eliminate the investment income related to the Overture trust account.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)

Note T —

The following table reflects the General and Administrative expenses estimated to be incurred by Overture on an ongoing basis as a result of the formation of Overture Re and its ongoing business obligations. These costs would be independent of the size of any redemption of Company shares as part of this transaction.

	YTD	Year Ended
	September 30	December 31
	2009	2008

Operations/Infrastructure & Technology	$281	$375
Legal/Audit/Compliance	1,444	1,925
Finance	1,013	1,350
Executive/Human Res./Administrative	1,286	1,715

General and Administrative	$4,024	$5,365

Estimated executive compensation within these amounts is estimated to be $1,875 and $2,500 for Year to Date September 30, 2009 and Year Ended December 31, 2008, respectively.

Note U —

Amortization of the ceding commission is based on the anticipated gross profits of the block being reinsured.

Note V —

The administrative and marketing allowance paid to JNL by Overture pursuant to the reinsurance agreement which includes per policy charges of $35 for fixed and $70 for variable plus $750 per policy placed Monument Advisor marketing allowance.

Note W —

JNL tax expense eliminated in the pro forma financial statements due to Overture’s being exempt from taxes under Cayman Islands laws until October 9, 2027.

Note X —

Reflects the reduction in the underwriter fee and financial advisory fees based on the transaction size.

Note Y —

Represents the total number of shares outstanding assuming none of the shareholders’ exercise their right to redeem their shares.

Total Overture shares outstanding	18,750,000
Founders’ shares redeemed	(3,750,000)

Number of shares outstanding assuming no redemption	15,000,000

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)

Note Z —

Represents the number of shares outstanding assuming the maximum redemption by Overture’s shareholders.

Total Overture shares outstanding	18,750,000
Founders’ shares redeemed	(3,750,000)

Remaining shares outstanding	15,000,000
Number of shares subject to redemption	(4,499,999)

Number of shares outstanding assuming maximum redemption	10,500,001

Note AA

Reflects interest expense incurred on the borrowings on portfolio at 3.25% per annum.

Note BB

Excludes the historical JNL general and administrative expenses as these will not be incurred by Overture after the proposed transaction is completed.

3.	Funds Withheld at Interest and Embedded Derivative

The Company intends to enter into reinsurance agreements with JNF. Funds withheld at interest represents a receivable balance equivalent to the Company’s proportionate share of JNF’s statutory reserves related to policies reinsured by the Company under reinsurance agreements written on a modified coinsurance or coinsurance funds withheld basis. A portion of the Company’s funds withheld at interest receivable asset contains embedded derivatives, which require bifurcation and separate accounting under SFAS No. 133 — Accounting for Derivative Instruments and Hedging Activities, which the Company adopted as of January 1, 2001. For the purposes of the pro-forma presentation, the Company did not calculate the retrospective change in fair value of the embedded derivative because the underlying portfolio of assets that back the funds withheld at interest has not yet been identified and management believes that any assumed change in the fair value of the embedded derivative would not be meaningful or material to the pro-forma presentation.

4.	Additional contingent consideration

The Master Agreement contains an option to the benefit of the Company to potentially purchase Jefferson National Financial Asset Management, a business segment of JNF. Management deems that the exercise of this option is not probable at this time. Had the option been determined more likely than not to occur, the financial impact would be reflected in the pro forma financial statements. If the option is exercised, at such time, an additional purchase price will be paid.

In consideration of the repurchase of such Founder Shares at their initial purchase price of $0.006 per share, or an aggregate of $25,000, the Founders will receive (i) Class A warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $75.00 per share, subject to adjustment per floating strike price, and (ii) Class B warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $125.00 per share, subject to adjustment per floating strike price, and (iii) a right to receive up to 2,812,500 of the Company’s Ordinary Shares issuable in three equal tranches in the event the volume weighted average price of the Company’s Ordinary Shares for ten five days during a 30 day period equals or exceeds $12, $16 and $20, respectively.

THE NAME CHANGE PROPOSAL

Reasons for the Name Change Proposal

Pursuant to the provisions of the Master Agreement, the Company will by special resolution change its corporate name from “Overture Acquisition Corp.” to “Overture Capital Corp.” effective upon consummation of the Business Combination. If the Business Combination Proposal is not approved, the Name Change Proposal will not be effected.

In the judgment of the Company’s board of directors, the change of its corporate name is desirable to reflect the Company’s acquisition of JNL Bermuda and the transition of the Company from a special purpose acquisition company to a holding company of Overture Re.

Shareholders will not be required to exchange outstanding share certificates for new share certificates if the proposal is adopted.

Required Vote

The approval of the Name Change Proposal requires the affirmative vote by special resolution of not less than two-thirds of the votes cast by such shareholders as being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting. The Text of the Name Change Proposal to be considered at the Extraordinary General Meeting is set forth in Annex III. Pursuant to the Company’s Articles, the Name Change Proposal cannot be approved at an adjourned meeting.

Recommendation of the Company’s Board of Directors

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NAME CHANGE PROPOSAL.

THE REPURCHASE AMENDMENT PROPOSAL

Overview

The Company’s Board of Directors has approved and is submitting the Repurchase Amendment Proposal to the Shareholders for approval. The Repurchase Amendment Proposal is a proposal to amend the Company’s Articles effective upon consummation of the Business Combination to approve by special resolution an amendment to the Company’s Articles to add provisions which allow the company to authorize the Company to purchase any share listed on a Designated Stock Exchange including the Over-the Counter Bulletin Board, the National Market System or the Capital Market of the Nasdaq Stock Market, Inc., the American Stock Exchange or the New York Stock Exchange without shareholder approval in limited circumstances. The maximum number of publicly traded shares which may be repurchased shall be equal to the number of issued and outstanding shares of the Company less one share and shall be effected at such time and such price and other terms as determined and agreed by the Board in its sole discretion. In addition, the amendment would authorize the Company to purchase any share not listed on a Designated Stock Exchange in accordance with the notice procedures set forth in the Articles. In either case, the Company must be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

Reasons for the Repurchase Amendment Proposal

In the judgment of the Company’s Board of Directors, the Repurchase Amendment Proposal is desirable for the following reasons:

The Company’s Articles currently do not provide authorization for the Company to repurchase its shares without obtaining prior shareholder approval. However, as disclosed elsewhere in this proxy statement/prospectus, at any time prior to the Special Meeting of Warrantholders or Extraordinary General Meeting, as the case may be, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the Company or the Company’s Founders, JNF, JNF’s directors and officers and/or their respective affiliates may negotiate arrangements to purchase Public Shares from institutional and other investors, or execute agreements to purchase such shares from them in the future, or they or the Company may enter into transactions with such persons and others to provide them incentives for acquiring Public Shares and/or voting such Public Shares in favor of the Business Combination Proposal.

Shareholders who vote in favor of the Transaction and remain shareholders of the Company will not receive the same incentives that the sellers of Public Shares will. Such arrangements would not be fair to those shareholders that do not receive such consideration. However, to the extent that such purchases will be made to obtain a favorable vote with respect to the Transaction, the Company believes such arrangements to be in the shareholders best interest. The per share purchase price with respect to such side arrangements will not be limited to the per share redemption price. The Company will file a Current Report on Form 8-K to disclose the consummation of any such agreements.

The institutional holders of Public Shares which are known by the Company and its advisors to have acquired shares in other SPACs (Special Purpose Acquisition Companies) and that have agreed to sell their securities in those other issuers will be the first holders to be approached to determine their interests in remaining as holders and supporting the proposed transaction. If additional holders are required, the Company will further review the stockholder list based upon the size of each holders position. Additionally, the Company will monitor the votes against the proposed business combination and which also indicate that they are going to cause their Public Shares to be delivered for Redemption. The Company will seek to enter into forward contracts with sufficient holders of those Public Shares, based upon size of holdings and willingness to enter into forward contracts, to keep the overall amount of the shareholders wishing to redeem below 30%.

It is contemplated that funds released from the trust account upon consummation of the Transaction may be used to purchase such Public Shares, provided the Share Repurchase Amendment is approved. In addition, from time to time, as permitted by the rules of the SEC, public corporations are authorized to repurchase in market transactions certain of its shares pursuant to Rule 10b-18 under the Securities Act. The Board has determined that adopting a resolution approving an amendment to the Company’s Articles that provides for the authorization of the Company to purchase its Ordinary Shares in connection with the consummation of the Transaction and from time to time without shareholder approval in certain limited circumstances provides the Company flexibility that is commonly afforded to publicly traded entities with respect to opportunities which may arise to repurchase its shares and is in the best interests of the Company.

In summary, we are recommending the adoption of the Repurchase Amendment Proposal as we believe such purchases will assist the Company in obtaining a favorable vote with respect to the Transaction and therefore are in the best interests of those shareholders who will remain shareholders of the Company subsequent to the consummation of the Transaction.

The Company is seeking general authority to repurchase its shares inasmuch as the details of any purchases of Public Shares are not and will not be known to the Company prior to the Extraordinary General Meeting of Shareholders. The adoption of the Repurchase Amendment Proposal would eliminate the need for specific shareholder approval of any repurchase of its outstanding shares, including purchases of Public Shares contemplated in the section entitled “Proposals to be Considered by Shareholders — The Business Combination Proposal — Actions that May Be Taken to Secure Approval of the Company’s Shareholders.”

Required Vote

The approval of the Repurchase Amendment Proposal requires the affirmative vote by special resolution of not less than two-thirds of the votes cast by such shareholders as being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting. The text of the Repurchase Amendment Resolution to be considered at the Extraordinary General Meeting is set forth in Annex III. Pursuant to the Company’s Articles, the Repurchase Amendment Proposal cannot be approved at an adjourned meeting.

Recommendation of the Company’s Board of Directors

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE REPURCHASE AMENDMENT PROPOSAL.

THE STAGGERED BOARD ELIMINATION PROPOSAL

Overview

The Company’s Board of Directors has approved and is submitting the Staggered Board Elimination Proposal to the Shareholders for approval. The Staggered Board Elimination Proposal is a proposal to approve by special resolution an amendment to the Company’s Articles effective upon consummation of the Business Combination to provide that each director shall hold office until the next annual general meeting of shareholders following his or her election and until his or her successor is duly elected and qualified. If the Business Combination Proposal is not approved, the Staggered Board Elimination Proposal will not be effected.

Reasons for the Staggered Board Elimination Proposal

The Company believes that the elimination of the staggered board is in the shareholders’ best interests for the following reasons:

•	The election of the members of the Board of Directors is among the most fundamental rights of the Company’s shareholders. This weighs in favor of permitted the shareholders to vote with respect to each director on an annual basis and not be required to wait up to three years to express a view on a particular director.

•	Allowing the shareholders to vote annually on the performance of the entire Board of Directors, as well as individual directors, would increase the directors’ accountability to the shareholders, causing an attendant increase in management’s accountability.

•	A classified Board of Directors structure can diminish Board of Director accountability because shareholders are able to vote against only those directors whose terms expire in a given year. Thus, if in a given year shareholders desire to vote against a director whose term does not expire until a future year, they will be unable to express their dissatisfaction and remove the director promptly through the board election process.

•	Classified Boards of Directors may facilitate management and board entrenchment even if a majority of shareholders are dissatisfied with management or Board of Director performance. This would be a particularly important consideration if a company’s management and Board of Directors failed to respond to stockholder concerns arising from sustained poor performance, excessive compensation practices or similar issues.

•	Classified Boards of Directors may prevent or hinder bidders from acquiring a company even at a price that is acceptable to a majority of shareholders.

The Company is committed to strong corporate governance. Accordingly, the Board considered the various reasons for and against a classified Board, particularly in light of evolving corporate governance practices and investor sentiment. The Board recognizes that the annual elections of directors is emerging as a “best practice” in the area of corporate governance, as it provides shareholders the opportunity to hold every member of the Board accountable for performance every year. The Board has determined that adopting a resolution approving an amendment to the Company’s Articles that provides for the annual election of all Directors is in the best interests of the Company.

Required Vote

The approval of the Staggered Board Elimination Proposal requires the affirmative vote by special resolution of not less than two-thirds of the votes cast by such shareholders as being entitled to do so, voting in person or by proxy at the Extraordinary General Meeting. The text of the Staggered Board Elimination Resolution to be considered at the Extraordinary General Meeting is set forth in Annex III. Pursuant to the Company’s Articles, the Staggered Board Elimination Proposal cannot be approved at an adjourned meeting.

Recommendation of the Company’s Board of Directors

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STAGGERED BOARD ELIMINATION PROPOSAL.

THE SHARE REPURCHASE PROPOSAL

Overview

The Company’s Board of Directors has approved and is submitting the Share Repurchase Proposal to the shareholders for approval. The Share Repurchase Proposal is a proposal to approve the resolution to permit the repurchase of the 3,750,000 Founder Shares in connection with the Transaction. A text of the resolution is set forth in Annex III.

Founder Purchases

Pursuant to the Master Agreement, the Founders of the Company have agreed to allow the Company to repurchase their 3,750,000 Founder Shares in connection with the consummation of the Transaction as follows:

Shares to be
Founder	Reacquired

John F. W. Hunt	2,345,543
Marc J. Blazer	10
Blazer Investments, LLC	532,989
Marc Blazer 2007 GRAT	74,990
Mark Booth	62,229
Domenico De Sole	62,229
Lawton W. Fitt	385,326
Paul S. Pressler	124,456
Andrew H. Lufkin	162,228

3,750,000

Founders initially paid approximately $0.006 per share for their Founder Shares prior to the IPO. In consideration of the repurchase of such Founder Shares at their initial purchase price of $0.006 per share, or an aggregate of $25,000, the Founders will receive (i) Class A warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $75.00 per share, subject to adjustment per floating strike price, and (ii) Class B warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $125.00 per share, subject to adjustment per floating strike price, and (iii) a right to receive up to 2,812,500 of the Company’s Ordinary Shares issuable in three equal tranches in the event the volume weighted average price of the Company’s Ordinary Shares for any ten days during a 30 day period equals or exceeds $12, $16 and $20, respectively. As of the record date for the Extraordinary General Meeting of the Shareholders, the 3,750,000 Founder Shares has an aggregate value of $[37,537,500] based on the closing price of such shares on that date.

Required Vote

The approval of the Share Repurchase Proposal requires the affirmative vote of a majority of the shareholders as being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting or at an adjourned meeting. The text of the Share Repurchase Resolution to be considered at the Extraordinary General Meeting is set forth in Annex III.

Recommendation of the Company’s Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE SHARE REPURCHASE PROPOSAL.

THE BOARD OF DIRECTORS PROPOSAL

Overview

The Company’s Board of Directors is currently divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of office of the first class of directors, consisting of Paul Pressler, will expire at our first annual general meeting of shareholders. The term of office of the second class of directors, consisting of Andrew H. Lufkin and Lawton W. Fitt, will expire at the second annual general meeting of shareholders. The term of office of the third class of directors, consisting of John F. W. Hunt and Marc Blazer, will expire at the third annual general meeting of shareholders. One of the closing conditions to the Business Combination is the resignation of the directors of the Company from all of their positions effective as of the Closing Date, and at and after the Closing Date, the Company shall cause the board of directors to consist of seven (7) members of which (i) four (4) members shall be designated as nominees by JNL and (ii) three (3) members shall be designated as nominees by the Company and the Founders. In addition, pursuant to the Staggered Board Elimination Proposal, shareholders are being asked to approve the removal of the staggered board provision set forth in the Company’s Amended and Restated Memorandum and Articles of Association. As a result, the following seven persons have been nominated as candidates for election to the Board of Directors: David Smilow, Mitchell H. Caplan, Antoine Schwartz, John F. W. Hunt, Marc Blazer, Dean C Kehler and Andrew Lufkin. In the event these seven directors are elected at the Extraordinary General Meeting, they will hold office for a term expiring at the next Extraordinary General Meeting of shareholders. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified. Four of the directors standing for election pursuant to the Director Proposal, John W. Hunt, Marc Blazer, Antoine Schwartz and Andrew Lufkin, will be “independent” directors under the director independence standards of NYSE Amex. Although we are not required to adopt director independence standards, in order to identify our directors and/or director-nominees who may qualify as independent directors, we have adopted the director independence standards of NYSE Amex.

The election of the foregoing as directors is conditional upon approval of the Business Combination. Except as set forth below with respect to the Shareholders Agreement, there are not now, nor have there ever been, any other arrangements, agreements or understandings regarding the selection and nomination of the Company’s directors. Unless authority is withheld, the proxies solicited by the Board of Directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the Board of Directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Consequence if the Board of Directors Proposal is Not Approved

If any individual set forth above is not elected to serve as a director of the Company, the Business Combination will not be completed.

Assuming the election of the individuals set forth above, the Board of Directors and management positions of the Company following the Transaction will be as follows:

Name	Age	Position

David Smilow	47	Executive Chairman
Mitchell H. Caplan	52	Chief Executive Officer and Director
Michael Girouard	43	Chief Financial Officer
Brian Heaphy	37	General Counsel and Secretary
John W. Hunt	45	Director
Marc Blazer	41	Director
Antoine Schwartz	47	Director
Andrew Lufkin	46	Director
Dean C. Kehler	52	Director

Assuming the Business Combination Proposal is approved, at the effective time of the Business Combination, the Company will wholly own Overture Re. Assuming the Business Combination is consummated, each of JNF and the Founders will have the right to nominate and cause the appointment and election of members to the Board of Directors of the Company as discussed here.

Biographical Summaries of Nominees for the Board of Directors

David Smilow — Chairman of the Board.  Mr. Smilow is currently Chairman and CEO of JNF, the intermediate holding company of JNL, and has held this position since 2003. From 2000 to 2003, he held the position of Co-Chairman of Inviva, Inc., the predecessor firm to JNF. From 1988 to 2000, he was the Founder, Chairman and CEO of Telebank, an internet-based retail bank that is now part of E*Trade Group. From 1987 to 1988, Mr. Smilow was an Associate at Goldman Sachs. Mr. Smilow holds a BA from Johns Hopkins University and an MBA from Harvard Business School.

Mitchell H. Caplan joined JNF as a Executive Advisor in September, 2009. Prior to joining JNF, Mr. Caplan served as an Executive Advisor with Aquiline Capital Partners. From 2003-2007 Mr. Caplan held the position of CEO and a Director of E*TRADE Financial Corporation. Before assuming the role of CEO, Mr. Caplan was Chief Banking Officer (2000-2002) and President & COO (2002-2003). Under Mr. Caplan’s leadership at E*TRADE, revenue grew from under $1 billion to $3 billion annually, with net income growth from a loss to $1.6 billion annually. Mr. Caplan served as Vice-Chairman, President and CEO of Telebanc Financial Corporation from 1990 until its merger with E*TRADE in 2000. After E*TRADE’s mortgage loan portfolio was severely impacted by the real estate crisis and financial market turmoil that began in mid-2007, several shareholder and derivative actions were filed against E*TRADE and its executive officers and directors (including Mr. Caplan) alleging violations of federal securities laws and breaches of fiduciary duties. The cases are pending in New York federal and state courts. Further information with respect to these cases may be found in E*TRADE’s Exchange Act filings with the SEC at www. sec.gov. All such information and disclosure is expressly not incorporated by reference herein and we assume no liability therefor. From 1985-1990, Mr. Caplan was an associate of the law firm of Shearman & Sterling. Mr. Caplan holds a JD and MBA from Emory University and a BA in history from Brandeis University.

Antoine Schwartz was Co-Chairman, Co-Chief Executive Officer and Co-Founder of Telebank, a manufacturer and direct marketer of low cost banking products, founded in 1989 and renamed E*Trade Bank following the acquisition by E*Trade in 1999. After moving to London in 1992, he joined Goldman Sachs International as Executive Director in Investment Banking Division. Later he became Executive Director in Equity Capital Markets Department (1993), head of the European Equity-linked Group and partner in Equity Capital Markets Division (1996), partner in Principal Investment Area and Member of Goldman Sachs Investment Committee (1999). In 2004 he was founding partner of The Black Ant Group, where he is currently Chief Investment Officer. Mr. Schwartz received a graduate degree in sciences at Ecole Polytechinque (Paris, France) and completed his studies with a MBA from Harvard Graduate School of Business Administration (Cambridge, MA).

John F. W. Hunt has been our Chief Executive Officer, Secretary and Chairman of the Board since our inception in September 2007. Since 1994, Mr. Hunt founded or co-founded six companies, including Oriel LLC, a wine company he currently oversees, Amanyaratm, a resort in the Turks & Caicos Islands, The Seattle Coffee Company, a chain of espresso bars in England ultimately acquired by Starbucks, Syzygy AG, an internet professional services firm listed on the Frankfurt stock exchange, and Obongo Inc., a payment processing technology firm that was acquired by AOL Time Warner. Mr. Hunt also co-founded and helped develop iGabriel, an investment club, which later merged with PiCapital to form one of the UK’s leading private investor networks, and First Tuesday, a financial networking forum that was subsequently acquired by an Israeli investment bank. Mr. Hunt began his career in marketing. From 1987 to 1992, he held positions of increasing responsibility at Procter & Gamble, ultimately becoming the European Brand Manager responsible for integrating the acquisition of the Max Factor brand across Europe. From 1992 to 1994, Mr. Hunt was Head of Marketing at Kraft Jacobs Suchard (a division of Philip Morris) for the Middle East & Africa. Mr. Hunt received an Honors degree in Economics and Public Administration from the London University in 1987.

Marc J. Blazer has been our President, Treasurer and a Director since our inception in September 2007. Mr. Blazer is also a co-founder of Ahimsa Partners, a venture that licenses, owns, and operates hospitality businesses, the CEO of Blazer & Co., both investment partnerships, and a managing director of BTIG, an institutional trading firm. From November 2000 to August 2007, Mr. Blazer was a partner, and until May 2007, the global head of investment banking at Cantor Fitzgerald. While at Cantor Fitzgerald, Mr. Blazer served on the advisory board of Enertech Capital III, a venture capital fund from March 2006 to July 2007. Prior to joining Cantor Fitzgerald, Mr. Blazer spent six years at ChaseMellon Financial Corp. (now Mellon Investor Services), a joint-venture between Chase Manhattan Corporation and Mellon Financial Group LLC from 1994 to 2000. In this capacity, he advised clients on governance and shareholder related issues including accessing the capital markets, investor relations, and proxy solicitation matters and structural defenses. Prior to his career on Wall Street, Mr. Blazer was an advisor to members of Congress in both the House and Senate on tax matters, banking and securities legislation, international trade policy, and foreign relations. Mr. Blazer earned a graduate degree from the London School of Economics in 1992, and a BA from the University of Maryland in 1990.

Andrew H. Lufkin a Director and founder since January 2008, is the portfolio manager for the Delafield Hambrecht MicroCap Value Fund, a fund which invests in undervalued growing micro-cap companies and the Chief Financial Officer and a director of Delafield Hambrecht which he joined in September 2003. From August 2002 to August 2003, Mr. Lufkin was Chief Operating Officer and Chief Financial Officer of Monadnock Valley Asset Management, a New York-based hedge fund specializing in global healthcare equities. From 2001 to 2002 he served as a Managing Director in investment banking for WR Hambrecht + Co. Prior to this, he spent 10 years in corporate finance at Donaldson Lufkin & Jenrette before starting his own broker dealer. Mr. Lufkin received a BA from Colby College and an MBA from Harvard Business School.

Dean C. Kehler is a Managing Partner of Trimaran Capital Partners, L.L.C., a manager of alternative investment funds. Mr Kehler has held this position since 2006. Mr. Kehler currently serves on the board of directors of Inviva, Inc., Jefferson National Financial Corp., Charlie Brown’s Acquisition Corp., a restaurant chain, Urban Brands, Inc., a clothing retailer, El Pollo Loco, Inc. and related companies.. Mr. Kehler also serves as Treasurer and a director of CARE USA, one of the worlds largest private humanitarian organizations, and is Vice Chair of the Board of Overseers of University of Pennsylvania School of Nursing. Prior to Trimaran Capital Partners L.L.C. Mr. Kehler was a Managing Director, Vice Chairman at CIBC World Markets from 1990-2006. Mr. Kehler graduated from the Wharton School, University of Pennsylvania in 1978.

Board members are elected annually by the shareholders and the officers are appointed annually by the Board of Directors.

Compliance With Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the

Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of shares and other equity securities of ours. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us, we believe all of our directors, officers and greater than 10% shareholders have complied with the applicable Section 16(a) reporting requirements in a timely fashion.

Board of Directors and Committees of the Board

Our Board of Directors held two formal meetings during the last full fiscal year. Each member of the Board participated in all Board meetings held during the period for which he or she was a director.

Director Independence

The NYSE Amex requires that a majority of our Board of Directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has determined that each of Messrs. Hunt, Blazer, Schwartz and Lufkin are independent directors as such term is defined under the rules of the NYSE Amex and as such term is defined under Rule 10A-3 of the Exchange Act. The independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into an initial business combination with an entity which is affiliated with any of our executive officers, directors, Founders, initial shareholders or special advisors, including an entity that has received a material financial investment from our initial shareholders, Founders or special advisors or any entity affiliated with our initial shareholders, Founders, officers, directors or special advisors.

Committees

Audit Committee

We have established an audit committee of the Board of Directors, consisting of Ms. Fitt, Messrs. Lufkin and Pressler, each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the NYSE Amex. Subsequent to the Business Combination, the members of the audit committees of the Company will not be appointed until the Board of Directors is fully constituted and holds its initial meeting. At that time, the Board of Directors will make determinations with respect to each audit committee member’s independence in accordance with the NYSE Amex listing standards and SEC rules and regulations. The audit committee’s duties, which will be specified in an Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of our IPO and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of our IPO;

•	reviewing and approving all payments made to our initial shareholders, Founders, officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval; and

•	the members of the audit committee will act as the liquidator of the Company in the event we do not consummate our initial business combination by January 30, 2010.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by the NYSE Amex, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must have certified to the stock exchange that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Mr. Lufkin satisfies the NYSE Amex’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

We have established a nominating committee of the Board of Directors, currently consisting of Ms. Fitt, Messrs. Lufkin and Pressler, each of whom is an independent director under the NYSE Amex’s listing standards. Subsequent to the Business Combination, the members of the nominating committees of the Company will not be appointed until the Board of Directors is fully constituted and holds its initial meeting. At that time, the Board of Directors will make determinations with respect to each nominating committee member’s independence in accordance with the NYSE Amex listing standards and SEC rules and regulations. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs of the board of directors that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

We have adopted a code of ethics that applies to our executive officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement in connection with our IPO. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us in writing at c/o Maples Corporate Services Limited, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Compensation Arrangements for Directors

The Company’s directors do not currently receive any cash compensation for their service as members of the Board of Directors. Upon consummation of the Business Combination, non-employee directors of the Company will receive varying levels of compensation for their services as directors, including additional amounts based on their eligibility as members of the Company’s audit and compensation committees. The Company anticipates determining director compensation in accordance with industry practice and standards.

Executive Compensation

The Company

No founding executive officer of the Company has received any cash or non-cash compensation for services rendered to the Company. Each founding executive officer has agreed not to take any compensation prior to the consummation of a business combination. However, the Company’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential merger partners and performing due diligence on suitable business combinations. As of September 30, 2009, an aggregate of $151,000 has been reimbursed to them for travel-related expenses.

Overture Re

Summary Compensation Table

The following table sets forth compensation information for each of JNL’s named executive officers during the years ended December 31, 2007 and 2008 and the estimated compensation for 2009, including: (i) the dollar value of base salary and bonus earned during each year; (ii) for awards of stock and awards of options, the dollar amount recognized for financial statement reporting purposes with respect to each year in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments” (“SFAS 123(R)”); (iii) the dollar value of earnings for services pursuant to awards granted during each year under non-equity incentive plans; (iv) the non-qualified deferred compensation earnings during each year; (v) all other compensation for each year; and (vi) the dollar value of total compensation for each year. With the exception of Michael Girouard, none of the named executive officers listed in the following table will become executive officers of the combined company following the Business Combination.

							Nonqualified
						Non-Equity	Deferred
				Stock Awards/	Option	Incentive	Compensation	All Other
Name and Position of Principal(a)	Year(b)	Salary(3)(c)	Bonus(3)(d)	Price(1)(e)	Awards(2)(f)	Plans(g)	Earnings(h)	Compensation(i)	Total(j)

David Smilow,	2009	$420,000	$0	0	0	—	—	—	$420,000
Chairman of the Board	2008	$420,000	$0	*	0	—	—	—	$1,302,368
	2007	$429,000	$193,750	0	0	—	—	—	$622,750
Larry Greenberg,	2009	$300,000	$0	0	0	—	—	—	$300,000
President and CEO	2008	$300,000	$89,999	0	10000/$54.54	—	—	—	$412,233
					10000/$81.81
	2007	$300,000	$325,000	526313/$.285	0	—	—	—	$774,999
Timothy Rogers,	2009	N/A	N/A	N/A	N/A	—	—	—	N/A
CFO (2007 -8/2008)	2008	$300,000	$45,007	0	0	—	—	—	$345,007
	2007	$300,000	$485,000	0	0	—	—	—	$785,000
Joe Vap,	2009	$155,000	$0	0	0	—	—	—	$155,000
CFO JNF	2008	$147,945	$0	0	5000/$54.54	—	—	—	$157,943
					2500/$81.81
	2007	$135,687	$25,000	0	0	—	—	—	$160,687
David Lau,	2009	$295,000	$0	0	0	—	—	—	$295,000
COO	2008	$295,000	$27,018	0	10000/$54.54	—	—	—	$346,489
					15000/$81.81
	2007	$295,000	$295,000	158000/$.285	0	—	—	—	$635,030
Michael Girouard,	2009	$280,000	$0	0	0	—	—	—	$280,000
CIO	2008	$256,250	$6,797	0	0	—	—	—	$263,047
	2007	$250,000	$0	39750/$.285	0	—	—	—	$261,329

(1)	2007 Stock awards = Inviva Series C Preferred — restricted shares that vested over 2 years

(2)	2008 Options = JNF Base Options strike price of current value ($54.54) JNF Premium Options strike price 50% over current value ($81.81)

Options vest 20% on issue date and 20% each anniversary thereafter. On changes of control, 50% of any unvested options vest immediately.

(3)	2009 Salary and bonus amounts are projected earnings

*	David Smilow received warrants for 7.5% of the outstanding stock of JNF at a strike price of $54.54.

Bonus Awards

Amounts included in column (d) in the Summary Compensation Table represent amounts paid to each of JNL’s named executive officers in accordance with our employee bonus program. Amounts awarded under the bonus program are a function of our financial and overall business performance as well as the employee’s contribution to that performance as determined at the end of each fiscal year by our Board of Directors.

401(k) Profit Sharing Plan

The Company adopted a tax-qualified profit sharing 401(k) plan that covers all employees that have completed 90 days of service, except for nonresident aliens with no U.S. source income. Pursuant to the 401(k) plan, participants may elect to make pre-tax contributions up to the lesser of 15% of compensation or the statutorily prescribed annual limit. The 401(k) also provides for employer matching contributions equal to 100% of the first 5% of compensation deferred into the plan. Contributions made by employees or by the Company to the 401(k) plan, and the income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and Company can deduct the employees’ contributions and its contributions, if any, for the fiscal year in which they are made.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2008.

Director Compensation

The Company has not determined compensation to be received by each of the directors who will become directors of the combined company following the business combination. However, the Company intends to compensate its independent directors in stock and cash at customary rates for their role as a director. The Company’s non-independent directors may receive monitoring fees.

Benchmarking of Cash and Equity Compensation

The Company believes it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the insurance industry. The Company expects the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the insurance industry through the review of such companies’ public reports and through other resources. It is expected any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to the Company, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of the Company post-acquisition business and objectives that may be unique to the Company, the Company generally believes gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

Base Salary.  Generally, the Company, working with the compensation committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. The Company will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what the Company believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses.  The Company intends to design and utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

The Company will structure cash incentive bonus compensation so that it is taxable to its employees at the time it becomes available to them. At this time, it is not anticipated that any executive officer’s annual cash compensation will exceed $1 million, and the Company has accordingly not made any plans to qualify any cash compensation for the performance based compensation to the deduction limit limitation under Section 162(m) of the Internal Revenue Code.

Equity Awards.  The Company also may use stock options and other stock-based awards to reward long-term performance. The Company believes providing a meaningful portion of its executives’ total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of the Company’s shareholders and with the Company’s long-term success. The compensation committee and board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to the Company’s executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Other Compensation.  The Company will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be generally available to all salaried employees and will not discriminate in favor of executive officers. The Company may extend other perquisites to its executives that are not available to our employees generally.

Required Vote

Provided that a quorum of shareholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, the slate of directors will be elected if the Board of Directors Proposal is approved by a majority of the shareholders as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting or at an adjourned meeting. The text of the Board of Directors Resolution to be considered at the Extraordinary General Meeting is set forth in Annex III. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Company’s Board of Directors

The Board of Directors recommends a vote FOR Messrs. Smilow, Caplan, Hunt, Blazer, Schwartz, Lufkin and Kehler. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees.

THE INCENTIVE PLAN PROPOSAL

Background

The Company’s Incentive Plan has been adopted by the Company’s Board of Directors subject to approval and consummation of the Transaction and further subject to the approval of the Company’s shareholders. The approval of the Business Combination Proposal and the consummation of the Transaction are conditions to the effectiveness of the Incentive Plan, assuming the Incentive Plan Proposal is approved by the shareholders, and will only be presented at the Extraordinary General Meeting of Shareholders if the Business Combination Proposal is approved. If the Business Combination Proposal is not approved or the Transaction is not consummated, the Incentive Plan will not become effective.

Purpose

The Incentive Plan is intended to aid the Company in recruiting and retaining employees, officers, directors and consultants capable of assuring the future success of the Company. The Company expects that the awards of share-based compensation under the Incentive Plan and opportunities for share ownership in the Company will provide incentives to participants to exert their best efforts for the success of the Company and also align their interests with those of the Company’s shareholders.

The full text of the Incentive Plan is attached to this proxy statement/prospectus as Appendix IV. The following summary of the Incentive Plan is qualified in its entirety by the provisions of such text.

Material Provisions

General.  The board of directors adopted the Incentive Plan, subject to shareholder approval. The Incentive Plan is intended to benefit our shareholders by assisting the Company in recruiting and retaining the services of directors, employees and consultants and motivating such persons through the granting of share-based incentive awards. The shares to be issued under the Incentive Plan are our Ordinary Shares. The shares may be shares that have been authorized but not yet issued. Additional information about the Incentive Plan follows.

Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

The Incentive Plan provides for the granting of stock options, stock bonuses and restricted stock (including restricted stock units) to employees, directors and consultants of the Company and its affiliates.

Administration.  The Incentive Plan may be administered by the board or by a committee consisting of two (2) or more non-employee directors of the board. The entire board may comprise the committee or the board may delegate administration of the Incentive Plan to a committee which, if required under applicable law, shall consist of two (2) or more non-employee directors. In such event, the term “committee” shall apply to any person or persons to whom such authority has been delegated. Furthermore, unless a committee has been appointed by the board, any reference to the committee in the Incentive Plan shall mean the board. If administration is delegated to a committee, the committee shall have, in connection with the administration of the Incentive Plan, the powers theretofore possessed by the board (and references in this Incentive Plan to the board shall thereafter be to the committee) subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the board. The board may abolish the Committee at any time and re-vest in the board the administration of the Incentive Plan. The board may also (A) delegate to a committee of one or more members of the board who are not “outside directors” within the meaning of Section 162(m) of the U.S. Internal Revenue Code the authority to grant Awards to eligible persons who are either (1) not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from such Award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (B) delegate to a committee of one or more members of the board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant awards to eligible persons who are not then subject to Section 16 of the U.S. Exchange Act of 1934.

Share Limit.  The total number of Ordinary Shares that may be issued under the Incentive Plan is the lesser of (i) 1.5 million Ordinary Shares or (ii) 10% of the outstanding Ordinary Shares at the closing of the Transaction. Shares that are subject to awards that are forfeited, cancelled, expire, terminate or lapse without having been exercised or realized in full shall again become available to be made subject to awards under the Incentive Plan. In the event of any share split, share dividend, reorganization, recapitalization, merger, consolidation, spin-off or other such change in our capitalization, the committee has the discretion to make adjustments to (i) the number or kind of shares authorized for issuance or covered by outstanding awards, (ii) the exercise price of options, (iii) the maximum number of shares for which options may be granted in any calendar year and/or (iv) any other affected terms of such awards in order to prevent dilution or enlargement of benefits. . The shares subject to the Plan may be authorized but unissued shares or shares required by the Company in any manner.

No employee may be granted options to acquire more than 250,000 Ordinary Shares under the Incentive Plan during any calendar year.

Change in Control.  Unless otherwise provided in an option agreement and except as otherwise provided in the Incentive Plan, a change in control shall not effect any awards granted under the Incentive Plan.

Limitation on Transferability of Awards.  Awards under the Incentive Plan shall be transferred by the participant only upon such terms and conditions as are set forth in the award agreement.

Interests of Directors or Officers

The Company’s directors may grant awards under the Incentive Plan to themselves as well as the Company’s officers and consultants, in addition to granting awards to the Company’s other employees.

Required Vote

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the shareholders as being entitled to do so, voting in person or by proxy at the Extraordinary General Meeting or at an adjourned meeting. The text of the Incentive Plan Resolution to be considered at the Extraordinary General Meeting is set forth in Annex III.

Recommendation of the Company’s Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

THE SHAREHOLDER ADJOURNMENT PROPOSAL

Purpose

The Shareholder Adjournment Proposal, if adopted, will allow our Board of Directors to adjourn the Extraordinary General Meeting of Shareholders to a later date or dates to permit further solicitation and vote of proxies if at the time of the meeting it appears that we do not have sufficient votes on the Business Combination Proposal. In no event will we adjourn the Extraordinary General Meeting or consummate the transactions contemplated by the Master Agreement beyond the date by which we may properly do so under our Articles. The purpose of the Adjournment Proposal is to provide more time for us to solicit proxies, make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Business Combination Proposal, to meet the requirement that the holders of fewer than 30% of the Public Shares vote against the Business Combination Proposal and demand that their Public Shares be redeemed or to permit further solicitation for other reasons.

Consequences If the Shareholder Adjournment Proposal Is Not Approved

If the Shareholder Adjournment Proposal is not approved by our shareholders, our board of directors may not be able to adjourn the Extraordinary General Meeting of Shareholders to a later date. In such event, the transactions contemplated by the Master Agreement would not be completed and, unless we are able to consummate a “Business Combination” (as defined in our Articles) no later than January 30, 2010 we will be required to liquidate and dissolve.

Required Vote

The approval of the Shareholder Adjournment Proposal requires the affirmative vote of a majority of the shareholders as being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting or at an adjourned meeting. The text of the Shareholder Adjournment Resolution to be considered at the Extraordinary General Meeting is set forth in Annex III.

Approval of the Shareholder Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Company’s Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SHAREHOLDER ADJOURNMENT PROPOSAL.

PROPOSALS TO BE CONSIDERED BY WARRANTHOLDERS

THE WARRANT AMENDMENT PROPOSAL

Purpose of the Warrant Amendment

In connection with the Transaction, the Company is proposing to amend the terms of the Warrant Agreement, dated January 30, 2008, by and between the Company and American Stock Transfer & Trust Company, as Warrant Agent, referred to herein as the Warrant Agreement, to provide that (i) the exercise price of the Company Warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the Company Warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our Ordinary Shares must trade before we are able to redeem the Company Warrants will be increased from $14.25 to $20.00.

There are currently 19,380,000 warrants outstanding, 15,000,000 of which were issued in our IPO and 4,380,000 of which were issued to our Founders in a private placement.

The foregoing description of the Warrant Amendment Proposal is only a summary. A full text of the Warrant Agreement amendment, a copy of which is attached as Annex II to this proxy statement, is incorporated by reference into this proxy statement. Our rights and obligations are governed by the express terms and conditions of the Warrant Agreement amendment which implements the Warrant Amendment Proposal and not by this summary. This summary and the summaries of the Warrant Amendment Proposal elsewhere in this proxy statement/prospectus may not contain all of the information about the Warrant Amendment Proposal that is of importance to you and are qualified in their entirety by reference to the complete text of the Warrant Agreement amendment which implements the Warrant Amendment Proposal. We encourage you to read the Warrant Agreement amendment which implements the Warrant Amendment Proposal carefully and in its entirety for a more complete understanding of the Warrant Amendment Proposal.

Reasons for the Warrant Amendment Proposal; Effects

We believe the amendment to the Company Warrants is appropriate given the proposed change in our structure following completion of the transactions contemplated by the Master Agreement. We believe one of the effects of increasing the exercise price of the Warrants is that the exercise of the Company Warrants will result in a transaction that is less dilutive to our shareholders in that we will receive more consideration per share than the net asset value per share immediately following the consummation of the transactions contemplated by the Master Agreement. Additionally, if the transactions contemplated by the Master Agreement are not consummated and we do not complete a business combination by January 30, 2010, the Company Warrants will expire worthless. If the Warrant Amendment Proposal is approved, all other terms of the Company Warrants will remain the same. It is anticipated that one of the likely effects of increasing the prices at which our Ordinary Shares must trade before we are able to redeem our Warrants is that the amount of time we would have to wait before we can redeem the Company Warrants will increase, thereby giving our warrantholders more time to exercise their Company Warrants.

The Company’s Founders have informed us that they intend to vote in favor of the Warrant Amendment Proposal at the special meeting. As described in the section entitled “Proposals to be Considered by Shareholders — The Business Combination Proposal — Certain Benefits of the Company’s Directors and Officers and Others in the Transactions,” the founder shareholders may have interests that differ from those of our other warrantholders.

Consequences If the Warrant Amendment Proposal Is Not Approved

If the Warrant Amendment Proposal is not approved by our warrantholders, the proposed amendments to the warrants will not take effect. In such event, the transactions contemplated by the Master Agreement would not be completed and, unless we are able to consummate a “Business Combination” no later than January 30, 2010, we will be required to liquidate and dissolve and the Company Warrants will expire worthless.

Required Vote

Approval of the Warrant Amendment Proposal requires the affirmative vote of a majority in interest of the Ordinary Shares issuable upon exercise of the outstanding Company Warrants as of the record date represented in person or by proxy at the Special Meeting of Warrantholders and entitled to vote thereon.

Recommendation of the Company’s Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANT AMENDMENT PROPOSAL.

THE WARRANTHOLDER ADJOURNMENT PROPOSAL

Purpose

The Warrantholder Adjournment Proposal, if adopted, will allow the Company’s board of directors to adjourn the Special Meeting of Warrantholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting of Warrantholders to approve the consummation of the Warrant Amendment. The Warrantholder Adjournment Proposal will only be presented to the Company warrantholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting of Warrantholders to approve the Warrant Amendment Proposal. In no event will the Company adjourn the Special Meeting of Warrantholders or consummate the Warrant Amendment beyond the date by which it may properly do so under its Articles.

Consequences if the Warrantholder Adjournment Proposal is Not Approved

If the Warrantholder Adjournment Proposal is not approved by the warrantholders, the Company’s board of directors may not be able to adjourn the Special Meeting of Warrantholders to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting of Warrantholders to approve the Warrant Amendment Proposal. In such event, the Warrant Amendment Proposal would not be approved and, unless the Company were able to consummate a business combination by January 30, 2010, it would be required to liquidate and dissolve and the warrants would expire worthless.

Required Vote

Approval of the Warrantholder Adjournment Proposal requires the affirmative vote of a majority in interest of the Ordinary Shares issuable upon exercise of the outstanding Company Warrants as of the record date represented in person or by proxy at the Special Meeting of Warrantholders and entitled to vote thereon. Approval of the Warrantholder Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Company’s Board of Directors

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANTHOLDER ADJOURNMENT PROPOSAL.

BUSINESS OF THE COMPANY

Introduction

The Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on September 25, 2007. Exempted companies are Cayman Islands companies that conduct business outside the Cayman Islands and are required to be registered as such. We were incorporated for the purpose of acquiring, through a merger, share capital exchange, asset acquisition, share purchase, reorganization or any other similar business combination, an operating business, which the Company refers to as its initial business combination, with a fair market value of at least 80% of the balance held in the Company’s trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of such business combination and resulting in ownership by the Company of at least 51% of the voting equity interests of the operating business. To date, the Company’s efforts have been limited to organizational activities, the IPO and the search for a suitable business combination.

Master Agreement

On December 10, 2009, the Company entered into the Master Agreement with Overture Re Holdings, JNF, JNL and JNL Bermuda and certain officers and directors of the Company. Pursuant to the Master Agreement:

STEP 1

•	JNL to on the Closing Date beneficially own or have commitments to acquire 24.5% of the Ordinary Shares of Overture Acquisition Corp., as of the Closing Date, taking into account the Public Share redemptions, the obligation of Overture Acquisition Corp. to repurchase the Founder Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement, by (a) open market purchases, (b) negotiated purchases or (c) private placement.

•	JNL Bermuda will have an option to reinsure 90% of the fixed annuities and 50% of the variable annuities of JNL ($21.5M) pursuant to Reinsurance Option and Contribution Agreement, plus a securities portfolio ($98.5M), certain other assets and will enter into an Investment Management Agreement with JNFAM. JNL Bermuda will dividend a portion of the securities back to JNL to reflect any decreases in the purchase price of JNL Bermuda.

•	Overture Re and JNL Bermuda will amalgamate with Overture Re being the surviving entity — and obtain the option, securities portfolio, certain other assets and the Investment Management Agreement.

•	Overture Acquisition Corp. will have an option to acquire JNFAM.

STEP 2

•	Overture Re will exercise option and enter into Quota Share Reinsurance Agreement with JNL pursuant to which an annuity life insurance block of JNL is to be quota share reinsured by Overture Re on a modified coinsurance basis.

•	Overture Re will assume the Investment Management Agreement with JNFAM. Pursuant to this agreement, initially JNFAM will manage 20% of the regulatory capital of Overture Re and going forward, will also manage 20% of any additional reinsurance assets acquired by Overture Re.

•	Directors, management and Founders of Overture Acquisition Corp. to acquire warrants in JNF pursuant to Warrant Subscription Agreement.

•	Overture Acquisition Corp. may exercise the option to acquire JNFAM.

Offering Proceeds Held In Trust

On February 5, 2008, the Company consummated its IPO of 15,000,000 units at the offering price of $10.00 per unit and received net proceeds of $145,988,526. Pursuant to a second amended and restated Founders’ warrant securities purchase agreement, dated as of January 18, 2008, our Founders, John F. W.

Hunt, Marc J. Blazer (and certain entitles controlled by Marc J. Blazer), Lawton W. Fitt, Paul S. Pressler, Mark Booth, Domenico De Sole and Andrew H. Lufkin, purchased from us, in the aggregate, 4,380,000 founder warrants for $4,380,000. The purchase and issuance of the founder warrants occurred immediately prior to the consummation of our IPO on a private placement basis.

If the Transaction is consummated, the funds held in the trust account will be released (i) to purchase JNL Bermuda, (ii) to pay transaction fees and expenses; (ii) to pay the Company’s tax obligations and deferred underwriting discounts and commissions, including investment banking and advisory fees; (iv) to pay holders of Public Shares who properly exercise their redemption rights; and (v) for working capital and general corporate purposes of the Company and its subsidiaries. In addition, the funds held in the trust account may be used to purchase Public Shares in privately negotiated transactions.

The holders of Public Shares will be entitled to receive funds from the trust account only in the event of the Company’s liquidation or if they properly exercise their redemption rights and the Transaction is actually completed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Fair Market Value of Target Business

Pursuant to the prospectus for the Company’s IPO and the Company’s Articles, the initial target business the Company acquires must be an operating business and have a fair market value equal to at least 80% of the balance held in the trust account (exclusive of the underwriters’ deferred underwriting compensation). Based in part on standards generally accepted by the financial community and on the fairness opinion, the Company believes the Transaction meets the operating business and 80% threshold requirements.

Shareholder Approval of Business Combination

The Company will proceed with the Transaction only if a majority of the Public Shares present and entitled to vote at the Extraordinary General Meeting, or an adjournment thereof, approve the Business Combination and the Transaction. The Company’s Founders agreed with the representative of the underwriters of the IPO pursuant to a letter agreement to vote its Founder Shares on the Business Combination Proposal in accordance with the vote of holders of a majority of the Public Shares. In addition, in connection with the IPO, the Founders of the Company agreed to vote any Ordinary Shares they acquire in the open market in favor of the Business Combination Proposal. If the holders of 30% or more of the Public Shares vote against the Business Combination Proposal and properly demand that the Company redeem their Public Shares for a pro rata portion of the trust account, the Company will not consummate the Transaction. In that case, the Company will be forced to liquidate and dissolve.

Liquidation If No Business Combination

Our articles provide that if after 24 months from the date of our final prospectus we have not consummated an initial business combination we will immediately go into voluntary liquidation. This provision may not be amended except with consent of two-thirds of the issued and outstanding Ordinary Shares voting, by way of special resolution, at a meeting in which the holders of 100% of the issued and outstanding Ordinary Shares must be present in order to constitute a quorum, or in connection with the consummation of a business combination, unless certain other conditions are satisfied. We will follow the same procedures as if our shareholders had formally voted to approve our voluntary winding up under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up. Upon the appointment of the liquidators, the directors’ powers are suspended. The liquidators will give at least 21 days’ notice to creditors of the liquidators’ intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the Cayman Islands Official Gazette and taking such further steps as the liquidators consider appropriate after which the assets of the company would be distributed. The proceeds of the trust account will not be distributed until at least 21 days after the publication of such advertisement (or such longer period as the liquidator in the exercise of his or her discretion considers appropriate. As soon as the affairs of the Company are fully wound-up, the liquidators must lay their final report and accounts before a final general meeting, which must be called by a public notice at least 21 days before such meeting takes place. After the final meeting, the liquidators must make a return to the registrar confirming the date on which the meeting was held, and three months after the date of such filing, the Company is dissolved. Pursuant to articles members of our audit committee have been appointed to serve as the liquidators in the event we do not complete an initial business combination by January 30, 2010.

If we are unable to complete an initial business combination by January 30, 2010, the liquidators will instruct the trustee to distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). We anticipate that the liquidators will notify the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21 day period and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their Founders Shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. The costs of liquidation will be met from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Hunt and Blazer have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have contractually agreed not to seek repayment of such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of our IPO, other than the proceeds deposited in the trust account, and without taking into account interest and dividends, if any, earned on the trust account, the initial per-share liquidation price would be approximately $10.04. The per-share liquidation price includes $7.5 million in deferred underwriting discounts and commissions that would also be distributable to the holders of our Public Shares.

In any liquidation of the Company under Cayman Islands’ law, the proceeds deposited in the trust account could become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, in certain limited circumstances, the liquidators of the Company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts paid to them by us. We cannot assure you that claims will not be brought against you for these reasons.

John F. W. Hunt and Marc J. Blazer have agreed that they will be personally liable by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses, claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us or lenders for borrowed money. However, the agreement entered into by Messrs. Hunt and Blazer specifically provides there will be no liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver. However, in the event that Messrs. Hunt and Blazer have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than approximately $10.04, plus interest and dividends, due to claims of creditors. Additionally, if we become insolvent or a petition to wind up the Company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any third-party claims arising out of our insolvency deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.04 per share.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares into cash upon an initial business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

If the Company becomes insolvent and/or is forced to seek court supervision in respect of its liquidation, or a petition to wind up the Company is filed against us which is not dismissed, any distributions received by shareholders could, in certain circumstances, be viewed under applicable debtor/creditor and/or insolvency laws as either a preferential payment or a fraudulent transfer or may otherwise be regarded as an improper distribution to shareholders. As a result, a liquidator of the Company or defrauded creditor of the Company may apply to the Cayman Islands court seeking to recover amounts received by our public shareholders. We cannot assure you that claims will not be brought against public shareholders for these reasons.

Properties

The Company currently maintains its registered office at Maples Corporate Services Limited, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The Company intends to maintain executive offices in Bermuda following consummation of the Transaction.

Employees

The Company has two executive officers: John F. Hunt and Marc Blazer. Neither of these officers, each of whom the Company is dependent upon, has entered into employment agreements with the Company and neither is obligated to devote any specific number of hours to the Company’s matters and both intend to devote only as much time as they deem necessary to the Company’s affairs. Accordingly, because a target business has been selected, the executive officers will spend more time investigating such target business and negotiating and processing the initial business combination (and consequently spend more time on the Company’s affairs) than they did prior to locating a suitable target business. The Company does not intend to have any full time employees prior to the consummation of the Transaction.

Periodic Reporting and Audited Financial Statements

The Company has registered its Ordinary Shares and Public Warrants under the Exchange Act, as amended, and has reporting obligations, including the requirement to file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, the Company’s annual reports on Form 10-K contain financial statements audited and reported on by its independent registered public accountants. The Company currently make available materials it files with or furnishes to the SEC on its website. The Company’s reports filed with the SEC can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the registration statements, reports, proxy and information statements and information regarding issuers that file electronically with the SEC. The Company will provide electronic or paper copies of such materials free of charge upon request.

The Company is currently required to comply with the internal control requirements of the Sarbanes-Oxley Act; however, it is not yet required to be audited for compliance with these provisions.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Company’s consolidated financial statements and related notes appearing elsewhere in this proxy statement/prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those which are not within our control.

Overview

The Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on September 25, 2007. Exempted companies are Cayman Islands companies that conduct business outside the Cayman Islands and are required to be registered as such. We were incorporated for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or any other similar business combination with one or more operating businesses. The Company intends to utilize cash derived from the proceeds of its IPO and the private placement of our founder warrants, our share capital, debt or a combination of cash, capital shares and debt in effecting an initial business combination.

On February 5, 2008, the Company completed its initial public offering of 15,000,000 units at $10.00 per unit. In conjunction with the consummation of the initial public offering it sold an aggregate of 4,380,000 sponsors’ warrants to certain existing shareholders pursuant to a sponsors’ warrant purchase agreement dated January 18, 2008 on a private placement basis at a price of $1.00 per warrant, for an aggregate price of $4,380,000. The total gross proceeds from the initial public offering, excluding the warrants sold on a private placement basis amounted to $150,000,000. After the payment of offering expenses, the net proceeds to the Company amounted to $145,988,526. Each unit consists of one ordinary share, $0.0001 par value per share, and one redeemable warrant. Each warrant entitles the holder to purchase from the Company one ordinary share at an exercise price of $7.00 commencing the later of the completion of an initial business combination or fifteen months from the effective date of the initial public offering (or April 30, 2009) and expiring five years from the effective date of the initial public offering (or January 30, 2013). The warrants will be redeemable by the Company, at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the ordinary shares equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. See page 153 “Proposals to be Considered by the Warrantholders — The Warrant Amendment Proposal” for the proposed revisions to the terms of the Warrants.

Developments in Finding a Suitable Business Combination

Following the initial public offering, the Company spent 18 months identifying and evaluating prospective target businesses. In mid-2009, the Company commenced discussions with JNF on possible transaction structures which would allow for the establishment of an independent reinsurer while meeting the business acquisition requirements of the SPAC.

On December 10, 2009, the Company entered into a Master Agreement with JNF, JNL, JNFAM, JNL Bermuda, Overture Re Holdings and certain sponsors of the Company (the “Master Agreement”), pursuant to which the parties agreed to consummate the Transaction. If the Transaction is consummated, the Company will own 100% of a holding company, Overture Re Holdings, which owns 100% of a Bermuda-based reinsurer, Overture Re. Reinsurance is an arrangement under which an insurance company known as the reinsurer agrees in a contract called a treaty to assume specified risks of another insurance company known as the ceding company (or cedant). The reinsurer assumes all or a portion of the insurance underwritten by the ceding company. The reinsurer agrees to indemnify the ceding insurer on the risk so transferred. In exchange for assuming the risks of the ceding company, the reinsurer may receive compensation in the form of income derived from the underlying reinsured policies.

Results of Operations and Known Trends or Future Events for the year ended December 31, 2008 and the period from September 25, 2007 (inception) through December 31, 2008

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for and consummate our initial public offering and to identify and investigate targets for a potential business combination. We will not generate any operating revenues until consummation of a business combination. We will generate non-operating income in the form of interest and dividend income on cash and cash equivalents from the funds held in our trust account which we invested mainly in U.S. Treasury Bills.

For the period from September 25, 2007 (inception) through December 31, 2007, we had a net loss of $4,500. We incurred $4,500 in formation and operating costs during the period from September 25, 2007 (inception) through December 31, 2007. All of those costs related to incorporation fees.

For the year ended December 31, 2008, we had net income of $1,297,848, consisting of approximately $1,720,000 of interest and dividend income on the trust fund offset by approximately $420,000 formation and operating cost. The main components of the formation and operating cost included approximately $235,000 for professional fees, approximately $88,000 of travel expenses, approximately $70,000 of insurance, approximately $22,000 of printing and reproduction costs and $5,000 for miscellaneous expenses.

Interest income in 2008 was earned on the net proceeds from our initial public offering and the sale of sponsor warrants which was placed in a trust account. During the fiscal year ended December 31, 2008, $1,656,930 was released from the trust account for working capital purposes.

Results of Operations and Known Trends or Future Events for the nine months ended September 30, 2009 and 2008

For the nine months ended September 30, 2009 and 2008, for the three months ended September 30, 2009 and 2008, and for the period from September 25, 2007 (inception) through September 30, 2009, we had a net (loss) income of $(295,379), $1,281,019, $(72,518), $407,107 and $997,969, respectively. Our income was all derived from interest and dividends on the net proceeds of our initial public offering offset by formation and operating costs.

We incurred $371,901, $352,523, $112,701, $112,313, and $797,631, in formation and operating costs during the nine months ended September 30, 2009 and 2008, the three months ended September 30, 2009 and 2008, and for the period from September 25, 2007 (inception) through September 30, 2009, respectively.

During the three months ended September 30, 2009 and 2008, these expenses consisted of approximately $46,000 and $22,000 of legal and accounting, respectively, insurance of approximately $19,000 and $19,000, respectively, administrative services of approximately $11,000 and $16,000, respectively, travel related costs of approximately $35,000 and $54,000, respectively and approximately $1,000 and $1,000, respectively, for other miscellaneous expenses incurred. For the nine months ended September 30, 2009 and 2008, expenses consisted of approximately $193,000 and $171,000 of legal and accounting, respectively, approximately $58,000 and $51,000 of insurance, respectively, approximately $37,000 and $35,000 for administrative services, respectively, approximately $62,000 and $85,000 of travel related costs, respectively, and approximately $21,000 and $11,000, respectively, for other miscellaneous expenses incurred. For the period from September 25, 2007 (inception) through September 30, 2009, approximately $405,000 of those expenses consisted of legal and accounting, approximately $129,000 for director and officer insurance, approximately $87,000 for administrative services, approximately $151,000 for travel related costs and the balance of approximately $26,000 for other miscellaneous expenses.

All activity from September 25, 2007 (inception) through February 5, 2008 relates to our formation and our initial public offering described above. Since February 6, 2008, we have been searching for a target company to acquire.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements and have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations, purchase obligations or other long-term liabilities.

Income Taxes

Under current Cayman Islands law, Overture is not obligated to pay any taxes in the Cayman Islands on either income or capital gains. The Governor-in-Cabinet of Cayman Islands has granted us an exemption from the imposition of any such tax for twenty years from October 9, 2007 until October 9, 2027. We cannot be assured that after such date we would not be subject to any such tax. If we were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be significantly and negatively affected.

Liquidity and Capital Resources

As of September 30, 2009 and December 31, 2008, we had cash of $800,943 and $1,112,952 in our operating account and $73,522 and $62,148 in our trust account which is available for us to use for working capital and taxes. Restricted cash of $150,530,000 and $150,530,000 as of September 30, 2009 and December 31, 2008 was held in trust for holders of our publicly traded shares. Until our initial public offering, as described above, our only source of liquidity was the proceeds from the initial private sale of our ordinary shares and the subsequent loans made by two initial shareholders. As of December 31, 2008, the loans were repaid in full. Since our initial public offering, our only source of revenue has been from the interest and dividends earned on our cash accounts. The proceeds from our initial public offering that were placed in a trust account were invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940. The funds placed in the trust account were earning interest at a rate of approximately .02% and .02% as of September 30, 2009 and December 31, 2008.

We will have used substantially all of the net proceeds of our initial public offering and sale of Founder warrants in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. While not expected, to the extent that our share capital is used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finder’s fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We expect that in connection with acquiring the target businesses related to the Transaction and identifying and evaluating prospective target businesses, we will have expended approximately $1,000,000 for expenses for the due diligence and investigation of a target business or businesses; $550,000 for legal and accounting fees relating to our SEC reporting obligations; $150,000 for insurance; and approximately $100,000 for general working capital that have been used for miscellaneous expenses. We may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public shareholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations. We have not taken any steps to obtain such financing and there is no assurance we would be able to obtain such financing.

Going Concern and Management’s Plan and Intentions

Our funds may not be sufficient to maintain us until a business combination is consummated. In addition, there can be no assurance that we will enter into a business combination prior to January 30, 2010. Pursuant to our Articles, if we are unable to consummate a timely business combination, we will go into automatic liquidation and return the funds held in the trust account to the holders of shares issued in the IPO as previously described. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Related Party Transactions

On October 3, 2007, John F. W. Hunt and Marc J. Blazer (and certain entities controlled by Marc J. Blazer) advanced on our behalf a total of $175,000 for payment of expenses related to our initial public offering. This advance was non-interest bearing, unsecured and was due at the earlier of October 1, 2008 or the consummation of our initial public offering. We repaid the loans on February 6, 2008 from the proceeds of our initial public offering not placed in the trust account.

John F. W. Hunt, Lawton W. Fitt, Andrew H. Lufkin, Marc J. Blazer, Paul S. Pressler, Mark Booth and Domenico De Sole purchased 2,380,000, 800,000, 500,000, 300,000, 200,000, 100,000 and 100,000 sponsors’ warrants, respectively, at $1.00 per warrant (for a total purchase price of $4.38 million), from us. These purchases took place on a private placement basis on February 5, 2008 immediately prior to the consummation of our initial public offering.

Our Critical Accounting Policies

Our financial statements and the notes to our financial statements contain information that is pertinent to management’s discussion and analysis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results may vary from these estimates and assumptions under different and/or future circumstances. Management considers an accounting estimate to be critical if:

a. it requires assumptions to be made that were uncertain at the time the estimate was made; and

b. changes in the estimate, or the use of different estimating methods that could have been selected, could have a material impact on the Company’s results of operations or financial condition.

The following critical accounting policies have been identified that affect the more significant judgments and estimates used in the preparation of the financial statements. We believe that the following are some of the more critical judgment areas in the application of our accounting policies that affect our financial condition and results of operations. We have discussed the application of these critical accounting policies with our

Audit Committee. The following critical accounting policies are not intended to be a comprehensive list of all of the Company’s accounting policies or estimates.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 105, “Generally Accepted Accounting Principles”, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in its financial statements issued for the period ended September 30, 2009. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.

In September 2006, the FASB issued guidance, included in FASB ASC 820, “Fair Value Measurements and Disclosures”, which was to be effective for fiscal years beginning after November 15, 2007. This guidance defines fair value, establishes a frame work for measuring fair value in accordance with Generally Accepted Accounting Principles, and expands disclosures about fair value measurements. The Statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The adoption of these requirements did not have a material effect on the Company’s financial position or results of operations.

In February 2007, the FASB issued guidance which permits entities to choose to measure many financial instruments and certain other items at fair value. This guidance is included in FASB ASC 820, “Fair Value Measurements and Disclosures”. The fair value option established by this guidance permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The adoption of these requirements did not have a material effect on the Company’s financial position or results of operations.

In December 2007, the FASB issued requirements which changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, in-process research and development and restructuring costs. These requirements are included in FASB ASC 805, “Business Combinations”. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. The new requirements promote greater use of fair values in financial reporting. In addition, under the new requirements, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. Per FASB ASC 805, these requirements are effective for fiscal years beginning on or after December 15, 2008. The adoption of these requirements did not have a material effect on the Company’s financial position or results of operations.

In December 2007, the FASB issued requirements that will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. These requirements are included in FASB ASC 810, “Consolidation”. This new consolidation method will significantly change the accounting for transactions with minority interest holders. Per FASB ASC 810, these requirements are effective for fiscal years beginning after December 15, 2008.

These revised requirements would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In February 2008, the FASB issued guidance which removed leasing transactions from the scope of FASB ASC 820, “Fair Value Measurements and Disclosures”, and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of FASB ASC 820 (as impacted by the additional guidance) was effective for the Company beginning January 1, 2008 on a prospective basis with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on the Company’s results of operations or financial condition.

In October 2008, the FASB issued guidance which clarifies the application of FASB ASC 820, “Fair Value Measurements and Disclosures”, which the Company adopted as of January 1, 2008, in cases where a market is not active. The Company has considered this guidance in its determination of estimated fair values as of September 30, 2009 and December 31, 2008, and the impact was not material.

In March 2008, the FASB issued requirements to enhance disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. These requirements are included in FASB ASC 815, “Derivatives and Hedging”. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The requirements included in FASB ASC 815 are effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected. The adoption of these requirements did not have a material effect on the Company’s financial position or results of operations.

In May 2008, the FASB issued guidance intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. This guidance is included in FASB ASC 105, “Generally Accepted Accounting Principles”. This guidance, unlike prior standards is directed to the entity rather than the auditor. Per FASB ASC 105, the guidance is effective for reporting periods (annual or interim) after September 15, 2009, and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, FASB issued requirements for unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two- class method of computing Earnings Per Share (“EPS”) which is included in FASB ASC 260, “Earnings Per Share”. Per FASB ASC 260 the requirements are effective for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of these requirements did not have a material effect on the Company’s financial position or results of operations.

In April 2009, FASB issued requirements for disclosures about the fair value of financial instruments for interim reporting periods which are included in FASB ASC 825, “Financial Instruments”. Per FASB ASC 825, the requirements are effective for interim reporting periods ending after June 15, 2009. The adoption of these requirements did not have a material effect on the Company’s condensed financial position or results of operations.

In April 2009, FASB issued additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased which is included in FASB ASC 820, “Fair Value Measurements and Disclosures.” The requirements are effective for interim reporting periods ending after June 15, 2009. The adoption of these requirements did not have a material effect on the Company’s financial position or results of operations.

In April 2009 FASB issued additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies which is included in FASB ASC 805, “Business Combinations”. The adoption of these requirements did not have a material effect on the Company’s financial position or results of operations, but will effect any future business combinations.

In May 2009, FASB issued guidance that establishes general standards of accounting for, and disclosure of events that occur subsequent to the balance sheet date but before the financial statements are issued, which is included in FASB ASC 855, “Subsequent Events”. The requirements are effective for all reporting periods ending after June 15, 2009. The adoption of these requirements did not have a material effect on the Company’s financial position or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

POSSIBLE FUTURE IMPLICATIONS OF THE TRANSACTION ON OUR FINANCIAL STATEMENTS

Overview

Our wholly owned subsidiary Overture Re will be a Bermuda-based long term reinsurer with an emphasis on annuity blocks and is being used to effectuate the amalgamation in connection with the Transaction.

Overture Re is obtaining its initial reinsurance contracts from JNL. While JNL’s historical carve-out financial statements (“JNL Carve-Out Financial Statements”) relate only to the JNL carve-out block, Overture Re’s strategy going forward will be to acquire blocks of annuity and life insurance policies from third parties, acquire additional blocks (or flow) of fixed and variable annuity policies from JNL, and to seek investors desiring segregated accounts focused on discrete reinsurance opportunities. Therefore, period-to-period comparisons of JNL’s carve-out underwriting results to Overture Re’s expected results going forward may not be meaningful. In addition, due to the nature of Overture Re’s reinsurance and investment strategies, its operating results will likely fluctuate from period to period.

A portion of Overture Re’s business will be characterized by reinsurance contracts of blocks of annuities and their related assets. Cedants generally enter reinsurance contracts:

•	to transfer policy and balance sheet risk;

•	to increase their own underwriting capacity; and

•	to meet capital requirements of the regulators of insurance companies.

The categories of annuities being acquired from JNL are fixed annuities, which carry a general account portfolio that requires it to manage typically fixed income assets and variable annuities, which carry a separate account portfolio where the market risk of the investments remain with the annuity holder. Some variable annuities carry fixed feature riders which generate general account assets. It is anticipated that acquisitions of future fixed annuity business will come from third parties. Overture Re’s management currently anticipates that the variable annuity contracts will initially be reinsured from existing blocks of JNL originated policies (“Already Originated Basis”), but Overture Re expects that in the future it will reinsure variable annuity contracts originated by JNL with the intention of reinsuring them with Overture Re (“Flow Basis”).

Overture Re’s primary business will be annuity reinsurance, which involves reinsuring annuity policies, while in the accumulation phase, that are often in force for the underlying individual contract holders. Each year, however, a portion of the business under existing treaties terminates due to, among other things, lapses or voluntary surrenders of underlying policies, and deaths of contract holders.

As is customary in the reinsurance business, cedants continually update, refine, and revise reinsurance information provided to the reinsurer. Such revised information will be used by Overture Re in preparation of its financial statements and Overture Re anticipates that the financial effects resulting from the incorporation of revised data will be reflected in Overture Re’s financial statements going forward.

Overture Re also intends to file in January 2010 with the Bermuda Monetary Authority for approval as a segregated accounts company (“SAC”) under the Segregated Accounts Companies Act of 2000, as amended. As a SAC, Overture Re can create separate accounts with assets and liabilities that are segregated from the assets and liabilities of other accounts and are held for the beneficial interest of the account holder. Those segregated accounts would not form part of Overture Re’s or our general assets and liabilities in the event of a liquidation or sale.

Critical Accounting Policies for the Company Going Forward

Overture Re will have its own significant accounting policies tailored to it as a reinsurer after the Transaction occurs and Overture Re begins operations as a foreign reinsurer. While it is anticipated that its critical accounting policies will be substantially similar to those described in Note 2 to the JNL Carve-Out Financial Statements, it is expected that there will be some notable differences as Overture Re will be operating generally more as a reinsurer, and not as much as an exclusive insurance company as JNL. Therefore the descriptions of Overture Re’s anticipated accounting policies below are forward-looking and may differ materially from those accounting policies which are actually implemented.

Deferred Acquisition Costs

It is anticipated that in the future Overture Re will enter into reinsurance contracts on fixed annuity business from third parties. It is also anticipated that the variable annuity contracts will initially be reinsured from JNL or its affiliates on an Already Originated Basis, but it is expected that in the future Overture Re may reinsure variable annuity contracts on a Flow Basis from JNL. Deferred policy acquisition costs (“DAC”) are costs which relate to and vary with the purchase of new business, and are deferred to the extent that such costs are deemed recoverable from future profits. For Overture Re, DAC consists solely of deferred ceding commissions. DAC is amortized in relation to the associated gross margins as promulgated by Statement of Financial Accounting Standards (“SFAS”) No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”. Revisions to estimates result in changes to the amounts expensed in the reporting period in which the revisions are made and could result in the impairment of the asset and charge to income if estimated future profits are less than unamortized deferred amounts. In the JNL Carve-Out Financial Statements, DAC amortization is based on the anticipated gross profits of the blocks being reinsured.

Use of Estimates and Assumptions

It is anticipated that the preparation of Overture Re’s financial statements in conformity with GAAP will require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the reporting period.

It is anticipated that Overture Re’s principal estimates will include deferred policy acquisition costs, value of business acquired, and policy and contract reserves. In developing the estimates and assumptions, it is expected that Overture Re’s management will use all available evidence. Because of uncertainties associated with estimating the amounts, timing and likelihood of possible outcomes, actual results could differ from these estimates.

Income Taxes

Under current Bermuda and Cayman Islands law, it is anticipated that Overture Re will not be obligated to pay any taxes in Bermuda or the Cayman Islands on either income or capital gains.

Assets Held by JNL

Receivable from JNL will represent assets held by Jefferson National Life Insurance Company assuming no carve-out (the “JNL Entire Entity”) related to the fixed annuity policy and contract reserves related to the Block. Cash and invested assets related to the carve-out Block were co-mingled with other business of JNL

Entire Entity since it has historically managed and accounted for its cash and investment portfolio as a single pool. As such, specific assets supporting the policy liabilities of the Block contemplated in the JNL Carve-Out Financial Statements cannot be separately identified. However, at the time of closing of the Transaction, a pool of assets will be segregated by JNL Entire Entity, placed in trust and deemed to support the Overture Re receivable from JNL on a going forward basis.

Separate Account Assets and Liabilities

Overture Re’s interest in separate account assets and liabilities, if any, will be reported at estimated fair value and represent segregated funds that are invested on behalf of and at the direction of policyholders. Overture Re expects the assets will consist principally of common stocks, fixed maturities and short-term investments. The assets of each account will be legally segregated and will generally not subject to claims that arise out of any other business of the Company. Investment risks associated with market value changes will be borne by the customers, except to the extent of minimum guarantees made by JNL with respect to certain accounts. The investment income and gains and losses for separate accounts generally accrue to policyholders. Fees for administering these policies and mortality and risk charges will be included in policyholder fee income. Because the initial reinsurance transactions with JNL will be on a modified coinsurance basis, the separate account reserves will be maintained 100% on JNL’s balance sheet and thus will not appear on Overture Re’s balance sheet for GAAP purposes.

Policy and Contract Reserves/Annuity Reserves

In accordance with the provisions of SFAS No. 97, reserves held for annuities in the accumulation phase will be held at fund value.

Policyholder Fee Income

Overture Re anticipates policyholder fee income will consist primarily of fees associated with investment management, administration and contract guarantees from separate accounts and will be recognized as income when charged to the underlying account. For the initial Transaction, Overture Re’s policyholder fee income will be allocated to Overture Re based on the percentage of the Block reinsured under the reinsurance contract.

Surrender Charges

Surrender charges will consist of fees billed to contract holders for withdrawal of annuity deposits before the expiration of the surrender charge period. Surrender charges will be recognized as income when deducted from the underlying account. For the initial Transaction, Overture Re’s surrender charges will be allocated to Overture Re based on the percentage of the Block reinsured under the reinsurance contract.

Valuation of Embedded Derivatives

Reinsurance treaties written on a modified coinsurance or funds withheld basis are subject to the provisions of SFAS 133 Implementation Issue No. B36, “Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments” (“Issue B36”). Overture Re’s modified coinsurance receivable or funds withheld at interest balances, associated with its reinsurance of annuity contracts, will be subject to the provisions of Issue B36. Management believes the embedded derivative feature in each of these reinsurance treaties is similar to a total return swap on the assets held by the ceding companies. The valuation of the Issue B36 embedded derivative is sensitive to the credit spread environment. Increases in credit spreads result in a decrease in value of the embedded derivative and therefore an increase in investment related losses.

Liabilities for Future Policy Benefits and Other Policy Liabilities

Liabilities for future policy benefits under annuity policies (policy reserves) will be computed based upon expected investment yields, mortality and withdrawal (lapse) rates, and other assumptions, including a provision for adverse deviation from expected claim levels. Overture Re will rely primarily on its own valuation and administration systems to establish policy reserves. The policy reserves established may differ from those established by the ceding companies due to the use of different mortality and other assumptions. However, Overture Re will rely upon its ceding company clients to provide accurate data, including policy-level information, premiums and claims, which is the primary information used to establish reserves. Overture Re anticipates its administration departments will work directly with its clients to help ensure information is submitted by them in accordance with the reinsurance contracts. Additionally, Overture Re will perform periodic audits of the information provided by ceding companies. Overture Re anticipates it will establish reserves for processing backlogs with a goal of clearing all backlogs within a ninety-day period. The backlogs are typically due to data errors discovered or computer file compatibility issues, since much of the data reported to Overture Re will be in electronic format and will be uploaded to its computer systems.

Overture Re expects to periodically review actual historical experience and relative anticipated experience compared to the assumptions used to establish aggregate policy reserves. Further, Overture Re will establish premium deficiency reserves if actual and anticipated experience indicates that existing aggregate policy reserves, together with the present value of future gross premiums, will not be sufficient to cover the present value of future benefits, settlement and maintenance costs and to recover unamortized acquisition costs. The premium deficiency reserve will be established through a charge to income, as well as a reduction to unamortized acquisition costs and, to the extent there are no unamortized acquisition costs, an increase to future policy benefits. Because of the many assumptions and estimates used in establishing reserves and the long-term nature of Overture Re’s reinsurance contracts, the reserving process, while based on actuarial science, will be inherently uncertain. If Overture Re’s assumptions, particularly on mortality, are inaccurate, its reserves may be inadequate to pay claims and there could be a material adverse effect on its results of operations and financial condition.

Other policy claims and benefits include claims payable for incurred but not reported losses, which will be determined using case-basis estimates and lag studies of past experience. These estimates will be periodically reviewed and any adjustments to such estimates, if necessary, will be reflected in current operations. The time lag from the date of the claim or death to the date when the ceding company reports the claim to Overture Re can be several months and can vary significantly by ceding company and business segment. Overture Re anticipates it will update its analysis of incurred but not reported claims, including lag studies, on a periodic basis and adjusts its claim liabilities accordingly. The adjustments in a given period will generally not be significant relative to the overall policy liabilities.

Liquidity and Capital Resources

It is anticipated that Overture Re’s principal cash inflows from its reinsurance operations will be premiums and deposit funds received from ceding companies. The primary liquidity concern with respect to these cash flows would be early recapture of the reinsurance contract by the ceding company and lapses of annuity products reinsured by Overture Re. It is expected that Overture Re’s principal cash inflows from its investing activities will result from investment income, maturity and sales of invested assets, and repayments of principal. The primary liquidity concern with respect to those cash inflows will relate to the risk of default by debtors and interest rate volatility. It is anticipated that Overture Re will manage these risks very closely.

It is anticipated that Overture Re’s principal cash outflows will primarily relate to the payment of claims liabilities, interest credited, operating expenses, income taxes, and principal and interest under debt and other financing obligations. Overture Re will seek to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts It is anticipated that Overture Re will perform annual financial reviews of its retrocessionaires to evaluate financial stability and performance; however, no assurance can be given as to the future performance of such retrocessionaires or as to the recoverability of any such claims. It is anticipated that Overture Re’s current sources of liquidity, as of the Closing Date of the Transaction, will be adequate to meet its cash requirements for the next 12 months.

Letters of Credit

After the Transaction, it is expected that Overture Re will try to obtain letters of credit, issued by banks, in favor of various affiliated and unaffiliated insurance companies from which Overture Re would assume future business. These letters of credit would represent guarantees of performance under the reinsurance agreements Overture Re intends to enter into, and allow ceding companies to take statutory reserve credits. Certain of these letters of credit would most likely contain financial covenant restrictions. Additionally, it is anticipated that Overture Re would utilize letters of credit to secure statutory reserve credits if and when appropriate.

Management believes that other insurers will want to cede business to Overture Re, which is an offshore reinsurer that will have a reduced amount of regulatory capital required in certain jurisdictions such as the U.S. The capital required to support the business in offshore reinsurers reflects more realistic expectations than the original jurisdiction of the business, where capital requirements are often considered to be quite conservative.

Asset/Liability Management

It is anticipated that Overture Re will manage its assets using an approach that is intended to balance quality, diversification, asset/liability matching, liquidity and investment return. The goals of the investment process are to optimize after-tax, risk-adjusted investment income and after-tax, risk-adjusted total return while managing the assets and liabilities on a cash flow and duration basis.

It is anticipated that Overture Re will establish target asset portfolios for each major insurance product, which represent the investment strategies intended to profitably fund its liabilities within acceptable risk parameters. These strategies include objectives for effective duration, yield curve sensitivity and convexity, liquidity, asset sector concentration and credit quality.

Overture Re will enter into sales of investment securities under agreements to repurchase the same securities. These arrangements will be used for purposes of short-term financing. Overture Re may also occasionally enter into arrangements to purchase securities under agreements to resell the same securities. Amounts outstanding, if any, will be reported in cash and cash equivalents. These agreements will be primarily used as yield enhancement alternatives to other cash equivalent investments. Further, Overture Re may enter into securities lending agreements whereby certain securities are loaned to third parties, primarily major brokerage firms, in order to earn additional yield. The cash collateral for the loaned securities would be reported in cash and the offsetting collateral repayment obligation would be reported in other liabilities.

It is anticipated that Overture Re’s asset-intensive products will be primarily supported by investments in fixed maturity securities reflected on the Company’s balance sheet and under modified coinsurance or funds withheld arrangements with the ceding company. Investment guidelines will be established to structure the investment portfolio based upon the type, duration and behavior of products in the liability portfolio so as to achieve targeted levels of profitability. Overture Re will manage the asset-intensive business to provide a targeted spread between the interest rate earned on investments and the interest rate credited to the underlying interest-sensitive contract liabilities. Overture Re intends to periodically review models projecting different interest rate scenarios and their effect on profitability. Certain of these asset-intensive agreements will be generally funded by fixed maturity securities that are withheld by the ceding companies.

Fund Investment Receivable

The Company is entering into a reinsurance transaction in which, pursuant to a reinsurance agreement, JNL is ceding the annuity policies Block to Overture Re on a “modified coinsurance” basis. In these types of transactions, the ceding insurance company (in this case, JNL) places the assets supporting the ceded business in trust and manages them for the account of Overture Re. Under modified coinsurance agreements, Overture Re will receive interest income earned on funds held by the ceding company as the reinsurer’s share of reserves. The funds represent the statutory reserves of the ceding company with the assets supporting these reserves retained by the ceding company and managed for Overture Re’s account. Interest accrues to these assets at rates defined by the reinsurance treaty terms. This results in a receivable balance equivalent to Overture Re’s proportionate share of JNL’s statutory reserves related to policies reinsured by Overture Re. The premiums received by JNL on the policies underlying these types of reinsurance agreements are used to purchase investment securities that are managed by JNL or investment managers appointed by it. Net investment income will include Overture Re’s proportionate share of the investment income and realized, capital gains and losses on the sale of investments purchased with those premiums.

Since the JNL receivable from the JNL Entire Entity reflected in the JNL Carve-Out Financial Statements is not yet backed by a specific pool of segregated assets, it is not possible to present the typical disclosures of the qualities and characteristics of the portfolio effectively supporting the account of JNL. It is important to note however, the following.

•	At the time of the closing of the Transaction, a pool of assets will be segregated by JNL Entire Entity, placed in trust and deemed to support the Overture Re receivable from JNL; and

•	The qualities and characteristics of the assets supporting the Overture Re receivable will be specifically set forth in the Investment Policy and Guidelines provided by the Company to JNL. The primary investment objective is to maximize current income, consistent with the long-term preservation of capital. The overall investment strategy is required to be executed within the context of prudent asset/liability management. The investment guidelines permit investments in fixed maturity securities, and include marketable securities, commercial mortgages, private placements and cash. The guidelines limit exposure to credit risks, including the maximum percentage of securities rated below investment grade, ensure issuer and industry diversification and maintain liquidity and overall portfolio credit quality.

The risks inherent in the management of the assets which will support the receivable to Overture Re include:

•	market risk, which is the risk that Overture Re’s invested assets will decrease in value due to a change in the yields realized on its assets and prevailing market yields for similar assets, including changes in credit spreads, or an unfavorable change in the liquidity of the investment. Estimated fair value decreases for trust assets used to obtain reserve credit may result in loss of reinsurance reserve credit to the extent the estimated fair value of assets is less than the statutory reserves;

•	credit risk, which is the risk that invested assets will decrease in value due to a deterioration in the creditworthiness, downgrade in the credit rating, or default of the issuer of the investment;

•	reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less interest than expected;

•	liquidity risk, which is the risk that investments must be liquidated at an undesirable time to satisfy liability cash outflows due to a mismatch of the timing of asset and liability cash flows; and

•	selection of the specific investments or the timing of the purchase or sale of investments made by JNL.

Corporate Risk Management

Overture Re anticipates that it will maintain a corporate risk management framework which will be responsible for assessing, measuring and monitoring risks facing the enterprise. This includes development and implementation of mitigation strategies to reduce exposures to these risks to acceptable levels. Risk management will be an integral part of Overture Re’s culture and every day activities. Overture Re will include guidelines and controls in areas such as pricing, underwriting, currency, administration, investments, asset liability management, counterparty exposure, financing, regulatory change, business continuity planning, human resources, liquidity, sovereign risks and technology development.

Overture Re anticipates that the corporate risk management framework will be directed by the corporate actuarial department, which reports to the chief financial officer. It is anticipated that one or more risk management officers will provide quarterly risk management updates to the board of directors, executive management and the internal risk management officers.

Risk of Fluctuating Interest Rates

Interest rate fluctuations could negatively affect the income Overture Re derives from the difference between the interest rates Overture Re may earn on its investments and the interest Overture Re may pay under its reinsurance contracts.

Surrender Risk

The policyholders of the policies that Overture Re may reinsure may “surrender” or voluntarily terminate the policies, causing the Company to return the policies cash surrender value to the policyholder, in numbers different than anticipated. If the amount of surrenders is significantly less than anticipated, Overture Re may have to pay greater than expected death benefits in future years. If the amount of surrenders is significantly greater than anticipated, Overture Re may fail to recoup certain costs, the amount of premiums received may decrease, and policies with cash surrender benefits may constrain Overture Re’s liquidity. In the variable annuity business without guaranteed death benefits, mortality risk (i.e. death of an annuity holder earlier than anticipated) is not a risk with independent impact; rather, it will be a component of Overture Re’s surrender risk in that it will impact the timing and amount of policies surrendered.

Lapse Risk

The policyholders of the policies that Overture Re may reinsure may defer or cease paying premiums on the policies, causing the “lapse” or termination of such policies, in numbers different than anticipated. If the amount of lapses is significantly less than anticipated, Overture Re may have to pay greater than expected death benefits in future years. If the amount of lapses is significantly greater than anticipated, Overture Re may fail to recoup certain costs and the amount of premiums received may decrease.

Expense Risk

Overture Re’s actual expenses related to the reinsurance coverage it provides may be higher than anticipated.

Credit Quality Risk

Overture Re’s invested assets that support its reserve liabilities will be subject to general credit, liquidity, market and interest rate risks, exposing Overture Re to such risks on its portfolio. The invested assets supporting the business of Overture Re may decrease in value if the assets default or decrease in earning power.%

Reinvestment Risk

If interest rates fall, funds reinvested (coupon payments or monies received upon asset maturity or call) will earn less than expected, because rates on such new investments are likely to have declined with the market interest rates. If asset durations are less than liability durations, the mismatch will increase.

Disintermediation

If interest rates rise, policyholders may increasingly request loans from Overture Re, request withdrawals or voluntarily terminate the policies, enabling the policyholders to invest their funds in new products offering higher interest rates. This activity may result in cash payments by Overture Re, and Overture Re may have to sell assets to provide for these withdrawals at a time when the prices of those assets are affected adversely by the increase in market interest rates, which may result in realized investment losses.

Counterparty Risk

In the normal course of business, it is expected that Overture Re will seek to limit its exposure to reinsurance contracts by ceding a portion of its business to other insurance companies or reinsurers, known as retrocessionaires. If these retrocessionaires fail to pay claims due to Overture Re, Overture Re will still be responsible for paying that claim to the ceding company which could impact Overture Re’s financial condition and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF JNL CARVE OUT

The following discussion and analysis of the financial condition and results of operations pertains to the JNL Carve-Out Financial Statements of a block of fixed and variable policies (subject to reinsurance) and should be read in conjunction with its financial statements and related notes appearing elsewhere in this proxy statement/prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those which are not within JNL’s control.

Overview

JNL is a life insurance company founded in 1937 and domiciled in the State of Texas. JNL is licensed in all states (except New York) and the District of Columbia. Upon closing of the Transaction, JNL will enter into a reinsurance agreement with its subsidiary, JNL Bermuda, whereby JNL Bermuda will maintain the right to reinsure up to 50% of JNL’s variable annuity business, and 90% of JNL’s fixed annuity business. The proposed treaty will be on a modified coinsurance, or modco basis, in which a segregated trust account will hold for the benefit and use of JNL and the assets support in the reserves. In a separate transaction, Overture Re, an independent, special purpose acquisition company will purchase from JNL the newly formed subsidiary (JNL Bermuda) and its right to execute the reinsurance treaty. The accompanying JNL Carve-Out Financial Statements present the fixed and variable annuity block subject to the contemplated reinsurance treaty.

Segment

The JNL carve-out operates as one annuity insurance segment with two lines of business:

•	fixed annuities; and

•	variable annuities.

Fixed annuities carry a general account portfolio that requires it to manage typically fixed income assets. Variable annuities carry a separate account portfolio where the market risk of the investments remain with the annuity holder.

Competition

JNL faces strong competition in its businesses. JNL believes that its ability to compete is based on a number of factors, including product features, investment performance, service, price, distribution capabilities, scale, name recognition and financial strength ratings. While there is no single company that JNL has identified as a dominant competitor in its business overall, its actual and potential competitors include a large number of insurance companies and other financial services firms, many of which have advantages over it in one or more of the above competitive factors. While JNL’s rating from A.M. Best is B- (Fair) with a negative outlook, it is important to note two primary points: (a) the economic environment in 2008 and 2009 led to numerous ratings downgrades due to the ensuing liquidity crisis, continuing market volatility and ongoing pressure placed on ratings agencies, with the entire insurance industry given a negative outlook and (b) key measures of JNL’s financial strength, including reserves, risk based capital, cash and liquidity, remain healthy. Recent domestic and international consolidation in the financial services industry, driven by regulatory action and other opportunistic transactions in response to adverse economic and market developments, has resulted in an environment in which larger competitors with better financial strength ratings, greater financial resources, marketing and distribution capabilities may be better positioned competitively. Larger firms may be better able to withstand further market disruption, able to offer more competitive pricing, and have superior access to debt and equity capital. In addition, some of JNL’s competitors are regulated differently, which may give them a competitive advantage. If JNL fails to compete effectively in this environment, JNL’s profitability and financial condition could be materially and adversely affected.

Results of Operations for the Three Years Ended December 31, 2008, 2007 and 2006

JNL carve out block derives revenues from two sources, policyholder fee income, primarily as a percent of separate account asset balances, and net spread from policy and contract reserve balances.

Policyholder fee income was $8,511, $9,885, and $8,784 for the years ended December 31, 2008, 2007, and 2006, respectively. Changes in policyholder fee income from year to year are a direct result of changes in the separate account asset balances. Average separate account assets were $785 million, $807 million and $671 million for 2008, 2007 and 2006, respectively. The decrease from 2007 to 2008 was primarily a result of the decline in the overall equity markets. The increase from 2006 to 2007 was due to an increase in the equity market and sales of JNL’s flagship product, Monument Advisor.

Net spread from policy and contract reserve balances was $818 for the year ended December 31, 2008 compared to $5,737 and $4,586 for the years ended December 31, 2007 and 2006, respectively, and is calculated as follows:

	2008	Yield	2007	Yield	2006	Yield
	(Dollars in thousands)

Average policy and contract reserves	$399,585		$418,824		$459,749

Net investment income — allocated	21,354	5.34%	22,786	5.44%	22,699	4.94%

Net capital gains (losses) — allocated	(4,964)	(1.24)%	(616)	(0.15)%	(348)	(0.08)%

Total allocated investment income	16,390	4.10%	22,170	5.29%	22,351	4.86%

Interest credited to policy contract reserves	15,572	3.90%	16,433	3.92%	17,765	3.86%

Net spread on policy and contract reserves	$818	0.20%	$5,737	1.37%	$4,586	1.00%

Allocated investment income decreased $5.8 million, or 26%, and decreased $.2 million in 2008 and 2007, respectively. The decrease in 2008 is primarily due to impairment losses realized on corporate bonds and preferred stocks in JNL’s general account during the U.S. economic crisis in late 2008. The average yield earned on allocated investments was 4.10%, 5.29% and 4.86% in 2008, 2007 and 2006, respectively. JNL expects the average yield to vary from year to year depending on a number of variables, including the prevailing interest rate and credit spread environment, changes in the mix of the underlying investments, and the timing of dividends and distributions on certain investments. Policy and contract reserves have credited an average rate of approximately 3.9% which has stayed fairly constant over time. The average policy and contract reserve balances decreased $19.2 million or 5% and $40.9 million or 9%, respectively in 2008 and 2007. These declines are due to surrenders on the blocks of business and minimal new premium as JNL no longer actively markets fixed annuity products.

Policyholders of the JNL carve out block may voluntarily terminate the policies (such voluntary termination by a policyholder is called a “surrender”). Withdrawals from fixed annuity policyholder accounts, which primarily consist of surrenders, were $50,194, $64,762, and $72,514 during 2008, 2007 and 2006, representing between 10% and 15% of account value each year. Such withdrawals are funded by proceeds from sales of investments from the JNL carve out block’s investment pool, upon which there is investment risk to JNL. Withdrawals from variable annuity policyholder accounts were $138,938, $131,519 and $103,477 during 2008, 2007, and 2006, representing between 16% and 18% of account value each year. Such withdrawals are funded directly by sales of the underlying mutual fund investments in a separate account, upon which there is no investment risk to JNL and all such risk is assumed by the policyholder. Historical withdrawals as a percent of account value have remained consistent and management anticipates a similar pattern in the future.

Results of Operations for the Nine Months Ended September 30, 2009 and 2008

Policyholder fee income was $5,181 and $6,774 for the nine months ended September 30, 2009 and 2008, respectively. Changes in policyholder fee income from year to year are a direct result of changes in the separate account asset balances. Average Separate account assets were $759 million and $839 million for the nine months ended September 30, 2009 and 2008, respectively. The decrease from 2008 to 2009 was primarily a result of the decline in the overall equity markets.

Net spread from policy and contract reserve balances was $5,476 and $2,243 for the nine months ended September 30, 2009 and 2008, respectively, and is calculated as follows:

	Nine Months Ended September 30,
	2009	Yield	2008	Yield
	(Dollars in thousands)

Average policy and contract reserves	$392,489		$403,081

Net investment income — allocated	16,438	5.58%	16,063	5.31%

Net capital gains (losses) — allocated	372	0.13%	(2,202)	(0.73)%

Total allocated investment income	16,810	5.71%	13,861	4.58%

Interest credited to policy contract reserves	11,334	3.85%	11,618	3.84%

Net spread on policy and contract reserves	$5,476	1.86%	$2,243	0.74%

Allocated investment income was $16,810 and $13,861 for the nine months ended September 30, 2009 and 2008 respectively. The increase in 2009 is primarily due to allocated capital gains in 2009 compared to allocated impairment losses realized on corporate bonds and preferred stocks in JNL’s general account during the U.S. economic crisis in the second half of 2008. The average yield earned on allocated investments was 5.71% and 4.59% for the nine months ended September 30, 2009 and 2008, respectively. JNL expects the average yield to vary from year to year depending on a number of variables, including the prevailing interest rate and credit spread environment, changes in the mix of the underlying investments, and the timing of dividends and distributions on certain investments. Policy and contract reserves have credited an average rate of approximately 3.9% which has stayed fairly constant over time. The average policy and contract reserve balances decreased $10.6 million from September 30, 2008 to September 30, 2009 due to surrenders on the blocks of business and minimal new premium as JNL no longer actively marketed fixed annuity products.

Withdrawals from fixed annuity policyholder accounts were $33,491 and $35,240 during the nine months ended September 30, 2009 and 2008, representing between 10% and 15% of account value each period. Withdrawals from variable annuity policyholder accounts were $75,913 and $110,981 during the nine months ended September 30, 2009 and 2008, representing between 11% and 13% of account value each period. Historical withdrawals as a percent of account value have remained consistent and management anticipates a similar pattern in the future.

Critical Accounting Policies

JNL carve-out block’s accounting policies are described in Note 2 — “Summary of Significant Accounting Policies” in the Notes to the JNL Carve-Out Financial Statements. JNL believes its most critical accounting policies include the capitalization and amortization of DAC; the establishment of liabilities for future policy benefits, other policy claims and benefits,; accounting for income taxes;. The balances of these accounts require extensive use of assumptions and estimates, particularly related to the future performance of the underlying business.

Basis of Presentation

The JNL Carve-Out Financial Statements include JNL’s accounts pertaining to the block of fixed and variable annuity policies subject to the contemplated reinsurance transaction between JNL and Overture Re. The Block’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”). The Block is an integrated business of JNL that operates as a single business and is not a stand-alone entity. The JNL Carve-Out Financial Statements of the Block reflect the assets, liabilities, revenues and expenses directly attributable to the Block, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in Block equity and cash flows of the Block on a stand-alone basis. The allocation methodologies have been described in the following summary of accounting policies. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in Block equity and cash flows of the Block in the future or what they would have been had the Block been a separate, stand-alone entity during the periods presented.

Use of Estimates and Assumptions

The preparation of JNL’s Carve-Out Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the reporting period.

JNL’s principal estimates include deferred policy acquisition costs, value of business acquired, policy and contract reserves and allocated investment income. In developing the estimates and assumptions, management uses all available evidence. Because of uncertainties associated with estimating the amounts, timing and likelihood of possible outcomes, actual results could differ from these estimates.

Receivable from JNL

Receivable from JNL represents assets held by JNL related to fixed annuity policy and contract reserves and net cash related to the Block’s operation. Cash and invested assets related to the carve-out Block were co-mingled with other business of JNL since it has historically managed and accounted for its cash and investment portfolio as a single pool. Specific assets supporting the policy liabilities of the Block contemplated in JNL’s Carve-Out Financial Statements cannot be separately identified. As such, changes in fair value of investments held by JNL are not reflected in the carve-out financial statements. However, at the time of closing, a pool of assets will be segregated by JNL, placed in trust and deemed to support the Overture Re receivable from JNL on a going forward basis.

Deferred Policy Acquisition Costs

Deferred policy acquisition costs (“DAC”) are costs which relate to and vary with the production of new business and are deferred to the extent that such costs are deemed recoverable from future profits. These costs include certain commissions, costs of policy issuance and other sales related operating costs. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period. DAC is amortized in relation to the associated gross margins as promulgated by Accounting Standards Codification “ASC” 944-20, formerly, Statement of Financial Accounting Standards (“SFAS”) No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”. Revisions to estimates result in changes to the amounts expensed in the reporting period in which the revisions are made and could result in the impairment of the asset and charge to income if estimated future profits are less than unamortized deferred amounts.

In the accompanying JNL Carve-Out Financial Statements, DAC and the related deferral and amortization were recognized based on the proportionate share of account values of fixed and variable annuities block reflected in the accompanying JNL Carve-Out Financial Statements compared to the total block of JNL.

Value of Business Acquired

JNL initially recorded Value of Business Acquired (“VOBA”) of $53,632 at September 30, 2002 upon its acquisition by JNL’s parent. Initial fair value of VOBA was estimated based on the projections used in the appraisal of the purchased inforce business. In the accompanying JNL Carve-Out Financial Statements, VOBA and the related amortization were recognized based on the proportionate share of account values of the Block’s fixed and variable annuities to the total account values of fixed and variable annuities pertaining to the purchased inforce business. VOBA is being amortized in proportion to the estimated gross profits.

Separate Account Assets and Liabilities

Separate account assets and liabilities are reported at estimated fair value and represent segregated funds that are invested on behalf of and at the direction of policyholders. The assets consist principally of common stocks, fixed maturities and short-term investments. The assets of each account are legally segregated and are generally not subject to claims that arise out of any other business of JNL. Investment risks associated with market value changes are borne by the customers, except to the extent of minimum guarantees made by JNL with respect to certain accounts. The investment income and gains and losses for separate accounts generally accrue to policyholders. Fees for administering these policies and mortality and risk charges are included in policyholder fee income.

Policy and Contract Reserves/Annuity Reserves

In accordance with the provisions of ASC 944-20, reserves held for annuities in the accumulation phase are held at fund value.

Allocated Investment Income

Net investment income was allocated to the Block using a pro rata share of the actual investment income including realized gains and losses produced by JNL’s total investment portfolio applied to the net assets held by JNL in support of the Block’s fixed annuity policy and contract reserves. Income was allocated based on the actual rate of return experienced by JNL’s investment portfolio.

Policyholder Fee Income

Policyholder fee income consists primarily of fees associated with investment management, administration and contract guarantees from separate accounts and is recognized as income when charged to the underlying account. JNL’s policyholder fee income was allocated to the Block based on the percentage of the Block’s separate account values to the total separate account values of JNL, for the variable annuity products that generated such income.

Surrender Charges

Surrender charges consist of fees billed to contract holders for withdrawal of annuity deposits before the expiration of the surrender charge period. Surrender charges are recognized as income when deducted from the underlying account. JNL’s surrender charges were allocated to the Block based on the percentage of the Block’s separate account values to the total separate account values of JNL, for the variable annuity products that generated surrender charges.

General and Administrative Expenses

The general and administrative expenses allocated to the Block exclude certain corporate expenses of JNL related to strategic initiatives, restructuring and other costs not related to the administration of JNL’s insurance operations. The administration costs that pertain to JNL’s insurance operations were allocated based on the percentage of the Block’s revenues to the total revenues of JNL.

Income Taxes

Deferred income taxes are generally recognized, based on enacted tax rates, when assets and liabilities have different values for financial statement and tax purposes. A valuation allowance is recorded to reduce any portion of the deferred tax asset that is expected to more likely than not be realized. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of the deferred tax asset that is realizable.

Valuation of Fixed Maturity Securities

JNL primarily invests in fixed maturity securities, including bonds and redeemable preferred stocks. These securities are classified as available-for-sale and accordingly are carried at fair value on the consolidated balance sheets. The difference between amortized cost and fair value is reflected as an unrealized gain or loss, less applicable deferred taxes as well as related adjustments to deferred acquisition costs, if applicable, in accumulated other comprehensive income (“AOCI”) in shareholders’ equity. The determinations of fair value may require extensive use of assumptions and inputs.

JNL performs regular analysis and review of the various methodologies, assumptions and inputs utilized in determining fair value to ensure that the valuation approaches utilized are appropriate and consistently applied, and that the various assumptions are reasonable. JNL also utilizes information from third parties, such as pricing services and brokers, to assist in determining fair values for certain assets and liabilities; however, management is ultimately responsible for all fair values presented in JNL’s financial statements. JNL performs analysis and review of the information and prices received from third parties to ensure that the prices represent a reasonable estimate of the fair value. This process involves quantitative and qualitative analysis and is overseen by JNL’s investment and accounting personnel. Examples of procedures performed include, but are not limited to, initial and ongoing review of third party pricing services and methodologies, review of pricing trends and monitoring of recent trade information. In addition, JNL utilizes both internal and external cash flow models to analyze the reasonableness of fair values utilizing credit spread and other market assumptions, where appropriate. As a result of the analysis, if JNL determines there is a more appropriate fair value based upon the available market data, the price received from the third party is adjusted accordingly.

When available, fair values are based on quoted prices in active markets that are regularly and readily obtainable. Generally, these are very liquid investments and the valuation does not require management judgment. When quoted prices in active markets are not available, fair value is based on market standard valuation techniques, primarily a combination of a market approach, including matrix pricing and an income approach. The assumptions and inputs used by management in applying these methodologies include, but are not limited to: interest rates, credit standing of the issuer or counterparty, industry sector of the issuer, coupon rate, call provisions, sinking fund requirements, maturity, estimated duration and assumptions regarding liquidity and future cash flows.

The significant inputs to the market standard valuation methodologies for certain types of securities with reasonable levels of price transparency are inputs that are observable in the market or can be derived principally from or corroborated by observable market data. Such observable inputs include benchmarking prices for similar assets in active, liquid markets, quoted prices in markets that are not active and observable yields and spreads in the market.

When observable inputs are not available, the market standard valuation methodologies for determining the estimated fair value of certain types of securities that trade infrequently, and therefore have little or no price transparency, rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from or corroborated by observable market data. These unobservable inputs can be based in large part on management judgment or estimation, and cannot be supported by reference to market activity. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and are consistent with what other market participants would use when pricing such securities.

The use of different methodologies, assumptions and inputs may have a material effect on the estimated fair values of JNL’s securities holdings.

Additionally, JNL evaluates its intent and ability to hold securities, along with factors such as the financial condition of the issuer, payment performance, the extent to which the market value has been below amortized cost, compliance with covenants, general market and industry sector conditions, and various other factors. Securities, based on management’s judgments, with an other-than-temporary impairment in value are written down to management’s estimate of fair value.

Income Taxes

Income taxes represent the net amount of income taxes that JNL carve-out block expects to pay to or receive from various taxing jurisdictions in connection with its operations. JNL carve-out block provides for federal income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. JNL carve-out block’s accounting for income taxes represents management’s best estimate of various events and transactions.

Deferred tax assets and liabilities resulting from temporary differences between the financial reporting and tax bases of assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

Due to the recent turmoil in the financial markets, the ability of JNL carve-out block to realize its deferred tax assets has taken on heightened importance. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. JNL carve-out block has significant deferred tax assets related to net operating and capital losses. JNL carve-out block has projected its ability to utilize its net operating losses and has determined that all of these losses will be utilized prior to their expiration. JNL carve-out block has also done extensive analysis of its capital losses and has determined that sufficient unrealized capital gains exist within its investment portfolios that would offset any capital loss realized. It is also JNL carve-out block’s intention to hold all unrealized loss securities until maturity or until their market value recovers.

JNL carve-out block will establish a valuation allowance when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Significant judgment is required in determining whether valuation allowances should be established as well as the amount of such allowances. When making such determination, consideration is given to, among other things, the following:

(i) future taxable income exclusive of reversing temporary differences and carryforwards;

(ii) future reversals of existing taxable temporary differences;

(iii) taxable income in prior carryback years; and

(iv) tax planning strategies.

JNL carve-out block may be required to change its provision for income taxes in certain circumstances. Examples of such circumstances include when the ultimate deductibility of certain items is challenged by taxing authorities or when estimates used in determining valuation allowances on deferred tax assets significantly change or when receipt of new information indicates the need for adjustment in valuation allowances. Additionally, future events such as changes in tax legislation could have an impact on the provision for income tax and the effective tax rate. Any such changes could significantly affect the amounts reported in the consolidated financial statements in the year these changes occur.

BUSINESS OPERATIONS

JNL carve-out block’s business operations consists of one segment with two major business lines (fixed annuity and variable annuity).

	9 Months Ended	9 Months Ended	Year Ended	Year Ended	Year Ended
	9/30/09	9/30/08	12/31/08	12/31/07	12/31/06
	(Unaudited)	(Unaudited)
	(Dollars in thousands)

Revenues:
Allocated investment income	$16,810	$13,861	$16,390	$22,170	$22,351
Policyholder fee income	5,181	6,774	8,511	9,885	8,784
Surrender charges	401	448	614	1,177	1,734

Total revenues	22,392	21,083	25,515	33,232	32,869

Benefits and expenses:
Change in policy and contract reserves	11,334	11,618	15,572	16,433	17,765
Commissions	462	1,091	1,456	2,003	1,842
General and administrative	4,654	6,564	8,353	8,338	8,731
Amortization of value of business acquired	1,556	1,743	2,979	3,724	6,652
Net capitalization of deferred policy acquisition cost	349	(72)	195	(458)	(127)

Total benefits and expenses	18,355	20,944	28,555	30,040	34,863

Income (loss) before Federal income tax (benefit) expense	4,037	139	(3,040)	3,192	(1,994)
Federal income tax (benefit) expense	1,413	49	(1,064)	1,117	(698)

Net income (loss)	$2,624	$90	$(1,976)	$2,075	$(1,296)

Liquidity and Capital Resources

Current Market Environment

During 2008, the capital and credit markets experienced extreme volatility and disruption. Since September 2008, the volatility and disruptions intensified significantly with a severity and speed that was not anticipated. This was driven by, among other things, heightened concerns over conditions in the U.S. housing and mortgage markets, the availability and cost of credit, the health of U.S. and global financial institutions, a decline in business and consumer confidence and increased unemployment. Turmoil in the U.S. and global financial markets resulted in bankruptcies, consolidations and government interventions. JNL believes this disruption continued throughout the first half of 2009 but has been followed by improvement in the third quarter of 2009 in the pricing in some asset sectors.

The market conditions in 2008 adversely affected JNL carve-out block’s results of operations and financial position. During 2008, JNL incurred significant investment related losses. In addition, results of operations in 2008 reflected a significant increase in unrealized losses. In 2009, with the significant recovery of credit spreads and easing of monetary policy by the Federal Reserve, on a pooled basis these unrealized losses reversed.

JNL continues to be in a position to hold its investment securities until recovery, provided it remains comfortable with the credit of the issuer. JNL carve-out block’s operations do not rely on short-term funding or commercial paper, and therefore, to date, it has experienced no material liquidity pressure, nor does it anticipate such pressure in the foreseeable future.

JNL carve-out block has selectively reduced its exposure to distressed security issuers through security sales. In addition, the U.S. government, and governments in many foreign markets where JNL operates, have responded to address market imbalances and taken meaningful steps intended to eventually restore confidence. Although management believes JNL’s current capital base is adequate to support its business at current operating levels, it continues to monitor new business opportunities and any associated new capital needs that could arise from the changing financial landscape.

Cash Flows

The JNL cash flows from operations from the Block are primarily driven by allocated investment income and policyholder fee income less general and administrative expenses. This activity is included in the cash flow statement as a component of “net income (loss)”. Cash provided by operating activities was $15,572, $16,433 and $17,765 for the years 2008, 2007 and 2006, respectively and $11,334 and $11,617 for the nine months ended September 30, 2009 and 2008, respectively.

The JNL carve-out block does not contain investments, as the reinsurance agreement with Overture Re is modified coinsurance allowing JNL to continue to hold and manage the assets of the Block. However, a component of Due from JNL includes cash provided by or used in investing activities related to the assets backing the Block. Included in Due from JNL were cash provided by (used in) investing activities of $(413), $38,891, and $42,959 for the years 2008, 2007 and 2006, respectively and $14,605 and $(2,221) for the nine months ended September 30, 2009 and 2008, respectively. A nominal amount of cash was used in 2008 compared to more substantial cash provided during the nine months ended September 30, 2009 and years 2007 and 2006 from investing activities due to less cash required to fund withdrawals from policyholder accounts and larger deposits to policyholder accounts in 2008. This 2008 activity reflected policyholder response to the overall economic volatility and disruption, with fewer withdrawals and more deposit allocations to fixed accounts.

Cash used in financing activities reflects deposits to policyholder accounts, a source of cash, net of withdrawals from policyholder accounts, a use of cash. Cash used in financing activities was $15,159, $55,324, and $60,724 for the years 2008, 2007 and 2006, respectively and $25,939 and $9,396 for the nine months ended September 30, 2009 and 2008, respectively. The decrease in cash used in financing activities during 2008 reflected policyholder response to the overall economic volatility and disruption, with fewer withdrawals and more deposit allocations to fixed accounts.

Off-Balance Sheet Arrangements

JNL carve-out block has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. JNL carve-out block does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

JNL carve-out block has not entered into any off-balance sheet financing arrangements and have never established any special purpose entities. JNL carve-out block has not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Contractual Obligations

Inasmuch as the JNL Carve-Out Financial Statements are based on a carve-out approach as it relates to the annuities to be reinsured, as opposed to a separate operating business, JNL does not have any long-term debt, capital lease obligations, operating lease obligations, purchase obligations or other long-term liabilities, other than those related to the Transaction and described in this proxy statement/prospectus, except as follows (in thousands):

	— Expected Payment Period —
		Less Than
	Total	1 Year	1-3 Years	4-5 Years	After 5 Year

Interest-sensitive contract liabilities(1)	$540,043	$47,124	$82,431	$70,455	$340,033

Total	$540,043	$47,124	$82,431	$70,455	$340,033

(1)	Interest-sensitive contract liabilities include amounts related to JNL’s carve-out reinsurance of asset-intensive products, primarily deferred fixed annuities. Amounts presented in the table above represent the estimated obligations as they become due both to and from JNL carve-out related to activity of the underlying policyholders. Amounts presented in the table above represent the estimated obligations under such contracts undiscounted as to interest, including assumptions related to surrenders, withdrawals, premium persistency, partial withdrawals, surrender charges, annuitizations, mortality, future interest credited rates and policy loan utilization. The sum of the obligations shown for all years in the table of $540,043 exceeds the liability amount of $455,594 included on the consolidated balance sheet principally due to the lack of discounting and accounting for separate account contracts.

Asset/Liability Management

JNL manages its assets using an approach that is intended to balance quality, diversification, asset/liability matching, liquidity and investment return. The goals of the investment process are to optimize after-tax, risk-adjusted investment income and after-tax, risk-adjusted total return while managing the assets and liabilities on a cash flow and duration basis.

JNL has established target asset portfolios for each major insurance product, which represent the investment strategies intended to profitably fund its liabilities within acceptable risk parameters. These strategies include objectives for effective duration, yield curve sensitivity and convexity, liquidity, asset sector concentration and credit quality.

JNL has entered into sales of investment securities under agreements to repurchase the same securities. These arrangements are used for purposes of short-term financing. There were no securities subject to these agreements outstanding at December 31, 2008 or at September 30, 2009. JNL also occasionally enters into arrangements to purchase securities under agreements to resell the same securities. Amounts outstanding, if any, are reported in cash and cash equivalents. These agreements are primarily used as yield enhancement alternatives to other cash equivalent investments. There were no agreements outstanding at December 31, 2008 and 2007 or at September 30, 2009. Further, JNL often enters into securities lending agreements whereby certain securities are loaned to third parties, primarily major brokerage firms, in order to earn additional yield.

JNL’s asset-intensive products are primarily supported by investments in fixed maturity securities reflected on JNL’s balance sheet and under modified coinsurance or funds withheld arrangements with reinsurers. Investment guidelines are established to structure the investment portfolio based upon the type, duration and behavior of products in the liability portfolio so as to achieve targeted levels of profitability. JNL manages the asset-intensive business to provide a targeted spread between the interest rate earned on investments and the interest rate credited to the underlying interest-sensitive contract liabilities. JNL periodically reviews models projecting different interest rate scenarios and their effect on profitability. Certain of these asset-intensive agreements, primarily in the U.S. operating segment, are generally funded by fixed maturity securities that are withheld by the ceding company.

Fund Investment Receivable

JNL historically manages its General Account Portfolio of Investments on a pooled basis. Specific assets are not segregated to support each individual annuity product. Since the JNL receivable from the JNL Entire Entity reflected in the JNL Carve-Out Financial Statements is based upon a portion of the General Accounts which would support the Block, it is not backed by a specific pool of segregated assets. As such, it is not possible to present the typical disclosures of the qualities and characteristics of the portfolio effectively supporting this asset. It is important to note however, the following:

•	At the time of closing, a pool of assets will be segregated by JNL Entire Entity, placed in trust and deemed to support the Overture Re receivable from JNL; and

•	The qualities and characteristics of the assets supporting the Overture Re receivable will be specifically set forth in the Investment Policy and Guidelines provided by Overture Re to JNL. The primary investment objective is to maximize current income, consistent with the long-term preservation of capital. The overall investment strategy is required to be executed within the context of prudent asset/liability management. The investment guidelines permit investments in fixed maturity securities, and include marketable securities, commercial mortgages, private placements and cash. The guidelines limit exposure to credit risks, including the maximum percentage of securities rated below investment grade, ensure issuer and industry diversification and maintain liquidity and overall portfolio credit quality.

The risks inherent in the management of the assets which will support the receivable to Overture Re include:

•	market risk, which is the risk that Overture Re’s invested assets will decrease in value due to a change in the yields realized on its assets and prevailing market yields for similar assets, including changes in credit spreads, or an unfavorable change in the liquidity of the investment. Estimated fair value decreases for trust assets used to obtain reserve credit may result in loss of reinsurance reserve credit to the extent the estimated fair value of assets is less than the statutory reserves;

•	credit risk, which is the risk that invested assets will decrease in value due to a deterioration in the creditworthiness, downgrade in the credit rating, or default of the issuer of the investment;

•	reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less interest than expected;

•	liquidity risk, which is the risk that investments must be liquidated at an undesirable time to satisfy liability cash outflows due to a mismatch of the timing of asset and liability cash flows; and

•	selection of the specific investments or the timing of the purchase or sale of investments made by JNL.

Securities Lending and Other

During the year, JNL participated in a securities lending program whereby blocks of securities, which were included in investments, were loaned to third parties, primarily major brokerage firms. JNL required a minimum of 102% of the fair value of the loaned securities to be separately maintained as collateral for the loans. JNL terminated the program and all loaned securities were returned prior to December 31, 2008. There were no securities loaned to third parties as of December 31, 2007 or at September 30, 2009. JNL also occasionally enters into arrangements to purchase securities under agreements to resell the same securities. Amounts outstanding, if any, are reported in cash and cash equivalents. These transactions are primarily used as yield enhancement alternatives to other cash equivalent investments. There were no agreements outstanding at December 31, 2008 and 2007 or at September 30, 2009. Both securities lending and securities purchase arrangements under agreements to resell are accounted for as investing activities on JNL’s consolidated balance sheets and consolidated statements of cash flow, and the income associated with the program is reported in net investment income since such transactions are entered into for income generation purposes, not funding purposes.

Corporate Risk Management

JNL maintains a corporate risk management framework which is responsible for assessing, measuring and monitoring risks facing the enterprise. This includes development and implementation of mitigation strategies to reduce exposures to these risks to acceptable levels. Risk management is an integral part of JNL’s culture and every day activities. JNL includes guidelines and controls in areas such as pricing, underwriting, currency, administration, investments, asset liability management, counterparty exposure, financing, regulatory change, business continuity planning, human resources, liquidity, sovereign risks and technology development.

The corporate risk management framework is directed by the corporate actuarial department, which reports to the chief financial officer. Risk management officers from all areas of JNL support the corporate actuarial department in this effort. The corporate actuarial department provides quarterly risk management updates to the board of directors, executive management and the internal risk management officers.

Risk of Fluctuating Interest Rates

Interest rate fluctuations could negatively affect the income JNL derives from the difference between the interest rates JNL may earn on its investments and the interest JNL may pay under its reinsurance contracts.

Surrender Risk

The policyholders of the policies in JNL’s annuity business may “surrender” or voluntarily terminate the policies, causing JNL to return the policies cash surrender value to the policyholder, in numbers different than anticipated. If the amount of surrenders is significantly less than anticipated, JNL may have to pay greater than expected death benefits in future years. If the amount of surrenders is significantly greater than anticipated, JNL may fail to recoup certain costs, the amount of premiums received may decrease, and policies with cash surrender benefits may constrain JNL’s liquidity. In the variable annuity business without guaranteed death benefits, mortality risk (i.e., death of an annuity holder earlier than anticipated) is not a risk with independent impact; rather, it is a component of JNL’s surrender risk in that it impacts the timing and amount of policies surrendered.

Lapse Risk

Lapse risk is the risk that policyholders may defer or cease paying premiums on the policies, causing the “lapse” or termination of such policies, in numbers different than anticipated. If the amount of lapses is significantly less than anticipated, JNL may have to pay greater than expected death benefits in future years. If the amount of lapses is significantly greater than anticipated, JNL may fail to recoup certain costs and the amount of premiums received may decrease.

Expense Risk

JNL’s actual expenses related to the coverage it provides may be higher than anticipated.

Credit Quality Risk

JNL’s invested assets that supports its reserve liabilities are subject to general credit, liquidity, market and interest rate risks, exposing JNL to such risks on its portfolio. The invested assets supporting the business of JNL may decrease in value if the assets default or decrease in earning power.

Reinvestment Risk

If interest rates fall, funds reinvested (coupon payments or monies received upon asset maturity or call) will earn less than expected, because rates on such new investments are likely to have declined with the market interest rates. If asset durations are less than liability durations, the mismatch will increase.

Disintermediation

If interest rates rise, policyholders may increasingly request loans from JNL, request withdrawals or voluntarily terminate the policies, enabling the policyholders to invest their funds in new products offering higher interest rates. This activity may result in cash payments by JNL, and JNL may have to sell assets to provide for these withdrawals at a time when the prices of those assets are affected adversely by the increase in market interest rates, which may result in realized investment losses.

Counterparty Risk

In its normal course of business, JNL limits its exposure to insurance contracts by ceding a portion of its business to reinsurers. If these reinsurers fail to pay claims due to JNL, JNL will still be responsible for paying that claim to the insurance contract holder, which could impact JNL’s financial condition and results of operations.

Inflation

The primary, direct effect on JNL of inflation is the increase in operating expenses. A large portion of JNL’s operating expenses consists of salaries, which are subject to wage increases at least partly affected by the rate of inflation. The rate of inflation also has an indirect effect on JNL. To the extent that a government’s policies to control the level of inflation result in changes in interest rates, JNL’s investment income is affected.

New Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162 (“ASC” or “Codification”). The Codification supersedes all existing U.S. accounting standards issued by the FASB and other related private sector standard setters into a single source of authoritative accounting principles arranged by topic and will serve as the single source of authoritative non-governmental U.S. Generally Accepted Accounting Principles. The Codification was effective on a prospective basis for interim and annual reporting periods ending after September 15, 2009. The adoption of the Codification changed the Company’s references to U.S. GAAP accounting standards but did not impact the JNL’s results of operations, financial position or liquidity.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (“FIN 48”), which is now a part of ASC 740. FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the companies recognize in the financial statements the impact of a tax position if that position more-likely-than-not will be sustained on an audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition provisions. During 2008, FASB issued FASB Staff Position FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises”, which delayed the effectiveness of FIN 48 until fiscal years beginning after December 15, 2008. As such, JNL adopted FIN 48 as of January 1, 2009. The adoption of FIN 48 did not have a material impact on JNL’s Carve-Out Financial Statements.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”, which is now a part of ASC 820. This statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurements, but required additional disclosures regarding the existing fair value measurements JNL currently reports. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. JNL adopted SFAS No. 157 on January 1, 2008 and it did not have a material impact on JNL carve-out financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, which is now a part of ASC 815. SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The adoption of SFAS No. 161 did not have a material impact on JNL’s Carve-Out Financial Statements.

In October 2008, the Financial Accounting Standards Board (“FASB”) issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active” (“FSP FAS 157-3”), which is now a part of ASC 820, with an immediate effective date, including prior periods for which financial statements have not been issued. FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist. The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date. The adoption of FSP FAS 157-3 did not have a material effect on JNL carve-out’s results of operations, financial position or liquidity.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”, which is now a part of ASC 810. SFAS No. 160 amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. In addition, it clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. SFAS No. 160 is effective on a prospective basis beginning January 1, 2009, except for presentation and disclosure requirements which are applied on a retrospective basis for all periods presented. The adoption is not expected to have a material impact on JNL carve-out’s financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, which is now a part of ASC 805. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired and recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS No. 141(R) also sets forth the disclosures required to be made in the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, SFAS No. 141(R) will be applied by JNL to business combinations occurring on or after January 1, 2009.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”), which is now a part of ASC 350. FSP 142-3 amends the factors that should be considered in developing assumptions about renewal or extension used in estimating the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other intangible Assets”. This standard is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141R and other GAAP. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The measurement provisions of this standard will apply only to intangible assets of JNL acquired after the effective date.

In April 2009, the FASB issued FASB Staff Position (“FSP”) No. 115-2 and FSP No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, which is now a part of ASC 820. Under the new guidance, an other than temporary impairment is recognized when an entity has the intent to sell a debt security or when it is more likely than not an entity will be required to sell the debt security before its anticipated recovery. Additionally, the new guidance changes the presentation and amount of other-than-temporary losses recognized in the income statement for instances when JNL determines that there is a credit loss on a debt security but it is more likely than not that the entity will not be required to sell the security prior to the anticipated recovery of its remaining cost basis. For these debt securities, the amount representing the credit loss will be reported as an impairment loss in the consolidated statement of income and the amount related to all other factors will be reported in accumulated other comprehensive income. The new guidance also requires the presentation of other-than-temporary impairments separately from realized gains and losses on the face of the income statement. In addition to the changes in measurement and presentation, the new guidance is intended to enhance the existing disclosure requirements for other-than-temporary impairments and requires all disclosures related to other-than-temporary impairments in both interim and annual periods. The new guidance was effective for interim periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The adoption of this FSP is not expected to have a material impact on JNL carve-out’s results of operations, financial position, or liquidity.

In April 2009, the FASB issued FSP No. 157-4, “Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that are Not Orderly”. The new guidance, which is now part of ASC 820, “Fair Value Measurements and Disclosures”, requires the disclosure of the inputs and valuation techniques used, as well as any changes in valuation techniques and inputs used during the period, to measure fair value in interim and annual periods. The provisions of the new guidance were effective for interim periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The adoption of this FSP as of April 1, 2009 did not have a material effect on JNL carve-out’s results of operations, financial position or liquidity.

In April 2009, the FASB issued FSP 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”, which is now a part of ASC 820. The new guidance requires disclosure about fair value of financial instruments in interim and annual financial statements. The new guidance is effective for periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The adoption of this FSP as of April 1, 2009 did not have a material effect on JNL carve-out’s results of operations, financial position or liquidity.

In May 2009, the FASB issued new guidance for accounting for subsequent events, which is now a part of ASC 855. The new guidance, which was issued as SFAS No. 165, “Subsequent Events”, is consistent with existing auditing standards in defining subsequent events as events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued, but it also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new guidance defines two types of subsequent events: “recognized subsequent events” and “non-recognized subsequent events.” Recognized subsequent events provide additional evidence about conditions that existed at the balance sheet date and must be reflected in JNL’s financial statements. Non-recognized subsequent events provide evidence about conditions that arose after the balance sheet date and are not reflected in the financial statements of a company. Certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. The new guidance was effective on a prospective basis for interim or annual periods ending after June 15, 2009. The adoption of the new guidance on April 1, 2009 had no effect on JNL carve-out’s results of operations, financial position or liquidity.

In June 2009, the FASB issued new guidance on the accounting for the transfers of financial assets. The new guidance, which was issued as SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140”, has not yet been adopted into Codification. SFAS No. 166 requires additional disclosures for transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. SFAS No. 166 eliminates the concept of a qualifying special-purpose entity and changes the requirements for derecognizing financial assets. SFAS No. 166 is effective on a prospective basis for the annual periods beginning after November 15, 2009 and interim and annual periods thereafter. JNL does not expect that the provisions of SFAS No. 166 to have a material effect on JNL carve-out’s results of operations, financial position or liquidity.

In June 2009, the FASB issued revised guidance on the accounting for variable interest entities. The revised guidance, which was issued as SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”, has not yet been adopted into Codification. The revised guidance requires an analysis of whether a company has: (1) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (2) the obligation to absorb the losses that could potentially be significant to the entity or the right to receive benefits from the entity that could potentially be significant to the entity. The revised guidance also requires an entity to be re-evaluated as a variable interest entity when the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights to direct the activities that most significantly impact the entity’s economic performance. The revised guidance requires additional disclosures about a company’s involvement in variable interest entities and an ongoing assessment of whether a company is the primary beneficiary. The revised guidance is effective on a prospective basis for the annual period beginning after November 15, 2009 and interim and annual periods thereafter. JNL does not expect that the revised guidance will have a material effect on JNL carve-out’s results of operations, financial position or liquidity.

MANAGEMENT OF THE COMPANY

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

John F. W. Hunt	45	Chairman of the Board, Chief Executive Officer, Secretary and Director
Marc J. Blazer	41	President, Treasurer and Director
Lawton W. Fitt	56	Director
Andrew H. Lufkin	46	Director
Paul S. Pressler	53	Director

John F. W. Hunt has been our Chief Executive Officer, Secretary and Chairman of the Board since our inception in September 2007. Since 1994, Mr. Hunt founded or co-founded six companies, including Oriel LLC, a wine company he currently oversees, Amanyaratm, a resort in the Turks & Caicos Islands, The Seattle Coffee Company, a chain of espresso bars in England ultimately acquired by Starbucks, Syzygy AG, an internet professional services firm listed on the Frankfurt stock exchange, and Obongo Inc., a payment processing technology firm that was acquired by AOL Time Warner. Mr. Hunt also co-founded and helped develop iGabriel, an investment club, which later merged with PiCapital to form one of the UK’s leading private investor networks, and First Tuesday, a financial networking forum that was subsequently acquired by an Israeli investment bank. Mr. Hunt began his career in marketing. From 1987 to 1992, he held positions of increasing responsibility at Procter & Gamble, ultimately becoming the European Brand Manager responsible for integrating the acquisition of the Max Factor brand across Europe. From 1992 to 1994, Mr. Hunt was Head of Marketing at Kraft Jacobs Suchard (a division of Philip Morris) for the Middle East & Africa. Mr. Hunt received an Honors degree in Economics and Public Administration from the London University in 1987.

Marc J. Blazer has been our President, Treasurer and a Director since our inception in September 2007. Mr. Blazer is also a co-founder of Ahimsa Partners, a venture that licenses, owns, and operates hospitality businesses, the CEO of Blazer & Co., both investment partnerships, and a managing director of BTIG, an institutional trading firm. From November 2000 to August 2007, Mr. Blazer was a partner, and until May 2007, the global head of investment banking at Cantor Fitzgerald. While at Cantor Fitzgerald, Mr. Blazer served on the advisory board of Enertech Capital III, a venture capital fund from March 2006 to July 2007. Prior to joining Cantor Fitzgerald, Mr. Blazer spent six years at ChaseMellon Financial Corp. (now Mellon Investor Services), a joint-venture between Chase Manhattan Corporation and Mellon Financial Group LLC from 1994 to 2000. In this capacity, he advised clients on governance and shareholder related issues including accessing the capital markets, investor relations, and proxy solicitation matters and structural defenses. Prior to his career on Wall Street, Mr. Blazer was an advisor to members of Congress in both the House and Senate on tax matters, banking and securities legislation, international trade policy, and foreign relations. Mr. Blazer earned a graduate degree from the London School of Economics in 1992, and a BA from the University of Maryland in 1990.

Lawton W. Fitt has been a Director since October 2007. Ms. Fitt is currently a director on the boards of Ciena Corporation, Frontier Communications Company, Thomson Reuters Corporation (formerly Reuters Group PLC prior to its merger with The Thomson Corporation in April 2008) and The Progressive Corporation. . From October 2002 to March 2005, Ms. Fitt served as Secretary (Chief Executive) of the Royal Academy of Arts in London. From 1979 to October 2002, Ms. Fitt worked at Goldman Sachs, becoming a partner in 1994 and a managing director in 1996. During her career at Goldman Sachs, Ms. Fitt held leadership positions in investment banking, equity capital markets and asset management and was a senior member of that firm’s High Technology investment banking team in New York and London. Ms. Fitt earned an A.B. from Brown University in 1974 and received an M.B.A. from the Darden School of Business Administration of the University of Virginia in 1979.

Andrew H. Lufkin a Director and founder since January 2008, is the portfolio manager for the Delafield Hambrecht MicroCap Value Fund, a fund which invests in undervalued growing micro-cap companies and the Chief Financial Officer and a director of Delafield Hambrecht which he joined in September 2003. From August 2002 to August 2003, Mr. Lufkin was Chief Operating Officer and Chief Financial Officer of Monadnock Valley Asset Management, a New York-based hedge fund specializing in global healthcare equities. From 2001 to 2002 he served as a Managing Director in investment banking for WR Hambrecht + Co. Prior to this, he spent 10 years in corporate finance at Donaldson Lufkin & Jenrette before starting his own broker dealer. Mr. Lufkin received a BA from Colby College and an MBA from Harvard Business School.

Paul S. Pressler has been a Director since October 2007. Mr. Pressler was president and chief executive officer of Gap, Inc. from September 2002 to January 2007. He also served on Gap, Inc.’s Board of Directors from October 2002 until January 2007. Prior to joining Gap, Inc., Mr. Pressler spent fifteen years with The Walt Disney Company where he was Chairman of the company’s Global Theme Park and Resorts Division. Mr. Pressler previously served as President of Disneyland, President of The Disney Stores and Senior Vice President of Consumer Products. Prior to his time at Disney, he was Vice President of Marketing and Design for Kenner-Parker Toys. He is a director of Avon Products, Inc. and OpenTable, Inc. Mr. Pressler holds a Bachelor of Science degree in business economics from the State University of New York at Oneonta in 1978.

Number and Terms of Office of Directors

Our Board of Directors currently consists of five persons and is divided into three classes with only one class of directors being elected at each annual general meeting of shareholders and each class serving a three-year term. The term of office of the first class of directors, consisting of Paul S. Pressler, will expire at our first annual general meeting of shareholders. The term of office of the second class of directors, consisting of Andrew H. Lufkin and Lawton W. Fitt, will expire at the second annual general meeting of shareholders. The term of office of the third class of directors, consisting of John F. W. Hunt and Marc Blazer, will expire at the third annual general meeting of shareholders. See “Directors and Management of the Company Following the Transaction” for information relating to the directors and executive officers following the Transaction.

Director Independence

The NYSE Amex requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors has determined that each of Ms. Fitt, Messrs. Lufkin and Pressler are independent directors as such term is defined under the rules of the NYSE Amex and that Ms. Fitt and Mr. Pressler are independent directors as such term is defined under Rule 10A-3 of the Exchange Act. The independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into an initial business combination with an entity which is affiliated with any of our executive officers, directors, Founders, initial shareholders or special advisors, including an entity that has received a material financial investment from our initial shareholders, Founders or special advisors or any entity affiliated with our initial shareholders, Founders, officers, directors or special advisors.

Committees

Audit Committee

We have established an audit committee of the Board of Directors, consisting of Ms. Fitt, Messrs. Lufkin and Pressler, each of whom has been determined to be “independent” as defined in Rule 10A-3 of the

Exchange Act and the rules of the NYSE Amex. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of our IPO and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of our IPO;

•	reviewing and approving all payments made to our initial shareholders, Founders, officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval; and

•	the members of the audit committee will act as the liquidator of the Company in the event we do not consummate our initial business combination by January 30, 2010.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by the NYSE Amex, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must have certified to the NYSE Amex that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Lufkin satisfies the NYSE Amex’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

We have established a nominating committee of the Board of Directors, consisting of Ms. Fitt, Messrs. Lufkin and Pressler, each of whom is an independent director under the NYSE Amex’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs of the board of directors that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

We have adopted a code of ethics that applies to our executive officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement in connection with our IPO. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us in writing at c/o Maples Corporate Services Limited, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial shareholders, Founders, executive officers or directors, or special advisors in each case in any capacity, or to any of their respective affiliates, for any services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest and dividend income of up to $1.8 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Compensation Committee Interlocks and Insider Participation

None.

CURRENT DIRECTORS AND MANAGEMENT OF
OVERTURE RE HOLDINGS LTD AND OVERTURE RE LTD.

As of the date of this proxy statement/prospectus, Overture Re Holdings Ltd. has two officers and directors, as identified below:

Name	Age	Position

John F. W. Hunt	45	Chairman, President and Chief Executive Officer Overture Re Holdings Ltd and Overture Re Ltd.
Marc J. Blazer	41	Chief Financial Officer, Executive Vice President, Secretary, Treasurer and Director Overture Re Holdings Ltd and Overture Re Ltd.

None of the officers or directors have received any compensation from Overture Re Holdings Ltd., which we recently incorporated by the Company for the purpose of forming a Bermuda subsidiary, to be called “Overture Re Ltd.” which will amalgamate with JNL Bermuda LLC.

DIRECTORS AND MANAGEMENT OF THE COMPANY FOLLOWING THE TRANSACTION

Directors and Executive Officers

Following the Business Combination, it is anticipated that the directors and executive officers of the Company will be the individuals indicated below.

Name	Age	Position

David Smilow	47	Executive Chairman of the Board
Mitchell H. Caplan	52	Director, Vice Chairman and Chief Executive Officer
John F. W. Hunt	45	Director
Marc J. Blazer	41	Director
Antoine Schwartz	47	Director
Andrew Lufkin	46	Director
Dean C. Kehler	52	Director
Michael Girouard	43	Chief Financial Officer
Brian Heaphy	37	General Counsel and Secretary

For the biographical information on the board members of the Company, see the section entitled “Proposals to be Considered by Shareholders — The Board of Directors Proposal.”

Committees of the Board of Directors

The members of the committees of the Company’s board of directors will not be appointed until the Company’s board of directors is fully constituted and holds its initial meeting. At that time, the Company’s board of directors will make determinations with respect to each committee member’s independence in accordance with the NYSE Amex listing standards and SEC rules and regulations and each committee will adopt its committee charter.

Following the Transaction, the Company intends to post the committee charters on its website.

Audit Committee

The audit committee will be at all times composed of exclusively independent directors who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, the committee will have at least one member who qualifies as an “audit committee financial expert” as defined in rules and regulations of the SEC. Immediately following the Transaction, the Company’s board of directors will also make determinations regarding the financial literacy and financial expertise of each member of the audit committee in accordance with the NYSE Amex listing standards and SEC Rule 10A-3.

The principal duties and responsibilities of the Company’s audit committee will be to engage the Company’s independent auditors, oversee the quality and integrity of the Company’s financial reporting and the audit of the Company’s financial statements by its independent auditors and in fulfilling its obligations, the Company’s audit committee will review with the Company’s management and independent auditors the scope and result of the annual audit, the auditors’ independence and the Company’s accounting policies.

The audit committee will be required to report regularly to the Company’s board of directors to discuss any issues that arise with respect to the quality or integrity of the Company’s financial statements, its compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

Prior to the date of the Extraordinary Special Meeting of Shareholders, the Company will identify which members of the Board of Directors will serve on the audit committee and which member of the audit committee will be designated as the audit committee financial expert.

Compensation Committee

The compensation committee will be at all times composed of exclusively independent directors. Among other functions, the compensation committee will oversee the compensation of the Company’s chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof.

Compensation Committee Interlocks and Insider Participation

Prior to the date of the Extraordinary Special Meeting of Shareholders, the Company will identify which, if any, members of the compensation committee have had any relationships with the Company of the type required to be disclosed by Item 404 of Regulation S-K of the SEC rules and regulations. None of the individuals who will be an executive officer of the Company following the Transaction has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who will serve on the Company’s board of directors immediately following the Transaction.

Corporate Governance Committee

The corporate governance committee will be at all times composed of exclusively independent directors. The principal duties and responsibilities of the Company’s corporate governance committee will be to identify qualified individuals to become board members, recommend to the board of directors individuals to be designated as nominees for election as directors at the annual general meetings of shareholders, and develop and recommend to the board of directors the Company’s corporate governance guidelines.

Prior to the date of the Extraordinary Special Meeting of Shareholders, the Company will identify which members of the Board of Directors will serve on the corporate governance committee.

Code of Conduct and Ethics

Following the Transaction, the Company intends to post its code of ethics on its website and to post any amendments to or any waivers from a provision of its code of ethics on its website.

DIRECTORS AND MANAGEMENT OF OVERTURE RE FOLLOWING THE TRANSACTION

Overture Re will have a senior management team with significant life insurance and reinsurance operating experience. Initially, Overture Re will have a CEO, Chief Actuary and Underwriting Officer who will be in place prior to closing of the transaction, Chief Financial Officer and Chief Risk Officer, Michael Girouard, who will run Overture Re’s day-to-day operations, and Brian Heaphy, the General Counsel and Secretary. Such persons will be responsible for building the team, creating market awareness, identifying and underwriting business opportunities, raising capital, building the investment portfolio, and liaising with rating agencies, among other things.

Overture Re is in discussions with several candidates to fill the position of CEO and Chief Underwriter/Actuary Officer. Given the depth of talent on the island, we expect to hire all positions locally in Bermuda. Until such time that the team is fully staffed, Overture Re will utilize the services of various outsourcing companies, including the investment management capability of JNF and the administration capacity of JNF along with research firms and underwriting services firms, such as Horseshoe Group located in Bermuda. Management of Overture Re would expect to be fully staffed in the underwriting department within twelve to twenty-four months of incorporation. This vital function will be augmented by a specific subset group of the actuarial team (see below), which will assist the underwriting group with various pricing exercises.

The actuarial team will consist of the chief actuary and one or two assistants. This team will focus on pricing and providing support to the underwriting team and perform the reserving function of Overture Re. Until such time that the team is fully identified, Overture Re expects to utilize local actuarial consulting firms in an outsourcing capacity; this would include hiring a local Bermudian actuarial consulting firm. We would expect to be fully staffed internally within twelve months of having received a license to operate in Bermuda. This critical department will be instrumental in driving both the profitability and the underlying financial strength of Overture Re.

Overture Re will also establish an enterprise risk management team that will be responsible for monitoring its overall areas of risk exposure. This will be led by the chief risk officer and will eventually include one or two additional staff. The objective of the group will be to identify and monitor any sources of risk within the Company that might result in some form of financial impairment. Given the multitude of potential risks facing any particular financial services company, this function will be vital in order for the Company to maintain a strong reputation amongst its peers as a solid and creditworthy financial services institution.

The Board of Directors of Overture Re will consist initially of Michael Girouard, Brian Heaphy and the CEO of Overture Re. Biographical information on certain of the management team/board members is set forth below:

Mike Girouard — Director, Chief Financial Officer and Chief Risk Officer

Mr. Girouard is currently the Chief Financial Officer, Treasurer and Chief Investment Officer of JNF. Prior to joining in 2005, Mr. Girouard was a Senior Vice President and head of Equity Capital Markets with HSBC Equity Capital Markets, in London and New York. From 1997 to 2001, Mr. Girouard was an Executive Director with Goldman Sachs International in Equity Capital Markets based in London. Mr. Girouard was Chief Investment Officer of Telebank (now part of E*Trade Group) where he worked from 1990 to 1997. Mr. Girouard holds a BA in Economics from Columbia College, Columbia University and an MBA from the Wharton School of Business.

Brian Heaphy — Director, General Counsel, Secretary

Mr. Heaphy is currently the Director of Mergers and Acquisitions at JNF. Most recently he was an associate at Davis Polk & Wardwell specializing in acquisitions, divestitures, joint venture arrangements and shareholder agreements for a wide range of global clients, including several Fortune 500 companies. Previously he was a Financial Analyst for JP Morgan Securities, Inc. and Goldman, Sachs & Co. in the Fixed Income Division. Mr. Heaphy holds a BA in Accounting from Queens College and a JD from Brooklyn Law School.

Actuary/Underwriter

Initially, the Company will utilize the services of an actuary located in Bermuda to provide actuarial and underwriting capability until it finalizes negotiations with potential candidates. Additionally Overture Re is in discussions with potential candidates to fill the Chief Underwriter and Chief Actuary positions.

BUSINESS OF OVERTURE RE

Overview

Overture Re Holdings Ltd. (“Overture Re Holdings”) is a newly formed holding company, incorporated under the laws of Bermuda and a wholly owned subsidiary of the Company. Overture Re Holdings is in the process of forming a wholly owned insurance subsidiary, Overture Re Ltd. (“Overture Re”), a Bermuda long term reinsurer to be registered as a segregated accounts company under the Segregated Accounts Companies Act of 2000, as amended, (the “SAC Act”). The executives at Overture Re Holdings have significant insurance industry expertise.

The executive slate of Overture Re Holdings will be the same as the executive slate at the Company, having David Smilow as its Executive Chairman, Mitchell Caplan as CEO, Michael Girouard as CFO and Brian Heaphy as General Counsel. These executives have significant financial industry experience and have combined for nearly 20 years experience in the insurance industry. (See Directors and Management of the Company following the Transaction on page 195)

Additionally Jefferson National Life Insurance Company, (“JNL) and JNF Asset Management, LLC, will provide technology and administration processing support and asset management services respectively. JNFAM and JNL are controlled by David Smilow, Chairman of the Board of Directors of JNF. Overture Re will reinsure standard life and annuity insurance policies and acquire mostly fixed income investments thereby creating long term cash flows and a stable capital base.

Strategy

Overture Re intends to specialize in managing a specific set of insurance and capital market risks. Overture Re plans to direct all its resources towards a limited number of activities and create the focus needed to develop and maintain industry leading knowledge, best in class risk management and investment practices. Overture Re believes that an attractive business opportunity exists for a new reinsurer to provide reinsurance to life insurance companies and acquire investments at attractive prices thereby achieving a substantial return on equity. Additionally, as Overture Re’s affiliate, JNL is a US domiciled life insurance subsidiary with a fully functioning and proven operating platform providing technology and processing support, Overture Re will offer a fully integrated reinsurance platform allowing for financial reinsurance and administration reinsurance utilizing its administrative and asset management service providers.

Annuity and Life Reinsurance

Reinsurance is an arrangement under which an insurance company known as the reinsurer agrees in a contract called a treaty to assume specified risks of another insurance company known as the ceding company. The reinsurer may assume all or a portion of the insurance underwritten by the ceding company. In exchange for assuming the risks of the ceding company, the reinsurer receives some or all of the premium and investment income derived from the assets supporting the reserves of the reinsured policies. Reinsurance permits primary insurers to diversify their risks over larger pools of risks, and to write insurance policies in amounts larger than they are willing or able to retain. Also, reinsurers have the ability to structure treaties that allow the ceding companies to achieve other business and financial objectives such as:

•	decreasing the volatility of their earnings;

•	improving their capital position by reducing the financial strain associated with new business production or by increasing their risk-based capital ratio;

•	entering new lines of business and offering new products; and

•	exiting discontinued lines of business.

In addition, reinsurers may also purchase reinsurance, or “retrocession” coverage, to limit their own risk exposure.

Overture Re will not focus on reinsuring property or casualty risk, any policies with market based or economy based exposures such as Guaranteed Minimum Death Benefit (“GMDB”) or Guaranteed Minimum Income Benefit (“GMIB”), any financial reinsurance of default risk, or any special mortality risk.

Overture Re will focus on several categories of life reinsurance products including:

•	Reinsuring the mortality risk on life and annuity insurance policies written by primary insurers. This business is often referred to as traditional life reinsurance. Overture Re will not have such business upon commencement, but may seek appropriate opportunities for such business in the future.

•	Reinsurance solutions that improve the financial position of our clients by increasing their effective capital base and reducing leverage ratios through the assumption of reserves.

•	Providing clients with exit strategies for discontinued lines, closed blocks in run-off, or lines not providing a good fit for a company’s growth strategies. With Overture Re’s ability to manage and administer these contracts, our clients will be able to concentrate their efforts and resources on core strategies.

Financial Services Industry Dislocation

The financial markets have experienced nearly un-precedented volatility and de-leveraging over the past two years beginning with the sub-prime mortgage crisis but spreading through out the financial markets, to include other fixed income markets, equities, bank debt, and private placements. The decline in global asset valuations as of the end of 2008 is estimated at more than $20 trillion.

The reduction in liquidity and deleveraging has also been of enormous scale estimated to consist of a several trillion dollar reduction in debt outstanding. Sources of long term financing and capital are extremely limited.

Insurance Industry in Transition

The financial services market dislocation has caused insurers and reinsurers to face several challenges requiring them to change their strategic focus creating opportunities for newly formed reinsurers. These challenges have included:

•	The continuing deterioration in the U.S. residential housing market in general and the market for sub-prime and Alt-A residential mortgage-backed securities specifically. These conditions have had, and will likely continue to have, a material adverse effect on insurers and reinsurers, specifically on the value of their investment portfolios, and capital and liquidity positions; and

•	The negative outlooks placed on the financial strength ratings, actions taken by ratings agencies on insurers and reinsurers and the seeming lack of relevance of such ratings having material negative impacts on their abilities to grow their reinsurance businesses and maintain core competitive capabilities.

Several insurers and reinsurers have begun addressing the new industry realities implementing plans involving:

•	Disposition of assets or lines of business to raise needed capital; and

•	Exploring strategic alliances or other means of maximizing value including mortality assessment and existing treaty administration.

Overture Re as a new and well capitalized entrant to the reinsurance market should benefit from the change in strategic focus of its insurance company clients and its competitors.

Competition

Competition in the annuity and life reinsurance industry is intense. Reinsurers compete on the basis of many factors, including financial strength, pricing and other terms and conditions of reinsurance agreements, reputation, service, and experience in the types of business underwritten. Annuities represent the largest segment of life reinsurance premiums. For annuity issuers, there are a limited number of players providing reinsurance. The Company believes that the dynamics of the reinsurance market has created opportunities for smaller reinsurers who are actively pursuing smaller annuity carriers. While the Company believes there is a demand for reinsurance from primary insurers seeking to free up capital, especially as the industry has experienced investment losses which have impaired capital, industry consolidation among reinsurers has effectively limited capacity. Reinsurers have been facing the same economic challenges as the broader financial services industry, creating opportunities for firms with capital. The U.S. annuity and life reinsurance markets are served by numerous international and domestic reinsurance companies. Overture Re will focus on the smaller policy block market where competition is less intense and it can leverage its capabilities more fully. The Company believes that its primary competitors in the North American annuity and life reinsurance market are currently the following, or their affiliates: Athene Re, Max Capital and Wilton Re. However, within the reinsurance industry, this can change from year to year.

Life Reinsurance Advantages to Insurers

Management believes that two converging events — capital losses caused by investments and capital losses caused by product design — will require life insurers, both in the U.S. and in Europe, to reduce their now greatly increased operating leverage. They will accomplish this through either the raising of new capital or through the purchase of reinsurance. We believe that a unique opportunity exists for the life reinsurance industry to provide capacity at favorable pricing to those primary insurers operating in this sector that need to reduce their operating leverage and similarly unique opportunity presents itself on the asset side of the balance sheet for undervalued illiquid investments which can also be acquired at favorable prices. We believe that a similar opportunity exists for life insurers operating in Europe. We also believe that Bermuda is ideally positioned both geographically and as an established reinsurance market with a global view on the insurance and reinsurance markets.

Overture Re’s Operations

Overture Re will be headquartered in Bermuda with top executives, underwriting and actuarial functions located there. Overture Re believes that Bermuda is an attractive location for conducting Overture Re’s operations due to Bermuda’s strong locally based insurance and reinsurance infrastructure. Bermuda has a flexible regulatory system with limited government involvement for those reinsurance companies that meet certain solvency and liquidity requirements. It is the Company’s expectation that Overture Re will meet all such requirements. In addition, Bermuda currently has no corporate income or capital gains tax and we expect that Overture Re will receive an assurance from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, that it will not be subject to any such tax until at least March 28, 2016. Moreover, Bermuda has a satisfactory availability of cost effective third-party services providers. To the extent required or desirable, the Company intends to utilize such service providers. Bermuda’s excellent insurance and reinsurance infrastructure, political and economic stability and easy access from major east coast U.S. cities compare favorably with alternative offshore reinsurance company domiciles. Overture Re will not be an admitted U.S. insurer, although its affiliate, JNL, will be. The insurance laws of each state of the United States and of many other countries regulate or prohibit the sale of reinsurance within their jurisdictions by non-domestic insurers and reinsurers that are not admitted to do business within such jurisdictions. We do not intend to allow Overture Re to maintain an office or solicit, advertise, settle claims or conduct other insurance activities in any jurisdiction without a license.

Overture Re will contract on an arms length basis with both JNL and JNFAM. It will utilize the proprietary insurance technology platform of JNL which offers significant and demonstrated cost advantages and block management as well as enabling rapid policy block conversion and risk assessment capabilities and have a portion of its portfolios managed by JNFAM.

All aspects of the initial transaction pricing were done based on negotiations between the current management of the Company and JNF using third party analysis as a basis. For example the basis of negotiations for the ceding commission was based on actuarial analysis provided by a third party. Also, the ongoing administration expenses per policy being charged by JNL to the Company were compared against the Annuity Contract Expense Benchmarking study prepared by Deloitte in 2008, existing reinsurance treaties with Scottish Re and market comparables for outsourced policy administration services and were found to be in-line with pricing accepted in the industry. Sales and marketing expenses being shared by Overture for any future reinsurance of annuity products was based on policy economics and JNL’s current acquisition cost per policy data and also found to be in-line with pricing acceptable in the industry. Additionally the charges for ongoing investment management expense were compared to similar providers in the industry and found to be competitive.

On a going forward basis Overture will ensure that any material amendments to the ongoing contract arrangements between the Company and JNF and any of its affiliates, along with any new arrangements that each of the parties may enter into are approved by independent members of the Company’s board of directors and considered by such members to be comparable to similar transactions done on an arms-length basis with third parties.

Management believes that Overture Re itself will be well-positioned to provide reinsurance capacity to the global life insurance community during this period of extreme dislocation in the marketplace. We believe that the presence of other life reinsurance companies in Bermuda will actually enhance our business opportunities as a great deal of capacity collaboration will be required in the coming months and years. The full impact of the overall financial markets turmoil has yet to work its way through the life industry and the impact could result in a significant demand for both capital and reinsurance.

Target Products

Overture Re’s target products will include a wide range of annuity and life reinsurance products, such as yearly renewable term, coinsurance and modified coinsurance for term, universal and whole life policies. The Company would also offer block reinsurance structures that would enable clients to transfer previously underwritten groups of policies from their balance sheet to ours. This would further enable companies to better manage their capital requirements and allocations.

The strategy for each product will be contingent on the objectives of the clients. For example, a particular life insurer may be seeking to reduce the ‘statutory strain’ associated with a new type of term life insurance that it has recently introduced to its agency force and needs to reduce the impact of high demand for the product on its capital and surplus. Overture Re would work with the client to create a coinsurance program that would enable them to roll out the new product without needing to worry about reducing their sales efforts.

Overture Re intends to exclude by way of carve-out any exposure to any guaranty elements of variable annuity policies, such as GMDB, GMIB and minimum investment return or face value guarantees. We believe that life insurance companies with such exposures will result in an increase in demand for reinsurance by third parties, such as Overture Re, in order to provide capital relief to the cedants. This is an important product demand element, given the recent experiences of certain major U.S. life insurers in this space that have recently taken large losses due to these guaranty features. We expect this trend to continue.

Marketing and Distribution Effort

Overture Re will target life insurers who meet established criteria and standards set by Overture Re, which are based upon:

•	Perceived need and objective for reinsurance;

•	Qualitative factors such as the ability to submit quality data;

•	Overall management and corporate governance;

•	Historical financial performance, including volatility of earnings and capital; and

•	Distribution channels.

Once sufficient data has been gathered, it is anticipated that representatives of Overture Re generally will contact the chief executive officers, chief financial officers, chief actuaries and risk officers of the target life insurers to discuss the potential for a reinsurance transaction. The following target clients will comprise Overture Re’s initial focus:

•	Mid-Sized and Small Insurance Companies. Overture Re can partner with mid-sized and smaller writers not only to reinsure their business, but also to aid in designing, pricing and assessing the risk of new products. These types of arrangements will be favorable to both Overture Re and the mid-sized and smaller writers.

•	Insurers Exiting Specific Business Lines. Overture Re can provide reinsurance solutions to companies that used to provide certain products but have since stopped providing such service and that are looking to effectively reduce or eliminate risks associated with a legacy block of business.

Product Underwriting and Pricing

It is anticipated that each reinsurance agreement will be the result of a process lasting several weeks, or months as the case may be, of analysis and negotiations between the ceding company and Overture Re. In negotiating such agreements, Overture Re’s goal will be to strike the proper balance between risk transfer and cost from the perspective of both the ceding company and Overture Re.

Modeling of Reinsured Products

The specific insurance block (or subset thereof) to be reinsured will be modeled using a comprehensive software platform. For existing blocks, each risk is modeled on a seriatim (i.e. contract by contract) basis. Other important inputs include the specific asset allocation of the ceding company block, as well as the ceding company’s actual experience with respect to lapses, benefit utilization and mortality, among other things.

Pricing and Monitoring Actuarial Risk

To appropriately price actuarial risk, Overture Re will model numerous scenarios where lapse, mortality and contract holder behavior assumptions are varied. Overture Re will then analyze the sensitivity of results to provide an indication of the risk being assumed. If uncertainties arise, provisions for adverse deviations may be reflected in the actuarial assumptions or additional risk capital will be allocated (impacting the required risk margin) to determine a final price. Overture Re may negotiate certain maximum limits on claims or other provisions to balance its overall risk exposure and generate a reasonable price for the cedant.

Set the Final Price

Once Overture Re has determined the risk neutral cost, transaction costs and has analyzed the actuarial risks, Overture Re will then set the overall price. Overture Re intends to set the margin at a level that will provide Overture Re with the appropriate rate of return on its capital for the type of business and risks being reinsured (including operational, actuarial and basis risks).

Risk Management

Overture Re intends to implement and maintain an enterprise risk management (“ERM”) framework to ensure a comprehensive assessment of its current risks, control effectiveness and capital position. Risk management will be a continuous process applied across the entire organization. Overture Re’s ERM framework will provide a comprehensive and consistent enterprise view of risk exposures and opportunities. Additionally, Overture Re does not intend to view risk management simply as how to avoid losses, but also as a key part of how to best take advantage of market opportunities.

One of the most critical factors in a successful risk management process is having a culture in which risk management is both supported and valued from senior leadership. In addition to the appropriate “tone from the top,” risk management must be a core element of every employee’s day-to-day job responsibilities. Overture Re intends to maintain a culture that promotes risk management together with open communication of potential risks so that they are addressed before becoming significant. Overture Re’s senior leadership has extensive experience in risk management from both a direct writer and reinsurance perspective. Overture Re believes that one advantage that Overture Re has relative to many companies is that it will have the ability to react quickly to changes in risk exposure due to the Company’s small size. Management believes this will lead to Overture Re being able to make quicker decisions in order to either reduce risk exposure or to exploit potential opportunities.

Investment Portfolio Strategy

Overture Re’s primary investment objective is to protect and build its capital base in order to continue to support the risks to be underwritten. Overture Re will contract with its affiliate, JNFAM, among others, as third party managers of the portfolio. Overture Re will invest to achieve a stable return while preserving capital. The investment committee will approve all of the below procedures, namely the responsibilities of the chief investment officer, the role of the investment plan, monitoring procedures and exceptions protocol. Additionally, they will review at least quarterly the performance of the investment portfolio versus the investment plan.

Overture Re will employ a conservative investment strategy for investable funds that will support its reserves and its capital assets. The investment plan will set forth, among other things, (i) credit limits, (ii) the targeted asset allocation (including permitted guidelines or boundaries), (iii) duration and convexity limits, (iv) corporate sector limits and (v) single issuer limits. Specifically, the plan will set limits and leeways for the following asset classes: treasury and agency bonds, cash and equivalents, investment grade corporate bonds, below investment grade corporate bonds, asset backed securities, commercial mortgage backed securities, residential mortgage pass through notes, collateralized mortgage obligation bonds, non-publically traded securities and bank loans. JNFAM and other third party investment managers will be responsible for daily monitoring of the portfolio and adherence to all guidelines for their respective management allocations of Overture Re’s portfolio.

Given the longer-term nature of the anticipated liabilities, we expect that the duration of our investment portfolio will also be long to match the payments of those liabilities as they come due. In addition, Overture Re plans to have sufficient short-term cash and cash equivalents on hand to meet all near term operating expenses and outlays.

Retrocessional Reinsurance Strategy

The strategy for purchasing retrocessional reinsurance will principally be an opportunistic one to the market. To the extent that there exists in the retrocessional market an opportunity for Overture Re to reduce its aggregate risk exposure for an attractive price, then it will seek to acquire that coverage. Overture Re intends to with every potential retrocessional transaction, to ensure that the counterparty is of sufficient credit quality and that any reinsurance recoverables payable to Overture Re are sufficiently collateralized. We will also ensure that any LOCs used as collateral for such recoverables, typically posted by third party financial institutions, do not represent any additional credit risks.

Overture Re plans to periodically explore the market for aggregate excess-of-loss coverages. To the extent that Overture Re can prudently purchase protection for the aggregate portfolio, or on a block-by-block basis, it will seek to purchase that coverage from a financially sound reinsurer.

Investment Management Agreement

JNL Bermuda will enter into an investment management agreement with JNFAM, which will be assumed by Overture Re upon completion of the merger of JNL Bermuda and Overture Re. Pursuant to the terms of the investment management agreement, JNFAM will manage at least 20% of the investment assets of JNL Bermuda, subject to the investment guidelines adopted by its Board of Directors, for so long as the agreement is in effect.

The investment management agreement provides that the assets of JNL Bermuda will be held by a custodian and not on the books of or in the name of any accounts maintained at JNFAM.

JNFAM receives a management fee of 0.25% per annum payable quarterly in arrears based on the net asset value of JNL Bermuda’s investment account managed by JNFAM, subject to increase for certain asset classes and subject to discount at certain breakpoints on the amount of assets under management.

The investment management agreement requires that JNFAM follow the investment guidelines of JNL Bermuda and act in a manner that it considers equitable in allocating investment opportunities to JNL Bermuda, but does not otherwise impose any specific obligations or requirements concerning the allocation of time, effort or investment opportunities to JNL Bermuda or any restrictions on the nature or timing of investments for its account and for JNFAM’s own account or other accounts which JNFAM or its affiliates may manage.

The investment management agreement provides that JNFAM and its principals, employees or agents are not liable to JNL Bermuda or its shareholder for any acts or omissions in the performance of their services:

•	in the absence of fraud, misconduct, negligence, willful violation of any applicable statute or reckless disregard for its duties. Additionally, the investment management agreement contains provisions for the indemnification of JNFAM by JNL Bermuda against certain liabilities to third parties arising in connection with the performance of its services to JNL Bermuda;

•	as a result of changes in market value, additions to or withdrawals from JNL Bermuda’s investment account, investment account rebalancing or other non-volitional acts of JNFAM; or

•	as a result of JNFAM’s reliance on any instruction, direction or approval provided on JNL Bermuda’s behalf by certain of its officers and employees.

The investment management agreement provides that JNL Bermuda is liable to JNFAM for any acts or omissions in connection with JNFAM’s services that are the result of JNL Bermuda’s fraud, misconduct, negligence, willful violation of any applicable statute or reckless disregard for its duties.

The investment management agreement has no fixed term but may be terminated by JNFAM or JNL Bermuda for any reason or no reason upon nine months prior written notice.

Loss Payment and Reserving Philosophy

Overture Re intends to adhere to a strict policy of conservative reserve balance establishment and maintenance. This will include multiple levels of redundancy and protective measures to ensure that Overture Re has adequate cash and liquidity to make timely payments of claims to policyholders. These reserves will be balance sheet liabilities representing estimates of future obligations to pay benefit claims and claims payment expenses for reinsured policies, and will be determined and confirmed actuarially. We will establish and maintain our life and annuity reinsurance reserves at a level that we estimate will, when taken together with future premium payments and interest and investment income expected to be earned in respect of reserves, be sufficient to support all future cash flow benefit and third party servicing obligations as they become payable. Overture Re intends to employ both internal actuaries and third party actuaries, in this case, an independent appraiser, to ensure that both the pricing of the liabilities are accurate and that the reserve estimates are set conservatively. In all cases, the reserving actuarial function and the pricing actuarial function will be completely separate functions with no overlap. In addition, Overture Re will seek to conduct most of the reserving activities and all of the underwriting activities in Bermuda.

Since the development of our reserves will be based upon cash flow projection models, we must make estimates and assumptions regarding mortality, morbidity, lapse, expense and investment experience. We and our service providers will establish these estimates based upon transaction specific historical experience, information provided by ceding companies and industry experience studies. The Company will also periodically work with its auditors as part of its strategy to ensure that the actuaries’ analyses and assumptions are reasonable. Actual results could differ materially from these estimates. We will monitor actual experience and, where circumstances warrant, revise our assumptions and the related life and annuity reinsurance reserve estimates.

JNL, the direct parent of JNL Bermuda, operating primarily in the U.S., has been in the life insurance business for over 50 years. The principals and executive officers have aggregated decades of experience in the financial services sector and will be applying this experience to the operations of Overture Re after the merger with JNL Bermuda. Overture Re will have strict operating and risk management controls that will ensure that the reserving methodology employed by it is up-to-date and that it appropriately reflects the underlying risks in the life insurance or annuity products that comprise the blocks of business in the portfolio.

Cash flow management in general, and as it relates to claim payments will have strict controls in place. Overture Re will endeavor to maintain an efficient claim payment system, with an emphasis on making sure that claims are paid in a timely manner and that the appropriate amount is paid. This is an important notion, given that many companies with poor controls often make extra claim payments or untimely payments. Overture Re will maintain strict policies that will ensure internal security with many levels of checks and balances.

In summary, the reserving and claim payment philosophy will seek to conservatively estimate future claim payments. To that end, Overture Re intends that those future payments are made with the appropriate controls in place. This will enable Overture Re to operate more efficiently than some of its creditors and will provide for greater long-term growth and stability.

The Reinsurance Option and Contribution Agreement

JNL and JNL Bermuda will enter into the Reinsurance Option and Contribution Agreement. Pursuant to the terms of the Reinsurance Option and Contribution Agreement, JNL (x) will assign to JNL Bermuda the employment agreements or arrangements of those employees set forth on a schedule to the Reinsurance Option and Contribution Agreement and (y) will contribute to JNL Bermuda those assets set forth on a schedule to the Reinsurance Option and Contribution Agreement, and JNL Bermuda will accept such employment agreements and assets.

Also pursuant to the terms of the Reinsurance Option and Contribution Agreement, JNL will grant to JNL Bermuda an option, which may be exercised by JNL Bermuda or any permitted successor or assign, to enter into a Quota Share Reinsurance Agreement with JNL, pursuant to which JNL Bermuda or any such successor or assign may reinsure 90% of the fixed annuity block of JNL and 50% of the variable annuity block of JNL, upon JNL Bermuda or any such successor or assign obtaining all necessary licenses required to operate as a reinsurer in Bermuda. JNL Bermuda paid a purchase price for the option, as specified in the Reinsurance Option and Contribution Agreement. The option will expire on January 30, 2010.

JNL Bermuda or any successor to or assign of JNL Bermuda may not exercise the option until it has obtained all necessary licenses and permits that are required to lawfully operate as a reinsurer in Bermuda. In the event that JNL Bermuda or any successor to or assign of JNL Bermuda wishes to exercise the option, it will give written notice to JNL specifying a date, which will be no later than five (5) business days following the date of notice, for the execution and delivery of the Quota Share Reinsurance Agreement.

The Quota Share Reinsurance Agreement

The following summary describes the material provisions of the Quota Share Reinsurance Agreement. The provisions of the Quota Share Reinsurance Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Quota Share Reinsurance Agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Quota Share Reinsurance Agreement. The Quota Share Reinsurance Agreement is attached to this proxy statement as an exhibit to Annex I and is incorporated by reference into this proxy statement, and we encourage you to read it carefully in its entirety for a more complete understanding of the Quota Share Reinsurance Agreement and the Transaction.

Overture Re (as successor to JNL Bermuda by amalgamation) will enter into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) with JNL on the Transaction Closing Date. JNL Bermuda, which is to be acquired by and amalgamated with Overture Re, has the contractual option (under the Reinsurance Option and Contribution Agreement) to reinsure specific JNL annuity policies and Overture Re, as successor to JNL Bermuda, will be able to exercise such option and enter into the Reinsurance Agreement with JNL. The material terms of the Reinsurance Agreement are described below.

Parties.  The parties to the Reinsurance Agreement will be Overture Re as the “Reinsurer” and JNL as the “Ceding Company.”

Effective Date and Term.  The reinsurance cover provided by Overture Re under the Reinsurance Agreement will be effective on January 1, 2010, for Overture Re’s specified quota share, as described below, of the obligations and liabilities of JNL payable on and after such date with respect to the annuity blocks specified in the Reinsurance Agreement. The reinsurance will continue in full force and effect until the extinguishment of all liabilities of Overture Re with respect to the Covered Annuities or termination under the provisions of the Reinsurance Agreement described below.

Cover.  As of the effective date of the Reinsurance Agreement, (1) JNL will cede on a “modified coinsurance” basis, and Overture Re will accept as indemnity reinsurance, on such basis, and will agree to indemnify JNL for, ninety percent (90%) of all risks and obligations arising under JNL’s fixed annuity block (which constitutes those fixed Covered Annuities that do not have any variable options, and the fixed options of the variable annuities included in the Covered Annuities), and (2) JNL will cede on a “modified coinsurance” basis, and Overture Re will accept as indemnity reinsurance, on such basis, and will agree to indemnify JNL for, fifty percent (50%) of all risks and obligations arising under JNL’s variable annuity block

(which constitutes those variable Covered Annuities that do not have any fixed options, and the variable options of the other annuities included in the Covered Annuities).

“Covered Annuity” as used herein means each and every annuity reinsured pursuant to foregoing (excluding the exclusions described below). The annuities included in the reinsurance coverage pursuant to the Reinsurance Agreement also include certain annuities issued by JNL following the effective date of the Reinsurance Agreement (such annuities are herein called “future annuities”).

Furthermore, Overture Re will reinsure 90% of any and all loans, including principal and accrued interest thereon, made by JNL to the owners of the Covered Annuities pursuant to the terms of the Covered Annuities. Such loans will generally be treated like the other assets supporting the reserve attributable to the fixed annuity block: (i) repayments of principal amounts will be treated like the liquidation of a security constituting an asset supporting the reserve attributable to the fixed annuity block and will not be reflected in the quarterly net settlement, (ii) the funding of such loans will be treated like the purchase of a security constituting an asset supporting the reserve attributable to the fixed annuity block and will not be reflected in the quarterly net settlement, (iii) interest on such loans will be treated as investment income, and (iv) the amount by which any defaulted loan exceeds the cash surrender value of the relevant Covered Annuity will be treated as a capital loss.

Overture Re’s reinsurance coverage for any Covered Annuity begins on the later of (a) the effective date of the Reinsurance Agreement, which will be January 1, 2010 and (b) the date of commencement of JNL’s contractual liability for the Covered Annuity, and will terminate simultaneously with the termination of JNL’s contractual liability for the Covered Annuity unless otherwise terminated in accordance with the terms of the Reinsurance Agreement.

Notwithstanding its identification in or by reference in a schedule to the Reinsurance Agreement that specifies the annuity blocks, an annuity will cease to be an annuity subject to the Reinsurance Agreement if it is determined by JNL, subsequent to the effective date of the Reinsurance Agreement and on or before the date that is 60 days following the effective date of the Reinsurance Agreement (as used herein, the “adjustment date”), that, as of the effective date of the Reinsurance Agreement, such annuity was not in force; provided that if an annuity is designated as not in force as of the adjustment date due to an error in such designation, upon correction of such error such annuity will be restored to the list of Covered Annuities. JNL and Overture Re will make appropriate adjustment between each other in order to put each other in the economic position as of only in-force annuities were included in the Covered Annuity list on the effective date of the Reinsurance Agreement. Furthermore, the Reinsurance Agreement does not apply to, and specifically excludes from the reinsurance coverage, (i) any liabilities and obligations arising under insurance or annuity contracts issued by JNL that are not identified in or by reference in a schedule to the Reinsurance Agreement and do not constitute future annuities, (ii) any guaranteed benefits or income withdrawal benefits, other than payments due upon partial or full surrenders and death benefits not excluded pursuant to clause (iii) below, that may be provided by JNL under riders or endorsements attached to the annuities (including without limitation any medical and hospital expense coverage or other types of benefits, provided that waiver of surrender of nursing home and hospitalization are not excluded from coverage), (iii) any benefits paid as a result of “guaranteed death benefit” provisions under any annuity, (iv) any Excess of Limit Payments or Extra Contractual Liabilities (as defined below) liability based on acts, errors or omissions by JNL or any of its officers or employees, agents, subcontractors or representatives and not attributable to a written direction or a request by a designated officer of Overture Re, and (v) any and all liabilities, causes of action, including regulatory action, lawsuits, penalties, claims and demands that arise out of or result from the fact that any annuity was issued and delivered in a jurisdiction where issuance and delivery of the annuity constituted the doing of business where JNL was not licensed.

If the amount of insurance under any Covered Annuity increases, the increase will automatically be reinsured under the Reinsurance Agreement.

If the amount of insurance under any Covered Annuity is reduced or terminated, reinsurance under the Reinsurance Agreement on such Covered Annuity will be similarly reduced or terminated.

Reinsurance coverage will be reinstated for a terminated Covered Annuity if JNL reinstates such Covered Annuity using conventional underwriting and issue practices.

“Extra Contractual Obligations” and “Excess of Limit Payments” represent payments that JNL may make or become liable for that represent payments not required by the terms of a Covered Annuity but which may be made in connection with a settlement of claims under a Covered Annuity, Benefit Payments (as described below) made in excess of limits in the documents governing the Covered Annuities due to failure to handle or settle claims in a manner consistent with the administration guidelines specified in the Reinsurance Agreement, or which represent liabilities for compensatory, consequential, exemplary, punitive or similar damages or losses which directly relate to any alleged or actual act, error, omission, fraud or misrepresentation by any person, whether intentional or otherwise, or which arise from any actual or alleged reckless conduct or bad faith by any person, in each case, in connection with such person’s handling of any claim under any of the Covered Annuities (including the settlement, defense of, or appeal of any claim) or in connection with the issuance, offer, sale, delivery, cancellation or administration by any person of any of the Covered Annuities.

By entering into the Reinsurance Agreement, Overture Re will be subject in all respects to all of the terms and conditions, general and specific stipulations, clauses, waivers, extensions, modifications, alterations, cancellations, interpretations, and endorsements of the Covered Annuities.

The reinsurance cover provided under the Reinsurance Agreement is indemnity reinsurance solely between JNL and Overture Re, and performance of the obligations of each party under the Reinsurance Agreement is to be rendered solely to the other party. No person other than JNL or Overture Re is to have any rights under the Reinsurance Agreement, and JNL will be and remain the only party under the Reinsurance Agreement that will be liable to any insured, policyowner, annuityholder or beneficiary under any Covered Annuity.

Reinsurer Payments.  Upon execution and delivery of the Reinsurance Agreement, Overture Re will pay to JNL a ceding commission in the amount of $21,500,000. Overture Re will also agree to pay during the term of the Reinsurance Agreement an expense allowance for all Covered Annuities to JNL as of the close of each quarterly accounting period through the quarterly net settlement as follows:

(a) either a one-time fee, or a percentage of commissions payable by JNL, each as specified in the Reinsurance Agreement, for each future annuity issued during such accounting period, depending on the type of future annuity;

(b) an administration fee for the Covered Annuities as set forth on a schedule to the Reinsurance Agreement;

(c) a fee for managing the assets in the modified coinsurance trust relating to the fixed annuities equal to 0.25% per annum, calculated on a quarterly basis;

(d) a premium tax reimbursement equal to 2% of the reinsurance premiums; and

(e) an excise tax reimbursement equal to 100% of the U.S. federal insurance excise tax, if any, imposed on the reinsurance premiums paid to Overture Re by JNL.

Furthermore, during the term of the Reinsurance Agreement, Overture Re will pay through the net settlement described below (i) 90% of the Benefit Payments attributable to the fixed annuity block and (ii) 50% of the Benefit Payments attributable to the variable annuity block as of the close of each quarterly accounting period.

“Benefit Payments” as used herein means the payments during any given accounting period in respect of cash surrender value, partial surrenders, full surrenders, annuity payments, certain out of pocket expenses (net of any recoveries), and death benefits under the Covered Annuities payable by JNL net of any payments payable by reinsurers under any reinsurance agreements that JNL has entered into with third parties in respect of the Covered Annuities.

Reinsurance Premium.  During the term of the Reinsurance Agreement, Overture Re will be entitled to payment of reinsurance premiums through the net settlement described below equal to: (a) 90% of the premiums received by JNL (and attributable to periods) on and after the effective date of the Reinsurance Agreement that are attributable to the fixed annuity block, and (b) 50% of the premiums received by JNL and the mortality and expense risk charges, administrative, subscription and other fees and charges deducted by JNL from the specified separate accounts supporting the variable annuity block (without duplication of premiums) (and attributable to periods) on and after the effective date of the Reinsurance Agreement that are attributable to the variable annuity block.

Asset Transfer.  In consideration for the reinsurance provided by Overture Re under the Reinsurance Agreement, on the date of execution and delivery of the Reinsurance Agreement, JNL will transfer to a trust arrangement for the benefit of Overture Re assets and cash with a total statutory admitted value equal to (i) 90% of the reserve attributable to the fixed annuity block and (ii) 50% of the reserve attributable to the variable annuity block as of the effective date of the Reinsurance Agreement by (a) transferring to the modified coinsurance trust relating to the fixed annuities assets listed on a schedule to the Reinsurance Agreement and cash with a statutory admitted value in an aggregate amount equal to 90% of the result of the (1) reserve attributable to the fixed annuity block less (2) the loans made by JNL to the owners of the Covered Annuities outstanding on the Covered Annuities, in each case as of the effective date of the Reinsurance Agreement; (b) withholding 90% of the loans made by JNL to the owners of the Covered Annuities on JNL’s books for the account of Overture Re; and (iii) retaining assets supporting 50% of the reserve attributable to the variable annuity block as of the effective date of the Reinsurance Agreement in JNL’s separate accounts.

Net Settlement.  A net settlement is due as of the close of each quarterly accounting period. If the amount of the net settlement is positive, JNL will pay such amount in cash to Overture Re, and if the amount of the net settlement is negative, Overture Re will pay the absolute value of such amount in cash to JNL. The net settlement for each accounting period is equal to the following:

(a) the reinsurance premiums payable to Overture Re; minus

(b) the expense allowance payable to JNL; minus

(c) the applicable quota share percentage of the Benefit Payments for the fixed annuity block and the variable annuity block payable to JNL; plus

(d) the variable annuities modified coinsurance adjustment (described below); plus

(e) the fixed annuities modified coinsurance adjustment (described below).

If the amount of the net settlement for an accounting period is positive, JNL will pay such amount to Overture Re at the time it delivers the quarterly accounting and net settlement statement for such accounting period to Overture Re, and if the amount of the net settlement for an accounting period is negative, Overture Re will pay the absolute value of such amount to JNL within 15 days of its receipt of the quarterly accounting statement for such accounting period. If a net settlement remains outstanding longer than 45 days after the end of a calendar quarter, interest will be charged at a rate specified in the Reinsurance Agreement.

Modified Coinsurance Reserve for the Fixed Annuity Block.  As of the date of the execution and delivery of the Reinsurance Agreement, JNL will establish a modified coinsurance trust for the fixed annuity block, which will at all times be maintained separate and apart from any other assets of JNL, and JNL will deposit in such trust cash and invested assets with an aggregate statutory admitted value equal to not less than the required balance, which is 90% of the excess of the reserve attributable to the fixed annuity block over the loans made by JNL to the owners of the Covered Annuities, as of the effective date of the Reinsurance Agreement.

During the term of the Reinsurance Agreement, JNL will own, manage and maintain the assets in the modified coinsurance trust for the fixed annuity block and 90% of the loans made by JNL to the owners of the Covered Annuities supporting 90% of the reserve attributable to the fixed annuity block.

The investment of the assets in the modified coinsurance trust for the fixed annuity block will initially be managed by JNL or its affiliates in accordance with the investment guidelines set forth in a schedule to the Reinsurance Agreement, and taking into account investment and reinvestment recommendations made by Overture Re.

JNL will estimate (i) the aggregate statutory admitted value of the assets in the modified coinsurance trust for the fixed annuity block and (ii) the amount of the required balance in each case as of the end of each accounting period within ten days after the end of the relevant accounting period. If the estimated aggregate statutory admitted value of the assets in the modified coinsurance trust for the fixed annuity block is less than the required estimated balance, Overture Re will within eleven days after of the end of the relevant accounting period, transfer to the modified coinsurance trust for the fixed annuity block as cash or other assets which meet the requirements of the investment guidelines in an amount sufficient to increase the aggregate statutory admitted value of the assets in the modified coinsurance trust for the fixed annuity block to an amount that equals the estimated required balance as of the end of such accounting period. If the aggregate statutory admitted value of the assets in the modified coinsurance trust for the fixed annuity block exceeds the required balance as shown in the net settlement statements delivered by JNL, Overture Re may request JNL to, and JNL will, withdraw from the modified coinsurance trust for the fixed annuity block cash or other assets in an amount equal to such excess and pay them over to Overture Re; provided that, after any such withdrawal, the aggregate statutory admitted value of the remaining assets in the modified coinsurance trust for the fixed annuity block equals or exceeds the required balance as of the end of such accounting period.

For each accounting period, JNL will pay to Overture Re net investment income on the reserve attributable to the fixed annuity block, in accordance with Overture Re’s 90% quota share percentage.

For each accounting period, a modified coinsurance adjustment for the fixed annuity block will be calculated as follows:

(i) the modified coinsurance investment income for the fixed annuity block; minus

(ii) 90% of the reserve attributable to the fixed annuity block as of the close of the current accounting period less 90% of the reserve attributable to the fixed annuity block as of the close of the preceding accounting period (provided that for the purposes of this clause, any reduction of the reserve attributable to the fixed annuity block resulting from transfers by holders of Covered Annuities from fixed investment options to variable investment options during the accounting period will be added back to the reserve attributable to the fixed annuity block as of the close of the current accounting period); plus

(iii) 50% of the aggregate amount of transfers by holders of Covered Annuities from fixed investment options to variable investment options during the accounting period.

Modified Coinsurance Adjustment for the Variable Annuity Block.  A modified coinsurance adjustment will be calculated for the variable annuity block for each accounting period as follows:

(i) 0.15% of market value of the assets in JNL’s separate accounts supporting the variable annuity block that generate revenue sharing and certain fees, less

(ii) 50% of the transfers from JNL’s general account to the separate account assets funding the variable annuity block, including premiums and fund transfers, for the accounting period; plus

(iii) 90% of the transfers from the separate account assets funding the variable annuity block to JNL’s general account, including benefits and fund transfers, for the accounting period; plus

(iv) 50% of any gain or loss of JNL to separate account assets funding the variable annuity block resulting from pricing errors, expense calculation errors or missing fund activity, for the accounting period.

For any accounting period in which the modified coinsurance adjustment for the variable annuity block is positive, JNL will owe Overture Re such amount, and for any accounting period in which the modified coinsurance adjustment for the variable annuity block is negative, Overture Re will owe JNL the absolute value of such amount. Settlement will be made through net settlement for each accounting period.

JNL will own, manage and maintain the assets supporting 50% of the reserve attributable to the variable annuity block in its separate accounts in accordance with the terms of the variable annuity block annuities.

Termination Rights.  Upon the occurrence of any of the events specified in clause (i), (ii) or (v) below, JNL will have the right, in its sole discretion, to terminate the Reinsurance Agreement immediately upon a notice of termination to Overture Re setting forth the termination effective date, and upon the occurrence of any of the events in clause (iii) or (iv) below, JNL will have the right in its sole discretion, to terminate the Reinsurance Agreement after Overture Re fails to remedy any of such events within 90 days notice by JNL:

(i) Overture Re is declared insolvent by a court of competent jurisdiction, or a conservator, rehabilitator, liquidator or statutory successor is appointed for Overture Re;

(ii) Overture Re’s total adjusted capital is less than the threshold specified in the Reinsurance Agreement;

(iii) Overture Re fails to receive or maintain all licenses and permits necessary to operate as a reinsurer in Bermuda;

(iv) Overture Re fails to pay when due any net settlement payment to be made by it under the Reinsurance Agreement, or the effectuation of any offset of or deduction from any amount payable to Overture Re is delayed or prohibited by operation of law, other than any payment that is to be made on behalf of Overture Re by JNL in performance of the administrative services; or

(v) JNL fails to receive full credit on its financial statements filed with the Texas Department of Insurance for the reinsurance under the Reinsurance Agreement.

If JNL elects to terminate the Reinsurance Agreement pursuant to the foregoing, JNL will recapture all, but not less than all, of the liability with respect to all Covered Annuities ceded under the Reinsurance Agreement, effective on the date of termination of the Reinsurance Agreement, and subject to a terminal settlement between JNL and Overture Re as set forth below, Overture Re will have no further liability with respect to the Covered Annuities subsequent to the date of termination of the Reinsurance Agreement.

Termination of the Reinsurance Agreement for reinsurance coverage in force is subject to a terminal settlement, which is due as of the date of termination of the Reinsurance Agreement, payable within forty-five (45) days after the date of termination of the Reinsurance Agreement. The terminal settlement consists of:

(i) payment by the appropriate party of the quarterly net settlement, computed as of the date of termination of the Reinsurance Agreement;

(ii) to the extent the fair market value of the assets in the modified coinsurance trust for the fixed annuity block exceeds the required balance, in each case as of the date of termination of the Reinsurance Agreement, JNL will pay such excess to the Company and Overture Re will accordingly establish and maintain on its statutory financial statements an interest maintenance reserve with respect to such transfer;

(iii) to the extent the fair market value of the assets in the modified coinsurance trust for the fixed annuity block is less than the required balance, in each case as of the date of termination of the Reinsurance Agreement, Overture Re will pay JNL such shortfall and Overture Re will accordingly establish and maintain on its statutory financial statements a negative amount of interest maintenance reserve as a non-admitted asset with respect to such transfer; and

(iv) in the case of termination as a result of a material amount due to Overture Re not being timely paid, a termination value not in excess of the ceding commission calculated by JNL in good faith as of the date of termination of the Reinsurance Agreement according to “best practices” (as described in the Reinsurance Agreement) that are appropriate to valuing annuities and related cash flows and consistent with the terms of the Reinsurance Agreement (with a right of Overture Re to object). If termination value is positive, the amount of such termination value will be paid to Overture Re by JNL.

Furthermore, the Reinsurance Agreement may be terminated, for the acceptance of future annuities after 90 days’ written notice of termination by either JNL or Overture Re to the other. Unless mutually agreed, Overture Re will continue to accept reinsurance during such 90-day period. Overture Re’s acceptance will be subject to both the terms of the Reinsurance Agreement and JNL’s payment of applicable reinsurance premiums. In addition, either JNL or Overture Re may terminate the Reinsurance Agreement immediately for the reinsurance of future annuities if either Overture Re or JNL, respectively, materially breaches the Reinsurance Agreement, or becomes insolvent or financially impaired. Termination of the Reinsurance Agreement for future annuities does not affect the existing reinsurance coverage of the Covered Annuities in force at the effective date of such termination.

If any material amount of net settlement due Overture Re is not paid within sixty (60) days after the due date, Overture Re has the right to terminate the Reinsurance Agreement. If Overture Re elects to terminate the Reinsurance Agreement, it will give JNL 90 days written notice of its intention. If the amounts due Overture Re in arrears, including any that become in arrears during the 90 day notice period, are not paid before the expiration of the notice period, Overture Re will be relieved of all liability under the Covered Annuities as of the last date for which amounts due Overture Re have been paid for each Covered Annuity. Terminated reinsurance coverage for failure to pay amounts due Overture Re in arrears may be reinstated, subject to approval by Overture Re, within 60 days of the date of termination of the Reinsurance Agreement, and upon payment of all amounts in arrears.

Reporting.  Within 30 days following the end of each calendar quarter, JNL will render or cause to be rendered to Overture Re a summary report and accounting of all transactions for the Covered Annuities, including premiums earned, benefits paid, claims received, denied and/or paid, amounts loaned by JNL to owners of Covered Annuities, reserve increases or decreases, the amount of assets in the modified coinsurance accounts, par/exposure drawdowns, refundings, terminations, any subrogation, salvage or reimbursement, and other matters that have occurred during the preceding quarter with respect to the Covered Annuities. Within 45 days following the end of each calendar year, JNL will furnish to Overture Re any other information that the parties may reasonably require for their annual financial statements.

Administrative Services.  JNL will retain the obligation of administering the Covered Annuities, in accordance with guidelines set forth in the Reinsurance Agreement. In consideration for JNL performing administrative services, Overture Re will pay to JNL, on a quarterly basis, the fees set forth in the Reinsurance Agreement for each Covered Annuity in force for any portion of the quarterly accounting period, which fees will be on a per-annuity basis. JNL will not be required to take any action that will be in violation of any law, and may take any action required by, or necessary to be in compliance with, any applicable law. Actions taken (or failed to be taken) by JNL as contemplated by and in accordance with the guidelines set forth in the Reinsurance Agreement will not constitute a breach by Overture Re of any of Overture Re’s obligation under the Reinsurance Agreement. Overture Re will not deny coverage, or seek to avoid the provision of reinsurance under the Reinsurance Agreement, on the ground of any act, error or omission in the provision of administrative services by JNL as contemplated by such guidelines. See “Business of Overture Re — The Quota Share Reinsurance Agreement — Administrative Services Guidelines.”

In the event that JNL is unable to provide or cause to be provided services as required by the Reinsurance Agreement for any reason for a period of time that can reasonably be expected to exceed thirty (30) calendar days, JNL will provide notice to Overture Re of its inability to perform the services and will cooperate with Overture Re in providing or otherwise obtaining alternative means of providing such services at JNL’s sole cost and expense.

JNL will at all times during the term of the Reinsurance Agreement keep and maintain in force all necessary licenses, authorizations, permits and qualifications from governmental authorities under applicable laws and regulations as may be necessary to perform the administrative services in the manner required by the Reinsurance Agreement.

Contested Claims.  JNL will advise Overture Re of its intention to contest, compromise or litigate any Benefit Payments with respect to any Covered Annuities. Overture Re will pay its share of the expenses and costs of such contests (according to the applicable quota share percentage), or it may choose not to participate. If Overture Re chooses not to participate, it will discharge its liability by payment to JNL of the full amount of its liability on such Covered Annuities reinsured under the Reinsurance Agreement.

Finality of Settlements; Following the Fortunes.  All settlements made by or on behalf of JNL will be final, conclusive and unconditionally binding upon Overture Re. Overture Re’s liability under the Reinsurance Agreement will follow from, and be incurred simultaneously with and be identical (subject to the relevant quota share percentage) to any and all liabilities of JNL on the Covered Annuities. Overture Re will be bound, without limitation, by all payments and settlements entered into by or on behalf of JNL.

Financial Statement Credit for Reinsurance.  Overture Re will be obligated under the Reinsurance Agreement to take all steps necessary to comply with all applicable laws and regulations or as required under the terms of National Associated of Insurance Commissioners’ practices and procedures manual so as to permit JNL to receive full credit under the manual as admitted reinsurance for Overture Re’s share of the reserves and any other liabilities ceded, and to obtain full financial statement credit for the reinsurance provided by the Reinsurance Agreement in all applicable United States jurisdictions in which JNL is licensed to transact business, to the extent credit is not otherwise available under applicable law or regulations. JNL will be obligated, at least annually, to release contingency reserves in respect of Covered Annuities to the maximum extent permitted under applicable law (and will seek regulatory approval to do so where necessary).

Access to Records.  JNL will as soon as practicable following the effective date of the Reinsurance Agreement provide to Overture Re copies (which may be in electronic form) of reports, records, claim files and other information relating to the Covered Annuities requested by Overture Re. In addition, Overture Re and JNL will, at all reasonable times during the term of the Reinsurance Agreement and thereafter, have access to, and be permitted to copy, the books, records, files and documents (including computer files, retrieval programs and similar documentation) of the other party with respect to the Covered Annuities. The foregoing rights of access to records are subject to a right to redact, on a reasonable basis, materials which are protected by attorney/client privilege or the attorney work product doctrine or that contain information unrelated to the Covered Annuities or that are not material to the Covered Annuities.

Insolvency.  In the event of the insolvency of JNL or the appointment of a conservator, rehabilitator, liquidator or statutory successor of JNL, the reinsurance under the Reinsurance Agreement will be payable directly to its liquidator, receiver, conservator or statutory successor, on the basis of the liability of JNL without diminution because of the insolvency of JNL or because the liquidator, receiver, conservator or statutory successor of JNL has failed to pay all or a portion of any claim. The reinsurance under the Reinsurance Agreement will be payable by Overture Re to JNL’s liquidator, receiver, conservator or statutory successor, except as provided by applicable law. Overture Re will have certain rights to investigate and interpose defenses against claims against JNL that may give rise to a possible liability under the Reinsurance Agreement, in the event of the insolvency of JNL.

Amendment of Covered Annuities.  Except with the prior written consent of Overture Re, which consent will not be unreasonably withheld, delayed or conditioned, JNL will not amend or modify the terms or conditions of any Covered Annuity (including to any contract riders or endorsements thereto) other than those amendments or modifications entered into in the ordinary course of business or required by applicable law. In the event that any such amendments or modifications are made in any Covered Annuity other than in accordance with the Reinsurance Agreement, the Reinsurance Agreement will cover liability incurred by JNL for Benefit Payments as if such changes, amendments or modifications had not been made.

Confidentiality.  JNL and Overture Re will agree pursuant to the Reinsurance Agreement to maintain the confidentiality of confidential information (which includes any information concerning the disclosing party or its business, the Reinsurance Agreement, any Covered Annuity or proposed annuity, as well as all underlying transactions relating thereto, and all communications, documents and other information of any sort relating to the foregoing). However, information will not be deemed confidential if it is in the public domain, if it was lawfully possessed at the time of disclosure, if it was lawfully received from a third party that, to the receiving party’s knowledge, was not under an obligation of confidentiality, if the disclosing party has consented to its disclosure or if it was independently developed. In addition, if the receiving party is requested or required in connection with a judicial, regulatory, administrative, governmental or other legal proceeding or by applicable law or court order, subpoena or similar legal process, to disclose any confidential information, the receiving party will provide the disclosing party with timely notice of such request so that the disclosing party may seek an appropriate protective order, but in any event the receiving party may disclose whatever confidential information it is advised by counsel it is required to disclose.

Certain Representations of JNL.  JNL will make certain representations with respect to the Covered Annuities, as specified in the Reinsurance Agreement.

Indemnification.  JNL will indemnify and hold harmless Overture Re and its affiliates from and against monetary damages, liabilities, obligations, costs and expenses which may include but are not limited to plaintiff’s litigation-related costs and fees, together with Overture Re’s reasonable attorney’s fees, costs and expenses, resulting from or relating to (i) a breach of any representation or warranty of JNL in the Reinsurance Agreement, disregarding for purposes of this clause any materiality or material adverse effect qualification contained in such representation or warranty (and the indemnification pursuant to this clause will be limited as set forth in the Reinsurance Agreement), (ii) any actions taken or omissions made by JNL or JNL’s employees or agents in the solicitation, sale, issuance or administration of any Covered Annuity including, without limitation, any extra-contractual obligation or liability in excess of policy limits arising out of or relating to any such actions taken or omissions made, and not attributable to a written direction or a request by a designated officer of Overture Re, (iii) any future annuity issued on a basis inconsistent with the current underwriting standards of JNL, (iv) the failure of any Covered Annuity to have complied in all material respects with applicable laws and regulations at the time of its issuance or thereafter due to facts or circumstances extant on or before the effective date of the Reinsurance Agreement, (v) any breach or nonfulfillment by JNL of, or any failure by JNL to perform, any of the terms or conditions of, or any duties or obligations under, the Reinsurance Agreement (including the administration of the Covered Annuities), (vi) any liability of JNL with respect to the excluded coverage, (vii) any successful enforcement of this indemnity or (viii) any failure by JNL to obtain the approval of any applicable governmental authority, to the extent required under applicable legal requirements, of any application, brochure or marketing materials pertaining to the Covered Annuities or failure to have any such application, brochure or marking materials filed with and not objected to by such governmental authority within the period provided by applicable law for objection. JNL will not be obligated to indemnify Overture Re or its affiliates as to any claim arising from Overture Re’s willful or negligent misconduct or breach of the terms of the Reinsurance Agreement or any agreement contemplated thereby.

Overture Re will indemnify and hold harmless JNL and its affiliates from and against monetary damages, liabilities, obligations, costs and expenses which may include but are not limited to plaintiff’s litigation-related costs and fees, together with JNL’s reasonable attorney’s fees, costs and expenses, resulting from or relating to (i) any liabilities or obligations arising out of or relating to the Covered Annuities (according to the applicable quota share percentage) whether incurred before or after the effective date of the Reinsurance Agreement, (ii) any other breach or nonfulfillment by Overture Re of, or any other failure by Overture Re to perform, any of the terms or conditions of, or any duties or obligations or agreements under, the Reinsurance Agreement, or (iii) any successful enforcement of this indemnity; provided, however, that in no event will such losses include any contractual liability under any Covered Annuity arising prior to the effective date of the Reinsurance Agreement. Overture Re will not be obligated to indemnify JNL or its affiliates as to any claim arising from JNL’s willful or negligent misconduct or breach of the terms of the Reinsurance Agreement or any agreement contemplated thereby.

The party seeking indemnification agrees to deliver written notice to the other party as set forth in the Reinsurance Agreement.

Governing Law.  The Reinsurance Agreement will be governed by the laws of the State of New York (without regard to conflict of laws principles), except to the extent that the insurance laws and regulations of the State of Texas are specifically applicable.

Arbitration.  JNL and Overture Re agree pursuant to the Reinsurance Agreement that any dispute or other matter in question between Overture Re and JNL arising out of, or relating to, the formation, interpretation, performance or breach of the Reinsurance Agreement, whether such dispute arises before or after termination of the Reinsurance Agreement, and whether in contract or in tort, will be settled by arbitration. Overture Re and JNL agree that, prior to resorting to arbitration, they will negotiate diligently and in good faith, in an effort to resolve any dispute, and at the end of sixty (60) days (or such longer period as the parties may agree), either party may initiate arbitration.

There will be three (3) arbitrators who will have a level of experience as specified in the Reinsurance Agreement. Each party appoints one arbitrator, and the two party-selected arbitrators jointly appoint the third arbitrator. The arbitrators will decide all substantive and procedural issues by a majority of votes. The panel is authorized to award any remedy or sanctions by applicable law, including, but not limited to, monetary damages, equitable relief, pre or post award interest, costs of arbitration, attorneys fees, and other final or interim relief. The decision of the arbitrators will be made by majority rule, and will be final and binding on both parties. There will be no appeal from the decision, except that the parties retain the right to challenge under the Federal Arbitration Act. Either party to the arbitration may petition the United States District Court for the Southern District of New York having jurisdiction over the parties to reduce the decision to judgment.

Taxes.  Overture Re will pay any tax, interest, penalties, fees or other costs imposed by any taxing authority on Overture Re or on any payments made to Overture Re under the Reinsurance Agreement.

Amendment of Agreement.  The Reinsurance Agreement may be amended only by the written agreement of JNL and Overture Re.

Assignment of Agreement.  No party to the Reinsurance Agreement may assign the Reinsurance Agreement or any of its rights or obligations thereunder without the prior written consent of the other party thereto, and any attempt to make any such assignment (by operation of law or otherwise) without such consent will be null and void. Notwithstanding the foregoing, JNL may without consent of Overture Re assign its rights and obligations relating to the provision of administrative services with respect to the Covered Annuities to any affiliate of JNL that shall assume such obligations of JNL in writing, and upon notification of such assignment to Overture Re, JNL will be relieved from such obligations.

Administrative Services Guidelines.  The Reinsurance Agreement contains guidelines for the performance of administrative services by JNL as administrator with respect to the Covered Annuities. The guidelines describe in general the services to be performed and the standards to be met by JNL in performing such services:

Standards: JNL will perform the administrative services, in accordance (i) in all material respects, with applicable law, (ii) in all material respects, with the terms and conditions of the Covered Annuities, and (iii) with substantially the same standards, guidelines and procedures pursuant to which it performs similar functions with respect to its own annuities. JNL as administrator further agrees to adhere to any written guidelines and procedures regarding the administrative services as may reasonably be agreed to by JNL and Overture Re from time to time.

Administrative Services: JNL as administrator will provide, as deemed reasonably necessary by JNL as administrator, all services with respect to the Covered Annuities, including without limitation:

(i) paying out Benefit Payments;

(ii) collecting installments of premiums;

(iii) monitoring and reporting on the performance of the Covered Annuities;

(iv) generating reports on the Covered Annuities;

(v) processing requests for amendments or changes, including evaluating and processing waivers and consents as deemed appropriate by JNL as administrator, to the terms or conditions of any Covered Annuities;

(vi) managing work-out and claim situations, including evaluating and processing waivers and consents as deemed appropriate by JNL as administrator;

(vii) presenting analyses and recommendations regarding reserves;

(viii) reporting on risk characteristics of the Covered Annuities;

(ix) investigating, mitigating, negotiating, defending or working out any Benefit Payments or other claims involving any of the Covered Annuities;

(x) settling Benefit Payments and paying such claims;

(xi) protecting, perfecting and exercising any subrogation, salvage or reimbursement rights or security interests with respect to any Covered Annuities;

(xii) collecting any and all premiums owing on the Covered Annuities and paying, returning or refunding any premiums owing to the annuityholders;

(xiii) taking such action as may be deemed appropriate to enforce any rights or remedies in respect of the Covered Annuities, and retain and direct counsel and advisors from time to time as deemed appropriate by JNL as administrator in its sole discretion in connection with the enforcement of any such rights and remedies;

(xiv) providing usual and customary services for annuityholders;

(xv) preparing accounting and actuarial information related to the Covered Annuities as required to timely satisfy statutory or tax reporting requirements applicable to JNL and Overture Re;

(xvi) maintaining appropriate books and records related to the Covered Annuities in accordance with applicable law; and

(xvii) making regulatory filings relating to the Covered Annuities; and

(xviii) making all routine tax filings of JNL relating to the Covered Annuities.

JNL as administrator will have the right to take any actions that it deems appropriate in connection with its performance of administrative services, provided, however, that in no event may it increase the obligations or risks covered under a Covered Annuity, extend the term of any Covered Annuity or accelerate the payment of claims under a Covered Annuity, except as otherwise provided in the Reinsurance Agreement.

JNL as administrator is expected to utilize its proprietary software and systems in performing administrative services.

Properties

Overture Re intends initially to sublet approximately 1,000 square feet of office space in Hamilton, Bermuda.

Employees

Overture Re intends initially to have three employees. Michael Girouard will be the Chief Financial Officer and Brian Heaphy will be the General Counsel and Secretary. In addition, Overture Re is in the process of identifying a Chief Executive Officer with actuarial experience.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of its Ordinary Shares as of December 10, 2009 (pre-Transaction) and, immediately following consummation of the Transaction (post-Transaction), ownership of Ordinary Shares by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Ordinary Shares either on December 8, 2009 (pre-Transaction) or of Ordinary Shares outstanding after the consummation of the Transaction (post-Transaction);

•	each of the Company’s current officers and directors;

•	each person who will become an executive officer or director of the Company upon consummation of the Transaction; and

•	all executive officers and directors of the Company as a group pre-Transaction and post-Transaction.

Unless otherwise indicated, the Company believes all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Information (pre-Transaction) does not reflect beneficial ownership of the Ordinary Shares issuable upon exercise of the Public Warrants or the founder warrants as these warrants are not currently exercisable. Information (post-Transaction) (i) assumes that the Public Warrants are not exercisable immediately after the Transaction as proposed in the Warrant Amendment Proposal; (ii) assumes the repurchase of all of the Founder Shares as proposed in the Founder Share Repurchase Proposal; (iii) assumes the issuance of 19.99% of the outstanding Ordinary Shares to JNL by the Company pursuant to a private placement upon consummation of the Transaction and the acquisition by JNL of an additional 4.6% of the outstanding Ordinary Shares in Open Market Purchases or pursuant to the JNL Private Share Purchases; and (iv) does not reflect exercise of the founder warrants as the founder warrants are not exercisable for one year following the consummation of the Transaction; and (v) does not reflect the 2,812,500 of the Company’s Ordinary Shares issuable in three equal tranches to the Founders in the event the volume weighted average price of the Company’s Ordinary Shares for any ten days during a 30 day period equals or exceeds $12, $16 and $20, respectively, as these shares are not expected to be issued within 60 days following the consummation of the Transaction.

	The Company		The Company
	Pre-Transaction		Post-Transaction
	Amount and	Approximate	Amount and	Approximate
	Nature of	Percentage of	Nature of	Percentage of
	Beneficial	Outstanding	Beneficial	Outstanding
Name of Beneficial Owners(1)	Ownership	Ordinary Shares	Ownership(2)	Ordinary Shares(2)

John F. W. Hunt(3)	2,345,543	12.5%	—	—
Integrated Core Strategies (US) LLC(4)	1,632,094	8.70%	1,632,094	8.71
QVT Financial LP(5)	1,609,250	8.58%	1,609,250	8.58
Hartz Capital Investments, LLC(6)	1,447,367	7.72%	1,447,367	7.72
Arrowgrass Capital Partners (US) LP(8)	1,133,850	6.04%	1,133,850	6.05
Marc J. Blazer(7)	607,989	3.24%	—	—
Lawton W. Fitt(9)	385,326	2.05%	—	—
Andrew H. Lufkin(10)	162,228	*	—	—
Paul S. Pressler(11)	124,456	*	—	—
Mark Booth(12)	62,229	*	—	—
Domenico De Sole(13)	62,229	*	—	—
JNL	—	—	4,593,176	24.5%
David Smilow	—	—	—	—
Michael Girouard	—	—	—	—
Brian Heaphy	—	—	—	—
All pre-Transaction directors and executive officers of the Company as a group (five individuals)	3,750,000	20.0%	—	—
All post-Transaction directors and executive officers of the Company as a group (seven individuals)	0	0	—	—

*	Less than one percent (1%).

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Overture Acquisition Corp., South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands

(2)	Assumes that none of the Company’s Public Shares were redeemed for a pro rata portion of the trust account in connection with the Transaction.

(3)	Does not include warrants to purchase 2,345,543 Ordinary Shares, which are not exercisable.

(4)	Based on a Schedule 13G/A filed on August 11, 2009 with the SEC jointly by Integrated Core Strategies (US) LLC (“Integrated”), Millennium Management LLC (“Millennium Management”) and Israel A. Englander (“Mr. Englander”). Integrated holds 1,632,094 Ordinary Shares and 3,511,044 warrants to purchase Ordinary Shares which are not exercisable. Millennium Management is the general partner of Integrated Holding Group LP, the managing member of Integrated and consequently may be deemed to have shared voting control and investment discretion over securities owned by Integrated. Mr. Englander is the managing member of Millennium Management and consequently may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The filing of the Schedule 13G should not be construed in and of itself as an admission by Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Integrated. The business address for the filers is c/o Millennium Management LLC, 666 Fifth Avenue, New York, New York 10103.

(5)	QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 1,348,927 Ordinary Shares. QVT Financial is the investment manager for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 136,703 Ordinary Shares. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 123,620 Ordinary Shares. QVT Financial has the power to direct the vote and disposition of the Common Stock held by each of the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 1,609,250 Ordinary Shares, consisting of the shares owned by the Fund and Quintessence and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of Ordinary Shares reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund, may be deemed to beneficially own the aggregate number of Ordinary Shares owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,485,630 Ordinary Shares. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the Ordinary Shares owned by the Fund. QVT Associates GP LLC disclaims beneficial ownership of all Ordinary Shares owned by the Fund, except to the extent of its pecuniary interest therein. Daniel Gold, who is managing member of QVT Financial and its affiliates, may be deemed to have investment and/or voting power with respect to securities owned by QVT Financial and its affiliates, since he is the managing member and a signatory to that certain Schedule 13G filed by QVT and its affiliates on October 14, 2009. Please be advised that our conclusion that Mr. Gold has investment and/or voting power is based solely on (i) our review of such Schedule 13G filing (ii) the assumption that the information provided in such Schedule 13G is true and complete and (iii) the assumption that as managing member and signatory to such Schedule 13G, he, and not anyone else, has investment and/or voting power over the securities.

(6)	Based on a Schedule 13G filed on July 11, 2008 with the SEC jointly by Hartz Capital Investments, LLC and Hartz Capital Inc. Hartz Capital Investments, LLC and Hartz Capital Inc. may be deemed to have voting control and investment discretion over the 1,447,367 Ordinary Shares owned by them. The business address of the filers is 400 Plaza Drive, Secaucus, NJ 07094.

(7)	Based on a Schedule 13G filed on November 12, 2009, with the SEC jointly by Arrowgrass Capital Partners (US) LP, a Delaware limited partnership (“ACP”) and Arrowgrass Capital Services (US) Inc., a Delaware corporation (“ACS”). ACS serves as the general partner of ACP and as such has the power to direct the affairs of ACP including disposition of the proceeds from the sale of the shares. The business address of the filers is 245 Park Avenue, New York, NY 10167. Ronald J. Bangs, who is COO of Hartz Capital, Inc., may be deemed to have investment and/or voting power with respect to securities owned by Hartz Capital, since he is the COO and the signatory to that certain Schedule 13G filed by Hartz Capital on July 11, 2008. Please be advised that our conclusion that Mr. Bangs has investment and/or voting power is based solely on (i) our review of such Schedule 13G filing (ii) the assumption that the information provided in such Schedule 13G is true and complete and (iii) the assumption that as COO and signatory to such Schedule 13G, he, and not anyone else, has investment and/or voting power over the securities.

(8)	Marc J. Blazer beneficially owns 10 Ordinary Shares directly, and indirectly beneficially owns 74,990 Ordinary Shares via the Marc Blazer 2007 GRAT and 532,989 Ordinary Shares through Blazer Investments, LLC. Does not include warrants to purchase 607,989 Ordinary Shares which are not exercisable within 60 days. Sean Flynn, who is director of ACS and director of the general partner of ACP may be deemed to have investment and/or voting power with respect to securities owned by ACP and ACS, since he is the signatory to that certain Schedule 13G filed by ACP and ACS on November 6, 2009. Please be advised that our conclusion that Mr. Flynn has investment and/or voting power is based solely on (i) our review of such Schedule 13G filing (ii) the assumption that the information provided in such Schedule 13G is true and complete and (iii) the assumption that as director of ACS and director of the general partner of ACP and signatory to such Schedule 13G, he, and not anyone else, has investment and/or voting power over the securities.

(9)	Does not includes warrants to purchase 385,326 Ordinary Shares, which are not exercisable within 60 days.

(10)	Does not include warrants to purchase 162,228 Ordinary Shares, which are not exercisable within 60 days.

(11)	Does not include warrants to purchase 124,456 Ordinary Shares, which are not exercisable within 60 days.

(12)	Does not include warrants to purchase 62,229 Ordinary Shares, which are not exercisable within 60 days.

(13)	Does not include warrants to purchase 62,229 Ordinary Shares, which are not exercisable within 60 days.

(14)	Assumes the issuance by the Company of 3,747,657 shares to JNL and the acquisition by JNL of 845,519 shares in either open market purchases or privately negotiated purchases from third parties.

Interest of the Company’s Shareholders in the Transaction

JNL has agreed to beneficially own or has made commitments to acquire up to 24.5% of the Company’s Ordinary Shares taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement as of the Closing Date, in Open Market Purchases prior to the Record Date of the Extraordinary General Meeting. To the extent that JNL is unable to on the Closing Date beneficially own or have commitments to acquire 24.5% of the Company’s Ordinary Shares in the Open Market Purchases, it may enter into privately negotiated share purchase transactions with record holders of the Company’s Ordinary Shares subsequent to the Record Date but prior to the Extraordinary General Meeting. In addition, JNL has agreed to purchase such additional number of Ordinary Shares from the Company such that it will on the Closing Date beneficially own or have commitments to acquire in the aggregate 24.5% of the Company’s Ordinary Shares outstanding as of the closing date of the Transaction, taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement and the repurchase of the Founder Shares.

Upon consummation of the Transaction, the current Company shareholders will hold approximately 75.5% of the Company’s Ordinary Shares (assuming (i) no holders of Public Shares elect to exercise their redemption rights, (ii) the Founder Shares are repurchased by the Company, and (iii) an aggregate of up to 3,747,657 shares (or 19.99% of the outstanding) are issued to JNL in a private placement and 845,519 shares are purchased by JNL from third parties) or 80.01% (assuming (i) holders of one share less than 30% of the Public Shares elect to exercise their redemption rights, (ii) the Founder Shares are repurchased by the Company, and (iii) an aggregate of up to 2,623,360 shares (or 19.99% of the outstanding) are issued to JNL in a private placement and JNL purchases no shares from third parties), in each case assuming none of the Warrants are exercised and the Company purchases no Public Shares.

The Founder Shares have been placed in escrow with American Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement described below under the section entitled “Certain Relationships and Related Person Transactions — Certain Relationships and Related Transactions of the Company.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions of the Company

Code of Ethics and Related Person Policy

The Company’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board of Directors. Related party transactions with respect to companies such as the Company are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed years, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Sale of Founder Shares

On September 28, 2007, the Company issued 4,312,500 Ordinary Shares for $25,000 in cash. This includes an aggregate of 562,500 Ordinary Shares held by our initial shareholders that were redeemed by us on March 4, 2008 due to the expiration of the underwriters’ over-allotment option so that our initial shareholders would continue to collectively own 20% of our issued and outstanding shares after our IPO (assuming none of them purchased units in our IPO). We recorded the aggregate fair value of the shares redeemed and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the Ordinary Shares redeemed and the price paid to us for such redeemed shares (which was an aggregate total of approximately $3,261 for all 562,500 Ordinary Shares). Upon receipt, such redeemed shares were then immediately cancelled, resulting in the retirement of the treasury shares and a corresponding charge to additional paid-in capital. These Founders Shares are being repurchased as part of the Transaction.

Escrow of Founder Shares

All of the Founder Shares were placed in escrow upon consummation of the IPO with American Stock Transfer & Trust Company, as escrow agent, until the earlier of:

•	one year following consummation of a business combination; or

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property subsequent to the Company consummating a business combination with a target business.

During the escrow period, the Founders will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as the Company’s shareholders including, without limitation, the right to vote their shares and the right to receive cash dividends, if declared. If dividends are declared and payable in shares, such dividends will also be placed in escrow. If the Company is unable to effect a business combination and liquidate, none of the Founders will receive any portion of the liquidation proceeds with respect to Ordinary Shares owned by them prior to the IPO. For a description of the terms of the amendment to the escrow agreement to be entered into pursuant to the Master Agreement, see “Proposals to be Considered by Shareholders — The Master Agreement.”

Sale of Founder Warrants

John F. W. Hunt, Marc J. Blazer, Lawton W. Fitt, Paul S. Pressler, Mark Booth, Domenico De Sole and Andrew H. Lufkin agreed to purchase an aggregate of 4,380,000 warrants at a price of $1.00 per warrant ($4.38 million in the aggregate) in a private placement that occurred immediately prior to the consummation of our IPO. The proceeds from the sale of the Founders’ warrants in the private placement were deposited into the trust account and subject to a trust agreement and will be part of the funds distributed to our public shareholders in the event we are unable to complete an initial business combination. The Founders’ warrants are identical to the warrants included in the units sold in our IPO, except that (i) the Founders’ warrants are non-redeemable and are exercisable on a cashless basis at the election of the holder, in each case, so long as they are held by any of the Founders or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions described in more detail below. The Founders have agreed not to sell or otherwise transfer any of the Founders’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that transfers can be made before such time to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the Founders’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

Registration Rights

The holders of the majority of the Founder Shares and holders of a majority of the founder warrants will be entitled to require the Company, on up to two occasions, to register these securities pursuant to an agreement signed prior to the IPO. The holders of the majority of these securities may elect to exercise these registration rights at any time after the date on which these shares are released from escrow, which, except in limited circumstances, is not before one year from the consummation of a business combination. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of shares are released from escrow. In addition, a Founder may have the option to receive, or assign its option to receive, an additional issuance equal to 2 percent of such Founder’s current holding of the Company’s Ordinary Shares if the Company does not use reasonable best efforts to file a registration statement within 45 days of a demand, or to make such registration statement effective within 120 days of a demand, or to maintain the effectiveness of such registration statement for 180 days, subject to the right of the Company to defer the filing or effectiveness, or suspend the use of, a registration statement for a total of 90 days in any consecutive 12 month period as more fully set forth in the Registration Rights Agreement. For a description of the terms of the amendment to the registration rights agreement to be entered into pursuant to the Master Agreement, see “Proposals to be Considered by Shareholders — The Master Agreement.”

Reimbursable Expenses

The Company will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on behalf of the Company such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by the Company, which will be reviewed only by the board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the reimbursable out-of-pocket expenses payable to the Company’s officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of the Company’s founder, officers or directors or the Founders, or to any of their respective affiliates for services rendered to the Company prior to or with respect to the Transaction.

None of the Company’s officers, directors or Founders will receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the working capital allowance from the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Future Transactions

All ongoing and future transactions between the Company and any of its officers and directors or their respective affiliates will be on terms believed by the Company to be no less favorable than are available from unaffiliated third parties and such transactions or loans will require prior approval in each instance by a majority of the Company’s uninterested “independent” directors or the members of the Company’s board who do not have an interest in the transaction, in either case who had access, at the Company’s expense, to the Company’s attorneys or independent legal counsel.

Certain Relationships and Related Transactions of Overture Re

Review, Approval or Ratification of Transactions with Related Persons

Overture Re’s board of directors is responsible for approving all related party transactions between Overture Re and any officer or director that would potentially require disclosure. The board expects that any transactions in which related persons have a direct or indirect interest will be presented to the board for review and approval but Overture Re has no written policy in place at this time.

Certain Relationships and Related Transactions of JNF

Founders Fully Diluted Interest of Approximately 10% in JNF

The Founders have agreed to receive warrants to purchase common stock of JNF, the parent of JNL and JNFAM, that would, on a fully diluted basis, as of the date of this prospectus represent approximately 10% of JNF. Two of the founders are also directors of the Company.

Review, Approval or Ratification of Transactions with Related Persons

JNF’s board of directors is responsible for approving all related party transactions between JNF and any officer or director that would potentially require disclosure. The board expects that any transactions in which related persons have a direct or indirect interest will be presented to the board for review and approval but JNFAM has no written policy in place at this time.

Pursuant to the Master Agreement, Overture Re will enter into the Quota Shares Reinsurance Agreement and assume the Investment Management Agreement, and as a result, JNFAM, an affiliate of JNF, will provide administrative services to Overture Re and JNF will provide investment services to Overture Re.

Offering to Existing Shareholders

On November 5, 2009, JNF commenced an offering of Series A Preferred Stock to existing shareholders in the company, whereby existing shareholders may invest in Series A Preferred Stock pro rata to their current ownership of Common Stock of the company. Under the terms of offering, each share of Series A Stock is convertible into 18.3 shares of Common Stock (subject to antidilution adjustments) at any time at the option of the holder and such stock automatically converts into Common Stock at the election of a majority of the outstanding Series A Stock holders, or the consummation of an underwritten public offering of JNF with minimum aggregate proceeds in excess of $100 million. The holders of Series A Preferred Shares shall have no voting rights, prior to conversion, other than those provided under Delaware law but shall, subject to receipt of any required approvals, be entitled to appoint one director and will have other voting rights customary for a convertible preferred security. Holders of Series A Preferred Stock, shall have customary demand and piggy-back registration rights, and right of first refusal and co-sale rights on all transfers of shares made by holders owning more than 9.9% of outstanding shares, on a pro rata basis. The minimum amount to be raised in the rights offering is $5 million and the maximum is $21 million. Mitchell Caplan, our proposed Chief Executive Officer and a proposed officer of JNF, or his designee, is a standby purchaser for $5 million of the Series A Preferred Stock.

JNFAM Option

On the Closing Date, the Company will be granted an option to purchase the membership interest of JNFAM exercisable anytime during the period beginning on or after the date that is six months after the Closing Date and terminating twelve months later, upon an exercise purchase price of up to $3.5 million. The parties anticipate that JNFAM will be a registered investment advisor upon the date that is six months after the Closing Date or another entity indirectly or directly owned by JNF will become a registered investment advisor and will become the subject of this option.

Certain Relationships and Related Transactions of JNL

In connection with the closing of the Transaction, JNL has agreed to beneficially own or have made commitments to acquire on the Closing Date 24.5% of the Company’s Ordinary Shares, taking into account the shareholders redemptions, the obligation of the Company to repurchase the Founders Shares and any issuance of Ordinary Shares to JNL pursuant to the Master Agreement, by (i) Open Market Purchases prior to the record date of the Extraordinary General Meeting, (ii) privately negotiated share purchase transactions with record holders of the Company’s Ordinary Shares subsequent to the record date but prior to the Extraordinary General Meeting and/or (iii) purchase of such number of Ordinary Shares from the Company, not to exceed 19.9%, such that it will hold in the aggregate 24.5% of the Company’s outstanding Ordinary Shares following the closing date of the Transaction. Accordingly, following consummation of the Transaction, JNL will on the Closing Date beneficially own or have commitments to acquire approximately 24.5% of the issued and (taking into account any redemptions and the repurchase of the Founders Shares and the obligation of the Company to issue any shares to JNL) outstanding Ordinary Shares, assuming the Company repurchases the 3,750,000 Founder Shares and that the Public Warrants and founder warrants are not exercised. In addition, subsequent to the closing of the Transaction, the Company will be required to issue 2,812,500 Ordinary Shares to the Founders in three tranches if the average closing price of the Company’s Ordinary Shares equals or exceeds $12, $16 and $20, respectively. Consequently, the ability of the current Company shareholders following the

Transaction to influence management of the Company through the election of directors will be substantially reduced.

Registration Rights

On the Closing Date, the Company will enter into a registration rights agreement with JNL with respect to securities of the Company held by JNL from time to time. The registration rights agreement will provide that, in certain instances, JNL may require the Company to register any of its securities held by JNL on a registration statement filed under the Securities Act, provided that such registration statement can not become effective until termination of the applicable lock-up period as set forth in the Shareholders Agreement. The Company will bear the expenses incurred in connection with filing any such registration statement. In an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

JNL will be entitled to demand that the Company register of the shares of common stock of the Company that JNL may purchase on the open market, in privately negotiated transfers or that are issued to JNL pursuant to the Securities Purchase Agreement (described above). JNL may elect to exercise these registration rights at any time following the expiration of the lock-up period, which will commence one year after the closing of the Transaction. JNL is entitled to make up to two demands that the Company register such securities. In addition, JNL has certain “piggy-back” registration rights with respect to registration statements filed by the Company. In addition, JNL may have the option to receive or assign its option to receive, an additional issuance equal to 2 percent of JNL’s current holding of the Company’s Ordinary Shares if the Company does not use reasonable best efforts to file a registration statement within 45 days of a demand, or to make such registration statement effective within 120 days of a demand, or to maintain the effectiveness of such registration statement for 180 days, subject to the right of the Company to defer the filing or effectiveness, or suspend the use of, a registration statement for a total of 90 days in any consecutive 12 month period as more fully set forth in the Registration Rights Agreement.

Shareholders Agreement

JNL shall have the right to designate as nominees (four) 4 members of the board of directors of the Company, pursuant to a shareholders agreement to be entered into by the Company, JNL and the Founders after the Closing Date. The Company and the Founders shall have the right to designate as nominees three (3) members to the board of directors of the Company. The representatives that JNL nominates to the board of directors of the Company shall be obliged to present corporate opportunities relating to reinsurance which they encounter to the board of directors of the Company first for consideration. If any officer or director of Overture who also serves as an officer or director of JNL becomes aware of any other potential transaction outside of the reinsurance business and/or related to JNL’s current lines of business, such officer or director shall present such opportunity to JNL first for consideration. The Shareholders Agreement also sets forth a lock-up period of one year from the closing which is to apply to Ordinary Shares of the Company owned by JNL (Similar lock-up provisions are set forth in separate agreements with the Founders.) The Shareholders Agreement may terminate at any time that JNL’s or the Founders’ holders in the Company are less than 10% of the Company’s securities on a fully diluted basis.

DESCRIPTION OF SECURITIES

Our authorized share capital is US$10,100 consisting of 100,000,000 Ordinary Shares, $0.0001 par value each, and 1,000,000 preferred shares, $0.0001 par value each. The following description summarizes the material terms of our share capital. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our Articles. See “Where You Can Find More Information.”

Units

The Company issued 15,000,000 units in its IPO. Each unit consists of one Ordinary Share and one warrant, each as described elsewhere herein. The securities comprising the units are now traded separately.

Ordinary Shares

On the record date, there were 18,750,000 Ordinary Shares outstanding held by 11 shareholders of record.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Ordinary Shares, except that public shareholders have the right to have their Ordinary Shares redeemed for cash equal to their pro rata share of the trust account plus any interest earned thereon, net of income taxes payable on such interest and net of interest income of up to $1.80 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback), if they vote against the Transaction and the Transaction is approved and completed. Public shareholders who redeem their Ordinary Shares into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the Ordinary Shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there is currently none.

Founders’ Shares

In September of 2007, John F.W. Hunt and Marc J. Blazer purchased 4,312,500 Ordinary Shares for an aggregate purchase price of $25,000. This includes an aggregate of 562,500 Ordinary Shares that were redeemed by the Company due to the expiration of the underwriters’ over-allotment option so that our initial shareholders would continue to collectively own 20% of our issued and outstanding shares after the IPO (assuming none of them purchased units in the IPO). In October of 2007, Marc J. Blazer transferred 86,250 Ordinary Shares to the Marc J. Blazer 2007 GRAT and Messrs. Hunt and Blazer transferred an aggregate of 418,125 Ordinary Shares to Lawton W. Fitt, 118,125 Ordinary Shares to Paul S. Pressler and 21,563 Ordinary Shares to Mark Booth. In a series of transactions in December 2007 and January 2008, our executive officers transferred an aggregate of 71,563 to Domenico De Sole for $0.006 per share. In a series of transactions in January 2008, Mr. Blazer transferred his existing shares for no consideration to Blazer Investments, LLC, a single member limited liability company, and John F.W. Hunt transferred for $0.006 per share an aggregate of 100,000 shares to our other directors and a special advisor. Subsequently Blazer Investments, LLC sold an aggregate of 186,563 shares to Andrew H. Lufkin for $0.006 per share. The Founder Shares are identical to the shares included in the units sold in the IPO, except that:

•	the Founders Shares are subject to the transfer restrictions described below;

•	the initial shareholders have agreed to vote the Founder Shares in the same manner as a majority of the public shareholders who vote at the Extraordinary General Meeting called for the purpose of approving our initial business combination; and as a result, will not be able to exercise shareholder redemption rights (as described above) with respect to the Founder Shares; and

•	the initial shareholders have agreed to waive their rights to participate in any liquidation distribution with respect to the Founder Shares if we fail to consummate an initial business combination.

The initial shareholders have agreed not to sell or otherwise transfer any of the Founder Shares until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our Ordinary Shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property other than to permitted transferees.

Permitted transferees means a person or entity that receives securities pursuant to a transfer (i) by our officers or directors to any affiliates or family members of any of our officers or directors, (ii) in the case of an initial shareholder or Founder, by gift to a member of the initial shareholder’s or Founder’s immediate family or a trust, the beneficiary of which is a member of the initial shareholder’s or Founder’s immediate family, an affiliate of the initial shareholder or Founder or to a charitable organization, (iii) in the case of an initial shareholder or Founder, by virtue of the laws of descent and distribution upon death of the initial shareholder or Founder, or (iv) in the case of an initial shareholder or Founder, pursuant to a qualified domestic relations order, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and to vote in accordance with the majority of the Ordinary Shares voted by our public shareholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and in the case of the Ordinary Shares subject to redemption, agree to redeem such Ordinary Shares to the extent that the underwriters’ over-allotment option is not exercised in full. For so long as the Founder Shares are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

In addition, the initial shareholders or their permitted transferees are entitled to registration rights with respect to Founder Shares under an agreement entered into upon consummation of the IPO.

Preferred Shares

Our Articles provide that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the share ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Our Articles prohibit us, prior to an initial business combination, from issuing share capital, including preferred shares, which participate in any manner in the proceeds of the trust account, or which votes as a class with the Ordinary Shares on an initial business combination. We may issue some or all of the preferred shares to effect an initial business combination. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

On the record date there were 19,380,000 Company Warrants outstanding held by 10 warrantholders of record.

Public warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of an initial business combination; or

•	fifteen months from the date of the IPO prospectus.

However, the warrants will be exercisable only if a registration statement relating to the Ordinary Shares issuable upon exercise of the warrants is effective and current. The warrants will expire January 30, 2013, or earlier upon redemption or liquidation of the trust account.

At any time while the warrants are exercisable and there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the warrants available and current throughout the 30-day redemption period, we may call the outstanding warrants (except as described below with respect to the founder warrants) for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30 day redemption period) to each warrantholder; and

•	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exercise price and number of Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of Ordinary Shares issuable on exercise of the warrants will not be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price except in certain circumstances.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of Ordinary Shares, including voting rights, until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue Ordinary Shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Ordinary Shares issuable upon exercise of the warrants is current and the Ordinary Shares has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the Ordinary Shares issuable upon the exercise of the warrants is not current or if the Ordinary Shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the Ordinary Shares included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of Ordinary Shares to be issued to the warrant holder to the nearest whole number of shares.

Founder warrants

The founder warrants are identical to the warrants included in the units sold in the IPO, except that the founder warrants:

•	are subject to the transfer restrictions described below;

•	are non-redeemable and are exercisable on a cashless basis at the election of the holder, in each case, so long as they are held by any of the Founders or their permitted transferees; and

•	will not be exercisable while they are subject to the transfer restrictions described below.

Although the Ordinary Shares issuable pursuant to the Founders’ warrants will not be issued pursuant to a registration statement so long as they are held by our Founders and their permitted transferees, our warrant agreement provides that the founder warrants may not be exercised unless we have an effective registration statement relating to the Ordinary Shares issuable upon exercise of the Public Warrants and a related current prospectus is available. We will not be required to net cash settle any such warrant exercise.

If holders of the founder warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Founders have agreed not to sell or otherwise transfer any of the founder warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the Founders’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company. The address of the transfer agent is 59 Maiden Lane, Plaza Level, New York, New York 10038, Attn: Felix Orihuela.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

The Company’s Ordinary Shares and Public Warrants are quoted on the NYSE Amex under the symbols “NLX” and “NLX -WS”, respectively. The Ordinary Shares and Public Warrants commenced public trading on March 3, 2008.

The table below sets forth, for the calendar quarter indicated, the high and low bid prices of the Company’s units, Ordinary Shares and Public Warrants as reported on the NYSE Amex. The following table sets forth the high and low sales information for the units for the period from January 30, 2008 through September 30, 2009 and the Ordinary Shares and Public Warrants for the period from March 3, 2008 through September 30, 2009.

					Public
	Units		Ordinary Shares		Warrants
Quarter Ended	High	Low	High	Low	High	Low

September 30, 2009	$10.00	$9.90	$10.00	$9.69	$0.35	$0.17
June 30, 2009	9.69	9.69	9.72	9.46	0.29	0.06
March 30, 2009	9.43	9.42	9.49	9.15	0.13	0.08
December 31, 2008	9.16	8.70	9.26	8.66	0.29	0.03
September 30, 2008	9.70	9.10	9.44	8.91	0.40	0.19
June 30, 2008	10.20	9.45	9.50	9.18	0.67	0.32
March 31, 2008	10.70	10.00	9.49	9.10	1.28	0.64

On December 9, 2009, the business day before the public announcement of the execution of the Master Agreement, the Company’s Ordinary Shares and Public Warrants closed at $9.96 and $0.23, respectively. On January 7, 2010, the Company’s Ordinary Shares and Public Warrants closed at $10.01 and 0.33, respectively.

On the record date, there were 1 and 2 holders of record of Public Warrants and holders of Public Shares, respectively.

Dividend Policy

The Company has not paid any dividends on its Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of an initial business combination. The payment of dividends in the future will depend on the Company’s revenues and earnings, if any, capital requirements and general financial condition after an initial business combination is completed. The payment of any dividends subsequent to an initial business combination will be within the discretion of the Company’s then-board of directors. It is the present intention of the Board of Directors to retain any earnings for use in business operations and, accordingly, the Company does not anticipate the board declaring any dividends in the foreseeable future.

Dividend Policy Upon Completion of the Transaction

There is no current intention to pay any dividends to any holders of equity of the Company.

Overture Re

Historical market price information regarding Overture Re’s common stock is not provided because there is no public market for Overture Re’s common stock or other securities.

As of December 2009, there was one holder of Overture Re’s common stock.

Overture Re Dividend Policy

Overture Re has not paid any dividends on its common stock since inception.

APPRAISAL RIGHTS

No appraisal rights are available under the Companies Law (2009 Revision) of the Cayman Islands to the shareholders of the Company in connection with the Transaction.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017, will pass upon certain legal matters related to this proxy statement/prospectus and the validity of the warrants. Validity of the ordinary shares under Cayman Islands law and Cayman Islands taxation will be passed upon for us by Maples and Calder, Attorneys-at-Law, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands Appleby, Clifton House, 75 Fort Street, P.O. Box 190, Grand Cayman, KY1-1104, Cayman Islands. Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281 has acted as counsel for Jefferson National Financial Corp and the Company’s special United States tax counsel.

EXPERTS

The audited financial statements of Overture Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007, and for the year ended December 31, 2008, and for the periods from January 26, 2007 (inception) through December 31, 2007 and 2008, included in this proxy statement/prospectus have been so included in the reliance on a report (which includes an explanatory paragraph relating to substantial doubt about the ability of Overture Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) of Marcum LLP (formerly Marcum & Kliegman LLP), an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting. The financial statements of the Fixed and Variable Annuity Block of Jefferson National Life Insurance Company as of December 31, 2008 and 2007, and for the years ended December 31, 2008, 2007 and 2006, included in this proxy statement/prospectus have been so included in the reliance on a report of BDO Seidman, LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

With respect to the unaudited interim financial information for the periods ended September 30, 2009 and 2008, BDO Seidman LLP, an independent registered public accounting firm, reported that they have applied limited procedures in accordance with standards established by the Public Company Accounting Oversight Board for a review of such information. However, their separate report appearing elsewhere herein states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accounting firm is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accounting firm within the meaning of Sections 7 and 11 of the Act.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, the Company and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement/prospectus may likewise request that the Company deliver single copies of its proxy statement, in the future. Shareholders may notify the Company of their requests by calling or writing the Company at its registered office at care of Maples Corporate Services Limited, Ugland House, Grand Cayman, KY1-1104, Cayman Islands; telephone (646) 736-1376.

SHAREHOLDER PROPOSALS

If the Transaction is not consummated prior to January 30, 2010, the Company will go into dissolved and will conduct no annual general meetings thereafter. The Company’s next annual general meeting of shareholders will be held on or about June 1, 2010 unless the date is changed by the Company’s Board of Directors. Proposals to be included in the proxy statement for the 2010 annual meeting must be provided to the Company no earlier than the 120th day prior to the first anniversary of the date of the preceding year’s annual general meeting and not later than the later of the close of business on the 90th day before the meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. You should direct any proposals to the Company’s Secretary at the Company’s principal executive office.

If the Transaction is consummated, the Company expects to hold its 2010 annual general meeting on or before June 1, 2010, and proxy materials in connection with that meeting are expected to be mailed on or about May 6, 2010. In order to be included in the Company’s proxy materials for the 2010 annual general meeting, we must receive shareholder proposals on or before March 26, 2010.

Any such proposal should be addressed to Secretary, c/o Maples Corporate Services Limited, Ugland House, Grand Cayman, KY1-1104, Cayman Islands; telephone (646) 736-1376. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement/prospectus for its 2010 annual general meeting in accordance with its Articles. The Company suggests that such proposals be sent by certified mail, return receipt requested.

If the Company receives notice after March 26, 2010 of any proposal which a shareholder intends to present at the 2010 annual general meeting, then under the proxy rules, the persons named in the proxy solicited by the Board of Directors for our 2010 annual general meeting may exercise discretionary voting with respect to such proposal.

In addition, if the Transaction is consummated, the Company’s Articles will provide that, in order for a shareholder to properly bring business before an annual general meeting, the shareholder must have given timely notice of such proposed business in a writing delivered to the Company’s Secretary not less than one hundred twenty (120) nor more than ninety (90) days prior to the annual general meeting; provided, however, that if no annual general meeting was held in the previous year (which will be the case for the Company’s 2010 annual general meeting) or the date of the annual general meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Company not earlier than the close of business on the 120th day prior to annual general meeting and not later than the later of the close of business on the 90th day before the meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC as required by the United States Exchange Act. You may read and copy reports, proxy statements and other information filed by the Company with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on the Company at the SEC Web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Transaction, you should contact via phone or in writing:

Marc Blazer, President
Overture Acquisition Corp.
c/o Maples Corporate Services Limited
Ugland House
Grand Cayman KY1-1104
Cayman Islands
Telephone: (646) 736-1376

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL
SECURITIES LAWS AND OTHER MATTERS

We are incorporated as an exempted company with limited liability under the laws of the Cayman Islands. In addition, some of our directors and officers reside outside the United States and a significant portion of their and our assets are located outside of the United States. As a result, it may be difficult for persons purchasing Ordinary Shares to effect service of process within the United States upon us or to enforce judgments against us or judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state of the United States. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Ordinary Shares made hereby by serving Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, New York 10036-6710, our U.S. agent irrevocably appointed for that purpose.

Maples and Calder, our Cayman Islands counsel, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the Grand Court of the Cayman Islands will without a review of the merits of the action recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final and for a liquidated sum, provided it is not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner which is contrary to the public policy of the Cayman Islands. It is unclear whether the courts of the Cayman Islands will, in an original action in the Cayman Islands, recognize or enforce judgments of United States courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions may be penal in nature.

A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

INDEX TO FINANCIAL STATEMENTS

OVERTURE ACQUISITION CORP.
(A development stage company)

Page

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets at December 31, 2008 and 2007	F-3
Statements of Operations for the year ended December 31, 2008 and for the periods from January 26, 2007 (inception) through December 31, 2007 and December 31, 2008	F-4
Statement of Changes in Shareholders’ Equity for the period from September 25, 2007 (inception) through December 31, 2008	F-5
Statements of Cash Flows for the year ended December 31, 2008 and for the periods from September 25, 2007 (inception) through December 31, 2007 and December 31, 2008	F-6
Notes to Financial Statements	F-7
Condensed Balance Sheets at September 30, 2009 (unaudited) and December 31, 2008	F-16
Condensed Statements of Operations (unaudited) for the nine months ended September 30, 2009 and 2008, and for the period from September 25, 2007 (inception) through September 30, 2009	F-17
Condensed Statement of Changes in Shareholders’ Equity (unaudited) for the period from September 25, 2007 (inception) through September 30, 2009	F-18
Condensed Statements of Cash Flows (unaudited) for the nine months ended September 30, 2009 and 2008 and for the period from September 25, 2007 (inception) through September 30, 2009	F-19
Notes to Unaudited Condensed Financial Statements	F-20

INDEX TO FINANCIAL STATEMENTS
OF
FIXED AND VARIABLE ANNUITY BLOCK OF
JEFFERSON NATIONAL LIFE INSURANCE COMPANY
(A CARVE OUT OF FIXED AND VARIABLE ANNUITY BLOCK SUBJECT TO REINSURANCE)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Shareholders
Overture Acquisition Corp.

We have audited the accompanying balance sheets of Overture Acquisition Corp. (a development stage company) (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2008, and for the periods from September 25, 2007 (inception) through December 31, 2007 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s articles of association provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination (as defined) prior to January 30, 2010. This condition raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Overture Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the periods from September 25, 2007 (inception) through December 31, 2007 and 2008, in conformity with United States generally accepted accounting principles.

/s/  Marcum LLP
Marcum LLP (formerly Marcum & Kliegman LLP)

Melville, New York
March 16, 2009

OVERTURE ACQUISITION CORP.
(a development stage company)

Balance Sheets

	December 31,	December 31,
	2008	2007

ASSETS
Current assets
Cash	$1,112,952	$76,954
Cash held in Trust Account, interest and dividend income available for working capital and taxes (including accrued interest receivable of $3,368 and $0 at December 31, 2008 and December 31, 2007, respectively)	62,148	—
Prepaid expenses and miscellaneous receivables	83,568	—

Total current assets	1,258,668	76,954
Cash held in trust account, restricted	150,530,000	—
Deferred offering costs	—	448,619

Total assets	$151,788,668	$525,573

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$101,794	$4,500
Accrued offering costs	—	325,573
Notes payable to shareholders	—	175,000

Total current liabilities	101,794	505,073
Ordinary shares subject to possible redemption (4,499,999 shares at redemption value)	45,158,990	—
Commitments and contingencies
Shareholders’ equity
Preferred shares, $0.0001 par value, authorized 1,000,000 shares; none issued	—	—
Ordinary shares, $0.0001 par value; authorized 100,000,000 shares; issued and outstanding 18,750,000 shares (less 4,499,999 shares subject to possible redemption) and 4,312,500 shares at December 31, 2008 and December 31, 2007, respectively	1,425	431
Additional paid-in capital	105,233,111	24,569
Earnings (deficit) accumulated during development stage	1,293,348	(4,500)
Total shareholders’ equity	106,527,884	20,500

Total liabilities and shareholders’ equity	$151,788,668	$525,573

The accompanying notes are an integral part of these financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

Statements of Operations

		For the Period from	For the Period from
		September 25, 2007	September 25, 2007
	For the Year Ended	(Inception) Through	(Inception) Through
	December 31, 2008	December 31, 2007	December 31, 2008

Revenue	$—	$—	$—
Formation and operating costs	421,229	4,500	425,729

Loss from operations	(421,229)	(4,500)	(425,729)
Interest and dividend income	1,719,077	—	1,719,077

Net income (loss)	$1,297,848	$(4,500)	$1,293,348

Weighted average number of ordinary shares outstanding excluding ordinary shares subject to possible redemption-basic and diluted	13,479,453	4,312,500
Basic and diluted net income (loss) per share attributable to ordinary shareholders excluding ordinary shares subject to possible redemption	$.10	$(.00)

The accompanying notes are an integral part of these financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

Statement of Changes in Shareholders’ Equity
For the Period from September 25, 2007 (inception) through December 31, 2008

				(Deficit)
				Earnings
			Additional	Accumulated	Total
	Ordinary Shares		Paid-in	During	Shareholders’
	Shares	Amount	Capital	Development Stage	Equity

Balance, September 25, 2007 (inception)	—	$—	$—	$—	$—
Issuance of shares to initial shareholders at $.006 per share	4,312,500	431	24,569	—	25,000
Net loss for the period from September 25, 2007 (inception) through December 31, 2007	—	—	—	(4,500)	(4,500)

Balance, December 31, 2007	4,312,500	431	24,569	(4,500)	20,500
Sale of 15,000,000 units at $7.00 per unit, net of underwriters’ discount and offering expenses (includes 4,499,999 shares subject to possible redemption)	15,000,000	1,500	145,987,026	—	145,988,526
Proceeds subject to possible redemption of 4,499,999 shares	—	(450)	(45,158,540)	—	(45,158,990)
Proceeds from issuance of sponsor’s warrants	—	—	4,380,000	—	4,380,000
Forfeiture of 562,500 ordinary shares from initial shareholders	(562,500)	(56)	56	—	—
Net income for the year ended December 31, 2008	—	—	—	1,297,848	1,297,848

Balance December 31, 2008	18,750,000	$1,425	$105,233,111	$1,293,348	$106,527,884

The accompanying notes are an integral part of these financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

Statements of Cash Flows

		For the Period from	For the Period from
		September 25, 2007	September 25, 2007
	For the Year Ended	(Inception) Through	(Inception) Through
	December 31, 2008	December 31, 2007	December 31, 2008

Cash Flows from Operating Activities
Net income	$1,297,848	$(4,500)	$1,293,348
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expenses and miscellaneous receivables	(83,568)	—	(83,568)
Accounts payable and accrued expenses	97,294	4,500	101,794

Net cash provided by operating activities	1,311,574	—	1,311,574
Cash Flows from Investing Activities
Cash held in trust account, restricted	(150,530,000)	—	(150,530,000)
Cash held in trust account, interest and dividend income available for working capital and taxes	(62,148)	—	(62,148)

Net cash used in investing activities	(150,592,148)	—	(150,592,148)
Cash Flows from Financing Activities
Proceeds from issuance of shares to initial shareholders’	—	25,000	25,000
Gross proceeds from initial public offering shares	150,000,000	—	150,000,000
Proceeds from notes payable, shareholders	—	175,000	175,000
Repayment of notes payable, shareholders	(175,000)	—	(175,000)
Proceeds from issuance of sponsors’ warrants	4,380,000	—	4,380,000
Payment of underwriter’s discounts and offering costs	(3,888,428)	(123,046)	(4,011,474)

Net cash provided by financing activities	150,316,572	76,954	150,393,526
Net increase in cash	1,035,998	76,954	1,112,952
Cash at beginning of the period	76,954	—	—

Cash at end of the period	$1,112,952	$76,954	$1,112,952

Supplemental disclosure of cash flow information:
Non-cash investing and financing transaction:
Accrual of deferred offering costs	$(325,573)	$325,573	$-0-

The accompanying notes are an integral part of these financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 —	ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATIONS

Overture Acquisition Corp. (the “Company”) was incorporated in the Cayman Islands on September 25, 2007 as a blank check company formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses (a “Business Combination”).

All activity from September 25, 2007 (inception) through February 5, 2008 relates to the Company’s formation and the initial public offering (“Offering”) described in Note 2. Since February 5, 2008, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

The registration statement for the Offering was declared effective on January 30, 2008. The Company consummated the Offering on February 5, 2008 and received net proceeds of $145,988,526 and $4,380,000 from the sale of the sponsor warrants on a private placement basis (the “Sponsor Warrants”) (see Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $150,530,000 (or approximately $10.04 per unit sold in the IPO, (the “Unit”)) of the net proceeds of the Offering and the sale of the Sponsor Warrants (see Note 2) is being held in a trust account (“Trust Account”) and will be invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company is required to have all third parties (including any vendors or other entities the Company engages after the Offering) and any prospective target businesses enter into valid and enforceable agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. John F. W. Hunt and Marc J. Blazer have agreed that they will be personally liable, to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses, or claims of vendors or other entities that are owed money by the Company for services rendered or contracted, for products sold to the Company or lenders for borrowed money. The agreement entered into by Messrs. Hunt and Blazer specifically provides there will be no liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest and dividend income that may be released to the Company of (i) up to $1,800,000 of the income earned on the amounts held in the Trust Account that will be released to the Company in monthly installments to fund expenses related to investigating and selecting a prospective target business and the Company’s other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations. The proceeds held in trust will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for shareholder approval. Pursuant to the Company’s amended and restated memorandum and articles of association, in the event that the shareholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their shareholder redemption rights described below, the Business Combination will not be consummated. All of the

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Company’s shareholders prior to the Offering, including all of the Initial Shareholders have agreed to vote all of their Founders Ordinary Shares in accordance with the vote of the majority in interest of all other shareholders of the Company (“Public Shareholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who votes against the Business Combination may demand that the Company redeem his or her shares into cash from the Trust Account established pursuant to the Offering. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of ordinary shares held by Public Shareholders at the consummation of the Offering. Accordingly, Public Shareholders holding up to 30% of the aggregate number of shares owned by all Public Shareholders (minus one share) may seek conversion of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Shareholders.

Each of the Initial Shareholders has agreed to (i) waive any right to receive a liquidation distribution with respect to the Founders Ordinary Shares in the event we fail to consummate a Business Combination and (ii) vote the Founders Ordinary Shares in accordance with the majority of the ordinary shares voted by our Public Shareholders in connection with the vote on any Business Combination.

The Company’s Memorandum and Articles of Association were amended on January 30, 2008 to provide that the Company will immediately go into voluntary liquidation if the Company has not completed a Business combination within 24 months from the effective date of the registration statement relating to the Offering (“Effective Date”) or January 30, 2010. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Offering.

Going Concern and Management’s Plan and Intentions

Pursuant to its Amended Articles of Association, if the Company is unable to consummate a Business Combination prior to January 30, 2010, the Company would have to liquidate pursuant to a dissolution plan and return the funds held in the Trust Account to the holders of shares issued in the Offering. There can be no assurance that the Company will enter into a Business Combination prior to January 30, 2010. This condition raises substantial doubt about the Company’s ability to continue as a going concern. These audited financial statements do not include any adjustments that might result from the outcome of these uncertainties

Earnings Per Share

The Company follows the provisions of Statements of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share”. In accordance with SFAS No. 128, earnings per ordinary share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of ordinary shares outstanding for the period. Ordinary shares subject to possible redemption of 4,499,999 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro rata share of the trust earnings. Earnings per ordinary share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential ordinary shares outstanding during the period. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. In accordance with SFAS No. 128, the Company has not considered the effect of its outstanding warrants in the calculation of diluted earnings per share since the exercise of the warrants is contingent upon the occurrence of future events.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments

The carrying value of cash, and accrued expenses are reasonable estimates of the fair values due to their short-term maturity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Management did not record the impact of deferred income taxes as they were deemed immaterial.

On September 25, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified the Grand Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on September 25, 2007 the evaluation was performed for the 2008 and 2007 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from September 25, 2007 (inception) through December 31, 2008. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2008.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Concentration of Credit Risk

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At December 31, 2008, financial instruments that potentially expose the Company to credit risk consist of cash. and cash held in the Trust Account.

At December 31, 2008, the Company’s Trust Account was invested in US Treasury Bills and US Treasury money market funds at one financial institution. At times, the Company’s cash and cash held in trust account may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Cash held in Trust Account — restricted

The Company considers the restricted portion of the funds held in the Trust Account as being a non-current asset. A current asset is one that is reasonably expected to be used to pay current liabilities, such as accounts payable or short-term debt or to pay current operating expenses, or will be used to acquire other current assets. Since the acquisition of a business is principally considered to be a long-term purpose, with long-term assets such as property and intangibles, typically being a major part of the acquired assets, the Company has reported the funds anticipated to be used in the acquisition as a non-current asset.

Accretion of Trust Account relating to ordinary shares subject to possible redemption

The Company records accretion, if any, of the income earned in the trust account relating to the ordinary share subject to possible redemption based on the excess of the earnings for the period over the amount which is available to be used for working capital and taxes. Since 30% (less one share) of the shares issued in the Offering are subject to possible redemption, the portion of the excess earnings related to those shares will be reflected on the balance sheet as part of “Ordinary Share subject to possible conversion” and is deducted from “Additional paid-in capital”. The portion of the excess earnings will also be presented as a deduction from the net income on the Statements of Operations to appropriately reflect the amount of net income which would remain available to the common shareholders who did not elect to convert their shares to cash. At December 31, 2008 there was no accretion of income due to shareholders.

Share Based Compensation

The Company accounts for share options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment share purchase plans, share options, restricted shares and share appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

The Company will only record compensation expense in connection with its share based payments upon the satisfaction of any contingencies associated therewith.

Offering Costs

Offering costs consist of legal fees, accounting fees, and registration fees incurred through the balance sheet date that are related to the Offering and were charged to capital at the time of the closing of the Offering.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements,” which is effective for fiscal years beginning after November 15, 2007. The Statement defines fair value, establishes a frame work for measuring fair value in accordance with Generally Accepted Accounting Principles, and expands disclosures about fair value measurements. The Statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Company has assessed SFAS No. 157 and has concluded that it did not have a material impact on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Opinion for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities too choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The adoption of SFAS No. 159 did not have a material impact on the Company’s financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) “Business Combinations” (“SFAS 141R”). SFAS 141R changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, in-process research and development and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141R promotes greater use of fair values in financial reporting. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In February 2008, the FASB issued FSP No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and other Pronouncements that Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP 157-1”) and No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”), which respectively, remove leasing transactions from the scope of SFAS 157 and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of SFAS 157 (as impacted by these two FSP’s) was effective for the Company beginning January 1, 2008 on a prospective basis with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on the Company’s results of operations or financial condition. The remaining aspects of SFAS 157 for which the effective date was deferred under FSP 157-2 are

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

currently being evaluated by the company. Areas impacted by the deferral relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment. The effects of these remaining aspects of SFAS 157 are to be applied to fair value measurements prospectively beginning January 1, 2009. The Company does not expect them to have a material impact on the Company’s results of operations or financial condition. In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS 157, which the Company adopted as of January 1, 2008, in cases where a market is not active. The Company has considered FSP 157-3 in its determination of estimated fair values as of December 31, 2008, and the impact was not material.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected. Management is evaluating the potential effect this guidance may have on the Company’s financial condition and results of operations.

In May 2008, the FASB issued Financial Accounting Standard (FAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards (SAS) No. 69, “The Meaning of Present Fairly in Conformity With GAAP,” FAS No. 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, FASB issued FSP Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two- class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 2 — INITIAL PUBLIC OFFERING

The Offering called for the Company to offer for public sale 15,000,000 Units at a price of $10.00 per Unit (plus up to an additional 2,250,000 units solely to cover over-allotments, if any). Each Unit consists of one ordinary share of the Company and one Redeemable Ordinary Share Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $7.00 commencing the later of the completion of a Business Combination or April 30, 2009 and expiring five years from the January 31, 2013. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the ordinary shares is at least $14.25 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company also granted the underwriters a 30-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any. This over-allotment option expired unexercised.

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”) dated January 30, 2008. The Underwriting Agreement requires the Company to pay 2.00% ($3,000,000) of the gross proceeds of the Offering as an underwriting discount plus an additional 5.00% ($7,500,000) of the gross proceeds only upon consummation of a Business Combination. The underwriters have waived their right to receive payment of the 5.00% ($7,500,000) of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination.

Pursuant to the Sponsor Warrant Purchase Agreement dated as of January 18, 2008, the Company’s officers, directors and special advisors agreed to purchase from the Company, in the aggregate, 4,380,000 warrants for $4,380,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants occurred immediately prior to the consummation of the Offering but was sold on a private placement basis. Management believes the purchase price of these warrants approximates the fair value of such warrants at the time of issuance. Therefore, the Company did not record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase in accordance with SFAS 123(R). The proceeds the Company received from these purchases were placed in the Trust Account. The Sponsors’ Warrants are identical to the warrants included in the units sold in the offering, except that the Sponsors’ Warrants will not be transferable or salable by the purchasers of these warrants (subject to certain limited circumstances) until the date that is 30 days after the Company completes a Business Combination, and will be exercisable on a cashless basis and will be non-redeemable by the Company, in each case, so long as they are held by the purchasers or their permitted transferees. If the Company does not complete such a Business Combination then the $4,380,000 will be part of the liquidation distribution to the public Shareholders and warrants will expire worthless. The purchasers of the Sponsor’s Warrants have agreed that the Sponsor’s Warrants will not be sold or transferred by them until 30 days after the date on which the Company has completed a Business Combination.

The Registration Statement for the Offering was declared effective, January 30, 2008 and on February 5, 2008, the Company consummated the Offering.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 3 — NOTES PAYABLE, SHAREHOLDERS

On October 3, 2007, the Company issued $175,000 unsecured promissory notes to the Initial Shareholders. The notes were non-interest bearing and are payable upon the consummation of the Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount. These notes were repaid in February 2008 from the proceeds of the Offering.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”) dated January 30, 2008. The Underwriting Agreement required the Company to pay 2% ($3,000,000) of the gross proceeds of the Offering as an underwriting discount plus an additional 5% ($7,500,000) of the gross proceeds only upon consummation of a Business Combination. The underwriters have waived their right to receive payment of the 5% ($7,500,000) of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination.

Pursuant to a Registration Rights Agreement dated January 30, 2008, the Initial Shareholders and holders of the Sponsors’ Warrants (or underlying securities) are entitled to registration rights with respect to the Founders Ordinary Shares or Sponsors’ Warrants (or underlying securities), as the case may be, the holders of the majority of the Founders Ordinary Shares are entitled to elect to exercise these registration rights at any time commencing three months prior to the date on which the Founders Ordinary Shares is to be released from escrow. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time 30 days after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

NOTE 5 — PREFERRED SHARES

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company’s Amended and Restated Memorandum and Articles of Association prohibits it, prior to a Business Combination, from issuing preferred shares which participate in the proceeds of the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

NOTE 6 — ORDINARY SHARES

The Company is authorized to issue 100,000,000 Ordinary Shares with a par value of $.0001 per share.

On September 28, 2007, the Company issued 4,312,500 Founders Shares to its Initial Shareholders, for $25,000, at a purchase price of approximately $0.006 per share. This includes an aggregate of 562,500 Founders Shares held by our Initial Shareholders subject to redemption by the Company to the extent that the underwriters’ over-allotment option is not exercised in full so that our Founders will collectively own 20% of our issued and outstanding shares after the Offering (assuming none of them purchased units in the Offering). All 562,500 were subsequently forfeited since the over-allotment option was not exercised.

Each of the Initial Shareholders has agreed to (i) waive any right to receive a liquidation distribution with respect to the Founders Ordinary Shares in the event we fail to consummate a Business Combination and (ii) vote the Founders Ordinary Shares in accordance with the majority of the ordinary shares voted by our Public Shareholders in connection with the vote on any Business Combination.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 7 — UNAUDITED SUMMARIZED QUARTERLY FINANCIAL INFORMATION

	For the Three	For the Three	For the Three	For the Three
	Months Ended	Months Ended	Months Ended	Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008

Revenue	$—	$—	$—	$—
Operating Loss	(93,096)	(147,113)	(112,313)	(68,707)
Interest and dividend Income	520,916	593,205	519,420	85,536

Income before Provision for Income Taxes	427,820	446,092	407,107	16,829
Provision for Income Taxes	—	—	—	—

Net Income	427,820	446,092	407,107	16,829

Net Income Attributable to Ordinary Shareholders	$427,820	$446,092	$407,107	$16,829

Weighted Average Shares Outstanding Basic and Diluted	11,159,341	14,250,001	14,250,001	14,250,001
Basic and Diluted Net Income Per Share	$.04	.03	.03	.00

	For the Three	For the Three	For the Three	For the Three
	Months Ended	Months Ended	Months Ended	Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007

Revenue	$—	$—	$—	$—
Operating Loss	—	—	(4,500)	—
Interest and Dividend Income	—	—	—	—

Loss before Provision for Income Taxes	—	—	(4,500)	—
Provision for Income Taxes	—	—	—	—

Net Loss	—	—	(4,500)	—

Net Loss Attributable to Ordinary Shareholders	$—	$—	$(4,500)	$—

Weighted Average Shares Outstanding Basic and Diluted	—	—	4,312,500	4,312,500
Basic and Diluted Net Loss Per Share	$—	$—	(0.00)	(0.00)

OVERTURE ACQUISITION CORP.
(a development stage company)

Condensed Balance Sheets

	September 30, 2009	December 31, 2008
	(Unaudited)

ASSETS
Current assets
Cash	$800,943	$1,112,952
Cash held in Trust Account, interest and dividend income available for working capital and taxes (including accrued interest receivable of $3,368 at December 31, 2008)	73,522	62,148
Prepaid expenses and miscellaneous receivables	31,541	83,568

Total current assets	906,006	1,258,668
Trust account, restricted
Cash held in trust account, restricted	150,530,000	150,530,000

Total assets	$151,436,006	$151,788,668

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$44,511	$101,794

Ordinary shares subject to possible redemption (4,499,999 shares at redemption value)	45,158,990	45,158,990

Commitments and contingencies
Shareholders’ equity
Preferred shares, $0.0001 par value, authorized 1,000,000 shares; none issued	—	—
Ordinary shares, $0.0001 par value; authorized 100,000,000 shares; issued and outstanding 18,750,000 shares (less 4,499,999 shares subject to possible redemption) and 4,312,500 shares at September 30, 2009 and December 31, 2008, respectively	1,425	1,425
Additional paid-in capital	105,233,111	105,233,111
Income accumulated during development stage	997,969	1,293,348

Total shareholders’ equity	106,232,505	106,527,884

Total liabilities and shareholders’ equity	$151,436,006	$151,788,668

The accompanying notes are an integral part of these condensed financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

Condensed Statements of Operations

					For the Period from
	For the Three	For the Three	For the Nine	For the Nine	September 25, 2007
	Months Ended	Months Ended	Months Ended	Months Ended	(Inception) Through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008	2009
	(Unaudited)

Revenue	$—	$—	$—	$—	$—
Formation and operating costs	112,701	112,313	371,901	352,523	797,631

Loss from operations	(112,701)	(112,313)	(371,901)	(352,523)	(797,631)
Interest and dividend income	40,183	519,420	76,522	1,633,542	1,795,600

Net (loss) income	$(72,518)	$407,107	$(295,379)	$1,281,019	$997,969

Weighted average number of ordinary shares outstanding excluding ordinary shares subject to possible redemption- basic and diluted	14,250,001	14,250,001	14,250,001	13,223,541

Basic and diluted net (loss) income per share	$(.01)	$.03	$(.02)	$.10

The accompanying notes are an integral part of these condensed financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

Condensed Statement of Changes in Shareholders’ Equity
For the Period from September 25, 2007 (inception) through September 30, 2009

				(Deficit) Income
				Accumulated
			Additional	During	Total
	Ordinary Shares		Paid-in	Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity
	(Unaudited)

Balance, September 25, 2007 (inception)	—	$—	$—	$—	$—
Issuance of shares to initial shareholders	4,312,500	431	24,569	—	25,000
Net loss for the period from September 25, 2007 (inception) through December 31, 2007	—	—	—	(4,500)	(4,500)

Balance, December 31, 2007	4,312,500	431	24,569	(4,500)	20,500
Sale of 15,000,000 units, net of underwriters’ discount and offering expenses (includes 4,499,999 shares subject to possible redemption)	15,000,000	1,500	145,987,026	—	145,988,526
Proceeds subject to possible redemption of 4,499,999 shares	—	(450)	(45,158,540)	—	(45,158,990)
Proceeds from issuance of sponsor’s warrants	—	—	4,380,000	—	4,380,000
Forfeiture of 562,500 ordinary shares from initial shareholders	(562,500)	(56)	56	—	—
Net income for the year ended December 31, 2008	—	—	—	1,297,848	1,297,848

Balance, December 31, 2008	18,750,000	1,425	105,233,111	1,293,348	106,527,884
Net loss for the nine months ended September 30, 2009	—	—	—	(295,379)	(295,379)

Balance, September 30, 2009 (Unaudited)	18,750,000	$1,425	$105,233,111	$997,969	$106,232,505

The accompanying notes are an integral part of these condensed financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

Condensed Statements of Cash Flows

			For the Period from
	For the Nine	For the Nine	September 25, 2007
	Months Ended	Months Ended	(Inception) Through
	September 30,	September 30,	September 30,
	2009	2008	2009
	(Unaudited)

Cash Flows from Operating Activities
Net (loss) income	$(295,379)	$1,281,019	$997,969
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expenses and miscellaneous receivables	52,027	(105,091)	(31,541)
Accounts payable and accrued expenses	(57,283)	152,624	44,511

Net cash (used in) provided by operating activities	(300,635)	1,328,552	1,010,939

Cash Flows from Investing Activities
Cash held in trust account, restricted	—	(150,530,000)	(150,530,000)
Accrued interest and dividend in trust account, interest and dividend income to be available for working capital and taxes	(11,374)	(523,453)	(73,522)

Net cash used in investing activities	(11,374)	(151,053,453)	(150,603,522)

Cash Flows from Financing Activities
Proceeds from issuance of shares to initial shareholders’	—	—	25,000
Gross proceeds from initial public offering shares	—	150,000,000	150,000,000
Proceeds from notes payable, shareholders	—	—	175,000
Repayment of notes payable, shareholders	—	(175,000)	(175,000)
Proceeds from issuance of sponsors’ warrants	—	4,380,000	4,380,000
Payment of underwriter’s discounts and offering costs	—	(3,820,748)	(4,011,474)

Net cash provided by financing activities		150,384,252	150,393,526

Net (decrease) increase in cash	(312,009)	659,351	800,943
Cash at beginning of the period	1,112,952	76,954	—

Cash at end of the period	$800,943	$736,305	$800,943

Supplemental disclosure of cash flow information:
Non-cash investing and financing transaction:
Accrual of deferred offering costs	$—	$325,573	$325,573

The accompanying notes are an integral part of these condensed financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 —	ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATIONS

These unaudited condensed financial statements as of September 30, 2009 and for the three and nine months ended September 30, 2009, and for the period from September 25, 2007 (inception) through September 30, 2009 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period presented are not necessarily indicative of the results to be expected for any other interim period or for the full year.

These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto for the period ended December 31, 2008 included in Overture Acquisition Corp.’s (the “Company”) Form 10-K filed on March 20, 2009. The accounting policies used in preparing these unaudited condensed financial statements are consistent with those described in the December 31, 2008 financial statements.

The Company was incorporated in the Cayman Islands on September 25, 2007 as a blank check company formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses (a “Business Combination”). The Company has selected December 31 as its fiscal year end.

All activity from September 25, 2007 (inception) through February 5, 2008 relates to the Company’s formation and the initial public offering (“the Offering”). Since February 5, 2008, the Company has been searching for a target business to acquire.

Management has evaluated subsequent events to determine if events or transactions occurring through January 7, 2010, the date the accompanying unaudited condensed financial statements were issued, require potential adjustment or disclosure.

Going Concern and Management’s Plan and Intentions

Pursuant to its Articles of Association, if the Company is unable to consummate a Business Combination prior to January 30, 2010, the Company would have to liquidate and return the funds held in the trust account to the holders of shares issued in the Offering. There can be no assurance that the Company will enter into a Business Combination prior to January 30, 2010. This factor raises a substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Earnings (Loss) Per Share

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260 , “Presentation of Earnings Per Share”, earnings (loss) per ordinary share amounts (“Basic EPS”) are computed by dividing earnings (loss) by the weighted average number of ordinary shares outstanding for the period. Ordinary shares subject to possible redemption of 4,499,999 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro rata share of the trust earnings. Earnings per ordinary share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential ordinary shares outstanding during the period. FASB ASC 260 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. In accordance with FASB ASC 260, the Company has not considered the effect of its outstanding warrants in the

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)

calculation of diluted earnings per share since the exercise of the warrants is contingent upon the occurrence of future events.

Fair Value of Financial Instruments

The Company’s financial instruments are cash, cash held in trust and accounts payable. The recorded values of cash, cash held in trust and accounts payable approximate their fair values based on their short term maturities.

Concentration of Credit Risk

FASB ASC 825, “Financial Instruments”, requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At September 30, 2009, financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents. The Company maintains its cash balances in U.S. Treasury only money market funds at JP Morgan Private Bank. At times, the Company’s cash and cash held in the trust account may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) and Securities Investor Protection Corporation (“SIPC”) insurance limits. Management believes the risk of loss to be minimal.

Recently Issued And Adopted Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 105, “Generally Accepted Accounting Principles”, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in its financial statements issued for the period ended September 30, 2009. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.

In April 2009, FASB issued requirements for disclosures about the fair value of financial instruments for interim reporting periods which are included in FASB ASC 825, “Financial Instruments”. Per FASB ASC 825, the requirements are effective for interim reporting periods ending after June 15, 2009. The adoption of these requirements did not have a material effect on the Company’s condensed financial position or results of operations.

In April 2009, FASB issued additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased which is included in FASB ASC 820, “Fair Value Measurements and Disclosures.” The requirements are effective for interim reporting periods ending after June 15, 2009. The adoption of these requirements did not have a material effect on the Company’s condensed financial position or results of operations.

In April 2009 FASB issued additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies which is included in FASB ASC 805, “Business Combinations”. The adoption of these requirements did not have a material effect on the Company’s condensed financial position or results of operations, but will effect any future business combinations.

In May 2009, FASB issued guidance that establishes general standards of accounting for, and disclosure of events that occur subsequent to the balance sheet date but before the financial statements are issued, which is included in FASB ASC 855, “Subsequent Events”. The requirements are effective for all reporting periods ending after June 15, 2009. The adoption of these requirements did not have a material effect on the Company’s condensed financial position or results of operations.

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed financial statements.

NOTE 2 —	COMMITMENTS AND CONTINGENCIES

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”) dated January 30, 2008. The Underwriting Agreement required the Company to pay 2% ($3,000,000) of the gross proceeds of the Offering as an underwriting discount plus an additional 5% ($7,500,000) of the gross proceeds only upon consummation of a Business Combination. The underwriters have waived their right to receive payment of the 5% ($7,500,000) of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination.

The Company’s Memorandum and Articles of Association were amended on January 30, 2008 to provide that the Company will immediately go into voluntary liquidation if the Company has not completed a Business Combination within 24 months from the effective date of the registration statement relating to the Offering (“Effective Date”) or January 30, 2010. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Offering.

NOTE 3 —	SUBSEQUENT EVENT

On December 6, 2009, the Board of Directors approved the Master Agreement dated December 10, 2009 by and among the Company, Overture Re Holdings Ltd. (“Overture Re Holdings”), the Company’s newly formed, wholly owned Bermuda holding company, Jefferson National Financial Corp. (“JNF”) a Delaware corporation, Jefferson National Life Insurance Company (“JNL”), a Texas insurance company and a wholly owned subsidiary of JNF, and JNL Bermuda LLC (“JNL Bermuda”), a newly formed wholly owned Delaware subsidiary of JNL, and the Founders of the Company pursuant to which, among other things, following a future closing and amalgamation with JNL Bermuda, Overture Re Ltd., a to-be-formed wholly owned Bermuda subsidiary of Overture Re Holdings (“Overture Re”) Overture Re will be a long term reinsurer domiciled in Bermuda.

Pursuant to the Master Agreement, $120,000,000 of the funds held in the trust account will be paid at closing to JNL as consideration in the transaction. In addition, the remaining funds held in the trust account will be released (i) to pay transaction fees and expenses; (ii) to pay the Company’s tax obligations and deferred underwriting discounts and commissions; (iii) to pay those holders of shareholders who purchased shares in the Company’s initial public offering (the “Public Shares”) who properly exercised their redemption rights; and (iv) for working capital and general corporate purposes of the Company and its subsidiaries. In addition, the funds held in the trust account may be used to purchase Public Shares in privately negotiated transactions if the Share Repurchase Proposal is approved at the Extraordinary General Meeting.

Pursuant to terms of the Master Agreement, the Company has agreed to repurchase for an aggregate of $25,000 from the Founders of the Company 3,750,000 Ordinary Shares that they purchased prior the Company’s offering.

In consideration of the repurchase of the Founder Shares, the Founders will receive: (i) Class A warrants to purchase an aggregate of 46,875 shares of JNF common stock at an exercise price of $75.00 per share, subject to a floating strike price adjustment, and (ii) Class B warrants to purchase an aggregate of 46,875

OVERTURE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)

shares of JNF common stock at an exercise price of $125.00 per share, subject to a floating strike price adjustment, and (iii) the right to the issuance of 2,812,500 of the Company’s Ordinary Shares issuable in three equal trances in the event the volume weighted average price of the Company’s Ordinary Shares for any five days during a 30 day period equals or exceeds $12, $16 and $20, respectively.

In connection with the proposed acquisition (the “Transaction”), the Company’s warrantholders will be asked to approve a proposal to amend the terms of the Warrant Agreement, which governs the Company’s 15,000,000 warrants issued in its IPO (the “Public Warrants”) and the 4,380,000 warrants issued to the Company’s Founders to provide that (i) the exercise price of the Company Warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the Company Warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our ordinary shares (“Ordinary Shares”) must trade before the Company is able to redeem the Warrants issued in its offering will be increased from $14.25 to $20.00.

Management has reached an agreement with each of the underwriters, pursuant to which such deferred underwriters’ compensation has been reduced to up to $1,000,000 to the extent there is between $100,000,000 and $150,000,000 in trust at the consummation of the Transaction. The amendment to the underwriters agreement provides that to the extent there is at least $100 million in the trust at the consummation of the Transaction, the underwriters shall receive $20,000, pro rata, for each $1 million in excess of $100 million. If there is less than $100 million in the trust at the consummation of the Transaction, the underwriters are not entitled to any compensation. Pursuant to a financial advisory agreement by and between the Company and Credit Suisse, the Company agreed to pay Credit Suisse a transaction fee (the “Transaction Fee”), payable upon the first closing in connection with a Transaction, equal to 1.5% of the aggregate value of the Transaction; provided, however, in no event shall the Transaction Fee payable by the Company to Credit Suisse in connection with a Transaction be less than $2 million. In addition, pursuant to a financial advisory agreement by and between the Company and JP Morgan, the Company has agreed to pay JP Morgan a financial advisory fee of $500,000 upon the consummation of the Transaction.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Jefferson National Life Insurance Company

We have audited the accompanying carve-out balance sheets of the Fixed and Variable Annuity Block of Jefferson National Life Insurance Company (a carve out of fixed and variable annuity block subject to reinsurance) (the “Company”) as of December 31, 2008 and 2007, as described in Note 2, and the related carve-out statements of operations, block equity and cash flows for each of the three years ended December 31, 2008, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Fixed and Variable Annuity Block of Jefferson National Life Insurance Company (a carve out of fixed and variable annuity block subject to reinsurance) at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years ended December 31, 2008, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  BDO Seidman, LLP

January 7, 2010

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Carve-Out Balance Sheets

	December 31,
	2008	2007
	(Dollars in thousands)

ASSETS
Receivable from Jefferson National Life Insurance Company	$410,914	$409,268
Reinsurance recoverable	55,803	53,859
Deferred policy acquisition costs	4,923	5,117
Value of business acquired	21,045	24,024
Deferred Federal tax assets	4,950	4,986
Separate account assets	679,220	889,616

Total assets	$1,176,855	$1,386,870

LIABILITIES AND BLOCK EQUITY
Liabilities:
Policy and contract reserves	$455,594	$453,237
Separate account liabilities	679,220	889,616

Total liabilities	1,134,814	1,342,853
Commitments and Contingencies
Block equity	42,041	44,017

Total liabilities and block equity	$1,176,855	$1,386,870

See accompanying notes to carve-out financial statements.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Carve-Out Statements of Operations

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)

Revenues:
Allocated investment income	$16,390	$22,170	$22,351
Policyholder fee income	8,511	9,885	8,784
Surrender charges	614	1,177	1,734

Total revenues	25,515	33,232	32,869

Benefits and expenses:
Change in policy and contract reserves	15,572	16,433	17,765
Commissions (note 2(l))	1,456	2,003	1,842
General and administrative (note 2(k))	8,353	8,338	8,731
Amortization of value of business acquired	2,979	3,724	6,652
Net capitalization of deferred policy acquisition cost	195	(458)	(127)

Total benefits and expenses	28,555	30,040	34,863

Income (loss) before Federal income tax (benefit) expense	(3,040)	3,192	(1,994)
Federal income tax (benefit) expense	(1,064)	1,117	(698)

Net income (loss)	$(1,976)	$2,075	$(1,296)

See accompanying notes to carve-out financial statements.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Carve-Out Statements of Block Equity

Years Ended December 31,
2008, 2007 and 2006
Block Equity
(Dollars in thousands)

Balance at January 1, 2006	$43,238
Net loss	(1,296)

Balance at December 31, 2006	41,942
Net income	2,075

Balance at December 31, 2007	44,017
Net loss	(1,976)

Balance at December 31, 2008	$42,041

See accompanying notes to carve-out financial statements.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Carve-Out Statements of Cash Flows

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)

Cash flows from operating activities:
Net income (loss)	$(1,976)	$2,075	$(1,296)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of value of business acquired	2,979	3,724	6,652
Net capitalization of deferred policy acquisition costs	195	(458)	(127)
Change in:
Due from JNL for operations and taxes	(1,234)	(5,359)	(4,531)
Policy and contract reserves for future benefits	15,572	16,433	17,765
Other liabilities
Deferred Federal tax	36	18	(698)

Net cash provided by operating activities	15,572	16,433	17,765
Cash flows from investing activities:
Cash and investments held by JNL:
Purchases	(50,607)	(25,871)	(29,555)
Sales	50,194	64,762	72,514

Net cash provided by (used) in investing activities	(413)	38,891	42,959
Cash flows from financing activities:
Deposits to policyholder accounts	35,035	9,438	11,790
Withdrawals from policy holder accounts	(50,194)	(64,762)	(72,514)

Net cash used in financing activities	(15,159)	(55,324)	(60,724)

Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

See accompanying notes to carve-out financial statements

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements
(Dollars in thousands)

1.	Organization

Jefferson National Life Insurance Company (“JNL”) is a life insurance company founded in 1937 and domiciled in the State of Texas. JNL markets primarily variable annuities and, in 2005, launched a revolutionary flat insurance fee variable annuity called Monument Advisor. JNL is licensed in all states and the District of Columbia except New York.

The accompanying carve-out financial statements present the fixed and variable annuity block subject to the contemplated reinsurance treaty (Note 10). The carve-out financial statements exclude the Advantage Variable Annuity product, and the guaranteed minimum death benefit, guaranteed minimum income benefit, and guaranteed minimum withdrawal benefit features. These fixed and variable annuity products and features are not subject to the proposed reinsurance transaction. These products and features have specific risks which JNL manages separately from the risks of the fixed and variable annuity block presented in the carve-out financial statements.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The carve-out financial statements include JNL’s accounts pertaining to the fixed and variable annuity block (the “Block” or “Company”) subject to the contemplated reinsurance transaction between Jefferson National Life Insurance Company and Overture Re (See Note 8). The Block’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”). The Block is an integrated business of JNL that operates as a single business and is not a stand-alone entity. The Block represents a discrete activity of JNL for which assets and liabilities were specifically identifiable. Policy and contract reserves attributable to the Block relate to specifically identifiable policies. The total investments held by JNL as it pertains to the fixed annuity block are segregated based on the total account value of the annuitants, which is also the policy and contract reserve at the balance sheet date. Since, (a) JNL did not historically maintain these investments, attributable to the fixed annuity policies, separately from other general account assets of the company; and (b) the value of these assets can be easily determined based on account value of the annuitants; the Company has reflected these assets as Due from JNL in the carve-out balance sheet. Assets supporting variable annuity policies are maintained in separate investment portfolios which are segregated from the general account assets of JNL and are presented in the carve-out Block financial statements as separate account assets. The separate account assets are generally not subject to claims that arise out of any other business of JNL. Investment risk associated with market value changes are borne by the customers.

The carve-out financial statements of the Block reflect the assets, liabilities, revenues and expenses directly attributable to the Block, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in Block equity and cash flows of the Block on a stand-alone basis. The allocation methodologies have been described in the following summary of accounting policies. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in Block equity and cash flows of the Block in the future or what they would have been had the Block been a separate, stand-alone entity during the periods presented. The carve-out financial statements reflect all of the assets and liabilities of the Block. The expenses reflected in the carve-out financial statements reflects management’s best judgment and estimates of expenses that would have been incurred if the Block had operated as unaffiliated entity for the periods presented.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

(b)	Use of Estimates and Assumptions

The preparation of the carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the reporting period.

The Company’s principal estimates include deferred policy acquisition costs, value of business acquired, policy and contract reserves and allocated investment income. In developing the estimates and assumptions, management uses all available evidence. Because of uncertainties associated with estimating the amounts, timing and likelihood of possible outcomes, actual results could differ from these estimates.

(c)	Receivable from JNL

Receivable from JNL represents assets held by JNL related to fixed annuity policy and contract reserves and net cash related to the Block’s operation. Cash and invested assets related to the carve-out Block were co-mingled with other business of JNL since it has historically managed and accounted for its cash and investment portfolio as a single pool. Specific assets supporting the policy liabilities of the Block contemplated in the carve-out financial statements cannot be separately identified. As such, the changes in fair value of investments held by JNL are not reflected in the carve-out financials. See note 7 for information related to the general account cash and investments of JNL.

The various components of amounts included in Due from JNL consist of the following:

	December 31,
	2008	2007

Cash and investments backing policy & contract reserves	$399,791	$399,379
Cumulative pre-tax income net of amortization of VOBA and DAC	11,123	10,989
Current taxes	—	(1,100)

	$410,914	$409,268

The activity in Due from JNL is as follows:

	Year Ended December 31,
	2008	2007	2006

Balance beginning of year	$409,268	$442,800	$481,228
Deposits to policyholder accounts	35,035	9,438	11,790
Withdrawals of policyholder accounts	(50,195)	(64,761)	(72,514)
Investment income	16,390	22,170	22,351
Fee income	8,511	9,885	8,784
Surrender charges	614	1,177	1,734
Commission expenses	(1,456)	(2,003)	(1,842)
General & administrative expenses	(8,353)	(8,338)	(8,731)
Current taxes	1,100	(1,100)	—

Balance end of year	$410,914	$409,268	$442,800

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

(d)	Deferred Policy Acquisition Costs

Deferred policy acquisition costs (“DAC”) are costs which relate to and vary with the production of new business and are deferred to the extent that such costs are deemed recoverable from future profits. These costs consist primarily of certain commissions and other related costs. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period. DAC is amortized in relation to the associated gross margins as promulgated by Statement of Financial Accounting Standards (“SFAS”) No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”. Revisions to estimates result in changes to the amounts expensed in the reporting period in which the revisions are made and could result in the impairment of the asset and charge to income if estimated future profits are less than unamortized deferred amounts.

In the accompanying carve-out financial statements, DAC and the related deferral and amortization were recognized based on the proportionate share of account values of fixed and variable annuities block reflected in the accompanying carve-out financial statements compared to the total block of JNL.

(e)	Value of Business Acquired

JNL initially recorded Value of Business Acquired (“VOBA”) of $53,632 at September 30, 2002 upon its acquisition by JNL’s parent. Initial fair value of VOBA was estimated based on the projections used in the appraisal of the purchased inforce business. In the accompanying carve-out financial statements, VOBA and the related amortization were recognized based on the proportionate share of account values of the Block’s fixed and variable annuities to the total account values of fixed and variable annuities pertaining to the purchased inforce business. It is being amortized in proportion to the estimated gross profits. The total amortization of VOBA for the years ended December 31, 2008, 2007 and 2006 was $3,167, $4,161 and $7,502, respectively.

(f)	Separate Account Assets and Liabilities

Separate account assets and liabilities are reported at estimated fair value and represent segregated funds that are invested on behalf of and at the direction of policyholders. The assets consist principally of common stocks, fixed maturities and short-term investments. The assets of each account are legally segregated and are generally not subject to claims that arise out of any other business of the Company. Investment risks associated with market value changes are borne by the customers, except to the extent of minimum guarantees made by the Company with respect to certain accounts. The investment income and gains and losses for separate accounts generally accrue to policyholders. Fees for administering these policies and mortality and risk charges are included in policyholder fee income.

(g)	Policy and Contract Reserves

In accordance with the provisions of SFAS No. 97, reserves held for annuities in the accumulation phase and universal life products are held at fund value.

(h)	Allocated Investment Income

Net investment income was allocated to the Block using a pro rata share of the actual investment income including realized gains and losses produced by JNL’s total investment portfolio applied to the net assets held by JNL in support of the Block’s fixed annuity policy and contract reserves. Income was allocated based on the actual rate of return experienced by JNL’s investment portfolio which was 4.10%, 5.29% and 4.86% for the years ended December 31, 2008, 2007, and 2006, respectively.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

(i)	Policyholder Fee Income

Policyholder fee income consists primarily of fees associated with investment management, administration and contract guarantees from separate accounts and is recognized as income when charged to the underlying account. JNL’s policyholder fee income was allocated to the Block based on the percentage of the Block’s separate account values to the total separate account values of JNL, for the variable annuity products that generated such income.

(j)	Surrender Charges

Surrender charges consist of fees billed to contract holders for withdrawal of annuity deposits before the expiration of the surrender charge period. Surrender charges are recognized as income when deducted from the underlying account. JNL’s surrender charges were allocated to the Block based on the percentage of the Block’s separate account values to the total separate account values of JNL, for the variable annuity products that generated surrender charges.

(k)	General and Administrative Expenses

From January 1, 2006 to June 30, 2006, JNL had a service agreement with Inviva, Inc., its former parent company. Effective July 1, 2006, the JNL entered into a service agreement with Jefferson National Financial Corp., its ultimate parent company. These agreements covered certain general and administrative expenses. During 2008, 2007 and 2006, general and administrative expenses of $8,353, $8,338, and $8,731, respectively, were allocated to the Block and are reflected in the accompanying carve-out statement of operations. The terms require that these amounts be charged at least quarterly and settled within 30 days. The general and administrative expenses allocated to the Block exclude certain corporate expenses of JNL related to strategic initiatives, restructuring and other costs not related to the administration of JNL’s insurance operations. The administration costs that pertain to JNL’s insurance operations were allocated based on the percentage of the Block’s revenues to the total revenues of JNL.

(l)	Commissions

JNL has two servicing agreements with its affiliate, Jefferson National Securities Corporation, formerly Inviva Securities, Inc. The Paymaster Agreement stipulates that the JNL will pay all commissions associated with the issuance of variable contracts through Jefferson National Securities Corporation and the JNL agrees to reimburse Jefferson National Securities Corporation for all variable commissions paid. The Distribution Agreement stipulates that Jefferson National Securities Corporation agrees to be the distributor of variable contracts for JNL and the JNL agrees that it will reimburse the costs it incurs to distribute these contracts. The total amount reimbursed under these agreements pertaining to the Block in 2008, 2007 and 2006 under these agreements were $1,456, $2,003 and $1,842, respectively.

(m)	Income Taxes

Deferred income taxes are generally recognized, based on enacted tax rates, when assets and liabilities have different values for financial statement and tax purposes. A valuation allowance is recorded to reduce any portion of the deferred tax asset that is expected to more likely than not be realized. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of the deferred tax asset that is realizable.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

(n)	New Accounting Pronouncements

On February 16, 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 155, “Accounting for Certain Hybrid Instruments”. This statement removes an exception from the requirement to bifurcate an embedded derivative feature from a beneficial interest in securitized financial assets. This statement also provides an election, on an instrument-by-instrument basis, to measure at fair value the entire hybrid financial instrument that contains an embedded derivative requiring bifurcation, rather than measuring only the embedded derivative on a fair value basis. The Company adopted this guidance effective January 1, 2007 and has determined that SFAS No. 155 did not have a material impact on the Company’s carve-out financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing Financial Assets — An Amendment of FASB No. 140”. SFAS No. 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Specifically, the new standard addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. SFAS No. 156 was effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006, which for the Company is as of the beginning of the year ended December 31, 2007. The adoption of SFAS No. 156 did not have an effect on the Company’s carve-out financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the companies recognize in the financial statements the impact of a tax position if that position more-likely-than-not will be sustained on an audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition provisions. During 2008, FASB issued FASB Staff Position FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises”, which delayed the effectiveness of FIN 48 until fiscal years beginning after December 15, 2008. As such, the Company has not adopted FIN 48 for the period presented herein. The Company does not expect that the adoption of FIN 48 on January 1, 2009 did not have a material impact on the carve-out financial statements.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurements, but required additional disclosures regarding the existing fair value measurements the Company currently reports. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS No. 157 on January 1, 2008. See Note 6 of the carve-out financial statements for disclosures under SFAS No. 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits all entities the option to measure most financial instruments and certain other items at fair value at specified election dates and to report related unrealized gains and losses in earnings. The fair value option will generally be applied on an instrument-by-instrument basis and is generally an irrevocable election. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company elected not to adopt SFAS No. 159 and it did not have any impact on the Company’s carve-out financial statements.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect that the adoption of SFAS No. 161 did not have a material impact on the carve-out financial statements.

In May 2008, the FASB issued SFAS No. 162, “Hierarchy of Generally Accepted Accounting Principles”. This statement is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements of non-governmental entities that are presented in conformity with GAAP. This statement will be effective 60 days following the U.S. Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendment to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The Company does not expect that the adoption of SFAS No. 162 did not have a material impact on the carve-out financial statements.

In October 2008, the Financial Accounting Standards Board (“FASB”) issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active” (“FSP FAS 157-3”), with an immediate effective date, including prior periods for which financial statements have not been issued. FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist. The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date. The adoption of FSP FAS 157-3 did not have a material effect on the Company’s results of operations, financial position or liquidity.

Statement of Position 05-1, “Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts” (“SOP 05-1”), became effective January 1, 2007. SOP 05-1 provides guidance on accounting for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in FAS 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”. The SOP defines an internal replacement as a modification in product benefits, features, rights, or coverage that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. The adoption of SOP 05-1 did not have a material impact on the financial condition or results of operations of the Company.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. SFAS No. 160 amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. In addition, it clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. SFAS No. 160 is effective on a prospective basis beginning January 1, 2009, except for presentation and disclosure requirements which are applied on a retrospective basis for all periods presented. The adoption of this new guideline on January 1, 2009 did not have a material impact on its financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree and recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS No. 141(R) also sets forth the disclosures required to be made in the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, SFAS No. 141(R) will be applied by the Company to business combinations occurring on or after January 1, 2009.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing assumptions about renewal or extension used in estimating the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other intangible Assets”. This standard is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141R and other GAAP. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The measurement provisions of this standard will apply only to intangible assets of the Company acquired after the effective date.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts”, an interpretation of SFAS No. 60. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS No. 163 also clarifies how SFAS No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS No. 163 also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of SFAS No. 163 on January 1, 2009 did not have a material impact on its financial condition or results of operations.

In April 2009, the FASB issued FASB Staff Position (“FSP”) No. 115-2 and FSP No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. Under the new guidance, an other than temporary impairment is recognized when an entity has the intent to sell a debt security or when it is more likely than not an entity will be required to sell the debt security before its anticipated recovery. Additionally, the new guidance changes the presentation and amount of other-than-temporary losses recognized in the income statement for instances when the Company determines that there is a credit loss on a debt security but it is more likely than not that the entity will not be required to sell the security prior to the anticipated recovery of its remaining cost basis. For these debt securities, the amount representing the credit loss will be reported as an impairment loss in the consolidated statement of income and the amount related to all other factors will be reported in accumulated other comprehensive income. The new guidance also requires the presentation of other-than-temporary impairments separately from realized gains and losses on the face of the income statement. In addition to the changes in measurement and presentation, the new guidance is intended to enhance the existing disclosure requirements for other-than-temporary impairments and requires all disclosures related to other-than-temporary impairments in both interim and annual periods. The new guidance was effective for interim periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The adoption of this FSP did not have a material impact on Company’s results of operations, financial position, or liquidity.

In April 2009, the FASB issued FSP No. 157-4, “Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that are Not Orderly”. The new guidance, which is now part of ASC 820, “Fair Value Measurements and Disclosures”, requires the disclosure of the inputs and valuation techniques used, as well as any changes in valuation

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

techniques and inputs used during the period, to measure fair value in interim and annual periods. The provisions of the new guidance were effective for interim periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The adoption of this FSP did not have a material effect on Company’s results of operations, financial position or liquidity.

In April 2009, the FASB issued FSP 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. The new guidance requires disclosure about fair value of financial instruments in interim and annual financial statements. The new guidance is effective for periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The adoption of this FSP is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

In May 2009, the FASB issued new guidance for accounting for subsequent events. The new guidance, which was issued as SFAS No. 165, “Subsequent Events”, is consistent with existing auditing standards in defining subsequent events as events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued, but it also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new guidance defines two types of subsequent events: “recognized subsequent events” and “non-recognized subsequent events.” Recognized subsequent events provide additional evidence about conditions that existed at the balance sheet date and must be reflected in the company’s financial statements. Non-recognized subsequent events provide evidence about conditions that arose after the balance sheet date and are not reflected in the financial statements of a company. Certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. The new guidance was effective on a prospective basis for interim or annual periods ending after June 15, 2009. The adoption of the new guidance on April 1, 2009 had no effect on the Company’s results of operations, financial position or liquidity.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162 (“Codification”). The Codification supersedes all existing U.S. accounting standards issued by the FASB and other related private sector standard setters into a single source of authoritative accounting principles arranged by topic and will serve as the single source of authoritative non-governmental U.S. Generally Accepted Accounting Principles. The Codification was effective on a prospective basis for interim and annual reporting periods ending after September 15, 2009. The adoption of the Codification changed the Company’s references to U.S. GAAP accounting standards but did not impact the Company’s results of operations, financial position or liquidity.

In June 2009, the FASB issued new guidance on the accounting for the transfers of financial assets. The new guidance, which was issued as SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140”, has not yet been adopted into Codification. SFAS No. 166 requires additional disclosures for transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. SFAS No. 166 eliminates the concept of a qualifying special-purpose entity and changes the requirements for derecognizing financial assets. SFAS No. 166 is effective on a prospective basis for the annual periods beginning after November 15, 2009 and interim and annual periods thereafter. The Company does not expect that the provisions of SFAS No. 166 to have a material effect on its results of operations, financial position or liquidity.

In June 2009, the FASB issued revised guidance on the accounting for variable interest entities. The revised guidance, which was issued as SFAS No. 167, “Amendments to FASB Interpretation No. 46(R”), has not yet been adopted into Codification. The revised guidance requires an analysis of whether a company has: (1) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (2) the obligation to absorb the losses that could potentially be significant to the entity or the right to receive benefits from the entity that could potentially be significant to the entity. The

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

revised guidance also requires an entity to be re-evaluated as a variable interest entity when the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights to direct the activities that most significantly impact the entity’s economic performance. The revised guidance requires additional disclosures about a company’s involvement in variable interest entities and an ongoing assessment of whether a company is the primary beneficiary. The revised guidance is effective on a prospective basis for the annual period beginning after November 15, 2009 and interim and annual periods thereafter. The Company does not expect that the revised guidance will have a material effect on its results of operations, financial position or liquidity.

3.	Reserves

General account reserves balances at December 31 are comprised of the following:

	December 31,
	2008	2007

Fixed annuities	$455,594	$453,237

In addition to the general account reserves detailed above, JNL so has significant business in separate accounts. Substantially all of the separate account business of JNL relates to individual variable annuities with nonguaranteed returns. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative.

4.	Reinsurance

JNL participates in reinsurance in order to provide greater diversification of business, provide additional capacity for future growth, limit the maximum net loss potential arising from large risks and to exit certain lines of business. Reinsurance ceded arrangements do not discharge the insurance subsidiary as the primary insurer. Ceded balances would represent a liability to the insurance subsidiary in the event the reinsurers were unable to meet their obligations to the insurance subsidiaries under the terms of the reinsurance agreements. JNL periodically reviews the financial condition of its reinsurers and amounts recoverable therefrom, recording an allowance when necessary for uncollectible reinsurance.

Reinsurance recoverable on paid losses and ceded reserve amounts at December 31 were as follows:

	December 31,
	2008	2007

Amounts due from reinsurers — ceded reserves	$55,803	$53,859

JNL entered into a reinsurance agreement with Scottish Re US, Inc. (“SRUS”) effective January 1, 2005, whereby it ceded 30% of its reserves on select annuity contracts. The reinsurance on the fixed account portion of these contracts is on a coinsurance basis. The reinsurance on the separate account portion of these contracts is on a modified coinsurance basis upon which the JNL maintains possession of the assets which support the reserves ceded. In January 2005, JNL transferred reserves of approximately $54,600, under the coinsurance portion of the contract, to SRUS.

On January 5, 2009, the Delaware Department of Insurance (“Delaware Department”) issued an order of supervision against SRUS which, among other things, requires the Delaware Department’s consent to any transaction outside the ordinary course of business and formalized certain reporting and processes already informally in place between SRUS and the Department. A.M. Best rates SRUS “E” (under regulatory supervision). As of December 31, 2008, the balance of the Block’s annuity business ceded to SRUS was approximately $56,000, under coinsurance, and is included in reinsurance recoverable on paid losses and ceded reserves. SRUS continues to maintain the capital ratios required by the reinsurance agreement. JNL continues

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

to evaluate the financial condition of SRUS with respect to JNL’s existing exposure. SRUS continues to perform under its contractual obligations to JNL. However, it cannot predict what changes in the status of SRUS’s financial condition may have on its ability to take the reserve credit for the business of SRUS in the future. If JNL were unable to take the reserve credit for the business ceded to SRUS, it could have a material adverse impact on JNL’s financial condition.

5.	Federal Income Taxes

The components of the income tax expense (benefit) in the accompanying statements of operations for the years ended December 31 are summarized as follows:

	2008	2007	2006

Current income tax expense (benefit)	$(1,100)	$1,100	$—
Deferred income tax expense (benefit)	36	17	(698)

Total income tax expense (benefit)	$(1,064)	$1,117	$(698)

The Block’s actual income tax expense for the years ended December 31 is computed by applying the statutory Federal income tax rate of 35% to income (loss) from continuing operations before income taxes.

The Block’s deferred tax assets and liabilities are comprised of the following at December 31:

	December 31,
	2008	2007

Gross deferred tax assets:
Net operating loss	$517	$—
Insurance reserves	4,210	3,173
Reserve basis change	6,559	8,315
Deferred acquisition costs	1,030	1,906

Total deferred tax assets	12,316	13,394
Gross deferred tax liabilities:
Value of business acquired	7,366	8,408

Net deferred tax asset	$4,950	$4,986

6.	Fair Value

(a)	Fair Value Measurements

Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements”, for all financial instruments accounted for at fair value on a recurring basis. SFAS No. 157 requires fair value to be determined based on the exchange price that would be received for the assets or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. SFAS No. 157 emphasizes that an entity’s valuation technique for measuring fair value should maximize observable inputs and minimize unobservable inputs.

SFAS No. 157 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The three levels of the fair value hierarchy as defined by SFAS No. 157 are as follows:

Level 1 — unadjusted quoted prices in active markets for identical assets or liabilities;

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

Level 2 — quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active and model derived valuations whose inputs are observable or whose significant value drivers are observable; and

Level 3 — significant inputs to the valuation model are unobservable.

The following table shows, by level within the fair value hierarchy, the Company’s financial assets that are accounted for at fair value on a recurring basis as of December 31, 2008. The financial assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the asset’s placement within the fair value hierarchy levels.

Recurring fair value measurements by level at December 31, 2008.

	December 31, 2008
	Level 1	Level 2	Level 3	Total

Assets
Separate account assets	$679,220	$—	$—	$679,220

Separate accounts liabilities	$679,220	$—	$—	$679,220

Separate account assets and liabilities are valued using the net asset value of the respective underlying portfolios at the end of each New York Stock Exchange business day, as determined by the respective fund manager.

(b)	Financial Instruments, at Fair Value

The estimated fair values of financial instruments have been determined by using available market information and the valuation methodologies described below.

Amounts related to the Company’s financial instruments as of December 31, 2008 and 2007 are as follows:

	December 31,
	2008		2007
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Liabilities
Policy and contract reserves	$455,594	$453,651	$453,237	$449,767

Policy and Contract Reserves

The fair value of policy and contract reserves is stated at their cash surrender value. These contracts are issued with variable interest rates that are periodically adjusted based on changes in underlying economic conditions.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

7.	Investments held by JNL

(a)	As discussed in note 2, cash and invested assets related to the carve-out block are comingled with the other business of JNL, excluding separate accounts. The following information pertains to the general account assets of JNL and includes cash and investments unrelated to the carve-out Block.

Cash and investments held by JNL as of December 31 2008 and 2007 is comprised of the following:

December 31,	2008	2007

Fixed maturities available-for-sale, at fair value	$359,567	$428,772
Preferred stock available-for-sale, at fair value	1,406	3,355
Common stock available-for-sale, at fair value	20,345	133
Mortgage loan trust held-to-maturity, at amortized cost	16,176	8,483
Mortgage loans on real estate held-to-maturity, at amortized cost	2,317	—
Policy loans	16,425	17,272
Other invested assets	829	—
Cash and cash equivalents	11,320	14,632

Total investments and cash and cash equivalents	$428,385	$472,647

(b)	Available — For-Sale Securities

The amortized cost and fair values of investments at December 31, 2008 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized
December 31, 2008	Cost	Gains	Losses	Fair Value

Fixed maturities:
U.S. Treasury securities and obligations of US Government corporations and agencies	$12,189	$1,085	$—	$13,274
States and political subdivisions	578	—	(74)	504
Corporate securities	214,323	1,572	(22,735)	193,160
Mortgage-backed securities:
U.S government agencies	86,046	2,738	(12)	88,772
Corporate	74,690	127	(10,960)	63,857

Total fixed maturities	387,826	5,522	(33,781)	359,567
Common stock	27,049	4	(6,708)	20,345
Preferred stock	1,960	1	(555)	1,406

Total	$416,835	$5,527	$(41,044)	$381,318

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

The amortized cost and fair values of investments at December 31, 2007 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized
December 31, 2007	Cost	Gains	Losses	Fair Value

Fixed maturities:
U.S. Treasury securities and obligations of US Government corporations and agencies	$12,227	$520	$(3)	$12,744
States and political subdivisions	1,654	—	(10)	1,644
Corporate securities	223,485	5,686	(4,640)	224,531
Mortgage-backed securities:
U.S government agencies	106,897	916	(312)	107,501
Corporate	82,258	831	(737)	82,352

Total fixed maturities	426,521	7,953	(5,702)	428,772
Common stock	63	70	—	133
Preferred stock	3,425	19	(89)	3,355

Total	$430,009	$8,042	$(5,791)	$432,260

(c)	Credit Ratings

The following summarizes the credit ratings of JNL’s available for-for-sale fixed maturity securities:

			% of Total Fair
Rating as of December 31, 2008	Amortized Cost	Fair Value	Value

U.S. Treasury Bonds AAA	$12,189	$13,274	3.7%
U.S. Agency — mortgage backed securities	87,565	89,989	25.0%
AAA	89,066	80,139	22.3%
AA+, AA, AA-	8,214	6,789	1.9%
A+, A, A-	118,566	109,020	30.3%
BBB+, BBB, BBB-	68,296	57,426	16.0%
BB+, BB-	2,959	1,959	.5%
B+, B, B-	500	499	.1%
CCC	268	268	.1%
CC	203	204	.1%

	$387,826	$359,567	100%

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

			% of Total Fair
Rating as of December 31, 2007	Amortized Cost	Fair Value	Value

U.S. Treasury Bonds AAA	$12,227	$12,744	3.0%
U.S. Agency — mortgage backed securities	108,943	109,598	25.6%
AAA	102,680	105,154	24.5%
AA+, AA, AA-	23,914	22,810	5.3%
A+, A, A-	113,433	112,375	26.2%
BBB+, BBB, BBB-	63,645	64,422	15.0%
BB+, BB-	25	25	—%
CCC	1,654	1,644	.4%

	$426,521	$428,772	100%

(d)	Maturities

The amortized cost and fair values of available-for-sale fixed maturity securities by contractual maturity at December 31, 2008 are as follows:

	Amortized Cost	Fair Value

Due in one year or less	$8,814	$8,800
Due after one year through five years	74,198	71,569
Due after five years through ten years	67,407	61,393
Due after ten years	76,671	65,176
Mortgage-backed securities	160,736	152,629

Total	$387,826	$359,567

Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

Scheduled principal repayments under JNL’s mortgage trusts and mortgage loans by contractual maturity at December 31, 2008 are as follows:

Year Ending December 31,

2009	$340
2010	367
2011	392
2012	880
2013	615
Thereafter	16,458

Total principal payments	19,052
Less: Unamortized discount on mortgage loans	(559)

Total mortgage loans and mortgage trusts	$18,493

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

(e)	Concentrations

The following summarizes the JNL’s available for-sale fixed maturity securities by industry concentration:

December 31, 2008	2008	2007

Banking	6.5%	6.0%
Brokerage	.4%	1.1%
Capital goods	3.7%	3.1%
Communications	2.8%	3.5%
Consumer	7.0%	7.4%
Energy	3.9%	3.0%
Finance	8.4%	7.5%
Insurance	1.1%	1.3%
REITS	2.6%	3.1%
Technology	2.7%	3.5%
Transportation	1.7%	1.7%
Utilities	7.3%	5.7%
Other	2.8%	1.5%
RMBS	31.0%	26.9%
ABS	5.9%	9.4%
CMBS	5.9%	8.9%
Government	6.3%	6.4%

	100.0%	100.0%

The following summarizes the JNL’s available for-sale fixed maturity securities by sector concentration:

December 31, 2008	2008	2007

Corporate	50.9%	48.4%
RMBS	31.0%	26.9%
ABS	5.9%	9.4%
CMBS	5.9%	8.9%
Government	6.3%	6.4%

	100.0%	100%

The following summarizes concentrations for JNL’s commercial mortgage trusts by state:

December 31,	2008	2007

Minnesota	15.3%	20.4%
Florida	10.8%	13.9%
Other less than 10%	73.9%	65.7%

	100.0%	100.0%

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

The following summarizes concentrations for JNL’s residential mortgage loans by state:

December 31,	2008	2007

California	39.9%	—%
Virginia	30.8%	—%
Other less than 10%	29.3%	—%

	100.0%	—%

Sub-Prime Exposure

JNL does not engage in subprime residential mortgage lending. JNL’s exposure to subprime lending is limited to investments within the fixed maturity investment portfolio which contains securities collateralized by mortgages that have characteristics of subprime lending such as adjustable rate mortgages and alternative documentation mortgages. These investments are in the form of asset-backed securities collateralized by subprime mortgages and collateralized mortgage obligations backed by alternative documentation mortgages. The total market value of these investments is $14,444 which includes an unrealized loss of $4,045. The average credit rating of all of these securities was AAA as of December 31, 2008 and reflects the JNL’s practice of minimizing exposure to low quality (subprime type) credit risk.

(f)	Fair Value Measurements

The following table shows, by level within the fair value hierarchy, JNL’s financial assets that are accounted for at fair value on a recurring basis as of December 31, 2008. The financial assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. JNL’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the asset’s placement within the fair value hierarchy levels.

	Recurring Fair Value Measurements by Level at December 31, 2008
	Level 1	Level 2	Level 3	Total

Assets
Investment securities, available-for-sale:
Preferred stock	$1,406	$—	$—	$1,406
Fixed maturity	—	332,222	27,345	359,567
Common stock	20,345	—	—	20,345
Separate account assets	849,244	—	—	849,244

	$870,995	$332,222	$27,345	$1,230,562

Liabilities
Separate account liabilities	$849,244	$—	$—	$849,244

JNL uses the market approach for recurring fair value measurements and the valuation techniques use inputs that are observable, or can be corroborated by observable data, in an active marketplace. For securities in illiquid markets, valuation is determined by JNL using internal assumptions and analyses.

The following information relates to the classification into the fair value hierarchy:

Preferred Stock — Investments in preferred stock are valued using active, high-volume trades for identical securities. These securities are classified as Level 1 of the fair value hierarchy.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

Common Stock — Investments in common stock are valued using active, high volume trades for identical securities. These securities are classified as Level 1 of the fair value hierarchy.

Fixed Income — For the majority of fixed income securities, JNL uses third-party pricing models. Such pricing models use standard inputs including, but not limited to, benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, and other reference data. These securities are classified as Level 2 of the fair value hierarchy. JNL is valuing its Level 3 securities based on expected cash flows, internal risk assumptions and discounts rates.

Separate Accounts — Separate account assets and liabilities are valued using the net asset value of the respective underlying portfolio at the end of each New York Stock Exchange business day, as determined by the respective fund manager.

The following table presents the changes in Level 3 securities measured on a recurring basis for the year ended December 31, 2008:

		Net Unrealized
		Losses Included in
		Other Comprehensive	Purchases
	January 1, 2008	Income	and Settlements	December 31, 2008

Fixed income	$33,736	$(6,391)	$—	$27,345

8.	Risk-Based Capital

JNL is subject to certain Risk-Based Capital (“RBC”) requirements specified by the National Association of Insurance Commissioners. Under those requirements, the amount of capital and surplus maintained by life and health insurers is to be determined based on various risk factors related to it. At December 31, 2008 and 2007, JNL exceeded its RBC requirements as JNL’s capital and surplus was 328% and 690% of its calculated authorized control level RBC.

9.	Commitments and Contingencies

Various lawsuits against the Company may arise in the ordinary course of the Company’s business, some of which the Company may be indemnified for under certain agreements. Contingent liabilities arising from ordinary course litigation, income taxes and other matters are not expected to be material in relation the carve-out financial statements.

As discussed in Note 4, changes in the status of SRUS’s financial condition in the future could have a material adverse impact on JNL’s financial condition. As of December 31, 2008, the Block’s receivable from SRUS related to this exposure is approximately $56,000. JNL continues to evaluate the financial condition of SRUS with respect to JNL’s existing exposure. SRUS continues to perform under its contractual obligations to JNL. However, it cannot predict what changes in the status of SRUS’s financial condition may have on its ability to take the reserve credit for the business of SRUS in the future.

10.	Subsequent Events

In December 2009, Jefferson National Financial Corp. (“JNF”), the parent of JNL, entered into a Master Agreement with Overture Acquisition Corp. (“Overture”), a Cayman Islands special-purpose acquisition

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Notes to Carve-Out Financial Statements — (Continued)

company. Pursuant to this agreement, JNF will form JNL Bermuda LLC and all parties, without limitation, agreed to consummate the following transactions:

•	Prior to the closing, Overture Re Holdings, a wholly-owned subsidiary of Overture, will form a Bermuda exempt company, to be called Overture Re Ltd (“Overture Re”), and Overture Re Holdings will cause Overture Re to obtain the licenses required to operate as a reinsurer in Bermuda.

•	Prior to the closing, JNL Bermuda LLC and JNL will enter into the Reinsurance Option and Contribution Agreement, pursuant to which JNL will contribute certain employees, other assets including a portfolio of securities worth approximately $98,500,000 subject to adjustment as set forth in the Master Agreement, and an option to enter into a Quota Share Reinsurance Agreement with JNL.

•	Prior to closing, JNL Bermuda LLC will have entered into an Investment Management Agreement with JNF Asset Management, LLC (“JNFAM”), a wholly-owned subsidiary of JNF.

•	On the closing date, Overture Re and JNL Bermuda LLC will amalgamate pursuant to an Agreement and Plan of Amalgamation, whereby Overture Re will assume all properties, rights, privileges and powers of JNL Bermuda LLC, including the Reinsurance Option and Contribution Agreement and the Investment Management Agreement.

•	On the closing date, Overture Re will exercise the option set forth in the Reinsurance Option and Contribution Agreement and JNL and Overture Re will deliver the Quota Share Reinsurance Agreement, pursuant to which Overture Re will reinsure 90% of the fixed annuity block of JNL and 50% of the variable annuity block of JNL on a modified coinsurance basis, for ceding commission of approximately $21,500,000.

•	On the closing date, Overture will be granted an option to purchase all of the membership units of JNFAM exercisable on or after the date that is six months after the closing date and on or before the first anniversary of the closing date.

If the shareholders of Overture approve the transactions contemplated by the Master Agreement, pursuant to the Agreement and Plan of Amalgamation, Overture Re will purchase all the membership units of JNL Bermuda LLC. This transaction is expected to close in January 2010, subject to various regulatory and shareholder approval.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and stockholders of
Jefferson National Life Insurance Company

We have reviewed the condensed carve-out balance sheets of the Fixed and Variable Annuity Block of Jefferson National Life Insurance Company (a carve out of fixed and variable annuity block subject to reinsurance) (the “Company”) as of September 30, 2009, and the related condensed carve-out statements of operations, block equity and cash flows for the nine month periods ended September 30, 2009 and 2008. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the carve-out balance sheets of the Fixed and Variable Annuity Block of Jefferson National Life Insurance Company (a carve out of fixed and variable annuity block subject to reinsurance) as of December 31, 2008 and 2007, and the related statements of operations, block equity, and cash flows for the years ended December 31, 2008, 2007 and 2006 (not presented herein); and in our report dated January 7, 2010, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed carve-out balance sheet as of December 31, 2008 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

/s/ BDO Seidman, LLP

January 7, 2010

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Balance Sheets

	September 30,	December 31,
	2009	2008
	(Unaudited)
	(Dollars in thousands)

ASSETS
Receivable from Jefferson National Life Insurance Company	$401,668	$410,914
Reinsurance recoverable	52,961	55,803
Deferred policy acquisition costs	4,573	4,923
Value of business acquired	19,489	21,045
Deferred Federal tax assets	4,121	4,950
Separate account assets	839,401	679,220

Total assets	$1,322,213	$1,176,855

LIABILITIES AND BLOCK EQUITY
Liabilities:
Policy and contract reserves	$438,147	$455,594
Separate account liabilities	839,401	679,220

Total liabilities	1,277,548	1,134,814
Commitments and Contingencies
Block equity	44,665	42,041

Total liabilities and block equity	$1,322,213	$1,176,855

See accompanying notes to condensed carve-out financial statements.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Operations (Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(Dollars in thousands)

Revenues:
Allocated investment income	$16,810	$13,861
Policyholder fee income	5,181	6,774
Surrender charges	401	448

Total revenues	22,392	21,083

Benefits and expenses:
Change in policy and contract reserves	11,334	11,618
Commissions (note 2(l))	462	1,091
General and administrative (note 2(k))	4,654	6,564
Amortization of value of business acquired	1,556	1,743
Net capitalization of deferred policy acquisition cost	349	(72)

Total benefits and expenses	18,355	20,944

Income before Federal income tax expense	4,037	139
Federal income tax expense	1,413	49

Net income	$2,624	$90

See accompanying notes to condensed carve-out financial statements.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Block Equity (Unaudited)

Nine Months
Ended
September 30,
2009 and 2008
Block Equity
(Dollars in thousands)

Balance at January 1, 2008	$44,017
Net income	90

Balance at September 30, 2008	$44,107

Balance at January 1, 2009	$42,041
Net income	2,624

Balance at September 30, 2009	$44,665

See accompanying notes to condensed carve-out financial statements.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(Dollars in thousands)

Cash flows from operating activities:
Net income	$2,624	$90
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of value of business acquired	1,556	1,743
Net capitalization of deferred policy acquisition costs	349	(72)
Change in:
Due from JNL for operations and taxes	(5,358)	(2,201)
Policy and contract reserves for future benefits	11,334	11,618
Other liabilities
Deferred Federal tax	829	439

Net cash provided by operating activities	11,334	11,617
Cash flows from investing activities:
Cash and investments held by JNL:
Purchases	(18,886)	(37,461)
Sales	33,491	35,240

Net cash provided by (used) in investing activities	14,605	(2,221)
Cash flows from financing activities:
Deposits to policyholder accounts	7,552	25,844
Withdrawals from policy holder accounts	(33,491)	(35,240)

Net cash used in financing activities	(25,939)	(9,396)
Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

See accompanying notes to condensed carve-out financial statements

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited)
(Dollars in thousands)

1.	Organization

Jefferson National Life Insurance Company (“JNL”) is a life insurance company founded in 1937 and domiciled in the State of Texas. JNL markets primarily variable annuities and, in 2005, launched a revolutionary flat insurance fee variable annuity called Monument Advisor. JNL is licensed in all states and the District of Columbia except New York.

The accompanying condensed carve-out financial statements present the fixed and variable annuity block subject to the contemplated reinsurance treaty (Note 10). The condensed carve-out financial statements exclude the Advantage Variable Annuity product, and the guaranteed minimum death benefit, guaranteed minimum income benefit, and guaranteed minimum withdrawal benefit features. These fixed and variable annuity products and features are not subject to the proposed reinsurance transaction. These products and features have specific risks which JNL manages separately from the risks of the fixed and variable annuity block presented in the condensed carve-out financial statements.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The condensed carve-out financial statements include JNL’s accounts pertaining to the fixed and variable annuity block (the “Block” or “Company”) subject to the contemplated reinsurance transaction between Jefferson National Life Insurance Company and Overture Re (See Note 10). They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Interim results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. Management believes that, although the disclosures are adequate to make the information presented not misleading, these condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2008.

The Block’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”). The Block represents a discrete activity of JNL for which assets and liabilities were specifically identifiable. Policy and contract reserves attributable to the Block relate to specifically identifiable policies. The total investments held by JNL as it pertains to the fixed annuity block are segregated based on the total account value of the annuitants, which is also the policy and contract reserve at the balance sheet date. Since, (a) JNL did not historically maintain these investments, attributable to the fixed annuity policies, separately from other general account assets of the company; and (b) the value of these assets can be easily determined based on account value of the annuitants; the Company has reflected these assets as Due from JNL in the carve-out balance sheet. The Block is an integrated business of JNL that operates as a single business and is not a stand-alone entity. Assets supporting variable annuity policies are maintained in separate investment portfolios which are segregated from the general account assets of JNL and are presented in the condensed carve-out Block financial statements as separate account assets. The separate account assets are generally not subject to claims that arise out of any other business of JNL. Investment risk associated with market value changes are borne by the customers.

The condensed carve-out financial statements of the Block reflect the assets, liabilities, revenues and expenses directly attributable to the Block, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in Block equity and cash flows of the Block on a stand-alone basis. The allocation methodologies have been described in the following summary of accounting policies. The financial information included herein may not necessarily reflect the financial position, results of

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

operations, changes in Block equity and cash flows of the Block in the future or what they would have been had the Block been a separate, stand-alone entity during the periods presented. The carve-out financial statements reflect all of the assets and liabilities of the Block. The expenses reflected in the carve-out financial statements reflects management’s best judgment and estimates of expenses that would have been incurred if the Block had operated as unaffiliated entity for the periods presented.

(b)	Use of Estimates and Assumptions

The preparation of the condensed carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the reporting period.

The Company’s principal estimates include deferred policy acquisition costs, value of business acquired, policy and contract reserves and allocated investment income. In developing the estimates and assumptions, management uses all available evidence. Because of uncertainties associated with estimating the amounts, timing and likelihood of possible outcomes, actual results could differ from these estimates.

(c)	Receivable from JNL

Receivable from JNL represents assets held by JNL related to fixed annuity policy and contract reserves and net cash related to the Block’s operation. Cash and invested assets related to the carve-out Block were co-mingled with other business of JNL since it has historically managed and accounted for its cash and investment portfolio as a single pool. Specific assets supporting the policy liabilities of the Block contemplated in the condensed carve-out financial statements cannot be separately identified. As such, the changes in fair value of investments held by JNL are not reflected in the carve-out financial statements. See note 7 for information related to general account cash and investments of JNL.

The various components of amounts included in Due from JNL consist of the following:

	September 30,	December 31,
	2009	2008

Cash and investments backing policy & contract reserves	$385,186	$399,791
Cumulative pre-tax income net of amortization of VOBA and DAC	17,066	11,123
Current taxes	(584)	—

	$401,668	$410,914

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

The activity included in Due from JNL is as follows:

	September 30,	September 30,
	2009	2008

Balance beginning of year	$410,914	$409,268
Deposits to policyholder accounts	7,552	25,844
Withdrawals of policyholder accounts	(33,490)	(35,241)
Investment income	16,810	13,861
Fee income	5,181	6,774
Surrender charges	401	448
Commission expenses	(462)	(1,091)
General & administrative expenses	(4,654)	(6,564)
Current taxes	(584)	389

Balance end of period	$401,668	$413,688

(d)	Deferred Policy Acquisition Costs

Deferred policy acquisition costs (“DAC”) are costs which relate to and vary with the production of new business and are deferred to the extent that such costs are deemed recoverable from future profits. These costs include certain commissions, costs of policy issuance and other sales related operating costs. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period. DAC is amortized in relation to the associated gross margins as promulgated by Accounting Standards Codification (“ASC”) 944-20, formerly, Statement of Financial Accounting Standards (“SFAS”) No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”. Revisions to estimates result in changes to the amounts expensed in the reporting period in which the revisions are made and could result in the impairment of the asset and charge to income if estimated future profits are less than unamortized deferred amounts.

In the accompanying condensed carve-out financial statements, DAC and the related deferral and amortization were recognized based on the proportionate share of account values of fixed and variable annuities block reflected in the accompanying condensed carve-out financial statements compared to the total block of JNL.

(e)	Value of Business Acquired

JNL initially recorded Value of Business Acquired (“VOBA”) of $53,632 at September 30, 2002 upon its acquisition by JNL’s parent. Initial fair value of VOBA was estimated based on the projections used in the appraisal of the purchased inforce business. In the accompanying condensed carve-out financial statements, VOBA and the related amortization were recognized based on the proportionate share of account values of the Block’s fixed and variable annuities to the total account values of fixed and variable annuities pertaining to the purchased inforce business. It is being amortized in proportion to the estimated gross profits. The total amortization of VOBA for the nine months ended September 30, 2009 and 2008 was $1,740 and $1,837, respectively.

(f)	Separate Account Assets and Liabilities

Separate account assets and liabilities are reported at estimated fair value and represent segregated funds that are invested on behalf of and at the direction of policyholders. The assets consist principally of common stocks, fixed maturities and short-term investments. The assets of each account are legally segregated and are

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

generally not subject to claims that arise out of any other business of the Company. Investment risks associated with market value changes are borne by the customers, except to the extent of minimum guarantees made by the Company with respect to certain accounts. The investment income and gains and losses for separate accounts generally accrue to policyholders. Fees for administering these policies and mortality and risk charges are included in policyholder fee income.

(g)	Policy and Contract Reserves

In accordance with the provisions of ASC 944-20, reserves held for annuities in the accumulation phase are held at fund value.

(h)	Allocated Investment Income

Net investment income was allocated to the Block using a pro rata share of the actual investment income including realized gains and losses produced by JNL’s total investment portfolio applied to the net assets held by JNL in support of the Block’s fixed annuity policy and contract reserves. Income was allocated based on the actual rate of return experienced by JNL’s investment portfolio which was 5.71% and 4.59% for the nine months ended September 30, 2009 and 2008, respectively.

(i)	Policyholder Fee Income

Policyholder fee income consists primarily of fees associated with investment management, administration and contract guarantees from separate accounts and is recognized as income when charged to the underlying account. JNL’s policyholder fee income was allocated to the Block based on the percentage of the Block’s separate account values to the total separate account values of JNL, for the variable annuity products that generated such income.

(j)	Surrender Charges

Surrender charges consist of fees billed to contract holders for withdrawal of annuity deposits before the expiration of the surrender charge period. Surrender charges are recognized as income when deducted from the underlying account. JNL’s surrender charges were allocated to the Block based on the percentage of the Block’s separate account values to the total separate account values of JNL, for the variable annuity products that generated surrender charges.

(k)	General and Administrative Expenses

JNL has a service agreement with Jefferson National Financial Corp., its ultimate parent company. This agreement covers certain general and administrative expenses. During the nine months ended September 30, 2009 and 2008, general and administrative expenses of $4,654 and $6,564, respectively, were allocated to the Block and are reflected in the accompanying carve-out statement of operations. The terms require that these amounts be charged at least quarterly and settled within 30 days. The general and administrative expenses allocated to the Block exclude certain corporate expenses of JNL related to strategic initiatives, restructuring and other costs not related to the administration of JNL’s insurance operations. The administration costs that pertain to JNL’s insurance operations were allocated based on the percentage of the Block’s revenues to the total revenues of JNL.

(l)	Commissions

JNL has two servicing agreements with its affiliate, Jefferson National Securities Corporation, formerly Inviva Securities, Inc. The Paymaster Agreement stipulates that the JNL will pay all commissions associated

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

with the issuance of variable contracts through Jefferson National Securities Corporation and the JNL agrees to reimburse Jefferson National Securities Corporation for all variable commissions paid. The Distribution Agreement stipulates that Jefferson National Securities Corporation agrees to be the distributor of variable contracts for JNL and the JNL agrees that it will reimburse the costs it incurs to distribute these contracts. The total amount reimbursed under these agreements pertaining to the Block in for the nine months ended September 30, 2009 and 2008 under these agreements were $462 and $1,091, respectively.

(m)	Income Taxes

Deferred income taxes are generally recognized, based on enacted tax rates, when assets and liabilities have different values for financial statement and tax purposes. A valuation allowance is recorded to reduce any portion of the deferred tax asset that is expected to more likely than not be realized. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of the deferred tax asset that is realizable.

(n)	New Accounting Pronouncements

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the nine months ended September 30, 2009, as compared to the recent accounting pronouncements described in our audited carve-out financial statements for the year ended December 31, 2008, that are of significance, or potential significance, to us.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The “FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (the “Codification”). The Codification supersedes all existing U.S. accounting standards issued by the FASB and other related private sector standard setters into a single source of authoritative accounting principles arranged by topic and will serve as the single source of authoritative nongovernmental U.S. Generally Accepted Accounting Principles. The Codification was effective on a prospective basis for interim and annual reporting periods ending after September 15, 2009. The adoption of the Codification changed the Company’s references to U.S. GAAP accounting standards but did not impact the Company’s results of operations, financial position or liquidity.

In June 2009, the FASB issued new guidance on the accounting for the transfers of financial assets. The new guidance, which was issued as SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140”, has not yet been adopted into Codification. SFAS No. 166 requires additional disclosures for transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. SFAS No. 166 eliminates the concept of a qualifying special-purpose entity and changes the requirements for derecognizing financial assets. SFAS No. 166 is effective on a prospective basis for the annual period beginning after November 15, 2009 and interim and annual periods thereafter. The Company does not expect that the provisions of SFAS No. 166 will have a material effect on its results of operations, financial position or liquidity.

In June 2009, the FASB issued revised guidance on the accounting for variable interest entities. The revised guidance, which was issued as SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”, has not yet been adopted into Codification. The revised guidance requires an analysis of whether a company has: (1) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (2) the obligation to absorb the losses that could potentially be significant to the entity or the right to receive benefits from the entity that could potentially be significant to the entity. The revised guidance also requires an entity to be re-evaluated as a variable interest entity when the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights to direct the activities

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

that most significantly impact the entity’s economic performance. The revised guidance requires additional disclosures about a company’s involvement in variable interest entities and an ongoing assessment of whether a company is the primary beneficiary. The revised guidance is effective on a prospective basis for the annual period beginning after November 15, 2009 and interim and annual periods thereafter. The Company does not expect that the revised guidance will have a material effect on its results of operations, financial position or liquidity.

In May 2009, the FASB issued new guidance for accounting for subsequent events. The new guidance, which is now part of ASC 855, “Subsequent Events”, is consistent with existing auditing standards in defining subsequent events as events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued, but it also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new guidance defines two types of subsequent events: “recognized subsequent events” and “non-recognized subsequent events.” Recognized subsequent events provide additional evidence about conditions that existed at the balance sheet date and must be reflected in the company’s financial statements. Non-recognized subsequent events provide evidence about conditions that arose after the balance sheet date and are not reflected in the financial statements of a company. Certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. The new guidance was effective on a prospective basis for interim or annual periods ending after June 15, 2009. The adoption of the new guidance on April 1, 2009 had no effect on the Company’s results of operations, financial position or liquidity.

In April 2009, the FASB issued new guidance for the accounting for other-than-temporary impairments. Under the new guidance, which is now part of ASC 320, “Investments — Debt and Equity Securities”, an other-than-temporary impairment is recognized when an entity has the intent to sell a debt security or when it is more likely than not an entity will be required to sell the debt security before its anticipated recovery. Additionally, the new guidance changes the presentation and amount of other-than-temporary losses recognized in the income statement for instances when the company determines that there is a credit loss on a debt security but it is more likely than not that the entity will not be required to sell the security prior to the anticipated recovery of its remaining cost basis. For these debt securities, the amount representing the credit loss will be reported as an impairment loss in the statement of income and the amount related to all other factors will be reported in accumulated other comprehensive income. The new guidance also requires the presentation of other-than-temporary impairments separately from realized gains and losses on the face of the income statement. In addition to the changes in measurement and presentation, the new guidance is intended to enhance the existing disclosure requirements for other-than-temporary impairments and requires all disclosures related to other-than-temporary impairments in both interim and annual periods. The new guidance was effective for interim periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The Company adopted the new guidance on April 1, 2009. The adoption did not have a material impact on its results of operations, financial position, or liquidity.

In April 2009, the FASB issued new guidance for determining when a transaction is not orderly and for estimating fair value when there has been a significant decrease in the volume and level of activity for an asset or liability. The new guidance, which is now part of ASC 820, “Fair Value Measurements and Disclosures”, requires the disclosure of the inputs and valuation techniques used, as well as any changes in valuation techniques and inputs used during the period, to measure fair value in interim and annual periods. The provisions of the new guidance were effective for interim periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The Company adopted the new provisions on April 1, 2009 and the adoption did not have a material effect on its results of operations, financial position or liquidity.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

In April 2009, the FASB issued new guidance related to the disclosure of the fair value of financial instruments. The new guidance, which is now part of ASC 820, “Fair Value Measurements and Disclosures”, requires disclosure about the fair value of financial instruments in interim and annual financial statements. The new guidance was effective for periods ended after June 15, 2009, with early adoption permitted for periods ended after March 15, 2009. The Company adopted the new provisions on April 1, 2009 and the adoption did not have a material effect on its results of operations, financial position or liquidity.

In April 2009, the FASB issued revised guidance for recognizing and measuring pre-acquisition contingencies in a business combination. Under the revised guidance, which is now part of ASC 805, “Business Combinations”, pre-acquisition contingencies are recognized at their acquisition-date fair value if a fair value can be determined during the measurement period. If the acquisition-date fair value cannot be determined during the measurement period, a contingency (best estimate) is to be recognized if it is probable that an asset existed or liability had been incurred at the acquisition date and the amount can be reasonably estimated. The revised guidance does not prescribe specific accounting for subsequent measurement and accounting for contingencies. The adoption of the revised guidance on January 1, 2009 had no effect on the Company’s results of operations, financial position or liquidity.

In April 2008, the FASB issued revised guidance on determining the useful life of intangible assets. The revised guidance, which is now part of ASC 350, “Intangibles — Goodwill and Other”, amends the factors that should be considered in developing assumptions about renewals or extensions used in estimating the useful life of a recognized intangible. The revised guidance was effective for financial statements issued for fiscal years which began after December 15, 2008. The measurement provisions of the revised guidance relate only to intangible assets of the Company acquired after the effective date. The revised guidance did not have a material impact on the Company’s results of operations, financial position or liquidity.

In March 2008, the FASB issued new guidance on the disclosure of derivative instruments and hedging activities. The new guidance, which is now part of ASC 815, “Derivatives and Hedging Activities”, requires companies with derivative instruments to disclose information that should enable financial statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows. The new guidance was effective for financial statements issued for fiscal years and interim periods which began after November 15, 2008. The new guidance did not have a material impact on the Company’s results of operations, financial position or liquidity.

In December 2007, the FASB issued revised guidance for the accounting for business combinations. The revised guidance, which is now part of ASC 805, “Business Combinations”, requires the fair value measurement of assets acquired, liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date, with limited exceptions. Previously, a cost allocation approach was used to allocate the cost of the acquisition based on the estimated fair value of the individual assets acquired and liabilities assumed. The cost allocation approach treated acquisition-related costs and restructuring costs that the acquirer expected to incur as a liability on the acquisition date, as part of the cost of the acquisition. Under the revised guidance, those costs are recognized in the statement of income separately from the business combination. In addition, the revised guidance includes recognition, classification and measurement guidance for assets and liabilities related to insurance and reinsurance contracts acquired in a business combination. The revised guidance applies to business combinations for acquisitions occurring on or after January 1, 2009.

In December 2007, the FASB issued new guidance for the accounting for noncontrolling interests. The new guidance, which is now part of ASC 810, “Consolidation”, establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. In addition, it clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the entity that should be reported as a component of equity in the statements. The new guidance became effective on a prospective

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

basis beginning January 1, 2009, except for presentation and disclosure requirements which are applied on a retrospective basis for all periods presented. The new guidance did not have a material impact on the Company’s results of operations, financial position or liquidity.

In June 2006, the FASB issued new guidance for accounting for uncertainty in income taxes. The new guidance, which is now a part of ASC 740, provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the companies recognize in the financial statements the impact of a tax position if that position more-likely-than-not will be sustained on an audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition provisions. The Company adopted this guidance as of January 1, 2009 and the adoption did not have a material impact on the condensed carve-out financial statements.

3.	Reserves

General account reserves balances are comprised of the following:

	September 30,	December 31,
	2009	2008
	(Unaudited)

Fixed annuities	$438,147	$455,594

In addition to the general account reserves detailed above, JNL so has significant business in separate accounts. Substantially all of the separate account business of JNL relates to individual variable annuities with nonguaranteed returns. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative.

4.	Reinsurance

JNL participates in reinsurance in order to provide greater diversification of business, provide additional capacity for future growth, limit the maximum net loss potential arising from large risks and to exit certain lines of business. Reinsurance ceded arrangements do not discharge the insurance subsidiary as the primary insurer. Ceded balances would represent a liability to the insurance subsidiary in the event the reinsurers were unable to meet their obligations to the insurance subsidiaries under the terms of the reinsurance agreements. JNL periodically reviews the financial condition of its reinsurers and amounts recoverable therefrom, recording an allowance when necessary for uncollectible reinsurance.

Reinsurance recoverable on paid losses and ceded reserve amounts at December 31 were as follows:

	September 30,	December 31,
	2009	2008
	(Unaudited)

Amounts due from reinsurers — ceded reserves	$52,961	$55,803

JNL entered into a reinsurance agreement with Scottish Re US, Inc. (“SRUS”) effective January 1, 2005, whereby it ceded 30% of its reserves on select annuity contracts. The reinsurance on the fixed account portion of these contracts is on a coinsurance basis. The reinsurance on the separate account portion of these contracts is on a modified coinsurance basis upon which the JNL maintains possession of the assets which support the reserves ceded. In January 2005, JNL transferred reserves of approximately $54,600, under the coinsurance portion of the contract, to SRUS.

On January 5, 2009, the Delaware Department of Insurance (“Delaware Department”) issued an order of supervision against SRUS which, among other things, requires the Delaware Department’s consent to any

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

transaction outside the ordinary course of business and formalized certain reporting and processes already informally in place between SRUS and the Department. The original Order of Supervision subsequently was amended and replaced with an Extended and Amended Order of Supervision, dated April 3, 2009, which amends and clarifies certain matters contained within the original Order of Supervision. A.M. Best continues to rate SRUS “E” (Under Regulatory Supervision). As of September 30, 2009, the balance of the Block’s annuity business ceded to SRUS was approximately $53,000, under coinsurance, and is included in reinsurance recoverable on paid losses and ceded reserves. SRUS continues to maintain the capital ratios required by the reinsurance agreement. JNL continues to evaluate the financial condition of SRUS with respect to JNL’s existing exposure. SRUS continues to perform under its contractual obligations to JNL. However, it cannot predict what changes in the status of SRUS’s financial condition may have on its ability to take the reserve credit for the business of SRUS in the future. If JNL were unable to take the reserve credit for the business ceded to SRUS, it could have a material adverse impact on JNL’s financial condition.

5.	Federal Income Taxes

The components of the income tax expense (benefit) in the accompanying statements of operations are summarized as follows:

	Nine Months Ended September 30,
	2009	2008
	(Unaudited)

Current income tax expense (benefit)	$584	$(390)
Deferred income tax expense	829	439

Total income tax expense (benefit)	$1,413	$49

The Block’s deferred tax assets and liabilities are comprised of the following

	September 30,	December 31,
	2009	2008
	(Unaudited)

Gross deferred tax assets:
Net operating loss	$—	$517
Insurance reserves	4,048	4,210
Reserve basis change	5,325	6,559
Deferred acquisition costs	1,569	1,030

Total deferred tax assets	10,942	12,316
Gross deferred tax liabilities:
Value of business acquired	6,821	7,366

Net deferred tax asset	$4,121	$4,950

6.	Fair Value

(c)	Fair Value Measurements

Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements”, now (ASC 820), for all financial instruments accounted for at fair value on a recurring basis. SFAS No. 157 requires fair value to be determined based on the exchange price that would be received for the assets or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

orderly transaction between market participants. SFAS No. 157 emphasizes that an entity’s valuation technique for measuring fair value should maximize observable inputs and minimize unobservable inputs.

SFAS No. 157 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The three levels of the fair value hierarchy as defined by SFAS No. 157 are as follows:

Level 1 — unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 — quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active and model derived valuations whose inputs are observable or whose significant value drivers are observable; and

Level 3 — significant inputs to the valuation model are unobservable.

The following table shows, by level within the fair value hierarchy, the Company’s financial assets that are accounted for at fair value on a recurring basis as of September 30, 2009. The financial assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the asset’s placement within the fair value hierarchy levels.

Recurring fair value measurements by level at September 30, 2009.

	September 30, 2009
	Level 1	Level 2	Level 3	Total

Assets
Separate account assets	$839,401	$—	$—	$839,401

Separate account liabilities	$839,401	$—	$—	$839,401

Separate account assets and liabilities are valued using the net asset value of the respective underlying portfolios at the end of each New York Stock Exchange business day, as determined by the respective fund manager.

(d)	Financial Instruments, at Fair Value

The estimated fair values of financial instruments have been determined by using available market information and the valuation methodologies described below.

Amounts related to the Company’s financial instruments and are as follows:

	September 30,2009		December 31, 2008
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value
(Unaudited)

Liabilities
Policy and contract reserves	$438,147	$435,138	$455,594	$453,651

Policy and Contract Reserves

The fair value of policy and contract reserves is stated at their cash surrender value. These contracts are issued with variable interest rates that are periodically adjusted based on changes in underlying economic conditions.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

7.	Investments held by JNL

(a)	As discussed in note 2, cash and invested assets related to the carve-out block are comingled with the other business of JNL, excluding separate accounts. The following information pertains to the general account assets of JNL and includes cash and investments unrelated to the carve-out Block.

Cash and investments held by JNL as of September 30, 2009 is comprised of the following:

September 30, 2009

Fixed maturities available-for-sale, at fair value	$395,789
Preferred stock available-for-sale, at fair value	1,436
Common stock available-for-sale, at fair value	27,644
Mortgage loan trust held-to-maturity, at amortized cost	15,618
Mortgage loans on real estate held-to-maturity, at amortized cost	1,688
Policy loans	15,479
Real estate — held as investment	445
Note receivable	952
Put option contracts	618
Other invested assets	504
Cash and cash equivalents	34,339

Total investments and cash and cash equivalents	$494,512

(b)	Available-For-Sale Securities

The amortized cost and fair values of investments at September 30, 2009 are as follows:

		Gross	Gross
	Amortized	unrealized	Unrealized
September 30, 2009	Cost	Gains	Losses	Fair value

Fixed maturities:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$12,450	$680	$—	$13,130
States and political subdivisions	577	12	—	589
Corporate securities	205,552	9,519	(10,472)	204,599
Mortgage-backed securities:
U.S. government agencies	62,527	3,253	(27)	65,753
Corporate	116,220	2,289	(6,791)	111,718

Total fixed maturities	397,326	15,753	(17,290)	395,789
Common stock	28,810	63	(1,229)	27,644
Preferred stock	1,641	5	(210)	1,436

Total	$427,777	$15,821	$(18,729)	$424,869

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

(c)	Credit Ratings

The following summarizes the credit ratings of JNL’s available for-for-sale fixed maturity securities

			% of Total Fair
Rating as of September 30, 2009	Amortized Cost	Fair Value	Value

U.S. Treasury Bonds AAA	$12,450	$13,130	3.2%
U.S. Agency — mortgage backed securities	64,046	67,325	17.0%
AAA	127,174	120,325	30.4%
AA+, AA, AA−	17,531	17,452	4.4%
A+, A, A−	97,369	103,118	26.1%
BBB+, BBB, BBB−	66,399	67,983	17.2%
BB+, BB−	7,603	3,250	.9%
B+, B, B−	3,590	2,280	.6%
CCC	1,084	884	.2%
CC	80	42	—%

	$397,326	$395,789	100.0%

(d)	Maturities

The amortized cost and fair values of available-for-sale fixed maturity securities by contractual maturity at September 30, 2009 are as follows:

	Amortized cost	Fair value

Due in one year or less	$11,486	$11,814
Due after one year through five years	51,683	54,411
Due after five years through ten years	81,311	86,171
Due after ten years	74,099	65,922
Mortgage-backed securities	178,747	177,471

Total	$397,326	$395,789

Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

Scheduled principal repayments under JNL’s mortgage trusts and mortgage loans by contractual maturity at December 31, 2008 are as follows:

Year ending December 31,
2009	$81
2010	350
2011	374
2012	858
2013	588
Thereafter	15,387

Total principal payments	17,638
Less: Unamortized discount on mortgage loans	(332)

Total mortgage loans and mortgage trusts	$17,306

(e)	Concentrations

The following summarizes the JNL’s available for-for-sale fixed maturity securities by industry concentration;

September 30, 2009

Banking	3.2%
Brokerage	.9%
Capital goods	3.3%
Communications	4.2%
Consumer	8.2%
Energy	5.0%
Finance	6.4%
Insurance	1.6%
REITS	2.7%
Technology	2.6%
Transportation	1.4%
Utilities	7.0%
Other	3.9%
RMBS	34.9%
ABS	3.3%
CMBS	5.5%
Government	5.9%

100.0%

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

The following summarizes the JNL’s available for-for-sale fixed maturity securities by sector concentration;

September 30, 2009

Corporate	50.5%
RMBS	34.9%
ABS	3.2%
CMBS	5.5%
Government	5.9%

100.0%

The following summarizes concentrations for JNL’s commercial mortgage trusts by state;

September 30, 2009

Minnesota	15.7%
Florida	10.0%
Other less than 10%	74.3%

100.0%

The following summarizes concentrations for JNL’s residential mortgage loans by state;

September 30, 2009

California	34.6%
Virginia	41.8%
New Jersey	10.7%
Other less than 10%	12.9%

100.0%

Sub-Prime Exposure

JNL does not engage in subprime residential mortgage lending. JNL’s exposure to subprime lending is limited to investments within the fixed maturity investment portfolio which contains securities collateralized by mortgages that have characteristics of subprime lending such as adjustable rate mortgages and alternative documentation mortgages. These investments are in the form of asset-backed securities collateralized by subprime mortgages and collateralized mortgage obligations backed by alternative documentation mortgages. The total market value of these investments is $9,193 which includes an unrealized loss of $4,767. The average credit rating of all of these securities was AAA as of September 30, 2009 and reflects JNL’s practice of minimizing exposure to low quality (subprime type) credit risk.

(f)	Fair Value Measurements

The following table shows, by level within the fair value hierarchy, JNL’s financial assets that are accounted for at fair value on a recurring basis as of September 30, 2009. The financial assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

JNL’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the asset’s placement within the fair value hierarchy levels.

	Recurring Fair Value Measurements by Level at
	September 30, 2009
	Level 1	Level 2	Level 3	Total

Assets
Investment securities, available-for-sale:
Preferred stock	$1,436	$—	$—	$1,436
Fixed maturities	—	374,254	21,535	395,789
Common stock	27,644	—	—	27,644
Put Option contracts	618			618
Separate account assets	1,023,925	—	—	1,023,925

	$1,053,623	$374,254	$21,535	$1,449,412

Liabilities
Separate account liabilities	$1,023,925	$—	$—	$1,023,925

JNL uses the market approach for recurring fair value measurements and the valuation techniques use inputs that are observable, or can be corroborated by observable data, in an active marketplace. For securities in illiquid markets, valuation is determined by JNL using internal assumptions and analyses.

The following information relates to the classification into the fair value hierarchy:

Preferred Stock — Investments in preferred stock are valued using active, high-volume trades for identical securities. These securities are classified as Level 1 of the fair value hierarchy.

Common Stock — Investments in common stock are valued using active, high volume trades for identical securities. These securities are classified as Level 1 of the fair value hierarchy.

Fixed Income — For the majority of fixed income securities, JNL uses third-party pricing models. Such pricing models use standard inputs including, but not limited to, benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, and other reference data. These securities are classified as Level 2 of the fair value hierarchy. JNL is valuing its Level 3 securities based on expected cash flows, internal risk assumptions and discounts rates.

Put Option Contracts — Put options are stated at fair value based on observation of current trades in an active market.

Separate Accounts — Separate account assets and liabilities are valued using the net asset value of the respective underlying portfolio at the end of each New York Stock Exchange business day, as determined by the respective fund manager

The following table presents the changes in Level 3 securities measured on a recurring basis for the year ended December 31, 2008:

		Net unrealized losses
		included in other	Purchases	September 30,
	January 1, 2009	comprehensive income	and settlements	2009

Fixed income	$27,345	$(2,262)	$(3,548)	$21,535

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

		Net unrealized losses
		included in other	Purchases	September 30,
	January 1, 2008	comprehensive income	and settlements	2008

Fixed income	$33,736	$(2,028)	$—	$31,708

8.	Risk-Based Capital

JNL is subject to certain Risk-Based Capital (“RBC”) requirements specified by the National Association of Insurance Commissioners. Under those requirements, the amount of capital and surplus maintained by life and health insurers is to be determined based on various risk factors related to it. At September 30, 2009 and December 31, 2008, JNL exceeded its RBC requirements as JNL’s capital and surplus was 322% and 328% of its calculated authorized control level RBC.

9.	Commitments and Contingencies

Various lawsuits against the Company may arise in the ordinary course of the Company’s business, some of which the Company may be indemnified for under certain agreements. Contingent liabilities arising from ordinary course litigation, income taxes and other matters are not expected to be material in relation the carve-out financial statements.

As discussed in Note 4, changes in the status of SRUS’s financial condition in the future could have a material adverse impact on JNL’s financial condition. As of September 30, 2009, the Block’s receivable from SRUS related to this exposure is approximately $53,000. JNL continues to evaluate the financial condition of SRUS with respect to JNL’s existing exposure. SRUS continues to perform under its contractual obligations to JNL. However, it cannot predict what changes in the status of SRUS’s financial condition may have on its ability to take the reserve credit for the business of SRUS in the future.

10.	Subsequent Events

The Company has evaluated subsequent events through January 7, 2010, which represents the date the financial statements were issued. The Company identified the following subsequent event for disclosure.

In December 2009, Jefferson National Financial Corp. (“JNF”), the parent of JNL, entered into a Master Agreement with Overture Acquisition Corp. (“Overture”), a Cayman Islands special-purpose acquisition company. Pursuant to this agreement, JNF will form JNL Bermuda LLC and all parties, without limitation, agreed to consummate the following transactions:

•	Prior to the closing, Overture Re Holdings, a wholly-owned subsidiary of Overture, will form a Bermuda exempt company, to be called Overture Re Ltd (“Overture Re”), and Overture Re Holdings will cause Overture Re to obtain the licenses required to operate as a reinsurer in Bermuda.

•	Prior to the closing, JNL Bermuda LLC and JNL will enter into the Reinsurance Option and Contribution Agreement, pursuant to which JNL will contribute certain employees, other assets including a portfolio of securities worth approximately $98,500 subject to adjustment as set forth in the Master Agreement, and an option to enter into a Quota Share Reinsurance Agreement with JNL.

•	Prior to closing, JNL Bermuda LLC will have entered into an Investment Management Agreement with JNF Asset Management, LLC (“JNFAM”), a wholly-owned subsidiary of JNF.

•	On the closing date, Overture Re and JNL Bermuda LLC will amalgamate pursuant to an Agreement and Plan of Amalgamation, whereby Overture Re will assume all properties, rights, privileges and powers of JNL Bermuda LLC, including the Reinsurance Option and Contribution Agreement and the Investment Management Agreement.

Fixed and Variable Annuity Block of Jefferson National Life Insurance Company
(a carve out of fixed and variable annuity block subject to reinsurance)

Condensed Carve-Out Statements of Cash Flows (Unaudited) — (Continued)

•	On the closing date, Overture Re will exercise the option set forth in the Reinsurance Option and Contribution Agreement and JNL and Overture Re will deliver the Quota Share Reinsurance Agreement, pursuant to which Overture Re will reinsure 90% of the fixed annuity block of JNL and 50% of the variable annuity block of JNL on a modified coinsurance basis, for ceding commission of approximately $21,500,000.

•	On the closing date, Overture will be granted an option to purchase all of the membership units of JNFAM exercisable on or after the date that is six months after the closing date and on or before the first anniversary of the closing date.

If the shareholders of Overture approve the transactions contemplated by the Master Agreement, pursuant to the Agreement and Plan of Amalgamation, Overture Re will purchase all the membership units of JNL Bermuda LLC. This transaction is expected to close in January 2010, subject to various regulatory and shareholder approval.

ANNEX I

MASTER AGREEMENT

among

JEFFERSON NATIONAL FINANCIAL CORP.
JEFFERSON NATIONAL LIFE INSURANCE COMPANY.
JNL BERMUDA LLC
JNF ASSET MANAGEMENT, LLC
OVERTURE ACQUISITION CORP.
OVERTURE RE HOLDINGS LTD.

and

THE SPONSORS
OF OVERTURE ACQUISITION CORP.

Dated as of December 9, 2009

I-i

I-ii

I-iii

SCHEDULES

JNF Disclosure Schedule

Overture Disclosure Schedule

EXHIBITS

Exhibit A — Form of Securities Purchase Agreement

Exhibit B — Form of Reinsurance Option and Contribution Agreement

Exhibit C — Form of Quota Share Reinsurance Agreement

Exhibit D — Form of Investment Management Agreement

Exhibit E — Form of Agreement and Plan of Amalgamation

Exhibit F — Form of Warrant Purchase Agreement

Exhibit G — Form of Equity Incentive Plan

Exhibit H — Form of Registration Rights Agreement

Exhibit I — Form of Amended and Restated Registration Rights Agreement

Exhibit J — Form of Shareholders Agreement

Exhibit K — Form of Sponsors’ Agreement.

I-iv

MASTER AGREEMENT

THIS MASTER AGREEMENT (this “Agreement”) is dated as of December 10, 2009, by and among Jefferson National Financial Corp., a Delaware corporation (“JNF”), Jefferson National Life Insurance Company, a Texas insurance company (“JNL”), JNL Bermuda LLC, a Delaware limited liability company (“JNL Bermuda”), JNF Asset Management, LLC, a Delaware limited liability company (“JNFAM”), Overture Acquisition Corp., a Cayman Islands company (“Overture”), Overture Re Holdings Ltd., a Bermuda exempt company (“Holdco”) and the sponsors of Overture that are signatories hereto (the “Sponsors”).

RECITALS

WHEREAS, Overture has formed Holdco, a wholly owned subsidiary in Bermuda, and prior to the Closing, Holdco will form a Bermuda exempt company, to be called Overture Re Ltd. (“Newco”), as a wholly owned subsidiary of Holdco, and Newco will obtain the licenses required to operate as a reinsurer in Bermuda. Overture and Holdco will cause Newco to exercise the rights and perform the obligations attributed to Newco in this Agreement and the Transaction Agreements.

WHEREAS, JNL, a wholly owned subsidiary of JNF, wishes to acquire 24.5% of the ordinary shares of Overture, par value $0.0001 per share (the “Overture Ordinary Shares”) either through (a) open market purchases of the Overture Ordinary Shares prior to Closing, (b) through a private placement of Overture Ordinary Shares, at a purchase price of $10.04 per share, at Closing pursuant to a securities purchase agreement in substantially the form attached hereto as Exhibit A (the “Securities Purchase Agreement”), and/or (c) a combination thereof. JNL wishes to only enter into the Securities Purchase Agreement if it has not been able acquire 24.5% of the Overture Ordinary Shares as of the Closing by open market purchases.

WHEREAS, prior to Closing, JNL Bermuda, a wholly owned subsidiary of JNL, and JNL will have entered into a reinsurance option and contribution agreement in substantially the form attached hereto as Exhibit B (the “Reinsurance Option and Contribution Agreement”) whereby JNL will contribute to JNL Bermuda: (a) employees Brian Heaphy, General Counsel, and Michael Girouard, Chief Financial Officer, pursuant to employment agreements between those employees and JNL Bermuda, to be effective as of the Closing Date, (b) certain other assets including, a portfolio of securities worth approximately $98,500,000 (the “Securities Portfolio”) subject to adjustment as provided herein, and (c) an option to enter into a quota share reinsurance agreement with JNL in substantially the form attached hereto as Exhibit C (the “Quota Share Reinsurance Agreement”), pursuant to which JNL Bermuda or any permitted successor or assign of JNL Bermuda may reinsure 90% of the fixed annuity block of JNL and 50% of the variable annuity block of JNL, for a ceding commission of approximately $21,500,000 (the “Ceding Commission”) conditional upon JNL Bermuda or any successor or assign obtaining all necessary licenses required to operate as a reinsurer in Bermuda.

WHEREAS, prior to Closing, JNL Bermuda will have entered into an investment management agreement with JNFAM in substantially the form attached hereto as Exhibit D (the “Investment Management Agreement”).

WHEREAS, Overture and JNL wish that, on the Closing Date, Newco will merge with JNL Bermuda pursuant to an Agreement and Plan of Amalgamation in substantially the form attached hereto as Exhibit E (the “Agreement and Plan of Amalgamation”), whereby Newco will assume all properties, rights, privileges, powers and obligations of JNL Bermuda, including the Reinsurance Option and Contribution Agreement and the Investment Management Agreement, as the survivor entity to JNL Bermuda (the “Amalgamation”).

WHEREAS, Overture will cause Newco to be licensed as a reinsurer in Bermuda and Overture intends for Newco to exercise the option under the Reinsurance Option and Contribution Agreement to enter into the Quota Share Reinsurance Agreement with JNL on the Closing Date.

WHEREAS, Overture wishes to (a) revise its compensation agreements with its financial advisors and underwriters on terms reasonably and mutually acceptable to Overture and JNF (each, a “Compensation

Amendment Agreement”), and (b) amend the terms and conditions of the warrants offered in Overture’s initial public offering (the “Overture Warrants”), on the Closing Date.

WHEREAS, on the Closing Date, Overture wishes to repurchase all of the Overture Ordinary Shares owned by the Sponsors and the Sponsors agree to such repurchases. In consideration for such repurchases at their initial purchase price of $25,000 in the aggregate pursuant to the form attached hereto as Exhibit K (the “Sponsors’ Agreement”), the Sponsors shall receive (a) [I] 937,500 Overture Ordinary Shares upon the closing trade price of the Overture Ordinary Shares equaling or exceeding $12.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period, [II] 937,500 Overture Ordinary Shares upon the closing trade price of the Overture Ordinary Shares equaling or exceeding $16.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period, and [III] 937,500 Overture Ordinary Shares upon the closing trade price of the Overture Ordinary Shares equaling or exceeding $20.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period, and (b) on the Closing Date, class A warrants of JNF, entitling the Sponsors to purchase an aggregate of 46,875 shares of common stock of JNF at an exercise price of $75.00 subject to a floating strike price adjustment, and class B warrants of JNF, entitling the Sponsors to purchase an aggregate of 46,875 shares of common stock of JNF at an exercise price of $125.00 subject to a floating strike price adjustment, pursuant to a warrant purchase agreement substantially in the form attached hereto as Exhibit F (the “Warrant Purchase Agreement”).

WHEREAS, on the Closing Date, Overture will be granted an option to purchase all of the membership interest of JNFAM exercisable anytime during the period beginning on or after the date that is six (6) months after the Closing Date and terminating twelve (12) months later (the “Option Period”), upon an exercise purchase price of up to $3.5 million, and the parties anticipate that JNFAM will be a registered investment advisor upon the date that is six (6) months after the Closing Date or another entity indirectly or directly owned by JNF will become a registered investment advisor and will become the subject of this option.

WHEREAS, Overture wishes to establish an equity incentive plan that becomes effective immediately after the Closing Date, in substantially the form attached hereto as Exhibit G (the “Equity Incentive Plan”).

WHEREAS, in connection with the foregoing the parties hereto wish to enter into the transactions and agreements described herein.

NOW THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTIONS

Section 1.01  Pre-Closing Transactions.  Subject to the terms and conditions hereof, prior to the consummation of the steps set forth in Section 1.02, on or before the Closing Date the following actions shall occur or shall have occurred:

(a) Holdco will form Newco and Newco will become licensed to operate as a reinsurer in Bermuda;

(b) Newco and JNL Bermuda will execute and deliver the Agreement and Plan of Amalgamation;

(c) JNL Bermuda and JNFAM will execute and deliver the Investment Management Agreement;

(d) JNL and JNL Bermuda will execute and deliver the Reinsurance Option and Contribution Agreement;

(e) Overture and its financial advisors and underwriters will execute and deliver the Compensation Amendment Agreements;

(f) Overture and the Sponsors will execute and deliver the Sponsors’ Agreement;

(g) JNL and Overture will execute and deliver the Registration Rights Agreement; and

(h) the Sponsors and Overture will execute and deliver the Amended and Restated Registration Rights Agreement.

Section 1.02  Closing Date Transactions.  Subject to the terms and conditions hereof, on the Closing Date, the following actions shall occur in the sequence set forth below; provided that none of the steps described below in this Section 1.02 will be deemed to have occurred until each preceding step has been completed, and if any of the steps described below in this Section 1.02 have not occurred, then the Closing will not be deemed to have occurred and all those steps that have occurred shall be reversed:

(a) The following actions shall occur simultaneously:

(i) Newco and JNL Bermuda will consummate the Amalgamation and any other transactions contemplated by the Agreement and Plan of Amalgamation;

(ii) all other necessary filings and other documents, and such other filings and documents as shall reasonably have been requested by JNL or Overture, will be executed and delivered to give effect to the Amalgamation; and

(iii) if necessary, JNL and Overture shall execute and deliver the Securities Purchase Agreement.

(b) Immediately following the actions referred to in Section 1.02(a), the following actions shall occur simultaneously:

(i) Newco will exercise its option to execute the Quota Share Reinsurance Agreement as the survivor entity after the Amalgamation (upon the consummation of which JNL will be deemed to have consented to Newco as the successor to JNL Bermuda under the Reinsurance Option and Contribution Agreement), and Newco and JNL will execute and deliver the Quota Share Reinsurance Agreement;

(ii) JNF and the Sponsors will execute and deliver the Warrant Purchase Agreement; and

(iii) Overture, JNL and the Sponsors will execute and deliver the Shareholders Agreement;

(iv) If applicable, Overture shall issue to JNL any Overture Ordinary Shares to be delivered pursuant to the Securities Purchase Agreement;

(v) The Equity Incentive Plan shall become effective; and

(vi) the Overture Ordinary Shares owned by the Sponsors will be repurchased pursuant to the Sponsors’ Agreement.

Section 1.03  Performance of Obligations; Further Assurances.  The parties hereto hereby agree to perform their respective obligations under this Agreement and the other Transaction Agreements and to enter into, deliver and perform the agreements, instruments, documents or certificates contemplated by this Agreement and the other Transaction Agreements or necessary to be executed in connection with the consummation of the transactions contemplated hereby and thereby (the “Transactions”).

Section 1.04  Newco.  Overture and Holdco will be jointly responsible for the performance of the obligations of Newco which are set forth in this Agreement and the Transaction Agreements and will cause Newco to exercise the rights which are attributed to Newco in this Agreement and the Transaction Agreements. If Newco is unable to exercise its rights and or perform its obligations as set forth in this Agreement or the Transaction Agreements, Overture and Holdco shall exercise such rights and perform such obligations and Overture and Holdco shall be liable for any failure to have established Newco and to cause it to fully perform its obligations hereunder or thereunder.

Section 1.05  Closing Date Payments.

(a) On the Closing Date, Overture shall pay to JNL, by wire transfer of immediately available funds, an amount equal to 80% of the funds held in the Trust Account of Overture, which shall be $120,000,000, as consideration for the Amalgamation (the “Purchase Price”), which shall include the amount of the Ceding Commission to be paid by Newco to JNL pursuant to the Quota Share Reinsurance Agreement, to an account specified by JNL prior to the Closing.

(b) The parties hereto acknowledge that the following amounts shall also be paid on the Closing Date:

(i) If applicable, JNL shall pay the Securities Purchase Price (as that term is defined in the Securities Purchase Agreement) to Overture if required to pursuant to the Securities Purchase Agreement; and

(ii) The Sponsors shall pay the Warrant Purchase Price (as that term is defined in the Warrant Purchase Agreement) to JNF pursuant to the Warrant Purchase Agreement.

Section 1.06  Pre-Closing Purchase Price Adjustments.  On the day that is immediately prior to the Closing Date, the value of the Securities Portfolio to be contributed from JNL to JNL Bermuda pursuant to the Reinsurance Option and Contribution Agreement shall be determined in accordance with the book value of such Securities Portfolio at the close of business on such day. The Securities Portfolio shall be of an amount that is equal in value to the amount of the Purchase Price minus the Ceding Commission.

ARTICLE II

CLOSING

Section 2.01  Closing and Closing Date.  Subject to the satisfaction of the conditions set forth in Article XI hereof (or the waiver thereof by the party entitled to waive that condition), the execution of the Transaction Agreements provided for in Article I and Article XI and the consummation of the Transactions (the “Closing”) shall take place at the offices of Cadwalader, Wickersham & Taft LLP located at One World Financial Center, New York, New York 10281 (or at such other place as the parties hereto may designate in writing) at 10:00 a.m., New York time, on the earlier of (i) January 30, 2010 or (ii) the date that is two (2) Business Days following the satisfaction or waiver of the conditions set forth in Article XI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE JNF PARTIES

Except as disclosed in the disclosure schedule delivered to the Overture Parties and the Sponsors immediately prior to the execution of this Agreement (“JNF Disclosure Schedule”), each of JNF Parties, severally and jointly (except for JNL and JNL Bermuda which severally and not jointly), represents and warrants to Overture Parties and the Sponsors as follows:

Section 3.01  Due Organization, Good Standing and Corporate Power.  Except as listed on Section 3.01 of the JNF Disclosure Schedule, it is an entity duly organized, validly existing and in good standing under applicable Laws of its jurisdiction of formation or incorporation. It has all requisite corporate power and authority to own, lease, and operate its properties and to conduct its business as now being conducted. It is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. It has made available to Overture a complete and correct copy of its charter, bylaws and/or equivalent organizational documents, each as amended and as in effect. It is not in violation of any of its charter, bylaws and/or equivalent organizational documents.

Section 3.02  Authorization and Validity of Agreement.  It has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by it of this Agreement and the Transaction Agreements to which it is a party have been duly authorized by all necessary action on its part and on the part of its stockholders (or members or equity holders) and its board of directors (or board of managers or management) and no other corporate proceedings on its part are necessary to authorize the execution and delivery of this Agreement and the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and each Transaction Agreement to which it is a party shall, when executed and delivered on or before the Closing Date have been, duly executed and delivered by it and, assuming the due authorization, execution, and delivery by the other parties hereto and thereto and the receipt of all consents and approvals by Governmental Authorities as required by Law, this Agreement constitutes, and each Transaction Agreement to which it is a party shall when so executed and delivered on the Closing Date constitutes, a valid and binding obligation of it enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar Laws affecting creditors’ rights generally, and, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at Law) (each an “Enforceability Exception”).

Section 3.03  Consents and Approvals; No Violations.  Except for the approvals, filings and notices set forth in Section 3.03 of the JNF Disclosure Schedule, assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 10.03, the execution, delivery, and performance by it of this Agreement and the Transaction Agreements to which it is a party, and the consummation by it of the Transactions, do not and will not (i) violate, conflict with or result in the breach of any provision of its charter, bylaws or other applicable organizational documents, (ii) conflict with or violate any Law applicable to it or any of its assets, properties or businesses, (iii) require any material consent, authorization, license, or approval of any Governmental Authority, or (iv) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both, would become a default) under, require any consent under or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, Permit, franchise or other instrument or arrangement to which it is a party or, except as contemplated herein, create or impose any encumbrance, mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restrictions (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in the favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (each an “Encumbrance”) upon the any of its properties or assets or any rights thereto, which would adversely affect (a) the ability of it to carry out its obligations under this Agreement or Transaction Agreements or to consummate the Transactions or (b) its business.

Section 3.04  All Necessary Permits, etc.  Except as listed on Section 3.04 of the JNF Disclosure Schedule, it, and each of its employees who is legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with it, possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any Governmental Authority (collectively, “Permits”) which are required by Law to conduct the business now conducted by it, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a JNF Material Adverse Effect on it. All of its Permits are valid and in full force and effect and no suspension or cancellation of any of the Permits is pending or, to its Knowledge, threatened, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a JNF Material Adverse Effect on it. There are no written agreements, memoranda of understanding, commitment letters, or cease and desist orders, to which it is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand. It is not in violation in any respect of the terms of any Permit reasonably expected to have a JNF Material Adverse Effect on it

Section 3.05  Compliance with Applicable Laws.  Except as listed on Section 3.05 of the JNF Disclosure Schedule, to its Knowledge, (a) there is no violation of Law by it that has or, if known by an appropriate Governmental Authority, would reasonably be expected to, materially and adversely affect the legality, validity or enforceability of this Agreement, any Transaction Agreement or the consummation of the Transactions or have a JNF Material Adverse Effect on it, and (b) there is no Law that is applicable to it that has or could reasonably be expected to, materially and adversely affect the legality, validity or enforceability of this Agreement, any Transaction Agreement or the consummation of the Transactions or have a JNF Material Adverse Effect on it. Except as set forth in Section 3.05 of the JNF Disclosure Schedule and to its Knowledge, it is not in conflict with, or in default or violation of, nor has it received, since December 31,

2007, any written notice of any conflict with, or default or violation of, (i) any applicable Law by which it or any of its property or asset is bound or affected, or (ii) any material contract to which it is a party.

Section 3.06  Capitalization; Subsidiaries.

(a) The authorized number of shares of capital stock of JNF consists of 1,120,000, of which 1,000,000 shares are issued and outstanding. All of JNF’s issued and outstanding capital stock has been duly authorized and is validly issued, fully paid, and nonassessable. Except as set forth on Section 3.06(a) of the JNF Disclosure Schedule, JNF does not have any other capital stock, equity securities, or securities containing any equity features authorized, issued, or outstanding and, except for the Warrant Purchase Agreement, there are no agreements, subscriptions, options, warrants, conversion rights, or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by JNF. Except as set forth on Section 3.06(a) of the JNF Disclosure Schedule, there are no agreements or other obligations (contingent or otherwise) that require JNF to repurchase or otherwise acquire any shares of JNF’s capital stock or other equity securities. To the Knowledge of JNF, neither Mitch Caplan nor David Smilow is a party to any option, warrant, purchase right, or other contract or commitment that could require either to sell, transfer or otherwise dispose of their JNF capital stock or other JNF equity securities. No holder of JNF capital stock or equity securities is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of such holder’s capital stock or equity securities. Since September 30, 2009, JNF has not declared or paid any distribution or dividend in respect of its capital stock or other equity securities and has not repurchased, redeemed or otherwise acquired any capital stock or other equity securities of JNF, and the board of directors of JNF has not authorized any of the forgoing.

(b) All of the membership units of JNL Bermuda are owned free and clear of any Encumbrances by JNF. All of JNL Bermuda’s issued and outstanding membership units have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Section 3.06(b) of the JNF Disclosure Schedule, JNL Bermuda does not have any other membership units, equity securities, or securities containing any equity features authorized, issued, or outstanding and, except for the Agreement and Plan of Amalgamation, there are no agreements, subscriptions, options, warrants, conversion rights, or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by JNL Bermuda. Except as set forth on Section 3.06(b) of the JNF Disclosure Schedule, there are no agreements or other obligations (contingent or otherwise) that require JNL Bermuda to repurchase or otherwise acquire any membership units or other equity securities of JNL Bermuda. No holder of JNF Bermuda membership units or equity securities is a party to any option, warrant, purchase right, or other contract or commitment that could require such holder to sell, transfer, or otherwise dispose of such holder’s membership units or equity securities. No holder of JNL Bermuda membership units or equity securities is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of such holder’s membership units or equity securities. Since the date of its formation, JNL Bermuda has not declared or paid any distribution or dividend in respect of its membership units or other equity securities and has not repurchased, redeemed or otherwise acquired any membership units or other equity securities of JNL Bermuda, and the board of directors of JNL Bermuda has not authorized any of the foregoing.

(c) All of the membership interests of JNFAM are owned free and clear of any Encumbrances by JNF. All of JNFAM’s issued and outstanding membership interests have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Section 3.06(c) of the JNF Disclosure Schedule, JNFAM does not have any other membership interests, equity securities, or securities containing any equity features authorized, issued, or outstanding and, except as set forth in this Agreement, there are no agreements, subscriptions, options, warrants, conversion rights, or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by JNFAM. Except as set forth on Section 3.06(c) of the JNF Disclosure Schedule and in this Agreement, there are no agreements or other obligations (contingent or otherwise) that require JNFAM to repurchase or otherwise acquire any membership interests of JNFAM or other equity securities. To the Knowledge of JNFAM, no holder of a JNFAM membership interests is a party to any option, warrant, purchase right, or other contract or commitment that could require such holder to sell, transfer, or otherwise dispose of such holder’s membership interest. No holder of JNFAM membership interest or equity securities is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of such holder’s membership interest or equity securities. Since September 30, 2009, JNFAM has not declared or paid any distribution or dividend in respect of its membership interest or other equity securities and has not repurchased, redeemed or otherwise acquired any membership interest or other equity securities of JNFAM, and the board of managers of JNFAM has not authorized any of the foregoing.

(d) All of the capital stock of each of JNF’s direct and indirect subsidiaries, including without limitation JNL, JNL Bermuda and JNFAM, are either directly or indirectly wholly owned by JNF or subsidiaries of JNF. Except as set forth on in Section 3.06(d) of the JNF Disclosure Schedule or as set forth in this Agreement or the Transaction Agreements, neither JNF nor any of its subsidiaries owns or holds the right to acquire any stock, limited liability company interest, partnership interest, joint venture interest, or other equity ownership interest in any other Person. All of the outstanding shares of capital stock or other equity interests in each of JNF’s direct and indirect subsidiaries that are corporations are duly authorized, validly issued, fully paid and non-assessable, and with respect to subsidiaries that are limited liability companies or other entities, are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and were not issued in material violation of any applicable securities Laws. Except as set forth in Section 3.06(d) of the JNF Disclosure Schedule, each outstanding share of capital stock of or other equity interest in each of JNF’s direct and indirect subsidiaries is free and clear of any Encumbrance. Each of JNF’s direct and indirect subsidiaries is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority and all authorizations, licenses, and Permits necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify, except in each such case where the failure to have such power and authority or hold such authorizations, licenses, and permits or to be so qualified would not have a JNF Material Adverse Effect on it. Section 3.06(d) of the JNF Disclosure Schedule lists all jurisdictions in which each of the JNF Parties is qualified to conduct its respective business.

Section 3.07  Financial Statements.  JNF has furnished Overture with copies of its (a) unaudited consolidated balance sheet with respect to JNF and its subsidiaries as of September 30, 2009 and September 30, 2008, and the related statements of income and cash flows for the nine-month periods then ended, and (b) audited consolidated balance sheet and statements of income and cash flows with respect to JNF and its subsidiaries as of and for the fiscal years ended December 31, 2007 and December 31, 2008 (collectively, the “JNF Financial Statements”). Except as set forth in Section 3.07 of the JNF Disclosure Schedule, to the Knowledge of JNF, such JNF Financial Statements (i) present fairly, in all material respects, the financial condition and results of operations of JNF and its subsidiaries (taken as a whole) as of the times and for the periods referred to therein in accordance with GAAP (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments, absence of footnotes and other presentation items), and (ii) are consistent, in all material respects, with JNF’s books and records and for the periods indicated therein. Except as set forth in Section 3.07 of the JNF Disclosure Schedules, to the Knowledge of JNF, there has been no material fraud that involves the management of JNF or other employees who have a significant role in JNF’s internal controls over financial reporting with respect to the JNF Financial Statements. To the Knowledge of JNF, neither JNF, nor any director, officer, auditor, accountant or any employee of JNF has received a material written complaint, allegation, assertion or claim from any Governmental Authority regarding the accounting or auditing practices, procedures, methodologies or methods of JNF or its internal accounting controls, including any complaint, allegation, assertion or claim that JNF has engaged in questionable accounting or auditing practices which resulted, or would reasonably be expected to result in a JNF Material Adverse Effect. Except as set forth in Section 3.07 of the JNF Disclosure Schedule, to the Knowledge of JNF, no employee or member of JNF’s management has received a written notice from any Governmental Authority or any Person of any material violation of consumer protection, insurance or securities Laws by JNF or any of its officers, directors, employees or agents which resulted, or would reasonably be expected to result in a JNF Material Adverse Effect.

Section 3.08  Litigation.  Except as listed on Section 3.08 of the JNF Disclosure Schedule, there are no Legal Proceedings pending or, to its Knowledge, threatened against or affecting it or any of its properties by or before any Governmental Authority, that (i) if adversely determined, could reasonably be expected to (a) individually or in the aggregate have a JNF Material Adverse Effect on it or (b) materially and adversely affect the legality, validity or enforceability of this Agreement or any Transaction Agreement to which it is a party, (ii) challenges or seeks to prevent, enjoin, alter, or delay the consummation of the Transactions or (iii) alleges criminal action or inaction on the part of any of its executive officer. As of the date hereof, it is not subject to any Law having, or that would reasonably be expected to have, a JNF Material Adverse Effect on it. There is no private or Governmental Authority inquiry, action, proceeding suit, litigation, claim, arbitration or investigation (each an “Action”) that it has pending against other Persons. There is no Action pending or, to its Knowledge, threatened against it involving a claim against it for false advertising with respect to any of its products or services.

Section 3.09  Broker’s or Finder’s Fee.  Except as set forth in Section 3.09 of the JNF Disclosure Schedule, neither it nor any of its Affiliates, officers, managers, directors, or employees acting on behalf of it or such Affiliates have employed any broker or finder or incurred any liability for any fees or commissions relating to investment banking, broker services, or finders’ services in connection with the Transactions.

Section 3.10  Absence of Certain Changes.

(a) Except as described in Section 3.10(a) of the JNF Disclosure Schedule, since September 30, 2009, it has conducted its business in the ordinary course of business consistent with past practice.

(b) Except as described in Section 3.10(b) of the JNF Disclosure Schedule, since September 30, 2009, there has not been any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to result in a JNF Material Adverse Effect on it.

Section 3.11  Absence of Undisclosed Liabilities.  Except as and to the extent reflected or reserved against in the JNF Financial Statements or as described in Section 3.11 of the JNF Disclosure Schedule, it has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet that is not adequately reflected or reserved on or provided for in the JNF Financial Statements, other than liabilities of the type that have been incurred in the ordinary course of business consistent with past practice.

Section 3.12  Restrictions on Business Activities.  Except as described in Section 3.12 of the JNF Disclosure Schedule, to the Knowledge of JNF, there is no decree, directive, order, writ, judgment, stipulation, determination, decision, award, injunction, temporary restraining order, cease and desist order or other order by, or any supervisory agreement or memorandum of understanding with any Governmental Authority (each, an “Order”) binding upon it that has or could reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any respect, any business practice of it as its business is currently conducted, any acquisition of property by it, the conduct of business by it as currently conducted, or its ability from engaging in its business as currently conducted or from competing with other Persons, except for such Orders that would not reasonably be expected to result in a JNF Material Adverse Effect.

Section 3.13  Securities Portfolio.  Immediately prior to the contribution to JNL Bermuda, JNL will have good title to the securities comprising the Securities Portfolio, and on the Closing Date such securities will be held free and clear of all Encumbrances by JNL and JNL will have the right to sell, assign, and transfer the securities comprising the Securities Portfolio subject only to the transfer restrictions under the securities Laws.

Section 3.14  Access to Information.  It has had an opportunity to conduct due diligence and ask questions of, and receive answers from, the officers of Overture concerning this Agreement, Transaction Agreements and all exhibits and schedules attached hereto and thereto and the Transactions, as well as Overture’s and its subsidiaries’ business, management and financial affairs. JNL has received all the information it considers necessary or appropriate for the Transactions contemplated by this Agreement ant the Transaction Agreements.

Section 3.15  Solvency.  Upon the consummation of the Transactions, assuming the accuracy of and compliance with, the representations, warranties, covenants, and agreements of the parties contained herein, it will not (a) be insolvent or left with unreasonably little capital, (b) have incurred debts beyond their ability to pay such debts as they mature, or (c) have their capital impaired.

Section 3.16  Information Supplied.  None of the information supplied or to be supplied by it expressly for inclusion or incorporation by reference in the Registration Statement on Form S-4 (the “S-4”) and the Proxy Statement will, at the date of mailing of the definitive Proxy Statement (and any amendment or supplement thereto) and at the time of the Extraordinary General Meeting, excluding information supplied by the Overture Parties and the Sponsors, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by it expressly for inclusion or incorporation by reference in any of the Signing Form 8-K, the Signing Press Release, the Closing Form 8-K and the Closing Press Release (collectively, the “Ancillary Public Disclosures”) will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Its representations and warranties included in this Agreement, any Transaction Agreement and any list, statement, document or information set forth in, or attached to, any JNF Disclosure Schedule provided pursuant to this Agreement or any Transaction Agreement or delivered hereunder or thereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made. Notwithstanding the foregoing, it makes no representation, warranty or covenant with respect to any information supplied by any Overture Party or the Sponsors which is contained in the S-4, the Proxy Statement or any Ancillary Public Disclosures.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF JNF AND JNL

Except as disclosed in the JNF Disclosure Schedule, JNF, severally and jointly, and JNL, severally and not jointly, represents and warrants to the Overture Parties as follows:

Section 4.01  Scheduled Annuities.  Schedule A attached to the Quota Share Reinsurance Agreement will, upon execution and delivery on the Closing Date, set forth by reference a list of all the Annuities that, as of the Closing Date are to be reinsured under the Quota Share Reinsurance Agreement as of the Effective Date (as defined therein). Such list of Scheduled Annuities will be complete and accurate in all material respects (subject to the adjustments provided in Sections 2.03(a) and 17.02 of the Quota Share Reinsurance Agreement) as of the date that is three (3) Business Days prior to the Closing Date and to JNF’s and JNL’s Knowledge the other information with respect to each Scheduled Annuity, will be complete and accurate in all material respects (subject to the adjustments provided in Sections 2.03(a) and 17.02 of the Quota Share Reinsurance Agreement) as of the date or dates set forth therein. There is no material default or breach by JNL in the timely performance of any obligation to be performed or paid under a Scheduled Annuity or any other material provision thereof. Except as noted in Section 4.01 of the JNF Disclosure Schedule and herein, no consent is required from any person under any Scheduled Annuity in order to consummate the Transactions, except where the failure to obtain such consent would not, individually or in the aggregate, reasonably be expected to have a JNF Material Adverse Effect on JNL.

Section 4.02  Actions Involving the Scheduled Annuities.  There is no pending, or to JNF’s and JNL’s Knowledge, threatened Action, suit, or Legal Proceeding against or involving JNL relating to the Scheduled Annuities that, individually or in the aggregate, would reasonably be expected to lead to the revocation, modification, termination, suspension, or any other impairment of the rights of the holder of any such Scheduled Annuity, except for such revocation, modification, termination, suspension, or other impairment that would not, individually or in the aggregate, reasonably be expected to have a JNF Material Adverse Effect on JNL.

Section 4.03  Compliance with Applicable Laws Related to the Scheduled Annuities.

(a) JNL is duly registered, licensed, or admitted as an insurer under applicable insurance laws (collectively, “Insurance Laws”) in each jurisdiction where JNL is required to be so licensed or admitted to conduct JNL’s business as it relates to the Scheduled Annuities, except where the failure to be so registered, licensed, or admitted would not, individually or in the aggregate, reasonably be expected to have a JNF Material Adverse Effect on JNL.

(b) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a JNF Material Adverse Effect on JNL, all policies, certificates, and participation agreements and other agreements of insurance which are a part of the Scheduled Annuities are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to, and such forms comply in all material respects with the insurance statutes, regulations, and rules applicable thereto and, as to premium rates established by JNL which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations, and rules applicable thereto. Except as described in Section 4.03(b) of the JNF Disclosure Schedules and except as otherwise would not, individually or in the aggregate, be reasonably likely to have a JNF Material Adverse Effect on JNL, all marketing materials of JNL comply with applicable Laws.

Section 4.04  Litigation Related to Scheduled Annuities.  Except as listed on Section 4.04 of the JNF Disclosure Schedule, there are no Legal Proceedings pending, or to JNF’s and JNL’s Knowledge, threatened against or affecting JNL or any of its properties by or before any Governmental Authority that arise out of or relate to JNL’s actual or alleged obligations under the Scheduled Annuities.

Section 4.05  Conduct of Business.  With respect to the Scheduled Annuities only and subject to Section 9.01, JNL has conducted its businesses only in the ordinary and usual course of such businesses and JNL has not, except as required by Law, (i) paid, discharged, or satisfied any claims in respect of any Scheduled Annuities other than in the ordinary course of business consistent with past practice, (ii) transferred any of the Scheduled Annuities other than in the ordinary course of business consistent with past practice, (iii) knowingly taken any action reasonably likely to materially decrease the value of the Scheduled Annuities except for establishing, supplementing, or otherwise adjusting reserves in the ordinary course of business consistent with past practice, (iv) changed any material accounting principles, practices, or methods applicable to Scheduled Annuities other than as required by changes in GAAP or as disclosed in JNL’s published statutory financial statements, or (v) made any material change in actuarial, underwriting, or claims administration policies, practices, procedures, methods, assumptions, or principles applicable to Scheduled Annuities.

Section 4.06  Reinsurance Agreements.

(a) Except as listed on Section 4.06(a) of the JNF Disclosure Schedule, there are no treaties or agreements providing for reinsurance coverage of risks under the Scheduled Annuities from non-Affiliates of JNL to which an Affiliate of JNL is a party other than the reinsurance to be provided under the Quota Share Reinsurance Agreements.

(b) Except as listed on Section 4.06(b) of the JNF Disclosure Schedule, there are no treaties or agreements providing for reinsurance coverage of risks under Scheduled Annuities with an Affiliate of JNL to which JNL is a party.

(c) Except as listed on Section 4.06(c) of the JNF Disclosure Schedule, there are no treaties or agreements providing for reinsurance coverage of risks under Scheduled Annuities with a non-Affiliate of JNL to which JNL is a party.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF JNF AND JNL BERMUDA

Except as disclosed in the JNF Disclosure Schedule, JNF, severally and jointly, and JNL Bermuda, severally and not jointly, represents and warrants to the Overture Parties as follows:

Section 5.01  JNL Bermuda.  JNL Bermuda was formed on November 23, 2009, and has no material assets or liabilities other than those listed in Section 5.01 of the JNF Disclosure Schedule.

Section 5.02  Assets and Properties.

(a) JNL Bermuda has (i) good title to all of its real or tangible material assets and properties (whether real, personal or mixed, or tangible) and (ii) valid leasehold interests in all of its real or tangible assets and properties which it leases, in each case (with respect to both clause (i) and (ii) above), free and clear of any Liens, other than Permitted Liens.

(b) JNL Bermuda does not own any real property.

(c) All of the tangible assets and properties owned or leased by JNL Bermuda are adequately maintained and are in good operating condition and repair and free from any defects, except as would not have a JNF Material Adverse Effect.

Section 5.03  Contracts.

(a) Section 5.03(a) of the JNF Disclosure Statement lists all of the material contracts of JNL Bermuda.

(b) JNL Bermuda has performed, in all material respects, all obligations required to be performed by it under each material contract. Except as would not have a JNF Material Adverse Effect, no event has occurred or circumstance exists with respect to any of JNL Bermuda or, to the Knowledge of JNL Bermuda, with respect to any other Person that (with or without lapse of time or the giving of notice or both) does or may contravene, conflict with or result in a violation or breach of or give any of JNL Bermuda or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any material contract. To the Knowledge of JNL Bermuda, no party to any material contract has repudiated any material provision thereof or terminated any material contract. All material contracts are valid and binding on JNL Bermuda and, to the Knowledge of JNL Bermuda, the other parties thereto, and are in full force and effect. JNL Bermuda has provided to Company true, accurate and complete copies or originals of the material contracts.

Section 5.04  Litigation.  Except as would not have a JNF Material Adverse Effect, (i) no judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other Governmental Authority to which JNL Bermuda is party or by which JNL Bermuda or any assets thereof is bound, and which relates to or affects JNL Bermuda, the assets, properties, Liabilities or employees of JNL Bermuda is in effect and (ii) there is no Action pending or, to the Knowledge of JNL Bermuda, threatened against any of JNL Bermuda or the assets or properties of JNL Bermuda.

Section 5.05  Compliance with Applicable Law.  JNL Bermuda is in compliance and has complied at all times with all Laws applicable to JNL Bermuda, except such non-compliance as would not have a JNF Material Adverse Effect.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF JNF

JNF represents and warrants to the Sponsors as follows:

Section 6.01  Warrant Offering Exemption.  Assuming the accuracy of the representations of the Sponsors in Article IX, the offering, sale, and issuance of warrants to purchase common stock of JNF pursuant to the Warrant Purchase Agreement are or will be, exempt from registration under the Securities Act and the rules and regulations promulgated thereunder, and such offering, sale and issuance are also exempt from registration under applicable state securities and “blue sky” laws. JNF has made or will make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or “blue sky” laws.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF JNF AND JNFAM

Except as disclosed in the JNF Disclosure Schedule, each of JNF and JNFAM, severally and jointly, represents and warrants to the Overture Parties as follows:

Section 7.01  Investment Management.  It is exempt from registration as an investment adviser under one or more exemptions provided in the Investment Advisers Act of 1940, as amended, and the consummation of the Transactions do not require such registration.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE OVERTURE PARTIES

Except as disclosed in the disclosure schedule delivered to the JNF Parties immediately prior to the execution of this Agreement (“Overture Disclosure Schedule”), each of the Overture Parties, severally and jointly, represents and warrants to the JNF Parties as follows:

Section 8.01  Due Organization, Good Standing and Corporate Power.

(a) Except as listed in Section 8.01 of the Overture Disclosure Schedule, Overture and Holdco are entities duly organized, validly existing and in good standing under the applicable Laws of their jurisdiction of formation or incorporation. Overture and Holdco have all requisite corporate power and authority to own, lease, and operate its properties and to conduct its business as now being conducted. Overture and Holdco are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the properties owned or leased by Overture or Holdco or the operation of their businesses makes such licensing or qualification necessary. It has made available to JNF a complete and correct copy of the charters, bylaws and/ or equivalent organization documents, each as amended and as in effect.

(b) Newco shall be an entity duly organized, validly existing and in good standing under the Laws of Bermuda on or prior to the Closing Date. Newco will have all requisite corporate power and authority to own, lease, and operate its properties and to conduct its business as it will be conducted. Newco will be duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. Newco will make available to JNF, prior to the Closing, a complete and correct copy of its charter, bylaws and/ or equivalent organization documents, each as amended and as in effect.

Section 8.02  Authorization and Validity of Agreement.  Overture and Holdco have the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. Newco will have the requisite corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations thereunder. The execution and delivery of this Agreement and each Transaction Agreement to which Overture, Holdco or Newco are a party and the consummation of the transactions contemplated hereby and thereby, (i) have been duly and validly authorized by the board of directors of Overture, the board of directors of Holdco, Overture (as the sole stockholder of Holdco) and Holdco (as the sole stockholder of Newco), and will be duly and validly authorized by the board of directors of Newco, and (ii) no other corporate proceedings on the part of the Overture Parties are necessary to authorize the execution and delivery of this Agreement and each other Transaction Agreement to which they are a party or to consummate the transactions contemplated hereby and thereby, other than receipt of the Required Parent Vote. The affirmative vote of the stockholders of Overture holding at least fifty-one percent (51%) of the issued and outstanding Overture Ordinary Shares present and entitled to vote on the approval and adoption of this Agreement at the

Extraordinary General Meeting (the “Required Parent Vote”) is necessary to approve and adopt this Agreement and to consummate the Transactions, provided, further, that stockholders of Overture holding thirty percent (30%) or more of the Overture Ordinary Shares shall not have voted against the Transaction and exercised their conversion rights under Overture’s Charter to convert their Overture Ordinary Shares into a cash payment from the Trust Account. This Agreement has been, and each Transaction Agreement to which any of the Overture Parties are a party to shall, when executed and delivered on or before the Closing Date have been, duly executed and delivered by it and, assuming the due authorization, execution, and delivery by the other parties hereto and thereto and the receipt of all consents and approvals by Governmental Authorities as required by Law, this Agreement constitutes, and each Transaction Agreement to which such Overture Party is a party to shall when so executed and delivered on the Closing Date constitute, a valid and binding obligation of it enforceable against it in accordance with their respective terms, subject to any Enforceability Exceptions.

Section 8.03  Consents and Approvals; No Violations.  Except for the approvals, filings and notices set forth in Section 8.03 of the Overture Disclosure Schedule, assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 9.03, the execution, delivery, and performance by Overture and Holdco of this Agreement and the Transaction Agreements to which any Overture Party is a party to, and the consummation by it of the Transactions, do not and will not (i) violate, conflict with or result in the breach of any provision of the Charter, bylaws or other applicable organizational documents of the Overture Parties, (ii) conflict with or violate any Law applicable to the Overture Parties or any of its assets, properties or businesses, (iii) require any material consent, authorization, license, or approval of any Governmental Authority, or (iv) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both, would become a default) under, require any consent under or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, Permit, franchise or other instrument or arrangement to which an Overture Party is a party to, which would adversely affect (a) the ability of it to carry out its obligations under this Agreement or Transaction Agreements or to consummate the Transactions or (b) such Overture Party’s business.

Section 8.04  All Necessary Permits, etc.

(a) Except as listed in Section 8.04 of the Overture Disclosure Schedule, Overture and Holdco possess all Permits which are required by Law to conduct the business now conducted by it, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have an Overture Material Adverse Effect on it. All such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have an Overture Material Adverse Effect on it.

(b) Except as listed in Section 8.04 of the Overture Disclosure Schedule, Newco will possess by the Closing Date all Permits which are required by Law to conduct the business to be conducted by Newco, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have an Overture Material Adverse Effect on Newco. All such Permits will be by the Closing Date valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have an Overture Material Adverse Effect on Newco.

Section 8.05  Compliance with Applicable Laws.  Except as listed in Section 8.05 of the Overture Disclosure Schedule, to the Knowledge of the Overture Parties, (a) there is no material violation of Law by the Overture Parties that has or, if known by an appropriate Governmental Authority, would reasonably be expected to, materially and adversely affect the legality, validity or enforceability of this Agreement, any Transaction Agreement or the consummation of the Transactions and (b) there is no Law that is applicable to the Overture Parties that has or could reasonably be expected to, materially and adversely affect the legality, validity or enforceability of this Agreement, any Transaction Agreement or the consummation of the Transactions.

Section 8.06  Litigation.  Except as listed in Section 8.06 of the Overture Disclosure Schedule, there are no Legal Proceedings pending or, to the Knowledge of any of the Overture Parties, threatened against or affecting any of the Overture Parties or any of their properties by or before any Governmental Authority, that (i) if adversely determined, could reasonably be expected to (a) individually or in the aggregate have an Overture Material Adverse Effect on any of the Overture Parties or (b) materially and adversely affect the legality, validity or enforceability of this Agreement or any Transaction Agreement to which any Overture Party is a party to, (ii) challenges or seeks to prevent, enjoin, alter, or delay the consummation of the Transactions or (iii) alleges criminal action or inaction on the part of any of the executive officers of any Overture Party. As of the date hereof, none of the Overture Parties are subject to any Law having, or that would reasonably be expected to have, an Overture Material Adverse Effect on it.

Section 8.07  Financial Capability.  Subject to the number of holders of Overture Ordinary Shares voting against the Transaction and exercising their conversion rights under Overture’s Charter to convert their Overture Ordinary Shares into a cash payment from the Trust Account, Overture has, and as of the Closing Date, Newco will have available, all the capital and funds necessary to perform its obligations under this Agreement, the Transaction Agreements and to consummate the Transactions.

Section 8.08  Broker’s or Finder’s Fee.  Except as set forth in Section 8.08 of the Overture Disclosure Schedule, none of the Overture Parties nor any of their Affiliates, officers, directors, or employees acting on behalf of any Overture Party or such Affiliates have employed any broker or finder or incurred any liability for any fees or commissions relating to investment banking, broker services, or finders’ services in connection with the Transactions. Except as set forth in Section 9.08 herein, none of the Overture Parties nor any of its Affiliates, officers, directors or employees acting on behalf of any Overture Party or such Affiliates have incurred or are required to pay any break-up fees, termination fees or related or similar liability.

Section 8.09  Taxes and Returns.

(a) The Overture Parties have filed all Tax Returns required to be filed by them and have made correct and complete copies of all such Tax Returns available to JNL and JNF. All such Tax Returns were correct and complete in all respects. All of the Tax Returns of the Overture Parties have been timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are or were required to be filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired.

(b) All Taxes due and owing by the Overture Parties have been paid or adequate reserves for the payment thereof have been established on their balance sheet in accordance with GAAP.

(c) All of the Taxes required to be paid by the Overture Parties with respect to any completed and settled audit, examination or deficiency Action with any taxing authority have been paid in full.

(d) To Overture’s Knowledge, there is no audit, examination, claim, assessment, levy, deficiency, administrative or judicial proceeding, lawsuit or refund Action pending or threatened in writing with respect to any Taxes of the Overture Parties, and no taxing authority has given written notice of the commencement of any audit, examination or deficiency Action with respect to any such Taxes. The Overture Parties have delivered to JNL and JNF correct and complete copies of all Tax examination reports, closing agreements and statements of Tax deficiencies assessed against or agreed to by the Overture Parties.

(e) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes of the Overture Parties due for any taxable period.

(f) To Overture’s Knowledge, the Overture Parties have not received written notice of any claim, and, to the Knowledge of the Overture Parties, no claim has ever been made, by any taxing authority in a jurisdiction where the Overture Parties do not file Tax Returns that they are or may be subject to taxation by that jurisdiction.

(g) No Liens for Taxes exist with respect to any of assets or properties of the Overture Parties.

(h) The Overture Parties have not requested, nor are the subject of or bound by, any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any Taxes, nor is any such request outstanding.

(i) To Overture’s Knowledge, the Overture Parties have not participated in a “listed transaction,” as defined in Treasury Regulation § 1.6011-4(b)(2).

Section 8.10  Indebtedness.  Except as disclosed on Section 8.10 of the Overture Disclosure Schedule, none of the Indebtedness of the Overture Parties contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by an Overture Party, or (iii) the ability of an Overture Party to grant any Encumbrance on its properties or assets.

Section 8.11 Capitalization; Subsidiaries.

(a) The authorized number of shares of capital stock of Overture consists of (i) 100,000,000 Overture Ordinary Shares, of which 18,750,000 Overture Ordinary Shares (4,499,999 of which are subject to possible redemption pursuant to the terms of this Agreement and the Transaction Agreements) are issued and outstanding and (ii) 1,000,000 preferred shares, par value of $0.0001 per share, of which none are issued and outstanding. All of Overture’s issued and outstanding capital stock has been duly authorized and is validly issued, fully paid, and nonassessable. Except as set forth on Section 8.11(a) of the Overture Disclosure Schedule, Overture does not have any other capital stock, equity securities, or securities containing any equity features authorized, issued, or outstanding and, except as contemplated by this Agreement and the Transaction Agreements, there are no agreements, subscriptions, options, warrants, conversion rights, or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by Overture. Except as contemplated by this Agreement or the Transaction Agreements and as set forth on Section 8.11(a) of the Overture Disclosure Schedule, there are no agreements or other obligations (contingent or otherwise) that require Overture to repurchase or otherwise acquire any shares of Overture’s capital stock or other equity securities. Overture has not declared or paid any distribution or dividend in respect of its capital stock or other equity securities and has not repurchased, redeemed or otherwise acquired any capital stock or other equity securities of Overture and the board of directors of Overture has not authorized any of the foregoing.

(b) All of the capital stock of each of Overture’s direct and indirect subsidiaries, including without limitation Holdco and Newco, are either directly or indirectly wholly owned by Overture or subsidiaries of Overture. Except as set forth on in Section 8.11(b) of the Overture Disclosure Schedule and as contemplated by this Agreement and the Transaction Agreements, neither Overture nor any of its subsidiaries owns or holds the right to acquire any stock, limited liability company interest, partnership interest, joint venture interest, or other equity ownership interest in any other Person. All of the outstanding shares of capital stock or other equity interests in each of Overture’s direct and indirect subsidiaries that is a corporation are duly authorized, validly issued, fully paid and non-assessable, and with respect to subsidiaries that are limited liability companies or other entities, are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and were not issued in material violation of any applicable securities Laws. Except as set forth in Section 8.11(b) of the Overture Disclosure Schedule, each outstanding share of capital stock of or other equity interest in each of Overture’s direct and indirect subsidiaries is free and clear of any Encumbrance. There are no outstanding obligations of Overture or any of its direct or indirect subsidiaries to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Section 8.11(b) of the Overture Disclosure Schedule lists all jurisdictions in which each of Overture and its direct and indirect subsidiaries is qualified to conduct its respective business.

Section 8.12  Overture SEC Reports.

(a) Overture has timely filed all required registration statements (including the registration statement on Form S-1 (File No. 333-146946)), reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 30, 2008 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Overture SEC Reports”). None of the Overture SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this

Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements, if any, (including, in each case, the notes and schedules, if any, thereto) included in the Overture SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Overture as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) The information in the Proxy Statement or any amendment or supplement thereto will not, as of the date of mailing of the definitive Proxy Statement (and any amendment or supplement thereto) to the shareholders of Overture or at the time of the Extraordinary General Meeting, excluding information supplied by the JNF Parties, contain any statement of a material fact that is false or misleading or omits to state any material fact required to be stated therein in light of the circumstances under which it is made or necessary in order to make the statement therein not false or misleading. None of the information supplied or to be supplied by it expressly for inclusion or incorporation by reference in the S-4 or any of the Ancillary Public Disclosures will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 8.13  Transactions with Affiliates.  Except as contemplated by this Agreement, the Transaction Agreements or disclosed in the S-4 or the Proxy Statement, there are no contracts or transactions between the Overture Parties and any other Person of a type that would be required to be disclosed under Item 404 of Regulation SK under the Securities Act and the Exchange Act and no loans by the Overture Parties to any of its employees, officers or directors, or any of its Affiliates.

Section 8.14  Insurance.  Section 8.14 of the Overture Disclosure Schedule sets forth a correct and complete list of all material insurance policies issued in favor of any Overture Party, or pursuant to which such Overture Party is a named insured or otherwise a beneficiary. With respect to each such insurance policy, (i) the policy is in full force and effect and all premiums due thereon have been paid and (ii) it is not in any material respect, in breach of or default under, and it has not taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy.

Section 8.15  Books and Records.  All of the books and records of the Overture Parties are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable Laws. The minute books and other organizational documents of the Overture Parties are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all proceedings of the respective boards of directors of the Overture Parties (including the committees of such board of directors) and shareholders thereof.

Section 8.16  Information Supplied.  Its representations and warranties included in this Agreement, any Transaction Agreement and any list, statement, document or information set forth in, or attached to, any Overture Disclosure Schedule provided pursuant to this Agreement or any Transaction Agreement or delivered hereunder or thereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Notwithstanding the foregoing, it makes no representation, warranty or covenant with respect to any information supplied by any JNF Party which is contained in the S-4, the Proxy Statement or any Ancillary Public Disclosures.

Section 8.17  JNFAM.  The Overture Parties acknowledge that JNFAM is exempt from registration as an investment advisor under one or more exemptions provided in the Investment Advisers Act of 1940, as amended, and the consummation of the transactions do not require such registration.

Section 8.18  Solvency.  Assuming that the amount that will be required to be paid to those shareholders of Overture who vote against the Transaction and exercise their conversion rights with respect to their Overture Ordinary Shares is less than the balance of the Trust Account available to pay the same after providing for payment of the Purchase Price and all fees and expenses payable by Overture in connection with the Closing, upon the consummation of the Transactions, assuming the accuracy of and compliance with, the representations, warranties, covenants, and agreements of the parties contained herein, the Overture Parties will not (a) be insolvent or left with unreasonably little capital, (b) have incurred debts beyond their ability to pay such debts as they mature, or (c) have their capital impaired.

ARTICLE IX

COVENANTS

Section 9.01  Pre-Closing Conduct of Business.  (a) From the date hereof through the Closing Date, JNF and JNL agrees that, except as (i) expressly contemplated by this Agreement or the Transaction Agreements, (ii) required by applicable Law, or (iii) disclosed in the JNF Disclosure Schedule, or (iv) otherwise consented to by Overture in writing (which consent shall not be unreasonably withheld or delayed), JNF and JNL will carry on its business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, prior to the Closing Date, except as (i) expressly contemplated by this Agreement or the Transaction Agreements, (ii) required by applicable Law, or (iii) set forth in Section 9.01 of the JNF Disclosure Schedule, JNF and JNL will not, without the prior written consent of Newco (which shall not be unreasonably withheld or delayed):

(i) except as required by any Scheduled Annuity or expressly required or permitted herein, pay, discharge, or satisfy any claims in respect of any Scheduled Annuities other than in the ordinary course of business consistent with past practice;

(ii) knowingly take any action likely to materially decrease the value of the Scheduled Annuities (except for establishing, supplementing or otherwise adjusting reserves in the ordinary course of business and consistent with past practice);

(iii) change any material accounting principles, practices, or methods applicable to Scheduled Annuities other than as required by changes in GAAP;

(iv) make any material change in actuarial, underwriting, or claims administration policies, practices, procedures, methods, assumptions, or principles applicable to Scheduled Annuities;

(v) knowingly take any action that would cause the conditions set forth in Section 10.03(a) to become incapable of being satisfied; or

(vi) authorize or agree to do any of the foregoing actions.

(b) Prior to the Closing Date, Newco will (i) use commercially reasonable efforts to obtain and maintain all licenses from Governmental Authorities necessary to issue the reinsurance contemplated by the Transactions, and (ii) not knowingly take any action that would cause the conditions set forth in Section 10.02(a) to become incapable of being satisfied.

(c) From the date hereof through the Closing Date, the Overture Parties agree that, except as (i) expressly contemplated by this Agreement or the Transaction Agreements, (ii) required by applicable Law, or (iii) disclosed in the Overture Disclosure Schedule, or (iv) otherwise consented to by JNF in writing (which consent shall not be unreasonably withheld or delayed), the Overture Parties will carry on its business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, prior to the Closing Date, except as (i) expressly contemplated by this Agreement or the Transaction Agreements,

(ii) required by applicable Law, or (iii) set forth in the Overture Disclosure Schedule, the Overture Parties will not, without the prior written consent of JNF and JNL (which shall not be unreasonably withheld or delayed):

(i) amend, waive or otherwise change, in any respect, any of its respective Charter, bylaws and/ or equivalent organizational documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its capital stock, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its capital stock, or other securities or equity interests, including any securities convertible into or exchangeable for any of its capital stock or equity interest of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such capital stock or other securities or equity interests;

(iii) split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof, or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its capital equity or other securities or equity interests;

(iv) except for fees and expenses incurred with respect to the negotiation and delivery of this Agreement and the Transaction Agreements, and the consummation of the Transactions, incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any Person;

(v) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any Person or any division thereof, or any material amount of assets;

(vi) make capital expenditures in excess of $1,000,000;

(vii) prior to the Outside Date, adopt a plan of complete or partial liquidation, dissolution, merger (except as contemplated in the Agreement and Plan of Amalgamation), restructuring, recapitalization or other reorganization;

(viii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(ix) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

(x) authorize or agree to do any of the foregoing actions.

Section 9.02  Efforts to Close.  Subject to, and not in limitation of, Section 9.03 and the other terms and conditions of this Agreement and the Transaction Agreements, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to cause the Closing to occur at the earliest practicable date, and to obtain, as expeditiously as practicable, any authorizations, approvals, consents of, or agreements with Persons that may be or become necessary for the performance of its respective obligations under this Agreement and the Transaction Agreements to which each is a party and cause the Closing to occur, and will cooperate fully with each other in promptly seeking to obtain such authorizations, approvals, and consents. Upon the terms and subject to the conditions herein and subject to, and not in limitation of, Section 9.03, each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other party in doing, all things necessary or advisable under applicable Law to cause the Closing to occur, in the most expeditious manner practicable, including: (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the defending of any Legal Proceedings naming such party, whether judicial or administrative, challenging this Agreement, the Transaction Agreements or the performance of the obligations hereunder or thereunder; and (iii) the execution and delivery of such agreements, documents and instruments, and the taking of such other actions, as the other party may reasonably require in order to carry out the intent of this Agreement and the Transaction Agreements.

Section 9.03  Third Party and Regulatory Approvals.  (a) The JNF Parties will each use commercially reasonable efforts, and Newco will cooperate with the JNF Parties to secure, before the Closing Date, the consent, approval, or waiver in form and substance reasonably satisfactory to each of the JNF Parties and Newco, listed in Section 9.03 of the JNF Disclosure Schedule that are required to be obtained from any Person (other than a Governmental Authority) to consummate the transactions contemplated by this Agreement and the Transaction Agreements.

(b) During the period prior to the Closing Date, each of the parties hereto shall use their commercially reasonable efforts and cooperate with the other, in attempting to secure any consents and approvals of any Governmental Authority required to be obtained by any party hereto in order to permit the consummation of the Transactions in the most expeditious manner practicable, including approvals and consents from the Texas Department of Insurance (“TDI”) and any other consents set forth in Section 3.03 of the JNF Disclosure Schedule and from the Bermuda Monetary Authority (“BMA”) and any other consents set forth in Section 8.03 of the Overture Disclosure Schedule. Subject to applicable Law, the parties hereto will reasonably consult and cooperate with one another and will furnish to each other such necessary information and reasonable assistance as either party may reasonably request in connection with its preparation of necessary filings, submissions analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings necessary to obtain such regulatory approvals from any Governmental Authority in connection with the Transactions. Unless impractical, prior to filing any materials or documents with any Governmental Authority in connection with the Transactions, the parties hereto will afford the other parties hereto a reasonable opportunity (which shall be no less than three Business Days) to review and comment on such materials or documents. Without limiting any of the foregoing, JNL will include information in its submissions to the TDI in connection with the Transactions as Newco reasonably requests, and Newco will include information in its submissions to the BMA in connection with the Transactions as JNL reasonably requests. Notwithstanding any provision of this Agreement or the Transaction Agreements to the contrary, in no event will any party hereto be required to expend money (other than reasonable fees and expenses of external advisors and de minimis costs), commence or participate in any litigation, offer or grant any accommodation (financial or otherwise), increase any risk, incur any liability or change any material term of this Agreement or any of the Transaction Agreements in connection with obtaining the consent of any Governmental Authority related to the Transactions.

(c) To the extent not prohibited by the relevant Governmental Authority, each party hereto will use its commercially reasonable efforts to (i) permit the other parties hereto to review in advance any proposed written or material oral communication by such party to any Governmental Authority relating to the subject matter of this Agreement, (ii) promptly notify the other parties hereto of any written or material oral communication it or any of its Affiliates receives from any Governmental Authority relating to the subject matter of this Agreement and the Transaction Agreements, and (iii) provide to the other parties hereto copies of all correspondence, filings, or written communications between it (or its Representatives) and any such Governmental Authority relating to the subject matter of this Agreement and the Transaction Agreements; provided, that such correspondence, filing, or written communication does not contain or reveal confidential information of any party hereto or any of their respective Affiliates. The parties hereto will use commercially reasonable efforts to consult with the other in advance (to the extent it has reasonable notice thereof and the opportunity to so consult) and, to the extent permitted by such Governmental Authority, give the other the opportunity to attend and participate in any meeting with any Governmental Authority in respect of any filings, investigation, or other inquiry of a Governmental Authority related to the Transactions. This paragraph will not apply to ordinary course communications between either Newco or JNL and the TDI or BMA. From the date of this Agreement through the Closing Date, each party hereto will keep the other parties hereto promptly apprised of any material development relating to the Transactions of which such party learns through such communications with any Government Authority to the extent permitted by such Government Authority.

Section 9.04  Confidentiality.  Until the Closing Date, each party hereto will comply with its obligations under the Confidentiality Agreement, dated as of December 2, 2009 (the “Confidentiality Agreement”), with respect to any information obtained by any such Person in connection with this Agreement, the Transaction Agreements, and the Transactions. Notwithstanding anything to the contrary in the Confidentiality Agreement or in this Agreement, this Section 9.04 will not preclude communications or disclosures necessary to implement the provisions of this Agreement and the Transaction Agreements or to comply with SEC disclosure obligations or the rules of any stock exchange.

Section 9.05  Access.  Upon reasonable notice, from the date hereof until the Closing Date, JNL and JNL Bermuda will allow Overture and its authorized Representatives reasonable access during normal business hours in a manner as will not adversely impact the conduct of the business of JNL and JNL Bermuda to the reports, records underwriting files, claim files and other information reasonably requested by Overture and in JNL’s and JNL Bermuda’s possession (or readily available to it) that relate to the Scheduled Annuities and the subject matter of the Transactions (including surveillance reports, ongoing monitoring information of the underlying transactions and such other necessary information) (collectively, the “Books and Records”). JNL shall provide any information in its possession (or readily available to it) related to the Scheduled Annuities as may be reasonably requested by Overture in order for the Newco to prepare financial and other reports in the ordinary course of business. Notwithstanding the foregoing, JNL will have the right to redact or make unavailable for inspection by Overture or its Representatives any information which it reasonably believes it may not provide by reason of applicable Law, which it reasonably believes constitutes information protected by attorney/client privilege or the attorney work product doctrine or which it is required to keep confidential by reason of contracts with third parties or by Law. All information provided by a party to any other party hereunder will be deemed to be “Confidential Information” or “Evaluation Material” subject to the terms of the Confidentiality Agreement.

Section 9.06  Notification of Certain Matters.  Each party hereto shall provide prompt written notice to the other parties hereto of (i) any notice or other written communication from any Person or Governmental Authority received after the date of this Agreement alleging that the consent, authorization, or approval of such Person or Governmental Authority is or may be required in connection with the Transactions, (ii) any Legal Proceeding commenced or, to the Knowledge of the party, threatened in writing of which such party becomes aware after the date of this Agreement against, relating to or involving or otherwise affecting it that relates to the consummation of the Transactions, and (iii) any change of which such party becomes aware after the date of this Agreement that would reasonably be expected to have, individually or in the aggregate, an Overture Material Adverse Effect or a JNF Material Adverse Effect.

Section 9.07  Non-solicitation of Employees.  For a period of two (2) years following the date hereof, the Overture Parties and the Sponsors on the one hand and the JNF Parties, on the other hand, will not, and will cause their respective parents and subsidiaries not to without the prior written consent of the other parties, solicit any employees of the other or the other’s parent or subsidiaries to leave the employment of the other or the other’s parent or subsidiaries or violate the terms of their employment agreements, with the other or the other’s parent or subsidiary; provided, however, that nothing in this Section 9.07 will prohibit any of the parties hereto or their respective parents or subsidiaries from employing any such employee (i) who initiates discussions regarding such employment without any direct or indirect solicitation, (ii) who seeks employment in response to any general advertisement or other similar method and not in response to any direct or indirect solicitation efforts, (iii) whose employment has been terminated by the Overture Parties or the Sponsors, on one hand, or the JNF Parties, on the other hand, prior to commencement of employment discussions with any party hereto or its Affiliates, or (iv) whose employment was transferred from JNFAM to Overture or an Affiliate of Overture, pursuant to the exercise of the JNFAM Option.

Section 9.08  Fees and Expenses.  If Closing does not occur, each party hereto will bear all costs and expenses incurred by itself, its Affiliates, agents, attorneys and advisers relating to the authorization, preparation, negotiation, execution, and performance of this Agreement and the Transaction Agreements. If the Closing does occur, Overture shall reimburse the JNF Parties for all of the costs and expenses incurred by them, including without limitation the costs and expenses of their Affiliates, agents, attorneys, advisers, accountants, actuaries, recruiters and consultants relating to the authorization, preparation, negotiation, execution, and performance of this Agreement, the Transaction Agreements, the S-4, the Proxy Statement and the Transactions, up to an amount of $2,000,000.

Section 9.09  Supplementation and Amendment of Schedules.  From time to time, prior to the Closing, the parties hereto shall have the right to supplement or amend the JNF Disclosure Schedule or Overture Disclosure Schedule, as applicable, with respect to any matter arising hereafter or discovered after the delivery of the JNF Disclosure Schedule and Overture Disclosure Schedule pursuant to this Agreement. No such supplement or amendment shall have any effect on the satisfaction of the conditions to closing set forth in Article XI; provided, however, if the Closing shall occur, then the parties hereto shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, with respect to any and all matters disclosed pursuant to any such supplement or amendment prior to the Closing.

Section 9.10  Survival of Representations and Warranties; Indemnification.

(a) The representations and warranties contained in Articles III through VIII and the covenants and agreements set forth in Sections 9.01, 9.02, the first sentence of 9.05, the first sentence of 9.08, 9.12, 9.13, 9.14, 9.16, 9.17 and 9.20 hereof shall expire and terminate and be of no further force and effect as of the Closing Date; provided, however, that the representations and warranties contained in Sections 8.02, 8.09, 8.11 and 8.18 with respect to the Overture Parties, and Sections 3.02, 3.06(a), 3.06(b), 3.06(c), 3.13, 3.15 and Article IV with respect to the JNF Parties, shall survive for a period of one year from the Closing Date.

(b) Indemnification by the JNF Parties.  Subject to the limitations set forth in Section 9.10(e),

(i) Each of the JNF Parties shall severally and jointly (except for JNL and JNL Bermuda which shall severally and not jointly) indemnify and hold harmless each of the Overture Parties, their respective Affiliates and each of their respective successors and permitted assigns, and their respective officers, directors, managers, employees and agents (each, an “Overture Indemnified Party”) from and against any liabilities, claims (including claims by third Persons), demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) (collectively, “Damages”), that such Overture Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to any material breach by such JNF Party of any of their respective representations, warranties, covenants or agreements contained in this Agreement or the Transaction Agreements (except for the breaches of the representations, warranties, covenants or agreements contained in the Quota Share Reinsurance Agreement for which separate indemnification provisions are provided therein for such breaches).

(ii) JNF shall severally indemnify and hold harmless each Sponsor from and against any Damages that such Sponsor may sustain, suffer or incur and that result from, arise out of or relate to any material breach by JNF of any of its representations, warranties, covenants or agreements contained in this Agreement or the Transaction Agreements.

(c) Indemnification by the Overture Parties.  Subject to the limitations set forth in Section 9.10(e), the Overture Parties shall jointly and severally indemnify and hold harmless the JNF Parties and their respective Affiliates and each of their respective successors and permitted assigns, and their respective officers, directors, managers, employees and agents (each, a “JNF Indemnified Party”) from and against any Damages that such JNF Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to any breach by an Overture Party of any of their respective representations, warranties, covenants or agreements contained in this Agreement or the Transaction Agreements (except for the breaches of the representations, warranties, covenants or agreements contained in the Quota Share Reinsurance Agreement for which separate indemnification provisions are provided therein for such breaches).

(d) Indemnification by the Sponsors.  Subject to the limitations set forth in Section 9.10(e), each Sponsor, severally and not jointly, shall indemnify and hold harmless JNF from and against any Damages that JNF may sustain, suffer or incur and that result from, arise out of or relate to any breach by such Sponsor of any of his or her representations, warranties, covenants or agreements contained in this Agreement or the Transaction Agreements.

(e) Liability Baskets; Liability Caps.  The JNF Parties, the Overture Parties, and the Sponsors, in connection with this Agreement, the Transaction Agreements (except for the Quota Share Reinsurance

Agreement for which separate indemnification provisions are provided therein), the S-4, the Proxy Statement or the Transactions:

(i) shall not have any liability (including Damages) until the aggregate amount of any such liability incurred pursuant to Section 9.10(b), 9.10(c) or 9.10(d), respectively, exceeds $300,000 (and then only the extent of such excess); and

(ii) shall not have any liability (including Damages) if the aggregate amount of any such liability incurred pursuant to Section 9.10(b), 9.10(c) or 9.10(d), respectively, exceeds $1,000,000. For the avoidance of doubt, the maximum amount of aggregate liability that may be incurred pursuant to Section 9.10 by any of the JNF Parties, the Overture Parties or the Sponsors, is $1,000,000 less the $300,000 liability basket set forth in clause (i) above.

(f) Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Section 9.10 with respect to Actions brought against an indemnified party (each in such capacity, an “Indemnitee”) by a Person other than a party hereto (a “Third Party Claim”) shall be subject to the following terms and conditions:

(i) The Indemnified Representative will give the Indemnifying Representative as soon as practical after receiving written notice of any Third Party Claim or becoming aware of any condition or event that gives rise to such Third Party Claim, specifying the nature and the amount (the “Claim Notice”). The failure of the Indemnified Representative to give timely notice shall not affect the Indemnified Representative’s rights to indemnification hereunder except to the extent that the Indemnifying Representative demonstrates that it was materially prejudiced by such failure.

(ii) The Indemnifying Representative shall notify the Indemnified Representative within fifteen (15) days after receipt of the Claim Notice whether the Indemnifying Representative will undertake, conduct, and control, through counsel of his, her or its own choosing (subject to the consent of Indemnified Representative, such consent not to be unreasonably withheld, conditioned or delayed) and at his, her or its expense, the settlement or defense thereof, and Indemnified Representative shall cooperate with Indemnifying Representative in connection therewith, provided that if Indemnifying Representative undertakes such defense: (A) the Indemnifying Representative shall not thereby permit to exist any Encumbrance or other adverse charge upon any asset of Indemnified Representative or settle such Action without first obtaining the consent of Indemnified Representative, except for settlements solely covering monetary matters for which Indemnifying Representative has acknowledged responsibility for payment; (B) the Indemnifying Representative shall permit the Indemnified Representative (at the Indemnified Representative’s sole cost and expense) to participate in such settlement or defense through counsel chosen by the Indemnified Representative; and (C) the Indemnifying Representative shall agree promptly to reimburse the Indemnified Representative for the full amount of any loss resulting from such claim and all related expenses incurred by the Indemnified Representative, except for those costs expressly assumed by the Indemnified Representative hereunder. The Indemnified Representative agrees to preserve and provide access to all evidence that may be useful in defending against such claim and to provide reasonable cooperation in the defense thereof or in the prosecution of any Action against a third Person in connection therewith. The Indemnifying Representative’s defense of any claim or demand shall not constitute an admission or concession of liability therefor or otherwise operate in derogation of any rights Indemnifying Representative may have against Indemnified Representative or any third Person. So long as the Indemnifying Representative is reasonably contesting any such claim in good faith, the Indemnified Representative shall not pay or settle any such claim. If the Indemnifying Representative does not notify the Indemnified Representative within fifteen (15) days after receipt of Indemnified Representative’s Claim Notice that he, she or it elects to undertake the defense thereof, the Indemnified Representative shall (upon further written notice), have the right to contest, settle or compromise the claim in the exercise of his, her or its exclusive discretion at the expense of the Indemnifying Representative (provided that the Indemnifying Representative shall not be required to pay the Indemnified Representative’s expenses for the defense, settlement or compromise of claims which are not covered by the Indemnifying Representative’s obligations pursuant to this Section 9.10). Unless the Indemnifying Representative has

consented to a settlement of a Third Party Claim (not to be unreasonably withheld, conditioned or delayed), the amount of the settlement shall not be a binding determination of the amount of the Damages and such amount shall be determined in accordance with the provisions of this Agreement. Notwithstanding anything herein to the contrary, the Indemnifying Representative shall not be entitled to assume control of any defense described herein if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, Action, indictment, allegation or investigation; (ii) the Third Party Claim seeks, as one of his, her or its principal claims, an injunction or equitable relief against an Indemnitee; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments.

(g) To the extent that any Damages that are subject to indemnification pursuant to this Section 9.10 are covered by insurance, the Indemnitees shall use commercially reasonable efforts to obtain the maximum recovery under such insurance. If an Indemnitee has received the payment required by this Agreement from the Indemnifying Representative in respect of any Damages and later receives proceeds from insurance or other amounts in respect of such Damages, then he, she or it shall hold such proceeds or other amounts in trust for the benefit of the Indemnifying Representative and shall pay to the Indemnifying Representative, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Indemnifying Representative pursuant to this Agreement in respect of such Damages. Notwithstanding any other provisions of this Agreement and the Transaction Agreements, it is the intention of the Parties that no insurer or any other third Person shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. To the extent that any Damages that are subject to indemnification pursuant to this Section 9.11 are deductible for income Tax purposes by an Indemnitee, the amount of any Damages shall be reduced by the income Tax savings to such Person as a result of the payment of such Damages.

For purposes of this Agreement, the “Indemnified Representative” means Overture (with respect to an indemnification claim by a Overture Indemnified Party), JNF (with respect to an indemnification claim by a JNF Indemnified Party) and the Sponsor (with respect to an indemnification claim by such Sponsor). For the purposes of this Agreement, the “Indemnifying Representative” means JNF (with respect to an indemnification claim by an Overture Indemnified Party or a Sponsor), Overture (with respect to an indemnification claim by a JNF Indemnified Party) and the Sponsor (with respect to an indemnification claim by a JNF Indemnified Party).]

Section 9.11  Public Announcements.  The parties agree that no public release, announcement, public statement or communication concerning this Agreement, the Transaction Agreements or the Transactions shall be issued by a party or any of its Affiliates without the prior written consent of JNF or Overture (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable party shall use reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that either Overture or JNF may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous public releases, announcements, public statement or communications made by Overture or JNF in compliance with this Agreement.

Section 9.12  Proxy Statement.

(a) Simultaneously with the date of this Agreement or, if such date is impractical, promptly thereafter, Overture shall prepare and file with the SEC the S-4 and a proxy statement (the “Proxy Statement”) for the purpose of, among other things, registering the Company’s warrants and the Overture Ordinary Shares underlying such warrants and soliciting proxies from (i) holders of Overture Ordinary Shares to vote, at a meeting of the holders of Overture Ordinary Shares to be called for such purpose (the “Extraordinary General Meeting”), in favor of, among other things, (A) the adoption of this Agreement and the approval of the Transactions, (B) the adoption of the amendment and restatement of the Charter to effectuate (x) a change in the name of Overture, (y) the elimination of the staggered board provisions, and (z) the repurchase of certain Overture Ordinary Shares issued in Overture’s initial public offering, (C) the redemption of the Sponsors’ Overture Ordinary Shares, (D) the election of certain directors, (E) the adoption of the Equity Incentive Plan, (F) any other proposals the parties deem necessary to consummate the Transactions, and (G) an adjournment proposal (items (i)(A) through (i)(G), collectively, the “Proxy Matters”), and (ii) (A) holders of the Overture Warrants to amend the terms of the Warrant Agreement, dated January 30, 2008, by and between Overture and American Stock Transfer and Trust Company, as warrant agent, to amend the exercise price of the Overture Warrants to $11.00 per warrant (the “Warrant Amendment”), and (B) an adjournment proposal. Overture agrees that the Proxy Statement and the Other Filings does and will comply in all material respects with all applicable Laws, rules and regulations promulgated thereunder.

(b) The JNF Parties acknowledges that a substantial portion of the S-4 and the Proxy Statement shall include disclosure regarding the JNF Parties and its respective management, operations and financial condition. Accordingly, each of the JNF Parties agrees to promptly provide Overture with accurate and complete information concerning it and its management and operations and financial condition required to be included in the S-4 and the Proxy Statement. The JNF Parties shall make its managers, directors, officers and employees available to Overture and its Representative in connection with the drafting of the S-4 and the Proxy Statement and responding in a timely manner to comments on the S-4 and the Proxy Statement. Overture shall not file the Proxy Statement without the prior consent of JNF, such consent not to be unreasonably withheld.

(c) Overture, with the assistance of the JNF Parties, shall promptly respond to any SEC comments on the S-4 and the Proxy Statement and shall use reasonable best efforts to have the S-4 declared effective and the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable.

(d) Overture will advise JNF, promptly after it receives notice thereof, of the time when the S-4 is declared effective and the Proxy Statement has been cleared by the SEC under the Exchange Act or any supplement or amendment to the S-4 or the Proxy Statement has been filed, or any request by the SEC for amendment of the S-4 or the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the S-4 or the Proxy Statement shall be filed without the approval of JNF, which approval shall not be unreasonably withheld.

(e) If at any time prior to the Closing, any information relating to the Overture Parties, the JNF Parties or any of their respective subsidiaries, Affiliates, officers, managers or directors, should be discovered and that should be set forth in an amendment or supplement to the S-4 or the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Overture.

Section 9.13  Extraordinary General Meeting; Mailing of Proxy Statement.  As promptly as practicable following the execution of this Agreement, Overture, acting through the board of directors of Overture, shall, in accordance with applicable Law:

(a) duly call, give notice of, convene and hold the Extraordinary General Meeting for the purposes described in Section 9.12(a). Overture shall (i) use reasonable best efforts to solicit the approval of this Agreement, the Transaction Agreements and the Transactions by the stockholders of Overture, (ii) include in the Proxy Statement (1) the Overture board of directors’ declaration of the advisability of this Agreement and its recommendation to the stockholders of Overture that they adopt this Agreement and approve the Transactions, and (2) all other requests or approvals necessary to consummate the Transactions including, without limitation, the proposals set forth in Section 9.12(a) (other than those regarding adjournment) and (iii) use reasonable best efforts to solicit the approval of the Warrant Amendment by the holders of the Overture Warrants. Notwithstanding the foregoing, Overture may adjourn or postpone the Extraordinary General Meeting as and to the extent permitted by applicable Law. Overture shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders and warrantholders as promptly as practicable; and

(b) promptly transmit any amendment or supplement to its stockholders, if at any time prior to the Extraordinary General Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement.

Section 9.14  Other Actions.  Notwithstanding anything to the contrary in Section 9.12:

(a) as promptly as practicable after the execution of this Agreement, Overture will prepare and file any other filings required under the Securities Act or Exchange Act or any other federal, foreign, blue sky Law relating to the Transactions (“Other Filings”).

(b) as promptly as practicable after the execution of this Agreement, Overture and JNF shall mutually agree on and issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Immediately after the issuance of the Signing Press Release, Overture shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, attaching this Agreement and the Signing Press Release thereto (“Signing Form 8-K”), which JNF shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing.

(c) as promptly as practicable after the voting results at the Extraordinary General Meeting are known, Overture shall prepare a draft Form 8-K announcing such results, and announcing the Closing, if applicable, together with, or incorporating by reference, such other information that may be required to be disclosed with respect to such results, in any report or form to be filed with the SEC (“Closing Form 8-K”), which JNF shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. As promptly as practicable after the voting results at the Extraordinary General Meeting are known, Overture and JNF shall mutually agree on and issue a press release announcing such voting results and, if applicable, the consummation of the Transaction (“Closing Press Release”). Concurrently with the Closing, Overture shall distribute the Closing Press Release and shall file the Closing Form 8-K with the SEC.

Section 9.15  Required Information.  In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the S-4, the Proxy Statement, the Closing Form 8-K, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of the Overture Parties and the JNF Parties to any Government Authority, the NYSE Amex or other third Person in connection with the Transactions, and for such other reasonable purposes, the Overture Parties and the JNF Parties each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, managers, members, stockholders and equity holders and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of the Overture Parties or the JNF Parties to any third Person or any Governmental Authority in connection with the Transactions.

Section 9.16  Voting of Overture Ordinary Shares.  JNL shall vote any Overture Ordinary Shares to which JNL acquires prior to the Closing Date (and to which JNL is permitted to vote on as of the record date for the Extraordinary General Meeting) to approve the items set forth in Section 9.13(a) at the Extraordinary General Meeting.

Section 9.17  Registration Rights.  Prior to the Closing, JNL and Overture are to enter into a Registration Rights Agreement substantially in the form attached at Exhibit H hereto (the “Registration Rights Agreement”) with respect to any Overture Ordinary Shares acquired by JNL either (a) through open market purchases prior to the Closing Date, or (b) pursuant to the Securities Purchase Agreement at Closing. The Sponsors and Overture are to enter into an Amended and Restated Registration Rights Agreement substantially in the form attached at Exhibit I hereto (the “Amended and Restated Registration Rights Agreement”) with respect to any Overture Ordinary Shares or any other equity securities of Overture owned by the Sponsors at the Closing to be effective as of the Closing Date. Overture, the Sponsors and JNL are to enter into a Shareholders Agreement substantially in the form attached at Exhibit J hereto (the “Shareholders Agreement”) at the Closing to be effective as of the Closing Date.

Section 9.18  Directors.  At and after the Closing Date, the board of directors of Overture shall consist of seven (7) members of which (i) four (4) members shall be nominated by JNL, being David Smilow, Mitchell H. Caplan, Antoine Schwartz and Dean C. Kehler, and (ii) three (3) members shall be nominated by Overture and the Sponsors, being John F. W. Hunt, Marc J. Blazer, and Andrew H. Lufkin. Immediately after the Closing, David Smilow is to be the Executive Chairman of Overture and Mitchell H. Caplan is to be the Vice Chairman and Chief Executive Officer of Overture.

Section 9.19  JNFAM Option.

(a) Upon the Closing Date, JNF will grant to Overture an option to purchase all of the membership interests of JNFAM (the “JNFAM Option”) and Overture hereby accepts the JNFAM Option. The consideration for issuance for the JNFAM Option is to be $1.00, payable by Overture to JNF on the Closing Date, and such other good and valuable consideration the receipt and adequacy of which JNF hereby acknowledges. The parties hereto anticipate that JNFAM will be a registered investment advisor as of the date that is six (6) months after the Closing Date and if JNFAM is not, another entity indirectly or directly owned by JNF may become a registered investment advisor and will become the subject of the JNFAM Option instead of JNFAM.

(b) The JNFAM Option may be exercisable at anytime during the Option Period by delivery of the Option Notice in accordance with clause (c) prior to such expiration.

(c) In the event that Overture wishes to exercise the JNFAM Option, it shall give written notice (an “Option Notice”) to JNF (the date of delivery of such notice being the “Notice Date”) specifying a date, which shall be no later than thirty (30) Business Days and no earlier than five (5) Business Days following the Notice Date, for the execution and delivery of a purchase agreement by and among JNFAM, JNF and Overture setting forth the terms of the acquisition of JNFAM by Overture and the delivery of the exercise purchase price of up to $3.5 million, as contemplated by the JNFAM Option on terms to be agreed by the parties.

(d) During the Option Period, JNF shall not transfer, sell or dispose any portion of its membership interest in JNFAM to any Person nor allow or permit any Encumbrance to be attached to such membership interest.

Section 9.20  Amendment of Escrow Agreement.  In addition to the Sponsors’ Agreement, each of the Sponsors and Overture have executed an amendment to that certain Escrow Agreement, dated January 30, 2008, by and among the Sponsors, Overture and American Stock Transfer and Trust Company to reflect the redemption of the Overture Ordinary Shares by Overture pursuant to this Agreement and the Sponsors’ Agreement (the “Escrow Agreement Amendment”).

ARTICLE X

CLOSING CONDITIONS

Section 10.01  Conditions Precedent to the Obligations of Each Party.  The obligation of each party hereto to consummate the Closing on the Closing Date is subject to the satisfaction and fulfillment (or the waiver thereof by the party entitled to waive that condition) at or prior to the Closing of each of the following conditions:

(a) No statute, rule, or regulation shall have been enacted, entered, or promulgated and no Law shall have been issued by any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions and there shall not have been adopted any Law or regulation making all or any portion of the Transactions illegal.

(b) The parties hereto shall have received the authorizations, approvals, and consents of the Persons and Governmental Authorities identified in Sections 10.03 and 3.03 of the JNF Disclosure Schedule, Section 8.03 of the Overture Disclosure Schedule and Section 9.03 without any condition or requirement which, either alone or together with all such other conditions or requirements, would (i) be materially inconsistent with any material term of this Agreement or the Transaction Agreements, (ii) reasonably be expected to materially and adversely affect the benefits, taken as a whole, which either party would otherwise receive from the Transactions, or (iii) reasonably be expected to materially increase (A) Newco’s risk of paying a material amount, individually or in the aggregate, in claims under the Scheduled Annuities or (B) JNL’s risk of paying a material amount, individually or in the aggregate, in claims under risks it insures or guarantees other than the Scheduled Annuities.

(c) The Required Parent Vote shall have been obtained with respect to the Proxy Matters in accordance with Overture’s Charter and the Laws of the jurisdiction of its formation and the rules and regulations of the NYSE Amex and the stockholders of Overture holding thirty percent (30%) or more of the Overture Ordinary Shares shall not have voted against the Transactions and exercised their conversion rights under Overture’s Charter to convert their Overture Ordinary Shares into a cash payment from the Trust Account.

(d) The Warrant Amendment is approved by the holders of the Overture Warrants at the Extraordinary General Meeting.

(e) Overture and its underwriters and financial advisors have entered into the Compensation Amendment Agreements.

(f) Newco has received all necessary licenses, Permits and approvals from all Governmental Authorities and has taken all actions required to be duly registered, licensed, or admitted as an insurer under applicable Insurance Laws in each jurisdiction where it is or will be required to be so licensed or admitted to conduct its business as it relates to the Scheduled Annuities after the Closing Date, including Bermuda.

(g) Each of the Transaction Agreements shall have been fully executed by the parties thereto and delivered to the parties hereto.

(h) The amount of the payments to be made pursuant to the expected redemptions of Overture Ordinary Shares by shareholders of Overture and any future purchase contracts entered into by Overture with respect to the Overture Ordinary Shares shall not be in excess of $50,000,000 in the aggregate.

Section 10.02  Conditions Precedent to the Obligations of the JNF Parties.  The obligation of each of the JNF Parties to consummate the Closing on the Closing Date is subject to the satisfaction and fulfillment at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by JNF on behalf of the JNF Parties):

(a) The representations and warranties made by each of the Overture Parties herein and in any Transaction Agreement shall be true and correct at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and except where such failure to be true and correct would not reasonably be expected, individually or in the aggregate, to have an Overture Material Adverse Effect on any of the Overture Parties taken as a whole.

(b) The representations and warranties made by each Sponsor herein and in any Transaction Agreement shall be true and correct at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date).

(c) Each of the Overture Parties shall have performed in all material respects all agreements and complied with all covenants contained herein and in any Transaction Agreement required to be performed or complied with by it prior to or at the Closing.

(d) Each Sponsor shall have performed in all material respects all agreements and complied with all covenants contained herein and in any Transaction Agreement required to be performed or complied with by him or her prior to or at the Closing.

(e) JNF shall have received certificates from an authorized officer of each of the Overture Parties, dated at and as of the Closing Date, in form and substance reasonably satisfactory to JNF, certifying that the conditions specified in Sections 11.02(a) and (c) have been fulfilled.

(f) JNF shall have received a certificates from each Sponsor, dated at and as of the Closing Date, in form and substance reasonably satisfactory to JNF, certifying that the conditions specified in Sections 11.02(b) and (d) have been fulfilled.

(g) Each of the Overture Parties shall have delivered to JNF a true copy of the resolutions of the respective board of directors of the Overture Parties authorizing the execution of this Agreement and Transaction Agreements and the consummation of the transactions contemplated herein and therein, certified by the respective Secretary of the Overture Parties or similar officer.

(h) Holdco shall have formed Newco;

(i) No Overture Material Adverse Effect with respect to the Overture Parties shall have occurred since the date of this Agreement.

(j) Overture shall have obtained written confirmation from the Federal Trade Commission that the Transactions do not need to be approved or an application does not need to be filed with respect to the Transactions pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(k) JNF shall have received an opinion of the Overture Parties’ counsel, Ellenoff Grossman & Schole LLP, in form and substance reasonably acceptable to JNF, addressed to JNF, and dated as of the Closing Date.

(l) JNF shall have received an opinion of the Overture Parties’ counsel, Maples and Calder, in form and substance reasonably acceptable to JNF, addressed to JNF, and dated as of the Closing Date.

(m) JNF shall have received an opinion of the Overture Parties’ counsel, Appleby’s, in form and substance reasonably acceptable to JNF, addressed to JNF, and dated as of the Closing Date.

(n) The board of directors of Overture shall be constituted as set forth in Section 9.18, effective as of the Closing Date.

(o) The stockholders of Overture shall have approved the Equity Incentive Plan.

(p) JNF shall have received the Escrow Agreement Amendment duly executed by the Sponsors, Overture and American Stock Transfer and Trust Company.

(q) Overture and the Sponsors shall have executed and delivered the Sponsors’ Agreement.

Section 10.03  Conditions Precedent to the Obligations of the Overture Parties.  The obligations of each of the Overture Parties to consummate the Closing on the Closing Date is subject to the satisfaction and fulfillment at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by Overture on behalf of the Overture Parties):

(a) The representations and warranties made by each of the JNF Parties herein and in any Transaction Agreement shall be true and correct at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in all respects except where such failure to be true and correct would not reasonably be expected, individually or in the aggregate, to have a JNF Material Adverse Effect on the JNF Parties taken as a whole.

(b) Each of the JNF Parties shall have performed in all material respects all obligations and all agreements and complied with all covenants contained herein and in any Transaction Agreement required to be performed or complied with by it prior to or at the Closing.

(c) Overture shall have received a certificate from an authorized officer of each of the JNF Parties, dated at and as of the Closing Date, in form and substance reasonably satisfactory to Overture, certifying that the conditions specified in Sections 11.03(a) and (b) have been fulfilled.

(d) Each of the JNF Parties shall have delivered to Overture a true copy of the resolutions of the JNF Parties authorizing the execution of this Agreement and Transaction Agreements and the consummation of the transactions contemplated herein and therein, certified by the respective Secretary of each of the JNF Parties or similar officer.

(e) No JNF Material Adverse Effect shall have occurred with respect to the JNF Parties since the date of this Agreement.

(f) Overture shall have received an opinion of the JNF Parties’ counsel, Cadwalader, Wickersham & Taft LLP, in form and substance reasonably acceptable to Overture, addressed to Overture, and dated as of the Closing Date.

(g) Overture shall have received an opinion of the general counsel of JNF, in form and substance reasonably acceptable to Overture, addressed to Overture, and dated as of the Closing Date.

(h) Overture shall have received an opinion of the Overture Parties’ counsel, Maples and Calder, in form and substance reasonably acceptable to Overture, addressed to Overture, and dated as of the Closing Date.

(i) Overture shall have received an opinion of the Overture Parties’ counsel, Appleby’s, in form and substance reasonably acceptable to Overture, addressed to Overture, and dated as of the Closing Date.

(j) JNL and JNL Bermuda shall have entered into the Reinsurance Option and Contribution Agreement.

(k) JNL shall have acquired 24.5% of the Overture Ordinary Shares as of the Closing, either through (a) open market purchases of the Overture Ordinary Shares, and/or (b) through a private placement of shares of Overture Ordinary Shares pursuant to the Securities Purchase Agreement and/or (c) a combination thereof.

(l) JNL Bermuda and JNFAM shall have entered into the Investment Management Agreement.

(m) JNL, the Sponsors and Overture shall have entered into the Shareholders Agreement.

(n) JNF shall have contributed the Securities Portfolio to JNL Bermuda.

(o) Newco shall have assumed by operation of the Amalgamation the Investment Management Agreement and the Reinsurance Option and Contribution Agreement.

(p) Newco and JNL shall have entered into the Quota Share Reinsurance Agreement.

(q) The Sponsors shall have received the JNF Warrants pursuant to the Warrant Purchase Agreement as executed by JNF and the Sponsors.

Section 10.04  Frustration of Closing Conditions.  No party hereto may rely on the failure of any condition set forth in this Article XI if such failure was primarily caused by the failure of such party (or its Affiliates) to comply with its (or its Affiliates’) obligations or any provision under this Agreement.

ARTICLE XI

TERMINATION

Section 11.01  Termination.  This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date:

(a) by mutual written consent of the parties hereto;

(b) by any of the JNF Party, on the one hand, or the Overture Parties and the Sponsors, on the other hand, if the Closing conditions set forth in Section 10.01(a) cannot be satisfied by the Outside Date;

(c) by any of the JNF Parties, on the one hand, or the Overture Parties or the Sponsors, on the other hand, if the Closing Date has not occurred on or before 5:00 p.m. New York City time on January 30, 2010 (such date, the “Outside Date”) (or such later date as may be agreed in writing to by the parties hereto); provided, however, that the right to terminate this Agreement pursuant to this Section 11.01(c) will not be available to any party hereto whose failure (or failure of its Affiliates) to fulfill any of its (or its Affiliates’) obligations contained in this Agreement has been the cause of, resulted in, or contributed to the failure of the Closing to have occurred on or prior to the Outside Date;

(d) by the JNF Parties if any of the Overture Parties materially breach any representation, warranty, or covenant contained in this Agreement such that the conditions set forth in Section 10.02(a) or (c) would not be satisfied, such breach cannot be cured by the Outside Date and such breach results in an Overture Material Adverse Effect to the Overture Parties taken as a whole; or

(e) by the JNF Parties if any of the Sponsors materially breach any representation, warranty, or covenant contained in this Agreement such that the conditions set forth in Sections 11.02(b) or (d) would not be satisfied, such breach cannot be cured by the Outside Date; or

(f) by the Overture Parties, if any of the JNF Parties materially breach any representation, warranty, or covenant contained in this Agreement such that the conditions set forth in Section 10.03(a) or (b) would not be satisfied, such breach cannot be cured by the Outside Date and such breach results in a JNF Material Adverse Effect to the JNF Parties taken as a whole.

(g) by Overture or JNF if any Transaction Agreement is terminated.

Section 11.02  Effect of Termination.  In the event of termination of this Agreement pursuant to Section 11.01, this Agreement and all Transaction Agreements will forthwith become void and there will be no liability under this Agreement or any Transaction Agreement on the part of any party hereto, except to the extent that such termination results from the willful and material breach by a party of this Agreement provided, however, that the provisions of Sections 10.04, 10.08, Sections 13.01 though 13.14, and this Section 11.02 will each remain in full force and effect and will survive any termination of this Agreement. In the event of termination of this Agreement, none of the parties hereto shall be obligated to proceed with the Transactions. If Closing does not occur and the Transactions are not consummated by the Outside Date, any and all of the Transaction Agreements that have been executed and delivered shall terminate and become forthwith void. If Closing does not occur, JNL or any of its Affiliates that may hold Overture Ordinary Shares purchased in the open market (e.g. excluding the Overture Ordinary Shares purchased pursuant the Securities Purchase Agreement) shall be entitled to liquidation rights and receive funds from the Trust Account with respect to such shares on a pro rata basis with the other holders of the Overture Ordinary Shares.

ARTICLE XII

MISCELLANEOUS

Section 12.01  Trust Account Waiver.

(a) The JNF Parties each acknowledge that Overture is a blank check company formed for the purpose of acquiring one or more businesses or assets (an “Initial Business Combination”). The JNF Parties each further acknowledges that Overture’s sole assets consist of the cash proceeds of its initial public offering and private placements of its securities, and that substantially all of those proceeds have been deposited in the trust account for the benefit of Overture, certain of its public stockholders and the underwriters of the Overture’s initial public offering (the “Trust Account”). For and in consideration of Overture’s entering into this Agreement, the receipt and sufficiency of which is hereby acknowledged, each of the JNF Parties, on behalf of itself and any of their respective managers, directors, officers, Affiliates, members, shareholders, trustees or subsidiaries, hereby irrevocably waive any right, title, interest or claim of any kind (any “Claim”) they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, any Claims against Overture arising under this Agreement or the Transaction Agreements. Notwithstanding the provisions of this Section 12.01, the foregoing waiver shall not apply to (i) Claims for the Purchase Price in the event Closing does occur pursuant to the terms and conditions of this Agreement, or (ii) in the event Closing does not occur pursuant to the terms and conditions of this Agreement, Claims for liquidation rights and receiving funds from the Trust Account with respect to those Overture Ordinary Shares the JNF Parties purchased in the open market (e.g. excluding the Overture Ordinary Shares purchased pursuant the Securities Purchase Agreement).

(b) In the event the JNF Parties commence any Action based upon, in connection with, relating to or arising out of any matter relating to Overture, which proceeding seeks, in whole or in part, relief against the Trust Account and/ or its assets or the Overture’s public stockholders, whether in the form of money damages or injunctive relief, Overture shall be entitled to recover from the JNF Parties the associated legal fees and costs in connection with any such Action.

Section 12.02  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms hereof or were otherwise breached. In the event of any actual or threatened breach of any of the terms, conditions and provisions of this Agreement or any other Transaction Agreement prior to the consummation of the Transactions, the party or parties who are or are to be aggrieved shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms, conditions and provisions under this Agreement.

Section 12.03  Amendment; Waiver.  Subject to applicable Law, this Agreement may be amended, modified, or supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. Except as otherwise provided in this Agreement, the failure by any Person to comply with any obligation, covenant, or condition under this Agreement may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver or continuing waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Person to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver or continuing waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Person thereafter to enforce each and every such provision. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

Section 12.04  Notices.  All notices, consents, claims, demands, waivers, and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, electronic mail or in Portable Document Format (upon electronic confirmation of delivery) or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.04):

If to JNF:

Jefferson National Financial Corp.
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Facsimile: 502-213-2970
Electronic Mail: chawley@jeffnat.com
Attention: Craig A. Hawley
General Counsel & Secretary

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Facsimile: (212) 504-6666
Electronic Mail: ira.schacter@cwt.com
Attention: Ira J. Schacter, Esq.

If to JNL:

Jefferson National Life Insurance Company
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Electronic Mail: chawley@jeffnat.com
Facsimile: 502-213-2970
Attention: Craig A. Hawley
General Counsel & Secretary

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Facsimile: (212) 504-6666
Electronic Mail: ira.schacter@cwt.com
Attention: Ira J. Schacter, Esq.

If to JNL Bermuda:

JNL Bermuda LLC
c/o Jefferson National Financial Corp.
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Electronic Mail: chawley@jeffnat.com
Facsimile: 502-213-2970
Attention: Craig A. Hawley
General Counsel & Secretary

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Facsimile: (212) 504-6666
Electronic Mail: ira.schacter@cwt.com
Attention: Ira J. Schacter, Esq.

If to JNFAM:

JNF Asset Management, LLC
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Electronic Mail: chawley@jeffnat.com
Facsimile: 502-213-2970
Attention: Craig A. Hawley
General Counsel & Secretary

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Facsimile: (212) 504-6666
Electronic Mail: ira.schacter@cwt.com
Attention: Ira J. Schacter, Esq.

If to Overture:

Overture Acquisition Corp.
c/o Maples Corporate Services Limited
PO Box 309
Ugland House
Grand Cayman, KY 1-1104
Cayman Islands
Electronic Mail: blazer@overtureac.com
Attention: Marc Blazer

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas S. Ellenoff

If to Holdco:

Overture Re Holdings Ltd.
c/o Maples Corporate Services Limited
PO Box 309
Ugland House
Grand Cayman, KY 1-1104
Cayman Islands
Electronic Mail: blazer@overtureac.com
Attention: Marc Blazer

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas S. Ellenoff

If to Newco:

Overture Re Ltd.
c/o Maples Corporate Services Limited
PO Box 309
Ugland House
Grand Cayman, KY 1-1104
Cayman Islands
Electronic Mail: blazer@overtureac.com
Attention: Marc Blazer

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas S. Ellenoff

If to the Sponsors:

Marc Blazer
c/o Overture Acquisition Corp.
325 North End Avenue PHB
New York, New York 10282
Electronic Mail: blazer@overtureac.com
Attention: Marc Blazer

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas S. Ellenoff

Section 12.05  Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, remedy or right of Action of any nature whatsoever, arising directly or indirectly out of, based upon or in any way related to or in connection with this Agreement or the Transaction Agreements.

Section 12.06  Successors and Assigns.  No party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto, and any attempt to make any such assignment (by operation of Law or otherwise) without such consent will be null and void. Any assignment will not relieve the party making the assignment from any liability under this Agreement. Upon any such permitted assignment, the references in this Agreement to any party hereto shall also apply to any such party’s assignee unless the context otherwise requires.

Section 12.07  Governing Law.  This Agreement will be governed by and construed in accordance with the internal Laws of the State of New York, without regard to any applicable conflict of Laws principles.

Section 12.08  Submission to Jurisdiction; Waivers.  Each party hereby irrevocably agrees that any Legal Proceeding with respect to, arising out of, connected to or otherwise relating to this Agreement, the Transaction Agreements or the Transactions may be brought and determined in any federal or state court located in the State and City of New York in the Borough of Manhattan, and each party hereby irrevocably submits with regard to any such Legal Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Proceeding with respect to this Agreement, the Transaction Agreements or the Transactions (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (iii) to the fullest extent permitted by applicable Law, that (a) the Legal Proceeding in any such court is brought in an inconvenient forum, (b) the venue of such Legal Proceeding is improper, and (c) this Agreement, the Transaction Agreements or the Transactions may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document on such party as provided in Section 12.04 shall be effective service of process for any Legal Proceeding brought against such party in such courts. Each party hereto further agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSACTION AGREEMENTS, OR THE TRANSACTIONS.

Section 12.09  Partial Invalidity and Severability.  All rights and restrictions contained herein may be exercised and will be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid, and enforceable. If any term or other provision of this Agreement, or part thereof, not essential to the purpose of this Agreement will be held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, it is the intention of the parties hereto that the remaining terms hereof, or part thereof will constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, will remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 12.10  Entire Agreement.  This Agreement (including the Transaction Agreements, and the appendixes, schedules and exhibits attached hereto), and the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement.

Section 12.11  Definitions.  In addition to the terms defined elsewhere herein, as used in this Agreement, the following terms have the meanings specified below:

(a) “Action” means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Authority.

(b) “Affiliate” means, with respect to any particular Person, any other Person which, directly or indirectly, controls or is controlled by or under common control with such particular Person. A Person will be “controlled by” any other Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, contract, or otherwise.

(c) “Business Day” means any day other than a Saturday, Sunday or other day on which national commercial banking institutions located in New York, New York, Bermuda or the Cayman Islands are authorized by Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day will be deferred until the next succeeding Business Day.

(d) “Charter” means the Amended and Restated Memorandum and Articles of Association of Overture Acquisition Corp.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

(f) “GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

(g) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any central bank thereof, any municipal, local, city, or county government, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation, or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(h) “JNF Material Adverse Effect” means, with respect to the JNF Parties, any circumstance, change in or effect on the JNF Parties that, individually or in the aggregate with all other circumstances, is or is reasonably likely to be materially adverse to (a) the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer relationships, results of operations or the condition (financial or otherwise) of any of the JNF Parties, or (b) the ability of any JNF Party to consummate the Transactions; other than any effect resulting from (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the JNF Parties operate except to the extent such change has a disproportionate effect on the JNF Parties; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (iv) the execution, performance or compliance by the JNF Parties with this Agreement and the Transaction Agreements; (v) the effect of any changes in applicable Laws or accounting rules; or (vi) any effect resulting from the public announcement of this Agreement or the consummation of the Transactions.

(i) “JNF Parties” means JNF, JNL, JNL Bermuda and JNFAM.

(j) “Knowledge”, with respect to any Person, means the actual knowledge of the executive officers of such Person after reasonable inquiry.

(k) “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule (including any rules regarding discovery), code, order (including injunction, judgment, decree, ruling, writ, assessment, or arbitration award), requirement or rule of law (including common law) enacted, promulgated, issued, or entered by a Governmental Authority.

(l) “Legal Proceeding” means any judicial, administrative or arbitral actions, suits, material inquiry, investigations, proceedings, or claims (including counterclaims) by or before a Governmental Authority.

(m) “Lien” means any charge, or other claim, community property interest, condition, equitable interest, lien, encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, right of first offer, retention of title agreement, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(n) “Overture Material Adverse Effect” means, with respect to the Overture Parties, any circumstance, change in or effect on the Overture Parties that, individually or in the aggregate with all other circumstances, is or is reasonably likely to be materially adverse to (a) the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer relationships, results of operations or the condition (financial or otherwise) of the Overture Parties taken as a whole, or (b) the ability of the Overture Parties to consummate the Transactions; other than any effect resulting from (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Overture Parties operate except to the extent such change has a disproportionate effect on the Overture Parties; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (iv) the execution, performance or compliance by the Overture Parties with this Agreement and the Transaction Agreements; (v) the effect of any changes in applicable Laws or accounting rules; or (vi) any effect resulting from the public announcement of this Agreement or the consummation of the Transactions.

(o) “Overture Parties” means Overture, Holdco and Newco.

(p) “Person” means an individual, corporation, limited liability company, association, joint-stock company, business trust or other similar organization, partnership, joint venture, trust, unincorporated organization, or government or any agency, instrumentality, or political subdivision thereof.

(q) “Representative” means with respect to any Person, each of such Person’s directors, officers, employees, attorneys, accountants, advisors, agents, and other representatives.

(r) “Scheduled Annuity” means those policies listed in Schedule A to the Quota Share Reinsurance Agreement.

(s) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

(t) “Taxes” or “Tax” means all federal, national, state, province, local and foreign taxes, charges, duties, fees, levies or other assessments, including without limitation income, excise, property, sales, use, gross receipts, recording, insurance, value addeds, profits, license, withholding, payroll, employment, capital stock, customs duties, net worth, windfall profits, capital gains, transfer, registration, estimated, stamp, social security, environmental, occupation, franchise or other taxes of any kind whatsoever, imposed by any Governmental Authority, and all interest, additions to tax, penalties and other similar amounts imposed thereon.

(u) “Tax Return” means, with respect to any Person, all federal, national, state, province, local and foreign Tax returns, reports, declarations, statements and other documentation, including any schedule or attachment thereto, required to be filed by or on behalf of such Person (or any predecessor) or any consolidated, combined, affiliated or unitary group of which such Person is or has been a member (but only with respect to taxable periods during which such Person is a member thereof), including information returns required to be provided to any payee or other Person.

(v) “Transaction Agreements” means the Securities Purchase Agreement, the Reinsurance Option and Contribution Agreement, Quota Share Reinsurance Agreement, Investment Management Agreement, Agreement and Plan of Amalgamation, Warrant Purchase Agreement, Equity Incentive Plan, Registration Rights Agreement, Shareholders Agreement, the Amended and Restated Registration Rights Agreement, the Sponsors’ Agreement, Compensation Amendment Agreements and the Overture Warrant Amendment Letter Agreement.

The following terms have the meanings set forth in the Sections listed below:

Definition	Location

Advisers Act	Section 7.01
Agreement	Preamble
Agreement and Plan of Amalgamation	Recitals
Ancillary Public Disclosures	Section 3.3
BMA	Section 9.03(b)
Books and Records	Section 9.05
Claim	Section 12.01 _)
Claim Notice	Section 9(f)(i)
Closing	Section 2.01
Closing Form 8-K	Section 9.14(b)
Closing Press Release	Section 9.14(b)
Closing Date	Section 2.01
Confidentiality Agreement	Section 9.04
Damages	Section 9.10(b)(i)
Encumbrance	Section 3.03
Enforceability Exception	Section 3.02
Equity Incentive Plan	Recitals
Exchange Act	Section 9.12(c)
Holdco	Preamble
Indemnified Representative	Section 9.10(g)
Indemnifying Representative	Section 9.10(g)
Indemnitee	Section 9.10(f)
Initial Business Combination	Section 12.01(a)
Insurance Laws	Section 4.03(a)
Investment Management Agreement	Recitals
JNF	Preamble
JNF Financial Statements	Section 3.07
JNFAM	Preamble
JNFAM Option	Section 9.10

Definition	Location

JNL	Preamble
JNF Disclosure Schedule	Article III
JNF Indemnified Party	Section 9.10(c)
JNL Bermuda	Preamble
Newco	Preamble
Notice Date	Section 9.20
Option Notice	Section 9.20
Option Period	Recitals
Order	Section 3.12
Outside Date	Section 11.01(c)
Overture	Preamble
Overture Disclosure Schedule	Article VIII
Overture Indemnified Party	Section 9.10(b)(i)
Overture Ordinary Shares	Recitals
Overture SEC Reports	Section 8.16
Overture Warrants	Recitals
Permits	Section 3.04
Proxy Matters	Section 9.12(a)
Proxy Statement	Section 9.12(a)
Quota Share Reinsurance Agreement	Recitals
Reinsurance Option and Contribution Agreement	Recitals
Required Parent Vote	Section 8.02
S-4	Section 3.16
Securities Portfolio	Recitals
Securities Purchase Agreement	Recitals
Signing Press Release	Section 9.14(a)
Signing Form 8-K	Section 9.14.a)
Extraordinary General Meeting	Section 9.12(a)
Sponsors’ Agreement	Recitals
TDI	Section 9.03(b)
Third Party Claim	Section 9.10(f)
Transactions	Section 1.03
Trust Account	Section 12.01(a)]
Warrant Amendment	Section 9.12(a)
Warrant Purchase Agreement	Recitals

Section 12.12  Interpretation.  The following rules shall apply to the interpretation of this Agreement

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time may be amended, modified or supplemented, including by succession of comparable successor Laws;

(h) any reference to a Person is also to its successors and permitted assigns; and

(i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

Section 12.13  Joint Participation.  The parties hereto have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. The terms of this Agreement and the other Transaction Agreements shall be considered and interpreted without any presumption, inference or rule requiring construction or interpretation of any provision of this Agreement against the interests of the drafter of this Agreement.

Section 12.14  Counterparts.  This Agreement may be executed in as many counterparts as may be required, which counterparts may be delivered by facsimile or electronic mail, and it shall not be necessary that the signature of, or on behalf of, each party hereto, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party hereto, or that the signatures of the persons required to bind any party hereto, appear on one or more such counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in Portable Document Format form will have the same effect as physical delivery of the paper document bearing the original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

JEFFERSON NATIONAL LIFE INSURANCE
  COMPANY, a Texas insurance company

By:
Name:

Title:

JEFFERSON NATIONAL FINANCIAL CORP., a
  Delaware corporation

By:
Name:

Title:

JNL BERMUDA LLC., a Delaware limited liability company

By:
Name:

Title:

JNF ASSET MANAGEMENT, LLC, a Delaware
  limited liability company

By:
Name:

Title:

OVERTURE ACQUISITION CORP., a Cayman
  Islands company

By:
Name:

Title:

OVERTURE RE HOLDINGS LTD., a Bermuda
  exempt company

By:
Name:

Title:

By:
John F.W. Hunt

By:
Lawton W. Fitt

By:
Paul S. Pressler

By:
Marc J. Blazer

By:
Domenico DeSole

By:
Mark Booth

By:
Andrew M. Lufkin

JNF Disclosure Schedule

See attachment.

JNF Disclosure Schedule-1

Overture Disclosure Schedule

See attachment.

Overture Disclosure Schedule-1

Exhibit A

Form of Securities Purchase Agreement

Exh. A-1

Exhibit B

Form of Reinsurance Option and Contribution Agreement

Exh. B-1

Exhibit C

Form of Quota Share Reinsurance Agreement

Exh. C-1

Exhibit D

Form of Investment Management Agreement

Exh. D-1

Exhibit E

Form of Agreement and Plan of Amalgamation

Exh. E-1

Exhibit F

Form of Warrant Purchase Agreement

Exh. F-1

Exhibit G

Form of Equity Incentive Plan

Exh. G-1

Exhibit H

Form of Registration Rights Agreement

Exh. H-1

Exhibit I

Form of Amended and Restated Registration Rights Agreement

Exh. I-1

Exhibit J

Form of Shareholders Agreement

Exh. J-1

Exhibit K

Form of Sponsors’ Agreement Exhibit

Exh. K-1

ANNEX II

AMENDMENT NO. 1 TO THE WARRANT AGREEMENT

This Amendment No. 1, dated as of January [  ], 2010 (the “Amendment”), to the Warrant Agreement, dated as of January 30, 2008 (the “Warrant Agreement”), by and between Overture Acquisition Corp., a Cayman Islands exempted company (the “Company”), and American Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company consummated its initial public offering (the “IPO”)on February 5, 2008, pursuant to which the Company issued 15,000,000 units to public stockholders; and

WHEREAS, each unit consisted of one ordinary share, par value $0.0001 per share, of the Company (the “Ordinary Share”) and one warrant to purchase one Ordinary Share at an exercise price of $7.00 per Ordinary Share (the “Public Warrants”); and

WHEREAS, in conjunction with its initial public offering, the Company privately placed 4,380,000 warrants (the “Private Warrants”), at $1.00 per warrant, to the Company’s Sponsors (as set forth in the Master Agreement, defined below). With each such Private Warrant exercisable into one Ordinary Share at $7.00 per Ordinary Share (the Private Warrants, together with the Public Warrants, the “Warrants”); and

WHEREAS, the terms of the Warrants are governed by the Warrant Agreement and capitalized terms used, but not defined, in Section 1 shall have the meaning given to such term in the Warrant Agreement; and

WHEREAS, the Company has entered into that certain Master Agreement dated as of December 9, 2009 by and among the Company, the Sponsors, Jefferson National Financial Corp., Jefferson National Life Insurance Company, JNL Bermuda LLC, JNF Asset Management, LLC, and Overture Re Holdings Ltd. (“Overture Re”) (the “Master Agreement”), pursuant to which Overture Re will form Overture Re Ltd., a wholly owned subsidiary which will merge with and into JNL Bermuda LLC (the “Transaction”); and

WHEREAS, pursuant to the Master Agreement, the Company agreed to seek the approval of the holders of its outstanding Warrants to amend the Warrant Agreement; and

WHEREAS, the Company now proposes to amend the terms of the Warrants as follows: (i) to increase the exercise price of the Warrants from $7.00 to $11.00 per share, (ii) to extend the expiration date of the Warrants to January 30, 2015, and (iii) to increase the price at which the Ordinary Shares must trade before the Company would be able to redeem the Warrants issued in the Company’s IPO from $14.25 to $20.00; and

WHEREAS, a majority in interest of the outstanding Warrants has approved the Warrant Amendment Proposal.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant Agreement as set forth herein:

1.	Warrant Agreement

1.1.  Form of Warrants.  The Public and Private Warrants as amended shall be in substantially the form of Exhibit A hereto, the provisions of each of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer or President and Chief Financial Officer, Treasurer, Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company’s seal.

1.2.  Warrant Price and Duration of Warrants.  The exercise price of the Warrants and the period during which a Warrant may be exercised set forth in Section 6(a) are hereby amended in its entirety so that it now reads in full as follows:

“(a) Exercise Price and Exercise Period.

The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the “Exercise Price”) shall be $11.00 per share, and each Warrant shall be initially exercisable to purchase one Ordinary Share.

Subject to the terms of this Agreement (including without limitation Section 6(d) below), each Warrant holder shall have the right, which may be exercised commencing at the opening of business on the first day of the applicable Warrant Exercise Period set forth below and until 5:00 p.m., New York City time, on the last day of such Warrant Exercise Period, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares or on a cashless basis pursuant to Section 6(d), if applicable. No adjustments as to dividends will be made upon exercise of the Warrants.

The “Warrant Exercise Period” shall commence on the date of consummation of the Transaction and shall end on the earlier of January 30, 2015 and the Business Day preceding the date on which such Warrants are redeemed pursuant to Section 6(b) below; provided that the Sponsors’ Warrants may not be exercised prior to the Transfer Restriction Termination Date.

The “Closing Price” of the Ordinary Shares on any date of determination means;

(i) the closing sale price for the regular trading session (without considering after hours or other trading outside regular trading session hours) of the Ordinary Shares (regular way) on the NYSE Amex on that date (or, if no closing price is reported, the last reported sale price during that regular trading session),

(ii) if the Ordinary Shares are not listed for trading on the NYSE Amex (or other exchange on which the Ordinary Shares trade) on that date, as reported in the composite transactions for the principal United States securities exchange on which the Ordinary Shares are so listed,

(iii) if the Ordinary Shares are not so reported, the last quoted bid price for the Ordinary Shares in the over-the-counter market as reported by the OTC Bulletin Board, the National Quotation Bureau or similar organization, or

(iv) if the Ordinary Shares are not so quoted, the average of the mid-point of the last bid and ask prices for the Ordinary Shares from at least three nationally recognized investment banking firms that the Company selects for this purpose.

Each Warrant not exercised or redeemed prior to 5:00 p.m., New York City time, on the last day of the Warrant Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.”

1.3.  Amendments to Section 6(b).  Section 6(b) is hereby amended in its entirety so that it now reads in full as follows:

“(b) Redemption of Warrants.

The Company may call the Warrants for redemption, in whole and not in part, at a price of $.01 per Warrant, upon not less than 30 days’ prior written notice of redemption to each Warrant holder, at any time after such Warrants have become exercisable pursuant to Section 6(a), if, and only if, (i) the Closing Price has equaled or exceeded $16.00 per share for any 20 trading days within a 30-trading-day period ending on the third Business Day prior to the notice of redemption to Warrant holders and (ii) at all times between the date of such notice of redemption and the redemption date a registration statement is in effect covering the Warrant Shares issuable upon exercise of the Warrants and a current prospectus relating to those Warrant Shares is available.

Upon a call for redemption of Warrants by the Company, the Company shall have the right to require all holders of Warrants subject to redemption who exercise such Warrants after the Company’s call for redemption to do so on a cashless basis in accordance with the procedures set forth in Section 6(d).

Notwithstanding the foregoing, no Sponsors’ Warrants shall be redeemable at the option of the Company so long as they are held by the purchasers set forth in Schedule I hereto (the “Sponsors”) or a Permitted Transferee; provided that the fact that one or more Sponsors’ Warrants are non-redeemable because they are held by a Sponsor or a Permitted Transferee shall not affect the Company’s right to redeem the Public Warrants and all Sponsors’ Warrants that are not held by a Sponsor or a Permitted Transferee pursuant to the preceding paragraph.”

2.  Miscellaneous.

2.1 Governing Law.  The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles. The parties agree that all actions and proceedings arising out of this Amendment or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Amendment or the transactions contemplated hereby.

2.2 Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

2.3 Entire Agreement.  This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the Warrant Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

2.4 Severability.  This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.5 Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

2.6 Indemnity.  Notwithstanding any provision of this Amendment or the Warrant Agreement to the contrary, the Company hereby agrees to indemnify the Warrant Agent and save it harmless from and against any and all expenses, including reasonable counsel fees and disbursements, or losses incurred by the Warrant Agent in connection with any action, suit or other proceeding brought against the Warrant Agent involving any claim or potential claim, or in connection with any claim or demand, which in any way arises out of or relates to this Amendment or the Warrant Agent’s execution thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Warrant Agreement as of the date first set forth above.

OVERTURE ACQUISITION CORP.

By:
Name:

Title:	President and Treasurer

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:

Title:	Vice President

Annex III — Shareholder Resolutions

1	Business Combination (the “Business Combination Proposal”)

It is resolved THAT the Business Combination Proposal (as defined in the Company’s proxy statement dated December [    ●    ] 2009 (the “Proxy Statement”)), and the transactions contemplated by the Master Agreement (as defined in the Proxy Statement) (the “Transaction”), be approved.

2	Change of Name (the “Name Change Proposal”)

It is resolved as a special resolution THAT the name of the Company be changed from “Overture Acquisition Corp.” to “Overture Capital Corp.” effective upon consummation of the Transaction.

3	Amendments to Amended and Restated Memorandum and Articles of Association (the “Share Repurchase Amendment Proposal”)

It is resolved as a special resolution THAT the following amendments to the Amended and Restated Memorandum and Articles of Association of the Company be approved effective upon consummation of the Transaction:

(a) Article 1 be amended by inserting the following definition immediately after the definition of “competent regulatory authority”:

“Designated Stock Exchange” shall mean either the Over-the-Counter Bulletin Board, the National Market System or the Capital Market of the Nasdaq Stock Market, Inc., the American Stock Exchange, or the New York Stock Exchange, provided, however, that until the Shares are listed on any such “Exchange” the rules of any such Designated Stock Exchange shall be inapplicable to these Articles.

(b) Article 20 be deleted and replaced with the following wording:

“20 Subject to the provisions of the Statute and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority and Articles 165 to 170, the Company may issue Shares or other securities that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares. Subject to the provisions of the Statute, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may purchase its own Shares (including any redeemable Shares) provided that (i) the Members shall have approved the manner of purchase by Ordinary Resolution or (ii) the manner of purchase is in accordance with the following Articles 20.1 to 20.3 (this authorisation is in accordance with sections 37(2) and 37(3)(d) of the Statute or any modification or re-enactment thereof for the time being in force).

20.1 The Company is authorised to purchase any Share listed on a Designated Stock Exchange in accordance with the following manner of purchase: (i) the maximum number of Shares that may be repurchased shall be equal to the number of issued and outstanding Shares of the Company less one Share, and (ii) at such time at such price and on such other terms as determined and agreed by the Board in their sole discretion; provided however, that (x) such repurchase transaction shall be in accordance with the relevant code, rules and regulations applicable to the listing of the Shares on the Designated Stock Exchange; and (y) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

20.2 The Company is authorised to purchase any Share not listed in a Designated Stock Exchange in accordance with the following manner of purchase: (i) the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the

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repurchase date, (ii) the price for the Shares being repurchased shall be such price agreed between the Board and the applicable Member, (iii) the date of repurchase shall be the date specified in the repurchase notice, (iv) the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion, and (v) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

20.3 The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.”

4	Amendments to Amended and Restated Memorandum and Articles of Association (the “Staggered Board Elimination Proposal”)

It is resolved as a special resolution THAT the following amendments to the Amended and Restated Memorandum and Articles of Association of the Company be approved effective upon consummation of the Transaction:

(a) Article 96 be amended by removing the word “three” and replacing same with the word “seven”;

(b) Article 97 be amended by deleting the following wording:

“The Directors shall be divided into three classes: Class A, Class B and Class C. The number of Directors in each class shall be as nearly equal as possible. The existing Directors shall by resolution classify themselves as Class A, Class B or Class C Directors. The Class A Directors shall stand elected for a term expiring at the Company’s first annual general meeting, the Class B Directors shall stand elected for a term expiring at the Company’s second annual general meeting and the Class C Directors shall stand elected for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the fourth succeeding annual general meeting after their election. Except as the Statute or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.”

5	Repurchase of Ordinary Shares issued to Founders (the “Share Repurchase Proposal”)

It is resolved:

(a) THAT pursuant to Article 21 of the Amended and Restated Memorandum and Articles of Association of the Company, subject to the Company having sufficient funds lawfully available therefor, the Company hereby authorises and approves the purchase by the Company of 3,750,000 ordinary shares of a par value of US$0.0001 each from John F. W. Hunt, Marc J. Blazer, Blazer Investments, LLC, Marc Blazer 2007 GRAT, Mark Booth, Domenico De Sole, Lawton W. Fitt, Paul S. Pressler and Andrew H. Lufkin (the “Founder Shareholders”) at a repurchase price of US$25,000 (being US$0.006 per ordinary share) (the “Repurchase Shares”);

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(b) THAT the manner of purchase be that the Repurchase Shares be purchased from the holder thereof at the price specified in (a) above and that the proceeds be paid to the Founder Shareholders on the date of closing of the Transaction on or before January 30, 2010 out of the capital and/or retained earnings of the Company; and

(c) THAT American Stock Transfer and Trust Company be and hereby is instructed to update the Company’s register of members in respect of the aforesaid.

6	Election of Directors (the “Board of Directors Proposal”)

It is resolved THAT David Smilow, Mitchell H. Caplan, John W. Hunt, Marc J. Blazer, Antoine Schwartz, Andrew Lufkin and Dean C. Kehler be elected as Directors of the Company in accordance with the Articles such appointments to take effect immediately upon consummation of the Transaction.

7	Incentive Plan Proposal (the “Incentive Plan Proposal”)

It is resolved THAT the 2009 Long Term Incentive Plan (the “Plan”) be and is hereby approved and that the Directors of the Company be and are hereby authorised to do all such acts and things as they may consider appropriate to implement the Plan.

8	Adjournment of Meeting (the “Shareholder Adjournment Proposal”)

It is resolved THAT the Extraordinary General Meeting be adjourned to a later date or dates, if necessary, at such date and time as shall be announced by the Chairman at the Extraordinary General Meeting.

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ANNEX IV

OVERTURE ACQUISITION CORP.
2010 STOCK INCENTIVE PLAN

1. Purposes.

(a) Eligible Award Recipients.   The persons eligible to receive Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Awards.   The purpose of the 2010 Stock Incentive Plan (the “Plan”) is to provide a means by which eligible Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the Ordinary Shares (“Shares”) through the granting of the following awards: (i) stock options, (ii) stock bonuses and (iii) restricted stock (collectively, “Awards”).

(c) General Purpose.   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

(a) “Affiliate” means any subsidiary of the Company or any entity selected by the Board to participate in this Plan.

(b) “Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. Each Award Agreement shall be subject to the terms and conditions of the Plan (and in the event of any inconsistency between the terms of an Agreement and the Plan, the terms of the Plan will override).

(c) “Award” has the meaning set forth in Section 1(b) of the Plan.

(d) “Board” means the board of directors of the Company.

(e) “Cause” means, if the Participant is a party to an employment agreement or other agreement for services with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement or definition exists, it shall mean a Participant’s (i) material breach of any of such Participant’s covenants or obligations under any applicable employment agreement or agreement for services or non-compete agreement; (ii) continued failure after written notice from the Company or any applicable Affiliate to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of such Participant’s superiors, including, without limitation, the Board; (iii) commission of a crime constituting a felony (or its equivalent) under the laws of any jurisdiction in which the Company or any applicable Affiliate conducts its business or other crime involving moral turpitude; or (iv) material violation of any material law or regulation (including, without limitation, the Foreign Corrupt Practices Act or any similar non-U.S. statute) or any policy or code of conduct adopted by the Company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the Company or of an Affiliate. The Board or Committee, in good faith, shall determine all matters and questions relating to whether a Participant has been discharged for Cause.

(f) “Change in Control” means the occurrence of one of the following events:

(i) any “person” or “group” becomes the “beneficial owner” (as such terms are used in Rule 13d-3 promulgated under Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 51% or more of the Shares (measured by voting power rather than number of shares); provided, however, that an event described in this paragraph (i) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (B) any Company underwriter temporarily holding securities pursuant to an offering of such securities, or (C) any person or group pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii)); or

(ii) the Company consolidates or merges with or into any other person or group or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets and the assets of the Company’s direct and indirect subsidiaries (on a consolidated basis) to any other person or group, in either one transaction or a series of related transactions, other than a consolidation or merger or disposition of assets: (A) of or by the Company into or to a 100% owned subsidiary of the Company, or (B) pursuant to a transaction in which the outstanding Shares are changed into or exchanged for securities or other property with the effect that the beneficial owners of the outstanding Shares immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Shares (measured by voting power rather than number of shares) of the surviving corporation or the person or group to whom the Company’s assets are transferred immediately following such transaction (any transaction which satisfies the criteria specified in (A) or (B) above shall be deemed to be a “Non-Qualifying Transaction”).

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h) “Committee” means the Board, unless and until a committee of two or more members of the Board is appointed by the Board in accordance with Section 3(c) of the Plan.

(i) “Company” means Overture Acquisition Corp., its successors and assigns.

(j) “Consultant” means any person, including an advisor, who is engaged by the Company or an Affiliate to render consulting or advisory services and who is not either an Employee or Director.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, has not been interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

(l) “Covered Employee” has the meaning ascribed under Section 162(m) of the Code.

(m) “Director” means a member of the Board or any member of the board of directors of any Affiliate.

(n) “Disability” means, if the Participant is a party to an employment agreement or other agreement for services with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition therein contained, or, if no such agreement or definition exists, it shall mean the failure of any Participant to perform his or her duties due to physical or mental incapacity as determined by the Committee.

(o) “Effective Date” shall mean the date of adoption of the Plan by the Board.

(p) “Employee” means any person employed by the Company or an Affiliate.

(q) “Event” has the meaning set forth in Section 11(a) of the Plan.

(r) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Shares on any national securities exchange or national market system upon which price quotations for the Company’s Shares are regularly available; provided, however, that at any time that the Shares of the Company are not traded on a public exchange, Fair Market Value per share shall mean, as of any date, except as may otherwise be provided in an Award Agreement, the fair market value on such date as determined in good faith by the Board.

(t) “Foreign Corrupt Practices Act” means the U.S. Foreign Corrupt Practices Act.

(u) “Initial Public Offering” means the consummation of the first public offering of the Shares pursuant to a registration statement filed with, and declared effective by, the applicable regulatory and/or governing body.

(v) “Non-Employee Director” means a Director who serves on the Board and who is a “non-employee director” within the meaning of Rule 16b-3 and who is also an “outside director” within the meaning of Section 162(m) of the Code.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(x) “Option” means a non-qualified stock option to purchase Shares which is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Optionee” means a person holding an Option granted pursuant to the Plan.

(z) “Participant” means a person holding an Award granted pursuant to the Plan.

(aa) “Plan” means the Overture Acquisition Corp., 2010 Stock Incentive Plan.

(bb) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(cc) “Sarbanes-Oxley Act of 2002” means that certain U.S. federal legislation adopted on July 30, 2002, as amended or supplemented from time to time, or any U.S. federal statute or regulation adopted by the U.S. Securities and Exchange Commission in effect that has replaced, amended or supplemented or will replace, amend or supplement such statute, and any reference in this Plan to a provision of the Sarbanes-Oxley Act of 2002 or a rule or regulation promulgated thereunder or in connection therewith means such provision, rule or regulation as amended or supplemented from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

(dd) “SEC” means the U.S. Securities and Exchange Commission.

(ee) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ff) “Shares” means the Ordinary Shares of the Company, $0.001 par value per share.

(gg) “US Member” is a member of the Company and a US Person as defined in Section 7701(a)(30) of the Code.

3. Administration.

(a) Administration.   The Plan shall be administered by the Board and, if and when appointed, the Committee.

(b) Powers of Committee.   The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, but it may not do so to the extent that such correction materially prejudices the recipients of any Awards. The Committee shall expressly have the authority to adopt any modifications, procedures and sub-plans as may be necessary or desirable to comply with provisions of the law of foreign countries in which the Company or its Affiliates may operate to assure the viability of the benefits from Awards granted to Participants employed or providing services in such countries and to meet the objectives of the Plan. If, in connection with the adoption of a sub-plan of the Plan, approval is required from any applicable agency of any other country or jurisdiction, the Committee shall have the authority to seek such approval and the adoption of the sub-plan shall be conditioned on such approval being obtained.

(iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.   The entire Board may comprise the Committee or the Board may delegate administration of the Plan to a Committee which, if required under applicable law, shall consist solely of two (2) or more Non-Employee Directors. In such event, the term “Committee” shall apply to any person or persons to whom such authority has been delegated. Furthermore, unless a Committee has been appointed by the Board, any reference to the Committee in the Plan shall mean the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee) subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. The Board may also (A) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (B) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Committee’s Decision.   All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction of the Committee shall (as far as permitted by applicable law) not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

4. Shares Subject to the Plan.

Subject to the provisions of Section 11, the total number of Shares that shall be available for the grant of Awards under the Plan shall not exceed in the aggregate the lesser of (i) 1.5 million Shares, or (ii) ten percent (10%) of the outstanding Shares at the closing of the transactions contemplated by that certain Master Agreement by and among the Company, Overture Re Holdings Ltd., Jefferson National Financial Corp. (“JNF”), Jefferson National Life Insurance Co., JNL Bermuda LLC, JNF Asset Management LLC and certain directors and officers of the Company. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or realized in full, the Shares not acquired under such Award shall again become available to be made subject to Awards under the Plan. The Shares subject to the Plan may be authorized but unissued shares or shares reacquired by the Company in any manner.

5. Eligibility.

(a) Eligibility for Options.   Options may be granted to Employees, Directors and Consultants.

(b) Section 162(m) Limitation.   Subject to the provisions of Section 11, no Employee shall be eligible to be granted Options to acquire more than 250,000 Shares during any calendar year.

(c) US Member Limitation.   No Participant that is a US Member shall be able to exercise Options if so doing would have the effect of giving such US Member greater than 9.95% of the voting power of all classes of stock entitled to vote of the Company.

(d) Consultants.

(i) At any time that the Shares are not publicly traded, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Committee determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii) At any time that Shares are publicly traded, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant either (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii) Rule 701 and Form S-8 generally are available to Consultants and advisors only if (a) they are natural persons; (b) they provide bona fide services to the issuer, its parent, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (c) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.   No Option shall be exercisable after the expiration of ten (10) years from the date it was granted, or such other period of time as indicated on the Agreement.

(b) Exercise Price of an Option.   The exercise price of each Option shall be established by the Committee but shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted (and not less than the par value of the Shares).

(c) Consideration.   The purchase price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or cashiers’ check at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option or subsequently (A) by delivery to the Company of other Shares having an aggregate Fair Market Value equal to the exercise price to be satisfied by their delivery or (B) in any other form of legal consideration that may be acceptable to the Committee, including, without limitation, a “cashless” exercise program established with a broker that does not violate the Sarbanes-Oxley Act of 2002. Unless otherwise specifically provided in the Option, the purchase price of Shares acquired pursuant to an Option that is paid by delivery to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held by the Optionee for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(d) Transferability of Options.   The terms of the Options shall be as set forth in the Agreement.

(e) Vesting.   The total number of Shares subject to an Option may, but need not, vest and become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised. No Option may be exercised for a fraction of a Share.

(f) Termination of Continuous Service.   Unless otherwise provided in an Agreement, in the event an Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), all unvested Options shall terminate and the Optionee may exercise his or her vested Options, but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Agreement; provided, that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Agreement, the Option shall terminate.

(g) Disability of Optionee.   Unless otherwise provided in an Agreement, in the event that an Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, all unvested Options shall terminate and the Optionee (or a person designated to exercise the Option upon the Optionee’s Disability pursuant to Section 6(d)) may exercise his or her vested Options, but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

(h) Death of Optionee.   Unless otherwise provided in an Agreement, in the event an Optionee’s Continuous Service terminates as a result of the Optionee’s death, then all unvested Options shall terminate and the vested Options may be exercised by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death pursuant to Section 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death or (ii) the expiration of the term of such Option as set forth in the Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(i) Change in Control.   Unless otherwise provided in an Agreement and except as otherwise provided in the Plan, a Change in Control shall not effect any Options granted under the Plan.

7. Provisions of Awards Other Than Options.

(a) Stock Bonus Awards.   Each Agreement evidencing a stock bonus shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Agreements may change from time to time, and the terms and conditions of separate Agreements need not be identical, but each such Agreement shall include (through incorporation of provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.   A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

(ii) Vesting.   Shares awarded under the stock bonus Agreement may, but need not, be subject to a share repurchase option in favor of the Company or forfeiture in accordance with a vesting schedule to be determined by the Committee.

(iii) Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company may reacquire, for par value (or such other cash consideration, if any, paid for such Shares by the Participant), any or all of the Shares held by the Participant which have not vested as of the date of termination under the terms of the applicable Agreement.

(iv) Transferability.   Shares under the applicable Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Agreement, as the Committee shall determine in its discretion, so long as the Shares awarded under the Agreement remains subject to the terms of the Agreement.

(b) Restricted Stock Awards.   Each such Agreement evidencing a grant of restricted Shares shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate (including, without limitation, in the form of restricted Share units if deemed appropriate by the Committee). The terms and conditions of such Agreements may change from time to time, and the terms and conditions of separate Agreements need not be identical, but each such Agreement shall include (through incorporation of provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.   The purchase price of Awards of restricted Shares shall be determined by the Committee, which shall in no event be less than the par value per share.

(ii) Consideration.   The purchase price of Shares acquired pursuant to the applicable Agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant to the extent it does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii) Vesting.   Restricted Shares shall vest in accordance with a vesting schedule to be determined by the Committee under the applicable Agreement and may, but need not, be subject to a share repurchase option in favor of the Company or forfeiture.

(iv) Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire, for par value (or such other cash consideration, if any, paid for such Shares by the Participant), any or all of the Shares held by the Participant which have not vested as of the date of termination under the terms of the applicable Agreement.

(v) Transferability.   Restricted Shares under the Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Agreement, as the Committee shall determine in its discretion, so long as Shares awarded under the Agreement remain subject to the terms of the Agreement.

8. Covenants of the Company

(a) Availability of Shares.   During the terms of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

(b) Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act or any other applicable law of the United States or otherwise the Plan, any Awards or any Shares issued or issuable pursuant to any such Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon grant or exercise of such Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock.

Proceeds from the sale of Shares pursuant to the grant or exercise of Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a) Acceleration of Exercisability and Vesting.   The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and has become the registered holder of such shares.

(c) No Employment or other Service Rights.   Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant with or without notice and with or without Cause or (iii) the service of a Director pursuant to the Memorandum and Articles of Association of the Company or an Affiliate, and any applicable provisions of the corporate law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

(d) Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares; and (iii) to execute a Shareholders’ Agreement or such other documentation as the Company may require. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares upon the exercise or acquisition of Shares under the Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(e) Withholding Obligations.   The Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan the amount of taxes required by law to be withheld therefrom, or to require the Participant to pay the Company in cash such amount required to be withheld. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any foreign, federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold or to direct the withholding from any compensation paid to the Participant by the Company or by an Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company or to an Affiliate, owned and unencumbered Shares not acquired from the Company with a Fair Market Value equal to the amount of tax liability to be satisfied by their delivery.

11. Adjustments Upon Changes in Stock.

(a) Capitalization Adjustments.   In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets or stock of the Company, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, and in the

Committee’s opinion, such event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, without limitation, adjust any or all of the following: (i) the number and kind of Shares (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of Shares (or other securities or property) subject to all or any outstanding Awards; and (iii) the grant or exercise price with respect to all or any outstanding Awards. The Committee’s determination under this Section 11(a) shall be final, binding and conclusive.

(b) Termination of Awards.   Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control in which outstanding Awards are not to be assumed by the surviving entity or otherwise continued following such Change in Control, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (based on the Fair Market Value of the shares on the date of such termination) or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event or other similar corporate event or transaction but will terminate at the end of that period.

(c) Future Transactions.   The existence of the Plan, the Award Agreements and the Award granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Amendment of the Plan and Awards.

(a) Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or any national securities exchange listing requirements.

(b) Shareholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder and/or to bring the Plan into compliance therewith.

(d) No Impairment of Rights.   Subject to Section 11, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Awards.   Subject to Section 11, the Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13. Termination or Suspension of the Plan.

(a) Plan Term.   The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.   Subject to Section 11, suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

14. Repurchase Right.

(a) Options.   Prior to an Initial Public Offering, to the extent permitted by applicable law, if any Participant (i) resigns or terminates his Continuous Service for any reason or (ii) is discharged by the Company for any reason, the Company shall have the right (but not the obligation) within ninety (90) days following such termination, or such shorter period if required by applicable law, to elect to purchase some or all of the Participant’s outstanding and vested Options held by the Participant upon such termination for an amount in cash, equal to the number of Shares subject to such Option multiplied by the difference between (1) the Fair Market Value of one Share on the date the Company elects to purchase such Option and (2) the exercise price per Share of the Option.

(b) Shares.   Prior to an Initial Public Offering, to the extent permitted by applicable law, if any Participant (i) resigns or terminates his Continuous Service for any reason or (ii) is discharged by the Company for any reason, the Company shall have the right (but not the obligation) within ninety (90) days following such termination, or such shorter period if required by applicable law, to elect to purchase some or all of the Shares acquired by the Participant pursuant to the Plan, at their then current Fair Market Value.

(c) Closing.   In the event the Company elects to purchase Options and/or Shares pursuant to this Section 14, the selling Participant shall sell and the Company shall purchase the Options and/or Shares as soon as administratively feasible following the exercise of the Company’s rights under this Section 14, but in any event no later than ninety (90) days thereafter. Notwithstanding anything in this Section 14 to the contrary, the date of closing of any such sale and purchase may be delayed by the Company to the extent necessary to avoid adverse accounting consequences to the Company.

15. Section 409A of the Code.

To the extent that an Award, issuance and/or payment under the Plan is subject to Section 409A of the Code, this Plan is intended to comply with Section 409A of the Code and shall be administered, construed and interpreted in accordance with such intent and it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended by the Committee, with or without the consent of any Participant, to comply with Section 409A of the Code.

16. Effective Date of Plan.

The Plan shall become effective as of the Effective Date, subject to the approval of the Company’s shareholders within twelve (12) months of the Effective Date.

17. Choice of Law.

The laws of the Cayman Islands shall govern all questions concerning the construction, validity and interpretation of this Plan.

ANNEX V

OPINION OF HOULIHAN SMITH & CO.

December 6, 2009

Mr. Marc J. Blazer
President
Overture Acquisition Corp.
Ugland House
George Town, Grand Cayman
Cayman Islands, KY1-1104

Re: Fairness Opinion — Opinion to the Board of Directors of Overture Acquisition Corp.

Dear Mr. Blazer:

Houlihan Smith and Company, Inc. (“Houlihan”) has been advised that Overture Acquisition Corp. (“Overture” or the “Company”), intends to enter into a transaction with Jefferson National Financial Corp. (“JNF”) and certain subsidiaries of JNF. Under the proposed transaction, the Company will remain domiciled in the Cayman Islands and form two new Bermuda entities, a holding company and a reinsurance subsidiary of the holding company (“Newco”). Newco will work towards obtaining the licenses it will require to operate as an insurer in Bermuda.

JNF will create a wholly owned subsidiary (“Sub” or “Target”) and JNF will cause Jefferson National Life Insurance Co. (“JNL”), a subsidiary of JNF, and JNL Bermuda, LLC (“JNL Bermuda”), a subsidiary of JNL, to enter into a reinsurance option and contribution agreement (the “Reinsurance Option and Contribution Agreement”) with Sub. The reinsurance option will involve JNL contributing to JNL Bermuda: (i) certain employees, (ii) certain other assets, including a portfolio of securities worth approximately $98.5 million, and (iii) an option to enter into a quota share reinsurance agreement with JNL in which JNL Bermuda or any permitted successor or assign of JNL Bermuda may reinsure 90% of the fixed annuity block of JNL and 50% of the variable annuity block of JNL for a ceding commission of approximately $21.5 million conditional upon JNL Bermuda or any successor or assign obtaining all the necessary licenses required to operate as a reinsurer in Bermuda.

Newco will merge with JNL Bermuda at the closing of the transaction for a purchase price of approximately $120 million (the “Merger Consideration”). Newco would assume all properties, rights, privileges, powers and obligations of JNL Bermuda, including the Reinsurance Option and Contribution Agreement and the Investment Management Agreement (as defined herein), as the survivor entity to JNL Bermuda (the “Merger”). Separately, Newco will be granted the right to reinsure future Monument Advisor policies of JNL.

Separate from the Merger, JNL will acquire 24.5% of the shares of common stock of Overture either through (i) open market purchases of the common stock prior to the date of the closing of the Merger (the “Closing Date”), (ii) a private placement of shares of common stock at a per share purchase price of $10.04

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Fairness Opinion
December 6, 2009

per share (“Securities Purchase Agreement”), and/or (iii) a combination thereof. JNL will enter into the Securities Purchase Agreement only if it has not been able to acquire 24.5% of Overture’s common stock as of the Closing Date by open market purchases.

Prior to the Closing Date, JNL Bermuda will have entered into an investment management agreement (“Investment Management Agreement”) with JNF Asset Management, LLC (“JNFAM”).

As of the Closing Date, Overture will (i) be granted an option to purchase all of the membership interest of JNFAM for a purchase price of up to $3.5 million, and (ii) a right of first refusal with respect to a third party’s bid to purchase JNFAM. The option will have a one year expiration period from the Closing Date, first exercisable as of the six month anniversary from the Closing Date.

Houlihan was engaged to render an opinion (“Opinion”) to the board of directors (the “Board”) as to whether, as of the date of such Opinion, (i) the Merger Consideration to be paid by the Company for the Target in conjunction with the Merger is fair from a financial point of view to the shareholders of the Company, and (ii) the fair market value of the Target is at least equal to 80% of the balance in the Company’s trust account (excluding deferred underwriting discounts and commissions).

Our Opinion is being rendered in such form and substance customary to transactions of a similar nature and on a basis that is consistent with our professional responsibilities to the Company, and shall be subject to the undertaking of certain inquiries concerning the Merger and the business of the Target. In connection therewith, Houlihan has relied upon public and non-public reports of the Target and other information supplied to it by or on behalf of the Company and JNF. Houlihan shall not in any respect be responsible for the accuracy or completeness of any such report or information, public or non-public, supplied to it by or on behalf of the Target or for any obligation to verify the same nor for any conclusions based upon inaccurate or incomplete information.

We have not been requested to opine as to, and this Opinion does not express an opinion as to, make any recommendations with respect to, or otherwise address, among other things, (i) the underlying business decision of the Company, shareholders of the Company, or any other party to proceed with or affect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise (other than to the extent expressly specified herein), (iii) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company or any other party might engage, (iv) the solvency or creditworthiness of the Company or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (v) the fairness of the Merger Consideration to be paid by the Company for the Target in conjunction with the Merger to any investors of the Company, other than the shareholders of the Company, or (vi) the prospects of the impact of the Company entering into or consummating the Merger under any other contract, agreement or arrangement to which the Company may be a party.

Process

In arriving at its opinion, Houlihan reviewed and analyzed all the information it deemed necessary and appropriate including:

•	a draft of the Master Agreement prepared by Overture, dated December 5, 2009, including publicly available information concerning JNF that Houlihan believes to be relevant to its inquiry;

•	financial and operating information with respect to the business operations and prospects of the Target furnished to Houlihan by JNF’s management;

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•	financial and operating information with respect to the business operations and prospects of Overture furnished to Houlihan by Overture’s management;

•	a comparison of the financial condition and valuations of other companies that are similar to the Target that Houlihan deemed relevant and comparable;

•	a comparison of the financial terms of the Merger contemplated by the Master Agreement with the terms of certain other recent transactions which Houlihan deemed relevant and comparable; and

•	such other financial, strategic and market information that Houlihan deemed relevant.

In addition, Houlihan held discussions with the management and staff of Overture and JNF and their respective advisors concerning the business and operations, assets, present condition and future prospects of the Target and Overture, and undertook such other studies, analyses and investigations as Houlihan deemed relevant and appropriate.

We have relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering our Opinion. We have further relied upon the assurances and representations from the Company that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of our Opinion. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, upon the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger.

The Opinion shall be used (i) by the Board in evaluating the Merger Consideration to be paid by the Company for the Target in conjunction with the Merger and that the fair market value of the Target is at least equal to 80% of the balance in the Company’s trust account (excluding deferred underwriting discounts and commissions), and (ii) in reports made by the Company to its shareholders and regulatory agencies. This Opinion has been furnished for the use and benefit of the Board in connection with their evaluation of the Merger Consideration to be paid by the Company for the Target in conjunction with the Merger and may not be used for any other purpose without our prior written consent.

Our Opinion is necessarily based upon our evaluation of information made available to us, as well as, the economic, monetary, market, financial, regulatory and other conditions as they exist and can be evaluated on the date hereof and we have not undertaken, and we assume no responsibility, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events or circumstances occurring after the date hereof. We disclaim any obligation to advise the Board or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion. We did not provide, and will not provide, any advice with respect to any legal conclusions as to whether the Merger may be prohibited by law.

In rendering our Opinion, we have assumed, with your consent, that the Merger will be consummated on the terms described in the Master Agreement, without any waiver or modification of any material terms or conditions, and that in the course of obtaining the necessary regulatory or third party approvals for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger.

Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Merger. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion as to (i) the fairness of the Merger Consideration to be

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paid by the Company for the Target in conjunction with the Merger to the shareholders of the Company, and (ii) the fair market value of the Target is at least equal to 80% of the balance in the Company’s trust account (excluding deferred underwriting discounts and commissions). Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses taken as a whole, supports its conclusion and Opinion. Accordingly, Houlihan believes that its analyses must be considered in their entirety and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of the Opinion.

This Opinion is not intended to be, and does not constitute, a recommendation to the Board to proceed with the Merger. This Opinion relates solely to the question of (i) the fairness of the Merger Consideration to be paid by the Company for the Target in conjunction with the Merger to the shareholders of the Company, and (ii) the fair market value of the Target is at least equal to 80% of the balance in the Company’s trust account (excluding underwriting discounts and commissions). This Opinion should not be construed as creating any fiduciary duty on our part to any person.

Except as set forth in our engagement letter with the Company signed October 27, 2009, this Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Houlihan or any of its affiliates be made, without the prior written consent of Houlihan, in each case except as set forth in the fifth preceding paragraph of this letter.

Houlihan, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Houlihan has no prior investment banking relationships with any of the parties involved in the transaction. Houlihan has received a non-contingent fee from Overture relating to its services in providing the Opinion.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, (i) the Merger Consideration to be paid by the Company for the Target in conjunction with the Merger is fair from a financial point of view to the shareholders of the Company, and (ii) the fair market value of the Target is at least equal to 80% of the balance in the Company’s trust account (excluding underwriting discounts and commissions).

Very truly yours,

Houlihan Smith & Company, Inc.

EXHIBIT A

OVERTURE ACQUISITION CORP.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is dated as of [          , 2009], by and among Overture Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Jefferson National Life Insurance Company., a Texas insurance company (“Purchaser”).

RECITALS

WHEREAS, the Company and Purchaser have entered into a Master Agreement dated as of December 10, 2009 along with Jefferson National Financial Corp., JNF Asset Management, LLC, JNL Bermuda LLC, Overture Re Holdings Ltd. and certain sponsors of the Company (the “Master Agreement”);

WHEREAS, pursuant to the Master Agreement, the Company and Purchaser have agreed that Purchaser will acquire ordinary shares of the Company (the “Ordinary Shares”) up to 24.5% of the Company either through (a) open market purchases of the Ordinary Shares and privately negotiated transfers, and/or (b) through a private placement of the Ordinary Shares at a purchase price of $10.04 per share on the Closing Date; and

WHEREAS, if Purchaser is not able to obtain the entire 24.5% of the Ordinary Shares through open market purchases or privately negotiated transfers, the Company will issue Ordinary Shares to Purchaser in a private placement upon the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Ordinary Shares.

A. Authorization of the Ordinary Shares.  The Company has duly authorized the issuance and sale of the Ordinary Shares to Purchaser.

B. Purchase and Sale of Ordinary Shares.   On the Closing Date (as that term is defined in the Master Agreement), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, a number of the Ordinary Shares to be computed using the formula on Exhibit A. The purchase price for each Ordinary Share shall be $10.04 per share, for an aggregate purchase price to be calculated according to the number of Ordinary Shares determined by Exhibit A (the “Securities Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by Purchaser of the Securities Purchase Price by wire transfer of immediately available funds to the Company, the Company shall deliver to Purchaser certificates evidencing the Ordinary Shares to be purchased by Purchaser hereunder, registered in Purchaser’s name.

C. Terms of Ordinary Shares.  (i) Each Ordinary Shares shall have the terms set forth herein.

(ii) Transfer Restrictions:  Purchaser acknowledges that the Ordinary Shares are subject to the restrictions on transfer set forth in Section 8.

(iii) Registration Rights:  In connection with the closing of this Agreement, the Company and Purchaser shall enter into an agreement (the “Registration Rights Agreement”) granting Purchaser registration rights with respect to its Ordinary Shares.

Section 2. Representations and Warranties of the Company.  As a material inducement to Purchaser to enter into this Agreement and purchase the Ordinary Shares, the Company hereby represents and warrants to Purchaser (which representations and warranties shall survive the Closing Date) that:

A. Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.  (i) The execution, delivery and performance of this Agreement and the issuance of the Ordinary Shares have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. This Agreement and, upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Ordinary Shares constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms as of the Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the issuance of the Ordinary Shares and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company, as may be amended from time to time, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under Cayman Islands laws or United States federal or state securities laws.

C. Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Ordinary Shares issuable will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Purchaser will have good title to its Ordinary Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under Cayman Islands laws or United States federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the applicable Purchaser.

D. Governmental Consents.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of Purchaser.  As a material inducement to the Company to enter into this Agreement and issue and sell the Ordinary Shares to Purchaser, Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Capacity and State Law Compliance.  Purchaser has the legal capacity to execute and perform the obligations imposed on Purchaser hereunder. Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of Ordinary Shares is permitted under applicable securities laws. Purchaser understands and acknowledges that the purchase of the Ordinary Shares will require the availability of an exemption from registration under United States federal and/or state securities laws and that any sale of such shares shall require registration or the availability of an exemption from registration under United States federal and/or state securities laws.

B. Authorization; No Breach.  (i) This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by Purchaser does not and shall not as of the Closing Date conflict with or result in a breach of the terms, conditions or provisions of the organizational documents of Purchaser, if any, or any other agreement, instrument, order, judgment or decree to which Purchaser is subject.

C. Investment Representations.  (i) Purchaser is acquiring a certain number of the Ordinary Shares (collectively, “Securities”) for its own account for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(iii) Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying, among other things, upon the truth and accuracy of, and Purchaser’s compliance with, the representations and warranties of Purchaser set forth herein and the bona fide nature of the investment intent of the Purchaser in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such Securities.

(iv) Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought, and relied on, such accounting, legal and tax advice as Purchaser has considered necessary to make an informed investment decision with respect to Purchaser’s acquisition of the Securities, and has not relied on any statements or representations of the Company or the Company’s agents.

(vi) Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act. Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

(viii) Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage, such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Purchaser has adequate means of providing for his, her or its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Purchaser can afford a complete loss of his, her or its investment in the Securities.

Section 4.  Conditions of Purchaser’s Obligations.  The obligation of Purchaser to purchase and pay for the Ordinary Shares that it has or will purchase is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B. Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5.  Conditions of the Company’s Obligations.  The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties.  The representations and warranties of Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B. Performance.  Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Purchaser on or before the Closing Date.

C. Corporate Consents.  The Company shall have obtained the consent of its Board of Directors [and shareholders, if required] authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Ordinary Shares hereunder.

D. No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 6. Termination.  This Agreement may be terminated at any time prior to the Closing Date as it relates only to the Securities to be purchased pursuant to this Agreement on and after such Closing Date upon the mutual written consent of the Company and Purchaser.

Section 7.  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing Date.

Section 8.  Miscellaneous.

A. Legends.  (i) The certificates evidencing the Ordinary Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS

OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(ii) By accepting the certificates bearing the aforesaid legend, Purchaser agrees, prior to any permitted transfer of the Securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel, and Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement, in which case the legends set forth above with respect to the Securities sold pursuant to such registration statement shall be removed; or

(b) if reasonably requested by the Company, (A) Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act or applicable state securities laws, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in (i) hereof. Notwithstanding the foregoing, Purchaser also understands and acknowledges that the transfer of the Ordinary Shares is subject to the specific conditions to such transfer as outlined herein, as to which Purchaser specifically assents by its execution hereof.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with applicable federal and state securities laws and the transfer restrictions contained elsewhere in this Agreement.

B. Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.

C. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

E. Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of, connected with or relating to this Agreement or the transactions contemplated hereby.

G. Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), sent to the recipient by facsimile, provided the recipient confirms recipient of such facsimile, or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:

Overture Acquisition Corp.
c/o Maples Corporate Services Limited
P.O. Box 309
Ugland House
Grand Cayman KY1-1104
Cayman Islands

With a copy to:

Ellenoff Grossman & Schole LLP
150 42nd Street
New York, New York 10017
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas Ellenoff, Esq.

If to Purchaser:

Jefferson National Life Insurance Co.
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Facsimile: 502-213-2970
Electronic Mail: chawley@jeffnat.com
Attention: Craig A Hawley
General Counsel & Secretary

With a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Facsimile: (212) 504-6666
Electronic Mail: ira.schacter@cwt.com
Attention: Ira J. Schacter, Esq.

H. No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OVERTURE ACQUISITION CORP., a Cayman Islands company

By:
Name:

Title:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY., a Texas Insurance company

By:
Name:

Title:

Exhibit A

FORMULA

Purchaser has agreed to beneficially own as of the Closing Date through purchases or obligations to purchase 24.5% of the Ordinary Shares of the Company after giving effect to any redemptions or obligations to redeem or repurchase any Ordinary Shares that the Company has as of the Closing Date pursuant to the Company’s amended and restated memorandum and articles of association or otherwise. If Purchaser is not able through beneficial ownership to obtain or to be contractually obligated to obtain the entire 24.5% of the Ordinary Shares through open market purchases, privately negotiated transactions, or otherwise on the Closing Date, the Company will issue additional Ordinary Shares to Purchaser in a private placement in an amount which results in Purchaser obtaining or being obligated to obtain 24.5% of the Ordinary Shares outstanding on the Closing Date, after giving effect to the private placement and such redemptions or obligations to redeem or repurchase any Ordinary Shares. Therefore, the number of Ordinary Shares Purchaser is obligated to purchase under this Agreement from the Company shall be calculated based on the number of shares Purchaser beneficially owns through open market purchases, privately negotiated transactions, or otherwise as of the Closing Date in accordance with the following formula:

x	=	0.245[18,750,000 − (3,750,000 + Y + Z)] − (A + B) 0.755

Where:

X	=	Shares to be Sold by the Company to Purchaser

A	=	Number of shares acquired by Purchaser in Open market purchases
B	=	Number of shares acquired by Purchaser in privately negotiated purchases from 3rd parties
Y	=	Number of Public Shares redeemed by holders for cash from the trust account
Z	=	Number of Public Shares acquired by Company from public holders

and
18,750,000	=	Number of shares outstanding as of December 7, 2009
3,750,000	=	Number of shares to be acquired by Company from Founders

EXHIBIT B

REINSURANCE OPTION AND CONTRIBUTION AGREEMENT

REINSURANCE OPTION AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of          , by and between Jefferson National Life Insurance Company, a Texas insurance company (“JNL”) and JNL Bermuda LLC, a Delaware limited liability company (“JNL Bermuda”).

WHEREAS, JNL Bermuda is a wholly owned subsidiary of JNL, and JNL wishes to assign the Employment Contracts (as defined below) and contribute the Assets (as defined below) to JNL Bermuda;

WHEREAS, JNL also wishes to grant to JNL Bermuda an option, which may be exercised by JNL Bermuda or any permitted successor or assign thereof in accordance with the terms of this Agreement, to enter into a quota share reinsurance agreement with JNL substantially in the form attached hereto as Exhibit A unless otherwise mutually agreed (the “Quota Share Reinsurance Agreement”; all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Quota Share Reinsurance Agreement), relating to the Block described therein, and pursuant to which JNL Bermuda or any such successor or assign may reinsure 90% of the Fixed Annuity Block of JNL and 50% of the Variable Annuity Block of JNL, upon JNL Bermuda or any such successor or assign obtaining all necessary licenses required to operate as a reinsurer in Bermuda (the “Option”); and

WHEREAS, JNL Bermuda is willing to accept the assignment of the Employment Contracts, the contribution of the Assets, and the grant of the Option, from JNL upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

OPTION

Section 1.1  Grant of Option.  JNL hereby grants the Option to JNL Bermuda, and JNL Bermuda hereby accepts the Option.

Section 1.2  Option Purchase Price.  The purchase price for the Option (the “Option Purchase Price”) is $10.00, payable by JNL Bermuda to JNL on the date hereof, and such other good and valuable consideration, the receipt and adequacy of which JNL hereby acknowledges.

Section 1.3  Option Term.  The Option will expire January 30, 2010 (the “Option Term”) unless the Option Notice is delivered in accordance with Section 1.4 prior to such expiration.

Section 1.4  Exercise of Option.  The Option may not be exercised by JNL Bermuda or any successor to or assign of JNL Bermuda until the exercising party has obtained all necessary licenses and permits that are required for it to lawfully operate as a reinsurer in Bermuda. In the event that JNL Bermuda or any successor to or assign of JNL Bermuda wishes to exercise the Option, it shall give written notice (an “Option Notice”) to JNL (the date of delivery of such notice being the “Notice Date”) specifying a date, which shall be no later than five (5) business days following the Notice Date, for the execution and delivery of the Quota Share Reinsurance Agreement by both parties (the “Option Closing”).

Section 1.5  Option Closing Deliveries.  At the Option Closing, (i) JNL and JNL Bermuda or any successor to or assign of JNL Bermuda exercising the Option shall execute and deliver the Quota Share Reinsurance Agreement and (ii) the Ceding Commission thereunder shall be paid by wire transfer of immediately available funds to such bank account as JNL shall designate by notice in writing to such exercising party prior to the Option Closing.

ARTICLE II

EMPLOYEES & ASSETS

Section 2.1  Assignment and Contribution.  As of the date of this Agreement, JNL hereby assigns to JNL Bermuda the employment agreements or arrangements of those employees set forth on Schedule 2.1(a) attached hereto (the “Employees”, and the employment agreements or arrangements of such Employees, the “Employment Contracts”) and JNL hereby contributes to JNL Bermuda those assets set forth on Schedule 2.1(b) hereto (the “Assets”), and JNL Bermuda hereby accepts the Employment Contracts and the Assets. JNL intends to transfer all of its right, title and interest in and to the Employment Contracts and the Assets to JNL Bermuda. JNL agrees that it will execute and deliver such additional instruments of transfer and will take such other action as JNL Bermuda may request in order to transfer all of its rights, title and interest in and to the Employment Contracts and the Assets to JNL Bermuda. JNL Bermuda hereby assumes and agrees to satisfy and discharge any liabilities associated with the Employment Contracts, the Employees and the Assets from and after the date of this Agreement.

ARTICLE III

TERMINATION

Section 3.1  Termination.  This Agreement shall terminate upon the first to occur of the following:

(a) upon written notice by JNL to JNL Bermuda, in the event that (i) JNL Bermuda shall not have complied in all material respects with the covenants and agreements contained in this Agreement to be complied with by it, (ii) JNL Bermuda shall make a general assignment for the benefit of creditors or (iii) any proceeding shall be instituted by or against JNL Bermuda seeking to adjudicate JNL Bermuda as bankrupt; provided, that in the case of clause (a)(i), JNL Bermuda shall have ten (10) days to cure such breached covenant or agreement, and provided further that in the case of clause (a)(iii) solely with respect to an involuntary proceeding, JNL Bermuda shall have forty five (45) days to have such proceeding dismissed or discharged (and in the event JNL Bermuda does cure either of the foregoing within the applicable time period, JNL shall not be entitled to terminate this Agreement pursuant to this Section 3.1(a) with respect to the matter that has been so cured);

(b) upon written notice by JNL Bermuda to JNL, in the event that (i) JNL shall not have complied in all material respects with the covenants and agreements contained in this Agreement to be complied with by it, (ii) JNL shall make a general assignment for the benefit of creditors or (iii) any proceeding shall be instituted by or against JNL seeking to adjudicate JNL as bankrupt; provided, that in the case of clause (b)(i), JNL shall have ten (10) days to cure such breached covenant or agreement, and provided further that in the case of clause (b)(iii) solely with respect to an involuntary proceeding, JNL shall have forty five (45) days to have such proceeding dismissed or discharged (and in the event JNL does cure either of the foregoing within the applicable time period, JNL Bermuda shall not be entitled to terminate this Agreement pursuant to this Section 3.1(b) with respect to the matter that has been so cured);

(c) upon notice by either party to the other party, in the event that any Governmental Authority shall have issued an order (including an injunction, judgment, decree, ruling, writ, assessment, or arbitration award) or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order or other action shall have become final and nonappealable;

(d) upon expiration of the Option Term, without exercise of the Option pursuant to Section 1.4;

(e) upon due execution and delivery of the Quota Share Reinsurance Agreement; or

(f) by the mutual written consent of JNL and JNL Bermuda.

For the purposes of this Agreement, “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any central bank thereof, any municipal, local, city, or county government, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation, or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

Section 3.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 3.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Sections 4.1, 4.3, 4.10 and 4.11 and (b) that nothing shall relieve any party hereto from liability for any breach of this Agreement.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1  Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 4.2  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.2):

if to JNL:

Jefferson National Life Insurance Company
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Facsimile: 502-213-2970

Attention:	Craig A. Hawley
General Counsel & Secretary

with a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Facsimile: (212) 504-6666
Attention: Ira Schacter, Esq.

if to JNL Bermuda:

JNL Bermuda LLC
c/- Jefferson National Life Insurance Company
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Facsimile: 502-213-2970

Attention:	Craig A. Hawley
General Counsel & Secretary

with a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Facsimile: (212) 504-6666
Attention: Ira Schacter, Esq.

Section 4.3  Public Announcements.  Neither JNL or JNL Bermuda shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 4.4  Further Action.  Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may reasonably be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

Section 4.5  Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 4.6  Headings.  The headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

Section 4.7  Assignment.  This Agreement may be assigned by a party hereto by operation of law or otherwise only with the express written consent of the other party hereto (which consent may not be unreasonably withheld).

Section 4.8  Amendment.  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, JNL and JNL Bermuda or (b) by a written waiver executed by JNL Bermuda and JNL.

Section 4.9  Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 4.10  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Each party hereto agrees that service of any process, summons, notice or document on such party as provided in Section 4.2 shall be effective service of process for any legal proceeding brought against such party in such courts.

Section 4.11  Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 4.11.

Section 4.12  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, JNL and JNL Bermuda have caused this Agreement to be duly executed as of the date first written above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:
Name:

Title:

JNL BERMUDA LLC

By:
Name:

Title:

Reinsurance Option and Contribution Agreement

EXHIBIT A

QUOTA SHARE REINSURANCE AGREEMENT

See attached.

A-1

SCHEDULE 2.1(a)

EMPLOYEES

Brian Heaphy, General Counsel

Michael Girouard, Chief Financial Officer

Sched. 2.1(a)-1

SCHEDULE 2.1(b)

ASSETS

See attached.

Sched. 2.1(b)-1

EXHIBIT C

QUOTA SHARE REINSURANCE AGREEMENT

This Quota Share Reinsurance Agreement (this “Agreement”), dated          , is made and entered into by and between Jefferson National Life Insurance Company, a Texas insurance company (the “Ceding Company”), and Overture Re Ltd., a Bermuda exempt company licensed in Bermuda to operate as a reinsurer (the “Reinsurer”) (each, a “Party”, and together, the “Parties”).

WHEREAS, the Ceding Company and JNL Bermuda LLC (“JNL Bermuda”) have entered into the Reinsurance Option and Contribution Agreement, dated as of           (the “Reinsurance Option and Contribution Agreement”), whereby, among other things, the Ceding Company granted to JNL Bermuda, or any successor to JNL Bermuda by merger or otherwise, the option to enter into a quota share reinsurance agreement with the Ceding Company;

WHEREAS, pursuant to the Agreement and Plan of Amalgamation, dated as of           (the “Amalgamation Agreement”), JNL Bermuda has amalgamated with the Reinsurer, with the Reinsurer being the surviving entity of such amalgamation, and the Reinsurer has thereby acquired all of JNL Bermuda’s rights under the Reinsurance Option and Contribution Agreement;

WHEREAS, the Reinsurer has obtained all necessary licenses required to operate as a reinsurer in Bermuda; and

WHEREAS, the Reinsurer wishes to exercise its rights under the Reinsurance Option and Contribution Agreement and enter into this Agreement with the Ceding Company to provide reinsurance for the Block (as hereinafter defined) pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the payments, covenants, conditions, promises and releases contained herein, and for other fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Certain Defined Terms.

The following terms shall have the respective meanings set forth below throughout this Agreement:

“Accounting Period” shall mean each calendar quarterly period; provided that the first Accounting Period shall be from the Effective Date to the last day of the calendar quarter during which this Agreement is entered into and the last Accounting Period shall be from the first day of the calendar quarter during which this Agreement is terminated to the Termination Effective Date.

“Actuarial Firm” shall have the meaning set forth in Section 3.02(c)(iv).

“Adjustment Date” shall have the meaning set forth in Section 2.03(a).

“Administrative Guidelines” means the guidelines, relating to the Ceding Company’s provision of administrative services to and for the benefit of the Reinsurer, set forth on Schedule D hereto, as the same may be amended, modified or supplemented in accordance with Section 17.03.

“Affiliate” means, with respect to any particular Person, any other Person which, directly or indirectly, controls or is controlled by or under common control with such particular Person. A Person will be “controlled by” any other Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, contract, or otherwise.

“Agreement” or “this Agreement” means this Quota Share Reinsurance Agreement by and between the Parties as set forth in the preamble.

“Annuity” or “Annuities” means all of those annuity contracts issued or assumed by the Ceding Company that are (i)(A) identified by annuity form number and/or plan code and policy count or otherwise on Schedule A hereto, with exceptions noted thereon, and (B) in force and effect as of the Effective Date, and (ii) the Future Annuities. On the Closing Date, the Ceding Company will provide the Reinsurer with a listing of the Annuities as of the Effective Date, by policy number, in electronic format as part of the Schedule A.

“Annuity Forms” shall have the meaning set forth in Section 18.01.

“Asserted Liability” shall have the meaning set forth in Section 19.04.

“Authorized Control Level RBC” means, with respect to any person, the number determined by the risk based capital formula in accordance with the risk based capital report including “RBC Instructions“ adopted and amended by the National Association of Insurance Commissioners as in effect from time to time.

“Benefit Payments” means the payments during any given Accounting Period in respect of cash surrender value, partial surrenders, full surrenders, annuity payments, Out of Pocket Expenses (net of any Recovery) and Death Benefits under the Covered Annuities payable by the Ceding Company net of any payments payable by reinsurers under the Inuring Reinsurance.

“Block” means, when used alone, collectively the Fixed Annuity Block and the Variable Annuity Block.

“Ceding Commission” means $21,500,000.

“Ceding Company” means Jefferson National Life Insurance Company

“Ceding Company Losses” shall have the meaning set forth in Section 19.02.

“Claims Notice” shall have the meaning set forth in Section 19.03.

“Closing Date” shall mean the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Action Level RBC” means the product of 2.0 and of the Authorized Control Level RBC.

“Confidential Information” shall have the meaning set forth in Section 16.01(b).

“Covered Annuity” means each and every Annuity reinsured pursuant to Section 2.01 hereunder excluding the exclusions set forth in Section 2.03.

“Death Benefits” means the death benefit payments provided under the Covered Annuities not in excess of policy account value.

“Effective Date” shall have the meaning set forth in Section 3.01.

“Excess of Limit Payments” means Benefit Payments made in excess of limits in the documents governing Covered Annuities due to failure to handle or settle claims in a manner consistent with the Administrative Guidelines.

“Excluded Liabilities” means any liability or obligation of the Ceding Company with respect to the excluded coverage set forth in Section 2.03.

“Expense Allowance” shall have the meaning set forth in Section 4.03.

“Extra Contractual Obligations” means all liabilities (i) for compensatory, consequential, exemplary, punitive or similar damages or losses which directly relate to any alleged or actual act, error, omission, fraud or misrepresentation by any Person, whether intentional or otherwise or (ii) from any actual or alleged reckless conduct or bad faith by any Person, in each case described in (i) or (ii), in connection with such Person’s handling of any claim under any of the Covered Annuities (including the settlement, defense of, or appeal of any claim) or in connection with the issuance, offer, sale, delivery, cancellation or administration by any Person of any of the Covered Annuities.

“FET” shall have the meaning set forth in Section 4.03(e).

“Fixed Annuity Block” means those fixed Covered Annuities that do not have any variable options and the fixed options of the variable annuities included in the Covered Annuities.

“Fixed Annuity Quota Share Percentage” means 90%.

“Fixed Benefit Payments” shall have the meaning set forth in Section 4.04.

“Fixed Modified Coinsurance Adjustment” shall have the meaning set forth in Section 5.01(g).

“Fixed Modified Coinsurance Assets” shall have the meaning set forth in Section 5.01(c).

“Fixed Modified Coinsurance Investment Income” shall have the meaning set forth in Section 5.01(f).

“Fixed Modified Coinsurance Trust” shall have the meaning set forth in Section 5.01(a).

“Fixed Modified Coinsurance Reserve” means with respect to the Covered Annuities, the Statutory Reserve less the Variable Modified Coinsurance Reserve.

“Fixed Reinsurance Premiums” shall have the meaning set forth in Section 4.02(a).

“Fund” means the Separate Account assets funding variable benefits of the Variable Annuity Block.

“Future Annuities” means the Annuities issued by the Ceding Company following the Effective Date constituting (i) “Monument Advisor“ policies, or (ii) “403(b)“ policies, in each case on one of the forms attached hereto as Schedule B.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any central bank thereof, any municipal, local, city, or county government, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation, or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indemnified Party” shall have the meaning set forth in Section 19.03.

“Indemnifying Party” shall have the meaning set forth in Section 19.03.

“Initial Covered Annuities” means the Covered Annuities that are in force as of the Effective Date.

“Interest Maintenance Reserve” means the liability reserve determined in accordance with SAP, the purpose of which is to amortize realized capital gains and losses resulting from fluctuations in interest rates.

“Inuring Reinsurance” means all reinsurance agreements that the Ceding Company has entered into with third parties in respect of the Covered Annuities, and any reinsurance agreement entered into by the Ceding Company to replace any of such reinsurance agreements following any termination or recapture thereof, as all such reinsurance agreements may be in force from time to time and at any time.

“Investment Manager” shall have the meaning set forth in Section 5.01(d).

“JNL Bermuda” shall have the meaning set forth in the recitals.

“Knowledge”, with respect to any Person, means the actual knowledge of the executive officers of such Person after reasonable inquiry.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule (including any rules regarding discovery), code, order, requirement or rule of law (including common law).

“Master Agreement” means the Master Agreement, dated as of December 9, 2009, by and among the Ceding Company, Jefferson National Financial Corp., JNL Bermuda LLC, JNF Asset Management, LLC, Overture Acquisition Corp., Overture Re Holdings Ltd. and the sponsors of Overture Acquisition Corp.

“Material Adverse Effect” means, with respect to the Ceding Company, any circumstance, change in or effect on the Ceding Company or the Covered Annuities that, individually or in the aggregate with all other circumstances, is or is reasonably likely to be materially adverse to (a) the reinsurance hereunder, or (b) the ability of the Ceding Company to consummate the transactions contemplated in this Agreement; other than any effect resulting from (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Ceding Company operates except to the extent such change has a disproportionate effect on the Ceding Company or the Covered Annuities; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (iv) the execution, performance or compliance by the Ceding Company with this Agreement and the related agreements; (v) the effect of any changes in applicable Laws or accounting rules; or (vi) any effect resulting from the public announcement of this Agreement or the consummation of the transactions contemplated hereby.

“Net Settlement” shall have the meaning set forth in Section 4.05.

“Non-Guaranteed Elements” means cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, each as applicable under the Covered Annuities.

“Out of Pocket Expenses” shall have the meaning set forth in Section 7.02.

“Party” or “Parties” shall have the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Policy Loans” means any and all loans, including principal and accrued interest thereon, made by the Ceding Company to the owners of the Covered Annuities pursuant to the terms of the Covered Annuities.

“Premiums” means premiums, considerations, deposits, fees collected and similar receipts with respect to the Covered Annuities net of any refunds and net of any such amounts due to be paid to third party reinsurers for Inuring Reinsurance.

“Pricing Gain/Loss” means any gain or loss of the Ceding Company to a fund or product resulting from pricing errors, expense calculation errors or missing fund activity.

“Quota Share Percentage” shall mean the Fixed Annuity Quota Share Percentage or the Variable Annuity Quota Share Percentage, as the case may be.

“Recovery” or “Recoveries” means any amount received or collected in reimbursement of any Out of Pocket Expenses paid by the Reinsurer under this Agreement, whether by subrogation, salvage, reimbursement or other recovery.

“Reinsurance Option and Contribution Agreement” shall have the meaning set forth in the recitals.

“Reinsurance Premiums” shall have the meaning set forth in Section 4.02(b).

“Reinsured Liabilities” means the applicable Quota Share Percentage of all gross liabilities and obligations arising out of or relating to the Covered Annuities whether incurred before or after the Effective Date net of benefits receivable under Inuring Reinsurance, including, without limitation: (i) the applicable Quota Share Percentage of (a) the Statutory Reserve; (b) all Benefit Payments including liabilities for incurred but not reported claims, pending claims, benefits, interest on death claims or unearned premiums arising under or relating to the Covered Annuities, whether or not included within the

Statutory Reserve; (c) all liabilities arising out of any changes to the terms and conditions of the Covered Annuities mandated by Law or pursuant to the terms of this Agreement; (d) all liabilities for amounts payable for returns or refunds of premiums; and (e) all unclaimed property liabilities arising under or relating to the Covered Annuities, and (ii) all liabilities or obligations of the Reinsurer for Extra Contractual Obligations based on acts, errors or omissions by the Reinsurer, or any of its officers or employees, agents, subcontractors or representatives.

“Reinsurer” has the meaning set forth in the Preamble to this Agreement.

“Reinsurer Losses” shall have the meaning set forth in Section 19.01.

“Representatives” shall have the meaning set forth in Section 16.01(b).

“Required Balance” shall have the meaning set forth in Section 5.01(a).

“SAP” means the statutory accounting practices prescribed or permitted by the State of Texas.

“SAP Appendix A-785” shall have the meaning set forth in Section 11.01.

“Separate Account” means collectively the Jefferson National Life Annuity Account C, Jefferson National Life Annuity Account E, Jefferson National Life Annuity Account G, Jefferson National Life Annuity Account H, Jefferson National Life Annuity Account I, Jefferson National Life Annuity Account J, Jefferson National Life Annuity Account K, Conseco Variable Insurance Separate Account L, and Jefferson National Life Advisor Variable Annuity Account.

“Separate Account Charges” means, without duplication of Premiums, mortality and expense risk charges, administrative, subscription and other fees and charges deducted by the Ceding Company from the Separate Account supporting the Variable Annuity Block pursuant to the terms of the Annuities in the Variable Annuity Block.

“Statutory Reserve” means the Ceding Company’s statutory reserve in respect of the Covered Annuities net of reserve credits due to Inuring Reinsurance determined in accordance with applicable valuation laws, regulations and actuarial guidelines to which the Ceding Company is subject on each valuation date, including without limitation, SAP and VACARVM; provided that the Statutory Reserve shall include an allocated portion of the Ceding Company’s admitted Interest Maintenance Reserve determined by dividing the aggregate statutory value of the assets supporting the Fixed Modified Coinsurance Reserve by the aggregate statutory value of the Ceding Company’s general account invested assets and multiplying the resulting ratio by the amount of the Ceding Company’s Interest Maintenance Reserve.

“Statutory Value” means, with respect to any asset, the statutory admitted value of the assets as reflected on the Ceding Company’s statutory books and records.

“Term” shall have the meaning set forth in Section 3.01.

“Termination Effective Date” shall have the meaning set forth in Section 3.02(a) or (d), as applicable.

“Termination Notice” shall have the meaning set forth in Section 3.02(a).

“Third Party Claimant” shall have the meaning set forth in Section 19.04.

“Third-Party Information” shall have the meaning set forth in Section 16.01(b).

“Total Adjusted Capital” means, with respect to any Person, the number determined by the sum of (x) such Person’s statutory capital and surplus as would be determined under SAP and (y) such other items, if any, as the “RBC Instructions” adopted and amended by the National Association of Insurance Commissioners from time to time may provide.

“Umpire” shall have the meaning set forth in Section 20.04(b).

“VACARVM” means Commissioners Annuity Reserve Valuation Method for variable annuity as in effect from time to time.

“Variable Annuity Block” means those variable Covered Annuities that do not have any fixed options and the variable options of the other Annuities included in the Covered Annuities.

“Variable Annuity Quota Share Percentage” means 50%.

“Variable Benefit Payments” shall have the meaning set forth in Section 4.04.

“Variable Modified Coinsurance Adjustment” shall have the meaning set forth in Section 5.02(a).

“Variable Modified Coinsurance Reserve” means the Statutory Reserve attributable to the Variable Annuity Block.

“Variable Reinsurance Premiums” shall have the meaning set forth in Section 4.02(b).

Section 1.02  Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article, Section or Schedule of this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(h) references to a Person are also to its successors and permitted assigns; and

(i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

REINSURANCE COVERAGE

Section 2.01  Reinsurance Coverage.  (a) Fixed Annuity Block. In accordance with the terms and conditions of this Agreement, as of the Effective Date, the Ceding Company cedes on a “modified coinsurance” basis, and the Reinsurer accepts as indemnity reinsurance, on such basis, and agrees to indemnify the Ceding Company for, the Fixed Annuity Quota Share Percentage of all risks and obligations arising under the Fixed Annuity Block

(b) Variable Annuity Block.  In accordance with the terms and conditions of this Agreement, as of the Effective Date, the Ceding Company cedes on a “modified coinsurance” basis, and the Reinsurer accepts as indemnity reinsurance, on such basis, and agrees to indemnify the Ceding Company for, the Variable Annuity Quota Share Percentage of all risks and obligations arising under the Variable Annuity Block.

(c) Policy Loans.  The Reinsurer will reinsure its Fixed Annuity Quota Share Percentage of the Policy Loans. Accounting for reinsurance of Policy Loans will be as follows: Policy Loans will generally be treated like the other assets supporting the Fixed Modified Coinsurance Reserve; i.e., (i) repayments of principal amounts will be treated like the liquidation of a security constituting an asset supporting the Fixed Modified Coinsurance Reserve and will not be reflected in the Net Settlement, (ii) the funding of Policy Loans will be treated like the purchase of a security constituting an asset supporting the Fixed Modified Coinsurance Reserve and will not be reflected in the Net Settlement, (iii) interest on Policy Loans will be treated as Fixed Modified Coinsurance Investment Income, and (iv) the amount by which any defaulted Policy Loan exceeds the cash surrender value of the relevant Covered Annuity will be treated as a capital loss.

(d) Subject to Section 8.02, the Reinsurer shall be subject in all respects to all of the terms and conditions, general and specific stipulations, clauses, waivers, extensions, modifications, alterations, cancellations, interpretations, and endorsements of the applicable Covered Annuity.

Section 2.02  Indemnity Reinsurance.  This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each Party under this Agreement will be rendered solely to the other Party. In no instance will any Person other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remain the only Party hereunder that is liable to any insured, policyowner, annuityholder or beneficiary under any Covered Annuity. The Reinsurer’s reinsurance coverage for any Covered Annuity begins on the later of (a) the Effective Date, and (b) the date of commencement of the Ceding Company’s contractual liability for the Covered Annuity, and will terminate simultaneously with the termination of the Ceding Company’s contractual liability for the Covered Annuity unless otherwise terminated in accordance with the terms of this Agreement.

Section 2.03  Excluded Coverage.  (a) Adjustment. Notwithstanding its identification in or by reference in Schedule A, an Annuity included as an Initial Covered Annuity shall cease to be an Annuity subject to this Agreement if it shall be determined by the Ceding Company, subsequent to the Effective Date and on or before the date that is 60 days following the Effective Date (the “Adjustment Date”), that, as of the Effective Date, such Annuity was not in force; provided that if an Annuity that is designated as not in force as of the Adjustment Date due to an error in such designation, upon correction of such error, such Annuity shall be restored to the list of the Initial Covered Annuities. The Parties agree that Schedule A will be deemed automatically amended to remove any non-inforce Annuity described in this Section 2.03(a), and thereafter such Annuity shall be excluded from coverage hereunder and the Reinsurer shall have no liability with respect to such Annuity. The Parties shall make appropriate adjustment between each other in order to put each Party in the economic position as if only in force Annuities were included in the Initial Covered Annuity list on the Closing Date.

(b) Exclusions.  This Agreement does not apply to, and specifically excludes from the reinsurance coverage hereunder:

(i) any liabilities and obligations arising under insurance or annuity contracts issued by the Ceding Company that are not identified in or by reference in Schedule A and do not constitute Future Annuities;

(ii) any guaranteed benefits or income withdrawal benefits, other than payments due upon partial or full surrenders and death benefits not excluded pursuant to clause (iii) below, that may be provided by the Ceding Company under riders or endorsements attached to the Annuities (including without limitation any medical and hospital expense coverage or other types of benefits, provided that waiver of surrender of nursing home and hospitalization are not excluded from coverage hereunder);

(iii) any benefits paid as a result of “guaranteed death benefit” provisions under any Annuity;

(iv) any Excess of Limit Payments or Extra Contractual Liabilities liability based on acts, errors or omissions by the Ceding Company, or any of its officers or employees, agents, subcontractors or representatives and not attributable to a written direction or a request by a designated officer of the Reinsurer; and

(v) any and all liabilities, causes of action, including regulatory action, lawsuits, penalties, claims and demands that arise out of or result from the fact that any Annuity was issued and delivered in a jurisdiction where issuance and delivery of the Annuity constituted the doing of business where the Ceding Company was not licensed.

(c) Reinstatement.  Reinsurance coverage shall be reinstated for a terminated Covered Annuity if the Ceding Company reinstates such Covered Annuity using conventional underwriting and issue practices. Reinsurance Premiums for the interval during which the Covered Annuity was lapsed will be paid to the Reinsurer based on the Quota Share Percentage on the same basis as the Ceding Company charged the owner of the Covered Annuity for the reinstatement.

Section 2.04  Increase in Amount Covered.  Subject to Section 17.01 hereof, if the amount of insurance under any Covered Annuity increases, the increase will automatically be reinsured hereunder.

Section 2.05  Reductions and Terminations.  If the amount of insurance under any Covered Annuity is reduced or terminated, reinsurance under this Agreement on such Covered Annuity will be similarly reduced or terminated.

ARTICLE III

TERM AND TERMINATION

Section 3.01  Term.  This Agreement shall be effective as of 12:01 a.m., Eastern Standard Time, on January 1, 2010 (the “Effective Date”) and continue in full force and effect until the extinguishment of all liabilities of the Reinsurer with respect to the Covered Annuities or termination provided in Section 3.02 below (such period the “Term”).

Section 3.02  Termination of In Force Business.  (a) Upon the occurrence of any of any of the events specified in clause (i), (ii) or (v) below, the Ceding Company shall have the right, in its sole discretion, to terminate this Agreement immediately upon a notice of termination to the Reinsurer (a “Termination Notice”) setting forth the termination effective date (the “Termination Effective Date”) and upon the occurrence of any of the events specified in clause (iii) or (iv) below, the Ceding Company shall have the right, in its sole discretion, to terminate this Agreement upon a Termination Notice only after the Reinsurer has failed to remedy any of the events under clauses (iii) and (iv) below within 90 days of the notice of such event from the Ceding Company to the Reinsurer:

(i) The Reinsurer is declared insolvent by a court of competent jurisdiction, or a conservator, rehabilitator, liquidator or statutory successor is appointed for the Reinsurer; or

(ii) The Reinsurer’s Total Adjusted Capital is less than 150% of the Company Action Level RBC; or

(iii) The Reinsurer fails to receive or maintain all licenses and permits necessary to operate as a reinsurer in Bermuda; or

(iv) The Reinsurer fails to pay when due any Net Settlement payment to be made by it hereunder pursuant to Section 4.05, or the effectuation of any offset of or deduction from any amount payable to the Reinsurer is delayed or prohibited by operation of Law, other than any payment that is to be made on behalf of the Reinsurer by the Ceding Company pursuant to Article VII in performance of the administrative services provided for thereunder; or

(v) The Ceding Company fails to receive full credit on its financial statements filed with the Texas Department of Insurance for the reinsurance offered hereunder.

(b) If the Ceding Company elects to terminate this Agreement pursuant to the foregoing Section 3.02(a), the Ceding Company shall recapture all, but not less than all, of the liability with respect to all Covered Annuities ceded hereunder, effective on the Termination Effective Date, and subject to a terminal settlement between the Parties as set forth in Section 3.02(c) below, the Reinsurer shall have no further liability with respect to the Covered Annuities subsequent to the Termination Effective Date.

(c) Termination of this Agreement for reinsurance coverage in force is subject to a terminal settlement. A terminal settlement is due as of the Termination Effective Date and, subject to potential later payment under clause (iv) below, payable by wire transfer within forty-five (45) days after the Termination Effective Date. The terminal settlement consists of:

(i) payment by the appropriate party of the quarterly Net Settlement, computed as of the Termination Effective Date;

(ii) to the extent the fair market value of the assets in the Fixed Modified Coinsurance Trust exceeds the Required Balance, in each case as of the Termination Effective Date, the Ceding Company will pay such excess to the Reinsurer and the Reinsurer will accordingly establish and maintain on its statutory financial statements an interest maintenance reserve with respect to such transfer;

(iii) to the extent the fair market value of the assets in the Fixed Modified Coinsurance Trust is less than the Required Balance, in each case as of the Termination Effective Date, the Reinsurer will pay the Ceding Company such shortfall and the Reinsurer will accordingly establish and maintain on its statutory financial statements a negative amount of interest maintenance reserve as a non-admitted asset with respect to such transfer (it being understood that the fair market value of the invested assets in the Fixed Modified Coinsurance Trust will be determined by the Investment Manager); and

(iv) in the case of termination pursuant to Section 3.04 only, a termination value not in excess of the Ceding Commission calculated by the Ceding Company in good faith as of the Termination Effective Date according to “best practices” that are appropriate to valuing annuities and related cash flows and consistent with the terms of this Agreement. If termination value is positive, the amount of such termination value shall be paid to the Reinsurer by the Ceding Company. The Reinsurer shall have ten (10) calendar days to either accept the termination value as calculated or raise objections. The parties shall cooperate with each other in order to resolve any disagreement with respect to the termination value. If the Ceding Company and the Reinsurer cannot agree on the termination value within ten (10) days after the Reinsurer raises its objections, the Parties shall submit the calculation to a nationally recognized, independent actuarial firm (including without limitation, the actuarial group of a nationally recognized, independent accounting firm), that is mutually acceptable to the Parties (hereinafter the “Actuarial Firm”) for confirmation as being reasonably consistent with the terms of the Agreement. If the parties cannot reach agreement as to the termination value after receiving the results from the Actuarial Firm, the matter will be submitted to arbitration in accordance with Article XX. The parties will share equally in the costs and expenses incurred by the Actuarial Firm. Payment of the termination value will be made within thirty (30) days of (i) receipt of the Ceding Company’s calculation by the Reinsurer, if the Reinsurer does not object to such calculation, or (ii) the date upon which (A) the Parties agree upon the termination value following an objection to the initial calculation or (B) the date upon which an arbitration award determining the termination value is issued pursuant to Article XX.

It is recognized and acknowledged by both parties that “best practices” for valuing cash flows linked to the Covered Annuities include:

1) commencing with seriatim in force data as of the effective date of termination;

2) fixing actuarial assumptions such as lapse, mortality, mortality improvement, utilization, etc. within a range deemed consistent with market standards;

3) determining market inputs for interest rates, implied volatilities, and other market inputs; and

4) valuing the present value of all the future cash flows using the inputs and assumptions determined above.

Section 3.03  Termination of Future Annuities.  This Agreement may be terminated for the acceptance of Future Annuities after 90 days’ written notice of termination by either Party to the other. Unless mutually agreed, the Reinsurer will continue to accept reinsurance during this 90-day period. The Reinsurer’s acceptance will be subject to both the terms of this Agreement and the Ceding Company’s payment of applicable Reinsurance Premiums. In addition, either Party may terminate this Agreement immediately for the reinsurance of Future Annuities if the other Party materially breaches this Agreement, or becomes insolvent or financially impaired. Termination of this Agreement for Future Annuities does not affect the existing reinsurance coverage of the Covered Annuities in force at the effective date of such termination.

Section 3.04  Amounts Due the Reinsurer in Arrears.  (a) If any material amount of Net Settlement due the Reinsurer pursuant to Section 4.05 is not paid within sixty (60) days after the due date, the Reinsurer has the right to terminate this Agreement. If the Reinsurer elects to terminate this Agreement, it will give the Ceding Company 90 days written notice of its intention. The Termination Effective Date under this Section 3.04 is the day after the 90 day notice period expires. If the amounts due the Reinsurer in arrears, including any that become in arrears during the 90 day notice period, are not paid before the expiration of the notice period, the Reinsurer will be relieved of all liability under the Covered Annuities as of the last date for which amounts due the Reinsurer have been paid for each Covered Annuity.

(b) Terminated reinsurance coverage hereunder for failure to pay amounts due to the Reinsurer in arrears may be reinstated, subject to approval by the Reinsurer, within 60 days of the Termination Effective Date, and upon payment of all amounts in arrears. The Reinsurer has no liability for any Benefit Payments incurred between the Termination Effective Date and the date of the reinstatement of the Reinsurance Coverage. The right to terminate reinsurance does not prejudice the Reinsurer’s right to amounts due in arrears for the period during which reinsurance was in force prior to the expiration of the 90 days notice.

(c) The Ceding Company will not force termination under the provisions of this Section to transfer the Covered Annuities to another reinsurer. Termination under this Section is subject to the payment of a terminal settlement under Section 3.02.

Section 3.05  Fixed Modified Coinsurance Assets and Variable Modified Coinsurance Assets.  Upon termination, all assets supporting the Variable Modified Coinsurance Reserve will be retained by the Ceding Company. After settlement pursuant to Section 3.02(c) above, assets remaining in the Fixed Modified Coinsurance Trust will be retained by the Ceding Company and the Fixed Modified Coinsurance Trust shall be terminated.

ARTICLE IV

CEDING COMMISSION, REINSURANCE PREMIUM AND RESERVE

Section 4.01  Ceding Commission; Other Payments to Ceding Company.

(a) Ceding Commission.  On the Closing Date, the Reinsurer is paying to the Ceding Company the Ceding Commission in immediately available funds in accordance with payment instructions provided by the Ceding Company prior to the Closing Date.

(b) Asset Transfer.  In consideration for the reinsurance provided by the Reinsurer hereunder, on the Closing Date, the Ceding Company is transferring to the Reinsurer assets and cash with a total Statutory Value equal to (i) the Fixed Annuity Quota Share Percentage of the Fixed Modified Coinsurance Reserve and (ii) the Variable Annuity Quota Share Percentage of the Variable Modified Coinsurance Reserve as of the Effective Date by:

(i) transferring to the Fixed Modified Coinsurance Trust assets listed on Schedule C and cash with a Statutory Value in an aggregate amount equal to the Fixed Annuity Quota Share Percentage of the result of the (1) Fixed Modified Coinsurance Reserve less (2) the Policy Loans outstanding on the Covered Annuities, in each case as of the Effective Date;

(ii) withholding the Fixed Annuity Quota Share Percentage of the Policy Loans on the Ceding Company’s books for the account of the Reinsurer; and

(iii) retaining assets supporting the Variable Annuity Quota Share Percentage of the Variable Modified Coinsurance Reserve as of the Effective Date in the Ceding Company’s Separate Account.

The parties will estimate the above amounts as of the Effective Date and will then adjust this estimate to reflect the actual values on the Effective Date in connection with the first quarterly Net Settlement after the Closing Date.

Section 4.02  Reinsurance Premium.  (a) During the term of this Agreement, the Reinsurer shall be entitled to payment of reinsurance premiums through the Net Settlements amounts equal to

(a) the Fixed Annuity Quota Share Percentage of the Premiums received by the Ceding Company (and attributable to periods) on and after the Effective Date that are attributable to the Fixed Annuity Block (the “Fixed Reinsurance Premiums”); and

(b) the Variable Annuity Quota Share Percentage of the Premiums and Separate Account Charges received by the Ceding Company (and attributable to periods) on and after the Effective Date that are attributable to the Variable Annuity Block (the “Variable Reinsurance Premiums” and together with the Fixed Reinsurance Premiums the “Reinsurance Premiums”).

Section 4.03  Expense Allowance.  During the term of this Agreement, the Reinsurer will pay an expense allowance for all Covered Annuities to the Ceding Company as of the close of each Accounting Period through the Net Settlement as follows (the “Expense Allowance”):

(a) a one-time fee of $750 for each Future Annuity that is a Monument Advisor policy issued during such Accounting Period;

(b) 50% of the commissions payable by the Ceding Company with respect to Future Annuities that are 403(b) policies during such Accounting Period;

(c) an administration fee for the Covered Annuities as set forth on Schedule E;

(d) a fee for managing the Fixed Modified Coinsurance Assets equal to 0.25% per annum, calculated on a quarterly basis based upon the product of (i) 0.25% divided by 4 multiplied by (ii) the market value of the Fixed Modified Coinsurance Assets as of the end of the last trading day of each Accounting Period;

(e) a premium tax reimbursement equal to 2% of the Reinsurance Premiums; and

(f) an excise tax reimbursement equal to 100% of the U.S. federal insurance excise tax (“FET”), if any, imposed on the Reinsurance Premiums paid to the Reinsurer by the Ceding Company under this Agreement, to the extent such Reinsurance Premiums are subject to the FET pursuant to section 4371 of the Code.

Section 4.04  Benefit Payments.  During the term of this Agreement, the Reinsurer will pay through the Net Settlements (i) the Fixed Annuity Quota Share Percentage of the Benefit Payments attributable to the Fixed Annuity Block (the “Fixed Benefit Payments”) and (ii) the Variable Annuity Quota Share Percentage of the Benefit Payments attributable to the Variable Annuity Block (the “Variable Benefit Payments”) as of the close of each Accounting Period.

Section 4.05  Net Settlement.  A “Net Settlement” is due as of the close of each Accounting Period. If the amount of the Net Settlement is positive, the Ceding Company will pay such amount in cash to the Reinsurer. If the amount of the Net Settlement is negative, the Reinsurer will pay the absolute value of such amount in cash to the Ceding Company. The Net Settlement for each Accounting Period is equal to the following:

(a) The Reinsurance Premiums; minus

(b) The Expense Allowance; minus

(c) The Fixed Benefit Payments and the Variable Benefit Payments; plus

(d) The Variable Modified Coinsurance Adjustment; plus

(e) The Fixed Modified Coinsurance Adjustment.

The Reinsurer shall be given credit for the amount of any deposit pursuant to Section 5.01(e) against any amount payable by the Reinsurer in connection with the Net Settlement for such Accounting Period.

Within 30 days after the end of each Accounting Period, the Ceding Company will submit a Net Settlement statement to the Reinsurer with information that is substantially similar to the information specified in Section 6.01 hereof. If the amount of the Net Settlement for an Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer at the time it delivers the Net Settlement statement for such Accounting Period to the Reinsurer. If the amount of the Net Settlement for an Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company within 15 days of its receipt of the Net Settlement statement for such Accounting Period. If a Net Settlement remains outstanding longer than 45 days after the end of a calendar quarter, interest will be charged at a rate equal to 3-month LIBOR plus 1% per annum applied from the 46th day after the end of the calendar quarter for which the Net Settlement is determined to the date of payment.

Section 4.06  Ongoing Payments.  Except as otherwise specifically provided for herein, and except as pertaining to the Ceding Commission, all amounts due to be paid or credited under this Agreement to either the Reinsurer or the Ceding Company shall be determined on a net basis as of the last day of the Accounting Period to which such amount is attributable.

ARTICLE V

FIXED MODIFIED COINSURANCE RESERVE AND VARIABLE MODIFIED
COINSURANCE RESERVE

Section 5.01  Fixed Modified Coinsurance Account.  (a) As of the Closing Date, the Ceding Company will establish a trust, which will at all times be maintained separate and apart from any other assets of the Ceding Company (the “Fixed Modified Coinsurance Trust”) pursuant to a Fixed Modified Coinsurance Trust Agreement in the form attached hereto as Schedule F. “Required Balance” means as of any date, an amount equal to the Fixed Annuity Quota Share Percentage of the excess of the Fixed Modified Coinsurance Reserve over the Policy Loans.

(b) As of the Closing Date the Ceding Company is depositing in the Fixed Modified Coinsurance Trust cash and invested assets with an aggregate Statutory Value equal to not less than the Required Balance as of the Effective Date. The Ceding Company is entitled to withdraw assets from the Fixed Modified Coinsurance Trust Account solely as permitted by this Agreement or the Fixed Modified Coinsurance Trust Agreement.

(c) During the term of this Agreement, the Ceding Company will own, manage and maintain the assets in the Fixed Modified Coinsurance Trust (the “Fixed Modified Coinsurance Assets”) and the Fixed Annuity Quota Share Percentage of the Policy Loans collectively supporting the Fixed Annuity Quota Share Percentage of the Fixed Modified Coinsurance Reserve.

(d) The investment of the Fixed Modified Coinsurance Assets will initially be managed by the Ceding Company or its Affiliates (the “Investment Manager”) in accordance with the Investment Guidelines attached hereto as Schedule G taking into account investment and reinvestment recommendations made by the Reinsurer.

(e) The Ceding Company shall estimate (i) the aggregate Statutory Value of the assets in the Fixed Modified Coinsurance Trust and (ii) the amount of the Required Balance, in each case as of the end of each Accounting Period within ten days after the Accounting Period. If the estimated aggregate Statutory Value of the assets in the Fixed Modified Coinsurance Trust is less than the estimated Required Balance, the Reinsurer shall within eleven (11) days after the end of the relevant Accounting Period, transfer to the Fixed Modified Coinsurance Trust cash or other assets which meet the requirements of the Investment Guidelines in an amount sufficient to increase the aggregate Statutory Value of the assets in the Fixed Modified Coinsurance Trust to an amount that equals the estimated Required Balance as of the end of such Accounting Period. If the aggregate Statutory Value of the assets in the Fixed Modified Coinsurance Trust exceeds the Required Balance as shown in the Net Settlement statements delivered by the Ceding Company, the Reinsurer may request the Ceding

Company to, and the Ceding Company shall, withdraw from the Fixed Modified Coinsurance Trust cash or other assets in an amount equal to such excess and pay them over to the Reinsurer; provided that, after any such withdrawal, the aggregate Statutory Value of the remaining assets in the Fixed Modified Coinsurance Trust equals or exceeds the Required Balance as of the end of such Accounting Period.

(f) For each Accounting Period, the Ceding Company will pay to the Reinsurer investment income equal to (i) plus (ii) plus (iii) (the “Fixed Modified Coinsurance Investment Income”) through the Net Settlement where:

(i) is the Fixed Annuity Quota Share Percentage of the net investment income received, accrued and credited and any related adjustments on the assets supporting the Fixed Modified Coinsurance Reserve;

(ii) is Fixed Annuity Quota Share Percentage of the realized capital gains and losses (net of additions or deductions to the Interest Maintenance Reserve for interest related realized capital gains and losses and including statutory impairments) on the assets supporting the Fixed Modified Coinsurance Reserve and the Fixed Annuity Quota Share Percentage of unrealized capital gains and losses that are debited or credited to the Ceding Company’s surplus account in accordance with applicable statutory accounting requirements with respect to the Fixed Annuity Block; and

(iii) the Fixed Annuity Quota Share Percentage of the amortization of the Interest Maintenance Reserve on the assets supporting the Fixed Modified Coinsurance Reserve.

(g) For each Accounting Period a “Fixed Modified Coinsurance Adjustment” will be calculated as follows:

(i) The Fixed Modified Coinsurance Investment Income; minus

(ii) the Fixed Annuity Quota Share Percentage of the Fixed Modified Coinsurance Reserve as of the close of the current Accounting Period less the Fixed Annuity Quota Share Percentage of the Fixed Modified Coinsurance Reserve as of the close of the preceding Accounting Period; provided, that for the purposes of this clause (g)(ii), any reduction of the Fixed Modified Coinsurance Reserve resulting from transfers by holders of Covered Annuities from fixed investment options to variable investment options during the Accounting Period shall be added back to the Fixed Modified Coinsurance Reserve as of the close of the current Accounting Period; plus

(iii) the Variable Annuity Quota Share Percentage of the aggregate amount of transfers by holders of Covered Annuities from fixed investment options to variable investment options during the Accounting Period.

For any Accounting Period in which the Fixed Modified Coinsurance Adjustment is positive, the Ceding Company will owe the Reinsurer such amount. For any Accounting Period in which the Fixed Modified Coinsurance Adjustment is negative, the Reinsurer will owe the Ceding Company the absolute value of such amount. Settlement will be made through Net Settlement for each Accounting Period.

Section 5.02  Variable Modified Coinsurance Adjustment.

(a) The “Variable Modified Coinsurance Adjustment” will be calculated for each Accounting Period as follows:

(i) 0.15% of market value of the assets in the Ceding Company’s Separate Account supporting the variable Annuities (including any variable Annuities that have fixed options) that generate revenue sharing and 12b-1 fees, less

(ii) the Variable Annuity Quota Share Percentage of the transfers from the Ceding Company’s general account to the Fund, including premiums and fund transfers, with respect to the Variable Annuity Block for the Accounting Period; plus

(iii) the Fixed Annuity Quota Share Percentage of the transfers from the Fund to the Ceding Company’s general account, including benefits and fund transfers, with respect to the Variable Annuity Block, for the Accounting Period; plus

(iv) the Variable Annuity Quota Share Percentage of the Pricing Gains/Losses with respect to the Variable Annuity Block for the Accounting Period.

(b) For any Accounting Period in which the Variable Modified Coinsurance Adjustment is positive, the Ceding Company will owe the Reinsurer such amount. For any Accounting Period in which the Variable Modified Coinsurance Adjustment is negative, the Reinsurer will owe the Ceding Company the absolute value of such amount. Settlement will be made through Net Settlement for each Accounting Period.

(c) The Ceding Company will own, manage and maintain the assets supporting the Variable Annuity Quota Share Percentage of the Variable Modified Coinsurance Reserve in its Separate Account in accordance with the terms of the Annuities included in the Variable Annuity Block.

ARTICLE VI

REPORTS

Section 6.01  Accounts of Premium, Payments and Subrogation.  Within thirty (30) days following the end of each calendar quarter, the Ceding Company shall render or cause to be rendered to the Reinsurer a summary report and accounting of all transactions for the Covered Annuities, including premiums earned, benefits paid, claims received, denied and/or paid, Policy Loan amount, Fixed Modified Coinsurance Reserve, Variable Modified Coinsurance Reserve and Statutory Reserve increases or decreases, Fixed Modified Coinsurance Assets amount (both market value and Statutory Value), par/exposure drawdowns, refundings, terminations, any subrogation, salvage or reimbursement, other matters that have occurred during the preceding quarter with respect to the Covered Annuities, and any other information needed by the Reinsurer for reporting with respect to the Covered Annuities in the Reinsurer’s statutory and tax financial statements, such reports to be in a mutually agreed upon form and to be prepared according to mutually agreed upon standards.

Section 6.02  Other Information.  Within 45 days following the end of each calendar year, the Ceding Company shall furnish to the Reinsurer any other information that the Parties may reasonably require for their annual financial statements.

ARTICLE VII

ADMINISTRATION OF COVERED ANNUITIES

Section 7.01  Administration of Covered Annuities.

(a) Upon the execution of this Agreement, the Ceding Company shall retain the obligation of administering the Covered Annuities, in accordance with the guidelines set forth on Schedule D hereto; provided that the Ceding Company is not required to take any action that will be in violation of any Law, and may take any action required by, or necessary to be in compliance with, any applicable Law. Actions taken (or failed to be taken) by the Ceding Company as contemplated by and in accordance with Schedule D shall not constitute a breach by the Reinsurer of any Reinsurer obligation under this Agreement. The Reinsurer shall not deny coverage, or seek to avoid the provision of reinsurance under this Agreement on the ground of any act, error or omission in the provision of administrative services by the Ceding Company as contemplated by Schedule D.

(b) In consideration for the Ceding Company performing administrative services, the Reinsurer shall pay to the Ceding Company, for each Accounting Period, the fees computed as set forth on Schedule E hereto for each Covered Annuity in force for any portion of the Accounting Period being administered by the Ceding Company.

(c) In the event that the Ceding Company shall be unable to provide or cause to provide services as required by this Agreement for any reason for a period of time that can reasonably be expected to exceed thirty (30) calendar days, the Ceding Company shall provide notice to the Reinsurer of its inability to perform the services and shall cooperate with the Reinsurer in providing or otherwise obtaining alternative means of providing such services at the Ceding Company’s sole cost and expense.

(d) The Ceding Company shall at all times during the term of this Agreement keep and maintain in force all necessary licenses, authorizations, permits and qualifications from Governmental Authorities under applicable Laws and regulations as may be necessary to perform the administrative services in the manner required by this Agreement.

Section 7.02  Contested Claims.  The Ceding Company will advise the Reinsurer of its intention to contest, compromise or litigate any Benefit Payments with respect to any Covered Annuities. The Reinsurer will pay its share of the expenses and costs of such contests, including reasonable attorneys fees (“Out of Pocket Expenses”) (according to the Fixed Annuity Quota Share Percentage or the Variable Annuity Quota Share Percentage, as applicable), or it may choose not to participate. If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Ceding Company of the full amount of its liability on such Covered Annuities reinsured hereunder through the applicable Net Settlement process.

ARTICLE VIII

FOLLOW THE FORTUNES; FOLLOW THE SETTLEMENTS;
SUBROGATION

Section 8.01  Finality of Settlements.  All settlements made by or on behalf of the Ceding Company shall be final, conclusive and unconditionally binding upon the Reinsurer.

Section 8.02  Follow the Fortunes; Follow the Settlements.  The Reinsurer’s liability under this Agreement shall follow from, and be incurred simultaneously with and be identical (subject to the Fixed Annuity Quota Share Percentage or the Variable Annuity Quota Share Percentage, as applicable) to any and all liabilities of the Ceding Company on the Covered Annuities. The Reinsurer shall be bound, without limitation, by all payments and settlements entered into by or on behalf of the Ceding Company. Nothing in this Section 8.02 shall be construed to expand the liability of the Reinsurer beyond what is specifically assumed under this Agreement without the Reinsurer’s prior written consent.

Section 8.03  Subrogation.  The Reinsurer is entitled to its proportionate share of any Recoveries on account of claims and settlements relating to or arising out of the Covered Annuities that are actually collected by or on behalf of the Ceding Company.

ARTICLE IX

WAIVER OF DEFENSES

Section 9.01  Reinsurer’s Knowledge.  The Reinsurer has sufficient knowledge and experience in financial, business and other relevant matters to be capable of evaluating the risks and merits of entering into and performing this Agreement. Prior to the Reinsurer’s execution and delivery of this Agreement, the Reinsurer has (i) been given the opportunity to ask questions of, and receive answers from, the Ceding Company concerning the terms and conditions of this Agreement and the subject matter of this Agreement, (ii) been given the opportunity to request and review such additional information necessary to evaluate the risks and merits of entering into and performing this Agreement and to verify the accuracy of or to supplement the information provided to the Reinsurer to the extent that the Ceding Company possesses such information, and (iii) received all documents and information reasonably necessary to make the decision to enter into and perform this Agreement.

Section 9.02  Waiver of Defenses.  Subject to the Reinsurer’s right to offset as set forth in Article XIV below, the Reinsurer hereby knowingly and voluntarily waives any and all defenses to payment under this Agreement and agrees not to seek rescission of this Agreement because of any actual or alleged misrepresentation and/or non-disclosure as to the subject matter of this Agreement at or prior to the Reinsurer’s execution and delivery of this Agreement. Without limiting the generality of the foregoing, the Reinsurer hereby knowingly and voluntarily waives the “duty of utmost good faith” and any similar duty arising or alleged to arise in connection with the cession of liabilities from the Ceding Company to the Reinsurer hereunder as of the Closing Date; provided, however, that the Reinsurer reserves all of its rights and remedies in respect of any such duty of utmost good faith arising after the Closing Date.

ARTICLE X

NO RIGHTS OF THIRD PARTIES

Section 10.01  No Third Party Rights.  Nothing in this Agreement, express or implied, is intended, or shall be construed to confer upon or give to any Person (other than the Parties and their permitted assigns or successors), any rights or remedies under or by reason of this Agreement.

ARTICLE XI

CREDIT FOR REINSURANCE

Section 11.01  Credit for Reinsurance.  The Reinsurer shall take any and all steps necessary to comply with all applicable Laws and regulations and required under the terms of the National Association of Insurance Commissioners Accounting Practices and Procedures Manual Appendix A-785, Credit for Reinsurance, as amended from time to time (“SAP Appendix A-785”) so as to permit the Ceding Company to receive full credit under the terms of SAP Appendix A-785 as admitted reinsurance for the Reinsurer’s share of the Statutory Reserve, if any, and any other liabilities ceded hereunder, and to obtain full financial statement credit for the reinsurance provided by this Agreement in all applicable United States jurisdictions in which the Ceding Company is licensed to transact business, including, without limitation, compliance with the Texas Insurance Code, to the extent credit is not otherwise available under applicable Law or regulations. Where SAP Appendix A-785 provides alternative methods to ensure such credit, the Reinsurer shall be entitled to elect, in its sole discretion, the method to be used. It is understood and agreed that any term or condition required by such Law or regulation to be included in this Agreement for the Ceding Company to receive financial credit for the reinsurance provided by this Agreement shall be deemed to be incorporated in this Agreement by reference to the extent not inconsistent with the express terms of this Agreement. The Reinsurer shall provide, upon the reasonable request and at the discretion of the Ceding Company, evidence of the steps that the Reinsurer has taken to comply with this Section 11.01.

Section 11.02  Release of Contingency Reserves.  The Ceding Company shall periodically, and in any event at least annually (and, to the extent necessary, shall seek approval from the Texas Department of Insurance to) release contingency reserves in respect of Covered Annuities to the maximum extent permitted pursuant to the Texas Insurance Code.

ARTICLE XII

ERRORS AND OMISSIONS

Section 12.01  Errors and Omissions.  Any inadvertent error, omission or delay in connection with this Agreement shall not affect the liability which otherwise would have attached to either Party, provided such error, omission or delay is rectified promptly after notification to or discovery by the Ceding Company or the Reinsurer, as the case may be.

ARTICLE XIII

ACCESS TO RECORDS

Section 13.01  Provision of Records to Reinsurer.  The Ceding Company shall as soon as practicable provide to the Reinsurer copies (which may be in electronic form) of reports, records, claim files and other information relating to the Covered Annuities requested by the Reinsurer; provided that the Ceding Company shall have the right to redact, on a reasonable basis, materials which are protected by attorney/client privilege or the attorney work product doctrine or that contain information unrelated to the Covered Annuities or that are not material to the Covered Annuities; provided further that in the event of any such redaction for reasons of attorney/client privilege or the attorney work product doctrine, the Ceding Company shall use its commercially reasonable efforts to provide the Reinsurer with the substance of the information requested in a manner consistent with maintaining such protection.

Section 13.02  Reinsurer’s Access to Records.  The Reinsurer shall, at all reasonable times during the term of this Agreement and thereafter, have access to, and be permitted to copy, the books, records, files and documents (including computer files, retrieval programs and similar documentation) of the Ceding Company with respect to the Covered Annuities; provided that the Ceding Company shall have the right to redact, on a reasonable basis, materials which are protected by attorney/client privilege not shared by the Reinsurer or the attorney work product doctrine not shared by the Reinsurer or that contain information unrelated to the Covered Annuities or that are not material to the Covered Annuities. The Ceding Company shall cooperate with the certified public accountants of the Reinsurer in connection with the preparation of the Reinsurer’s audited financial statements.

Section 13.03  Ceding Company’s Access to Records.  The Ceding Company shall, at all reasonable times during the term of this Agreement and thereafter, have access to, and be permitted to copy, the books, records, files and documents (including computer files, retrieval programs and similar documentation) of the Reinsurer with respect to the Covered Annuities; provided that the Reinsurer shall have the right to redact, on a reasonable basis, materials which are protected by attorney/client privilege not shared by the Ceding Company or the attorney work product doctrine not shared by the Ceding Company or that contain information unrelated to the Covered Annuities or that are not material to the Covered Annuities. The Reinsurer shall cooperate with the certified public accountants of the Ceding Company in connection with the preparation of the Ceding Company’s audited financial statements.

ARTICLE XIV

OFFSET AND RECOUPMENT

Section 14.01  Offset and Recoupment.  Except for the payment of the amounts specified in Section 4.01 on the Closing Date, each Party hereto shall have, and may exercise at any time and from time to time, the right to offset and recoup any balance or balances, whether on account of premiums or on account of Benefit Payments or otherwise, due from such Party to the other Party hereto under this Agreement, and may offset the same against any balance or balances due or to become due to the former from the latter under the same. The Party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such Party from the other are on account of premiums or on account of Benefit Payments or otherwise, and regardless of the capacity in which each Party acted under this Agreement or, if more than one agreement between the Parties, the different agreements involved. In the event of the insolvency of a Party hereto, offsets and recoupment shall be allowed only in accordance with the applicable Law.

ARTICLE XV

INSOLVENCY

Section 15.01  Reinsurer’s Obligation To Pay Claims.  In the event of the insolvency of the Ceding Company or the appointment of a conservator, rehabilitator, liquidator or statutory successor of the Ceding Company, the reinsurance under this Agreement shall be payable directly to its liquidator, receiver, conservator or statutory successor, on the basis of the liability of the Ceding Company without diminution because of the insolvency of the Ceding Company or because the liquidator, receiver, conservator or statutory successor of the Ceding Company has failed to pay all or a portion of any claim. The reinsurance under this Agreement shall be payable by the Reinsurer to the Ceding Company’s liquidator, receiver, conservator or statutory successor, except as provided by applicable Law.

Section 15.02  Right to Interpose.  In the event of the insolvency of the Ceding Company, the liquidator, receiver, conservator or statutory successor of the Ceding Company shall give written notice to the

Reinsurer of the pendency of the claim against the Ceding Company, which claim would involve a possible liability on the part of the Reinsurer, promptly after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expense of liquidation or rehabilitation to the extent of the share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE XVI

CONFIDENTIALITY

Section 16.01  Confidentiality.

(a) The Party receiving Confidential Information agrees, for the benefit of the disclosing Party and the provider of any Third-Party Information, to use the same degree of care to keep the disclosing Party’s Confidential Information confidential as it employs with its own confidential information of like kind, to take all reasonable measures to keep the disclosing Party’s Confidential Information secret and confidential, and to observe all applicable Law governing the use and protection of any personally identifiable information contained within the disclosing Party’s Confidential Information or Third-Party Information.

(b) The term “Confidential Information” shall mean the following, whether provided by the disclosing Party, its officers, directors, employees, agents, advisors, legal counsel, auditors, Affiliates or other representatives (collectively, “Representatives”), whether in oral, written, digital or other form, and whether provided before or after the Closing Date: all information concerning the disclosing Party or its business, this Agreement, any Covered Annuity or proposed annuity or the related terms and conditions thereof, as well as all underlying transactions relating thereto and all information with respect to the parties to such transactions, their Affiliates, their business or operations or the assets covered by such transactions or otherwise provided by or on behalf of such parties in connection with such transactions (“Third-Party Information”), and all certificates, notices, agreements and any other communications of any sort relating to the foregoing, together with all documents, materials and other information provided by the disclosing Party or its Representatives or third parties in connection with this Agreement or the foregoing items or matters, including any and all financial, technical (including underwriting and credit evaluation techniques, procedures, practices and methodologies), commercial or other information, and any notes, communications, analyses, compilations, studies, memoranda or other documents prepared or derived by the receiving Party or others which contain or reflect all or any part of such documents, materials and other information.

(c) Notwithstanding anything contained herein to the contrary, any Confidential Information will not be deemed confidential if (i) it is in the public domain (through no breach of this paragraph by the receiving Party or any of its Representatives of the obligations set forth in this paragraph), (ii) it was lawfully in the receiving Party’s or any of its Representatives’ possession at the time of disclosure, (iii) it was lawfully received by the receiving Party or any of its Representatives from a third party that, to the receiving Party’s or any of its Representatives’ knowledge, was not under an obligation of confidentiality, (iv) the disclosing Party has consented to its disclosure, or (v) it was independently developed by the receiving Party without reference to the Confidential Information provided by the disclosing Party or any of its Representatives. The receiving Party shall have the burden to prove that any of the foregoing exceptions are applicable by written evidence. If the receiving Party is requested or required in connection with a judicial, regulatory, administrative, governmental or other legal proceeding or by applicable Law or court order, subpoena or similar legal process, to disclose any Confidential Information, the receiving Party shall provide the disclosing Party with timely notice of such request, to the extent reasonably practicable and unless prohibited by applicable Law, so that the disclosing Party (or a party to an underlying transaction, as applicable) may seek, at the disclosing Party’s (or such party’s) expense, an appropriate protective order, but in any event the receiving Party may disclose whatever Confidential Information it is advised by counsel it is required to disclose. The receiving Party agrees that in the event of a breach by the receiving Party or threatened breach of this Article XVI, the disclosing Party may seek the imposition of injunctive relief and other equitable remedies, in addition to other remedies available to them, and the receiving Party will not raise as a defense in any action for injunctive or other equitable relief that the disclosing Party has an adequate remedy at Law or require the posting of security or bond therefor.

ARTICLE XVII

AMENDMENT, ETC. OF COVERED ANNUITIES

Section 17.01  Amendments of Covered Annuities.  Except with the prior written consent of the Reinsurer, which consent shall not be unreasonably withheld, delayed or conditioned, the Ceding Company shall not amend or modify the terms or conditions of any Covered Annuity (including to any contract riders or endorsements thereto) other than those amendments or modifications entered into in the ordinary course of business or required by applicable Law. In the event that any such amendments or modifications are made in any Covered Annuity other than in accordance with this Section 17.01, this Agreement will cover liability incurred by the Ceding Company for Benefit Payments as if such changes, amendments or modifications had not been made.

Section 17.02  Adjustments.  If the Ceding Company’s liability under any of the Covered Annuities is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will share in the change proportionately to the amount reinsured hereunder, and will make any and all proportional adjustments with the Ceding Company.

Section 17.03  Credited Interest Adjustments.  In setting credited interest rates for the Covered Annuities, the Ceding Company will take into account recommendations made by the Reinsurer, however the Parties acknowledge and agree that nothing in this Agreement shall be construed to limit the Ceding Company’s right to determine Non-Guaranteed Elements for the Covered Annuities. For Covered Annuities that provide non-guaranteed credited interest rates, the Ceding Company intends, to the extent possible, to maintain or increase its current interest rate spreads unless such interest rate spreads are changed due to applicable Law. For Covered Annuities in which credited interest rates are at minimum guaranteed levels, the Ceding Company will maintain such rates at such minimum guaranteed levels until such time as the Ceding Company and the Reinsurer agree that rates should be changed to adjust for persistency deterioration, to the extent permitted under the terms of such Covered Annuities and applicable Law.

ARTICLE XVIII

REPRESENTATIONS OF THE CEDING COMPANY

Section 18.01  Representations of the Ceding Company.  The Ceding Company hereby represents and warrants to the Reinsurer as of the Effective Date:

(a) A correct and complete listing of the Initial Covered Annuities is set forth in or by reference in Schedule A hereto. Copies of the annuity policies and contracts of the Ceding Company reinsured hereunder and all amendments, endorsements and riders thereto (collectively, the “Annuity Forms”) on which a material amount of the Initial Covered Annuities in force on the date of this Agreement and reinsured hereunder were issued, have been made available previously to the Reinsurer and will be made available upon reasonable request in writing by the Reinsurer during the Term. The information contained in or by reference in Schedule A is complete and accurate in all material respects as of the Effective Date.

(b) There is no material default or breach by the Ceding Company in the timely performance of any obligation to be performed or paid under an Initial Covered Annuity or in the observance by the Ceding Company of any other material provision thereof as of the Effective Date. Except as noted in the Disclosure Schedule attached hereto as Schedule H, no consent is required from any person under any Covered Annuity in effect on the Effective Date in order to consummate the reinsurance provided for herein, except where the failure to obtain such consent would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Ceding Company.

(c) There is no pending, or to the Ceding Company’s Knowledge, threatened Action, suit, or Legal Proceeding against or involving the Ceding Company relating to the Initial Covered Annuities in effect on the Effective Date that, individually or in the aggregate, would reasonably be expected to lead to the revocation, modification, termination, suspension, or any other impairment of any such Initial Covered Annuity, except for such revocation, modification, termination, suspension, or other impairment that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Ceding Company.

(d) The Ceding Company is duly registered, licensed, or admitted as an insurer under applicable insurance Laws (collectively, “Insurance Laws”) in each jurisdiction where the Ceding Company is required to be so licensed or admitted to conduct the Ceding Company’s business as it relates to the Initial Covered Annuities, except where the failure to be so registered, licensed, or admitted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Ceding Company.

(e) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Ceding Company, all policies, certificates, applications and other agreements of insurance which are a part of the Initial Covered Annuities, are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to, and such forms comply in all material respects with the insurance statutes, regulations, and rules applicable thereto and, as to premium rates established by the Ceding Company which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations, and rules applicable thereto. Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Ceding Company, all marketing materials of the Ceding Company comply with applicable Laws.

(f) Except as listed on Schedule I, there are no Legal Proceedings pending, or to the Ceding Company’s Knowledge, threatened against or affecting the Ceding Company or any of its properties by or before any Governmental Authority that arises out of or relates to the Ceding Company’s actual or alleged obligations under the Initial Covered Annuities.

(g) With respect to the Initial Covered Annuities only, the Ceding Company has conducted its businesses only in the ordinary and usual course of such businesses and the Ceding Company has not, except as required by Law, (i) paid, discharged, or satisfied any claims in respect of any Initial Covered Annuities other than in the ordinary course of business consistent with past practice, (ii) transferred any of the Initial Covered Annuities other than in the ordinary course of business consistent with past practice, (iii) knowingly taken any action reasonably likely to materially decrease the value of the Initial Covered Annuities except for establishing, supplementing, or otherwise adjusting reserves in the ordinary course of business consistent with past practice, (iv) changed any material accounting principles, practices, or methods applicable to Initial Covered Annuities other than as required by changes in GAAP, SAP or as disclosed in the Ceding Company’s published statutory financial statements, or (v) made any material change in actuarial, underwriting, or claims administration policies, practices, procedures, methods, assumptions, or principles applicable to Initial Covered Annuities.

(h) Except as listed on Schedule J, there are no Inuring Reinsurance as of the Effective Date.

(i) Except as set forth in Schedule A hereof, as the case may be:

(i) all Initial Covered Annuities have been administered in all material respects in accordance with the applicable Annuity Form and applicable Law, and all benefits claimed by any Person, and all cash values, charges and other amounts required to be calculated, under any annuity contract of the Ceding Company have since September 30, 2009 been paid (or provision for payment thereof has been made) or calculated, as the case may be, in accordance with the terms of the Annuity Forms under which they arose, and such payments were not delinquent in any material respect and were paid (or will be paid) without fines or penalties, except for any such claim for benefits for which the Ceding Company reasonably believes or believed that there is a reasonable basis to contest payment and is taking such action.

(ii) (x) except as previously disclosed to the Reinsurer in writing, the Ceding Company has not changed the “cost of insurance” or similar charges on or in respect of the Covered Annuities during the past 12 months and (y) the Ceding Company does not have any agreements, written or otherwise, with annuityholders or groups of annuityholders regarding credited interest rates to be paid with respect to any of the Initial Covered Annuities except as set forth in the Initial Covered Annuities and except as set forth on Schedule K.

ARTICLE XIX

INDEMNIFICATION

Section 19.01  Indemnification of the Reinsurer by the Ceding Company.  The Ceding Company will indemnify and hold harmless the Reinsurer and its Affiliates from and against monetary damages, liabilities, obligations, costs and expenses which may include but are not limited to plaintiff’s litigation-related costs and fees, together with the Reinsurer’s reasonable attorney’s fees, costs and expenses, resulting from or relating to (i) a breach of any representation or warranty of the Ceding Company in Article XVIII hereof (disregarding for purposes of this clause (i) any materiality or Material Adverse Effect qualification contained in such representation or warranty), (ii) any actions taken or omissions made by the Ceding Company or the Ceding Company’s employees or agents in the solicitation, sale, issuance or administration of any Covered Annuity including, without limitation, any Extra-Contractual Obligation or liability in excess of policy limits arising out of or relating to any such actions taken or omissions made, and not attributable to a written direction or a request by a designated officer of the Reinsurer, (iii) any Future Annuity issued on a basis inconsistent with the current underwriting standards of the Ceding Company, (iv) the failure of any Covered Annuity to have complied in all material respects with applicable Laws and regulations at the time of its issuance or thereafter due to facts or circumstances extant on or before the Effective Date, (v) any breach or nonfulfillment by the Ceding Company of, or any failure by the Ceding Company to perform, any of the terms or conditions of, or any duties or obligations under, this Agreement (including the administration of the Covered Annuities), (vi) any Excluded Liabilities, (vii) any successful enforcement of this indemnity or (viii) any failure by the Ceding Company to obtain the approval of any applicable Governmental Authority, to the extent required under applicable legal requirements, of any application, brochure or marketing materials pertaining to the Covered Annuities or failure to have any such application, brochure or marking materials filed with and not objected to by such Governmental Authority within the period provided by applicable Law for objection (collectively, the “Reinsurer Losses”). The Ceding Company shall not be obligated to indemnify the Reinsurer or its Affiliates under this Section 19.01 as to any claim arising from the Reinsurer’s willful or negligent misconduct or breach of the terms of this Agreement or any agreement contemplated hereby.

Section 19.02  Indemnification of the Ceding Company by the Reinsurer.  The Reinsurer will indemnify and hold harmless the Ceding Company and its Affiliates from and against monetary damages, liabilities, obligations, costs and expenses which may include but are not limited to plaintiff’s litigation-related costs and fees, together with the Ceding Company’s reasonable attorney’s fees, costs and expenses, resulting from or relating to (i) the Reinsured Liabilities, (ii) any other breach or nonfulfillment by the Reinsurer of, or any other failure by the Reinsurer to perform, any of the terms or conditions of, or any duties or obligations or agreements under, this Agreement, or (iii) any successful enforcement of this indemnity (collectively, the “Ceding Company Losses”); provided, however, that in no event shall Ceding Company Losses include any contractual liability under any Covered Annuity arising prior to the Effective Date. The Reinsurer shall not be obligated to indemnify the Ceding Company or its Affiliates under this Section 19.02 as to any claim arising from the Ceding Company’s willful or negligent misconduct or breach of the terms of this Agreement or any agreement contemplated hereby.

Section 19.03 Claims Notice.  In the event that either the Ceding Company or the Reinsurer wishes to assert a claim for indemnification hereunder, the Party seeking indemnification (the “Indemnified Party”) shall deliver written notice (a “Claims Notice”) to the other Party (the “Indemnifying Party”) no later than ten (10) Business Days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver a Claims Notice with respect to a claim (other than a claim based on an Asserted Liability, as defined below) in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party’s right to indemnification hereunder for losses in connection with such claims, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party’s losses would have been less had such Claims Notice been timely delivered.

Section 19.04  Right to Contest Claims of Third Parties.

(a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a “Third Party Claimant”) that may result in a liability with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article (an “Asserted Liability”), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 19.03, be delivered as promptly as practicable and in any event no later than ten (10) Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party’s right to indemnification hereunder for a liability in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party’s resultant liabilities would have been less had such Claims Notice been timely delivered.

(b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Asserted Liability that may result in a liability with respect to which the Indemnified Party is entitled to indemnification pursuant to this Article, provided that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing; and provided, further, that the Indemnifying Party shall not settle any Asserted Liability unless (i) such settlement is on exclusively monetary terms or (ii) the Indemnified Party shall have consented to the terms of such settlement, which consent shall not be unreasonably withheld. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Asserted Liability or, if appropriate and related to the Asserted Liability in question, in making any counterclaim against the Third Party Claimant, or any cross-complaint against any Person (other than the Indemnified Party or its Affiliates). Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party’s expense, to do so in such manner as it deems appropriate, provided, however, that the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

(c) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has not elected to defend with its own counsel and at its own expense.

(d) The Ceding Company and the Reinsurer shall make mutually available to each other all relevant information in their possession as to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in defense thereof.

Section 19.05  Mitigation.  Each Party agrees to use its respective commercially reasonable best efforts to mitigate losses and not to cause or worsen any liability as would constitute a liability of the other Party pursuant to any claim of indemnification hereunder.

Section 19.06  Limitation on Indemnification Claims.  (a) The Ceding Company shall not have any liability under Section 19.01(i) until the aggregate amount of any such liability incurred pursuant to such section exceeds $500,000 (and then only the extent of such excess).

(b) The Ceding Company shall not have any liability under Section 19.01(i) if the aggregate amount of any such liability incurred exceeds ten percent (10%) of the Ceding Commission.

(c) The representations and warranties of the Ceding Company contained in Article XVIII shall expire and terminate and be of no further force and effect as of the first anniversary of the Effective Date. Notwithstanding the preceding sentences, any breach of representation or warranty in respect of which indemnity may be sought under this Agreement shall survive such time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

(d) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the loss to which the payment relates. The amount of losses sustained by an Indemnified Party and owed by an Indemnifying Party shall be reduced by any amount received by such Indemnified Party with respect thereto under any insurance or reinsurance coverage from any other party alleged to be responsible therefor. The Indemnified Party shall use reasonable efforts to collect any amounts available under such insurance or reinsurance coverage and from such other party alleged to have responsibility.

ARTICLE XX

ARBITRATION

Section 20.01  Scope.  Any dispute or other matter in question between the Reinsurer and the Ceding Company arising out of, or relating to, the formation, interpretation, performance or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, and whether in contract or in tort, shall be settled by arbitration.

Section 20.02  Good Faith Negotiation.  The Reinsurer and the Ceding Company agree that, prior to resorting to arbitration, they will negotiate diligently and in good faith, in an effort to resolve any dispute. Once a Party notifies the other of a dispute and invokes this paragraph, the Parties shall have sixty (60) days (or such longer period as the Parties may agree) within which to negotiate a resolution. At the end of such sixty (60) day period, either Party may initiate arbitration.

Section 20.03  Initiation of Arbitration.  To initiate arbitration, either the Reinsurer or the Ceding Company shall notify the other Party in writing of its desire to arbitrate. The notice shall identify the claimant and the contract at issue, if applicable, and the nature of the claims and/or issues. Notice shall be sent by certified mail, with return receipt, or another service which produces a receipt. The arbitration will be deemed to have been commenced on the date the notice of arbitration is received.

Section 20.04  Arbitration Panel.

(a) Number and Qualification of Arbitrators.  There will be three (3) arbitrators who will each have no less than ten (10) years of industry experience and who are (i) current or former officers or directors of disinterested life insurance or reinsurance companies or (ii) professionals with no less than twenty (20) years of experience in or serving the life insurance or reinsurance industries other than the Parties to this Agreement, their Affiliates or subsidiaries. The arbitrators shall not be under the control of any Party to the arbitration, nor shall any member of the panel have a financial interest in the outcome of the dispute.

(b) Selection of Arbitrators.  Each Party shall have the right to appoint one arbitrator. Within thirty (30) days following the commencement of the arbitration proceedings, each Party will provide the other with the identification of their appointed arbitrator, and provide a copy of the arbitrator’s curriculum vitae. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days following the commencement of the arbitration proceedings, the other Party may appoint the second arbitrator to act as the appointed arbitrator for the defaulting Party. The Parties’ appointed arbitrators shall jointly appoint a third arbitrator (the “Umpire”) and shall send notice to the Parties of the appointment of the Umpire. Each Party may consult, in confidence, with the arbitrator they appointed concerning the appointment of an Umpire. If the two Party-appointed arbitrators fail to reach agreement on an Umpire within sixty (60) days of their appointment, each Party shall provide the other, within seven (7) days thereafter, with a list of six (6) names of qualified individuals. Each Party will select three (3) names from the combination of the two lists and notify the other Party as to its selection. Each Party will then rank the combined selections of the Parties in order of preference, and the individual with the lowest total numerical ranking will act as Umpire. If the ranking results in a tie, the Parties will draw lots from the tied individuals, and the individual chosen by lot will act as Umpire. If either Party fails to act in good faith within a reasonable period of time to complete these procedures, the non-defaulting Party will appoint the Umpire from its original candidate pool. The Umpire selected under this paragraph will not be advised as to which Party initiated his or her selection.

(c) Replacement.  In the event any arbitrator fails, refuses or becomes unable to act as such before an award has been rendered, a successor shall be selected in the same manner as the original arbitrator.

Section 20.05  Procedural Requirements.

(a) Submission of Briefs.  The claimant and the respondent shall each submit initial briefs to the panel of arbitrators outlining the issues in dispute and the reasons for their respective positions within thirty (30) days of the notice of the appointment of the Umpire.

(b) Standard of Review.  The decision of the arbitrators will be based on the terms and conditions of this Agreement as well as the customs and practices of the life insurance and reinsurance industry, rather than on strict interpretation of Law. It is the intention of the Parties that in resolving any ambiguities or oversights inherent in this Agreement or its operation, the arbitrators will treat this Agreement as an honorable engagement and shall construe it so as to achieve the objectives of the Agreement in a fair and just manner, and in so doing will not be strictly constrained by the letter of the Law or the literal interpretation of the language of this Agreement.

(c) Hearing Procedures.  The arbitrators shall decide all substantive and procedural issues by a majority of votes. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. Except as provided specifically in this Article, the arbitrators shall have the power to determine all procedural rules of the arbitration, including, but not limited to, inspection of documents, examination of witnesses, and any other matter related to the conduct of the arbitration. Each Party may examine the witnesses who testify at the arbitration hearing. Each Party shall have the right to be represented by legal counsel. The arbitrators shall not be obligated to follow judicial formalities or the rules of evidence except to the extent required by governing Law. To the extent permitted by Law, the panel and the Umpire shall have the authority to issue subpoenas (including subpoenas to third party witnesses) and other orders to enforce their decisions.

(d) Confidentiality. The arbitrators shall recognize the attorney-client privilege, and neither a Party nor an arbitrator may disclose the existence, content or result of any arbitration hereunder, except to the extent such disclosure may be required for review and enforcement by a court of competent jurisdiction, independent accounting audit, to support reinsurance or retrocessional recoveries, to regulatory authorities as required under applicable Law, or as otherwise agreed to by the Parties. Any third party receiving Confidential Information must agree to maintain confidentiality before disclosure will be permitted.

(e) Location of Hearing.  The location of all proceedings shall be determined by the arbitrators.

Section  20.06  Arbitration Award.

(a) Interim Relief.  The panel may issue orders for interim relief upon showing of good cause, including pre-award security.

(b) Time of Decision.  Absent good cause for an extension as determined by the panel, the panel shall render the award within thirty (30) days after the date of the closing of the hearing, or if an arbitration hearing has been waived or otherwise dispensed with, within thirty (30) days after the date that the panel received all materials submitted by the Parties for disposition.

(c) Remedies.  The panel is authorized to award any remedy or sanctions by applicable Law, including, but not limited to, monetary damages, equitable relief, pre or post award interest, costs of arbitration, attorneys fees, and other final or interim relief. Arbitrators shall not be empowered to award damages in excess of compensatory damages, and each Party irrevocably waives any damages in excess of compensatory damages.

(d) Decisions; Enforcement.  The decision of the arbitrators will be made by majority rule, and shall be final and binding on both Parties. There shall be no appeal from the decision, except that the Parties retain the right to challenge under the Federal Arbitration Act. Either Party to the arbitration may petition the United States District Court for the Southern District of New York to reduce the decision to judgment. In furtherance thereof, the parties hereto hereby submit to the jurisdiction of such court, and agree that any process relating to a proceeding in such court may be served to such party by mail, facsimile, electronic imaging delivered by electronic mail or personal delivery at the respective addresses set forth in Section 21.07.

(e) Expenses.  Unless the arbitrators decide otherwise, each Party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The Parties will jointly and equally bear the expense of the Umpire and other costs of arbitration.

ARTICLE XXI

MISCELLANEOUS

Section 21.01  Governing Law.  Except to the extent that the insurance laws and regulations of the State of Texas are specifically applicable, this Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State’s principles of conflicts of law to the extent that the application of the Laws of another jurisdiction would be required thereby.

Section 21.02  Amendment.  This Agreement may be amended only by the written agreement of the Ceding Company and the Reinsurer.

Section 21.03  Currency.  All payments, reports and calculations pursuant to this Agreement shall be in United States currency (converted, where applicable, at the same rates of exchange used by the Reinsurer in its books of account).

Section 21.04  Taxes.  The Reinsurer shall pay any tax, interest, penalties, fees or other costs imposed by any taxing authority on the Reinsurer or on any payments made to the Reinsurer under this Agreement.

Section 21.05  Accounting Practices.  Unless otherwise specified herein, all references to premiums, reserves and other accounting terms shall be understood in accordance with SAP.

Section 21.06  Entire Agreement.  This Agreement and the schedules hereto constitute the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior written and oral statements with respect hereto.

Section 21.07  Notices.  All notices shall be in writing and shall be (i) delivered personally, (ii) sent by an overnight delivery service, (iii) sent by confirmed facsimile transmission or (iv) sent as electronic image files in “Portable Document Format” configuration and delivered by electronic mail, addressed to the Parties at the addresses set forth below. Any such notice shall be deemed given (i) in the case of personal delivery, when so delivered personally, (ii) if sent by overnight delivery service, one day after delivery of such notice to such service, (iii) if sent by confirmed facsimile transmission, at the time of transmission and (iv) if sent by electronic imaging and electronic mail, at the time of transmission. Notice shall be provided as follows:

If to the Ceding Company:

Jefferson National Life Insurance Company
9920 Corporate Campus Drive
Suite 1000
Louisville, KY 40223
Facsimile: (502) 213-2970
Electronic Mail: chawley@jeffnat.com
Attention: Craig Hawley, Esq.

With a copy (which shall not constitute notice) to:

Sutherland Asbill & Brennan LLP
1275 Pennsylvania Ave., NW
Washington, DC 20004-2415
Facsimile: (202) 637-3593
Electronic Mail: ling.ling@sutherland.com
Attention: Ling Ling, Esq.

If to the Reinsurer:

Overture Re Ltd.
Emporium Building
4th Floor 69 Front Street
Hamilton HM12
PO Box HM3352
Hamilton HM PX
Bermuda

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas I. Ellenoff, Esq.

Section 21.08  Counterparts.  This Agreement may be executed in as many counterparts as may be required, which counterparts may be delivered by facsimile or electronic mail, and it shall not be necessary that the signature of, or on behalf of, each Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form will have the same effect as physical delivery of the paper document bearing the original signature.

Section 21.09  Waivers.  Except as otherwise provided in this Agreement, the failure by any Party to comply with any obligation, covenant or condition under this Agreement may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver or continuing waiver of, or estoppel with respect to, any subsequent or other failure. The failure of a Party to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver or continuing waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of a Party thereafter to enforce each and every such provision. No failure on the part of a Party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

Section 21.10  Successors and Assigns.  (a) No Party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party hereto, and any attempt to make any such assignment (by operation of Law or otherwise) without such consent will be null and void. Any assignment will not relieve the Party making the assignment from any obligations under this Agreement.

(b) Notwithstanding Section 21.10(a), the Ceding Company may without consent of the Reinsurer assign its rights and obligations under Article VII hereof to any affiliate of the Ceding Company that shall assume the Ceding Company’s obligations in Article VII in writing, and upon notification of such assignment to the Reinsurer, the Ceding Company shall be relieved from such obligations.

(c) Upon any permitted assignment hereunder, the references in this Agreement to a Party hereto shall also apply to such Party’s assignee unless the context otherwise requires.

Section 21.11  Partial Invalidity and Severability.  All rights and restrictions contained herein may be exercised and will be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term or other provision of this Agreement, or part thereof, not essential to the purpose of this Agreement will be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties hereto that the remaining terms hereof, or part thereof, will constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, will remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 21.12  Joint Participation.  The Parties hereto have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party hereto by virtue of the authorship of any provision of this Agreement. The terms of this Agreement shall be considered and interpreted without any presumption, inference or rule requiring construction or interpretation of any provision of this Agreement against the interests of the drafter of this Agreement.

Section 21.13  Headings.  The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:
Name:

Title:

OVERTURE RE LTD.

By:
Name:

Title:

Quota Share Reinsurance Agreement

Schedule A

Annuities

See attached

Schedule B

Annuity Forms of Future Annuities

See attached (subject to completion)

Schedule C

Initial Fixed Modified Coinsurance Assets

See attached (subject to completion)

Schedule D

Administrative Guidelines

Standards:  The Ceding Company, as administrator of the Covered Annuities (the “Administrator”) agrees to perform the Administrative Services (as defined below) in accordance (i) in all material respects, with applicable Law, (ii) in all material respects, with the terms and conditions of the Covered Annuities, and (iii) with substantially the same standards, guidelines and procedures pursuant to which the Administrator performs similar functions with respect to its own annuities (the “Administrator Standards”). The Administrator further agrees to adhere to any written guidelines and procedures regarding the Administrative Services as may reasonably be agreed to by the Parties from time to time. In the absence of such agreed-upon guidelines and procedures, the Administrator is hereby authorized to conduct the Administrative Services in accordance with the Administrator Standards.

Administrative Services:  The Administrator shall provide, as deemed reasonably necessary by the Administrator, all services with respect to the Covered Annuities, including without limitation the following services (“Administrative Services”) in respect of the Covered Annuities:

(i) paying out Benefit Payments;

(ii) collecting installments of premiums;

(iii) monitoring and reporting on the performance of the Covered Annuities; (iv) generating reports on the Covered Annuities;

(v) processing requests for amendments or changes, including evaluating and processing waivers and consents as deemed appropriate by the Administrator, to the terms or conditions of any Covered Annuities;

(vi) managing work-out and claim situations, including evaluating and processing waivers and consents as deemed appropriate by the Administrator;

(vii) presenting analyses and recommendations regarding Statutory Reserve, Fixed Modified Coinsurance Reserve and Variable Modified Coinsurance Reserve;

(viii) reporting on risk characteristics of the Covered Annuities;

(ix) investigating, mitigating, negotiating, defending or working out any Benefit Payments or other claims involving any of the Covered Annuities;

(x) settling Benefit Payments and paying such claims;

(xi) protecting, perfecting and exercising any subrogation, salvage or reimbursement rights or security interests with respect to any Covered Annuities;

(xii) collecting any and all premiums owing on the Covered Annuities and paying, returning or refunding any premiums owing to the annuityholders;

(xiii) taking such action as may be deemed appropriate to enforce any rights or remedies in respect of the Covered Annuities, and retain and direct counsel and advisors from time to time as deemed appropriate by the Administrator in its sole discretion in connection with the enforcement of any such rights and remedies;

(xiv) providing usual and customary services for annuityholders;

(xv) preparing accounting and actuarial information related to the Covered Annuities as required to timely satisfy statutory or tax reporting requirements applicable to the Ceding Company and the Reinsurer;

(xvi) maintaining appropriate books and records related to the Covered Annuities in accordance with applicable Law;

(xvii) making regulatory filings relating to the Covered Annuities; and

(xviii) making all routine tax filings of the Ceding Company relating to the Covered Annuities.

The Administrator shall have the right to take any actions that it deems appropriate in connection with the Administrative Services, provided, however, that in no event may it increase the obligations or risks covered under a Covered Annuity, extend the term of any Covered Annuity or accelerate the payment of claims under a Covered Annuity, in each case except as otherwise permitted in the Agreement.

Schedule E

Expense Allowance Administrative Services Fee Schedule

Admin Allowance
Per policy annual allowance for each fixed Annuity included in the Covered Annuities	Fixed Annuity Quota Share Percentage of $35
Per policy annual allowance for each variable Annuity (including variable Annuities that have fixed options) included in the Covered Annuities	Variable Annuity Quota Share Percentage of $70

The above fee will be divided by 4 to reflect a fee chargeable for each Accounting Period.

Schedule F

Form of Fixed Modified Coinsurance Trust

See attached (subject to completion)

Schedule G

Fixed Modified Coinsurance Assets Investment Guidelines

See attached (subject to completion)

Schedule H

Consents

See attached (subject to completion)

Schedule I

Legal Proceedings

See attached (subject to completion)

Schedule J

Inuring Reinsurance

See attached (subject to completion)

Schedule K

Agreement Regarding Credited Interest Rates

See attached (subject to completion)

EXHIBIT D

INVESTMENT MANAGEMENT AGREEMENT

by and between

JNL BERMUDA LLC

and

JNF ASSET MANAGEMENT, LLC

          , 20

INVESTMENT MANAGEMENT AGREEMENT

THIS INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”), is made as of          , 20  , by and between JNL Bermuda LLC (the “Client”) and JNF Asset Management, LLC (the “Manager”).

WITNESSETH:

WHEREAS, the Client and the Manager desire to enter into this Agreement for the portfolios described herein;

WHEREAS, the Client has all requisite authority to appoint one or more investment managers to supervise and direct the investment and reinvestment of a portion or all of the assets of the Client;

THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree to the Agreement, as follows:

1. Appointment and Status as Investment Manager.   The Client hereby appoints the Manager as the investment manager of one or more of the Client’s portfolios with an aggregate net asset value of (a) 20% or more of the net asset value of the Client’s total investable assets as of the date hereof (which shall exclude assets held for the benefit of the Client under the reinsurance agreement that may be entered into by the Client or any permitted successor or assignee thereof with Jefferson National Life Insurance Company pursuant to the Reinsurance Option and Contribution Agreement between such parties dated as of the date hereof), which shall initially consist of the portfolio described in Exhibit A attached hereto and (b) 20% or more, as of the date of contribution or acquisition, of any additional investable assets contributed to or acquired by the Client after the date hereof (the “Portfolios”), which additional assets shall be identified through either a supplement to Exhibit A or by delivery of a record in the form of Exhibit B hereto, in each case acknowledged by the parties, as applicable from time to time. The Client may sub-divide the Portfolios or establish additional Portfolios, in which case the Client and the Manager shall mutually agree on the investment strategy and other guidelines for such sub-divided or additional Portfolios and shall attach to this Agreement an additional exhibit in the form of Exhibit B for each such Portfolio. The Manager hereby accepts its appointment as investment manager and acknowledges that it is a fiduciary with respect to the assets under management.

2. Representations and Acknowledgements.   The Manager represents and warrants that (a) it has all requisite authority to manage the Portfolios hereunder, (b) the terms of the Agreement do not conflict with any obligation by which the Manager is bound, whether arising by contract, operation of law or otherwise, (c) this Agreement has been duly authorized by appropriate corporate action, and (d) it is exempt from registration as an investment adviser under one or more exemptions provided in the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Client represents and warrants that (a) it has all requisite authority to appoint the Manager to manage the Portfolios hereunder, (b) the terms of the Agreement do not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise, (c) this Agreement has been duly authorized by appropriate corporate action, (d) it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, (e) it is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, (f) it has sufficient knowledge to understand the risks associated with investment of the Portfolios pursuant to the guidelines set forth in Exhibit A and Exhibit B (the “Guidelines”), and (g) it accepts and is able to bear such risks. The Client shall provide prompt written notice to the Manager in the event any of the foregoing representations or acknowledgements ceases to be true, correct and complete in any material respect.

The Client acknowledges that (a) the Manager is not registered as an investment adviser with the U.S. Securities and Exchange Commission pursuant to one or more exemptions provided in the Advisers Act, (b) the Manager’s services described herein require the exercise of good-faith judgments that may ultimately prove to be erroneous, (c) in connection with providing such services, the Manager may make

1

certain assumptions about the movements of interest rates, volatility of interest rates, movements of spreads, and the relationship of debt prepayments to interest rates, (d) the Manager’s assumptions may not necessarily capture all the characteristics and risks inherent in the Portfolios, (e) the Manager’s assumptions may be based upon information provided to the Manager by the Client or certain third-party vendors and is assumed to be reliable and accurate, and the Manager will not be responsible for verifying the accuracy of any such information, and (f) the investment of the Portfolios pursuant to the Guidelines may not achieve the Client’s investment objectives.

3. Management Services.   The Manager shall be responsible for the investment and reinvestment of the Portfolios. Each Portfolio may include any and all securities and instruments described in the Guidelines for such Portfolio. The Client does hereby delegate to the Manager all of its powers, duties and responsibilities with regard to such investment and reinvestment and hereby appoints the Manager as its agent in fact with full authority to buy, sell or otherwise effect investment transactions involving the assets in its name and for the Portfolios. Said powers, duties and responsibilities shall be exercised exclusively by the Manager pursuant to and in accordance with its fiduciary responsibilities and the provisions of this Agreement. In deciding on a proper investment for each Portfolio, the Manager shall consider the following factors as communicated in writing to the Manager by the Client from time to time: (a) the investment purposes of the Client, (b) the Client’s financial needs such as liquidity, (c) applicable laws, (d) the Client’s investment policies and guidelines, and (e) the Portfolio’s Guidelines. In addition, in accordance with the Manager’s internal policies in effect from time to time, the Manager or its agent is authorized, but shall not be required, to vote, tender or convert any securities in each Portfolio; to execute waivers, consents and other instruments with respect to such securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities.

4. Accounting and Reports.   At such intervals as shall be mutually agreed upon between the parties, the Manager shall furnish the Client with appraisals of each Portfolio, performance tabulations, a summary of purchases and sales and such other reports as shall be agreed upon from time to time. The Manager shall also reconcile accounting, transaction and asset-summary data with custodian reports at times that are mutually agreeable to the Manager and the Client. In addition, the Manager shall communicate and resolve any significant discrepancies with the custodian. The Manager shall, on invitation, attend meetings with representatives of the Client to discuss the positions in each Portfolio and the immediate investment outlook, or shall submit its views in writing as the Client shall reasonably request from time to time.

5. Compensation.   For its investment management services rendered hereunder, the Manager shall be compensated in accordance with Exhibit C, attached hereto.

6. Custodian.   The securities in each Portfolio shall be held by a custodian duly appointed by the Client, and the Manager is authorized to give instructions to the custodian with respect to all investment decisions regarding the Portfolios. Nothing contained herein shall be deemed to authorize the Manager to take or receive physical possession of any of the assets for the Portfolios, it being intended that sole responsibility for safekeeping thereof (in such investments as the Manager may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to the Manager’s direction shall rest upon the custodian.

7. Brokerage.   The Client hereby delegates to the Manager sole and exclusive authority to designate the brokers or dealers through whom all purchases and sales on behalf of the Portfolios will be made. The Manager will determine the rate or rates, if any, to be paid for brokerage services provided to the Portfolios. The Manager, in seeking to obtain best execution of transactions for the Portfolios, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers, including such factors as (i) price, (ii) the broker’s or dealer’s facilities, reliability and financial responsibility, (iii) when relevant, the ability of the broker to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of the order, (iv) the broker’s or dealer’s recordkeeping capabilities and (v) the research and other services

2

provided by such broker or dealer to the Manager which are expected to enhance its general portfolio management capabilities (collectively, “Research”), notwithstanding that the Client may not be the exclusive beneficiary of such Research, provided the Manager shall comply with the safe harbor for “soft dollars” set forth in Section 28(e) of the Securities Exchange Act of 1934, as amended.

8. Confidential Information.   All information regarding operations and investments of the Client shall be regarded as confidential by the Manager and shall not be disclosed by the Manager without the prior written consent of the Client except to accountants, attorneys and other professional advisors of the Client or the Manager, or to the Client’s custodial and administrative services providers, or pursuant to an order of any governmental authority (with prior notice to Client and an opportunity to object to such order).

9. Directions to the Manager.   All directions by or on behalf of the Client to the Manager shall be in writing signed by an officer of the Client listed on Exhibit D and may be delivered by first class mail, private courier, facsimile or e-mail. The Manager shall be fully protected in relying upon any direction in accordance with this Section with respect to any instruction, direction or approval of the Client, and shall be so protected also in relying upon a certification duly executed on behalf of the Client as to the names of persons authorized to act for it and in continuing to rely upon such certification until notified by the Client to the contrary. The Manager shall also be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper persons or to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

10. Liabilities of the Manager.   The Manager, its officers, directors, employees and agents shall not be liable to the Client for, and shall be indemnified by the Client against, any and all losses, damages, costs, expenses (including reasonable attorneys’ fees), liabilities, claims and demands (collectively, “Losses”), for any action, omission, information, recommendation or other circumstance arising from or in connection with this Agreement, except in the case of the Manager’s or such person’s fraud, willful misconduct, gross negligence, reckless disregard for its duties or willful violation of any applicable U.S. federal or state securities laws and except as further limited in the paragraph immediately below; provided, however, this limitation shall not relieve the Manager or such persons from any responsibility or liability for any responsibility, obligation or duty which the Manager or such officer, director or employee may have under any federal securities laws; and provided, further, however, that to the extent any limitations or restrictions contained in the Guidelines are not adhered to as a result of changes in market value, additions to or withdrawals from a Portfolio, portfolio rebalancing or other non-volitional acts of the Manager, the Manager shall not be liable to the Client, and such non-adherence shall not be considered a breach of this Agreement.

11. Non-Exclusive Management.   The Client understands that the Manager may furnish investment management and advisory services to others, and that the Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from, those made to the Client. The Client further understands that the Manager, its affiliates, and any officer, director, stockholder, employee or any member of their families may or may not have an interest in the securities whose purchase and sale the Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Manager, or any of its affiliates, or any officer, director, stockholder, employee or any member of their families, or other investors may take with respect thereto.

12. Aggregation and Allocation of Orders.   The Client acknowledges that circumstances may arise under which the Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Manager’s clients’ accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Client acknowledges that, while the Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis, the Manager shall not be required to assure equality of treatment among all of its clients (including that the

3

opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Account, the Manager may average the various prices and charge or credit the Account with the average price.

13. Conflict of Interest.   The Client agrees that the Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Manager’s, or affiliates of the Manager’s officers, directors, or employees are directors or officers, or companies as to which the Manager or any of the Manager’s affiliates or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information, unless the Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Client or discloses such conflict to the Client prior to rendering such advice or services with respect to the Account.

From time to time, when determined by the Manager in its capacity as a fiduciary to be in the best interest of the Client, a Portfolio may purchase securities from or sell securities to another account managed by the Manager at prevailing market levels and in compliance with applicable law, and the Client hereby consents to such activities.

14. Effective Period of Agreement and Amendments.   This Agreement shall become effective on the date hereof and shall continue until the resignation or removal of the Manager as provided herein. Any amendment to this Agreement or a Portfolio’s Guidelines shall be written and signed by both parties to this Agreement.

15. Termination of Agreement.   Either the Manager or the Client may terminate this Agreement upon nine months’ prior written notice to the other. Upon termination of this Agreement or as close to such date as is reasonably possible, the Manager shall provide the Client with a final report containing the same information as Section 4 above and shall provide commercially reasonable transition assistance to any replacement investment managers appointed by the Client.

16. Assignment.   No assignment (as that term is defined in the Advisers Act) of this Agreement by the Manager may be made without the consent of the Client, and any such assignment made without such consent shall be null and void for all purposes. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns, provided that any successor or assignee of the Client shall be deemed to have made the representations and acknowledgements set forth in Section 2 as of the date of such succession or assignment.

17. Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of the Agreement in any jurisdiction.

18. Applicable Law.   To the extent not inconsistent with applicable federal law, this Agreement shall be construed pursuant to, and shall be governed by, the laws of the state of New York, without regard to that state’s principles of conflicts of laws.

19. Notices.   All notices required or permitted under this Agreement, other than directions pursuant to Section 9, shall be sent, if to the Manager:

JNF Asset Management, LLC
9920 Corporate Campus Drive, Suite 1000
Louisville, KY 40223
Attention: Craig A. Hawley

or by facsimile to: (502) 213-2970

and

4

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10282
Attention: Ira Schacter
or by facsimile to: (212) 504-6666

if to the Client:

JNL Bermuda LLC
c/o Jefferson National Financial Corp.
9920 Corporate Campus Drive, Suite 1000
Louisville, KY 40223
Attention: Craig A. Hawley
or by facsimile to: (502) 213-2970

and

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10282
Attention: Ira Schacter
or by facsimile to: (212) 504-6666

or such other name or address as may be given in writing to the other party. All notices hereunder shall be sufficient if delivered by facsimile or overnight mail. Any notices shall be deemed given only upon actual receipt.

23. Counterparts.   This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement.

24. Use of Futures.   Pursuant to an exemption from the Commodity Futures Trading Commission (the “Commission”) in connection with accounts of qualified eligible persons, this Agreement is not required to be, and has not been, filed with the Commission. The Commission does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading advisor disclosure. Consequently, the Commission has not reviewed or approved this Agreement. The Manager is not registered as a commodity trading advisor or commodity pool operator and, consequently, the Manager is not subject to the reporting and other requirements applicable to such persons.

[signature page follows]

5

IN WITNESS WHEREOF, the parties hereto have caused this Investment Management Agreement to be duly executed and delivered as of the date first above written.

JNL BERMUDA LLC

By:
Name:

Title:

JNF ASSET MANAGEMENT, LLC

By:
Name:

Title:

6

Exhibit A

Investment Guidelines: Regulatory Capitalization Portfolio

The Portfolio	Approximately $20 million of fixed income and related securities owned by and held in the name of the Client.
Investment Objective	[ ]
Overall Portfolio Size	[ ]
Duration Guidelines	[ ]
Target Yield	[ ]
Asset Allocation	[ ]
Credit Criteria	[ ]
Gain and Loss Constraints	[ ]
Other Investment Practices	[ ]
Reinvestment of Income	[ ]
Custodian	[ ]
Limitations	[ ]

A-1

Exhibit B

Investment Guidelines: [Additional Portfolio Name]

The Portfolio	[ ]
Investment Objective	[include any hedging mandate]
Overall Portfolio Size	[ ]
Duration Guidelines	[ ]
Target Yield	[ ]
Asset Allocation	[ ]
Credit Criteria	[ ]
Gain and Loss Constraints	[ ]
Other Investment Practices	[ ]
Reinvestment of Income	[ ]
Custodian	[ ]
Limitations	[ ]

B-1

Exhibit C

Compensation

Asset Management Fee

As compensation for the Manager rendering investment management services under this Agreement, the Client shall pay the Manager an asset management fee at the annual rate of 25 basis points on the net asset value of the Client’s assets managed by the Manager, subject to increase with respect to particular asset classes as may be agreed from time to time by the parties. As the Client’s assets under management with the Manager increase, the parties may agree to discount all or any portion of the asset management fee consistent with then-current market practice. The asset management fee shall be due and payable in arrears at the end of each calendar quarter during the term of this Agreement. If the management of the Portfolios commences or ends at any time other than the beginning or end of a calendar quarter, the quarterly fee shall be prorated based on the portion of such calendar quarter during which this Agreement was in force.

C-1

Exhibit D

Authorized Signatories of Client

Name	Title	Signature Specimen

[ ]	[ ]

D-1

EXHIBIT E

AGREEMENT AND PLAN OF AMALGAMATION

by and between

OVERTURE RE LTD.

and

JNL BERMUDA LLC

Dated                    , 20

-i-

AGREEMENT AND PLAN OF AMALGAMATION

AGREEMENT AND PLAN OF AMALGAMATION, dated as of [          ], 2009 (this “Agreement”), by and between OVERTURE RE LTD., a Bermuda exempt company (the “Company”), and JNL BERMUDA LLC., a Delaware limited liability company (the “Amalgamation Sub”).

WITNESSETH:

WHEREAS:

(A) The Company was incorporated under the laws of Bermuda pursuant to the Companies Act and is a company in good standing under the laws of Bermuda;

(B) Amalgamation Sub was incorporated under the laws of the State of Delaware pursuant to the Delaware Limited Liability Company Act (“DLLCA”) and is a limited liability company in good standing under the laws of State of Delaware

(C) The Amalgamation Sub has entered into a Master Agreement dated as of December 10, 2009 along with Jefferson National Life Insurance Co., Jefferson National Financial Corp., JNF Asset Management, LLC, Overture Acquisition Corp., Overture Re Holdings Ltd., and the sponsors of Overture Acquisition Corp. (the “Master Agreement”);

(D) Pursuant to the Master Agreement and this Agreement, the Company and the Amalgamation Sub have agreed to amalgamate (the “Amalgamation”), whereby the company continuing from the amalgamation of the Company and Amalgamation Sub (the “Amalgamated Company”) will, inter alia, acquire, among other assets and liabilities, all of the Amalgamation Sub’s rights under the Reinsurance Option and Contribution Agreement and the Investment Management Agreement, upon the terms and conditions set forth in this Agreement;

(E) The Company, acting under the authority contained in Section 104 of the Companies Act by the written consent of its sole member dated [          ], 2009, and Amalgamation Sub, acting under the authority contained in Section 18-209 of the DLLCA by the written consent of its sole member dated [          ], 2009, agreed to amalgamate upon the terms and conditions hereinafter set out;

(F) It is desired by the parties that the said Amalgamation shall be effected; and

(G) The parties desire to make certain agreements in connection with the Amalgamation and also to prescribe certain conditions to the Amalgamation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Defined Terms.   Capitalized terms used in this Agreement and not otherwise defined herein, shall have the meaning ascribed to them in the Master Agreement.

Section 1.2  Interpretation.   The rules of interpretation specified in Section 12.12 of the Master Agreement shall apply to this Agreement.

ARTICLE II

THE AMALGAMATION

Section 2.1  The Amalgamation Application.   The Company and the Amalgamation Sub shall cause an application for registration of an amalgamated company to be prepared, executed and delivered to the Registrar of Companies in Bermuda as provided under Section 104(a) of the Companies Act on the Closing Date and shall cause the Amalgamation to become effective pursuant to the Companies Act and the DLLCA.

Section 2.2  Amalgamation.   The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Master Agreement and in accordance with the Companies Act and the DLLCA, at the Effective Time, the Company and Amalgamation Sub shall amalgamate and continue as a Bermuda exempted company.

Section 2.3  Effective Time.   The Amalgamation shall become effective upon the issuance of a Certificate of Amalgamation by the Registrar of Companies or such other time as the Certificate of Amalgamation may provide. The parties will request that the Registrar of Companies provide in the Certificate of Amalgamation that the Effective Time will be the time when the Amalgamation Application is filed with the Registrar of Companies or another time mutually agreed to by the parties.

Section 2.4  Closing.   The closing of the Amalgamation (the “Closing”) shall take place at the offices of Appleby’s, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda at 10:00 a.m., local time, on the Closing Date.

Section 2.5  Organizational Documents; Governance.   (a) The name of the Amalgamated Company shall be “Overture Re Ltd.” (that is, the present name of the Company) and the registered office of the Amalgamated Company shall be c/- Appleby’s, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda;

(b) Memorandum of Association; Bylaws.  The Memorandum of Association of the Company, as in effect immediately prior to the Effective Time, shall be the Memorandum of Association of the Amalgamated Company from and after the Effective Time until thereafter amended. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Amalgamated Company from and after the Effective Time until thereafter amended.

(c) Board of Directors.  The Board of Directors of the Amalgamated Company (the “Board of Directors”) shall initially consist of not more than 3 directors, and the first directors of the Amalgamated Company shall be the persons whose names and addresses are set out in Schedule 2.5(c) attached hereto, who shall hold office until the first annual meeting of the Amalgamated Company or until their successors are elected or appointed.

Section 2.6  Effect on Capital Stock and Additional Share Consideration.  At the Effective Time, by virtue of the Amalgamation and without any action on the part of the Company, the Amalgamation Sub or the holder of any of the following securities:

(a) Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into a common share in the capital of the Amalgamated Company having a par value of $0.01.

(b) All shares of common stock, par value $0.01 per share, of the Amalgamation Sub (the “Amalgamation Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the Purchase Price as set forth in Section 1.05 of the Master Agreement and as adjusted in accordance with the terms set forth in the Master Agreement.

(c) Each share of Amalgamation Sub Common Stock converted pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and the certificates previously representing such shares of Amalgamation Sub Common Stock (the “Amalgamation Sub Certificates”) shall thereafter represent solely the right to receive the Purchase Price as set forth in Section 2.6(b).

ARTICLE III

CONDITIONS TO CLOSING

Section 3.1  Conditions to Effect the Amalgamation.   The obligations of Amalgamation Sub and Company to effect the Amalgamation are subject to the satisfaction or waiver at or prior to the Closing of the closing conditions set forth in Article X of the Master Agreement.

ARTICLE IV

TERMINATION

Section 4.1  Termination.   This Agreement shall be terminated and the Amalgamation abandoned at any time prior to the Closing Date if, pursuant to Article XII of the Master Agreement, the Master Agreement is terminated and the Transactions are abandoned.

Section 4.2  Effect of Termination.   Any termination of this Agreement will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no further force or effect without any liability on the part of any party in respect thereof, except as set forth in the Master Agreement.

ARTICLE V

GENERAL PROVISIONS

Section 5.1  Assignment.   No party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Amalgamation Sub (in the case of an assignment by the Company) or of the Company (in the case of an assignment by the Amalgamation Sub), such consent not to be unreasonably withheld. Any conveyance, assignment or transfer requiring the prior written consent of the Amalgamation Sub or the Company which is made without such consent will be void ab initio. No assignment will relieve the assigning party of its obligations hereunder or thereunder.

Section 5.2  Parties in Interest.   This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement.

Section 5.3  Amendment.   Prior to the Closing, this Agreement may not be amended except by a written agreement executed by the Company and the Amalgamation Sub. From and after the Closing, any amendment shall require the written consent of the Amalgamated Company.

Section 5.4  Waiver; Remedies.   No failure or delay on the part of the Company or the Amalgamation Sub in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any waiver on the part of the Company or the Amalgamation Sub of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. All waivers shall be in writing and executed by the party to be charged therewith. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

Section 5.5  Notices.   All notices, consents, claims, demands, waivers, and other communications under this Agreement shall given in accordance with Section [12.04] of the Master Agreement.

Section 5.6  Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

Section 5.7  Consent to Jurisdiction.  (a) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the courts of Bermuda. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 5.7, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION AGREEMENTS, THE TRANSACTION OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 5.8  Governing Law.  This Agreement will be governed by and construed in accordance with the Laws of Bermuda.

Section 5.9  Counterparts.  This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

Section 5.10  Entire Agreement.  This Agreement and the Master Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 5.11  Headings.  The headings in this Agreement are for references purposes only and do not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

OVERTURE RE LTD.

By:
Name:

Title:

JNL BERMUDA LLC

By:
Name:

Title:

SCHEDULE 2.5(c)

BOARD OF DIRECTORS OF AMALGAMATED COMPANY

Names of Directors	Address

EXHIBIT F

JEFFERSON NATIONAL FINANCIAL CORP.

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), dated as of [          ], 2009, is entered into by and among Jefferson National Financial Corp., a Delaware corporation (the “Company”), and the purchasers listed in Schedule A hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers have entered into a Master Agreement dated as of December 10, 2009, along with Jefferson National Life Insurance Co., JNF Asset Management, LLC, JNL Bermuda LLC, Overture Acquisition Corp. and Overture Re Holdings Ltd. (the “Master Agreement”);

WHEREAS, pursuant to the Master Agreement, the Company and the Purchasers have agreed that the Company will issue to the Purchasers certain Class A warrants valuing the Company at $75 million and Class B warrants valuing the Company at $125 million upon the terms and conditions set forth in this Agreement;

WHEREAS, the Company desires to issue and sell and the Purchasers desire to purchase, in the amounts set forth opposite each Purchaser’s name on Schedule A attached hereto and upon the terms and conditions set forth in this Agreement, (i) Class A warrants (the “Class A Warrants”) entitling the Purchasers to purchase an aggregate of 46,875 shares of common stock of the Company (“Common Stock”) at an exercise price of $75.00 (subject to the floating exercise price adjustment) substantially in the form of the warrant certificate attached hereto as Exhibit A (the “Class A Warrant Certificate”); and (ii) Class B warrants (the “Class B Warrants”) entitling the Purchasers to purchase an aggregate of 46,875 shares of Common Stock at an exercise price of $125.00 (subject to the floating exercise price adjustment) substantially in the form of the warrant certificate attached hereto as Exhibit B (the “Class B Warrant Certificate”); and

WHEREAS, pursuant to the terms of this Agreement, a Class A Warrant Certificate and Class B Warrant Certificate will be delivered to each Purchaser representing the number of Class A Warrants and Class B Warrants, respectively, that such Purchaser is purchasing.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.  Authorization, Purchase and Sale; Terms of the Warrants.

A. Authorization of the Warrants.  The Company has duly authorized (a) the issuance and sale of the Class A Warrants and the Class B Warrants to the Purchasers; and (b) the reservation of the Common Stock for issuance upon exercise of the Class A Warrants and the Class B Warrants.

B. Purchase, Sale and Delivery of the Warrants.  On or after the Closing Date (as such term is defined in the Master Agreement), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the respective number of Class A Warrants and Class B Warrants set forth opposite each Purchaser’s name on Schedule A attached hereto. The purchase price for (a) each Class A Warrant shall be $0.0001 per warrant; and (b) each Class B Warrant shall be $0.0001 (together the “Warrant Purchase Price”), which shall be paid by the Purchasers by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On or after the Closing Date, the Company will deliver to each Purchaser a Class A Warrant Certificate and a Class B Warrant Certificate registered in such Purchaser’s name representing the number of warrants that such Purchaser is purchasing.

C. Terms of the Warrants.  (i) The Class A Warrants and the Class B Warrants shall have the terms set forth in this Agreement and the Class A Warrant Certificate and the Class B Warrant Certificate, respectively.

(ii) Transfer Restrictions:  In addition to the restrictions on transfer set forth in Section 9 hereof, each of the Purchasers acknowledges that the Class A Warrants, the Class B Warrants and the Common Stock issuable upon exercise of the Class A Warrants and the Class B Warrants, are subject to the restrictions on transfer and exercise set forth in the Class A Warrant Certificate and the Class B Warrant Certificate.

Section 2.  Representations and Warranties of the Company.  As a material inducement to the Purchasers to enter into this Agreement and purchase the Class A Warrants and the Class B Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Date) that:

A. Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.  (i) The execution, delivery and performance of this Agreement and the Class A Warrants and the Class B Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Class A Warrants and the Class B Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms as of the Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Class A Warrants and the Class B Warrants, the sale and issuance of the Class A Warrants and the Class B Warrants, the issuance of the Common Stock upon exercise of the Class A Warrants and the Class B Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company, as may be amended from time to time, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under Delaware laws or United States federal or state securities laws.

C. Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Common Stock issuable upon exercise of the Class A Warrants and the Class B Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchasers will have good title to the Class A Warrants, the Class B Warrants and the Common Stock issuable upon exercise of such Class A Warrants and the Class B Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under Delaware laws or United States federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the applicable Purchaser.

D. Governmental Consents.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

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Section 3.  Representations and Warranties of the Purchasers.  As a material inducement to the Company to enter into this Agreement and issue and sell the Class A Warrants and the Class B Warrants to the Purchasers, the Purchasers, severally and not jointly, hereby represent and warrant to the Company (which representations and warranties shall survive the Closing Date) that:

A. Capacity and State Law Compliance.  Each Purchaser has the legal capacity to execute and perform the obligations imposed on such Purchaser hereunder. Each Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Class A Warrants and the Class B Warrants is permitted under applicable securities laws. Each Purchaser understands and acknowledges that the purchase of the Common Stock upon the exercise of the Class A Warrants and the Class B Warrants will require the availability of an exemption from registration under United States federal and/or state securities laws and that any sale of such Common Stock shall require registration or the availability of an exemption from registration under United States federal and/or state securities laws.

B. Authorization; No Breach.  (i) This Agreement constitutes a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by each Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by each Purchaser does not and shall not as of the Closing Date conflict with or result in a breach of the terms, conditions or provisions of the organizational documents of such Purchaser, if any, or any other agreement, instrument, order, judgment or decree to which such Purchaser is subject.

C. Investment Representations.  (i) Each Purchaser is acquiring the Class A Warrants and the Class B Warrants and, upon exercise of the Class A Warrants or the Class B Warrants, the Common Stock issuable upon such exercise (collectively, the “Securities”) for its own account for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(iii) Each Purchaser understands that the Securities are not registered under the Securities Act and are being offered and will be sold in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv) Each Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) Each Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Each Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Each Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Securities.

(vi) Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(vii) Each Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or sold in reliance on an exemption therefrom; and (b) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws. Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Each Purchaser understands that the current public information referred to above is not now available. Each Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time such Purchaser wishes to sell the Securities and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. Each Purchaser acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. Such Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(viii) Each Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(ix) Each Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage, such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Each Purchaser has adequate means of providing for his, her or its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Each Purchaser can afford a complete loss of his, her or its investment in the Securities.

D. Waiver of Claims.  Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company with respect to its purchase of the Class A Warrants and the Class B Warrants, and each Purchaser agrees to indemnify and hold the Company harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company by such Purchaser of the Class A Warrants and the Class B Warrants or his, her or its transferees, assigns or any subsequent holders of the Class A Warrants and the Class B Warrants.

Section 4.  Conditions of the Purchasers’ Obligations.  The obligation of each Purchaser to purchase and pay for the Class A Warrants and the Class B Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B. Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

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C. No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5.  Conditions of the Company’s Obligations.  The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties.  The representations and warranties of such Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B. Performance.  Such Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C. Corporate Consents.  The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Class A Warrants and the Class B Warrants hereunder.

D. No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 6.  Termination.  This Agreement may be terminated at any time prior to the Closing Date as it relates only to the Securities to be purchased pursuant to this Agreement on or after such Closing Date upon the mutual written consent of the Company and the Purchasers.

Section 7.  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing Date.

Section 8.  Definitions.  Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement,

Section 9.  Miscellaneous.

A. Legends.  (i) The Class A Warrant Certificates and the Class B Warrant Certificate evidencing the Class A Warrants and the Class B Warrants and the Common Stock issued upon exercise of any Class A Warrants and the Class B Warrants will be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(ii) By accepting the Class A Warrant Certificates or the Class B Warrant Certificates bearing the aforesaid legend, each of the Purchasers agrees, prior to any permitted transfer of the Securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed

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transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel, and each of the Purchasers agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement, in which case the legends set forth above with respect to the Securities sold pursuant to such registration statement shall be removed; or

(b) if reasonably requested by the Company, (A) the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act or applicable state securities laws, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in (i) hereof. Notwithstanding the foregoing, each of the Purchasers also understands and acknowledges that the transfer and exercise, as the case may be, of the Class A Warrants and the Class B Warrants are subject to the specific conditions to such transfer or exercise as outlined herein, as to which each of the Purchasers specifically assents by its execution hereof.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with applicable federal and state securities laws and the transfer restrictions contained elsewhere in this Agreement.

B. Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.

C. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

E. Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of, connected with or relating to this Agreement or the transactions contemplated hereby.

G. Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), sent to the recipient by facsimile, provided the recipient confirms recipient of such facsimile, or mailed to the

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recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:

Jefferson National Life Insurance Co.
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Facsimile:  502-213-2970
Electronic Mail:  chawley@jeffnat.com

Attention:	Craig A Hawley
General Counsel & Secretary

With a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Facsimile:  (212) 504-6666
Electronic Mail:  ira.schacter@cwt.com

Attention:	Ira J. Schacter, Esq.

If to a Purchaser, to the address set below such Purchaser’s name on the signature pages hereto, or to such other address or to the attention of such other person as such Purchaser has specified by prior written notice to the sending party.

H. No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

JEFFERSON NATIONAL FINANCIAL CORP., a Delaware corporation

By:
Name:
Title:

8

PURCHASERS:

By:		By:

	John F. W. Hunt		Marc J. Blazer
	Mailing Address:		Mailing Address:

By:		By:

	Lawton W. Fitt		Paul S. Pressler
	Mailing Address:		Mailing Address

By:		By:

	Domenico De Sole		Andrew H. Lufkin
	Mailing Address:		Mailing Address:

By:

Mark Booth
Mailing Address:

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Schedule A

PURCHASERS

	Class A Warrants	Class B Warrants	Warrant Purchase
Purchaser	Purchased	Purchased	Price

John F. W. Hunt
Marc J. Blazer
Lawton W. Fitt
Mark Booth
Domenico De Sole
Paul S. Pressler
Andrew H. Lufkin
Total

Sch. A-1

EXHIBIT A

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND THEY MAY NOT BE TRANSFERRED IN VIOLATIONS OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OF THE PROVISIONS OF THIS WARRANT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CLASS A WARRANT
TO PURCHASE SHARES OF COMMON STOCK
of
JEFFERSON NATIONAL FINANCIAL CORP.

Dated as of [          ], 2009

Void after the date specified in Section 7

No. [ ]	Class A Warrant to
Purchase [           ]
Shares of Common Stock
(subject to adjustment)

THIS CERTIFIES THAT, for value received, Jefferson National Financial Corp., a Delaware corporation (the “Company”) hereby grants to [insert name of warrant holder], or its registered assigns (the “Holder”), the right, subject to the provisions and upon the terms and conditions set forth herein, to purchase from the Company, [     ] shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Class A Warrant” as used herein shall include this Class A Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Class A Warrant is issued in connection with the transactions described in the Warrant Purchase Agreement, dated [          ], 2009, by and among the Company and the purchasers described therein (the “Purchase Agreement”).

For income tax purposes, the value of this Class A Warrant on the date hereof is equal to $0.0001 per share of Common Stock for which it may be exercised.

The following is a statement of the rights of the Holder and the conditions to which this Class A Warrant is subject, and to which Holder, by acceptance of this Class A Warrant, agrees:

1. Number and Price of Common Stock; Exercise Period.

(a) Number of shares of Common Stock.  Subject to any previous exercise of the Class A Warrant, the Holder shall have the right to purchase up to [     ] shares of Common Stock, as may be adjusted pursuant hereto.

(b) Exercise Price.  (i) The exercise price per share of Common Stock shall be, subject to adjustment pursuant hereto, (1) equal to $75.00, or (2) equal to the Floating Exercise Price if determined in accordance with clause (ii) below that the increase or decrease in the fair market value of the Company can be attributed to an acquisition made by the Company (the “Exercise Price”).

(ii) The exercise price per share of the Company may be increased up to $112.50 or decreased to $37.50 if there is a corresponding increase or decrease in the fair market value of the Company which can be attributed to an acquisition made by the Company (the “Floating Exercise Price”). An independent investment bank mutually agreed to by the Holder and the Company shall determine: (1) the Floating Exercise Price by adjusting the exercise price per share of Common Stock by an amount corresponding to the increase or decrease in the fair market value of the Company; (2) the determination of the fair market value of the

Company, and (3) whether such increase or decrease in the fair market value is attributable to an acquisition made by the Company by reviewing the balance sheet of the Company to determine if the acquisition made a net positive contribution on such balance sheet. If the Holder and the Company cannot mutually agree on an investment bank, [          ] shall be deemed to be the bank engaged by the parties hereto.

(c) Exercise Period.  This Class A Warrant shall be exercisable, in whole or in part, after the issuance hereof and prior to (or in connection with) the expiration of this Class A Warrant as set forth in Section 7.

2. Exercise of the Class A Warrant.

(a) Exercise.  The purchase rights represented by this Class A Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Class A Warrant. The Holder may only exercise the purchase rights represented by this Class A Warrant in accordance with Section 2(b) below.

(b) Cashless Exercise.  If the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of shares of Common Stock equal to the value of this Class A Warrant (or of any portion of this Class A Warrant being canceled), in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

X	=	Y (A — B) A

Where:

X	=	The number of shares of Common Stock to be issued to the Holder
Y	=	The number of shares of Common Stock purchasable under this Class A Warrant or, if only a portion of the Class A Warrant is being exercised, the portion of the Class A Warrant being cancelled (at the date of such calculation)
A	=	The fair market value of one share of Common Stock (at the date of such calculation)
B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one share of Common Stock shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i) where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per share of Common Stock shall be the average of the closing bid and asked prices of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value;

(ii) if the Class A Warrant is exercised in connection with the Company’s initial public offering of common stock, the fair market value per share of Common Stock shall be the per share offering price to the public of the Company’s initial public offering; and

(iii) all such determinations to be appropriately adjusted for stock dividend, stock split, stock combination or other similar transactions during the applicable calculation period.

(c) Stock Certificates.  The rights under this Class A Warrant shall be deemed to have been exercised and the Common Stock issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Class A Warrant is exercised in accordance with its terms, and the person entitled to receive the Common Stock issuable upon such exercise shall be treated for all purposes as the Holder of record of such Common Stock as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Class A Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Class A Warrant reflecting the number of shares of Common Stock that remain subject to this Class A Warrant.

(d) No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Class A Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(e) Reservation of Stock.  The Company agrees during the term the rights under this Class A Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Class A Warrant such number of shares (and shares of common stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the rights under this Class A Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Class A Warrant in accordance with its terms and the conversion of the Common Stock, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Common Stock (and shares of common stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Class A Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

3. Replacement of the Class A Warrant.  Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Class A Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Class A Warrant, the Company shall execute and deliver, in lieu of this Class A Warrant, a new warrant of like tenor and amount.

4. Transfer of the Class A Warrant.

(a) Class A Warrant Register.  The Company shall maintain a register (the “Class A Warrant Register”) containing the name and address of the Holder or Holders. Until this Class A Warrant is transferred on the Class A Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Class A Warrant Register as the absolute owner of this Class A Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Class A Warrant (or of any portion of this Class A Warrant) may change its address as shown on the Class A Warrant Register by written notice to the Company requesting a change.

(b) Transferability of the Class A Warrant.  Subject to the provisions of this Class A Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) title to this Class A Warrant may be transferred, in whole or in part, by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c) Exchange of the Class A Warrant upon a Transfer.  This Class A Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Class A Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Class A Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. On surrender of this Class A Warrant (and a properly endorsed Assignment Form) for exchange, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Class A Warrant Register. The date the Company initially issues the Class A Warrant shall be deemed to the date of issuance of this Class A Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Class A Warrant shall be issued. All Class A Warrants representing portions of the rights hereunder are referred to herein as the “Class A Warrants”.

(d) Securities Law Legend.  Each certificate representing a Class A Warrant or the underlying Common Stock issuable upon exercise hereof, shall (unless otherwise permitted by the provisions of this Class A Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(e) Restrictions on Transfer.  No transfer, sale, assignment, hypothecation or other disposition of this Class A Warrant maybe made except in accordance with the provisions of this Section 4; provided that the Holder, by acceptance of this Class A Warrant, agrees to be bound by the applicable provisions of the Warrant Purchase Agreement and all applicable benefits of the Warrant Purchase Agreement shall inure to such Holder.

(f) Removal of Legend.  The legend referring to federal and state securities laws identified in Section 4(d) stamped on a certificate evidencing the Class A Warrant (and the Common Stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

5. Adjustments.  Subject to the expiration of this Class A Warrant pursuant to Section 7, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization.  If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Class A Warrant under Section 7) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Class A Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Common Stock deliverable upon exercise of this Class A Warrant would have been entitled in such Reorganization if the right to purchase the Common Stock hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Class A Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Class A Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Class A Warrant.

(b) Reclassification of Shares.  If the securities issuable upon exercise of this Class A Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Class A Warrant pursuant to Section 7) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Class A Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Class A

Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations.  In the event that the outstanding shares of Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of shares of Common Stock issuable upon exercise of the rights under this Class A Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of shares of Common Stock issuable upon exercise of the rights under this Class A Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d) Redemption.  In the event that all of the outstanding shares of the securities issuable upon exercise of this Class A Warrant are redeemed in accordance with the Company’s certificate of incorporation, this Class A Warrant shall thereafter be exercisable for a number of shares of the Company’s common stock equal to the number of shares of common stock that would have been received if this Class A Warrant had been exercised in full immediately prior to such redemption and the preferred stock received thereupon had been simultaneously converted into common stock.

(e) Stock Dividends.  If the Company at any time while this Class A Warrant is outstanding and unexpired shall pay a dividend or make a distribution to all of its stockholders with respect to its Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(f) Notice of Adjustments.  Upon any adjustment in accordance with this Section 5, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Class A Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Class A Warrant.

6. Notification of Certain Events.  Prior to the expiration of this Class A Warrant pursuant to Section 7, in the event that the Company shall authorize:

(a) the voluntary liquidation, dissolution or winding up of the Company; or

(b) any transaction resulting in the expiration of this Class A Warrant pursuant to Section 7(b) or 7(c);

the Company shall send to the Holder of this Class A Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution or the expected effective date of any such other event specified in clause (a) or (b), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the holders of at least 75% of the shares of Common Stock issuable upon exercise of the rights under the Class A Warrants.

7. Expiration of the Class A Warrant.  This Class A Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a) 5:00 p.m., Eastern time, on the date which is three (3) years from the date hereof;

(b) (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) approved by the holders of not less than eighty five (85%) percent of the Common Stock (on a fully diluted basis, including shares issuable upon exercise of the Class A Warrants), other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly owned subsidiary of the Company.

8. No Rights as a Stockholder.  Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or, except as provided above, to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Class A Warrant shall have been exercised and the Common Stock purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

9. Market Stand-off.  If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, the Holder shall agree to enter into the form of lock-up agreement provided by such underwriters to holders of capital stock of the Company providing that the Holder shall not sell any shares of capital stock of the Company without the consent of such underwriters for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided that all officers and directors and greater-than-1% shareholders of the Company enter into substantially the same agreement and any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply to all person subject to such agreements pro rata based on the number of shares subject to such agreements.

10. Representations and Class A Warranties of the Holder.  By acceptance of this Class A Warrant, the initial Holder represents and warrants to the Company as follows:

(a) No Registration.  The Holder understands that this Class A Warrant and the Common Stock (the “Securities”) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent.  The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c) Investment Experience.  The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company.

(d) Speculative Nature of Investment.  The Holder understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e) Accredited Investor.  The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

11. Information and Appraisal Rights.

(a) Information Rights.  From the date hereof until the earlier of (x) the expiration of the exercise period set forth in Section 7, or (y) the date the Holder has exercised this Class A Warrant in full, subject to an obligation to keep the following confidential, (i) the Company shall furnish to the Holder, within 90 days of the fiscal year end, the annual report of the auditors with respect to the consolidated financial statements of the Company, (ii) the Holder shall be entitled to promptly receive copies (after the receipt by the Company) of all appraisals or determinations, prepared by the Company or any third party, with respect to the value of the Company or its securities to include without limitation appraisals or determinations made in connection with any consummated or proposed capital financing by the Company, investment in the Company by any third party or the sale of the Company, and (iii) the Holder shall be entitled to inspect the books and records of the Company (including, without limitation, the financial statements of the Company) upon reasonable prior notice and during business hours.

(b) Appraisal Rights.  From the date hereof until the earlier of (x) the expiration of the exercise period set forth in Section 7, or (y) the date the Holder has exercised this Class A Warrant in full, the Holder shall have the right once per calendar year to have the Company conduct an appraisal of the Company at the Company’s costs. In the event the Holder requests an appraisal in writing pursuant to this Section, an independent investment bank mutually agreed to by the Holder and the Company shall determine the fair market value of the Company. If the Holder and the Company cannot mutually agree on an investment bank, [            ] shall be deemed to be the bank engaged by the parties hereto.

12. Miscellaneous.

(a) Amendments.  Except as expressly provided herein, neither this Class A Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Class A Warrant and signed by the Company and the holders of warrants representing not less than 75% of the shares of Common Stock issuable upon exercise of any and all outstanding Class A Warrants, which 75% does not need to include the consent of the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 12(a) shall be binding upon each holder of the Class A Warrants, each future holder of such Class A Warrants and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of the Class A Warrants. The Company shall promptly give notice to all holders of Class A Warrants of any amendment effected in accordance with this Section 12(a).

(b) Waivers.  No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Class A Warrant for which the Company has contact information in its records; or

(ii) if to the Company:

Jefferson National Life Insurance Co.
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Facsimile: 502-213-2970
Electronic Mail: chawley@jeffnat.com
Attention: Craig A Hawley
           General Counsel & Secretary

Each such notice or other communication shall for all purposes of this Class A Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Class A Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d) Governing Law.  This Class A Warrant and all actions arising out of or in connection with this Class A Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(e) Jurisdiction and Venue.  Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Class A Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

(f) Titles and Subtitles.  The titles and subtitles used in this Class A Warrant are used for convenience only and are not to be considered in construing or interpreting this Class A Warrant. All references in this Class A Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g) Severability.  If any provision of this Class A Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Class A Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Class A Warrant shall be enforceable in accordance with its terms.

(h) Waiver of Jury Trial.  EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS CLASS A WARRANT.

(i) Saturdays, Sundays and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(j) Rights and Obligations Survive Exercise of the Class A Warrant.  Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Class A Warrant shall survive exercise of this Class A Warrant.

(k) Entire Agreement.  Except as expressly set forth herein, this Class A Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

The Company and the Holder sign this Class A Warrant as of the date stated on the first page.

JEFFERSON NATIONAL FINANCIAL CORP.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED,

[INSERT NAME OF HOLDER]

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:	Jefferson National Financial Corp. (the “Company”)

Attention:	President

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	The cashless exercise provisions of Section 2(b) of the attached warrant.

(3)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐ Other — Name:

Address:

(4)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐ Other — Name:

☐ Address:

☐	Not applicable

(5)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares in violation of applicable law, nor does it have any contract, undertaking, agreement or arrangement for the same.

(6)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law § 232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the

A-1

undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

A-2

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	JEFFERSON NATIONAL FINANCIAL CORP.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF COMMON STOCK ISSUED ON , 2009 (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Class A Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Class A Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                     as attorney to make such transfer on the books of Jefferson National Financial Corp., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Class A Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Class A Warrant and the Warrant Purchase Agreement to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares in violation of applicable law, nor does it have any contract, undertaking, agreement or arrangement for the same.

B-1

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address

B-2

EXHIBIT B

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND THEY MAY NOT BE TRANSFERRED IN VIOLATIONS OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OF THE PROVISIONS OF THIS WARRANT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CLASS B WARRANT
TO PURCHASE SHARES OF COMMON STOCK
of
JEFFERSON NATIONAL FINANCIAL CORP.

Dated as of [          ], 2009

Void after the date specified in Section 7

No. [ ]	Class B Warrant to
Purchase [           ]
Shares of Common Stock
(subject to adjustment)

THIS CERTIFIES THAT, for value received, Jefferson National Financial Corp., a Delaware corporation (the “Company”) hereby grants to [insert name of warrant holder], or its registered assigns (the “Holder”), the right, subject to the provisions and upon the terms and conditions set forth herein, to purchase from the Company, [       ] shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Class B Warrant” as used herein shall include this Class B Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Class B Warrant is issued in connection with the transactions described in the Warrant Purchase Agreement, dated [          ], 2009, by and among the Company and the purchasers described therein (the “Purchase Agreement”).

For income tax purposes, the value of this Class B Warrant on the date hereof is equal to $0.0001 per share of Common Stock for which it may be exercised.

The following is a statement of the rights of the Holder and the conditions to which this Class B Warrant is subject, and to which Holder, by acceptance of this Class B Warrant, agrees:

1. Number and Price of Common Stock; Exercise Period.

(a) Number of shares of Common Stock.  Subject to any previous exercise of the Class B Warrant, the Holder shall have the right to purchase up to [          ] shares of Common Stock, as may be adjusted pursuant hereto.

(b) Exercise Price.  (i) The exercise price per share of Common Stock shall be, subject to adjustment pursuant hereto, (1) equal to $125.00, or (2) equal to the Floating Exercise Price if determined in accordance with clause (ii) below that the increase or decrease in the fair market value of the Company can be attributed to an acquisition made by the Company (the “Exercise Price”).

(c) (ii) The exercise price per share of the Company may be increased up to $187.50 or decreased to $62.50 if there is a corresponding increase or decrease in the fair market value of the Company which can be attributed to an acquisition made by the Company (the “Floating Exercise Price”). An independent investment bank mutually agreed to by the Holder and the Company shall determine: (1) the Floating Exercise Price by adjusting the exercise price per share of Common Stock by an amount corresponding to the increase or decrease in the fair market value of the Company; (2) the determination of the fair market value of the

Company, and (3) whether such increase or decrease in the fair market value is attributable to an acquisition made by the Company by reviewing the balance sheet of the Company to determine if the acquisition made a net positive contribution on such balance sheet. If the Holder and the Company cannot mutually agree on an investment bank, [       ] shall be deemed to be the bank engaged by the parties hereto.

(d) Exercise Period.  This Class B Warrant shall be exercisable, in whole or in part, after the issuance hereof and prior to (or in connection with) the expiration of this Class B Warrant as set forth in Section 7.

2. Exercise of the Class B Warrant.

(a) Exercise.  The purchase rights represented by this Class B Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Class B Warrant. The Holder may only exercise the purchase rights represented by this Class B Warrant in accordance with Section 2(b) below.

(b) Cashless Exercise.  If the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of shares of Common Stock equal to the value of this Class B Warrant (or of any portion of this Class B Warrant being canceled), in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

X	=	Y (A — B) A

Where:

X	=	The number of shares of Common Stock to be issued to the Holder
Y	=	The number of shares of Common Stock purchasable under this Class B Warrant or, if only a portion of the Class B Warrant is being exercised, the portion of the Class B Warrant being cancelled (at the date of such calculation)
A	=	The fair market value of one share of Common Stock (at the date of such calculation)
B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one share of Common Stock shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i) where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per share of Common Stock shall be the average of the closing bid and asked prices of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed as published in The Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value; (ii) if the Class B Warrant is exercised in connection with the Company’s initial public offering of common stock, the fair market value per share of Common Stock shall be the per share offering price to the public of the Company’s initial public offering; and

(iii) all such determinations to be appropriately adjusted for stock dividend, stock split, stock combination or other similar transactions during the applicable calculation period.

(c) Stock Certificates.  The rights under this Class B Warrant shall be deemed to have been exercised and the Common Stock issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Class B Warrant is exercised in accordance with its terms, and the person entitled to receive the Common Stock issuable upon such exercise shall be treated for all purposes as the Holder of record of such Common Stock as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Class B Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Class B Warrant reflecting the number of shares of Common Stock that remain subject to this Class B Warrant.

(d) No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Class B Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(e) Reservation of Stock.  The Company agrees during the term the rights under this Class B Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Class B Warrant such number of shares (and shares of common stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the rights under this Class B Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Class B Warrant in accordance with its terms and the conversion of the Common Stock, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Common Stock (and shares of common stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Class B Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

3. Replacement of the Class B Warrant.  Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Class B Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Class B Warrant, the Company shall execute and deliver, in lieu of this Class B Warrant, a new warrant of like tenor and amount.

4. Transfer of the Class B Warrant.

(a) Class B Warrant Register.  The Company shall maintain a register (the “Class B Warrant Register”) containing the name and address of the Holder or Holders. Until this Class B Warrant is transferred on the Class B Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Class B Warrant Register as the absolute owner of this Class B Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Class B Warrant (or of any portion of this Class B Warrant) may change its address as shown on the Class B Warrant Register by written notice to the Company requesting a change.

(b) Transferability of the Class B Warrant.  Subject to the provisions of this Class B Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) title to this Class B Warrant may be transferred, in whole or in part, by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c) Exchange of the Class B Warrant upon a Transfer.  This Class B Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Class B Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Class B Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. On surrender of this Class B Warrant (and a properly endorsed Assignment Form) for exchange, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Class B Warrant Register. The date the Company initially issues the Class B Warrant shall be deemed to the date of issuance of this Class B Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Class B Warrant shall be issued. All Class B Warrants representing portions of the rights hereunder are referred to herein as the “Class B Warrants”.

(d) Securities Law Legend.  Each certificate representing a Class B Warrant or the underlying Common Stock issuable upon exercise hereof, shall (unless otherwise permitted by the provisions of this Class B Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(e) Restrictions on Transfer.  No transfer, sale, assignment, hypothecation or other disposition of this Class B Warrant maybe made except in accordance with the provisions of this Section 4; provided that the Holder, by acceptance of this Class B Warrant, agrees to be bound by the applicable provisions of the Warrant Purchase Agreement and all applicable benefits of the Warrant Purchase Agreement shall inure to such Holder.

(f) Removal of Legend.  The legend referring to federal and state securities laws identified in Section 4(d) stamped on a certificate evidencing the Class B Warrant (and the Common Stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

5. Adjustments.  Subject to the expiration of this Class B Warrant pursuant to Section 7, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization.  If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Class B Warrant under Section 7) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Class B Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Common Stock deliverable upon exercise of this Class B Warrant would have been entitled in such Reorganization if the right to purchase the Common Stock hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Class B Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Class B Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Class B Warrant.

(b) Reclassification of Shares.  If the securities issuable upon exercise of this Class B Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Class B Warrant pursuant to Section 7) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Class B Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Class B

Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations.  In the event that the outstanding shares of Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of shares of Common Stock issuable upon exercise of the rights under this Class B Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of shares of Common Stock issuable upon exercise of the rights under this Class B Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d) Redemption.  In the event that all of the outstanding shares of the securities issuable upon exercise of this Class B Warrant are redeemed in accordance with the Company’s certificate of incorporation, this Class B Warrant shall thereafter be exercisable for a number of shares of the Company’s common stock equal to the number of shares of common stock that would have been received if this Class B Warrant had been exercised in full immediately prior to such redemption and the preferred stock received thereupon had been simultaneously converted into common stock.

(e) Stock Dividends.  If the Company at any time while this Class B Warrant is outstanding and unexpired shall pay a dividend or make a distribution to all of its stockholders with respect to its Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(f) Notice of Adjustments.  Upon any adjustment in accordance with this Section 5, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Class B Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Class B Warrant.

6. Notification of Certain Events.  Prior to the expiration of this Class B Warrant pursuant to Section 7, in the event that the Company shall authorize:

(a) the voluntary liquidation, dissolution or winding up of the Company; or

(b) any transaction resulting in the expiration of this Class B Warrant pursuant to Section 7(b) or 7(c);

the Company shall send to the Holder of this Class B Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution or the expected effective date of any such other event specified in clause (a) or (b), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the holders of at least 75% of the shares of Common Stock issuable upon exercise of the rights under the Class B Warrants.

7. Expiration of the Class B Warrant.  This Class B Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a) 5:00 p.m., Eastern time, on the date which is four (4) years from the date hereof;

(b) (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) approved by the holders of not less than eighty five (85%) percent of the Common Stock (on a fully diluted basis, including shares issuable upon exercise of the Class B Warrants), other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

8. No Rights as a Stockholder.  Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or, except as provided above, to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Class B Warrant shall have been exercised and the Common Stock purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

9. Market Stand-off.  If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, the Holder shall agree to enter into the form of lock-up agreement provided by such underwriters to holders of capital stock of the Company providing that the Holder shall not sell any shares of capital stock of the Company without the consent of such underwriters for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided that all officers and directors and greater-than-1% shareholders of the Company enter into substantially the same agreement and any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply to all person subject to such agreements pro rata based on the number of shares subject to such agreements.

10. Representations and Class B Warranties of the Holder.  By acceptance of this Class B Warrant, the initial Holder represents and warrants to the Company as follows:

(a) No Registration.  The Holder understands that this Class B Warrant and the Common Stock (the “Securities”) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent.  The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c) Investment Experience.  The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company.

(d) Speculative Nature of Investment.  The Holder understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e) Accredited Investor.  The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

11. Information and Appraisal Rights.

(a) Information Rights.  From the date hereof until the earlier of (x) the expiration of the exercise period set forth in Section 7, or (y) the date the Holder has exercised this Class B Warrant in full, subject to an obligation to keep the following confidential, (i) the Company shall furnish to the Holder, within 90 days of the fiscal year end, the annual report of the auditors with respect to the consolidated financial statements of the Company, (ii) the Holder shall be entitled to promptly receive copies (after the receipt by the Company) of all appraisals or determinations, prepared by the Company or any third party, with respect to the value of the Company or its securities to include without limitation appraisals or determinations made in connection with any consummated or proposed capital financing by the Company, investment in the Company by any third party or the sale of the Company, and (iii) the Holder shall be entitled to inspect the books and records of the Company (including, without limitation, the financial statements of the Company) upon reasonable prior notice and during business hours.

(b) Appraisal Rights.  From the date hereof until the earlier of (x) the expiration of the exercise period set forth in Section 7, or (y) the date the Holder has exercised this Class B Warrant in full, the Holder shall have the right once per calendar year to have the Company conduct an appraisal of the Company at the Company’s costs. In the event the Holder requests an appraisal in writing pursuant to this Section, an independent investment bank mutually agreed to by the Holder and the Company shall determine the fair market value of the Company. If the Holder and the Company cannot mutually agree on an investment bank, [          ] shall be deemed to be the bank engaged by the parties hereto.

12. Miscellaneous.

(a) Amendments.  Except as expressly provided herein, neither this Class B Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Class B Warrant and signed by the Company and the holders of warrants representing not less than 75% of the shares of Common Stock issuable upon exercise of any and all outstanding Class B Warrants, which 75% does not need to include the consent of the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 12(a) shall be binding upon each holder of the Class B Warrants, each future holder of such Class B Warrants and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of the Class B Warrants. The Company shall promptly give notice to all holders of Class B Warrants of any amendment effected in accordance with this Section 12(a).

(b) Waivers.  No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Class B Warrant for which the Company has contact information in its records; or

(ii) if to the Company:

Jefferson National Life Insurance Co.
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Facsimile: 502-213-2970
Electronic Mail: chawley@jeffnat.com
Attention: Craig A Hawley
           General Counsel & Secretary

Each such notice or other communication shall for all purposes of this Class B Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Class B Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d) Governing Law.  This Class B Warrant and all actions arising out of or in connection with this Class B Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(e) Jurisdiction and Venue.  Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Class B Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

(f) Titles and Subtitles.  The titles and subtitles used in this Class B Warrant are used for convenience only and are not to be considered in construing or interpreting this Class B Warrant. All references in this Class B Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g) Severability.  If any provision of this Class B Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Class B Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Class B Warrant shall be enforceable in accordance with its terms.

(h) Waiver of Jury Trial.  EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS CLASS B WARRANT.

(i) Saturdays, Sundays and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(j) Rights and Obligations Survive Exercise of the Class B Warrant.  Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Class B Warrant shall survive exercise of this Class B Warrant.

(k) Entire Agreement.  Except as expressly set forth herein, this Class B Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

The Company and the Holder sign this Class B Warrant as of the date stated on the first page.

JEFFERSON NATIONAL FINANCIAL CORP.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED,

[INSERT NAME OF HOLDER]

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:	Jefferson National Financial Corp. (the “Company”)

Attention:	President

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	The cashless exercise provisions of Section 2(b) of the attached warrant.

(3)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐ Other — Name:

Address:

(4)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐ Other — Name:

Address:

☐	Not applicable

(5)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares in violation of applicable law, nor does it have any contract, undertaking, agreement or arrangement for the same.

(6)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law § 232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the

A-1

undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

A-2

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	JEFFERSON NATIONAL FINANCIAL CORP.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF COMMON STOCK ISSUED ON , 2009 (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Class B Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Class B Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                     as attorney to make such transfer on the books of Jefferson National Financial Corp., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Class B Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Class B Warrant and the Warrant Purchase Agreement to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares in violation of applicable law, nor does it have any contract, undertaking, agreement or arrangement for the same.

B-1

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address

B-2

EXHIBIT H

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [     ] day of [          ], 2009, by and among Overture Acquisition Corp., an exempted company formed in the Cayman Islands (the “Company”), and Jefferson National Life Insurance Co., a Texas insurance company (“Investor”).

RECITALS

WHEREAS, Investor owns or will own issued and outstanding Ordinary Shares (as defined below) of the Company, all of which were or will be acquired by private placement and are or will be held of record by Investor;

WHEREAS, Investor may, in certain circumstances and subject to certain transfer restrictions and other restrictions, transfer (or cause to be transferred) to Permitted Transferees (as defined below) some or all of the securities held by Investor; and

WHEREAS, Investor and the Company desire to enter into this Agreement to provide Investor with certain rights relating to the registration of the Ordinary Shares held by it and to provide for any Permitted Transferee who receives the Ordinary Shares from Investor from time to time to accede to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not publicly making it.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“business day” means any day, except a Saturday, Sunday or legal holidays on which the banking institutions in the city of New York or the Cayman Islands are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Demanding Holder” is defined in Section 2.1.1.

“Demand Registration” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Initial Business Combination” means a consummated merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination by the Company with one or more operating businesses.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“IPO” means the Company’s initial public offering of Units.

“Lock-Up Period” has the meaning ascribed to that term in the Shareholders Agreement dated [          ], between the Company, Investor and the Sponsors (as defined therein).

“Maximum Number of Securities” is defined in Section 2.1.4.

“Notices” is defined in Section 7.3.

“Ordinary Shares” means the ordinary shares, $0.0001 par value of the Company.

“Permitted Transferee” means a Person who agrees in writing to be treated as the Investor hereunder, and to be bound by the terms and comply with all applicable provisions hereof.

“Person” shall be construed as broadly as possible and shall include an individual, corporation, association, partnership (including a limited liability partnership or a limited liability limited partnership), limited liability company, estate, trust, joint venture, unincorporated organization or a government or any department, agency or political subdivision thereof.

“Piggy-Back Registration” is defined in Section 2.2.1.

“register,” “registered” and “registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registrable Securities” means all of the Ordinary Shares to be purchased by Investor in open market purchases, privately negotiated transfers and pursuant to the Securities Purchase Agreement between the parties to this Agreement. Registrable Securities include any warrants, share capital or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Ordinary Shares as the case may be. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any similar rule or regulation then in force), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding. A “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the total number of such securities outstanding at the relevant time.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of the Ordinary Shares including the prospectus, amendments and supplements to such registration statement, including post-effective amendments and all exhibits and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a registration in which securities of the Company are sold to an Underwriter or Underwriters on a firm commitment basis for reoffering to the public.

2. Registration Rights.

2.1. Demand Registration.

2.1.1. Request for Registration.  At any time and from time to time on or after the expiration of the Lock-Up Period, the Investor or the Permitted Transferees of Investor may make a written demand (for a total of two demands) for registration under the Securities Act of all or part of Registrable Securities held the Investor, provided that the estimated market value of Registrable Securities to be so registered thereunder is at least $500,000 in the aggregate. Any such requested registration shall be referred to as a “Demand Registration.” Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within five (5) business days following receipt of any request for a Demand Registration, the Company will notify in writing all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company in writing, provided that such notice shall be received by the Company within ten (10) business days of the Company’s having sent the applicable notice to such holder or holders. All such requests shall specify the nature and aggregate amount of Registrable Securities to be registered and the intended method of distribution. The Company may include in such registration securities to be sold for the Company’s own account or the account of Persons who are not holders of Registrable Securities. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company, if so requested, shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of the Registrable Securities. In addition, the Company shall not be required to file a Registration Statement for a Demand Registration at any time during the six (6)-month period following the effective date of another Registration Statement filed pursuant to this Section 2.1.

2.1.2. Effective Registration.  A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders thereafter elects to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3. Underwritten Offering.  If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such Underwritten Offering and the inclusion of such holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. The

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holders of a majority of the Registrable Securities included in such Underwritten Offering shall, in consultation with the Company, have the right to select the managing Underwriter or Underwriters for the offering, subject to the right of the Company should it so choose to select one co-managing Underwriter reasonably acceptable to such holders. All Demanding Holders proposing to distribute their securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration and consistent with Section 3.2.1.

2.1.4. Reduction of Offering.  If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Registrable Securities which the Company desires to sell and the Registrable Securities, if any, as to which registration has been requested pursuant to written contractual demand or piggy-back registration rights held by other security holders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration: (i) the Registrable Securities as to which any Demand Registration has been requested by the Demanding Holders under this Agreement and the Amended and Restated Registration Rights Agreement (as that term is defined in the Master Agreement) pro rata among the holders who have requested participation in the Demand Registration based, for each, on the percentage derived by dividing (x) the number of Registrable Securities which such holders have requested to include in such Demand Registration by (y) the aggregate number of Registrable Securities which all such Demanding Holders (under this Agreement and the Amended and Restated Registration Rights Agreement) desire to sell (such proportion is referred to herein as “Pro Rata”) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, Pro Rata, and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i), (ii) and (iii), securities that other security holders of the Company desire to sell, Pro Rata, that can be sold without exceeding the Maximum Number of Securities. To the extent that any Registrable Securities requested to be registered are excluded pursuant to the foregoing provisions, the holders shall have the right to one additional Demand Registration under this Section 2.1.4.

2.1.5. Withdrawal.  A holder may withdraw its Registrable Securities from a Demand Registration at any time. If any holder or holders withdraw Registrable Securities from a Demand Registration in such amounts that the Registrable Securities that remain covered by the relevant Registration Statement have an estimated market value of less than $500,000, the Company shall cease all efforts to secure registration and such withdrawn registration shall be deemed a Demand Registration for purposes of Section 2.1 unless the withdrawal is based on the reasonable determination of the Demanding Holders that there has been, since the date of such request, a material adverse change in the business or prospects of the Company or in general market conditions and the Demanding Holders who requested such registration shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration.

2.1.6. Suspension of Registration.  The Company may defer the filing (but not the preparation) or the effectiveness, or suspend the use, of any Registration Statement required by or filed pursuant to Section 2.1, because of the existence of material non-public information. In making any such determination to defer the filing or effectiveness, or suspend the use, of a Registration Statement required by

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Section 2.1, the Company shall not be required to consult with or obtain the consent of any holder, and any such determination shall be in the sole discretion of the Company, and the holders shall not be responsible or have any liability therefor. The Company shall promptly notify the holders of any deferral or suspension pursuant to this Section 2.1.6 and the Company shall not exercise its rights to deferral or suspension pursuant to this Section 2.1.6, and shall not so effect any such deferral or suspension, for more than a total of ninety (90) days (which need not be consecutive) in any consecutive twelve (12) month period. After a total of ninety (90) days, the Company shall notify each holder in writing of the termination of any such deferral or suspension and shall promptly disclose such material non-public information and file with the Commission a Registration Statement or prospectus or any amendment or supplement thereto.

2.1.7. Registration Statement Form.  Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority-in-interest of the Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a Registration Statement on Form S-3, (y) such registration is in connection with an Underwritten Offering, and (z) the managing Underwriter or Underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of Registration Statement (or the inclusion, rather than the incorporation by reference, of information in the prospectus related to a Registration Statement on Form S-3) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such prospectus).

2.2. Piggy-Back Registration.

2.2.1. Piggy-Back Rights.  If at any time on or after the expiration of the Lock-Up Period, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for securityholders of the Company for their account (or by the Company and by securityholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan, or (vi) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property of a non-capital raising bona fide business transaction, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of the Registrable Securities as such holders may request in writing within five (5) business days following receipt by such holder of such notice (a “Piggy-Back Registration”). Subject to Section 2.2.2, the Company shall include in such Registration Statement such Registrable Securities that are requested to be included therein within five (5) business days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of

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such determination to each holder of Registrable Securities, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. If the offering pursuant to a Piggy-Back Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Company shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and other Persons selling securities in such Underwritten Offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2. Reduction of Offering.  If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of the Ordinary Shares which the Company desires to sell, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the holders of Registrable Securities, the Registrable Securities as to which registration has been requested under this Section 2.2, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other securityholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

1. If the registration is undertaken for the Company’s account: (A) first, the Ordinary Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Ordinary Shares, if any, comprised of Registrable Securities under this Agreement and Amended and Restated Registration Rights Agreement, Pro Rata, as to which registration has been requested pursuant to this Section 2.2, that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons, Pro Rata, and that can be sold without exceeding the Maximum Number of Securities; and

2. If the registration is a “demand” registration undertaken at the demand of Persons other than the holders of Registrable Securities, (A) first, the Ordinary Shares for the account of the demanding Persons under this Agreement and the Amended and Restated Registration Rights Agreement that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Ordinary Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to this Section 2.2 and Section 2.2 of the Amended and Restated Registration Rights Agreement, that can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, Pro Rata, that can be sold without exceeding the Maximum Number of Securities.

2.2.3. Withdrawal.  Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The

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Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3. Registrations on Form S-3.

2.3.1. Filing.  The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on a Form S-3, a Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that (i) the Company shall not be obligated to effect such request through an Underwritten Offering and (ii) the Company shall not be obligated to effect such a request if the Company has within the preceding six (6) months effected a registration on Form S-3 or a registration on Form S-1 pursuant to Section 2.1 hereof. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities, and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 on Form S-3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.3.2. Suspension of Registration.  If the filing, initial effectiveness, or continued use of Form S-3 at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Form S-3 of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such actions to the holders, delay the filing or initial effectiveness of, or suspend use of, the Form S-3 for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the registration on such Form S-3 in connection with any sale or offer to sell Registrable Securities and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts. The Company shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.3.2

3. Registration Procedures.

3.1.  Filings; Information.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably practicable, and in connection with any such request:

3.1.1. Filing Registration Statement.  The Company shall, as expeditiously as reasonably possible, but in any event within 45 days of the date of delivery to the Company of the request for Demand Registration, use its reasonable best efforts to prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof; and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective within 120 days of the filing of such Registration Statement; and the Company shall use its reasonable best

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efforts to remain effective for a period of 180 days; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) calendar days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chairman of the Board or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder. The Company shall use its reasonable best efforts to (x) file a Registration Statement with the Commission within 45 days of the date of the delivery to the Company of the request for Demand Registration, and (y) make such Registration Statement become effective within 120 days, and (z) maintain the effectiveness of such registration for 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn). If the Company has not used reasonable best efforts to file by the end of the 45 day period referenced in clause (x) above, or if the Registration Statement has not become effective within 120 days as referenced in clause (y) above, or if the Registration Statement has not remained effective for 180 days as referenced in clause (z) above, the Investor may provide notice to the Company of such default by the Company. If the Company has not cured such default within 30 days of receipt of such notice and provided the Investor has not in any way caused or contributed to such default by the Company, the Investor shall be entitled to receive an issuance of Ordinary Shares from the Company equal to 2% of such Investor’s current holding of Ordinary Shares for each 30 day period in which the default is not cured by the Company; provided that such issuance is made in accordance with all applicable U.S. federal and state laws, Cayman Island laws and the Amended and Restated Memorandum and Articles of Association of the Company, as amended from time to time. Investor may nominate another Person to participate in such issuance of Ordinary Shares instead of the Investor at the time of such issuance.

3.1.2. Copies.  The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3. Amendments and Supplements.  The Company shall use its best efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to make such Registration Statement effective and in compliance with the provisions of the Securities Act within 120 days of filing such Registration Statement, and the Company shall keep such Registration Statement effective until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) calendar days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4. Notification.  After the filing of a Registration Statement, the Company shall as soon as reasonably practical, notify the holders of Registrable Securities included in such Registration Statement of such filing and the managing Underwriter or Underwriters, and shall further notify such holders and such managing Underwriter or Underwriters and, if requested, confirm such advice in writing, in all events as soon as reasonably practical after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration

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Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall use its best efforts to take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, except in the case of registration under Section 2.2; the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5. State Securities Laws Compliance.  The Company, on or prior to the date on which the applicable Registration Statement is declared effective, shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) or Underwriter, if any, or their respective counsel may reasonably request in writing and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6. Cooperation.  The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company, and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.7. Records.  The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant, or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors, and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, Underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.8. Opinions and Comfort Letters.  The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter dated the effective date of the

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Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the Registration Statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of the Registrable Securities and Underwriter or Underwriters, if any, and their respective counsel and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter or Underwriters reasonably request. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.9. Earnings Statement.  The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as reasonably practicable but not more than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.10. Listing.  The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory (i) in the case of a Demand Registration, to the holders of a majority-in-interest of the Registrable Securities held by the Demanding Holders and (ii) in the case of all other Registrable Securities, to the holders of a majority-in-interest of the Registrable Securities included in such registration, and on each inter-dealer quotation system on which any of the Company’s securities are then quoted.

3.1.11. Withdrawal of Stop Order.  The Company shall make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final prospectus.

3.1.12. CUSIP Number.  The Company shall, not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company.

3.1.13. FINRA.  The Company shall cooperate with each seller of Registrable Securities and each Underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

3.1.14. Transfer Agent.  The Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement.

3.1.15. Road Show.  The Company shall, in the case of an Underwritten Offering, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing Underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

3.2. Underwritten Offerings.

3.2.1. Underwriting Agreements.  If requested by the Underwriters for any Underwritten Offering requested by holders pursuant to Section 2.1 or 2.3, the Company and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such Underwriters, such

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agreement to be reasonably satisfactory in substance and form to the Company, the holders of a majority-in-interest of the Registrable Securities to be included in such Underwritten Offering and the Underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.4. The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.2 shall enter into such an underwriting agreement at the request of the Company. All of the representations and warranties and the other agreements by and on the part of the Company to and for the benefit of the Underwriters included in any such underwriting agreement shall also be made to and for the benefit of such holders, and any or all of the conditions precedent to the obligations of the Underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representations required by law.

3.2.2. Price and Underwriting Discounts.  In the case of an Underwritten Offering requested by holders pursuant to Section 2.1 or 2.3, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the holders of a majority-in-interest of the holders of such Registrable Securities. In the case of any Underwritten Offering pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.3 after being advised of such price, discount and other terms.

3.2.3. Participation in Underwritten Offerings.  No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in the underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

3.3. Obligation to Suspend Distribution.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iii) or 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s board of directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, such holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities in the case of Section 3.1.4(iv) until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, or in any case until the holder is advised in writing by the Company that the use of the prospectus may be resumed, and receives copies of any additional or supplemental filings that are incorporated by reference in the prospectus and, if so directed by the Company, each such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or is advised in writing by the Company that the use of the prospectus may be resumed.

3.4. Registration Expenses.  The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, including, without limitation: (i) all registration and filing fees and any other fees and expenses associated with filings required to be made with the SEC;

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(ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses); (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.8); (viii) the fees and disbursements not to exceed $150,000 of any special experts retained by the Company in connection with such registration; (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration; and (x) Securities Act liability insurance if the Company so desires. The Company shall have no obligation to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, all selling shareholders and the Company shall bear the expenses of the Underwriter Pro Rata in proportion to the respective amount of securities each is selling in such offering.

3.5. Information.  The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. The Company shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

4. Indemnification and Contribution.

4.1. Indemnification by the Company.  The Company agrees to indemnify and hold harmless to the extent permitted by law the Investor and each other selling holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys, and agents, and each person, if any, who controls the Investor and each other selling holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses (including reasonable costs of investigation and legal expenses), losses, claims, damages, or liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto), whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage, or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members, and agents on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2. Indemnification by Holders of Registrable Securities.  Each selling holder of Registrable Securities will severally and not jointly, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless to the fullest extent permitted by law the Company, each of its directors, officers, employees, and agents and each Person who controls the Company within the meaning of the Securities Act, against any

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losses, claims, judgments, damages, liabilities, or expenses (including reasonable costs of investigation and legal expenses) whether joint or several, insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, to the extent and only to the extent that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party.

4.3. Conduct of Indemnification Proceedings.  Promptly after receipt by any person of any notice of any loss, claim, damage, or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability, or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by the Indemnifying Party based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that such Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an Indemnifying Party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnifying Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnified Party; provided, however, that the Indemnifying Party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Party or any restriction on the Indemnified Party or its officers or directors. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect

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to such claim or litigation. The Indemnifying Party or Parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for all such Indemnified Party or Parties unless (x) the employment of more than one counsel has been authorized in writing by the Indemnifying Party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an Indemnified Party) between such Indemnified Party and the other Indemnified Parties or (z) based on advice of counsel, an Indemnified Party has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other Indemnified Parties, in each of which cases the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

4.4. Contribution.

4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party or insufficient to hold it harmless in respect of any loss, claim, damage, liability, or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability, or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by Pro Rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 4.1 and 4.2 hereof without regard to the relative fault of said Indemnifying Parties or Indemnified Party.

5. Underwriting and Distribution.

5.1. Rule 144.  The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6. No Inconsistent Agreements; Additional Rights.

6.1. The Company will not enter into, and is not currently a party to, any agreement that is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement other than the Amended and Restated Registration Rights Agreement.

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7. Miscellaneous.

7.1. Term.  This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) the date as of which (i) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (ii) the holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale). The provisions of Section 4 and Section 5 shall survive any termination.

7.2. Assignment; No Third Party Beneficiaries.  The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned upon a sale or transfer of the Registrable Securities; provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 7.2 shall be null and void. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of Investor or holder of Registrable Securities or of any assignee of Investor or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 7.2.

7.3. Notices.  All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be either personally served, delivered by reputable air courier service with charges prepaid guaranteeing overnight delivery, or transmitted by hand delivery, telegram, telex, facsimile, or by mailing in the same sealed envelope, or registered first-class mail, postage prepaid, return receipt requested addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of delivery if personally served, (ii) when receipt is acknowledged in writing by addressee, if transmitted by telegram, telex or facsimile, provided that, if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day, and (iii) five (5) business days after having been deposited in the mail, postage prepaid, if mailed by first-class mail. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery; provided, however, that notice of a change in address shall be effective only upon receipt.

If to the Company:

Overture Acquisition Corp.
c/o Maples Corporate Services Limited
PO Box 309
Ugland House
Grand Cayman, KY1-1104
Cayman Islands
Attn: John F. W. Hunt

With a copy to:

Ellenoff Grossman & Schole LLP
150 42nd Street
New York, New York 10017
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas S. Ellenoff, Esq.

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If to the Purchaser:

Jefferson National Life Insurance Company
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Facsimile: 502-213-2970
Electronic Mail: chawley@jeffnat.com
Attention: Craig A. Hawley
General Counsel & Secretary

With a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Facsimile: (212) 504-6666
Electronic Mail: ira.schacter@cwt.com
Attention: Ira J. Schacter, Esq.

7.4. Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.5. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.6. Entire Agreement.  This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) and the Amended and Restated Registration Rights Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

7.7. Modifications and Amendments.  No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party and signed by the Company and the holders of a majority of Registrable Securities then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 7.7 whether or not such Registrable Securities shall have been marked accordingly.

7.8. Titles and Headings.  Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

7.9. Waivers and Extensions.  Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

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7.10. Governing Law.

7.10.1. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

7.10.2. To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

OVERTURE ACQUISITION CORP., a Cayman Islands Company

By:
Name:

Title:

JEFFERSON NATIONAL LIFE INSURANCE CO., a Texas Insurance company

By:
Name:

Title:

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EXHIBIT I

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [          ] day of [          ], 2009, by and among Overture Acquisition Corp., an exempted company formed in the Cayman Islands (the “Company”), and the undersigned parties listed under Investor on the signature page hereto (each an “Investor” and collectively the “Investors”) pursuant to Section 7.7 of the certain registration rights agreement (the “Original Agreement”) dated as of the 30th day of January 2008 by and among the Company and the Investors. All capitalized terms not defined herein shall have the same meaning as set forth in the Original Agreement.

RECITALS

WHEREAS, Section 7.7 of the Original Agreement provides that any amendment thereto shall be made in writing and signed by the Company and the holders of a majority of Registrable Securities (as defined therein) of each class then outstanding; and

WHEREAS, the Company and the undersigned Investors constitutes the holders of such a majority of Registrable Securities; and

WHEREAS, the Company and the Investors have entered into the Master Agreement dated December 7, 2009 along with Overture Re Holdings Ltd., Jefferson National Life Insurance Company, Jefferson National Financial Corp., JNF Asset Management, LLC, and JNL Bermuda LLC (the “Master Agreement”); and

WHEREAS, pursuant to the Master Agreement, the Ordinary Shares owned by the Investors as of the Closing Date (as that term is defined in the Master Agreement) will be repurchased by the Company; and

WHEREAS, the Investors collectively beneficially own warrants to purchase 4,380,000 ordinary shares of the Company (the “Sponsors’ Warrants”) and may after the Closing Date own up to 2,812,500 Ordinary Shares in the aggregate to be issued by the Company based on certain performance targets (the “Performance-Based Shares”) pursuant to the Sponsors’ Agreement dated on or about the date hereof between the Company and the Investors (the “Sponsors’ Agreement”); and

WHEREAS, Investor may, in certain circumstances and subject to certain transfer restrictions and other restrictions, transfer (or cause to be transferred) to Permitted Transferees (as defined below) some or all of the securities held by such Investor; and

WHEREAS, the Company and the Investors seek to amend and restate the Original Agreement to provide that the Investors shall have registration rights with respect to the Sponsors’ Warrants and the Performance-Based Shares held by them and to provide for any Permitted Transferee who receives the Ordinary Shares from Investor from time to time to accede to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement as follows:

1. Definitions.  The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not publicly making it.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“business day” means any day, except a Saturday, Sunday or legal holidays on which the banking institutions in the city of New York or the Cayman Islands are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Demanding Holder” is defined in Section 2.1.1.

“Demand Registration” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Initial Business Combination” means a consummated merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination by the Company with one or more operating businesses.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“IPO” means the Company’s initial public offering of Units.

“Lock-Up Period” means the lock-up periods that are applicable to the Investors set forth in those certain agreements between the Investors and the Company dated [          ].

“Maximum Number of Securities” is defined in Section 2.1.4.

“Notices” is defined in Section 7.3.

“Ordinary Shares” means the ordinary shares, $0.0001 par value of the Company.

“Permitted Transferee” means a Person who agrees in writing to be treated as the Investor hereunder, and to be bound by the terms and comply with all applicable provisions hereof.

“Person” shall be construed as broadly as possible and shall include an individual, corporation, association, partnership (including a limited liability partnership or a limited liability limited partnership), limited liability company, estate, trust, joint venture, unincorporated organization or a government or any department, agency or political subdivision thereof.

“Piggy-Back Registration” is defined in Section 2.2.1.

“register,” “registered” and “registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registrable Securities” means (i) all of the Performance Shares (ii) all of the Sponsors’ Warrants (and underlying Ordinary Shares) and (iii) all other Ordinary Shares, Units or Warrants held or deemed to be held by an Investor. Registrable Securities include any warrants, share capital or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Ordinary Shares as the case may be. As to any particular Registrable Securities, such securities shall cease to be

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Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any similar rule or regulation then in force), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding. A “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the total number of such securities outstanding at the relevant time.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of the Ordinary Shares including the prospectus, amendments and supplements to such registration statement, including post-effective amendments and all exhibits and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a registration in which securities of the Company are sold to an Underwriter or Underwriters on a firm commitment basis for reoffering to the public.

2. Registration Rights.

2.1. Demand Registration.

2.1.1. Request for Registration.  At any time and from time to time on or after the expiration of the Lock-Up Period, the holders of a majority-in-interest of Registrable Securities, held by Investor or the Permitted Transferees of Investor may make a written demand (for a total of two demands) for registration (the “Demand”) under the Securities Act of all or part of Registrable Securities held by such holders, provided that the estimated market value of Registrable Securities to be so registered thereunder is at least $500,000 in the aggregate. Any such requested registration shall be referred to as a “Demand Registration.” Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within five (5) business days following receipt of any request for a Demand Registration, the Company will notify in writing all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company in writing, provided that such notice shall be received by the Company within ten (10) business days of the Company’s having sent the applicable notice to such holder or holders. All such requests shall specify the nature and aggregate amount of Registrable Securities to be registered and the intended method of distribution. The Company may include in such registration securities to be sold for the Company’s own account or the account of Persons who are not holders of Registrable Securities. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company, if so requested, shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of the Registrable Securities. In addition, the Company shall not be required to file a Registration Statement for a Demand Registration at any time during the six (6)-month period following the effective date of another Registration Statement filed pursuant to this Section 2.1.

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2.1.2. Effective Registration.  A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders thereafter elects to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3. Underwritten Offering.  If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such Underwritten Offering and the inclusion of such holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. The holders of a majority of the Registrable Securities included in such Underwritten Offering shall, in consultation with the Company, have the right to select the managing Underwriter or Underwriters for the offering, subject to the right of the Company should it so choose to select one co-managing Underwriter reasonably acceptable to such holders. All Demanding Holders proposing to distribute their securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration and consistent with Section 3.2.1.

2.1.4. Reduction of Offering.  If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Registrable Securities which the Company desires to sell and the Registrable Securities, if any, as to which registration has been requested pursuant to written contractual demand or piggy-back registration rights held by other security holders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration: (i) the Registrable Securities as to which any Demand Registration has been requested by the Demanding Holders under this Agreement and by the Demanding Holders under the Registration Rights Agreement by and between the Company and Jefferson National Life Insurance Company (the “JNL Agreement”) pro rata among the holders who have requested participation in the Demand Registration based, for each, on the percentage derived by dividing (x) the number of Registrable Securities which such holders have requested to include in such Demand Registration by (y) the aggregate number of Registrable Securities which all such Demanding Holders (under this Agreement and the JNL Agreement) desire to sell (such proportion is referred to herein as “Pro Rata”) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, Pro Rata, and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i), (ii) and (iii), securities that other security holders of the Company desire to sell, Pro Rata, that can be sold without exceeding the Maximum Number of Securities. To the extent

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that any Registrable Securities requested to be registered are excluded pursuant to the foregoing provisions, the holders shall have the right to one additional Demand Registration under this Section 2.1.4.

2.1.5. Withdrawal.  A holder may withdraw its Registrable Securities from a Demand Registration at any time. If any holder or holders withdraw Registrable Securities from a Demand Registration in such amounts that the Registrable Securities that remain covered by the relevant Registration Statement have an estimated market value of less than $500,000, the Company shall cease all efforts to secure registration and such withdrawn registration shall be deemed a Demand Registration for purposes of Section 2.1 unless the withdrawal is based on the reasonable determination of the Demanding Holders that there has been, since the date of such request, a material adverse change in the business or prospects of the Company or in general market conditions and the Demanding Holders who requested such registration shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration.

2.1.6. Suspension of Registration.  The Company may defer the filing (but not the preparation) or the effectiveness, or suspend the use, of any Registration Statement required by or filed pursuant to Section 2.1, because of the existence of material non-public information. In making any such determination to defer the filing or effectiveness, or suspend the use, of a Registration Statement required by Section 2.1, the Company shall not be required to consult with or obtain the consent of any holder, and any such determination shall be in the sole discretion of the Company, and the holders shall not be responsible or have any liability therefor. The Company shall promptly notify the holders of any deferral or suspension pursuant to this Section 2.1.6 and the Company shall not exercise its rights to deferral or suspension pursuant to this Section 2.1.6, and shall not so effect any such deferral or suspension, for more than a total of ninety (90) days (which need not be consecutive) in any consecutive twelve (12) month period. After a total of ninety (90) days, the Company shall notify each holder in writing of the termination of any such deferral or suspension and shall promptly disclose such material non-public information and file with the Commission a Registration Statement or prospectus or any amendment or supplement thereto.

2.1.7. Registration Statement Form.  Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority-in-interest of the Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a Registration Statement on Form S-3, (y) such registration is in connection with an Underwritten Offering, and (z) the managing Underwriter or Underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of Registration Statement (or the inclusion, rather than the incorporation by reference, of information in the prospectus related to a Registration Statement on Form S-3) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such prospectus).

2.2. Piggy-Back Registration.

2.2.1. Piggy-Back Rights.  If at any time on or after the expiration of the Lock-Up Period, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for securityholders of the Company for their account (or by the Company and by securityholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (iv) for an offering of debt that is

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convertible into equity securities of the Company, (v) for a dividend reinvestment plan, or (vi) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property of a non-capital raising bona fide business transaction, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of the Registrable Securities as such holders may request in writing within five (5) business days following receipt by such holder of such notice (a “Piggy-Back Registration”). Subject to Section 2.2.2, the Company shall include in such Registration Statement such Registrable Securities that are requested to be included therein within five (5) business days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. If the offering pursuant to a Piggy-Back Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Company shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and other Persons selling securities in such Underwritten Offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2. Reduction of Offering.  If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of the Ordinary Shares which the Company desires to sell, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the holders of Registrable Securities, the Registrable Securities as to which registration has been requested under this Section 2.2, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other securityholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

1. If the registration is undertaken for the Company’s account: (A) first, the Ordinary Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Ordinary Shares, if any, comprised of Registrable Securities under this Agreement and the JNL Agreement, Pro Rata, as to which registration has been requested pursuant to this Section 2.2, that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons, Pro Rata, and that can be sold without exceeding the Maximum Number of Securities; and

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2. If the registration is a “demand” registration undertaken at the demand of Persons other than the holders of Registrable Securities, (A) first, the Ordinary Shares for the account of the demanding Persons under this Agreement and the JNL Agreement that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Ordinary Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to this Section 2.2 and pursuant to Section 2.2 of the JNL Agreement, that can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, Pro Rata, that can be sold without exceeding the Maximum Number of Securities.

2.2.3. Withdrawal.  Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3. Registrations on Form S-3.

2.3.1. Filing.  The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on a Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that (i) the Company shall not be obligated to effect such request through an Underwritten Offering and (ii) the Company shall not be obligated to effect such a request if the Company has within the preceding six (6) months effected a registration on Form S-3 or a registration on Form S-1 pursuant to Section 2.1 hereof. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities, and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 on Form S-3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.3.2. Suspension of Registration.  If the filing, initial effectiveness, or continued use of Form S-3 at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Form S-3 of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such actions to the holders, delay the filing or initial effectiveness of, or suspend use of, the Form S-3 for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the registration on such Form S-3 in connection with any sale or offer to sell Registrable Securities and agree not to disclose to

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any other Person the fact that the Company has exercised such rights or any related facts. The Company shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.3.2

3. Registration Procedures.

3.1. Filings; Information.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably practicable, and in connection with any such request:

3.1.1. Filing Registration Statement.  The Company shall, as expeditiously as reasonably possible, but in any event within 45 days of the date of delivery to the Company of the request for Demand Registration, use its reasonable best efforts to prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof; and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective within 120 days of the filing of such Registration Statement; and the Company shall use its reasonable best efforts to remain effective for a period of 180 days; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) calendar days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chairman of the Board or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder. The Company shall use its reasonable best efforts to (x) file a Registration Statement with the Commission within 45 days of the date of the delivery to the Company of the request for Demand Registration, and (y) make such Registration Statement become effective within 120 days, and (z) maintain the effectiveness of such registration for 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn). If the Company has not used reasonable best efforts to file by the end of the 45 day period referenced in clause (x) above, or if the Registration Statement has not become effective within 120 days as referenced in clause (y) above, or if the Registration Statement has not remained effective for 180 days as referenced in clause (z) above, an Investor may provide notice to the Company of such default by the Company. If the Company has not cured such default within 30 days of receipt of such notice and provided the Investor has not in any way caused or contributed to such default by the Company, such Investor shall be entitled to receive an issuance of Ordinary Shares from the Company equal to 2% of such Investor’s current holding of Ordinary Shares for each 30 day period in which the default is not cured by the Company; provided that such issuance is made in accordance with all applicable U.S. federal and state laws, Cayman Island laws and the Amended and Restated Memorandum and Articles of Association of the Company, as amended from time to time. Investor may nominate another Person to participate in such issuance of Ordinary Shares instead of the Investor at the time of such issuance.

3.1.2. Copies.  The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.

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3.1.3. Amendments and Supplements.  The Company shall use its best efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to make such Registration Statement effective and in compliance with the provisions of the Securities Act within 120 days of filing such Registration Statement, and the Company shall keep such Registration Statement effective until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) calendar days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4. Notification.  After the filing of a Registration Statement, the Company shall as soon as reasonably practical, notify the holders of Registrable Securities included in such Registration Statement of such filing and the managing Underwriter or Underwriters, and shall further notify such holders and such managing Underwriter or Underwriters and, if requested, confirm such advice in writing, in all events as soon as reasonably practical after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall use its best efforts to take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, except in the case of registration under Section 2.2; the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5. State Securities Laws Compliance.  The Company, on or prior to the date on which the applicable Registration Statement is declared effective, shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) or Underwriter, if any, or their respective counsel may reasonably request in writing and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6. Cooperation.  The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company, and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with

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respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.7. Records.  The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant, or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors, and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, Underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.8. Opinions and Comfort Letters.  The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the Registration Statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of the Registrable Securities and Underwriter or Underwriters, if any, and their respective counsel and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter or Underwriters reasonably request. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.9. Earnings Statement.  The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as reasonably practicable but not more than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.10. Listing.  The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory (i) in the case of a Demand Registration, to the holders of a majority-in-interest of the Registrable Securities held by the Demanding Holders and (ii) in the case of all other Registrable Securities, to the holders of a majority-in-interest of the Registrable Securities included in such registration, and on each inter-dealer quotation system on which any of the Company’s securities are then quoted.

3.1.11. Withdrawal of Stop Order.  The Company shall make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final prospectus.

3.1.12. CUSIP Number.  The Company shall, not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company.

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3.1.13. FINRA.  The Company shall cooperate with each seller of Registrable Securities and each Underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

3.1.14. Transfer Agent.  The Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement.

3.1.15. Road Show.  The Company shall, in the case of an Underwritten Offering, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing Underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

3.2. Underwritten Offerings.

3.2.1. Underwriting Agreements.  If requested by the Underwriters for any Underwritten Offering requested by holders pursuant to Section 2.1 or 2.3, the Company and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such Underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the holders of a majority-in-interest of the Registrable Securities to be included in such Underwritten Offering and the Underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.4. The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.2 shall enter into such an underwriting agreement at the request of the Company. All of the representations and warranties and the other agreements by and on the part of the Company to and for the benefit of the Underwriters included in any such underwriting agreement shall also be made to and for the benefit of such holders, and any or all of the conditions precedent to the obligations of the Underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representations required by law.

3.2.2. Price and Underwriting Discounts.  In the case of an Underwritten Offering requested by holders pursuant to Section 2.1 or 2.3, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the holders of a majority-in-interest of the holders of such Registrable Securities. In the case of any Underwritten Offering pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.3 after being advised of such price, discount and other terms.

3.2.3. Participation in Underwritten Offerings.  No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in the underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

3.3. Obligation to Suspend Distribution.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iii) or 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s board of directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, such holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such

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Registrable Securities in the case of Section 3.1.4(iv) until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, or in any case until the holder is advised in writing by the Company that the use of the prospectus may be resumed, and receives copies of any additional or supplemental filings that are incorporated by reference in the prospectus and, if so directed by the Company, each such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or is advised in writing by the Company that the use of the prospectus may be resumed.

3.4. Registration Expenses.  The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, including, without limitation: (i) all registration and filing fees and any other fees and expenses associated with filings required to be made with the SEC; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses); (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.8); (viii) the fees and disbursements not to exceed $150,000 of any special experts retained by the Company in connection with such registration; (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration; and (x) Securities Act liability insurance if the Company so desires. The Company shall have no obligation to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, all selling shareholders and the Company shall bear the expenses of the Underwriter Pro Rata in proportion to the respective amount of securities each is selling in such offering.

3.5. Information.  The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. The Company shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

4. Indemnification and Contribution.

4.1. Indemnification by the Company.  The Company agrees to indemnify and hold harmless to the extent permitted by law the Investor and each other selling holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys, and agents, and each person, if any, who controls the Investor and each other selling holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses (including reasonable costs of investigation and legal expenses), losses, claims, damages, or liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a

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party thereto), whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage, or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members, and agents on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2. Indemnification by Holders of Registrable Securities.  Each selling holder of Registrable Securities will severally and not jointly, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless to the fullest extent permitted by law the Company, each of its directors, officers, employees, and agents and each Person who controls the Company within the meaning of the Securities Act, against any losses, claims, judgments, damages, liabilities, or expenses (including reasonable costs of investigation and legal expenses) whether joint or several, insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, to the extent and only to the extent that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party.

4.3. Conduct of Indemnification Proceedings.  Promptly after receipt by any person of any notice of any loss, claim, damage, or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability, or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which

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indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by the Indemnifying Party based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that such Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an Indemnifying Party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnifying Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnified Party; provided, however, that the Indemnifying Party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Party or any restriction on the Indemnified Party or its officers or directors. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect to such claim or litigation. The Indemnifying Party or Parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for all such Indemnified Party or Parties unless (x) the employment of more than one counsel has been authorized in writing by the Indemnifying Party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an Indemnified Party) between such Indemnified Party and the other Indemnified Parties or (z) based on advice of counsel, an Indemnified Party has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other Indemnified Parties, in each of which cases the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

4.4. Contribution.

4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party or insufficient to hold it harmless in respect of any loss, claim, damage, liability, or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability, or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by Pro Rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of

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Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 4.1 and 4.2 hereof without regard to the relative fault of said Indemnifying Parties or Indemnified Party.

5. Underwriting and Distribution.

5.1. Rule 144.  The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6. No Inconsistent Agreements; Additional Rights.

6.1. The Company will not enter into, and is not currently a party to, any agreement that is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement other than the JNL Agreement.

7. Miscellaneous.

7.1. Term.  This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) the date as of which (i) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (ii) the holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale). The provisions of Section 4 and Section 5 shall survive any termination.

7.2. Assignment; No Third Party Beneficiaries.  The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned upon a sale or transfer of the Registrable Securities; provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 7.2 shall be null and void. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of Investor or holder of Registrable Securities or of any assignee of Investor or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 7.2.

7.3. Notices.  All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be either personally served, delivered by reputable air courier service with charges prepaid guaranteeing overnight delivery, or transmitted by hand delivery, telegram, telex, facsimile, or by mailing in the same sealed envelope, or registered first-class mail, postage prepaid, return receipt requested addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of delivery if personally served, (ii) when receipt is acknowledged in writing by addressee, if transmitted by telegram, telex or facsimile, provided that, if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day, and (iii) five (5) business days after having been deposited in the mail, postage prepaid, if mailed by first-class mail. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery; provided, however, that notice of a change in address shall be effective only upon receipt.

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If to the Company:

Overture Acquisition Corp.
c/o Maples Corporate Services Limited
PO Box 309
Ugland House
Grand Cayman, KY1-1104
Cayman Islands
Attn: John F.W. Hunt

With a copy to:

Ellenoff Grossman & Schole LLP
150 42nd Street
New York, New York 10017
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas S. Ellenoff, Esq.

If to an Investor to the addressee and address set forth on the signature page(s) hereto.

7.4. Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.5. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.6. Entire Agreement.  This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) and the JNL Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

7.7. Modifications and Amendments.  No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party and signed by the Company and the holders of a majority of Registrable Securities then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 7.7 whether or not such Registrable Securities shall have been marked accordingly.

7.8. Titles and Headings.  Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

7.9. Waivers and Extensions.  Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

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7.10. Governing Law.

7.10.1. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

7.10.2. To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

OVERTURE ACQUISITION CORP., a Cayman Islands Company

By:
Name:

Title:

INVESTORS:

John F. W. Hunt
Address for Notice:

Marc J. Blazer
Address for Notice:

Blazer Investments, LLC

By: Blazer & Co., LLC, its sole member

By:
Name:     Marc J. Blazer

Title:	Managing Member
Address for Notice:

MARC BLAZER 2007 GRAT

By:
Name:     Marc J. Blazer

Title:	Trustee
Address for Notice:

Mark Booth
Address for Notice:

Domenico De Sole
Address for Notice:

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Lawton W. Fitt
Address for Notice:

Andrew H. Lufkin
Address for Notice:

Paul S. Pressler
Address for Notice:

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SCHEDULE I

[Performance Shares and Sponsor Warrants Distribution Information]

20

EXHIBIT B

CLASS B WARRANT CERTIFICATE

21

EXHIBIT J

SHAREHOLDERS’ AGREEMENT

DATED AS OF [          ]

AMONG

OVERTURE ACQUISITION CORP.,

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

AND

THE PERSONS LISTED ON THE SCHEDULE HERETO

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of [          , 2010], among Overture Acquisition Corp., a Cayman Island corporation (“Overture”), Jefferson National Life Insurance Co., a Texas insurance company, and any Affiliates of JNL that may own ordinary shares of Overture from time to time (together herein referred to as “JNL”), and the Persons listed on Schedule I hereto (each, a “Founder” and, collectively, the “Founders”).

WHEREAS, the parties hereto have entered into the Master Agreement dated December 10, 2009, along with Jefferson National Financial Corp., JNF Asset Management, LLC, JNL Bermuda LLC and Overture Holdings Ltd. (the “Master Agreement”); and

WHEREAS, pursuant to the terms of the Master Agreement, the parties hereto have agreed to enter into this Agreement upon the Closing of the Transactions as contemplated in the Master Agreement.

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Definitions.  Capitalized terms used herein but not defined shall have the meaning ascribed to such term in the Master Agreement. The following capitalized terms used herein have the following meanings:

“Agreement” means this Shareholders’ Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Board” means the board of directors of Overture.

“Change of Control or Reorganization Event” means the occurrence of any of the following events:

(a) the acquisition by any Person of a beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of the voting power of the Overture Ordinary Shares;

(b) the liquidation, dissolution or termination of Overture; or

(c) a sale of all or substantially all of the assets of Overture and its Affiliates, taken as a whole.

“Founder” has the meaning set forth in the preamble.

“Founder Replacement Director” has the meaning set forth in Section 2.2.

“Governmental Authority” means any federal, state, local or foreign government, executive official thereof, governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign.

“JNL” has the meaning set forth in the preamble.

“JNL Replacement Director” has the meaning set forth in Section 2.3.

“Majority-in-interest” means, as to any group of Persons from time to time, the owners of greater than fifty percent (50%) of the Overture Ordinary Shares held by such Persons.

“Master Agreement” has the meaning set forth in the recitals.

“Overture” has the meaning set forth in the preamble.

“Overture Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Overture and any other share capital of any class or series of Overture and any ordinary shares issuable upon the conversion, exercise or exchange of securities of Overture convertible into, or exercisable or exchangeable for, any such ordinary shares or other share capital of Overture.

ARTICLE II

BOARD RIGHTS; MANAGEMENT ARRANGEMENTS

Section 2.1  Board of Directors.  Simultaneously with the Closing, Overture shall take all necessary actions within its control, in order to cause:

(a) Authorized Number.  The number of directors serving on the Board to be seven (7).

(b) Members.  The election to the Board of the following persons: (i) John F.W. Hunt, Marc J. Blazer and Andrew H. Lufkin, each of whom was designated by the Founders (each, a “Founders Designee”), (ii) David Smilow, Mitchell H. Caplan, Dean C. Kehler and Antoine Swartz, each of whom was designated by JNL (each, a “JNL Designee”).

(c) David Smilow is to be the Executive Chairman of Overture and Mitchell H. Caplan is to be the Vice Chairman and Chief Executive Officer of Overture.

Section 2.2  Founder Replacement Director.  In the event of the death, disability, disqualification, resignation or removal of a Founder Designee or the failure of a Founder Designees to be elected prior to the expiration of the Lock-Up Period, Overture shall nominate for election to the Board a replacement (the “Founder Replacement Director”) identified by a Majority-in-interest of the Founders, who shall be entitled to serve until the expiration of the Lock-Up Period. In the event of the death, disability, disqualification, resignation or removal of the Founder Replacement Director prior to the expiration of the Lock-Up Period, a new Founder Replacement Director shall be identified by a Majority-in-interest of the Founders, who shall be entitled to serve until the expiration of the Lock-Up Period. Such Founder Replacement Director must meet all applicable requirements or qualifications under applicable law, stock exchange rules and Overture’s organizational documents to be a member of the Board. Nothing herein shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, legal duty or requirement, or stock exchange or stock market rule.

Section 2.3  JNL Replacement Director.  In the event of the death, disability, disqualification, resignation or removal of any JNL Designee or failure of any JNL Designee to be elected prior to the expiration of the Lock-Up Period, JNL shall nominate for election to the Board a replacement (the “JNL Replacement Director”) identified by JNL, who shall be entitled to serve until the expiration of the Lock-Up Period. In the event of the death, disability, disqualification, resignation or removal of the JNL Replacement Director prior to the expiration of the Lock-Up Period, a new JNL Replacement Director shall be identified by JNL, who shall be entitled to serve until the expiration of the Lock-Up Period. Such JNL Replacement Director shall meet any applicable requirements or qualifications under applicable law, stock exchange rules and Overture’s organizational documents to be a member of the Board. Nothing herein shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, legal duty or requirement, or stock exchange or stock market rule.

Section 2.4  Termination of Director Appointment Right.  JNL shall vote all Overture Ordinary Shares held of record or beneficially owned by JNL, but only to the extent it exercises voting power with respect to such shares, in favor of the Founders Designees and the Founder Replacement Director nominated by Overture until the termination of the Lock-Up Period. The Founders shall vote all Overture Ordinary Shares held of record or beneficially owned by the Founders, but only to the extent it exercises voting powers with respect to such shares, in favor of the JNL Designees and the JNL Replacement Director until the termination of the Lock-Up Period.

ARTICLE III

CORPORATE OPPORTUNITIES

Section 3.1  Corporate Opportunities.  (a) In the event that a director or officer of Overture who is also a director or officer of JNL acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Overture and JNL, Overture shall not claim that such director or officer has breached his or her fiduciary duty to Overture and its shareholders with respect to such corporate opportunity if such director or officer acts in a manner consistent with the following policy:

(i) If any officer or director of Overture who also serves as an officer or director of JNL becomes aware of a potential transaction related primarily to the reinsurance business that may represent a corporate opportunity for both Overture and JNL, such officer or director shall first present such opportunity to Overture, which will have the sole right to pursue such transaction if the Board so determines.

(ii) If any officer or director of Overture who also serves as an officer or director of JNL becomes aware of any other potential transaction outside of the reinsurance business and/or related to JNL’s current lines of business as of the date hereof that may represent a corporate opportunity for both the Overture and JNL, such officer or director shall first present such opportunity to JNL, which JNL will have the sole right to pursue such transaction if JNL so determines.

(b) If any officer or director of Overture who does not serve as an officer or director of JNL becomes aware of a potential transaction that may represent a corporate opportunity for both Overture or JNL, neither Overture nor such officer or director has a duty to present that opportunity to JNL, and Overture may pursue the transaction if the Board so determines.

(c) If any officer or director of JNL who does not serve as an officer or director of Overture becomes aware of a potential transaction that may represent a corporate opportunity for both JNL and Overture, neither JNL nor any such officer or director has a duty to present that opportunity to Overture, and JNL may pursue the transaction if JNL so determines.

Section 3.2  Business Activities.  (a) JNL shall have no duty to refrain from: (i) engaging in the same or similar activities or lines of business as Overture; (ii) doing business with any customer of Overture; and (iii) subject to Section 9.07 of the Master Agreement, employing or engaging any officer or director of Overture.

(b) Overture shall have no duty to refrain from: (i) engaging in the same or similar activities or lines of business as JNL; (ii) doing business with any customer of JNL; and (iii) subject to Section 9.07 of the Master Agreement, employing or engaging any officer or director of JNL.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1  Lock-Up.  (a) With respect to the Overture Ordinary Shares owned by JNL, JNL agrees not to (i) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by JNL, directly or indirectly, including the participation in the filing of a registration statement with the SEC in respect of; (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of the Overture Ordinary Shares or such other securities, in cash or otherwise, or publicly announce an intention to effect any such transaction, for a period of one year from the date hereof or earlier if, subsequent to the date hereof, (A) the closing price of the Overture Ordinary

Shares equals or exceeds $12.00 per share for any 20 trading days within any 30- trading day period, or (B) Overture consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of Overture’s shareholders having the right to exchange their Overture Ordinary Shares for cash, securities or other property (the “Lock-Up Period”); provided, however, that transfers of Overture Ordinary Shares can be made by JNL to (I) an Affiliate of JNL, or (II) a transferee specified by JNL that Overture has consented to in writing (such consent not to be unreasonably withheld) and such transferee agrees in writing to be bound to these transfer restrictions.

(b) JNL agrees that prior to any transfer of any Overture Ordinary Shares owned by JNL, JNL shall give written notice to Overture expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, Overture shall present copies thereof to its counsel and JNL agrees not to make any disposition of all or any portion of the Overture Ordinary Shares owned by JNL unless and until:

(i) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the required legends with respect to the Overture Ordinary Shares owned by JNL and sold pursuant to such registration statement shall be removed; or

(ii) if reasonably requested by Overture, (A) JNL shall have furnished Overture with an opinion of counsel, reasonably satisfactory to Overture, that such disposition will not require registration of such Overture Ordinary Shares owned by JNL under the Securities Act, (B) Overture shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to Overture signed by the proposed transferee, and (C) Overture shall have received an agreement by such transferee to the restrictions contained in the legend required with respect to the Overture Ordinary Shares owned by JNL and if applicable, those referred to in the first paragraph of this Section 4.1.

ARTICLE V

TERMINATION

Section 5.1  Termination.  This Agreement shall terminate (a) with respect to JNL, on the date when JNL holds a number of Overture Ordinary Shares that is less than ten percent (10%) of the number of outstanding Overture Ordinary Shares on a fully-diluted basis, (b) with respect to the Founders, on the date when the Founders hold an aggregate number of securities of Overture that is less than ten percent (10%) of the number of outstanding Overture Ordinary Shares on a fully-diluted basis, or (c) upon the mutual written consent of JNL and the Founders.

Section 5.2  Change of Control or Reorganization Event.  Overture shall not, directly or indirectly, effect a Change of Control or Reorganization Event in which Overture shall not be the surviving entity, unless the proposed surviving entity shall, prior to effecting a Change of Control or Reorganization Event, agree in writing to assume the obligations of Overture under this Agreement.

Section 5.3  Effectiveness.  This Agreement shall be effective upon, and is subject to, the Closing. In the event that the Master Agreement is terminated prior to Closing, this Agreement shall cease to have any further power or effect.

ARTICLE VI

MISCELLANEOUS

Section 6.1  Charter.  The parties hereto shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Closing that the amended and restated memorandum and articles of association, as amended from time to time, of Overture are not inconsistent with the provisions of this Agreement.

Section 6.2  Registration Rights.  Overture represents and warrants that other than the Registration Rights Agreement between JNL and Overture dated on or about the date of this Agreement, and the Amended and Restated Registration Rights Agreement between the Founders and Overture dated on or about the date of this Agreement, no Person has any right to require Overture to register any Overture Ordinary Shares for sale or to include Overture Ordinary Shares in any registration statement filed by Overture for the sale of Overture Ordinary Shares for its own account or for the account of any other Person.

Section 6.3  Assignment.  This Agreement and the rights, duties and obligations of Overture hereunder may not be assigned or delegated by Overture in whole or in part. This Agreement and the rights, duties and obligations of JNL and the Founders hereunder may be assigned, in whole or in part, (i) to an Affiliate of JNL or the Founders without the consent of the other parties hereto, or (ii) to a third party upon the written consent of the other parties hereto (such consent not to be unreasonably withheld).

Section 6.4  Notices.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be given in accordance with Section 12.04 of the Master Agreement.

Section 6.5  Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

Section 6.6  Counterparts.  This Agreement may be executed in multiple counterparts (including by facsimile or .pdf), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 6.7  Entire Agreement.  This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto), the Registration Rights Agreement and the Amended and Restated Registration Rights Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

Section 6.8  Modifications and Amendments.  Upon the approval of the JNL, Overture may amend or modify any term or provision of this Agreement affecting the rights of JNL hereunder. Upon the written approval of the Majority-in-interest of the Founders, Overture may amend or modify any term or provision of this Agreement affecting the rights of the Founders hereunder.

Section 6.9  Waivers and Extensions.  Any waiver made pursuant to this Section 6.9 will not be effective against the waiving party unless it is in writing, is signed by such party and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 6.10  Governing Law.  This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

Section 6.11  Waiver of Trial by Jury.  Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of Overture, JNL and the Founders in the negotiation, administration, performance or enforcement hereof.

Section 6.12  Exclusive Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction or any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.08 of the Master Agreement shall be deemed effective service of process on such party.

Section 6.13  Construction.  The rules of interpretation specified in Section 12.12 of the Master Agreement shall apply to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

OVERTURE ACQUISITION CORP.

By:
Name:

Title:

JEFFERSON NATIONAL LIFE INSURANCE CO.

By:
Name:

Title:

FOUNDERS:

JOHN F. W. HUNT

By:

LAWTON W. FITT

By:

PAUL S. PRESSLER

By:

MARC J. BLAZER

By:

DOMENICO DE SOLE

By:

MARK BOOTH

By:

ANDREW H. LUFKIN

By:

Schedule I

Schedule of
Founders

John F. W. Hunt
Lawton W. Fitt
Paul S. Pressler
Marc J. Blazer
Domenico De Sole
Mark Booth
Andrew H. Lufkin

EXHIBIT K

SPONSORS’ AGREEMENT

This Sponsors’ Agreement (this “Agreement”), is dated as of [          , 2009], by and among Overture Acquisition Corp., a Cayman Islands exempted company (the “Company”), and those certain sponsors of the Company listed in Schedule A hereto (each a “Sponsor” and collectively, the “Sponsors”).

RECITALS

WHEREAS, the Company and the Sponsors have entered into a Master Agreement dated as of December 10, 2009 along with Jefferson National Financial Corp., Jefferson National Life Insurance Company, JNF Asset Management, LLC, JNL Bermuda LLC and Overture Re Holdings Ltd. (the “Master Agreement”);

WHEREAS, pursuant to the Master Agreement, the Company and the Sponsors have agreed that the Company will repurchase the ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), that are owned by the Sponsors as of the Closing Date (as that term is defined in the Master Agreement) and held pursuant to that certain Escrow Agreement, dated January 30, 2008, by and among the Sponsors, the Company and American Stock Transfer and Trust Company; and

WHEREAS, pursuant to the terms and conditions herein, the Company will then issue to the Sponsors in accordance with the Company’s amended and restated memorandum and articles of association (as it may from time to time be amended, the “Articles”) Ordinary Shares in the event certain earn-out events set forth herein shall have occurred (the “Earn-Out Shares”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

Section 1.  Repurchase of Ordinary Shares.  Subject to the terms and conditions hereinafter set forth and the Articles, immediately after the Closing (as that term is defined in the Master Agreement), the Sponsors shall transfer and convey to the Company and the Company shall purchase from the Sponsors an aggregate of 3,750,000 Ordinary Shares, for an aggregate purchase price of $25,000 (the “Repurchase Purchase Price”). The amount of the Repurchase Purchase Price that the Company is to pay to each Sponsor on the Closing Date is set forth on Schedule A hereto.

Section 2.  Issuance of Earn-Out Shares.

A. Subject to the terms and conditions set forth herein, no later than the Closing Date, the Company shall deliver irrevocable instructions, substantially in the form attached hereto as Exhibit A to the Company’s transfer agent and a legal opinion from Ellenoff Grossman & Schole LLP, counsel to the Company, instructing the transfer agent to issue to the Sponsors an aggregate of 2,812,500 Earn-Out Shares to the Sponsors, as soon as practicable upon certain triggering events (collectively, the “Earn-Out Events”) as follows:

(a) upon the closing trade price of the Ordinary Shares equaling or exceeding $12.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period, the Company shall issue to the Sponsors an aggregate of 937,500 Earn-Out Shares as allocated to each Sponsor as set forth in Schedule B hereto;

(b) upon the closing trade price of the Ordinary Shares equaling or exceeding $16.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period, the Company shall issue to the Sponsors an aggregate of 937,500 Earn-Out Shares as allocated to each Sponsor as set forth in Schedule B hereto; and

(c) upon the closing trade price of the Ordinary Shares equaling or exceeding $20.00 per share for any 10 day non-consecutive VWAP trading days within any 30 trading day period, the Company shall issue to the Sponsors an aggregate of 937,500 Earn-Out Shares as allocated to each Sponsor as set forth in Schedule B hereto.

Except for the payment set forth in Section 2.B below, upon the occurrence of each Earn-Out Event, the transfer agent shall issue to the Sponsors the applicable Earn-Out Shares without any further consideration from the Sponsors or instruction from the Company. The Company shall not change its transfer agent without obtaining the prior written consent of the Sponsors (not to be unreasonably withheld) and the Company agrees that the irrevocable instructions set forth in Section 2.A above shall be binding on any successor transfer agent of the Company.

B. Purchase Price for Earn-Out Shares.  Prior to the issuance of the Earn-Out Shares pursuant to Section 2.A above, if any, each Sponsor shall pay to the Company a purchase price of $0.0001 per Earn-Out Share in immediately available funds to the account designated by the Company as further set forth in Schedule B.

C. Shareholders:  The Sponsors acknowledge that the Earn-Out Shares are subject to the obligations and restrictions set forth in that certain Shareholders’ Agreement, dated of even date hereof, by and among the Company, the Sponsors and Jefferson National Life Insurance Company (the “Shareholders’ Agreement”).

D. Registration Rights:  Immediately after the Closing, the Company and the Sponsors shall enter into an agreement (the “Amended and Restated Registration Rights Agreement”) granting the Sponsors registration rights with respect to the Earn-Out Shares which may be issued upon the occurrence of the Earn-Out Events.

Section 3.  Representations and Warranties of the Company.  As a material inducement to the Sponsors to enter into this Agreement, the Company hereby represents and warrants to the Sponsors (which representations and warranties shall survive the Closing Date) that:

A. Organization and Corporate Power.  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(ii) The execution and delivery by the Company of this Agreement and the issuance of the Earn-Out Shares and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company, as may be amended from time to time, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under Cayman Islands laws or United States federal or state securities laws.

B. Authorization; No Breach.  The execution, delivery and performance of this Agreement and the issuance of the Earn-Out Shares have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. This Agreement and, upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Earn-Out Shares constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms as of the Closing Date.

C. Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Earn-Out Shares issuable will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Sponsors will have good title to the Earn-Out Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under Cayman Islands laws or United States federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the applicable the Sponsor.

D. Governmental Consents.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

Section 4.  Representations and Warranties of Sponsor.  As a material inducement to the Company to enter into this Agreement and issue and sell the Earn-Out Shares to the Sponsors, each Sponsor hereby severally represents and warrants to the Company that:

A. Capacity and State Law Compliance.  Such Sponsor has the legal capacity to execute and perform the obligations imposed on the Sponsors hereunder. Such Sponsor has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of Earn-Out Shares is permitted under applicable securities laws. Such Sponsor understands and acknowledge that the purchase of the Earn-Out Shares will require the availability of an exemption from registration under United States federal and/or state securities laws and that any sale of such shares shall require registration or the availability of an exemption from registration under United States federal and/or state securities laws.

B. Authorization; No Breach.  (i) This Agreement constitutes a valid and binding obligation of such Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) If applicable, the execution and delivery by the Sponsors of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Sponsors does not and shall not as of the Closing Date conflict with or result in a breach of the terms, conditions or provisions of the organizational documents of the Sponsors, if any, or any other agreement, instrument, order, judgment or decree to which the Sponsors are subject.

C. Investment Representations.  (i) Upon issuance, such Sponsor is acquiring the Earn-Out Shares for his own account for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Such Sponsor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(iii) Such Sponsor understands that the Earn-Out Shares are being offered and will be sold to him in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Sponsors’ compliance with, the representations and warranties of the Sponsors set forth herein in order to determine the availability of such exemptions and the eligibility of the Sponsors to acquire such Earn-Out Shares.

(iv) Such Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) Such Sponsor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Earn-Out Shares which have been requested by such Sponsor. Such Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Sponsor understands that his investment in the Earn-Out Shares involves a high degree of risk. Such Sponsor has sought such accounting, legal and tax advice as such Sponsor has considered necessary to make an informed investment decision with respect to such Sponsor’s acquisition of the Earn-Out Shares.

(vi) Such Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Earn-Out Shares or the fairness or suitability of the investment in the Earn-Out Shares by the Sponsors nor have such authorities passed upon or endorsed the merits of the offering of the Earn-Out Shares.

(vii) Such Sponsor understand that: (a) the Earn-Out Shares have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Amended and Restated Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Earn-Out Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, such Sponsor understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Earn-Out Shares despite technical compliance with the requirements of such rule, and the Earn-Out Shares can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act. Such Sponsor is able to bear the economic risk of his investment in the Earn-Out Shares for an indefinite period of time.

(viii) Such Sponsors has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage, such as the Company, is capable of evaluating the merits and risks of an investment in the Earn-Out Shares and is able to bear the economic risk of an investment in the Earn-Out Shares in the amount contemplated hereunder. Such Sponsor has adequate means of providing for his current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Earn-Out Shares. Such Sponsor can afford a complete loss of his investment in the Earn-Out Shares.

Section 5.  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the date hereof.

Section 6.  Miscellaneous.

A. Legends.  (i) The certificates evidencing the Earn-Out Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with applicable federal and state securities laws and the transfer restrictions contained elsewhere in this Agreement.

B. Successors, Assigns and Permitted Transferees.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.

Additionally, the right to receive the Earn-Out Shares under this Agreement may be assigned by a Sponsor as set forth in clauses (i) through (v) without the prior written consent of the Company:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the Sponsor or the immediate family of the Sponsor; or

(iii) to the Sponsor’s affiliates or to any investment fund or other entity controlled or managed by the Sponsor, provided that such affiliate, investment fund or other entity controlled or managed by the Sponsor shall not be formed for the sole purpose of transferring, for value or otherwise, the Earn-Out Shares; or

(iv) to any beneficiary of the Sponsor pursuant to a will or other testamentary document or applicable laws of descent; or

(v) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the Sponsor or immediate family of the Sponsor.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

C. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

E. Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of, connected with or relating to this Agreement or the transactions contemplated hereby.

G. Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), sent to the recipient by facsimile, provided the recipient confirms recipient of such facsimile, or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:

Overture Acquisition Corp.
c/o Maples Corporate Services Limited
P.O. Box 309
Ugland House
Grand Cayman KY1-1104
Cayman Islands

With a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Facsimile: (212) 370-7889
Electronic Mail: ellenoff@egsllp.com
Attention: Douglas S. Ellenoff, Esq.

If to any Sponsor, to the address set forth in Schedule A hereto.

H. No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

I. Entire Agreement.  This Agreement, the Schedules hereto, the Master Agreement and the Amended and Restated Registration Rights Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OVERTURE ACQUISITION CORP., a
  Cayman Islands company

By:
Name:

Title:

John F. W. Hunt

By:
Name:

Title:

Lawton W. Fitt

By:
Name:

Title:

Andrew H. Lufkin

By:
Name:

Title:

Marc J. Blazer

By:
Name:

Title:

Paul S. Pressler

By:
Name:

Title:

Mark Booth

By:
Name:

Title:

Domenico De Sole

By:
Name:

Title:

Schedule A

Sponsors

		Number of	Consideration for
		Ordinary Shares	Repurchase to be
		to be Repurchased	Received from the
Name of Sponsor	Address	by the Company	Company

Schedule B

Earn-Out Shares

Number of Earn-
Out Shares Issued
Upon Occurrence
		of Each Vesting	Purchase Price for
Name of Sponsor	Address	Event	Earn-Out Shares

Part II

Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers.

Cayman Islands law permits a company’s amended and restated memorandum and articles of association to provide for indemnification of officers and directors, save to the extent the liability arises from their own actual fraud or willful default. Our memorandum and articles of association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated memorandum and articles of association provides:

“Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or willful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or willful default of such Director, agent or officer.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules.

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of January, 2010.

Overture Acquisition Corp.

By:	*
John F. W. Hunt
Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

* John F. W. Hunt		Chairman of the Board, Chief Executive Officer (Principal executive officer) and Secretary	January 8, 2010

/s/ Marc J. Blazer Marc J. Blazer		President and Treasurer (Principal financial and accounting officer) and Director	January 8, 2010

* Lawton W. Fitt		Director	January 8, 2010

* Andrew H. Lufkin		Director	January 8, 2010

* Paul S. Pressler		Director	January 8, 2010

*By	/s/ Marc J. Blazer Attorney-in-fact

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EXHIBIT INDEX

Exhibit
No.	Description

2.1	Master Agreement dated December 10, 2009 by and among the Registrant, Overture Re Holdings Ltd., Jefferson National Financial Corp., Jefferson National Life Insurance Company, JNL Bermuda LLC, JNF Asset Management LLC and the Founders of the Company*+
2.2	Form of Amendment to underwriting Agreement by and between J.P. Morgan Securities Inc.
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 11, 2008)
3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed on January 18, 2008)
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
4.4	Warrant Agreement between American Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
4.5	Form of Amendment No. 1 to Warrant Agreement*
4.6	Revised Specimen Warrant Certificate
5.1	Opinion of Maples and Calder***
5.2	Opinion of Ellenoff Grossman & Schole LLP***
10.1	Promissory Note issued by the Registrant to John F. W. Hunt on October 1, 2007 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 11, 2008)
10.2	Promissory Note issued by the Registrant to Marc J. Blazer on October 1, 2007 (incorporated by reference to Exhibit 10.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed on December 3, 2007)
10.3	Share Purchase Agreement, dated October 1, 2007, between the Registrant, Marc J. Blazer and John F. W. Hunt (incorporated by reference to Exhibit 10.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed on December 3, 2007)
10.4	Insider Letter Agreement for Marc Blazer (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.5	Insider Letter Agreement for Blazer Investments (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.6	Insider Letter Agreement for Marc J. Blazer (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.7	Insider Letter Agreement for John F. W. Hunt (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.8	Insider Letter Agreement for Lawton Fitt (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.9	Insider Letter Agreement for Andrew Lufkin (incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.10	Insider Letter Agreement for Paul Pressler (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.11	Insider Letter Agreement for Domenico De Sole (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.12	Insider Letter Agreement for Mark Booth (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.13	Investment Management Trust Agreement (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.14	Escrow Agreement (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)

Exhibit
No.	Description

10.15	Registration Rights Agreement (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.17	Right of First Review Letter Agreement (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
10.18	Securities Purchase Agreement dated as of December 9, 2009, by and among the Registrant and Jefferson National Life Insurance Company., a Texas insurance company (included in Exhibit 2.1)
10.19	Form of Reinsurance Option And Contribution Agreement by and between Jefferson National Life Insurance Company, a Texas insurance company and JNL Bermuda LLC, a Delaware limited liability company (included in Exhibit 2.1)
10.20	Form of Quota Share Reinsurance Agreement by and between Jefferson National Life Insurance Company, a Texas insurance company, and Overture Re Ltd., a Bermuda exempt company licensed in Bermuda to operate as a reinsurer (included in Exhibit 2.1)
10.21	Form of Investment Management Agreement by and between JNL Bermuda LLC and JNF Asset Management, LLC (included in Exhibit 2.1)
10.22	Form of Agreement and Plan of Amalgamation by and between Overture Re Ltd., a Bermuda exempt company, and JNL Bermuda LLC., a Delaware limited liability company (included in Exhibit 2.1)
10.23	Form of Warrant Purchase Agreement by and among Jefferson National Financial Corp., a Delaware corporation, and the purchasers listed in Schedule A thereto (included in Exhibit 2.1)
10.24	Form of 2010 Equity Incentive Plan*
10.25	Form of Registration Rights Agreement by and among the Registrant and Jefferson National Life Insurance Co., a Texas insurance company (included in Exhibit 2.1)
10.26	Form of Amended and Restated Registration Rights Agreement by and among the Registrant and the parties listed on the signature page thereto (included in Exhibit 2.1)
10.27	Form of Shareholders Agreement among the Registrant, Jefferson National Life Insurance Company and the persons listed on the schedule thereto (included in Exhibit 2.1)
10.28	Form of Sponsors’ Agreement by and among the Registrant and the sponsors listed in Schedule A thereto (included in Exhibit 2.1)
10.29	Financial advisory agreement by and between the Company and JPMorgan dated December 11, 2009
10.30	Financial advisory agreement by and between the Company and Credit Suisse dated November 30, 2009.
10.31	Form of Amendment No. 1 to the Escrow Agreement dated January 30, 2008 by and among Overture Acquisition Corp., John F.W. Hunt, Marc J. Blazer, Blazer Investments, LLC, Marc Blazer 2007 GRAT, Mark Booth, Domenico De Sole, Lawton J. Fitt, Paul S. Pressler, Andrew H. Lufkin and American Stock Transfer & Trust Company.
14	Form of Code of Ethics (incorporated by reference to Exhibit 14 to the Registrant’s Annual Report on Form 10-K filed on April 28, 2008)
21	List of Subsidiaries
23.1	Consent of Marcum LLP*** (formerly Marcum & Kliegman LLP)
23.2	Consent of BDO Seidman LLP***
23.3	Consent of BDO Seidman LLP***
23.4	Consent of Maples and Calder (included in Exhibit 5.1)
23.5	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2)
24	Power of Attorney (included on signature page of this Registration Statement)
99.1	Opinion of Houlihan Smith & Co., Inc.
99.2	Consent of Houlihan Smith & Co., Inc.
99.3	Form of Warrantholder Proxy Card
99.4	Form of Shareholder Proxy Card
99.5	Consent of John F.W. Hunt as board nominee
99.6	Consent of Marc J. Blazer as board nominee
99.7	Consent of David Smilow as board nominee
99.8	Consent of Mitchell H. Caplan as board nominee
99.9	Consent of Antoine Schwartz as board nominee
99.10	Consent of Andrew Lufkin as board nominee
99.11	Consent of Dean C. Kehler as board nominee

*	Attached as an Annex to the proxy statement of the Registrant and prospectus for the warrants and Ordinary Shares of the Registrant.

**	To be provided by amendment.

***	Filed herewith

+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.